FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-17

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated August 3, 2017, may be amended or completed prior to time of sale.

$996,894,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2017-C39
(Central Index Key Number 0001710798)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Barclays Bank PLC
(Central Index Key Number 0000312070)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

Basis Real Estate Capital II, LLC
(Central Index Key Number 0001542105)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C39

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C39 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class E-RR, Class F-RR, Class G-RR, H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2017-C39. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2017. The rated final distribution date for the certificates is September 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1		$27,816,000%	(5)	July 2022
Class A-2		$80,706,000%	(5)	July 2022
Class A-3		$4,389,000%	(5)	July 2024
Class A-SB		$44,790,000%	(5)	December 2026
Class A-4		$305,000,000%	(5)	June 2027
Class A-5		$330,283,000%	(5)	July 2027
Class A-S		$106,203,000%	(5)	July 2027
Class X-A		$792,984,000(6)%	Variable(7)	NAP
Class X-B		$222,942,000(8)(9)%	Variable(10)	NAP
Class B		$50,978,000%	(5)	August 2027
Class C		$46,729,000%	(5)	August 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets, Inc. and Natixis Securities Americas LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 73.4% of each class of offered certificates, and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 26.6% of each class of offered certificates. Natixis Securities Americas LLC and Citigroup Global Markets, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 22, 2017. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [ ]% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2017, before deducting expenses payable by the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

Citigroup Co-Manager	Natixis Securities Americas LLC Co-Manager

August , 2017

Wells Fargo Commercial Mortgage Trust 2017-C39

Commercial Mortgage Pass-Through Certificates, Series 2017-C39

Idaho
1 property
$2,605,798
0.2% of total
Wyoming
3 properties
$12,251,963
1.1% of total
Colorado
1 property
$1,506,795
0.1% of total
Iowa
1 property
$14,372,326
1.3% of total
Minnesota
3 properties
$986,252
0.1% of total
Wisconsin
2 properties
$696,699
0.1% of total
Michigan
5 properties
$7,774,883
0.7% of total
Pennsylvania
5 properties
$25,647,860
2.3% of total
New York
11 properties
$244,250,000
21.6% of total
Vermont
1 property
$4,320,000
0.4% of total
Washington
3 properties
$5,791,226
0.5% of total
Illinois
7 properties
$102,767,477
9.1% of total
Indiana
5 properties
$2,818,260
0.2% of total
Connecticut
3 properties
$36,085,132
3.2% of total
Oregon
2 properties
$5,700,255
0.5% of total
Ohio
8 properties
$51,764,050
4.6% of total
New Jersey
5 properties
$138,315,121
12.2% of total
Maryland
8 properties
$84,596,860
7.5% of total
Nevada
1 property
$8,825,000
0.8% of total
District of Columbia
1 property
$45,000,000
4.0% of total
California
16 properties
$83,037,088
7.3% of total
Virginia
2 properties
$1,395,537
0.1% of total
Utah
1 property
$5,019,503
0.4% of total
North Carolina
1 property
$620,742
0.1% of total
Arizona
2 properties
$3,011,362
0.3% of total
Georgia
6 properties
$42,191,875
3.7% of total
New Mexico
1 property
$7,536,121
0.7% of total
Oklahoma
4 properties
$25,649,751
2.3% of total
Arkansas
1 property
$144,545
0.0% of total
Tennessee
2 properties
$21,165,000
1.9% of total
Kentucky
1 property
$747,609
0.1% of total
Florida
1 property
$3,900,000
0.3% of total
Texas
27 properties
$51,090,221
4.5% of total
Louisiana
4 properties
$71,263,025
6.3% of total
Alabama
4 properties
$19,986,497
1.8% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 21.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$27,816,000	30.000%	%	(5)	July 2022	2.90	09/17 – 07/22
A-2	$80,706,000	30.000%	%	(5)	July 2022	4.90	07/22 – 07/22
A-3	$4,389,000	30.000%	%	(5)	July 2024	6.90	07/24 – 07/24
A-SB	$44,790,000	30.000%	%	(5)	December 2026	7.18	07/22 – 12/26
A-4	$305,000,000	30.000%	%	(5)	June 2027	9.72	12/26 – 06/27
A-5	$330,283,000	30.000%	%	(5)	July 2027	9.84	06/27 – 07/27
A-S	$106,203,000	20.625%	%	(5)	July 2027	9.90	07/27 – 07/27
X-A	$792,984,000(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$222,942,000(8)(9)	NAP	%	Variable(10)	NAP	NAP	NAP
B	$50,978,000	16.125%	%	(5)	August 2027	9.93	07/27 – 08/27
C	$46,729,000	12.000%	%	(5)	August 2027	9.98	08/27 – 08/27
Non-Offered Certificates
D	$19,032,000(9)	10.320%	%	(5)	August 2027	9.98	08/27 – 08/27
E-RR	$37,610,000(9)	7.000%	%	(5)	August 2027	9.98	08/27 – 08/27
F-RR	$25,489,000	4.750%	%	(5)	August 2027	9.98	08/27 – 08/27
G-RR	$11,328,000	3.750%	%	(5)	August 2027	9.98	08/27 – 08/27
H-RR	$42,481,836	0.000%	%	(5)	August 2027	9.98	08/27 – 08/27
V(11)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
R(12)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and H-RR certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B, Class C and Class D certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The initial certificate balance of each of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial Class D certificate balance is expected to fall within a range of $16,709,000 and $21,977,000, and the initial Class E-RR certificate balance is expected to fall within a range of $34,665,000 and $39,933,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-B certificates.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B, Class C and Class D certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(12)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	59
The Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
Risks Related to Market Conditions and Other External Factors	59
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	59
Other Events May Affect the Value and Liquidity of Your Investment	60
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	61
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
General	62
A Tenant Concentration May Result in Increased Losses	63
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	64
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	65
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	65
Early Lease Termination Options May Reduce Cash Flow	66
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	67
Office Properties Have Special Risks	67
Retail Properties Have Special Risks	68
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	68
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	69
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	69
Hotel Properties Have Special Risks	70
Risks Relating to Affiliation with a Franchise or Hotel Management Company	72
Multifamily Properties Have Special Risks	73
Mixed Use Properties Have Special Risks	75
Self Storage Properties Have Special Risks	75
Leased Fee Properties Have Special Risks	76
Industrial Properties Have Special Risks	77
Condominium Ownership May Limit Use and Improvements	78
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	79
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	85
Risks Relating to Inspections of Properties	87
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	87
Insurance May Not Be Available or Adequate	87
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	88
Terrorism Insurance May Not Be Available for All Mortgaged Properties	89
Risks Associated with Blanket Insurance Policies or Self-Insurance	90
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	90
Limited Information Causes Uncertainty	91
Historical Information	91
Ongoing Information	91
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	91
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	92
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	93
Static Pool Data Would Not Be Indicative of the Performance of this Pool	94
Appraisals May Not Reflect Current or Future Market Value of Each Property	94
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	96
The Borrower’s Form of Entity May Cause Special Risks	96
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	98
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	99
Other Financings or Ability to Incur Other Indebtedness Entails Risk	100
Tenancies-in-Common May Hinder Recovery	102
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	102
Risks Associated with One Action Rules	103
State Law Limitations on Assignments of Leases and Rents May Entail Risks	103
Various Other Laws Could Affect the Exercise of Lender’s Rights	103
Risks of Anticipated Repayment Date Loans	104
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	104
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	104
Risks Related to Ground Leases and Other Leasehold Interests	106
Increases in Real Estate Taxes May Reduce Available Funds	107
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	108
Risks Related to Conflicts of Interest	108
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	108
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	110
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	110

Potential Conflicts of Interest of the Master Servicer and the Special Servicer	112
Potential Conflicts of Interest of the Operating Advisor	115
Potential Conflicts of Interest of the Asset Representations Reviewer	115
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	116
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	119
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	120
Other Potential Conflicts of Interest May Affect Your Investment	121
Other Risks Relating to the Certificates	121
The Certificates Are Limited Obligations	121
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	121
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	122
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	125
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	128
General	128
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	129
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	131
Losses and Shortfalls May Change Your Anticipated Yield	131
Risk of Early Termination	132
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	132
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	132
You Have Limited Voting Rights	132
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	133
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	136
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	136
Risks Relating to Modifications of the Mortgage Loans	138
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	139
Risks Relating to Interest on Advances and Special Servicing Compensation	140
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	140
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	141
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	144
Tax Considerations Relating to Foreclosure	144

REMIC Status	145
Material Federal Tax Considerations Regarding Original Issue Discount	145
Description of the Mortgage Pool	146
General	146
Co-Originated or Third-Party Originated Mortgage Loans	147
Certain Calculations and Definitions	148
Definitions	149
Mortgage Pool Characteristics	161
Overview	161
Property Types	163
Office Properties	163
Retail Properties	164
Hospitality Properties	164
Multifamily Properties	167
Mixed Use Properties	168
Self Storage Properties	169
Industrial Properties	169
Specialty Use Concentrations	169
Mortgage Loan Concentrations	170
Top Fifteen Mortgage Loans	170
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	172
Mortgaged Properties with Limited Prior Operating History	173
Tenancies-in-Common or Diversified Ownership	173
Condominium Interests	174
Fee & Leasehold Estates; Ground Leases	176
Environmental Considerations	177
Redevelopment, Renovation and Expansion	181
Assessment of Property Value and Condition	183
Litigation and Other Considerations	183
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	185
Tenant Issues	188
Tenant Concentrations	188
Lease Expirations and Terminations	188
Expirations	188
Terminations	189
Other	190
Purchase Options and Rights of First Refusal	192
Affiliated Leases	195
Insurance Considerations	196
Use Restrictions	198
Appraised Value	199
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	202
Delinquency Information	203
Certain Terms of the Mortgage Loans	203
Amortization of Principal	203
Due Dates; Mortgage Rates; Calculations of Interest	204
ARD Loans	205
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	206
Voluntary Prepayments	207
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	208
Defeasance	209
Releases; Partial Releases	210

Escrows	213
Mortgaged Property Accounts	214
Exceptions to Underwriting Guidelines	216
Additional Indebtedness	217
General	217
Whole Loans	218
Mezzanine Indebtedness	218
Other Secured Indebtedness	221
Preferred Equity	222
Other Unsecured Indebtedness	222
The Whole Loans	222
General	222
The Serviced Whole Loans	231
Intercreditor Agreement	231
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans	232
Control Rights with respect to Servicing Shift Whole Loans	232
Certain Rights of each Non-Controlling Holder	233
Sale of Defaulted Mortgage Loan	234
The Non-Serviced Pari Passu Whole Loans	234
Intercreditor Agreement	234
Control Rights	235
Certain Rights of each Non-Controlling Holder	235
Custody of the Mortgage File	237
Sale of Defaulted Mortgage Loan	237
The Non-Serviced AB Whole Loans	237
The 245 Park Avenue Whole Loan	237
The Two Independence Square Whole Loan	243
The Del Amo Fashion Center Whole Loan	248
Additional Information	254
Transaction Parties	255
The Sponsors and Mortgage Loan Sellers	255
Wells Fargo Bank, National Association	255
General	255
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	256
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	256
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	261
Compliance with Rule 15Ga-1 under the Exchange Act	264
Retained Interests in This Securitization	267
Barclays Bank PLC	267
General	267
Barclays’ Securitization Program	267
Review of Barclays Mortgage Loans	268
Barclays’ Underwriting Guidelines and Processes	270
Compliance with Rule 15Ga-1 under the Exchange Act	274
Retained Interests in This Securitization	274
Argentic Real Estate Finance LLC	274
General	274
Argentic’s Securitization Program	274
Argentic’s Underwriting Standards and Processes	275
Review of Mortgage Loans for Which Argentic is the Sponsor	281
Compliance with Rule 15Ga-1 under the Exchange Act	283
Retained Interests in This Securitization	283
Natixis Real Estate Capital LLC	283

General	283
NREC’s Commercial Real Estate Securitization Program	284
Review of NREC Mortgage Loans	284
NREC’s Underwriting Standards	286
Compliance with Rule 15Ga-1 under the Exchange Act	290
Retained Interests in This Securitization	292
Basis Real Estate Capital II, LLC	292
General	292
Basis’ Securitization Program	292
Basis’ Underwriting Standards and Processes	293
Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor	298
Compliance with Rule 15Ga-1 under the Exchange Act	299
Retained Interests in This Securitization	300
The Depositor	300
The Issuing Entity	301
The Trustee	301
The Certificate Administrator	302
The Master Servicer	305
The Special Servicer	310
The Operating Advisor and Asset Representations Reviewer	314
Credit Risk Retention	315
General	315
Qualifying CRE Loans	315
Horizontal Risk Retention Certificates	316
General	316
Material Terms of the Eligible Horizontal Residual Interest	317
Determination of Amount of Required Horizontal Credit Risk Retention	317
General	317
Swap-Priced Principal Balance Certificates	317
Swap Yield Curve	318
Credit Spread Determination	318
Discount Yield Determination	319
Determination of Class Sizes	319
Target Price Determination	320
Determination of Assumed Certificate Coupon	320
Determination of Swap-Priced Expected Price	321
Interest-Only Certificates	321
Treasury Yield Curve	321
Credit Spread Determination	322
Discount Yield Determination	322
Determination of Scheduled Certificate Interest Payments	322
Determination of Interest-Only Expected Price	323
Yield-Priced Principal Balance Certificates	323
Determination of Class Size	323
Determination of Yield-Priced Expected Price	323
Calculation of Fair Value	323
Hedging, Transfer and Financing Restrictions	324
Description of the Certificates	325
General	325
Distributions	327
Method, Timing and Amount	327
Available Funds	328
Priority of Distributions	329
Pass-Through Rates	333

Interest Distribution Amount	335
Principal Distribution Amount	336
Certain Calculations with Respect to Individual Mortgage Loans	337
Excess Interest	339
Application Priority of Mortgage Loan Collections or Whole Loan Collections	339
Allocation of Yield Maintenance Charges and Prepayment Premiums	342
Assumed Final Distribution Date; Rated Final Distribution Date	344
Prepayment Interest Shortfalls	344
Subordination; Allocation of Realized Losses	346
Reports to Certificateholders; Certain Available Information	348
Certificate Administrator Reports	348
Information Available Electronically	354
Voting Rights	360
Delivery, Form, Transfer and Denomination	360
Book-Entry Registration	361
Definitive Certificates	364
Certificateholder Communication	364
Access to Certificateholders’ Names and Addresses	364
Requests to Communicate	364
List of Certificateholders	365
Description of the Mortgage Loan Purchase Agreements	366
General	366
Dispute Resolution Provisions	375
Asset Review Obligations	375
Pooling And Servicing Agreement	376
General	376
Assignment of the Mortgage Loans	376
Servicing Standard	377
Subservicing	379
Advances	379
P&I Advances	379
Servicing Advances	380
Nonrecoverable Advances	381
Recovery of Advances	382
Accounts	384
Withdrawals from the Collection Account	386
Servicing and Other Compensation and Payment of Expenses	389
General	389
Master Servicing Compensation	395
Special Servicing Compensation	398
Disclosable Special Servicer Fees	402
Certificate Administrator and Trustee Compensation	403
Operating Advisor Compensation	403
Asset Representations Reviewer Compensation	404
CREFC® Intellectual Property Royalty License Fee	405
Appraisal Reduction Amounts	405
Maintenance of Insurance	412
Modifications, Waivers and Amendments	415
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	420
Inspections	421
Collection of Operating Information	422
Special Servicing Transfer Event	422
Asset Status Report	425
Realization Upon Mortgage Loans	428
Sale of Defaulted Loans and REO Properties	431

The Directing Certificateholder	434
General	434
Major Decisions	435
Asset Status Report	438
Replacement of the Special Servicer	438
Control Termination Event and Consultation Termination Event	438
Servicing Override	441
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	441
Rights of the Holders of Serviced Pari Passu Companion Loans	442
Limitation on Liability of Directing Certificateholder	442
The Operating Advisor	443
General	443
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	443
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	444
Annual Report	445
Recommendation of the Replacement of the Special Servicer	447
Eligibility of Operating Advisor	447
Other Obligations of Operating Advisor	447
Delegation of Operating Advisor’s Duties	448
Termination of the Operating Advisor With Cause	448
Rights Upon Operating Advisor Termination Event	449
Waiver of Operating Advisor Termination Event	450
Termination of the Operating Advisor Without Cause	450
Resignation of the Operating Advisor	451
Operating Advisor Compensation	451
The Asset Representations Reviewer	451
Asset Review	451
Asset Review Trigger	451
Asset Review Vote	453
Review Materials	453
Asset Review	454
Eligibility of Asset Representations Reviewer	456
Other Obligations of Asset Representations Reviewer	457
Delegation of Asset Representations Reviewer’s Duties	457
Asset Representations Reviewer Termination Events	457
Rights Upon Asset Representations Reviewer Termination Event	459
Termination of the Asset Representations Reviewer Without Cause	459
Resignation of Asset Representations Reviewer	459
Asset Representations Reviewer Compensation	460
Replacement of the Special Servicer Without Cause	460
Termination of the Master Servicer or Special Servicer for Cause	463
Servicer Termination Events	463
Rights Upon Servicer Termination Event	465
Waiver of Servicer Termination Event	466
Resignation of the Master Servicer or Special Servicer	467
Limitation on Liability; Indemnification	467
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	470
Dispute Resolution Provisions	471
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	471
Repurchase Request Delivered by a Party to the PSA	472
Resolution of a Repurchase Request	472

Mediation and Arbitration Provisions	475
Servicing of the Non-Serviced Mortgage Loans	477
General	477
Servicing of the 245 Park Avenue Mortgage Loan	480
Servicing of the Two Independence Square Mortgage Loan	484
Servicing of the Yeshiva University Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Mortgage Loan	485
Servicing of the Starwood Capital Group Hotel Portfolio Mortgage Loan	485
Servicing of the Del Amo Fashion Center Mortgage Loan	486
Servicing of the First Stamford Place Mortgage Loan	487
Servicing of the Marble Hall Gardens Mortgage Loan	488
Servicing of the Servicing Shift Mortgage Loans	489
Rating Agency Confirmations	490
Evidence as to Compliance	492
Limitation on Rights of Certificateholders to Institute a Proceeding	493
Termination; Retirement of Certificates	494
Amendment	495
Resignation and Removal of the Trustee and the Certificate Administrator	497
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	499
Certain Legal Aspects of Mortgage Loans	499
New York	499
New Jersey	499
General	500
Types of Mortgage Instruments	500
Leases and Rents	500
Personalty	501
Foreclosure	501
General	501
Foreclosure Procedures Vary from State to State	501
Judicial Foreclosure	502
Equitable and Other Limitations on Enforceability of Certain Provisions	502
Nonjudicial Foreclosure/Power of Sale	502
Public Sale	503
Rights of Redemption	504
Anti-Deficiency Legislation	504
Leasehold Considerations	505
Cooperative Shares	505
Bankruptcy Laws	506
Environmental Considerations	512
General	512
Superlien Laws	512
CERCLA	512
Certain Other Federal and State Laws	513
Additional Considerations	513
Due-on-Sale and Due-on-Encumbrance Provisions	514
Subordinate Financing	514
Default Interest and Limitations on Prepayments	514
Applicability of Usury Laws	515
Americans with Disabilities Act	515
Servicemembers Civil Relief Act	515
Anti-Money Laundering, Economic Sanctions and Bribery	516
Potential Forfeiture of Assets	516
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	517
Pending Legal Proceedings Involving Transaction Parties	519

Use of Proceeds	520
Yield and Maturity Considerations	520
Yield Considerations	520
General	520
Rate and Timing of Principal Payments	520
Losses and Shortfalls	522
Certain Relevant Factors Affecting Loan Payments and Defaults	522
Delay in Payment of Distributions	523
Yield on the Certificates with Notional Amounts	523
Weighted Average Life	524
Pre-Tax Yield to Maturity Tables	529
Material Federal Income Tax Considerations	533
General	533
Qualification as a REMIC	534
Status of Offered Certificates	536
Taxation of Regular Interests	536
General	536
Original Issue Discount	536
Acquisition Premium	539
Market Discount	539
Premium	540
Election To Treat All Interest Under the Constant Yield Method	540
Treatment of Losses	541
Yield Maintenance Charges and Prepayment Premiums	542
Sale or Exchange of Regular Interests	542
Taxes That May Be Imposed on a REMIC	543
Prohibited Transactions	543
Contributions to a REMIC After the Startup Day	543
Net Income from Foreclosure Property	543
Bipartisan Budget Act of 2015	544
Taxation of Certain Foreign Investors	544
FATCA	545
Backup Withholding	545
Information Reporting	546
3.8% Medicare Tax on “Net Investment Income”	546
Reporting Requirements	546
Certain State and Local Tax Considerations	547
Method of Distribution (Underwriter)	547
Incorporation of Certain Information by Reference	550
Where You Can Find More Information	551
Financial Information	551
Certain ERISA Considerations	551
General	551
Plan Asset Regulations	552
Administrative Exemptions	553
Insurance Company General Accounts	556
Legal Investment	556
Legal Matters	557
Ratings	557
Index of Defined Terms	560

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS

RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 24 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 59 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 613 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS

COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN

AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES“, “UNINCORPORATED ASSOCIATIONS“, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS“); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. “) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS“ AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS“).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA“)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC“) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT“ AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO“) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS“ AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS“ AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O“) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS“ AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C39.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2017-C39, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Barclays Bank PLC, a public limited company registered in England and Wales

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Basis Real Estate Capital II, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	$333,036,782	29.4%
Barclays Bank PLC	Barclays Bank PLC	11	301,354,734	26.6
Argentic Real Estate Finance LLC	Argentic Real Estate Finance LLC	19	269,737,998	23.8
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC(2)	8	154,458,553	13.6
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	9	74,246,771	6.6
Total		64	$1,132,834,836	100.0%

(1)	Certain of the mortgage loans sold by Wells Fargo Bank, National Association, Barclays Bank PLC, Argentic Real Estate Finance LLC and Natixis Real Estate Capital LLC (x) are part of whole loans that were co-originated by the related mortgage loan seller and another entity or (y) were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool— General—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	One of the mortgage loans sold by Natixis Real Estate Capital LLC was originated by an affiliate thereof.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” “—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. So long as no control termination event has occurred and is continuing under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned on and after its appointment and during such time as the related mortgage loan is an excluded special servicer loan.

LNR Partners, LLC is expected to be appointed to be the special servicer by B-Piece Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability, or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington,

Delaware 19890, Attention: WFCM 2017-C39. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H-RR certificates. Notwithstanding the preceding sentence, during such time as the Class E-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date, B-Piece Holdings Cayman Limited and/or an affiliate will acquire the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates and B-Piece Holdings Cayman Limited or an affiliate is expected to appoint B-Piece Income USA LLC or an affiliate as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2017 (or, in the case of any mortgage loan that has its first due date in September 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about August 22, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Minnesota, Maryland, Florida, North Carolina, New York, California, Ohio, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	July 2022
Class A-2	July 2022
Class A-3	July 2024
Class A-SB	December 2026
Class A-4	June 2027
Class A-5	July 2027
Class A-S	July 2027
Class X-A	NAP
Class X-B	NAP
Class B	August 2027
Class C	August 2027

The rated final distribution date will be the distribution date in September 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C39:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4

●	Class A-5

●	Class A-S

●	Class X-A

●	Class X-B

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R.

Certificate Balances,
Notional Amounts and
Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Pass- Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1	$27,816,000	2.455%	%	30.000%
Class A-2	$80,706,000	7.124%	%	30.000%
Class A-3	$4,389,000	0.387%	%	30.000%
Class A-SB	$44,790,000	3.954%	%	30.000%
Class A-4	$305,000,000	26.924%	%	30.000%
Class A-5	$330,283,000	29.155%	%	30.000%
Class A-S	$106,203,000	9.375%	%	20.625%
Class X-A	$792,984,000	NAP	%	NAP
Class X-B	$222,942,000	NAP	%	NAP
Class B	$50,978,000	4.500%	%	16.125%
Class C	$46,729,000	4.125%	%	12.000%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B, Class C and Class D certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Available Funds—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00600%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00115%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00020%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
245 Park Avenue	0.00125% per annum	0.2500%
Two Independence Square	0.00125% per annum	0.2500%
Yeshiva University Portfolio	0.00250% per annum	0.2500%
Starwood Capital Group Hotel Portfolio	0.00250% per annum	0.2500%
Del Amo Fashion Center	0.00125% per annum	0.2500%
First Stamford Place	0.00250% per annum	0.2500%
iStar Leased Fee Portfolio	0.00250% per annum	0.2500%
Marble Hall Gardens	0.00250% per annum	0.2500%

(1)	Does not reflect the Lakeside Shopping Center mortgage loan, the Long Island Prime Portfolio – Uniondale mortgage loan, the University Center Chicago mortgage loan and the Hilton Garden Inn Chicago/North Loop mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set out in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

Distributions

A. Amount and Order
of Distributions	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class V certificates), will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Available Funds—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Available Funds—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Available Funds—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A and Class X-B certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A and Class X-B certificates are interest-only certificates.
(2)	Other than the Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B, Class C and Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Available Funds—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

The special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 64 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 149 commercial or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,132,834,836.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 64 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
225 & 233 Park Avenue South	$70,000,000	6.2%	$165,000,000	N/A	31.3%	31.3%	3.27x	3.27x
Lakeside Shopping Center	$58,000,000	5.1%	$117,000,000	N/A	47.9%	47.9%	2.74x	2.74x
Long Island Prime Portfolio – Uniondale	$50,000,000	4.4%	$147,950,000	N/A	61.9%	61.9%	2.49x	2.49x
Columbia Park Shopping Center	$50,000,000	4.4%	$12,700,000	N/A	60.3%	60.3%	1.63x	1.63x
245 Park Avenue	$45,000,000	4.0%	$1,035,000,000	$120,000,000	48.9%	54.3%	2.73x	2.45x
Two Independence Square	$45,000,000	4.0%	$119,000,000	$61,700,000	43.7%	60.2%	3.80x	2.76x
Yeshiva University Portfolio	$45,000,000	4.0%	$95,000,000	N/A	40.5%	40.5%	1.97x	1.97x
Starwood Capital Group Hotel Portfolio	$40,000,000	3.5%	$537,270,000	N/A	60.4%	60.4%	2.72x	2.72x
University Center Chicago	$35,000,000	3.1%	$85,600,000	N/A	59.3%	59.3%	2.69x	2.69x
Del Amo Fashion Center	$30,000,000	2.6%	$429,300,000	$125,700,000	39.8%	50.6%	3.34x	2.63x
Cleveland East Office Portfolio	$30,000,000	2.6%	$12,000,000	N/A	70.0%	70.0%	1.55x	1.55x
First Stamford Place	$24,200,000	2.1%	$139,800,000	N/A	57.5%	57.5%	2.71x	2.71x
iStar Leased Fee Portfolio	$20,600,000	1.8%	$206,400,000	N/A	65.6%	65.6%	2.12x	2.12x
Crowne Plaza JFK	$20,250,000	1.8%	$20,250,000	N/A	65.3%	65.3%	1.63x	1.63x
Hilton Garden Inn Chicago/ North Loop	$13,966,888	1.2%	$19,952,697	N/A	57.2%	57.2%	1.59x	1.59x
Marble Hall Gardens	$9,977,447	0.9%	$11,474,065	N/A	68.3%	68.3%	1.74x	1.74x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and subordinate companion loan.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan excluding mezzanine debt.

Each of the 225 & 233 Park Avenue South whole loan, the Columbia Park Shopping Center whole loan, the Cleveland East Office Portfolio whole loan and the Crowne Plaza JFK whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and LNR Partners Inc., as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each of the Lakeside Shopping Center whole loan, the Long Island Prime Portfolio – Uniondale whole loan, the University Center Chicago whole loan and the Hilton Garden Inn Chicago/North Loop whole loan (each, a “servicing shift whole loan“ and the related mortgage loan, a “servicing shift mortgage loan“) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date“), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer“) and the special servicer (a “servicing shift special servicer“) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement“). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan“, the related mortgage loan will be a “serviced mortgage loan“ and the related companion loans will be “serviced companion loans“. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-

serviced whole loan“, the related mortgage loan will be a “non-serviced mortgage loan“ and the related companion loans will be “non-serviced companion loans“.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
245 Park Avenue	245 Park Avenue Trust 2017-245P	4.0%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Two Independence Square	CSMC 2017-MOON	4.0%	KeyBank National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association
Yeshiva University Portfolio	MSC 2017-H1	4.0%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Del Amo Fashion Center	DAFC 2017-AMO	2.6%	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank	Wilmington Trust, National Association
First Stamford Place	JPMCC 2017-JP7	2.1%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
iStar Leased Fee Portfolio	MSC 2017-H1	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Marble Hall Gardens	CSAIL 2017-C8	0.9%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
245 Park Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC
Two Independence Square	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Prima Capital Advisors LLC
Yeshiva University Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Argentic Securities Income USA LLC
Starwood Capital Group Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Del Amo Fashion Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
First Stamford Place	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Massachusetts Mutual Life Insurance Company
iStar Leased Fee Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Argentic Securities Income USA LLC
Marble Hall Gardens	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Lakeside Shopping Center whole loan, the University Center Chicago whole loan, the Long Island Prime Portfolio – Uniondale whole loan, and the Hilton Garden Inn Chicago/North Loop whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory notes will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-

off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,132,834,836
Number of mortgage loans	64
Number of mortgaged properties	149
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,897,855 to $70,000,000
Average Cut-off Date Balance	$17,700,544
Range of Mortgage Rates	3.230% to 6.130%
Weighted average Mortgage Rate	4.372%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	240 months to 360 months

Weighted average original amortization term(3)	354 months
Range of remaining amortization terms(3)	238 months to 360 months
Weighted average remaining amortization term(3)	353 months
Range of Cut-off Date LTV Ratios(4)(5)	31.3% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	31.3% to 68.2%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	54.2%
Range of U/W NCF DSCRs(5)(6)	1.25x to 3.80x
Weighted average U/W NCF DSCR(5)(6)	2.15x
Range of U/W NOI Debt Yields(5)	8.2% to 16.6%
Weighted average U/W NOI Debt Yield(5)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	41.8%
Interest-only, Amortizing Balloon	29.5%
Amortizing Balloon	17.2%
Interest-only, ARD	7.6%
Interest-only, Amortizing ARD	4.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of three (3) mortgage loans with anticipated repayment dates, secured by the mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Yeshiva University Portfolio and iStar Leased Fee Portfolio, representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes fourteen (14) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, 211 Mount Airy Road, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Two Independence Square, Starwood Capital Group Hotel Portfolio, University Center Chicago, Del Amo Fashion Center, First Stamford Place, 181 Second Avenue and iStar Leased Fee Portfolio, Walgreens – Clearwater, representing approximately 49.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, Crowne Plaza Dallas, The Refinery and Fairfield Inn & Suites – Huntsville, securing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value of the related mortgaged property or portfolio valuation. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of sixteen (16) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Two Independence Square, Yeshiva University Portfolio, Starwood Capital Group Hotel Portfolio, University Center Chicago, Del Amo Fashion Center, Cleveland East Office Portfolio, First Stamford Place, iStar Leased Fee Portfolio, Crowne Plaza JFK, Hilton Garden Inn Chicago/North Loop and Marble Hall Gardens, representing approximately 51.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, three (3) mortgage loans, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to twenty-six (26) of the mortgaged properties, securing approximately 16.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, no or limited prior operating history is available due to:

(i) construction or major renovation that was completed within 18 calendar months prior to the cut-off date, (ii) the borrower’s or an affiliate’s acquisition of the related Mortgaged Property within 18 calendar months prior to the Cut-off Date or (iii) leasing to single tenants subject to triple net leases.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to two (2) mortgage loans, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—NREC’s Underwriting Standards” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”.

  Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For the purposes of the U.S. credit risk retention requirements, Argentic Real Estate Finance LLC will act as the “retaining sponsor” and is expected to satisfy its risk retention requirement through the purchase by its “majority-owned affiliate” (as defined in the U.S. credit risk retention rules), which is expected to be B-Piece Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability, of an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR, G-RR and Class H-RR certificates (the “horizontal risk retention certificates”). For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (excluding the mortgage loans secured by the mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Yeshiva University Portfolio and iStar Leased Fee Portfolio), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or in the case of Basis Real Estate Capital, LLC, Basis Investment Group LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of collections of post-anticipated repayment date excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class V certificates (a “grantor trust”) for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS“), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, —”Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, multifamily and mixed use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, New Jersey, Illinois, Maryland, California and Louisiana. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See Description of the Mortgage Pool—Mortgage Pool Characteristics—Self Storage Properties and representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations” and representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the

Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National

Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 15 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and the custodian, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Moreover, an affiliate of Argentic Real Estate Finance LLC, is expected to be appointed as the initial directing certificateholder. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” below.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the Lakeside Shopping Center whole loan, the Long Island Prime Portfolio - Uniondale whole loan, the University Center Chicago whole loan and the Hilton Garden Inn Chicago/North Loop whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2017-C39 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

LNR Partners, LLC is expected to act as the special servicer, and it or an affiliate assisted B-Piece Holdings Cayman Limited and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

It is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the holder of the University Center Chicago companion loan, one of the First Stamford Place companion loans and the Hilton Garden Inn Chicago/North Loop companion loan will act as master servicer. In addition, Wells Fargo Bank, National Association is the certificate administrator and the custodian under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the trustee, certificate administrator and custodian under the DBJPM 2017-C6 pooling and servicing agreement, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio whole loan, (ii) the master servicer, certificate administrator and custodian under the JPMCC 2017-JP7 pooling and servicing agreement, which governs the servicing and administration of the First Stamford Place whole loan, (iii) the certificate administrator and custodian under the DAFC 2017-AMO trust and servicing agreement, which governs the servicing and administration of the Del Amo Fashion Center whole loan, (iv) the servicer, certificate administrator and custodian under the 245 Park Avenue Trust 2017-245P trust and servicing agreement, which governs the servicing and administration of the 245 Park Avenue whole loan, (v) the trustee, certificate administrator and the custodian under the MSC 2017-H1 pooling and servicing agreement, which governs the servicing and administration of the Yeshiva University Portfolio whole loan and the iStar Leased Fee Portfolio whole loan, (vi) the master servicer, certificate administrator and custodian under the CSAIL 2017-C8 pooling and servicing agreement, which governs the servicing and administration of the Marble Hall Gardens whole loan and (vii) the trustee, the certificate administrator and the custodian under the CSMC 2017-MOON TSA, which governs the servicing and administration of the Two Independence Square Whole Loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of conducting its business, Trimont Real Estate Advisors, LLC has been hired by transaction parties to perform valuation services with respect to mortgaged commercial properties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Trimont Real Estate Advisors, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services, valuation services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Trimont Real Estate Advisors, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Trimont Real Estate Advisors, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of conducting its business, Trimont Real Estate Advisors, LLC has been hired by transaction parties to perform valuation services with respect to mortgaged commercial properties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Trimont Real Estate Advisors, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services, valuation services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Trimont Real Estate Advisors, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that B-Piece Income USA LLC, or an affiliate thereof will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the University Center Chicago whole loan, the Lakeside Shopping Center whole loan, the Long Island Prime Portfolio - Uniondale whole loan and Hilton Garden Inn Chicago/North Loop whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
245 Park Avenue	245 Park Avenue Trust 2017-245	245 Park Avenue Trust 2017-245	Prima Capital Advisors LLC
Two Independence Square	CSMC 2017-MOON	CSMC 2017-MOON	Prima Capital Advisors LLC
Yeshiva University Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	DBJPM 2017-C6(3)	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO(3)	Core Credit Partners A LLC
First Stamford Place	JPMCC 2017-JP7	JPMCC 2017-JP7	Massachusetts Mutual Life Insurance Company
iStar Leased Fee Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Marble Hall Gardens	CSAIL 2017-C8	CSAIL 2017-C8	Eightfold Real Estate Capital Fund V, L.P.

(1)	Does not include the Lakeside Shopping Center whole loan, the Long Island Prime Portfolio – Uniondale whole loan, the University Center Chicago whole loan and the Hilton Garden Inn Chicago/North Loop whole loan, for each of which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder of the Lakeside Shopping Center whole loan will be Morgan Stanley Bank, National Association or an affiliate, the initial controlling noteholder of the Long Island Prime Portfolio – Uniondale whole loan will be Goldman Sachs Mortgage Company or an affiliate, and the initial controlling noteholder of the Hilton Garden Inn Chicago/North Loop whole loan and the University Center Chicago Whole Loan will be Wells Fargo Bank, National Association, in each case as holder of the related controlling companion loan. With respect to each such whole loan, after the securitization of the related controlling companion loan, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The directing certificateholder after the securitization of such controlling companion loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the

Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

B-Piece Income USA LLC, or an affiliate thereof, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements“) which apply in respect of EEA-regulated credit institutions, alternative investment fund managers, investment firms and insurance and reinsurance undertakings (together, “Relevant Investors“. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

Prospective investors should be aware that a new EU risk retention regime is expected to apply, in place of the EU Risk Retention and Due Diligence Requirements, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The legislation to implement the new regime has not yet been made, but the principal EU Regulation (the

“Securitisation Regulation“) is expected to be substantially in the terms of a text issued by the Council of the European Union on June 26, 2017 (the “Council Text“). This summary assumes that the final terms of the Securitisation Regulation will be the same as the Council Text (which may not be the case). The Securitisation Regulation would apply to Relevant Investors, and also to EEA-regulated UCITS investment companies and managing companies (together, “UCITS“) and EEA-regulated institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions (together, “IORPs“). There would be material differences between the Securitisation Regulation and the EU Risk Retention and Due Diligence Requirements. With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019 (“Pre-2019 Securitizations“), Relevant Investors would continue to be subject to the risk retention and due diligence requirements of the EU Risk Retention and Due Diligence Requirements, including on and after that date. The Council Text makes no express provision as to the application of any requirements of the EU Risk Retention and Due Diligence Requirements, or of the Securitisation Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization and, accordingly, it is not known what requirements (if any) may be applicable thereto. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the Issuing Entity, the Depositor, the Underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the Offered Certificates regarding the regulatory treatment of their investment in the Offered Certificates on the Closing Date or at any time in the future.

●	Barclays Bank PLC, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority“) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD“) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act“) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-

backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule“). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the sponsor will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of two nationally recognized statistical rating organizations engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by those nationally recognized statistical rating organizations for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those classes of offered certificates not rated by them, their ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organization hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B, Class C and Class D certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B, Class C or Class D certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the Lakeside Shopping Center mortgage loan, the Long Island Prime Portfolio - Uniondale mortgage loan, the University Center Chicago mortgage loan and the Hilton Garden Inn Chicago/North Loop mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)        will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole warranting party) in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

Additionally, one of the sponsors, Barclays Bank PLC, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans”.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA“). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC“) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA“) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter“) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Barclays Bank PLC, a mortgage loan seller, a sponsor and an originator, is subject to the provisions of the Insolvency Act 1986, as amended (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act“) and the Banking Act 2009, as amended (United

Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act“). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme).

Further, under the Banking Act, specified UK authorities have extended tools to deal with the failure (or likely failure) of certain UK incorporated entities, including authorized and established entities including deposit-taking institutions and investment firms and powers to recognize and give effect to certain resolution actions in respect of the European Economic Area and third country institutions. The tools available under the Banking Act may be used in respect of relevant institutions and, in certain circumstances, their UK established banking group companies and such tools include (a) the power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the UK Treasury, all or some of the securities issued by a UK institution with permission to accept deposits under the FSMA (“UK Bank“) (or any UK holding company of the UK Bank). The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied. Power also exists to override any default provisions in transactions otherwise affected by these powers. Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments. In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer. The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively. There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement. As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates. While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under United Kingdom insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD“) equips national authorities in EU member states (the “Resolution Authorities“) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and investment firms (collectively, “Relevant Institutions“). If a Relevant Institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the Relevant Institution’s failure. In particular, liabilities of Relevant Institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a Relevant Institution, then subject to certain exceptions set out in the BRRD, the liabilities of such Relevant Institution could, among other things, be reduced, converted to shares or other ownership interests in the Relevant Institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB“) and the European Commission under the SR Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM“) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, Relevant Institutions established in that member state are not subject to the SR Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loan by Barclays Bank PLC was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA“), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-four (64) fixed-rate mortgage loans (the “Mortgage Loans“ or, collectively, the “Mortgage Pool“) with an aggregate principal balance as of the Cut-off Date of $1,132,834,836 (the “Initial Pool Balance“). The “Cut-off Date“ means the respective due dates for such Mortgage Loans in August 2017 (or, in the case of any Mortgage Loan that has its first due date in September 2017, the date that would have been its due date in August 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Sixteen (16) of the Mortgage Loans, representing approximately 51.8% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans“) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans“). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans“ in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan“. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	17	$333,036,782	29.4%
Barclays Bank PLC	Barclays Bank PLC	11	87	301,354,734	26.6
Argentic Real Estate Finance LLC	Argentic Real Estate Finance LLC	19	27	269,737,998	23.8
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC(2)	8	9	154,458,553	13.6
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	9	9	74,246,771	6.6
Total		64	149	$1,132,834,836	100.0%

(1)	Certain of the Wells Fargo Bank, National Association, Barclays Bank PLC, Argentic Real Estate Finance LLC and Natixis Real Estate Capital LLC Mortgage Loans are components of whole loans co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “—Co-Originated or Third-Party Originated Mortgage Loans.”

(2)	One of the mortgage loans sold by Natixis Real Estate Capital LLC was originated by an affiliate thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note“) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage“) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property“).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakeside Shopping Center, representing approximately 5.1% of the Initial Pool Balance, for which Wells Fargo Bank, National Association is the mortgage loan seller, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and Barclays Bank PLC. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Uniondale, representing approximately 4.4% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC and Goldman Sachs Mortgage Company. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 4.0% of the Initial Pool Balance, for which Natixis Real Estate Capital LLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale and Deutsche Bank, AG, New York Branch. Such Mortgage Loan was underwritten pursuant to Natixis Real Estate Capital LLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Two Independence Square, representing approximately 4.0% of the Initial Pool Balance, was originated by Column Financial, Inc. and acquired by Natixis Real Estate Capital LLC. Such Mortgage Loan was re-underwritten pursuant to Natixis Real Estate Capital LLC’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, for which Argentic Real Estate Finance LLC is the mortgage loan seller, is part of a whole loan that was co-originated by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Argentic Real Estate Finance LLC’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Deutsche Bank AG, New York Branch. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC, Bank of America, N.A. and Société Générale. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as First Stamford Place, representing approximately 2.1% of the Initial Pool Balance, for which Wells Fargo Bank, National Association is the mortgage loan seller, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 1.8% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. Such Mortgage Loan was underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Palm Ridge Shopping Center, Fairfield Inn & Suites – Huntsville, Fedex – Akron and AllState Self Storage, collectively representing approximately 1.4% of the Initial Pool Balance, were originated by The Bancorp Bank and acquired by Argentic Real Estate Finance LLC. Each such Mortgage Loan was re-underwritten pursuant to Argentic Real Estate Finance LLC’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 22, 2017 (the “Closing Date“), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 225 & 233 Park Avenue South Mortgage Loan or the 225 & 233 Park Avenue South Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 225 & 233 Park Avenue South Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property may be identified in this prospectus by name (for example, the 225 & 233 Park Avenue South Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR“ means, for any hotel property, average daily rate.

“Annual Debt Service“ generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value“ means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For example, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, the “As-Is” Appraised Value of $956,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $884,700,000. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than the “as-is” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. For additional information, see the table in the definition of LTV Ratio below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance“ means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis“ is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income“ means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses“ means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance“ of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio“ for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including

“as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Crowne Plaza Dallas(1)	2.4%	59.9%	52.6%	$45,100,000	69.4%	61.0%	$38,900,000
The Refinery(2)	0.9%	68.6%	56.6%	$14,500,000	74.3%	61.2%	$13,400,000
Fairfield Inn & Suites – Huntsville(3)	0.4%	65.1%	52.8%	$6,100,000	79.4%	64.4%	$5,000,000

(1)	Reflects an appraisal on an “as-if completed” basis, subject to a valuation date of March 21, 2017.

(2)	Reflects an appraisal on an “as-stabilized” basis, which assumes the completion of ongoing build-out for the ground floor commercial tenants.

(3)	Reflects an appraisal on an “as-completed” basis, subject to an anticipated completion date of November 29, 2017.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, the Appraised Value of $956,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 60.4% and 60.4%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $884,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 65.3% and 65.3%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio“ or “Cut-off Date LTV Ratio“ generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio“, “DSCR“, “Underwritten Net Cash Flow Debt Service Coverage Ratio“, “Underwritten Debt Service Coverage Ratio“, “U/W NCF DSCR“ or “U/W DSCR“ generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged

Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA“ means gross leasable area.

“In-Place Cash Management“ means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit“ means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD“, “LTV Ratio at Maturity or Anticipated Repayment Date“ and “Balloon or ARD LTV Ratio“ generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment“ or “Balloon or ARD Payment“ means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income“ generally means, for any given period (ending on the “NOI Date“), the total operating revenues derived from a Mortgaged Property during that period,

minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA“ means net rentable area.

“Occupancy Rate“ means (i) in the case of multifamily rental properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date“ means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions“ denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #)

during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD“ means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR“ means, with respect to any hotel property, revenue per available room.

“Square Feet“, “SF“ or “Sq. Ft.“ means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12“ and “TTM“ each means trailing 12 months.

“Term to Maturity“ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses“ or “U/W Expenses“ means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow“, “Underwritten NCF“ or “U/W NCF“ means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero) and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield“ or “U/W NCF Debt Yield“ generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income“, “Underwritten NOI“ or “U/W NOI“ means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio“ or “U/W NOI DSCR“ for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield“ or “U/W NOI Debt Yield“ means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues“ or “U/W Revenues“ with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units“, “Beds“ or “Rooms“ means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of Mortgaged Property operated as student housing, the number of beds and (c) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms.

“Weighted Average Mortgage Rate“ means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages“ of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,132,834,836
Number of Mortgage Loans	64
Number of Mortgaged Properties	149
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,897,855 to $70,000,000
Average Cut-off Date Balance	$17,700,544
Range of Mortgage Rates	3.230% to 6.130%
Weighted average Mortgage Rate	4.372%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	354 months
Range of remaining amortization terms(3)	238 months to 360 months
Weighted average remaining amortization term(3)	353 months
Range of Cut-off Date LTV Ratios(4)(5)	31.3% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	31.3% to 68.2%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	54.2%
Range of U/W NCF DSCRs(5)(6)	1.25x to 3.80x
Weighted average U/W NCF DSCR(5)(6)	2.15x
Range of U/W NOI Debt Yields(5)	8.2% to 16.6%
Weighted average U/W NOI Debt Yield(5)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	41.8%
Interest-only, Amortizing Balloon	29.5%
Amortizing Balloon	17.2%
Interest-only, ARD	7.6%
Interest-only, Amortizing ARD	4.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to three (3) Mortgage Loans with Anticipated Repayment Dates, secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Yeshiva University Portfolio and iStar Leased Fee Portfolio, representing approximately 11.5% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes fourteen (14) Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, 211 Mount Airy Road, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Two Independence Square, Starwood Capital Group Hotel Portfolio, University Center Chicago, Del Amo Fashion Center, First Stamford Place, 181 Second Avenue, iStar Leased Fee Portfolio and Walgreens - Clearwater, representing approximately 49.4% of the Initial Pool Balance, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, Crowne Plaza Dallas, The Refinery and Fairfield Inn & Suites - Huntsville, securing approximately 7.1% of the Initial Pool Balance, the subject LTV Ratio was calculated based upon a hypothetical valuation or other portfolio valuation other than an “as-is” value of the related Mortgaged Properties. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of sixteen (16) Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Two Independence Square, Yeshiva University Portfolio, Starwood Capital Group Hotel Portfolio, University Center Chicago, Del Amo Fashion Center, Cleveland East Office Portfolio, First Stamford Place, iStar Leased Fee Portfolio, Crowne Plaza JFK, Hilton Garden Inn Chicago/North Loop and Marble Hall Gardens, representing approximately 51.8% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan to value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include twelve (12) Mortgage Loans, representing approximately 24.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	17	$410,521,645	36.2%
CBD	10	251,800,000	22.2
Suburban	7	158,721,645	14.0
Retail	23	$340,690,724	30.1%
Anchored	10	183,655,327	16.2
Super Regional Mall	2	88,000,000	7.8
Unanchored	5	45,895,348	4.1
Shadow Anchored	3	13,980,352	1.2
Single Tenant	3	9,159,696	0.8
Hospitality	81	$185,259,868	16.4%
Limited Service	53	102,159,801	9.0
Full Service	5	49,252,687	4.3
Extended Stay	22	19,880,493	1.8
Select Service	1	13,966,888	1.2
Multifamily	6	$76,725,986	6.8%
Student Housing	2	40,073,538	3.5
Garden	4	36,652,447	3.2
Mixed Use	3	$64,953,660	5.7%
Office/Retail	1	43,500,000	3.8
Retail/Office	1	11,500,000	1.0
Multifamily/Retail	1	9,953,660	0.9
Self Storage	6	$31,697,855	2.8%
Self Storage	6	31,697,855	2.8
Other	12	$20,600,000	1.8%
Leased Fee	12	20,600,000	1.8
Industrial	1	$2,385,098	0.2%
Flex	1	2,385,098	0.2
Total	149	$1,132,834,836	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 211 Mount Airy Road representing approximately 5.7% of the Initial Pool Balance, the mortgaged property has been issued a temporary certificate of occupancy. The loan documents include a borrower covenant to diligently pursue (or cause the tenant to pursue) issuance of a permanent certificate of occupancy. In addition, a reserve for tenant improvements and leasing commissions was required in the amount of $2,243,437 covering remaining work, among other things. The single tenant (Daiichi Sankyo, Inc.) has submitted its final draw request tenant improvement reimbursements for approximately $2.2 million, which is to be released upon issuance of the final certificate of occupancy. Daiichi Sankyo, Inc. is in occupancy of the leased premises other than parts of the first floor of one of the three buildings comprising the mortgaged property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio,

representing approximately 4.0% of the Initial Pool Balance, the borrower is party to a certain revocable consent agreement with the New York City Department of Transportation and the Department of Information, Technology and Telecommunications (collectively, the “NYC Departments”) dated April 21, 2009. The agreement generally provides the 2520 Amsterdam Avenue Mortgaged Property with access to certain utility services. The agreement is revocable at any time by the NYC Departments. The Mortgage Loan documents require the borrower, prior to the expiration of the agreement, to (i) petition for a renewal of such agreement or (ii) take such steps in the ordinary course of business to provide the necessary utilities for the operation of the 2520 Amsterdam Avenue Mortgaged Property and ensure that such utility services are not interrupted due to the expiration of the agreement. The related title policy provides affirmative coverage over the agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Cleveland East Office Portfolio, representing approximately 2.6% of the Initial Pool Balance, BHN CP Capital Holdings LLC (“BHN”) acquired the Mortgaged Properties and transferred the interest to the related borrower sponsor at origination. As part of the sale, BHN master leased approximately 22,534 square feet at the Landerbrook Corporate Center Mortgaged Property to the related borrower for a five-year term and cash-collateralized the master lease with a payment of $2,890,500. The master lease was not included in the underwriting.

See “Risk Factors—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as River City Plaza, representing approximately 1.3% of the Initial Pool Balance, the fifth largest tenant, Rue 21, Inc., leasing approximately 5.1% of the net rentable area at the Mortgaged Property, announced plans to close 400 stores in April 2017 and filed for Chapter 11 bankruptcy on May 17, 2017 (the related space was underwritten as vacant). We cannot assure you that Rue 21, Inc. will remain open for business.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such hospitality properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, 11 of the Mortgaged

Properties securing the related Mortgage Loan are Larkspur Landing branded hotels. The Larkspur Landing franchise is affiliated with the borrower sponsor, and there are no franchise agreements in place with respect to such Mortgaged Properties. There is a license agreement between the borrowers and an affiliate of the borrower sponsor to use the intellectual property associated with the Larkspur Landing brand. The lender has received a comfort letter which provides that, upon the foreclosure, deed-in-lieu of foreclosure or appointment of a receiver for the Mortgaged Property, the lender has the right to continue using the license for a period of 12 months following any such realization or terminate the license without any fee. The comfort letter also grants the lender the right, but not the obligation, to cure defaults by the borrowers under the license agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, each of the 65 Mortgaged Properties are subject to operating leases with affiliates of the related borrowers. The operating lessees are parties to the Mortgage Loan agreement and have assigned their rights under each operating lease to surrender the leasehold, subleasehold or subsubleasehold estates created by such operating lease or to terminate, cancel, modify, change, supplement, alter or amend such operating lease, except that the Mortgage Loan documents allow the borrowers to modify the operating leases to reflect adjustments in the rents payable in connection with (x) the exercise of each renewal or extension option and/or (y) within 30 days of receipt of a market study transfer pricing report prepared by an approved accountant, provided that: (A) no event of default has occurred and is then continuing; (B) such change in rents is not reasonably expected to have a material adverse effect or materially impair the operation, value or use of any Mortgaged Property; (C) the borrowers provide the lender with executed copies of all applicable modification documents; (D) after taking into account any such rental increase or decrease, the aggregate rent payable under all operating leases is not less than the greater of: (I) an amount necessary to cause the debt service coverage ratio (as calculated in the Mortgage Loan documents) to be at least equal to 1.00x and (II) an amount sufficient to enable the borrower to pay the aggregate debt servicing obligations and operating expenses; and (E) after taking into account such increase or decrease, the rent payable under such operating lease is not greater than fair market rent with respect to each applicable Mortgaged Property, as reasonably determined by the borrowers in good faith based on their commercially reasonable business judgment. In addition, long as no event of default is continuing, the borrowers may enter into immaterial, non-monetary modifications, changes, supplements, alterations or amendments, in each case, without the consent of the lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn & Suites Nashville Airport, representing approximately 1.1% of the Initial Pool Balance, two hospitality properties located within five miles of such Mortgaged Property directly compete with the Mortgaged Property and are (i) newly constructed, (ii) anticipated to open in the 12 months following the Cut-off Date and/or (iii) owned by the related borrower sponsors.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Larkspur Landing Sunnyvale	$2,360,633	0.2%	(1)	6/1/2027
Larkspur Landing Milpitas	$1,989,094	0.2%	(1)	6/1/2027
Larkspur Landing Campbell	$1,748,953	0.2%	(1)	6/1/2027
Larkspur Landing San Francisco	$1,440,847	0.1%	(1)	6/1/2027
Larkspur Landing Pleasanton	$1,409,130	0.1%	(1)	6/1/2027
Larkspur Landing Bellevue	$1,255,077	0.1%	(1)	6/1/2027
Larkspur Landing Sacramento	$937,910	0.1%	(1)	6/1/2027
Hampton Inn Ann Arbor North	$915,255	0.1%	3/31/2022	6/1/2027
Larkspur Landing Hillsboro	$915,255	0.1%	(1)	6/1/2027
Larkspur Landing Renton	$906,193	0.1%	(1)	6/1/2027
Holiday Inn Arlington Northeast Rangers Ballpark	$869,945	0.1%	8/29/2022	6/1/2027
Residence Inn Toledo Maumee	$860,883	0.1%	6/11/2028	6/1/2027
Residence Inn Williamsburg	$824,636	0.1%	8/16/2019	6/1/2027
Hampton Inn Suites Waco South	$761,202	0.1%	8/31/2028	6/1/2027
Holiday Inn Louisville Airport Fair Expo	$747,609	0.1%	8/3/2022	6/1/2027
Courtyard Tyler	$734,016	0.1%	7/1/2030	6/1/2027
Hilton Garden Inn Edison Raritan Center	$734,016	0.1%	4/30/2022	6/1/2027
Hilton Garden Inn St Paul Oakdale	$724,954	0.1%	6/30/2025	6/1/2027
Residence Inn Grand Rapids West	$715,893	0.1%	10/29/2029	6/1/2027
Peoria, AZ Residence Inn	$711,362	0.1%	12/30/2018	6/1/2027
Hampton Inn Suites Bloomington Normal	$706,831	0.1%	11/30/2026	6/1/2027
Courtyard Chico	$693,238	0.1%	6/17/2031	6/1/2027
Hampton Inn Suites South Bend	$670,583	0.1%	3/31/2022	6/1/2027
Hampton Inn Suites Kokomo	$670,583	0.1%	3/31/2022	6/1/2027
Courtyard Wichita Falls	$638,866	0.1%	12/18/2029	6/1/2027
Hampton Inn Morehead	$620,742	0.1%	1/31/2030	6/1/2027
Residence Inn Chico	$602,618	0.1%	2/4/2025	6/1/2027
Courtyard Lufkin	$575,433	0.1%	10/10/2029	6/1/2027
Hampton Inn Carlisle	$570,902	0.1%	2/28/2022	6/1/2027
Springhill Suites Williamsburg	$570,902	0.1%	11/15/2019	6/1/2027
Fairfield Inn Bloomington	$566,371	0.0%	3/1/2022	6/1/2027
Waco Residence Inn	$552,778	0.0%	10/1/2027	6/1/2027
Holiday Inn Express Fishers	$516,530	0.0%	5/21/2022	6/1/2027
Larkspur Landing Folsom	$502,937	0.0%	(1)	6/1/2027
Springhill Suites Chicago Naperville Warrenville	$475,751	0.0%	5/1/2033	6/1/2027
Holiday Inn Express & Suites Paris	$471,220	0.0%	8/29/2022	6/1/2027
Toledo Homewood Suites	$471,220	0.0%	1/31/2030	6/1/2027
Grand Rapids Homewood Suites	$457,627	0.0%	1/31/2030	6/1/2027
Fairfield Inn Laurel	$425,911	0.0%	4/15/2019	6/1/2027
Cheyenne Fairfield Inn and Suites	$425,911	0.0%	8/19/2029	6/1/2027
Courtyard Akron Stow	$416,849	0.0%	10/7/2025	6/1/2027
Towneplace Suites Bloomington	$394,194	0.0%	3/20/2025	6/1/2027
Larkspur Landing Roseville	$394,194	0.0%	(1)	6/1/2027
Hampton Inn Danville	$389,663	0.0%	2/28/2022	6/1/2027
Holiday Inn Norwich	$385,132	0.0%	2/23/2022	6/1/2027
Hampton Inn Suites Longview North	$380,601	0.0%	2/28/2029	6/1/2027
Springhill Suites Peoria Westlake	$380,601	0.0%	5/1/2033	6/1/2027
Hampton Inn Suites Buda	$376,070	0.0%	1/31/2029	6/1/2027
Shawnee Hampton Inn	$376,070	0.0%	1/1/2030	6/1/2027
Racine Fairfield Inn	$367,008	0.0%	11/6/2021	6/1/2027
Hampton Inn Selinsgrove Shamokin Dam	$357,946	0.0%	2/28/2022	6/1/2027
Holiday Inn Express & Suites Terrell	$339,822	0.0%	8/29/2022	6/1/2027
Westchase Homewood Suites	$328,912	0.0%	1/31/2030	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Express & Suites Tyler South	$326,229	0.0%	8/29/2022	6/1/2027
Holiday Inn Express & Suites Huntsville	$312,637	0.0%	8/29/2022	6/1/2027
Hampton Inn Sweetwater	$285,451	0.0%	1/31/2030	6/1/2027
Comfort Suites Buda Austin South	$240,141	0.0%	8/29/2022	6/1/2027
Fairfield Inn & Suites Weatherford	$226,548	0.0%	3/18/2029	6/1/2027
Holiday Inn Express & Suites Altus	$183,578	0.0%	8/29/2022	6/1/2027
Comfort Inn & Suites Paris	$163,115	0.0%	8/29/2022	6/1/2027
Hampton Inn Suites Decatur	$156,090	0.0%	11/30/2028	6/1/2027
Holiday Inn Express & Suites Texarkana East	$144,545	0.0%	8/29/2022	6/1/2027
Mankato Fairfield Inn	$129,531	0.0%	12/31/2030	6/1/2027
Candlewood Suites Texarkana	$100,147	0.0%	8/29/2022	6/1/2027
Country Inn & Suites Houston Intercontinental Airport East	$95,109	0.0%	8/31/2027	6/1/2027
Crowne Plaza Dallas	$27,000,000	2.4%	10/7/2039	7/4/2027
Crowne Plaza JFK	$20,250,000	1.8%	4/21/2037	5/6/2027
Super 8 Jackson Hole	$8,625,076	0.8%	4/20/2029	5/6/2027
Super 8 Cody	$3,200,976	0.3%	2/28/2037	5/6/2027
Super 8 Coeur d’Alene	$2,605,798	0.2%	2/28/2037	5/6/2027
Hilton Garden Inn Chicago/North Loop	$13,966,888	1.2%	3/31/2035	6/11/2027
Hampton Inn & Suites Nashville Airport	$12,890,000	1.1%	7/31/2031	8/6/2027
Hampton Inn - Oregon, OH	$10,000,000	0.9%	10/31/2034	6/11/2027
Hampton Inn & Suites – Minooka	$8,737,406	0.8%	6/30/2036	7/6/2027
Comfort Suites Daphne	$4,827,278	0.4%	5/30/2037(2)	8/5/2027
Best Western Plus Daphne	$3,897,722	0.3%	11/30/2017(3)	8/5/2027
Fairfield Inn & Suites - Toledo	$7,630,000	0.7%	4/22/2028	6/11/2027
Hampton Inn & Suites – Albuquerque	$7,536,121	0.7%	4/30/2026	6/6/2027
Holiday Inn Express – Huntsville	$7,291,551	0.6%	6/6/2024	7/11/2022
Fairfield Inn & Suites - Huntsville	$3,969,947	0.4%	1/9/2027	2/5/2027
Days Inn Iselin	$2,831,105	0.2%	3/21/2028	3/5/2027

(1)	The license agreement expires 60 days after notice of termination is delivered by either licensor or licensee pursuant to the terms of the license agreement.

(2)	The franchise agreement may be terminated by either the franchisor or franchisee with prior written notice effective on May 31, 2022.

(3)	The Mortgaged Property is subject to a management agreement that renews annually on November 30th.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Center Chicago, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property is a student housing property with master lease or occupancy agreements with five Chicago-area colleges. Student occupancy typically commences with the academic year that usually begins in September of each year. The loan documents require that a seasonality reserve be funded on an ongoing basis to account for student housing rental payments that occur principally during the academic year (typically nine months).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Sable Pointe Apartments, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property has 1 unit with a tenant utilizing Section 8 vouchers.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marble Hall Gardens, representing approximately 0.9% of the Initial Pool Balance, (i) 28 units, or 7.2% of the total unit count (representing 5.0% of the underwritten base rent), are occupied by Section 8 tenants and (ii) 25.4% by unit calculation (representing 45.6% of the underwritten base rent), are occupied by Morgan State University students.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Preserve at Tumbling Creek, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property has a 90% student tenant concentration.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail, multifamily and/or office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Multifamily Properties Have Special Risks”, “—Office Properties Have Special Risks”, as applicable.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lincolnshire Commons, representing approximately 3.8% of the Initial Pool Balance, DSW, the second largest tenant at the Mortgaged Property, is involved in a lease dispute with the borrower regarding amounts due under its lease by operation of co-tenancy provisions and percentage rent-based abatement remedies. A prior tenant (Barnes and Noble) went dark at the Mortgaged Property, and has been replaced with Northshore University Health System. The re-tenanting cured co-tenancy events for all tenants other than DSW. DSW’s position is that rent should be based on 4% of gross sales in lieu of base rent, and the borrower’s position is that rent should be based on 2% of gross sales and triple net expense reimbursements. Loan underwriting assumed 4% of gross sales. The difference between the DSW and borrower positions (i) for the relevant portion of the lease term prior to loan origination was $130,767, and (ii) from the date of loan origination through the remaining term of the DSW lease (ending January 31, 2026) is $288,279. The loan documents require $330,767 in reserves pending resolution of the dispute. DSW has paid disputed amounts under protest. While DSW has recently exercised a renewal option to extend its lease to January 31, 2023, we cannot assure you that the dispute will be resolved, that amounts reserved for will be adequate, that the tenant will not make other claims or seek other remedies, and that the operations of the Mortgaged Property will not be adversely affected as a result.

●	Certain of the mixed use Mortgaged Properties may have specialty uses. See “–Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth above, see “Risk Factors—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth above, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant(1)	16	18.4%
Grocery store(2)	4	9.7%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	6	8.2%
Theater/entertainment facility(4)	3	7.9%
Gym, fitness center or a health club(5)	5	7.5%
Educational Facility(6)	6	5.7%
Data Center(7)	1	0.6%
Bank branch(8)	1	0.2%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Two Independence Square, The Refinery, Bennett Street Design District, Baton Rouge Retail, Jackson Crossing, Lotte Plaza, Palm Ridge Shopping Center, Camp Creek Pointe, Lincolnshire Commons, Shops on Texas, Okemos Plaza, York Shopping Center, SoNo Square, Village at Peachtree Corners and Cactus Plaza. Excludes any hotel properties that may have a restaurant on-site.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, Hilltop Plaza, Village at Peachtree Corners and Lotte Plaza.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, 181 Second Avenue, Camp Creek Pointe, Cactus Plaza, Village at Peachtree Corners and Lincolnshire Commons.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, Del Amo Fashion Center and Bennett Street Design District.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Jackson Crossing, Village Shopping Center, Salem Center, Hilltop Plaza and Camp Creek Pointe.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio and Jackson Crossing.

(7)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as 500 South Gravers Road.

(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Baton Rouge Retail – 6556 Siegen Lane.

In addition:

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Camp Creek Pointe, Hilltop Plaza, Village at Peachtree Corners and Jackson Crossing, securing approximately 2.2% of the Initial Pool Balance, each Mortgaged Property includes a tenant that operates as a dry cleaner with on-site processing.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as York Shopping Center, representing approximately 1.5% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property includes one or more tenants that operate an on-site gas station at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
225 & 233 Park Avenue South	$70,000,000	6.2%	$348	3.27x	31.3%	Office
211 Mount Airy Road	$65,000,000	5.7%	$212	2.20x	67.2%	Office
Lakeside Shopping Center	$58,000,000	5.1%	$144	2.74x	47.9%	Retail
Long Island Prime Portfolio – Uniondale	$50,000,000	4.4%	$113	2.49x	61.9%	Office
Columbia Park Shopping Center	$50,000,000	4.4%	$181	1.63x	60.3%	Retail
245 Park Avenue	$45,000,000	4.0%	$626	2.73x(2)	48.9%(2)	Office
Two Independence Square	$45,000,000	4.0%	$271	3.80x(3)	43.7%(3)	Office
Yeshiva University Portfolio	$45,000,000	4.0%	$201	1.97x	40.5%	Office
Lincolnshire Commons	$43,500,000	3.8%	$327	1.37x	74.6%	Mixed Use
Starwood Capital Group Hotel Portfolio	$40,000,000	3.5%	$90,680	2.72x	60.4%	Hospitality
Hilltop Plaza	$39,600,000	3.5%	$218	1.39x	75.0%	Retail
University Center Chicago	$35,000,000	3.1%	$69,630	2.69x	59.3%	Multifamily
Del Amo Fashion Center	$30,000,000	2.6%	$260	3.34x(4)	39.8%(4)	Retail
Cleveland East Office Portfolio	$30,000,000	2.6%	$84	1.55x	70.0%	Office
Crowne Plaza Dallas	$27,000,000	2.4%	$92,466	2.03x	59.9%	Hospitality
Top 3 Total/Weighted Average	$193,000,000	17.0%		2.75x	48.4%
Top 5 Total/Weighted Average	$293,000,000	25.9%		2.51x	52.7%
Top 15 Total/Weighted Average	$673,100,000	59.4%		2.43x	55.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 245 Park Avenue Mortgage Loan based on the combined senior notes and subordinate notes are 2.45x and 54.3%, respectively.

(3)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Two Independence Square Mortgage Loan based on the combined senior notes and subordinate notes are 2.76x and 60.2%, respectively.

(4)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Del Amo Fashion Center Mortgage Loan based on the combined senior notes and subordinate notes are 2.63x and 50.6%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 18.7% of the Initial Pool Balance are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Long Island Prime Portfolio - Uniondale	$50,000,000	4.4%
Yeshiva University Portfolio	$45,000,000	4.0%
Starwood Capital Group Hotel Portfolio	$40,000,000	3.5%
Cleveland East Office Portfolio	$30,000,000	2.6%
iStar Leased Fee Portfolio	$20,600,000	1.8%
Super 8 Resort Portfolio	$14,431,851	1.3%
Daphne Hotel Portfolio	$8,725,000	0.8%
Baton Rouge Retail	$3,309,365	0.3%
Total	$212,066,216	18.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 3.7% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 2.1% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans (1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
White Flint – ExtraSpace Self Storage	1	$11,650,000	1.0%
Millersville – ExtraSpace Self Storage	1	9,100,000	0.8
Landover – ExtraSpace Self Storage	1	3,400,000	0.3
Total for Group 1:	3	$24,150,000	2.1%
Group 2:
Hampton Inn – Oregon, OH	1	$10,000,000	0.9%
Fairfield Inn & Suites-Toledo	1	7,630,000	0.7
Total for Group 2:	2	$17,630,000	1.6%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$244,250,000	21.6%
New Jersey	5	138,315,121	12.2
Illinois	7	102,767,477	9.1
Maryland	8	84,596,860	7.5
California	16	83,037,088	7.3
Louisiana	4	71,263,025	6.3
Other	98	408,605,265	36.1
Total	149	$1,132,834,836	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 28 other states and the District of Columbia, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twenty-nine (29) Mortgaged Properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale—RXR Plaza, Long Island Prime Portfolio – Uniondale - Omni, Columbia Park Shopping Center, 245 Park Avenue, Yeshiva University Portfolio - 2495 Amsterdam Avenue, Yeshiva University Portfolio - 215 Lexington Avenue, Yeshiva University Portfolio - 2520 Amsterdam Avenue, Yeshiva University Portfolio - 245 Lexington Avenue, Yeshiva University Portfolio - 253 Lexington Avenue, Starwood Capital Group Hotel Portfolio - Residence Inn Williamsburg, Starwood Capital Group Hotel Portfolio - Hilton Garden Inn Edison Raritan Center, Starwood Capital Group Hotel Portfolio - Hampton Inn Morehead, Starwood Capital Group Hotel Portfolio - Springhill Suites Williamsburg, Starwood Capital Group Hotel Portfolio - Fairfield Inn Laurel, Starwood Capital Group Hotel Portfolio - Holiday Inn Norwich, First Stamford Place, Crowne Plaza JFK, Jackson Crossing, Melville Plaza, SoNo Square, Marble Hall Gardens, The Refinery, Daphne Hotel Portfolio – Comfort Suites Daphne, Daphne Hotel Portfolio – Best Western Plus Daphne, Sam Houston Technology Center, Walgreens – Clearwater and Baytown Self Storage, securing approximately 40.0% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Twenty-three (23) Mortgaged Properties securing approximately 12.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

With respect to twenty-six (26) of the Mortgaged Properties, securing approximately 16.8% of the Initial Pool Balance by allocated loan amount, no or limited prior operating history is available due to: (i) construction or major renovation that was completed within 18 calendar months prior to the Cut-off Date, (ii) the borrower’s or an affiliate’s acquisition of the related Mortgaged Property within 18 calendar months prior to the Cut-off Date or (iii) leasing to single tenants subject to triple net leases.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Hilton Garden Inn Chicago/North Loop, Hampton Inn & Suites – Albuquerque, Palm Ridge Shopping Center and CVS-Williston, representing approximately 8.6% of the Initial Pool Balance, each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Described below is certain information regarding Mortgage Loans having borrowers with diversified ownership (generally more than twenty (20) individuals having a beneficial ownership interest)”

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 6.2% of the Initial Pool Balance, the related borrower is a Delaware limited liability company, the sole member of which is directly or indirectly owned by multiple investors (none of which, other than Morton F. Silver, directly or indirectly own more than 9.99% of the related sole member). Morton F. Silver owns 19.458% and his wife owns 1.666% of the related sole member.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilltop Plaza, representing approximately 3.5% of the Initial Pool Balance, the related borrower is a Delaware limited liability company, the sole member of which is directly or indirectly owned by multiple investors (none of which directly or indirectly own more than 5.1% of the related sole member).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Village at Peachtree Corners, representing approximately 0.9% of the Initial Pool Balance, the related borrower is a Delaware limited liability company, the sole member of which is directly or indirectly owned by multiple investors (none of which own more than 10% of the related sole member, except for one member with a 12.99% membership interest).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn & Suites – Minooka, representing approximately 0.8% of the Initial Pool Balance, the related borrower has a diversified ownership structure comprised of 38 members. The borrower is controlled by three member entities, each with the right to appoint one manager of the borrower. The related borrower’s organizational documents require that all members make capital contributions to the borrower as may be called for by the managers of the borrower. In the event that a member fails to pay its respective share of capital contributions (such member, a “Defaulting Member”), the non-defaulting members may pay the requested contribution in exchange for a portion of the ownership interest previously held by such Defaulting Member.

Condominium Interests

Five (5) of the Mortgage Loans secured by Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, First Stamford Place, York Shopping Center, The Refinery and The Preserve at Tumbling Creek, representing approximately 8.9%, of the Initial Pool Balance, are secured or may be secured upon satisfaction of certain conditions set forth in the loan documents, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, the 215 Lexington Avenue Mortgaged Property is subject to a condominium regime partially controlled by the related borrower. The borrower controls approximately 63.3% of the related condominium board. In the related loan agreement, the borrower generally agreed, among other things, that (i) so long as the underlying Mortgage Loan is outstanding, the condominium documents will not be modified, changed, supplemented, altered or amended without the prior written consent of the lender, (ii) it will not vote or give consent in any manner that could impair the lien of any mortgage and (iii) it will deliver to the lender undated conditional resignations of each of the members of the board of directors whereby each such director tenders his/her resignation and instructs the board of directors that any successor director will be designated by the lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as First Stamford Place, representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property is comprised of all three condominium units in a land condominium (an alternative to land subdivision). Each unit owner has sole responsibility for its respective building, and the association’s duties with respect to the residual common elements are accordingly circumscribed. The borrower has 100% of the voting rights in and affirmatively controls the condominium and related association. The loan documents provide for personal liability of the borrower and guarantor for losses resulting from the modification or termination of the condominium declaration and association bylaws without lender’s consent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as York Shopping Center, representing approximately 1.5% of the Initial Pool Balance, the borrower may, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, convert the Mortgaged Property into a condominium form of ownership containing two separate condominium units in connection with the release of the “Bon Ton” property from the lien of the security instrument for purposes compatible with the use and operation of the Mortgaged Property for its then current use. The borrower will deliver to the lender the conditional resignations of the officers and members of the board of directors of any condominium association who have been appointed or elected by the borrower, in a form reasonably acceptable to the lender. The Mortgage Loan documents require that where the consent or the vote of the “Unit Owners” or board of directors/managers is required, the borrower will not vote or give such consent or allow the members on the board of directors/managers appointed by the borrower to vote or give such consent, if the same would have an adverse effect on the lender’s rights under the Mortgage Loan documents or otherwise impair the lien of the applicable mortgage(s) or the security therefor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Preserve at Tumbling Creek, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium regime partially controlled by the related borrower. The borrower controls approximately 67.5% of the related condominium board. In the related loan agreement, the borrower generally agreed, among other things, that (i) so long as the underlying Mortgage Loan is outstanding, the condominium documents will not be modified, amended or supplemented without the prior written consent of the lender, (ii) it will not take any action to terminate or partition the condominium and

(iii) it will not assign or encumber any of its rights under the condominium documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	144	$1,020,470,864	90.1%
Fee and Leasehold(3)	2	61,629,956	5.4
Leasehold	3	50,734,016	4.5
Total	149	$1,132,834,836	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakeside Shopping Center, representing approximately 5.1% of the Initial Pool Balance, the mortgaged property includes two leasehold parcels that include a portion of building and parking areas and comprise approximately 1.0% of the total land area of the Mortgaged Property. The ground leases expire on February 28, 2056 and August 31, 2056. The loan documents provide for springing recourse to the borrower and guarantors if the respective ground leases are terminated. The related ground leases provide that rent resets every 10 years to 6% and 10%, respectively, of the then current appraisal value. The rent on the ground leases are next scheduled to reset on March 1, 2027 and September 1, 2017, respectively. The total annual ground lease payments as of the Cut-Off Date are approximately 0.5% of the Mortgaged Property’s U/W Expenses.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 4.4% of the Initial Pool Balance, the two properties that comprise the portfolio are both ground leased from Nassau County. The Omni Mortgaged Property ground lease expires in January 1, 2088 and the RXR Plaza Mortgaged Property ground lease expires in April 30, 2083. The total ground rent for RXR Plaza for the full 36.41 acre site is $819,250, $635,364 of which is the total annual charge for the acres utilized by RXR, which represents 77.6% of the 36.41 acres. The remaining land is sub-leased, then sub-subleased to Kellenbergh Memorial High School. The borrower has sufficient funds to pay full ground rent payments.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leased fee interest in the Mortgaged Properties, which are ground leased to multiple tenants. The underwriting includes the annualized present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. The current portfolio U/W NCF DSCR calculated inclusive of the present value of contractual ground rent increases through the term of each respective ground lease based on a 6.0% discount rate is equal to 2.12x. The portfolio U/W NCF DSCR if calculated inclusive of the present value of contractual ground rent increases through the final stated maturity date of the mortgage loan (4/6/2028) based on a 6.0% discount rate is equal to 1.99x. With respect to the DoubleTree Seattle Airport Mortgaged Property, the Mortgage Loan is secured in part by the borrower’s fee and leasehold interests in such Mortgaged Property. The borrower’s fee and leasehold interests are collectively ground leased to the tenant, which operates a hotel on such Mortgaged Property. The hotel is not part of the collateral for the Mortgage Loan. The borrower’s leasehold interest is owned in fee by an unrelated third party and is subject to a ground lease that expires in January 2044, which is less than 20 years from the maturity date of the Mortgage Loan.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions to that representation on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 10 months prior to the Cut-off Date (except with respect to the Mortgage Loan secured by the Mortgaged Property identified as on Annex A-1 to this prospectus as National Self Storage – ELP9, with respect to which environmental insurance was obtained instead). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA“). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC“). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakeside Shopping Center, representing approximately 5.1% of the Initial Pool Balance, based on the Phase I ESA and other information, certain elevated environmental matters were identified, as follows: (i) with respect to two Texaco automotive service stations that operated on-site from the 1960’s until the 1980’s, underground storage tank removal and testing data records are unavailable, and subsurface impacts to soil, soil-gas and groundwater are questionable; and (ii) with respect to a former Western Auto facility that operated on-site from 1980 to 1997, correspondence with the Louisiana Department of Environmental Quality concerning site investigation and a closure plan is not definitive. The Phase I ESA consultant provided an opinion of probable cost of $200,000 - $300,000, and a reasonable worst case estimate of $400,000, for estimated remediation if required, including the removal of any UST’s and mitigating related soil or groundwater impacts. For the Western Auto facility, no incremental remediation cost was included because of the site’s proximity to the former Texaco sites. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limits of liability and $5,000,000 per claim (a $2,000,000 sublimit being set-aside for the subject property) from Illinois Union Insurance Company with a term expiring June 18, 2022 (the loan matures August 1, 2027) and having a $25,000 deductible. Illinois Union Insurance Company is rated “AA” by S & P. The lender and its successors will be an additional named insured to the environmental insurance policy. In addition, the loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional 5–year term in 2022, and for an additional 3 year term in 2027. The loan documents further provide that the borrower and guarantor are personally liable for losses related to such environmental matters. The guarantor’s stated net worth is in excess of the loan amount.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 4.4% of the Initial Pool Balance, the related Phase I environmental assessment for the RXR Plaza Mortgaged Property identified a recognized environmental condition (“REC”) at the Mortgaged Property due to the absence of documentation indicating confirmatory soil sampling was conducted during removal of two prior underground storage tanks. The Phase II environmental site assessment did not reveal any compounds detected in soil above their respective Soil Cleanup Objectives or in groundwater above their applicable Ambient Water Quality Standards and recommended no further action at this time.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 4.4% of the Initial Pool Balance, the related Phase I environmental assessment dated identified a recognized environmental condition (“REC”) at the Mortgaged Property. The Mortgaged Property is listed as an active State Hazardous Waste Site with on-site sources of contamination impacting soil and groundwater at the Mortgaged Property. An environmental regulatory agency approved a remedial action work plan in 1998, which stipulated the use of engineering and institutional controls at the Mortgaged Property to prevent contact with the underlying contaminated fill. The environmental consultant considers the condition a controlled recognized environmental condition. A $3,000,000 lender-secured environmental insurance policy has been obtained and paid in full. The lender is also named as an additional insured on the borrower’s $5,000,000 policy. The policy is scheduled to expire on May 10, 2027, has a three-year policy tail and was provided by Zurich American Insurance Company. Zurich American Insurance Company has an S&P rating of “AA-” and an A.M. Best rating of “A+”.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance by allocated loan amount, the Phase I ESAs obtained at origination concluded that the Hampton Inn Carlisle Mortgaged Property and the Hampton Inn Morehead Mortgaged Property have recognized environmental conditions related to the former presence of underground storage tanks at the related Mortgaged Properties. With respect to the Hampton Inn Morehead Mortgaged Property, the ESA recommended that a ground penetrating radar survey and/or magnetometer survey be conducted to determine the nature, type and extent of a potential tank observed at the Mortgaged Property, and that the borrower conduct a limited subsurface investigation to characterize any impacts to soil and/or groundwater. The ESA provided an estimated cost of $12,000-$17,000 in connection with such recommendations. With respect to the Hampton Inn Carlisle Mortgaged Property, the ESA recommended that a file review be conducted at the applicable state agency in order to determine the current status of a leaking underground storage tank case associated with the Mortgaged Property due to the former presence of two gasoline service stations at the Mortgaged Property. The ESA provided an estimated cost of $1,000 to conduct the review. At origination, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the recognized environmental condition at the related Mortgaged Properties. The policy has individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The current policy has an expiration date of May 24, 2030. The policy was prepaid at origination of the Mortgage Loan and was provided by Great American E&S Insurance Company, which is rated “A+” by S&P.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified the following RECs at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities; (iii) the existence of 17 oil wells previously located on the Mortgaged Property; (iv) the existence of a 280 gallon diesel storage tank used by J.C. Penney previously located at the Mortgaged Property; and (v) the existence of a former auto repair facility. The environmental consultant estimated that remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. The borrower and guarantor have provided indemnities that would cover environmental cleanup costs and liabilities for the Mortgaged Property. Such environmental indemnity provisions with respect to the Whole Loan are contained in the related non-recourse carveout guaranty, which is subject to a cap of $117,000,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing

1.8% of the Initial Pool Balance, the Phase I ESA identified a group of RECs at the DoubleTree Seattle Airport Mortgaged Property in connection with a review of the regulatory database, which contained incomplete information regarding four reports of releases of petroleum and other hazardous materials at the Mortgaged Property between 2001 to 2011. An environmental insurance policy in the amount of $2,000,000 per occurrence and in the aggregate and subject to a $25,000 self-insured retention, was obtained from Great American E&S Insurance Company in lieu of a Phase II ESA. The insurance policy expires on March 30, 2030. Great American E&S Insurance Company has an S&P rating of “A+” and a Moody’s rating of “A1”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as SoNo Square, representing approximately 1.0% of the Initial Pool Balance, the Phase I ESA obtained in connection with the origination of the Mortgage Loan identified a REC at the Mortgaged Property in connection with the former use of the Mortgaged Property for manufacturing, industrial operations and petroleum storage and filling, previously confirmed groundwater contamination and lack of regulatory closure documentation. The environmental consultant estimated that remedial costs in connection with the identified REC were approximately $222,000. At mortgage loan origination, the borrower escrowed $277,500 (125% of the estimated cost of regulatory closure) to cover costs associated with regulatory closure. In addition, the Mortgage Loan documents provide for 15% recourse to the related sponsor and non-recourse carveout guarantor for potential remediation or regulatory closure costs.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lotte Plaza, representing approximately 0.9% of the Initial Pool Balance, the Phase I ESA identified a controlled REC related to a former onsite dry cleaners that involved documented subsurface vapor and groundwater contamination. The property was enrolled in the Maryland Department of the Environment’s (MDE’s) Voluntary Cleanup Program in 2010. A sub-slab depressurization system was installed at the property and MDE subsequently issued a conditional certificate of completion for all remedial work. The MDE conditions include, among other things, property use restrictions (Tier 2B – restricted commercial and Tier 3B – restricted industrial), no groundwater use beneath the site, semi-annual testing of the sub-slab depressurization system and 5 days’ prior notice to the MDE of any property transfers.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Bennett Street Design District, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property was the site of a former dry cleaner. Testing conducted by the related environmental consultant indicated that the soil gas contaminant levels at the Mortgaged Property exceeded regulatory limits. The environmental consultant concluded that the soil gas contaminant levels represents a REC and recommended that a subslab depressurization system be installed and operated to mitigate potential vapor intrusion at the Mortgaged Property. The borrower is obligated to complete the installation of the depressurization system within six months after closing. The borrower deposited approximately 125% of the cost of remediation. In addition, the borrower obtained a $3,000,000 environmental insurance policy. The policy is scheduled to expire on June 9, 2027 and was provided by Beazley (Lloyd’s of London 623/2623). Beazley (Lloyd’s of London 623/2623) has an AM Best rating of “A”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites – Toledo, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA identified a REC due to a prior on-site auto repair facility. In lieu of a Phase II ESA, the lender obtained a premises environmental liability- type environmental policy with $1 million sublimit per claim from Great American Insurance Group with a 13 year term (3 years past the loan term) and a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Group has an S & P rating of “A+”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as National Self Storage – ELP 9, representing approximately 0.2% of the Initial Pool Balance, in lieu of obtaining a Phase I ESA, the lender obtained a $2,147,885 group lender environmental collateral protection and liability-type environmental insurance policy with $2,147,885 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10-year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs“) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 211 Mount Airy Road, representing approximately 5.7% of the Initial Pool Balance, the Mortgaged Property is nearing completion of a substantial renovation. The Mortgaged Property is leased to a single tenant (Daiichi Sankyo, Inc.). The loan documents include a tenant improvements and leasing commissions reserve in the amount of $2,243,437 covering remaining work, among other things. Daiichi Sankyo, Inc. has submitted its final draw request for tenant improvement reimbursements of approximately $2.2 million, which is to be released upon issuance of the final certificate of occupancy. Daiichi Sankyo, Inc. is in occupancy of the leased premises other than parts of the first floor of one of the three buildings comprising the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, the borrowers were required to reserve approximately $5,883,991 at origination for PIPs or renovations required by the related franchise agreements in connection with 12 of the Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crowne Plaza Dallas, representing approximately 2.4% of the Initial Pool Balance, the related license agreement provides that licensee shall complete certain initial PIP work on or before July 1, 2019 and may be required to upgrade the hotel to then-current franchise standards. An up-front PIP Reserve for the initial PIP work in amount of $4,765,255 required together with future amounts to cause amounts in the PIP reserve to equal 115% of estimated PIP costs. Such future amounts required for the PIP reserve are deposited from project revenue during a cash trap event period. The Mortgage Loan documents provide for a guaranty of completion of the initial PIP work, springing losses recourse to the borrower and the guarantor for failure to comply with or complete any PIP work, and springing full recourse for license agreement termination until the borrower has entered into an acceptable license agreement with a replacement franchisor satisfactory to lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crowne Plaza JFK, representing approximately 1.8% of the Initial Pool Balance, the related borrower deposited approximately $281,000 into a PIP reserve at origination, which amount equals 125% of the estimated PIP amount of $225,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Super 8 Resort Portfolio, representing approximately 1.3% of the Initial Pool Balance, two of the three Mortgaged Properties are subject to PIPs. The related borrower was required to execute a completion guarantee and reserve approximately 125% of the remaining PIP amount.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marble Hall Gardens, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is expected to undergo renovations in connection with the build out of a new lounge area and fitness center. $1,000,000 was reserved at origination of the Mortgage Loan in connection with these capital expenditures and no reduction in rental units is expected to occur during the renovations.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Daphne Hotel Portfolio, representing approximately 0.8% of the Initial Pool Balance, at Mortgage Loan origination, the borrower deposited $460,688 into a PIP reserve account to comply with current Best Western brand standards (with respect to the Best Western Plus Daphne Mortgaged Property) and to comply with a franchisor-mandated PIP (with respect to the Comfort Suites Daphne Mortgaged Property). PIP work at the Mortgaged Properties includes front desk, signage, technology, laundry, lobby, meeting rooms, restrooms and guestrooms. The PIP work with respect to the Best Western Plus Daphne property is expected to be completed by November 30, 2019. The PIP work with respect to the Comfort Suites Daphne property is expected to be completed by April 30, 2021.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites—Huntsville, representing approximately 0.4% of the Initial Pool Balance, the related borrower deposited approximately $878,900 into a PIP reserve at origination, which amount equals 110% of the estimated PIP amount of $799,000.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakeside Shopping Center, representing approximately 5.1% of the Initial Pool Balance, the loan guarantor (Jeffrey J. Feil) is one of several named defendants in a housing discrimination action arising out of an affiliate’s operation of a senior housing facility in Hempstead, New York. The plaintiff filed the action with the State of New York Supreme Court following an investigation and “no probable cause” determination by the New York Division of Human Rights on November 30, 2016. The case is open and awaiting court rulings on pending motions by the parties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crowne Plaza JFK, representing approximately 1.8% of the Initial Pool Balance, the related borrower sponsor disclosed that it is subject to multiple pending lawsuits brought by investors in sponsor-affiliated properties other than the Mortgaged Property. The sponsor and his brother originally inherited 15 office buildings worth approximately $500,000,000 after the death of the sponsor’s father. The sponsor’s brother has attempted to divest his interests in the related properties and multiple lawsuits have been brought between the plaintiffs, the sponsor, the sponsor’s brother and the father’s estate.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Melville Plaza, representing approximately 1.2% of the Initial Pool Balance, the related borrower sponsor disclosed that the borrower is subject to pending litigation in connection with the borrower’s alleged violation of the Americans with Disabilities Act. The borrower’s insurance company has agreed to defend the action and pay litigation costs. The borrower is indemnifying the lender for any losses suffered as a result of the case or the claims made therein.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marble Hall Gardens, representing approximately 0.9% of the Initial Pool Balance, the prior owner of the Mortgaged Property is subject to an investigation (and the Mortgaged Property is referenced in such litigation) concerning allegations that the prior owner required tenants at the Mortgaged Property to pay illegal fees, improperly withheld security deposits, earned interest, and overpayments, illegally evicted tenants, misapplied rent payments and failed to maintain apartment complexes in habitable condition.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Bennett Street Design District, representing approximately 0.8% of the Initial Pool Balance, the related borrower sponsor disclosed that the borrower is subject to a pending lawsuit in connection with a prior eviction that occurred at the Mortgaged Property. The sponsor reported that the lawsuit is covered by insurance. In addition, the sponsor disclosed that it is subject to a pending lawsuit in connection with furniture, fixtures and equipment related to the operation of a sports bar at the Mortgaged Property. The court initially granted summary judgment in favor of the sponsor, but the plaintiff appealed. The sponsor reported that the case is covered by insurance.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Campbell Station – TN, representing approximately 0.7% of the Initial Pool Balance, guarantor (John E. Young) is a named defendant in a civil action brought by a former business partner alleging breach of fiduciary duty in connection with the distribution of settlement proceeds. If adversely adjudicated, the defendant estimates a maximum economic exposure at $1,050,000. The action is currently being defended on Mr. Young’s behalf by his D & O liability insurer. A trial date is possible in late 2017. Mr. Young’s stated net worth is in excess of such estimated exposure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Preserve at Tumbling Creek, representing approximately 0.4% of the Initial Pool Balance, the related borrower sponsor disclosed that it is subject to a pending lawsuit brought by an employee of a sponsor-affiliated entity in connection with such employee’s overtime benefits. The sponsor reported that the parties have since agreed to settlement terms in the amount of $110,000 and are awaiting court approval of such settlement. The sponsor reported that the sponsor-affiliated entity is responsible for paying the settlement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-one (41) of the Mortgage Loans, representing approximately 61.3% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty-one (21) of the Mortgage Loans, representing approximately 36.1% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 1.8% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 0.7% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan and the acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to thirty-two (32) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Lakeside Shopping Center, Long Island Prime Portfolio - Uniondale, Columbia Park Shopping Center, Yeshiva University Portfolio, Lincolnshire Commons, Hilltop Plaza, University Center Chicago, Del Amo Fashion Center, Cleveland East Office Portfolio, Crowne Plaza Dallas, iStar Leased Fee Portfolio-One Ally Center, Crowne Plaza JFK, River City Plaza, Super 8 Resort Portfolio, Melville Plaza, Hilton Garden Inn Chicago/North Loop, White Flint – ExtraSpace Self Storage, Village at Peachtree Corners, Millersville – ExtraSpace Self Storage, Bennett Street Design District, Cactus Plaza, Hampton Inn & Suites-Minooka, Hampton Inn & Suites – Albuquerque, 500 South Gravers Road, Palm Ridge Shopping Center, Sam Houston Technology Center, Shops on Texas, Landover – ExtraSpace Self Storage, Days Inn Iselin, Okemos Plaza and AllState Self Storage, representing approximately 57.8% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 211 Mount Airy Road, representing approximately 5.7% of the Initial Pool Balance, affiliates of sponsor (Harbor Group International) have been involved in several mortgage loan defaults on various properties (five office properties, one retail, one hotel and one industrial property), including five foreclosures, one discounted pay-off, one maturity default where the loan was subsequently refinanced and one mortgage default that resulted in an affiliate bankruptcy and subsequent property auction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lakeside Shopping Center, representing approximately 5.1% of the Initial Pool Balance, affiliates of the sponsor (Jeffrey Feil) have been involved in a mortgage loan default on a self-storage facility that is currently the subject of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Uniondale, representing approximately 4.4% of the Initial Pool Balance, the Mortgage Loan paid off prior loans secured by the Mortgaged Property that experienced a maturity default and were paid at a discount. The payoff for the Omni Mortgaged Property was sufficient to pay down the existing debt in full however the securitization trust experienced a loss due to special servicing fees. The payoff for the RXR Plaza Mortgaged Property was sufficient to pay down the existing A-Note in full however the securitization trust experienced a loss due to special servicing fees and shortfall interest. In addition to the A-Note, an existing B-Note also encumbered the RXR Plaza Mortgaged Property and was unpaid and resulted in a loss to the trust. In addition, the borrower sponsor reported two additional discounted loan payoffs and one deed-in-lieu of foreclosure, each unrelated to the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 4.4% of the Initial Pool Balance, the related borrower sponsor disclosed one foreclosure, seven deeds-in-lieu of foreclosure and one loan that was transferred to special servicing due to imminent default.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lincolnshire Commons, representing approximately 3.8% of the Initial Pool Balance, affiliates of the sponsor (Next Realty) have been involved in mortgage loan defaults on various properties (seven parking garage or parking lot properties, vacant land and a manufactured housing project) that were the subject of foreclosures, restructurings and modifications. The majority of the parking projects were located in Chicago, Illinois and were adversely affected by the city’s privatization of street level parking and increased operating costs of union labor contracts.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilltop Plaza, representing approximately 3.5% of the Initial Pool Balance, the borrower sponsor reported a foreclosure on a property unrelated to the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Center Chicago, representing approximately 3.1% of the Initial Pool Balance, affiliates of the sponsor (Blue Vista Capital Management, LLC) were involved in various mortgage defaults related to value-add commercial real estate investment (three office properties, one industrial property, one hotel property, one retail property, one cold storage facility, two multifamily properties and four student housing properties) acquired between 2005-2008, including five foreclosures, five deed-in-lieu transactions, a short sale, a discounted pay-off and a bankruptcy filing. The affiliate bankruptcy filing occurred in 2009 and related to a hotel property following bank stoppage of construction advances. The sponsor sold its non-managing equity interest in the project to its equity partner in 2011, prior to the bankruptcy court’s approval of the plan of reorganization.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Cleveland East Office Portfolio, representing approximately 2.6% of the Initial Pool Balance, such Mortgaged Properties were part of a larger portfolio of properties securitized in the LBUBS 2007-C2 transaction. The loan had an original principal balance of $135,000,000 and was secured by the Mortgaged Properties and four additional properties. The loan went into default and was transferred to special servicing in 2011 before being sold to a third-party entity at a discount. The related lender agreed to a deed in lieu of foreclosure in 2013. BHN subsequently acquired the Mortgaged Properties and transferred the interest to the related borrower sponsor. According to a third party modeling source, the loan had a calculated loss of 57.5%.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crowne Plaza Dallas, representing approximately 2.4% of the Initial Pool Balance, affiliates of sponsor (Terry D. Tognazzini) have been involved in mortgage defaults related to Dallas TX and Phoenix AZ hotels that resulted in foreclosures in 2011 and 2012, respectively.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Ten (10) of the Mortgaged Properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Yeshiva University Portfolio, CVS – Williston, Walgreens – Clearwater, Baton Rouge Retail – 9827 Bluebonnet Boulevard and Fedex – Akron, securing approximately 10.7% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants”, “Master Lease Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 225 & 233 Park Avenue, Lakeside Shopping Center, Long Island Prime Portfolio - Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Lincolnshire Commons, Hilltop Plaza, University Center Chicago, Del Amo Fashion Center and Cleveland East Office Portfolio.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Baton Rouge Retail – 9827 Bluebonnet Boulevard	0.1%	No	8/31/2027	6/6/2027
FedEx - Akron	0.2%	No	6/30/2026	2/5/2027

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see footnote 1 to Annex A-1 to this prospectus.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Two Independence Square	4.0%	NASA(1)	98.6%	99.1%
Long Island Prime Portfolio – Uniondale –Omni	1.8%	Long Island Power Authority(2)	7.6%	9.5%
Marble Hall Gardens	0.9%	Morgan State University	25.4%	45.6%

(1)	NASA can go dark in a portion or all of its space without terminating its lease, and receive rent reductions. Upon NASA going dark, the GSA receives annual rent reductions.

(2)	The tenant has the option to reduce the size of its leased premises by 20% with nine months’ notice and payment of a termination fee.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information. See also, the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, 211 Mount Airy Road, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Two Independence Square, Del Amo Fashion Center and Cleveland East Office Portfolio.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example:

●	Ten (10) of the Mortgaged Properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, 211 Mount Airy Road, Long Island Prime Portfolio – Uniondale, 245 Park Avenue, University Center Chicago, First Stamford Place, 181 Second Avenue, The Refinery and Sam Houston Technology Center, securing approximately 29.0% of the Initial Pool Balance, have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a build out phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 6.2% of the Initial Pool Balance, the largest tenant, Facebook, representing approximately 39.4% of the gross leased area at the Mortgaged Property, is entitled to between 5 and 19 months of free rent, depending on the floor. The second largest tenant, Buzzfeed, representing approximately 28.7% of the gross leased area at the Mortgaged Property, is entitled to 16 months of free rent. The fourth largest tenant, T. Rowe Price, representing approximately 2.0% of the gross leased area at the Mortgaged Property, is entitled to 9 months of free rent. The borrower reserved approximately $14,864,252 at origination to cover the full amount of such free rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 211 Mount Airy Road, representing approximately 5.7% of the Initial Pool Balance, the single tenant (Daiichi Sankyo, Inc.) is not in occupancy of the first floor of part of one building comprising the Mortgaged Property and is not paying full rent. A rent concession reserve in the amount of $8,514,457 and an outstanding TI/LC reserve in the amount of $2,243,437 was deposited with the lender at loan origination.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Uniondale, representing approximately 4.4% of the Initial Pool Balance, the largest tenant at the RXR Plaza Mortgaged Property, OpenLink Financial LLC, representing approximately 8.9% of the NRA, has a rent abatement period from January 2021 to March 2021 and January 2025 to February 2025. The second largest tenant, Flushing Bank, representing approximately 8.4% of the NRA, has a rent abatement period from January 2017 to December 2018. The third largest tenant, Rivken Radler LLP, representing approximately 7.8% of the NRA, has a rent abatement period from March 2021 to June 2023. The fourth largest tenant, Ruskin Moscou Faltischek P.C., representing approximately 5.9% of the NRA, has a rent abatement period from January 2018 to December 2018. The fifth largest tenant, MBSC Securities Corporation, representing approximately 5.8% of the NRA, has a rent abatement period in July 2017 and from September 2020 to August 2021. The borrower reserved approximately $11,598,911 to cover unfunded obligations, including the full amount of such free rent. Additionally, with respect to the Omni Mortgaged Property, the second tenant, Congdon Flaherty O’Callaghan, representing approximately 10.1% of the NRA, has a rent abatement in December 2018. The fifth largest tenant, Arbor Commercial Mortgage LLC, representing approximately 4.5% of the NRA, has a rent abatement period from May 2017 to December 2017. The borrower reserved approximately $11,598,910 to cover unfunded obligations, including the full amount of such free rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 4.0% of the Initial Pool Balance, the third largest tenant Major League Baseball (which accounts for approximately 12.8% of the net rentable square feet and approximately 21.8% of underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 (approximately three years before its lease expiration date in October 2022).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Center Chicago, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property is a student housing property with master lease or occupancy agreements with five Chicago-area colleges. Student occupancy will commence in the upcoming academic year. A seasonality reserve was deposited in connection with the origination of such Mortgage Loan and is required to be funded on an ongoing basis to account for student housing rental payments that occur principally during the nine months of the academic year.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, three tenants, set forth as follows, have executed leases but are not yet in occupancy or fully paying rent: (1) Dave & Buster’s (expected lease commencement date of May 2018), (2) Marshalls (expected lease commencement date of May 2018) and (3) EMC Seafood & Raw Bar (expected lease commencement date of January 2018). The borrower executed a 10 year master lease with the borrower sponsor with respect to three tenants (which, in the aggregate, represent approximately 4.5% of NRA and 5.3% of underwritten rent). The master lease provides for annual rent equivalent to the tenants’ combined annual rent, provided that such obligations are reduced pro rata upon each of the tenants taking occupancy and commencing payment of unabated rent. The lenders included the master lease income in underwritten income.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) for the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 6.2% of the Initial Pool Balance, Buzzfeed, the second largest tenant representing approximately 28.7% of the NRA at the Mortgaged Property, subleases a portion of its space representing approximately 4% of the NRA at the Mortgaged Property to Teacher Synergy, LLC through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Uniondale, representing approximately 4.4% of the Initial Pool Balance, the fourth largest tenant at the RXR Plaza Mortgaged Property, Ruskin Moscou Faltischek P.C., representing approximately 5.9% of the NRA, subleases a portion of its space to Marin & Montanye LLP through December 31, 2026.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 245 Park Avenue, representing approximately 4.0% of the Initial Pool Balance, the largest tenant, Société Générale, subleases 36,425 square feet to Brunswick Group and 36,425 square feet to Mio Partners. The second largest tenant, JPMorgan Chase Bank, N.A., subleases 562,347 square feet to Société Générale, 90,556 square feet to Houlihan Lokey Inc., 49,133 square feet to The Nemec Agency, 34,058 square feet to Pierpont Capital Holdings LLC and 15,939 square feet to JLL. The third largest tenant, Major League Baseball, subleases 37,385 square feet to the National Bank of Australia, 24,840 square feet to Houlihan Lokey Inc. and 10,525 square feet to Anthos USA Inc. Occupancy at the Mortgaged Property includes the subleased spaces.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Eighty-nine (89) of the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, Lincolnshire Commons, Starwood Capital Group Hotel Portfolio, Hilltop Plaza, Del Amo Fashion Center, iStar Leased Fee Portfolio – Hilton Salt Lake, iStar Leased Fee Portfolio – DoubleTree Seattle Airport, iStar Leased

Fee Portfolio – DoubleTree Mission Valley, iStar Leased Fee Portfolio – One Ally Center, iStar Leased Fee Portfolio – DoubleTree Sonoma, iStar Leased Fee Portfolio – DoubleTree Durango, iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, iStar Leased Fee Portfolio – NASA/JPSS Headquarters, iStar Leased Fee Portfolio – The Buckler Apartments, Jackson Crossing, River City Plaza, Fairfield Inn & Suites – Toledo, 500 South Gravers Road, CVS – Williston, Fairfield Inn & Suites – Huntsville and Walgreens – Clearwater, securing approximately 24.7% of the Initial Pool Balance by allocated loan amount, are each subject to a purchase option, right of first refusal or right of first offer (“ROFO” ) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, the 215 Lexington Avenue Mortgaged Property is a condominium unit that contains one additional condominium unit that is not collateral for the related Mortgage Loan. Each of the two condominium unit owners has a right of first offer to purchase the other condominium unit, provided that, among other conditions, the unit owner that intends to sell (the “Selling Unit”) provides the other condominium unit owner (the “Purchasing Unit”) with written notice of the Selling Unit’s intent to sell, along with a copy of the proposed contract of sale. The Purchasing Unit has 10 business days to notify the Selling Unit if it intends to accept such offer. The right of first refusal does not apply in connection with (a) a sale to an affiliate of the unit owner, (b) the foreclosure of a permitted mortgage as further described under the related condominium association documents or an acceptance of a deed-in-lieu of foreclosure or (c) the transfer of the unit to a permitted mortgagee or its designee as further described under the related condominium association documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lincolnshire Commons, representing approximately 3.8% of the Initial Pool Balance, Northshore University Health System has a ROFO to purchase its leased premises and, if included within the potential sale, the parking lot serving the leased premises, if the landlord offers to sell the leased premises separately from the shopping center. The ROFO does not apply to any foreclosure or deed in lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, Tanager Properties Limited Partnership, the developer of the Holiday Inn Express & Suites Terrel Mortgaged Property, has the right to repurchase the Mortgaged Property in the event of a breach of the covenants, conditions and restriction of the related declaration (the “Declaration”), such as, among other defaults, the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty to or remodeling) or the borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site). In the event the repurchase option is exercised, the borrower are required to release the Mortgaged Property in accordance with the Starwood Capital Group Hotel Portfolio Whole Loan documents (including, without limitation, payment of the applicable release price). See “—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus for additional information. In addition, with respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the borrower’s interest in the franchise agreement, an ownership interest in the borrower or a controlling direct or indirect interest in the borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilltop Plaza, representing approximately 3.5% of the Initial Pool Balance, the tenant Walgreens has an exclusive right to negotiate a contract of sale with the borrower for the Mortgaged Property subject to the Walgreen’s ground lease in the event the borrower decides to offer the leased premises to a third party as a single asset, separate and apart from the shopping center. The tenant entered into a subordination agreement subordinating the lien of the lease to the lien of the Mortgage.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, Charles Schwab, has a right of first offer (the “Schwab ROFO”) to purchase its portion of the Mortgaged Property if the borrower decides to market the Mortgaged Property for sale. The Schwab ROFO is not extinguished by foreclosure; however, the Schwab ROFO does not apply to a foreclosure or deed-in-lieu thereof.

●	With respect to the Mortgage Loan secured by the portfolio of the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 1.8% of the Initial Pool Balance, each tenant at the One Ally Center Mortgaged Property and the Northside Forsyth Hospital Medical Center Mortgaged Property has a right of first refusal in the event the borrower receives a bona fide offer from a third party to purchase the Mortgaged Property. With respect to the NASA/JPSS Headquarters Mortgaged Property, the tenant has a right of first offer in the event the borrower decides to sell the related Mortgaged Property. With respect to The Buckler Apartments Mortgaged Property, the tenant has a right of first offer and a right of first refusal with respect to the Mortgaged Property. In each case, such right of first refusal or right of first offer will not apply in connection with a foreclosure or deed-in-lieu of foreclosure (or in some cases, in connection with a sale of the related Mortgaged Property in a combined sale of at least three other real properties under a contract), but will apply to subsequent purchases. Additionally, the tenants at the Hilton Salt Lake Mortgaged Property, the DoubleTree Seattle Airport Mortgaged Property, the DoubleTree Mission Valley Mortgaged Property, the DoubleTree Sonoma Mortgaged Property and the Durango Mortgaged Property may terminate their leases with respect to an individual Mortgaged Property and offer to purchase any such individual Mortgaged Property that is materially and adversely affected by the borrower’s failure (after notice and expiration of cure periods) to provide applications to governmental authorities for any license, permit or approval necessary for the operation of such Mortgaged Property at a purchase price equal to the net present value of the base rent payable through the expiration of the then-current term. The borrower may accept or reject the tenant’s offer to purchase such individual Mortgaged Property. If the borrower rejects such offer to purchase the individual Mortgaged Property, the lease will terminate with respect to such individual Mortgaged Property and the tenant must vacate such individual Mortgaged Property in accordance with the lease. The borrower may, at all times prior to the closing date for the purchase of the individual Mortgaged Property or the termination of the lease with respect to such individual Mortgaged Property, cancel the tenant’s purchase right or termination right by obtaining the required applications to governmental authorities in sufficient time and manner so that the subject license, permit or approval is obtained or reinstated by a date that is prior to the related closing date or termination date.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, such Mortgaged Property is leased to a single tenant, Yeshiva University, which is the sole member of the borrower, Y Properties Holdings, LLC.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Refinery, representing approximately 0.9% of the Initial Pool Balance, the sole commercial tenant, Warehouse District Restaurant Group, LLC, an affiliate of the borrower, leases approximately 7,824 square feet (comprising 21.7% of gross income) at the Mortgaged Property to operate two restaurants and ancillary office space.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-three (23) of the Mortgaged Properties securing approximately 12.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	With respect to ninety-four (94) Mortgaged Properties, securing approximately 52.2% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgage Loans may permit the related borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or property manager elects to provide third party insurance or self-insure in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to seven (7) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Del Amo Fashion Center, iStar Leased Fee Portfolio, Jackson Crossing, CVS – Williston, Walgreens – Clearwater, Baton Rouge Retail and Fedex - Akron, representing approximately 7.4% of the Initial Pool Balance, the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio - One Ally Center, iStar Leased Fee Portfolio - Northside Forsyth Hospital Medical Center, iStar Leased Fee Portfolio - NASA/JPSS Headquarters, iStar Leased Fee Portfolio - Dallas Market Center: Sheraton Suites, iStar Leased Fee Portfolio - Dallas Market Center: Marriott Courtyard, iStar Leased Fee Portfolio - The Buckler Apartments and iStar Leased Fee Portfolio - Lock-Up Self Storage Facility, securing approximately 0.5% of the Initial Pool Balance, by allocated loan amount, if the tenant at each such Mortgaged Property maintains the insurance coverage required under its related lease, the related borrower is not required to maintain the following insurance coverages: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as York Shopping center, representing approximately 1.5% of the Initial Pool Balance, the borrower is not required to maintain the following insurance coverages with respect to the portion of the Mortgaged Property occupied by the largest tenant, Walmart, so long as certain conditions set forth in the Mortgage Loan documents are satisfied, including that the Wal-Mart tenant maintains, either through a program of self-insurance or otherwise, the following insurance required to be maintained by it under the Wal-Mart lease: (i) all-risk insurance, (ii) boiler and machinery insurance, (iii) flood insurance and (iv) earthquake insurance.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, the 215 Lexington Avenue, 253 Lexington Avenue, 2495 Amsterdam Avenue and 2520 Amsterdam Avenue Mortgaged Properties are currently operating without valid temporary or permanent certificates of occupancy. Pursuant to the Mortgage Loan documents, within 180 days of origination of the Mortgage Loan (the “C/O Cure Period”), the borrower is required to (i) cause a valid temporary or permanent certificate of occupancy to be issued for each of the 253 Lexington Avenue, 2495 Amsterdam Avenue and 2520 Amsterdam Avenue Properties and, to the extent any floors at the 215 Lexington Avenue properties are used for classrooms, obtain an updated valid temporary or permanent certificate of occupancy permitting such classroom use on such floors and deliver copies of such new temporary or permanent certificates of occupancy to the lender, (ii) cause a “Letter of No Objection” to be issued by the New York City Department of Buildings with respect to occupancy or (iii) deliver to the lender a memorandum with respect to the applicable property from a code consultant or land use counsel (in either case as reasonably acceptable to the lender), setting forth such person’s determination that such property complies with all applicable legal requirements without the need to obtain any new or different certificate of occupancy. If, notwithstanding the borrower’s good faith and commercially reasonable diligent compliance with the obligations detailed above, the borrower is not able to complete such obligations within the C/O Cure Period, the C/O Cure Period will be extended for such time as is necessary for the borrower, with the exercise of commercially reasonable diligence, to complete such obligations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lotte Plaza, representing approximately 0.9% of the Initial Pool Balance, the m=Mortgaged Property is subject to use restrictions arising from environmental remediation activities. The Phase I ESA identified a controlled REC related to a former onsite dry cleaners that involved documented subsurface vapor and groundwater contamination. The Mortgaged Property was enrolled in the Maryland Department of the Environment’s (MDE’s) Voluntary Cleanup Program in 2010. A sub-slab depressurization system was installed at the Mortgaged Property and MDE subsequently issued a conditional certificate of completion for all remedial work. The MDE conditions include, among other things, property use restrictions (Tier 2B – restricted commercial and Tier 3B – restricted industrial), no groundwater use beneath the site, semi-annual testing of the existing sub-slab depressurization system, the installation of a sub-slab depressurization system in connection with any new building construction at the property and 5 days’ prior notice to the MDE of any property transfers.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as National Self Storage – ELP 9, representing approximately 0.2% of the Initial Pool Balance, the Mortgaged Property is a self-storage facility consisting of eight buildings that is deemed to be a zoning violation as to front setbacks (46.19 feet existing v. 60 feet required- affects a portion of 3 buildings), rear setback (5 feet existing v. 15 feet required – affects 1 building) and parking (10 spaces existing v. 52 spaces required). Although certificates of occupancy were issued at the time of construction in 2002, the city no longer has documentation pertaining to the approved construction plans, and deems the property to be nonconforming. The loan documents (i) require the borrower to pursue curative zoning measures in the event of an enforcement action or threshold casualty limiting full rebuild; and (ii) provide for springing recourse to the borrower and guarantor for a pay-down of the loan to achieve a LTV greater than 60.0% and a DSCR less than 1.45x in such event.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Refinery, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is located in a designated historic district and may not be altered in any significant way without permission from federal, state and local historic preservation offices. See “—Real Estate and Other Tax Considerations” in this prospectus for additional information.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using values other than “as-is”, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As- Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Crowne Plaza Dallas(1)	2.4%	59.9%	52.6%	$45,100,000	69.4%	61.0%	$38,900,000
The Refinery(2)	0.9%	68.6%	56.6%	$14,500,000	74.3%	61.2%	$13,400,000
Fairfield Inn & Suites – Huntsville(3)	0.4%	65.1%	52.8%	$6,100,000	79.4%	64.4%	$5,000,000

(1)	Reflects an appraisal on an “as-if completed” basis, subject to a valuation date of March 21, 2017.

(2)	Reflects an appraisal on an “as-stabilized” basis, which assumes the completion of ongoing build-out for the ground floor commercial tenants.

(3)	Reflects an appraisal on an “as-completed” basis, subject to an anticipated completion date of November 29, 2017.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, the Appraised Value of $956,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 60.4% and 60.4%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $884,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 65.3% and 65.3%, respectively

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 6.2% of the Initial Pool Balance, the Mortgage Loan is full recourse to a guarantor which is a natural person that has assets other than equity in the related Mortgaged Property that are not de minimis only with respect to (i) a transfer by the borrower of ownership of all or any material portion of the real property comprising part of the Mortgaged Property, (ii) a sale, assignment, pledge or other encumbrance by borrower of the rents and (iii) bankruptcy related carveouts. All recourses for losses are recourse to another entity guarantor that does not have significant assets other than equity in the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime

Portfolio – Uniondale, representing approximately 4.4% of the Initial Pool Balance, the borrower provided the lender with an environmental insurance policy. In the event the borrower fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is, pursuant to an environmental indemnity agreement, full recourse to the borrower and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Two Independence Square, representing approximately 4.0% of the Initial Pool Balance, there is no separate nonrecourse carveout guarantor other than the related borrower.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, the aggregate liability of the non-recourse carveout guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus reasonable third-party collection costs actually incurred by the lender in connection with the enforcement of its rights under the guaranty or any other Mortgage Loan document. In addition, in connection with any permitted transfer under the Mortgage Loan documents that results in (x) a change of control of the borrowers and/or (y) the transfer of more than 49% of the direct or indirect equity interests in the borrowers, the borrowers are permitted to provide a substitute guarantor to act as a replacement guarantor under the nonrecourse carve-out guaranty, the environmental indemnity and, if applicable as of such date, any guaranties related to new PIPs required by any franchise agreement upon certain terms and conditions set forth in the Mortgage Loan documents, which include, without limitation, delivery of evidence that (i) such new guarantor is owned and controlled by, or under common control with, (ii) the transferee and owns at least 10% of the equity interests in the borrower, and (iii) the replacement guarantor has a net worth of not less than $400,000,000 (excluding any interests in and liabilities attributable to the Mortgaged Properties) or an equity market capitalization not less than $500,000,000 (including any interests in the Mortgaged Properties).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Center Chicago, representing approximately 3.1% of the Initial Pool Balance, only the single purpose entity borrower (University Center Property LLC) is liable for customary carve-outs. No minimum net worth or liquidity was required under the Mortgage Loan documents. The Cut-Off Date LTV Ratio is 59.3% for the Mortgage Loan and the loan documents require hard/upfront cash management. A Phase I ESA was obtained in connection with loan origination that indicates no REC’s, controlled REC’s or historical REC’s requiring action.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, for so long as Simon Property Group, L.P. (the current guarantor) or certain affiliates of JPMorgan Chase Bank, N.A. (none of whom are presently guarantors but one or more of which may become a replacement guarantor in accordance with the conditions set forth in the Whole Loan documents) is the guarantor, the liability of such guarantors under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped at $117,000,000 in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as iStar Leased Fee Portfolio, representing approximately 1.8% of the Initial Pool Balance, upon the completion of Safety, Income and Growth Inc. (“SAFE”) becoming a public vehicle, the loan documents provide for SAFE to become the non-recourse carveout guarantor in lieu of the current guarantor, provided that SAFE has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. There can be no assurance as to whether, or when, any of these transactions will occur.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Sable Pointe Apartments and Hampton Inn & Suites – Minooka, collectively representing approximately 1.7% of the Initial Pool Balance, the related Mortgage Loan documents provide that recourse for material physical waste is not applicable to the extent such waste results solely from the failure to provide services or repairs or to take other actions regarding the Mortgaged Property where the borrower lacks available and necessary funds from the Mortgaged Property’s operations to do so.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Long Island Prime Portfolio - Uniondale, representing approximately 4.4% of the Initial Pool Balance, the borrower may convey its present leasehold interests (but not its reversionary interest) in any property to the Industrial Development Agency for the State of New York or the county/town in which such property is located for the purpose of participating in a PILOT program. The loan agreement requires (i) 30 days’ prior written notice to the lender, (ii) that the leasehold interest in the applicable property remain subject to the applicable mortgage, and (iii) that the borrower retain in substance all economic benefits of and practical control over the applicable property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, such

Mortgaged Properties were previously granted a tax exemption pursuant to Section 420-a of the NYS Real Property Law. The related borrower has filed the necessary paperwork to maintain the tax exemption, however there is no assurance that a tax exemption will be granted. In the event that all real estate taxes are no longer abated, the cumulative amount of real estate taxes for the Yeshiva University Portfolio properties would total approximately $3,872,443.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Refinery, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property benefits from a tax abatement program (the “Restoration Tax Abatement”) approved by the State of Louisiana related to the borrower’s restoration of related improvements at the Mortgaged Property. Pursuant to the Restoration Tax Abatement, ad valorem property taxes on all qualified improvements are abated for an initial term of five years expiring on July 31, 2021. The borrower is required to file annually with the assessor of Orleans parish any taxpayer’s report required by law on forms furnished by the assessor in order to have the Mortgaged Property separately listed on the assessment rolls. The lender underwrote taxes based on the average estimated property taxes over the next ten years.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn & Suites - Minooka, representing approximately 0.8% of the Initial Pool Balance, such Mortgaged Property benefits from a 75.0% tax abatement for the 2016 tax year, 50.0% tax abatement for the 2017 tax year and a 25.0% tax abatement for the 2018 tax year. The tax abatements are scheduled to terminate in 2018. In addition, the Mortgaged Property benefits from a hotel sales tax rebate for 90.0% of its sales tax burden for ten years commencing in December 2015, provided, the total tax benefit from the tax abatement and the sales tax rebate shall not exceed $1,500,000.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twelve (12) Mortgage Loans, representing approximately 41.8% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-five (25) Mortgage Loans, representing approximately 29.5% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Twenty-four (24) Mortgage Loans, representing approximately 17.2% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Two (2) Mortgage Loans, representing approximately 7.6% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate. Excess cash flow (net of interest at the pre-Anticipated Repayment Date rate and certain operating costs) will be applied to ARD loan principal payments until zero balance then to deferred interest.

One (1) Mortgage Loan, representing approximately 4.0% of the Initial Pool Balance, provides for interest-only payments for 48 months and thereafter requires monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate. Excess cash flow (net of interest at the pre-Anticipated Repayment Date rate and certain operating costs) will be applied to ARD loan principal payments until zero balance then to deferred interest.

Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	12	$ 473,700,000	41.8%
Interest-only, Amortizing Balloon	25	333,710,000	29.5
Amortizing Balloon	24	194,824,836	17.2
Interest-only, ARD	2	85,600,000	7.6
Interest-only, Amortizing ARD	1	45,000,000	4.0
Total:	64	$ 1,132,834,836	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance (%)
1	14	$ 271,446,771	24.0%
4	1	27,000,000	2.4
5	10	80,113,597	7.1
6	25	530,437,687	46.8
11	14	223,836,782	19.8
Total:	64	$ 1,132,834,836	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	53	$ 973,588,065	85.9%
5	6	93,131,669	8.2
7	5	66,115,102	5.8
Total:	64	$ 1,132,834,836	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis“).

ARD Loans

Three Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road, Yeshiva University Portfolio and iStar Leased Fee Portfolio (each, an “ARD Loan“), representing approximately 11.5% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date“), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate“) rather than the stated Mortgage Rate (the “Initial Rate“). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

The ARD Loans are interest-only; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately one to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

In addition, certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-five (55) of the Mortgage Loans, representing approximately 87.9% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period“) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities“) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Six (6) of the Mortgage Loans, representing approximately 8.9% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Three (3) Mortgage Loans, representing approximately 3.1% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

In addition:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, defeasance is permitted at any time after the earlier to occur of (a) the end of the two year period commencing on the closing date of the securitization of the last component note to be securitized (the “REMIC Prohibition Period“) and (b) May 2, 2020. If, however, the REMIC Prohibition Period occurs later than May 2, 2020, the borrower may, until the expiration of the REMIC Prohibition Period: (i) partially defease the Del Amo Fashion Center Whole Loan to the extent that the related promissory notes have been securitized more than 2 years prior to the closing of their respective securitizations, and (ii) partially prepay the balance of the Del Amo Fashion Center Whole Loan to the extent they have not been securitized for such time, together with a prepayment premium that is based on the greater of 1.0% of the outstanding balance or yield maintenance for the related amount.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as First Stamford Place, representing approximately 2.1% of the Initial Pool Balance, defeasance is permitted at any time after the second anniversary of the startup date of the securitization which holds the last component note to be securitized. If, however, the REMIC Prohibition Period occurs later than August 1, 2020, the borrower may, until the expiration of the REMIC Prohibition Period: (i) partially defease the First Stamford Place Whole Loan to the extent that the related promissory notes have been securitized more than 2 years prior to the closing of their respective securitizations, and (ii) partially prepay the balance of the First Stamford Place Whole Loan to the extent they have not been securitized for such time, together with a prepayment premium that is based on the greater of 1.0% of the outstanding balance or yield maintenance for the related amount.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
1-3	18	23.0%
4-6	41	64.3
7	5	12.7
Total:	64	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not (i) prohibit transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of fifty-eight (58) of the Mortgage Loans (the “Defeasance Loans“), representing approximately 91.1% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period“) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option“) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date“), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit“) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Uniondale, representing approximately 4.4% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instrument by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) defeasance in an amount equal to 115% of the allocated loan amount of the individual Mortgaged Property being defeased, (ii) after giving effect to such defeasance, the debt yield must be no less than the greater of (a) 10.21% and (y) the debt yield immediately prior to such release and (iii) satisfaction of the REMIC requirements.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Columbia Park Shopping Center, representing approximately 4.4% of the Initial Pool Balance, the Mortgage Loan features a release provision for a theater parcel (the “Release Parcel”) to allow for future multifamily redevelopment. The borrower may obtain the release of the Release Parcel from the lien of the Mortgage Loan and mezzanine loan with satisfaction of the following requirements (i) a bona fide third party sale of the Release Parcel subject to the satisfaction of certain conditions including a partial defeasance of the principal of the Mortgage Loan by an amount equal to the greater of (a) $8,864,100 and (b) the lender’s percentage (88.7%) of the net sales proceeds associated with the sale of the Release Parcel; (ii) after giving effect to such partial release, the DSCR for the remaining property is not less than the greater of (a) 1.21x and (b) the DSCR for the property (including such release parcel) immediately prior to such release; (iii) after giving effect to such partial release, the LTV for the remaining property is not greater than the lesser of (a) 68.0% and (b) the LTV for the property (including such release parcel) immediately prior to such release; (iv) after giving effect to such partial release, the debt yield for the remaining property is not less than the greater of (a) 7.0% and (b) the debt yield for the property (including such release parcel) immediately prior to such release; and (v) the future use of such parcel is to be solely for the purpose of redevelopment for use as a multifamily property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Yeshiva University Portfolio, representing approximately 4.0% of the Initial Pool Balance, the related borrower may obtain the release of one or both of the 2495 Amsterdam Avenue and 2520 Amsterdam Avenue Mortgaged Properties (the “Amsterdam Avenue Mortgaged Properties”) in connection with a refinancing or a bona fide third-party sale, subject to the satisfaction of certain conditions including: (i) defeasance of the Yeshiva University Portfolio Whole Loan in an amount equal to 125% of the allocated loan amount of the applicable Amsterdam Avenue property and such further amount as may be required to satisfy the condition set forth in clause (iii) below, (ii) after giving effect to such release, the net operating income debt yield is no less than the greater of (a) the net operating income debt yield immediately preceding such release and (b) 10.96% and (iii) the loan-to-value ratio of the remaining Yeshiva University Portfolio properties is no greater than 125%. Upon release of one or both of the Amsterdam Avenue Mortgaged Properties, the rent due to the borrower under the Yeshiva University lease will be reduced in accordance with the terms of the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others, (i) payment of an amount equal to or exceeding the Release Price (as defined below) with respect to such individual Mortgaged Property, (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the Mortgage Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than the greater of (a) 2.65x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release, provided that the borrowers are permitted to prepay a portion of the Whole Loan in an amount reasonably determined by the lender necessary to satisfy the debt service coverage ratio requirement (together with the yield maintenance premium, if applicable) or deposit cash with the lender in an amount determined by the lender necessary to, after giving effect to the release, satisfy the debt service coverage ratio requirement, and (iii) satisfaction of REMIC requirements. Notwithstanding the foregoing, in the event Tanger Properties Limited Partnership exercises its repurchase right under a recorded declaration and agreement affecting the Holiday Inn Express & Suites Terrell Mortgaged Property to purchase such Mortgaged Property, the borrowers are required to promptly cause the Mortgaged Property to be released in compliance with the Mortgage Loan documents (including payment of the applicable Release Price) at such time, including, without limitation, during the lockout period. “Release Price” means the following amount: (1) if less than $57,727,000 of the Whole Loan has been prepaid in connection with prior releases, then 105% of the allocated loan amount of each such individual Mortgaged Property being released, (2) if less than $86,590,500 has been prepaid, then 110% of the allocated loan amount of each such individual Mortgaged Property being released, (3) if less than $115,454,000 has been prepaid, then 115% of the allocated loan amount of each such individual Mortgaged Property being released and (4) (A) after $115,454,000 has been prepaid or (B) if such individual Mortgaged Property being released are to be conveyed to an affiliate of the borrowers or certain of its affiliates, then the “Release Price” means in each case 120% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released. If the release of any individual Mortgaged Property causes the aggregate prepaid Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” under the Mortgage Loan documents is required to equal the sum of (x) the portion of the allocated loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the corresponding percentage and (y) the portion of the allocated loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage shown above.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Cleveland East Office Portfolio, representing approximately 2.6% of the Initial Pool Balance, the borrower is permitted to partially release either the three Landerbrook Corporate Center buildings (collectively, the “Landerbrook Cooperate Center Property”) or the Metropolitan Plaza Property in connection with a bona fide third party sale, subject to certain conditions, including (i) no event of default has occurred or is continuing; (ii) partial defeasance of the Cleveland East Office Portfolio Whole Loan in the amount equal to the greater of 120% of the released property’s allocated loan balance and 95% of the net sales proceeds; (iii) the debt service coverage ratio with respect to the remaining property will be no less than the greater of 1.55x and the debt service coverage ratio immediately prior to the release; (iv) the loan-to-value ratio with respect to the remaining property will be no greater than the lesser of 70.0% and the loan-to-value ratio immediately prior to the release; and (v) the debt yield with respect to the remaining property will be no less than the greater of 10.22% and the debt yield immediately prior to the release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 1.8% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments either by prepayment or by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) payment of a release price (or, in the event of a partial release by defeasance, defeasing a release price) equal to 120% of the allocated loan amount with respect to such individual property or individual properties, (ii) satisfaction of certain loan-to-value ratio and debt service coverage ratio tests with respect to the remaining Mortgaged Properties, and (iii) satisfaction of REMIC requirements.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Super 8 Resort Portfolio, representing approximately 1.3% of the Initial Pool Balance, the related borrower may obtain a release of an individual property from the lien of the Mortgage Loan in connection with a bona fide third-party sale, subject to the satisfaction of certain conditions including, among others, partial defeasance in an amount equal to the greater of (i) 100% of the net sales proceeds and (ii) 125% of the allocated loan amount.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Fifty-one (51) of the Mortgage Loans, representing approximately 68.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-three (53) of the Mortgage Loans, representing approximately 77.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-five (25) of the Mortgage Loans, representing approximately 59.5% of the portion of the Initial Pool Balance that is secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Forty-three (43) of the Mortgage Loans, representing approximately 46.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Seven (7) of the Mortgage Loans, representing approximately 9.8% of the Initial Pool Balance, require seasonality reserves that were deposited in connection with the origination of such Mortgage Loans and/or that are required to be funded on an ongoing basis or, in certain cases, are required to be funded upon specified trigger events.

Six (6) of the Mortgage Loans, representing approximately 7.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) of the Mortgage Loans, representing approximately 2.6% of the Initial Pool Balance, provide for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	25	$ 541,499,248	47.8%
Hard/Upfront Cash Management	6	254,965,102	22.5
Springing	24	237,754,696	21.0
Soft/Springing Cash Management	2	49,977,447	4.4
None	7	48,638,343	4.3
Total:	64	$ 1,132,834,836	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents.

From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”.

Two (2) Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, were originated or acquired by Wells Fargo Bank, National Association with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Center Chicago, representing approximately 3.1% of the Cut-off Date Pool Balance, Blaze Fast Fire’d Pizza’s (new tenant) rent was included in the underwritten base rent; however, the tenant is not yet in occupancy and no gap rent reserve related to the tenant was collected at origination, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Cut-off

Date LTV, U/W NCF DSCR and U/W NCF Debt Yield are 59.3%, 2.69x and 10.7%, respectively; and excluding the income attributed to Blaze Fast Fire’d Pizza, the Cut-off Date U/W NCF DSCR and U/W NCF Debt Yield would be 2.67x and 10.6%, respectively; (b) Blaze Fast Fire’d Pizza represents only 0.5% of the net rentable area and 0.5% of the U/W base rent at the Mortgaged Property and is expected to take occupancy and begin paying rent in April 2018; (c) the Mortgaged Property benefits from its location on the ground floor of an 18-story student housing building containing 1,732 beds; (d) the sponsor established an upfront reserve of approximately $185,951 for outstanding tenant improvements and leasing costs associated with Blaze Fast Fire’d Pizza’s space; and (e) the senior leaders of the sponsor have more than 150 years of combined commercial real estate experience. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens – Clearwater, representing approximately 0.3% of the Cut-off Date Pool Balance, the underwritten management fee (1.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to Walgreens (rated Baa2/BBB by Moody’s/S&P, respectively) on a 75-year triple net lease term through October 2091; (b) the U/W LTV and U/W NCF DSCR is 46.4% and 2.25x, respectively; and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would still be approximately 2.20x; and (c) the Mortgaged Property is located in an area with a 2016 estimated population and average household income within a five-mile radius of the Mortgaged Property of 217,505 and $58,975, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the

Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, two of the twenty-one pari passu notes comprising the related whole loan, representing approximately 6.1% of such whole loan, are held by Starwood Mortgage Funding II LLC, an affiliate of the borrower. The related co-lender agreement provides that Starwood Mortgage Funding II LLC will have no rights as a non-controlling noteholder under such agreement and will not be permitted to receive any notices, reports, information or other deliverables otherwise required to be delivered to any non-controlling noteholder under the agreement.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Under- written NCF DSCR(1)
225 & 233 Park Avenue South(2)	$ 70,000,000	6.2%	$ 195,000,000	$ 165,000,000	N/A	4.113%	31.3%	57.3%	3.27x	1.59x
Long Island Prime Portfolio – Uniondale	$ 50,000,000	4.4%	$ 45,970,000	$ 147,950,000	N/A	5.416%	61.9%	76.2%	2.49x	1.66x
Columbia Park Shopping Center	$ 50,000,000	4.4%	$ 7,958,333	$ 12,700,000	N/A	5.387%	60.3%	68.0%	1.63x	1.21x
245 Park Avenue	$ 45,000,000	4.0%	$ 568,000,000	$ 1,035,000,000	$ 120,000,000	4.300%	48.9%	80.0%	2.73x	1.42x
First Stamford Place	$ 24,200,000	2.1%	$ 16,000,000	$ 139,800,000	N/A	4.280%	57.5%	63.2%	2.71x	1.73x
Crowne Plaza JFK	$ 20,250,000	1.8%	$ 4,300,000	$ 20,250,000	N/A	6.241%	65.3%	72.3%	1.63x	1.35x
Total	$ 259,450,000	22.9%	$ 837,228,333	$ 1,520,700,000	$ 120,000,000

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	The mezzanine debt is expected to be split into three mezzanine loans and sold to unrelated third parties. The weighted average interest rate on the split mezzanine loans will not exceed the current interest rate on the mortgage loan.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and

(g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut- off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
225 & 233 Park Avenue South	$ 70,000,000	N/A	54.46%	1.67x	N/A	Yes	Yes
Starwood Capital Group Hotel Portfolio(4)	$ 40,000,000	N/A	64.9%	2.65x(5)	N/A	Yes	Yes
181 Second Avenue	$ 22,600,000	N/A	80.0%	1.50x	N/A	Yes	Yes
Crowne Plaza JFK	$ 20,250,000	N/A	74.0%	1.25x	9.6%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Future mezzanine debt is permitted only after the date that is the earlier of (i) May 24, 2018 and (ii) the date that the Starwood Capital Group Hotel Portfolio Whole Loan is securitized in full.

(5)	The Combined Minimum DSCR is required to be equal to or less than 1.75x if the mezzanine loan has a floating interest rate.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-

sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as River City Plaza, representing approximately 1.3% of the Initial Pool Balance, an affiliate of the borrower has pledged approximately 15% of its indirect ownership interest in the borrower to First National Bank of Okmulgee as security for a $2,000,000 corporate credit facility (the “Bank of Okmulgee Pledges”). While the Mortgage Loan documents permit the Bank of Okmulgee Pledges, any transfer that results from a foreclosure of such Bank of Okmulgee Pledges would only be permitted to the extent the transfer conditions in the Mortgage Loan documents are met. The Mortgage Loan documents prohibit any transfers of direct or indirect equity interest in the borrower that would cause the transferee or its affiliate to acquire control of the borrower or the borrower sponsor

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance, without the prior consent of the lender, the borrower is prohibited from entering into a property assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property; provided, that the borrower is permitted to obtain such a loan (which, in each case, is not to exceed $7,000,000), subject to lender’s reasonable approval and delivery of a rating agency confirmation. Failure to timely pay such assessments may give rise to a lien against the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens – Clearwater, representing approximately 0.3%of the Initial Pool Balance, the loan documents may not prohibit the borrower from incurring Property Assessed Clean Energy loans in connection with the Mortgaged Property pursuant to Florida statue.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 4.4% of the Initial Pool Balance, an investor (the “Preferred Equity Holder”) holds a preferred equity interest in the borrower sponsor with a balance allocable to the Mortgage Loan of approximately $40,525,135. The Preferred Equity Holder is entitled to a mandatory monthly preferred current return on its investment payable from cash flow from the Mortgaged Property equal to 7% per annum, compounded monthly, and to the extent there is available cash flow after expenses are paid, an aggregate preferred return of 12% per annum, compounded monthly. Upon the occurrence of any material default under the preferred equity agreement (i) the aggregate preferred return will increase by an additional 3%, compounded monthly and (ii) among other remedies, the Preferred Equity Holder has the right to replace the managing member of the borrower and force a sale of the Mortgaged Properties.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, Lakeside Shopping Center, Long Island Prime Portfolio – Uniondale, Columbia Park Shopping Center, 245 Park Avenue, Two Independence Square, Yeshiva University Portfolio, Starwood Capital Group Hotel Portfolio, University Center Chicago, Del Amo Fashion Center, Cleveland East Office Portfolio, First Stamford Place, iStar Leased Fee Portfolio, Crowne Plaza JFK, Hilton Garden Inn Chicago/North Loop and Marble Hall Gardens is part of a Whole

Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder“ or “Companion Holders“) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement“). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“245 Park Avenue Trust 2017-245P TSA“ means the trust and servicing agreement governing the servicing of the 245 Park Avenue Whole Loan.

“Companion Loan Rating Agency“ means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note“ means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder“ means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“CSAIL 2017-C8 PSA“ means the pooling and servicing agreement governing the servicing of the Marble Hall Gardens Whole Loan.

“CSMC 2017-MOON TSA“ means the trust and servicing agreement governing the servicing of the Two Independence Square Whole Loan.

“DAFC 2017-AMO TSA“ means the trust and servicing agreement governing the servicing of the Del Amo Fashion Center Whole Loan.

“DBJPM 2017-C6 PSA“ means the pooling and servicing agreement governing the servicing of the Starwood Capital Group Hotel Portfolio Whole Loan.

“Hilton Garden Inn Chicago/North Loop PSA“ means the pooling and servicing agreement relating to the securitization of the Hilton Garden Inn Chicago/North Loop Control Note.

“JPMCC 2017-JP7 PSA“ means the pooling and servicing agreement governing the servicing of the First Stamford Place Whole Loan.

“Lakeside Shopping Center PSA“ means the pooling and servicing agreement relating to the securitization of the Lakeside Shopping Center Control Note.

“Long Island Prime Portfolio – Uniondale PSA“ means the pooling and servicing agreement relating to the securitization of the Long Island Prime Portfolio – Uniondale Control Note.

“MSC 2017-H1 PSA“ means the pooling and servicing agreement governing the servicing of the Yeshiva University Whole Loan and the iStar Leased Fee Portfolio Whole Loan.

“Non-Control Note“ means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder“ means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator“ means with respect to (i) the Starwood Capital Group Hotel Portfolio Whole Loan, the certificate administrator under the DBJPM 2017-C6 PSA, (ii) the 245 Park Avenue Whole Loan, the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA, (iii) the Del Amo Fashion Center Whole Loan, the certificate administrator under the DAFC 2017-AMO TSA, (iv) the Two Independence Square Whole Loan, the certificate administrator under the CSMC 2017-MOON TSA, (v) the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, the certificate administrator under the MSC 2017-H1 PSA, (vi) the First Stamford Place Whole Loan, the certificate administrator under the JPMCC 2017-JP7 PSA, (vii) the Marble Hall Gardens Whole Loan, the certificate administrator under the CSAIL 2017-C8 PSA and (viii) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan“ means each of (i) the 245 Park Avenue Companion Loans, the Two Independence Square Companion Loans, the Yeshiva University Portfolio Companion Loans, the Starwood Capital Group Hotel Portfolio Companion Loans, the Del Amo Fashion Center Companion Loans, the First Stamford Place Companion Loans, the iStar Leased Fee Portfolio Companion Loans and the Marble Hall Gardens Companion Loan and (ii) after the related Servicing Shift Securitization Date, each of the Lakeside Shopping Center Companion Loans, the Long Island Prime Portfolio – Uniondale Companion Loans, the University Center Chicago Companion Loan and the Hilton Garden Inn Chicago/North Loop Companion Loan.

“Non-Serviced Directing Certificateholder“ means with respect to (i) the 245 Park Avenue Whole Loan, the directing certificateholder (or equivalent) under the 245 Park Avenue Trust 2017-245P TSA, (ii) the Two Independence Square Whole Loan, the directing certificateholder (or its equivalent) under the CSMC 2017-MOON TSA, (iii) the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the MSC 2017-H1 PSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the directing certificateholder (or equivalent) under the DBJPM 2017-C6 PSA, (v) the Del Amo Fashion Center Whole Loan, the directing certificateholder (or equivalent) under the DAFC 2017-AMO TSA, (vi) the First Stamford Place Whole Loan, the directing certificateholder (or equivalent) under the JPMCC 2017-JP7 PSA, (vii) the Marble Hall Gardens Whole Loan, the directing certificateholder (or equivalent) under the CSAIL 2017-C8 PSA and (viii) and any Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer“ means with respect to (i) the 245 Park Avenue Whole Loan, the servicer under the 245 Park Avenue Trust 2017-245P TSA, (ii) the Two Independence Square Whole Loan, the servicer under the CSMC 2017-MOON TSA, (iii) the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, the master servicer under the MSC 2017-H1 PSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the master servicer under the DBJPM 2017-C6 PSA, (v) the Del Amo

Fashion Center Whole Loan, the servicer under the DAFC 2017-AMO TSA, (vi) the First Stamford Place Whole Loan, the master servicer under the JPMCC 2017-JP7 PSA, (vii) the Marble Hall Gardens Whole Loan, the master servicer under the CSAIL 2017-C8 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan“ means each of the 245 Park Avenue Mortgage Loan, the Two Independence Square Whole Loan, the Yeshiva University Portfolio Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Del Amo Fashion Center Mortgage Loan, the First Stamford Place Mortgage Loan, the iStar Leased Fee Portfolio Mortgage Loan and the Marble Hall Gardens Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan“ means each of the Yeshiva University Portfolio Whole Loan, the Starwood Capital Group Hotel Portfolio Whole Loan, the First Stamford Place Whole Loan, the iStar Leased Fee Portfolio Whole Loan and the Marble Hall Gardens Whole Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Pari Passu Whole Loan related to the issuing entity.

“Non-Serviced PSA“ means with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P TSA, (ii) the Two Independence Square Whole Loan, the CSMC 2017-MOON TSA, (iii) the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, the MSC 2017-H1 PSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the DBJPM 2017-C6 PSA, (iv) the Del Amo Fashion Center Whole Loan, the DAFC 2017-AMO TSA, (iv) the First Stamford Place Whole Loan, the JPMCC 2017-JP7 PSA, (vii) the Marble Hall Gardens Whole Loan, the CSAIL 2017-C8 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer“ means with respect to (i) the 245 Park Avenue Whole Loan, the special servicer under the 245 Park Avenue Trust 2017-245P TSA, (ii) the Two Independence Square Whole Loan, the special servicer under the CSMC 2017-MOON TSA, (iii) the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, the special servicer under the MSC 2017-H1 PSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the special servicer under the DBJPM 2017-C6 PSA, (iv) the Del Amo Fashion Center Whole Loan, the special servicer under the DAFC 2017-AMO TSA, (vi) the First Stamford Place Whole Loan, the special servicer under the JPMCC 2017-JP7 PSA, (vii) the Marble Hall Gardens Whole Loan, the special servicer under the CSAIL 2017-C8 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan“ means each of the 245 Park Avenue Subordinate Companion Loans, the Del Amo Fashion Center Subordinate Companion Loans, and the Two Independence Square Subordinate Companion Loan.

“Non-Serviced Trustee“ means with respect to (i) the 245 Park Avenue Whole Loan, the trustee under the 245 Park Avenue Trust 2017-245P TSA, (ii) the Two Independence Square Whole Loan, the trustee under the CSMC 2017-MOON TSA, (iii) the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, the trustee under the MSC 2017-H1 PSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the trustee under the DBJPM 2017-C6 PSA, (v) the Del Amo Fashion Center Whole Loan, the trustee under the DAFC 2017-AMO TSA, (vi) the First Stamford Place Whole Loan, the trustee under the JPMCC 2017-JP7 PSA, (vii) the Marble Hall Gardens Whole Loan, the

trustee under the CSAIL 2017-C8 PSA and (viii) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan“ means each of the 245 Park Avenue Whole Loan, the Two Independence Square Whole Loan, the Yeshiva University Portfolio Whole Loan, the Starwood Capital Group Hotel Portfolio Whole Loan, the Del Amo Fashion Center Whole Loan, the First Stamford Place Whole Loan, the iStar Leased Fee Portfolio Whole Loan and the Marble Hall Gardens Whole Loan. On and after each Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Other Master Servicer“ means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA“ means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan“ means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan“ means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan“ means each of the 225 & 233 Park Avenue South Mortgage Loan, the Columbia Park Shopping Center Mortgage Loan, the Cleveland East Office Portfolio Mortgage Loan and the Crowne Plaza JFK Mortgage Loan. Prior to each Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan“ means each of the 225 & 233 Park Avenue South Companion Loans, the Columbia Park Shopping Center Companion Loan, the Cleveland East Office Portfolio Companion Loan and the Crowne Plaza JFK Companion Loan. Prior to the applicable Servicing Shift Securitization Date, each of the Lakeside Shopping Center Companion Loans, the Long Island Prime Portfolio – Uniondale Companion Loans, the University Center Chicago Companion Loan and the Hilton Garden Inn Chicago/North Loop Companion Loan will be Serviced Pari Passu Companion Loans.

“Serviced Pari Passu Mortgage Loan“ means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan“ means each of the 225 & 233 Park Avenue South Whole Loan, the Columbia Park Shopping Center Whole Loan, the Cleveland East Office Portfolio Whole Loan and the Crowne Plaza JFK Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Whole Loan“ means the 225 & 233 Park Avenue South Whole Loan, the Columbia Park Shopping Center Whole Loan, the Cleveland East Office Portfolio Whole Loan and the Crowne Plaza JFK Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan“ means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Control Note on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the

Lakeside Shopping Center Mortgage Loan, the Long Island Prime Portfolio – Uniondale Mortgage Loan, the University Center Chicago Mortgage Loan and the Hilton Garden Inn Chicago/North Loop Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA“ means each of the Lakeside Shopping Center PSA, the Long Island Prime Portfolio – Uniondale PSA, the University Center Chicago PSA and the Hilton Garden Inn Chicago/North Loop PSA.

“Servicing Shift Securitization Date“ means with respect to each Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan“ means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Control Note on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Lakeside Shopping Center Whole Loan, the Long Island Prime Portfolio – Uniondale Whole Loan, the University Center Chicago Whole Loan and the Hilton Garden Inn Chicago/North Loop Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan“ means each Non-Serviced Subordinate Companion Loan.

“University Center Chicago PSA“ means the pooling and servicing agreement relating to the securitization of the University Center Chicago Control Note.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
225 & 233 Park Avenue South	$ 70,000,000	6.2%	$ 165,000,000	N/A	31.3%	31.3%	3.27x	3.27x
Lakeside Shopping Center	$ 58,000,000	5.1%	$ 117,000,000	N/A	47.9%	47.9%	2.74x	2.74x
Long Island Prime Portfolio – Uniondale	$ 50,000,000	4.4%	$ 147,950,000	N/A	61.9%	61.9%	2.49x	2.49x
Columbia Park Shopping Center	$ 50,000,000	4.4%	$ 12,700,000	N/A	60.3%	60.3%	1.63x	1.63x
245 Park Avenue	$ 45,000,000	4.0%	$ 1,035,000,000	$ 120,000,000	48.9%	54.3%	2.73x	2.45x
Two Independence Square	$ 45,000,000	4.0%	$ 119,000,000	$ 61,700,000	43.7%	60.2%	3.80x	2.76x
Yeshiva University Portfolio	$ 45,000,000	4.0%	$ 95,000,000	N/A	40.5%	40.5%	1.97x	1.97x
Starwood Capital Group Hotel Portfolio	$ 40,000,000	3.5%	$ 537,270,000	N/A	60.4%	60.4%	2.72x	2.72x
University Center Chicago	$ 35,000,000	3.1%	$ 85,600,000	N/A	59.3%	59.3%	2.69x	2.69x
Del Amo Fashion Center	$ 30,000,000	2.6%	$ 429,300,000	$ 125,700,000	39.8%	50.6%	3.34x	2.63x
Cleveland East Office Portfolio	$ 30,000,000	2.6%	$ 12,000,000	N/A	70.0%	70.0%	1.55x	1.55x
First Stamford Place	$ 24,200,000	2.1%	$ 139,800,000	N/A	57.5%	57.5%	2.71x	2.71x
iStar Leased Fee Portfolio	$ 20,600,000	1.8%	$ 206,400,000	N/A	65.6%	65.6%	2.12x	2.12x
Crowne Plaza JFK	$ 20,250,000	1.8%	$ 20,250,000	N/A	65.3%	65.3%	1.63x	1.63x
Hilton Garden Inn Chicago/North Loop	$ 13,966,888	1.2%	$ 19,952,697	N/A	57.2%	57.2%	1.59x	1.59x
Marble Hall Gardens	$ 9,977,447	0.9%	$ 11,474,065	N/A	68.3%	68.3%	1.74x	1.74x

(1)	Calculated including any related Companion Loans but excluding any related mezzanine debt and Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan excluding mezzanine debt.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the controlling note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
245 Park Avenue	245 Park Avenue Trust 2017-245	245 Park Avenue Trust 2017-245	Prima Capital Advisors LLC
Two Independence Square	CSMC 2017-MOON	CSMC 2017-MOON	Prima Capital Advisors LLC
Yeshiva University Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	DBJPM 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregate I L.P.
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO	Core Credit Partners A LLC
First Stamford Place	JPMCC 2017-JP7	JPMCC 2017-JP7	Massachusetts Mutual Life Insurance Company
iStar Leased Fee Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Marble Hall Gardens	CSAIL 2017-C8	CSAIL 2017-C8	Eightfold Real Estate Capital Fund V, L.P.

(1)	Does not include the Lakeside Shopping Center Whole Loan, the Long Island Prime Portfolio – Uniondale Whole Loan, the University Center Chicago Whole Loan and the Hilton Garden Inn Chicago/North Loop Whole Loan, for each of which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder of the Lakeside Shopping Center Whole Loan, the Long Island Prime Portfolio – Uniondale Whole Loan, the University Center Chicago Whole Loan and the Hilton Garden Inn Chicago/North Loop Whole Loan will be Morgan Stanley Bank, National Association, Goldman Sachs Mortgage Company, Wells Fargo Bank, National Association and Wells Fargo Bank, National Association, respectively, in each case as holder of the related Control Note. With respect to each such Whole Loan, after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust governed by the related Servicing Shift PSA. The initial directing certificateholder after such Servicing Shift Securitization Date is expected to be the controlling class representative or other directing certificateholder under the related Servicing Shift PSA.

(2)	As of the closing date of the related securitization.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
225 & 233 Park Avenue South	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$70,000,000 $60,000,000 $60,000,000 $45,000,000	WFCM 2017-C39 Barclays Bank PLC Barclays Bank PLC WFCM 2017-C38
Lakeside Shopping Center	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$59,000,000 $58,000,000 $58,000,000	Morgan Stanley Bank, National Association WFCM 2017-C39 Barclays Bank PLC
Starwood Capital Group Hotel Portfolio

Note A-1

Note A-2-1

Note A-2-2

Note A-3

Note A-4

Note A-5

Note A-6-1

Note A-6-2

Note A-7

Note A-8

Note A-9

Note A-10

Note A-11

Note A-12

Note A-13-1

Note A-13-2

Note A-14

Note A-15

Note A-16-1

Note A-16-2

Note A-17

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$40,000,000

$45,000,000

$15,000,000

$72,500,000

$59,317,500

$50,000,000

$40,000,000

$10,000,000

$40,000,000

$20,000,000

$20,000,000

$20,000,000

$15,000,000

$15,000,000

$14,317,500

$7,500,000

$11,817,500

$25,000,000

$15,000,000

$10,000,000

$31,817,500

DBJPM 2017-C6

JPMCC 2017-JP7

JPMorgan Chase Bank, National Association

BANK 2017-BNK5

BANK 2017-BNK6

WFCM 2017-C38

WFCM 2017-C39

Barclays Bank PLC

DBJPM 2017-C6

CD 2017-CD5(2)

JPMorgan Chase Bank, National Association

CD 2017-CD5(2)

UBS 2017-C2(3)

UBS 2017-C2(3)

Deutsche Bank AG, New York Branch

UBS 2017-C2(3)

JPMorgan Chase Bank, National Association

Starwood Mortgage Funding II LLC

JPMCC 2017-JP7

Starwood Mortgage Funding II LLC

Barclays Bank PLC

Long Island Prime Portfolio – Uniondale	A-1-1 A-1-2 A-2-1 A-2-2	Control Note Non-Control Note Non-Control Note Non-Control Note	$85,000,000 $33,770,000 $50,000,000 $29,180,000	GSMS 2017-GS7(4) Goldman Sachs Mortgage Company WFCM 2017-C39 Barclays Bank PLC
245 Park Avenue

Note A-1-A

Note A-1-B

Note A-1-C

Note A-1-D

Note A-1-E

Note A-2-A-1

Note A-2-A-2

Note A-2-C-1-A

Note A-2-A-3

Note A-2-A-4

Note A-2-B-1

Note A-2-B-2

Note A-2-B-3-A

Note A-2-B-3-B

Note A-2-C-1-B

Note A-2-C-2

Note A-2-D-1

Note A-2-D-2

Note A-2-D-3

Note A-2-E-1

Note A-2-E-2

Note B-1

Note B-2

Note B-3

Note B-4

Note B-5

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$152,000,000

$114,000,000

$38,000,000

$38,000,000

$38,000,000

$98,000,000

$75,000,000

$18,750,000

$75,000,000

$32,000,000

$80,000,000

$70,000,000

$45,000,000

$15,000,000

$6,250,000

$45,000,000

$32,000,000

$25,000,000

$13,000,000

$55,000,000

$15,000,000

$48,000,000

$36,000,000

$12,000,000

$12,000,000

$12,000,000

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

JPMCC 2017-JP6

DBJPM 2017-C6

DBJPM 2017-C6

JPMCC 2017-JP7

JPMorgan Chase Bank, National Association

CSAIL 2017-C8

Natixis Real Estate Capital LLC

WFCM 2017-C39

Natixis Real Estate Capital LLC

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Société Générale

Société Générale

Société Générale

WFCM 2017-C38

Barclays Bank PLC

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Del Amo Fashion Center

Note A-1-1

Note A-1-2

Note A-1-3

Note A-1-4 Note A-2-1

Note A-2-2-A

Note A-2-2-B

Note A-2-3

Note A-2-4

Note A-3-1

Note A-3-2

Note A-3-3

Note A-3-4

Note A-4-1

Note A-4-2

Note A-4-3

Note A-4-4

Note B-1-1

Note B-1-2

Note B-1-3

Note B-1-4

Note B-2-1

Note B-2-2-A

Note B-2-2-B

Note B-2-3

Note B-2-4

Note B-3-1

Note B-3-2

Note B-3-3

Note B-3-4

Note B-4-1

Note B-4-2

Note B-4-3

Note B-4-4

Note C-1

Note C-2

Note C-3

Note C-4

Note D-1

Note D-2

Note D-3

Note D-4

Note E-1

Note E-2

Note E-3

Note E-4

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$12,125,000

$24,547,333

$12,273,667

$24,547,000

$20,457,000

$12,125,000

$32,730,000

$36,821,250

$12,273,750

$12,125,000

$36,821,000

$24,547,000

$20,457,000

$2,700,000

$8,179,000

$5,453,000

$4,543,000

$2,700,000

$5,452,667

$2,726,333

$5,453,000

$4,543,000

$2,700,000

$7,270,000

$8,178,750

$2,726,250

$2,700,000

$8,179,000

$5,453,000

$4,543,000

$15,650,000

$15,650,000

$15,650,000

$15,650,000

$10,775,000

$10,775,000

$10,775,000

$10,775,000

$5,000,000

$5,000,000

$5,000,000

$5,000,000

DAFC 2017-AMO

BANK 2017-BNK5

BANK 2017-BNK6

Bank of America, N. A.

DAFC 2017-AMO

WFCM 2017-C39

Barclays Bank PLC

WFCM 2017-C38

Barclays Bank PLC

DAFC 2017-AMO

Société Générale

UBS 2017-C2(3)

Société Générale

DAFC 2017-AMO

BANK 2017-BNK5

WFCM 2017-C38

BANK 2017-BNK6

DAFC 2017-AMO

BANK 2017-BNK5

BANK 2017-BNK6

BANK 2017-BNK6

DAFC 2017-AMO

WFCM 2017-C39

Barclays Bank PLC

WFCM 2017-C38

Barclays Bank PLC

DAFC 2017-AMO

Société Générale

UBS 2017-C2(3)

Société Générale

DAFC 2017-AMO

BANK 2017-BNK5

WFCM 2017-C38

BANK 2017-BNK6

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

DAFC 2017-AMO

Two Independence Square	Note A-1 Note A-2 Note A-3-A Note A-3-B Note B	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$64,000,000 $30,000,000 $45,000,000 $25,000,000 $61,700,000	CSMC 2017-MOON Column Financial, Inc. WFCM 2017-C39 Natixis Real Estate Capital LLC CSMC 2017-MOON
Yeshiva University Portfolio	A-1 A-2 A-3 A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$45,000,000 $45,000,000 $15,000,000 $35,000,000	MSC 2017-H1 WFCM 2017-C39 MSC 2017-H1 CFCRE 2017-C8
iStar Leased Fee Portfolio	Note A-1-1 Note A-1-2 Note A-1-3-1 Note A-1-3-2 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$55,000,000 $40,600,000 $20,600,000 $20,000,000 $45,400,000 $45,400,000	MSC 2017-H1 WFCM 2017-C38 WFCM 2017-C39 Barclays Bank PLC DBJPM 2017-C6 BANK 2017-BNK5

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Columbia Park Shopping Center	Note A-1 Note A-2	Control Note Non-Control Note	$50,000,000 $12,700,000	WFCM 2017-C39 Argentic Real Estate Finance LLC
Crowne Plaza JFK	Note A-1 Note A-2	Non-Control Note Control Note	$20,250,000 $20,250,000	MSC 2017-H1 WFCM 2017-C39
University Center Chicago	Note A-1 Note A-2	Control Note Non-Control Note	$85,600,000 $35,000,000	Wells Fargo Bank, National Association WFCM 2017-C39
First Stamford Place	Note A-1-A Note A-1-B Note A-1-C Note A-2-A Note A-2-B	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$60,000,000 $27,400,000 $27,400,000 $25,000,000 $24,200,000	JPMCC 2017-JP7 JPMorgan Chase Bank, National Association JPMorgan Chase Bank, National Association Wells Fargo Bank, National Association WFCM 2017-C39
Cleveland East Office Portfolio	Note A-1 Note A-2	Control Note Non-Control Note	$30,000,000 $12,000,000	WFCM 2017-C39 Argentic Real Estate Finance LLC
Hilton Garden Inn Chicago/North Loop	Note A-1 Note A-2	Control Note Non-Control Note	$19,952,697 $13,966,888	Wells Fargo Bank, National Association WFCM 2017-C39
Marble Hall Gardens	Note A-1 Note A-2	Control Note Non-Control Note	$11,474,065 $9,977,447	CSAIL 2017-C8 WFCM 2017-C39

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The CD 2017-CD5 securitization transaction is expected to close on or about August 15, 2017.

(3)	The UBS 2017-C2 securitization transaction is expected to close on or about August 17, 2017.

(4)	The GSMS 2017-GS7 securitization transaction is expected to close on or about August 24, 2017.

The Serviced Whole Loans

The Serviced Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder hereunder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not (or, with respect to the Yeshiva University Portfolio Whole Loan, unless) such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The 245 Park Avenue Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 4.0% of the Initial Pool Balance (the “245 Park Avenue Mortgage Loan“), is part of a split loan structure comprised of twenty-six (26) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 245 Park Avenue Mortgage Loan is evidenced by one (1) promissory note A-2-B-3-A having an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000. The “245 Park Avenue Whole Loan” consists of (i) the 245 Park Avenue Mortgage Loan (ii) twenty pari passu companion loans (evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3-B, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3 , A-2-E-1 and A-2-E-2) (the “245 Park Avenue Pari Passu Companion Loans“) that are pari passu with the 245 Park Avenue Mortgage Loan and (ii) five subordinate companion loans (evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5) (collectively, the “245 Park Avenue Subordinate Companion Loans“ and together with the 245 Park Avenue Pari Passu Companion Loans, the “245 Park Avenue Companion Loans“) that are subordinate in right of payment to the 245

Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. None of the 245 Park Avenue Companion Loans is included in the issuing entity. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E (with an aggregate Cut-off Date balance of $380,000,000) and the 245 Park Avenue Subordinate Companion Loans (with an aggregate Cut-off Date balance of $120,000,000) (together, the “245 Park Avenue Lead Securitization Companion Loans“) were securitized in the 245 Park Avenue Trust 2017-245P transaction. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-A-1 was sold into the JPMCC 2017-JP6 securitization. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-A-2 and A-2-C-1-A were sold into the DBJPM 2017-C6 securitization. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-B-1 was sold into the CSAIL 2017-C8 securitization. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-A-3 was sold into the JPMCC 2017-JP7 securitization. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-E 1 was sold into the WFCM 2017-C38 securitization. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-B-2 and A-2-B-3-B are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory note A-2-A-4 is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-C-1-B and A-2-C-2 are currently held by Deutsche Bank, AG, New York Branch and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-D-1, A-2-D-2 and A-2-D-3 are currently held by Société Générale and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-E-2 is currently held by Barclays Bank PLC and is expected to a future securitization transaction.

The rights of the holders of the promissory notes evidencing the 245 Park Avenue Whole Loan (the “245 Park Avenue Noteholders“) are subject to an Intercreditor Agreement (the “245 Park Avenue Intercreditor Agreement“). The following summaries describe certain provisions of the 245 Park Avenue Intercreditor Agreement.

Servicing

The 245 Park Avenue Whole Loan and any related REO Property are serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue Trust 2017-245P TSA“) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “245 Park Avenue Trust 2017-245P Depositor“), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “245 Park Avenue Trust 2017-245P Master Servicer“), AEGON USA Realty Advisors, LLC, as special servicer (the “245 Park Avenue Trust 2017-245P Special Servicer“), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trust 2017-245P Trustee“), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “245 Park Avenue Trust 2017-245P Certificate Administrator“) and Trimont Real Estate Advisors, LLC, as operating advisor (in such capacity, the “245 Park Avenue Trust 2017-245P Operating Advisor“). For a summary of certain provisions of the 245 Park Avenue Trust 2017-245P TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 245 Park Avenue Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Master Servicer or 245 Park Avenue Trust 2017-245P Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the 245 Park Avenue Lead Securitization Companion Loans if and to the extent provided in the 245 Park Avenue Trust 2017-245P TSA and the 245 Park Avenue Intercreditor Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P TSA.

Application of Payments

The 245 Park Avenue Intercreditor Agreement sets forth the respective rights of the 245 Park Avenue Noteholders with respect to distributions of funds received in respect of the 245 Park Avenue Whole Loan, and provides, in general, that

●	each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Whole Loan (other than amounts for reserves or escrows required by the 245 Park Avenue Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P TSA) will be applied in the following order of priority:

○	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

○	second, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

○	third, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park

Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

○	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

○	fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

○	sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

○	seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

○	eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Whole Loan, all of which will be applied in accordance with the 245 Park Avenue Trust 2017-245P TSA; and

○	ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the 245 Park Avenue Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling noteholder of the 245 Park Avenue Whole Loan (the “245 Park Avenue Controlling Noteholder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, and while such note is included in the 245 Park Avenue Trust 2017-245P securitization the rights of the controlling noteholder may be exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder. Certain decisions to be made with respect to the 245 Park Avenue Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Whole Loan or any related REO property pursuant to the 245 Park Avenue 2017-245P Trust and Servicing Agreement will require the approval of the 245 Park Avenue Controlling Noteholder.

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Intercreditor Agreement) to be taken with respect to the 245 Park Avenue Whole Loan (similar to such notice, information or report the 245 Park Avenue Trust 2017-245P Special Servicer is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P TSA) and (2) a summary of the asset status report relating to the 245 Park Avenue Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Whole Loan (and the 245 Park Avenue Trust 2017-245P Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Trust 2017-245P Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the

245 Park Avenue Trust 2017-245P Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 245 Park Avenue Noteholders; and the 245 Park Avenue Trust 2017-245P Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable) with the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer at the offices of the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, and the 245 Park Avenue Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, if the 245 Park Avenue Whole Loan becomes a defaulted loan under the 245 Park Avenue Trust 2017-245P TSA, and if the 245 Park Avenue Trust 2017-245P Special Servicer determines to sell the 245 Park Avenue Controlling Pari Passu Companion Loan in accordance with the 245 Park Avenue Trust 2017-245P TSA, then the 245 Park Avenue Trust 2017-245P Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue Trust 2017-245P TSA.

Notwithstanding the foregoing, the 245 Park Avenue Trust 2017-245P Special Servicer will not be permitted to sell the 245 Park Avenue Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA)) unless the 245 Park Avenue Trust 2017-245P Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Trust 2017-245P Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 245 Park Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust

2017-245P TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA).

Special Servicer Appointment Rights

Pursuant to the 245 Park Avenue Intercreditor Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Controlling Noteholder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Trust 2017-245P Special Servicer then acting with respect to the 245 Park Avenue Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Two Independence Square Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Two Independence Square, representing approximately 4.0% of the Initial Pool Balance (the “Two Independence Square Mortgage Loan“), is part of a split loan structure comprised of five (5) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Two Independence Square Mortgage Loan is evidenced by one (1) promissory note A-3-A having an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000. The “Two Independence Square Whole Loan“ consists of (i) the Two Independence Square Mortgage Loan (ii) three pari passu companion loans (evidenced by promissory notes A-1, A-2 and A-3-B) (the “Two Independence Square Pari Passu Companion Loans“) that are pari passu with the Two Independence Square Mortgage Loan (collectively, the “Two Independence Square A Notes“) and (iii) one subordinate companion loan (evidenced by promissory note B (the “Two Independence Square Subordinate Companion Loan“ and together with the Two Independence Square Pari Passu Companion Loans, the “Two Independence Square Companion Loans“) that are subordinate to the Two Independence Square Mortgage Loan and the Two Independence Square Pari Passu Companion Loans. None of the Two Independence Square Companion Loans is included in the issuing entity. The Two Independence Square Pari Passu Companion Loan evidenced by promissory note A-1 (with an aggregate Cut-off Date balance of $64,000,000) and the Two Independence Square Subordinate Companion Loan (with an aggregate Cut-off Date balance of $61,700,000) (together, the “Two Independence Square Lead Securitization Companion Loans“) were securitized in the CSMC 2017-MOON transaction. The Two Independence Square Pari Passu Companion Loan evidenced by promissory note A-3-B is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future securitization transactions. The Two Independence Square Pari Passu Companion Loan evidenced by promissory note A-2 is currently held by Column Financial, Inc. and is expected to be contributed to one or more future securitization transactions.

The rights of the holders of the promissory notes evidencing the Two Independence Square Whole Loan (the “Two Independence Square Noteholders“) are subject to an Intercreditor Agreement (the “Two Independence Square Intercreditor Agreement“). The following summaries describe certain provisions of the Two Independence Square Intercreditor Agreement.

Servicing

The Two Independence Square Whole Loan and any related REO Property are serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of July 6, 2017 (the “CSMC 2017-MOON TSA“) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “CSMC 2017-MOON Depositor“), Keybank National Association, as master servicer (in such capacity, the “CSMC 2017-MOON Servicer“), AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as special servicer (the “CSMC 2017-MOON Special Servicer“), Wells Fargo Bank, National Association, as trustee (the “CSMC 2017-MOON Trustee“), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “CSMC 2017-MOON Certificate Administrator“) and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CSMC 2017-MOON Operating Advisor“). For a summary of certain provisions of the CSMC 2017-MOON TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Two Independence Square Mortgage Loan”.

Advancing

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Two Independence Square Mortgage Loan (but not any advances of principal and/or interest on the Two Independence Square Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Two Independence Square Mortgage Loan. The CSMC 2017-MOON Servicer or CSMC 2017-MOON Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the Two Independence Square Lead Securitization Companion Loans if and to the extent provided in the CSMC 2017-MOON TSA and the Two Independence Square Intercreditor Agreement (but not on the Two Independence Square Mortgage Loan) and (B) any required property protection advances with respect to the Two Independence Square Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the CSMC 2017-MOON TSA.

Application of Payments Prior to an Event of Default

The Two Independence Square Intercreditor Agreement sets forth the respective rights of the holder of the Two Independence Square Noteholders with respect to distributions of funds received in respect of the Two Independence Square Whole Loan.

Prior to the occurrence and continuance of an event of default with respect to the Two Independence Square Whole Loan, all amounts received in respect of the Two Independence Square Whole Loan or the Mortgaged Property (other than any repurchase price or any amounts for required reserves or escrows required by the CSMC 2017-MOON TSA and the Two Independence Square Intercreditor Agreement and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with accepted servicing practices, the CSMC 2017-MOON TSA and the Two Independence Square Intercreditor Agreement) will be required to be distributed by the CSMC 2017-MOON Master Servicer pursuant to and in accordance with the terms of the loan agreement and the CSMC 2017-MOON TSA, which generally provides that payments of interest and principal (net of applicable servicing fees and reimbursement of certain expenses) shall be applied first, on a pro rata and pari passu basis, to the holders of the Two Independence Square A Notes and (ii) second, to the holder of the Two Independence Square Subordinate Companion Loan.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Two Independence Square Whole Loan, all payments and proceeds with respect to the Two Independence Square Whole Loan will generally be applied in the following order of priority, in each case to the extent of available funds:

●	first, to reimburse the CSMC 2017-MOON Servicer and the CSMC 2017-MOON Trustee (and, if applicable, the Master Servicer) for any unreimbursed nonrecoverable servicing advances or nonrecoverable administrative advances (or in the case of the Master Servicer, if applicable, to reimburse its pro rata share of any unreimbursed nonrecoverable Servicing Advances or nonrecoverable administrative advances previously paid by the Master Servicer to the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Trustee from general collections) relating to the Two Independence Square Whole Loan and the Mortgaged Property and interest thereon at the advance rate;

●	second, to first reimburse the holders of the Two Independence Square A Notes for any unreimbursed nonrecoverable monthly payment advances on the Two Independence Square A Notes and interest thereon at the advance rate, on a pro rata and pari passu basis, then to reimburse the Two Independence Square Subordinate Companion Loan holder for any nonrecoverable monthly payment advances on the Two Independence Square Subordinate Companion Loan and interest thereon at the advance rate;

●	third, to reimburse or pay the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Trustee for any unreimbursed servicing advances and administrative advances relating to the Two Independence Square Whole Loan and the Mortgaged Property plus interest accrued thereon at the advance rate and any CSMC 2017-MOON trust fund expenses (but only to the extent that they relate to servicing and administration of the Two Independence Square Whole Loan and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Two Independence Square Whole Loan);

●	fourth, to pay to the Two Independence Square A Note holders accrued and unpaid interest on the Two Independence Square A Notes (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on the Two Independence Square A Notes reimbursed pursuant to the second bullet above, on a pro rata and pari passu basis;

●	fifth, to pay to the Two Independence Square A Note holders any interest accrued on monthly payment advances on the Two Independence Square A Notes on a pro rata and pari passu basis;

●	sixth, to pay to the Two Independence Square Subordinate Companion Loan holder accrued and unpaid interest on the Two Independence Square Subordinate Companion Loan (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on the Two Independence Square Subordinate Companion Loan reimbursed pursuant to the second bullet above;

●	seventh, to pay to the Two Independence Square Subordinate Companion Loan holder any interest accrued on monthly payment advances on the Two Independence Square Subordinate Companion Loan;

●	eighth, to pay to the Two Independence Square A Note holders the outstanding principal balance of the Two Independence Square A Notes due and payable on a pro rata and pari passu basis;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Two Independence Square Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing bullets, to pay to the Two Independence Square A Note Holders, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Two Independence Square A Notes in accordance with the terms of the Two Independence Square Intercreditor Agreement, on a pro rata and pari passu basis;

●	tenth, to pay to the Two Independence Square Subordinate Companion Loan holder the Two Independence Square Subordinate Companion Loan outstanding principal balance due and payable;

●	eleventh, to the Two Independence Square Subordinate Companion Loan holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to Two Independence Square Subordinate Companion Loan in accordance with the terms of the Two Independence Square Intercreditor Agreement;

●	twelfth, to pay the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	thirteenth, to fund any other reserves to the extent then required to be held in escrow;

●	fourteenth, to pay to the Two Independence Square A Note holders any prepayment charges then due and payable in respect of such Two Independence Square A Notes, on a pro rata and pari passu basis, and then to pay to the Two Independence Square Subordinate Companion Loan holder any prepayment charges then due and payable in respect of the Two Independence Square Subordinate Companion Loan;

●	fifteenth, to pay to the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer default interest and late payment charges then due and owing under the Two Independence Square Whole Loan, all of which will be applied in accordance with the CSMC 2017-MOON TSA;

●	sixteenth, to pay the Servicer or the Special Servicer any additional servicing compensation that the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer is entitled receive under the CSMC 2017-MOON TSA; and

●	seventeenth, if any excess amount is available to be distributed in respect of the Two Independence Square Whole Loan, and not otherwise applied in accordance with the foregoing bullets, any remaining amount shall be paid pro rata to the Two Independence Square Noteholders based on the initial principal balances of the notes held by such Two Independence Square Noteholders.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the Two Independence Square Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Two Independence Square Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Two Independence Square Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Two Independence Square Intercreditor Agreement will be the securitization trust created pursuant to the terms of the CSMC 2017-MOON TSA (the “Two Independence Square Controlling Noteholder“). Pursuant to the terms of the CSMC 2017-MOON TSA, the directing certificateholder under the CSMC 2017-MOON TSA will be entitled to exercise the rights of the controlling noteholder and will have consent and/or consultation rights with respect to the Two Independence Square Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Two Independence Square Mortgage Loan”.

The directing certificateholder under the CSMC 2017-MOON TSA (the “Two Independence Square Directing Certificateholder“) will be the certificateholder or representative selected by more than 50% of the certificateholders of the most subordinate class of the CSMC 2017-MOON Control Eligible Certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

The “CSMC 2017-MOON Control Eligible Certificates“ will be any of the class D, class E and Class HRR Certificates issued in connection with the CSMC 2017-MOON securitization.

Pursuant to the terms of the Two Independence Square Intercreditor Agreement, the issuing entity, as holder of the Two Independence Square Mortgage Loan (or its representative), will (upon written request)(i) have the right to receive (1) copies of each report provided to the CSMC 2017-MOON certificateholders in accordance with the express terms of the CSMC 2017-MOON TSA (but only to the extent such other reports relate to the Two Independence Square Whole Loan or the related borrower), and (2) other information with respect to the Two Independence Square Whole Loan or the related borrower, reasonably requested by such other holder, to the extent required to be provided by the CSMC 2017-MOON Servicer under the CSMC 2017-MOON TSA and in the CSMC 2017-MOON Servicer’s possession or reasonably obtainable by the CSMC 2017-MOON Servicer, in each case at the sole cost and expense of such other holder, to the extent not included in the regular fees and charges of the CSMC 2017-MOON Servicer.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Two Independence Square Intercreditor Agreement, if the Two Independence Square Whole Loan becomes a defaulted loan under the CSMC 2017-MOON TSA, and if the CSMC 2017-MOON Special Servicer determines to sell the Two Independence Square Whole Loan in accordance with the CSMC 2017-MOON TSA, then the CSMC 2017-MOON Special Servicer will have the right and the obligation to sell all of the notes evidencing the Two Independence Square Whole Loan as one whole loan in accordance with the terms of the CSMC 2017-MOON TSA.

Notwithstanding the foregoing, the CSMC 2017-MOON Special Servicer will not be permitted to sell the Two Independence Square Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the Two Independence Square Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower related party (as defined in the CSMC 2017-MOON TSA)) unless the CSMC 2017-MOON Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan;

(b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSMC 2017-MOON Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Two Independence Square Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Two Independence Square Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the CSMC 2017-MOON TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Two Independence Square Intercreditor Agreement, subject to the terms of the CSMC 2017-MOON TSA, the Two Independence Square Controlling Noteholder (which rights may be exercised by the Two Independence Square Directing Certificateholder prior to a control termination event under the CSMC 2017-MOON TSA) will have the right at any time and from time to time, with or without cause, to replace the CSMC 2017-MOON Special Servicer then acting with respect to the Two Independence Square Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Del Amo Fashion Center Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 2.6% of the Initial Pool Balance (the “Del Amo Fashion Center Mortgage Loan“), is part of a Whole Loan that is comprised of forty-six (46) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Del Amo Fashion Center Mortgage Loan is evidenced by two (2) tranches of debt, each comprised of one (1) promissory note (promissory note A-2-2-A (the “Trust A Note“) and promissory note B-2-2-A (the “Trust B Note“)) with an aggregate Cut-off Date Balance of $30,000,000. The two tranches of debt comprising the Del Amo Fashion Center Mortgage Loan are senior/subordinate tranches with identical interest rates as set forth in Annex A-1. The notes comprising the “Del Amo Fashion Center Pari Passu Companion Loans“ are also senior/subordinate debt (but are each pari passu with the related tranche of debt comprising the Del Amo Fashion Center Mortgage Loan) with identical interest rates as set forth in Annex A-1. Each Del Amo Fashion Center Pari Passu Companion Loan is comprised of one or more promissory notes, which together aggregate to thirty-two (32) promissory notes (promissory notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-1, A-2-2-B, A-2-3, A-2-4, A-3-1, A-3-2, A-3-3, A-3-4, A-4-1, A-4-2, A-4-3 and A-4-4 (collectively, the “Companion A Notes“ and, together with the Trust A Note, the “A Notes“) with an aggregate Cut-off Date Balance of $351,252,667, and promissory notes B-1-1, B-1-2, B-1-3, B-1-4, B-2-1, B-2-2-B, B-2-3, B-2-4, B-3-1, B-3-2, B-3-3, B-3-4, B-4-1, B-4-2, B-4-3 and B-4-4 (collectively, the “Companion B Notes“ and, together with the Trust B Note, the “B Notes“) with an aggregate Cut-off Date Balance of $78,047,333, that are not included in the issuing entity. Only the Del Amo Fashion Center Mortgage Loan is included in the issuing entity.

The notes comprising the “Del Amo Fashion Center Subordinate Companion Loans“ are evidenced by three (3) subordinate companion loans, each of which is subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans, and which are subordinate to each more senior subordinate companion loan, each such subordinate companion loan being comprised of four (4) pari passu promissory notes (promissory notes C-1, C-2, C-3 and C-4 (collectively, the “C Notes“), promissory notes D-1, D-2, D-3 and D-4 (collectively, the “D Notes“) and promissory notes E-1, E-2, E-3 and E-4 (collectively, the “E Notes“)), with a collective Cut-off Date Balance of $125,700,000 that are not included in the issuing entity. Each tranche of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans are pari passu with each other in terms of priority. The Del Amo Fashion Center Subordinate Companion Loans are subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans in terms of priority and subordinate to each Del Amo Fashion Center Subordinate Companion Loan that is more senior thereto to the extent described below. The Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Del Amo Fashion Center Whole Loan“. The Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are referred to herein as the “Del Amo Fashion Center Companion Loans“.The rights of the holders of the promissory notes evidencing the Del Amo Fashion Center Whole Loan (the “Del Amo Fashion Center Noteholders“) are subject to an Intercreditor Agreement (the “Del Amo Fashion Center Intercreditor Agreement“). The Del Amo Fashion Center Whole Loan will be serviced and administered pursuant to the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. The following summaries describe certain provisions of the Del Amo Fashion Center Intercreditor Agreement.

Servicing

The Del Amo Fashion Center Whole Loan (including the Del Amo Fashion Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the DAFC 2017-AMO TSA by the related servicer (the “Del Amo Fashion Center Servicer“) and, if necessary, the related special servicer (the “Del Amo Fashion Center Special Servicer“), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”, but subject to the terms of the Del Amo Fashion Center Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

Application of Payments Prior to an Event of Default

The Del Amo Fashion Center Intercreditor Agreement sets forth the respective rights of the Del Amo Fashion Center Noteholders with respect to distributions of funds received in respect of the Del Amo Fashion Center Whole Loan, and provides, in general, as follows.

Prior to the occurrence and continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, any collections received in respect of the Del Amo Fashion Center Whole Loan or Mortgaged Property will be applied to the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. Accordingly, subject to the right of the Del Amo Fashion Center Servicer, the Del Amo Fashion Center Special Servicer, the trustee, the certificate administrator and the operating advisor under the DAFC 2017-AMO TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DAFC 2017-AMO TSA, the monthly interest payment on the Del Amo Fashion Center Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the A

Notes, pro rata and pari passu; (ii) second, to the payment of interest due and payable on each of the B Notes, pro rata and pari passu; (iii) third, to the payment of interest due and payable on each of the C Notes, pro rata and pari passu; (iv) fourth, to the payment of interest due and payable on each of the D Notes, pro rata and pari passu and (v) fifth, to the payment of interest due and payable on each of the E Notes, pro rata and pari passu; and any prepayment or repayment of the principal of the Del Amo Fashion Center Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (b) second, to the reduction of the outstanding principal balance of each of the B Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (c) third, to the reduction of the outstanding principal balance of each of the C Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (d) fourth, to the reduction of the outstanding principal balance of the D Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; and (e) fifth, to the reduction of the outstanding principal balance of each of the E Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, payments and proceeds with respect to the Del Amo Fashion Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Del Amo Fashion Center Servicer and the trustee under the DAFC 2017-AMO TSA (the “Del Amo Fashion Center Trustee“) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the A Notes for any nonrecoverable monthly debt service advances and interest thereon on the A Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the B Notes for any nonrecoverable monthly debt service advances and interest thereon on the B Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the C Notes for any nonrecoverable monthly debt service advances and interest thereon on the C Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the D Notes for any nonrecoverable monthly debt service advances and interest thereon on the D Notes, on a pari passu and pro rata basis and then to provide reimbursement to holders of the E Notes for any nonrecoverable monthly debt service advances on the E Notes, on a pari passu and pro rata basis;

●	third, to provide reimbursement to the Del Amo Fashion Center Servicer and Del Amo Fashion Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the A Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	seventh, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eighth, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	ninth, to the holders of the B Notes, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eleventh, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the C Notes;

●	twelfth, to the holders of the C Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	thirteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fourteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the D Notes;

●	fifteenth, to the holders of the D Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	sixteenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventeenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the E Notes;

●	eighteenth, to the holders of the E Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	nineteenth, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	twentieth, to fund any other reserves to the extent then required to be held in escrow;

●	twenty-first, to pay to the holders of the A Notes any yield maintenance or other prepayment premium then due and payable to the holders of the A Notes, on a pro rata and pari passu basis, then to the holders of the B Notes any yield maintenance or other prepayment premium then due and payable to the holders of the B Notes, on a pro rata and pari passu basis, then to the holders of the C Notes any yield maintenance or other prepayment premium then due and payable to the holders of the C Notes, on a pro rata and pari passu basis, then the holders of the D Notes any yield maintenance or other prepayment premium then due and payable to the holders of the D Notes, on a pro rata and pari passu basis, and then the holders of the E Notes any yield maintenance or other prepayment premium then due and payable to the holders of the E Notes, on a pro rata and pari passu basis;

●	twenty-second, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer default interest and late fees then due and payable under the Del Amo Fashion Center Whole Loan documents, all of which will be applied in accordance with the DAFC 2017-AMO TSA;

●	twenty-third, to pay any additional servicing compensation that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer is entitled to receive under the DAFC 2017-AMO TSA; and

●	twenty-fourth, any remaining amount will be paid pro rata to the holders of the Del Amo Fashion Center Companion Loans and the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan, based on the original principal balance of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Companion Loans.

If a P&I Advance is made with respect to the Del Amo Fashion Center Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Del Amo Fashion Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Del Amo Fashion Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Del Amo Fashion Center Whole Loan in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the E Notes, D Notes and C Notes have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the Class A Notes, in that order).

To the extent collections received after the final liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Del Amo Fashion Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Del Amo Fashion Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DAFC 2017-AMO TSA. Pursuant to the terms of the DAFC 2017-AMO TSA, the related directing certificateholder (the “Del Amo Fashion Center Directing Certificateholder“) will have consent and/or consultation rights with respect to the Del Amo Fashion Center Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

In addition, pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is required to provide to the Del Amo Fashion Center Directing Certificateholder (within the same time frame such notices, information and reports to the Del Amo Fashion Center Directing Certificateholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the DAFC 2017-AMO TSA) with respect to any major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Del Amo Fashion Center Mortgage Loan, the related the Del Amo Fashion Center Pari Passu Companion Loans and the related the Del Amo Fashion Center Subordinate Companion Loans. Neither the Del Amo Fashion Center Servicer nor the Del Amo Fashion Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Del Amo Fashion Center Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the Del Amo Fashion Center Whole Loan or any related REO Property.

Sale of Defaulted Del Amo Fashion Center Whole Loan

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, if the Del Amo Fashion Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DAFC 2017-AMO TSA, and if the Del Amo Fashion Center Special Servicer determines to sell the Del Amo Fashion Center Pari Passu Companion Loans in accordance with the DAFC 2017-AMO TSA, then the Del Amo Fashion Center Special Servicer will be required to sell the Del Amo Fashion Center Mortgage Loan together with the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans as one whole loan. In connection with any such sale, the Del Amo Fashion Center Special Servicer will be required to follow the procedures set forth under the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”. Proceeds of the sale of the Del Amo Fashion Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Del Amo Fashion Center Special Servicer will not be permitted to sell the Del Amo Fashion Center Pari Passu Companion Loans together with the Del Amo Fashion Center Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Del Amo Fashion Center Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Del Amo Fashion Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Del Amo Fashion Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Del Amo Fashion Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DAFC 2017-AMO TSA, the holder of the Del Amo Fashion Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement and the DAFC 2017-AMO TSA, the securitization trust created pursuant to the DAFC 2017-AMO TSA, as the controlling noteholder, will have the right, with or without cause, to replace the Del Amo Fashion Center Special Servicer then acting with respect to the Del Amo Fashion Center Whole Loan and appoint a replacement special servicer in accordance with the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2017 and ending on the hypothetical Determination Date in August 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act“), together with the PSA, with the United States Securities and Exchange Commission (the “SEC“) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Barclays Bank PLC, Argentic Real Estate Finance LLC, Natixis Real Estate Capital LLC and Basis Real Estate Capital II, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Barclays Bank PLC, Argentic Real Estate Finance LLC, Natixis Real Estate Capital LLC and Basis Real Estate Capital II, LLC on or about August 22, 2017 (the “Closing Date“). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank“), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC“) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank“), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2016, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.63 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,717 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $30.9 billion, which were included in 90 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans“).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute“, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML“), probable loss (“PL“), or scenario expected loss (“SEL“). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lakeside Shopping Center, representing approximately 5.1% of the Initial Pool Balance, is a component promissory note of a whole loan that was co-originated by Wells Fargo Bank, Morgan Stanley Bank, N.A. and Barclays Bank PLC. Additionally, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as First Stamford Place, representing approximately 2.1% of the Initial Pool Balance, is a component promissory note of a whole loan that was co-originated by Wells Fargo Bank and JPMorgan Chase Bank, National Association.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team“) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape“) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage

Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria“). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans“) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2014 to March 31, 2017 (the “Rule 15Ga-1 Reporting Period“) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,111,681,827.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1“) under the Securities Exchange Act of 1934, as amended (the “Exchange Act“): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities“), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank“) v. Dexia Real Estate Capital Markets (“Dexia“), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58“) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer“), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2017 through March 31, 2017 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on July 13, 2017, Barclays’ affiliates were the loan sellers in approximately 84 commercial mortgage-backed securitization transactions. Approximately $25.5 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016 and through July 13, 2017.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2017	$1,600,442,855
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 12, 2017 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays Bank PLC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays Bank PLC or its affiliates may retain or own in the future certain classes. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under “—Barclays Bank PLC” has been provided by Barclays.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 192 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2,742,311,477.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of

Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2017. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2017, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) the entity that is anticipated to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V Certificates on the Closing Date and (ii) B-Piece Income USA LLC, the entity that is expected to be appointed as the initial Directing Certificateholder. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters. NREC is a wholly owned subsidiary of Natixis North America LLC, which is itself a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services). Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of September 19, 2016, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $36.8 billion and the total amount of these loans that were securitized is in excess of $18.5 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan.

The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Annex A-3—Summaries of the Fifteen Largest Mortgage Loans—245 Park Avenue” and “—Two Independence Square” in this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3 to this prospectus, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this prospectus.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2014 to June 30, 2017.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(2)       Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2016. (For columns m-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer is continuing to pursue its demand.

Retained Interests in This Securitization

As of the date hereof, neither NREC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC and its affiliates may acquire classes of certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt. Basis is a multi-strategy real estate investment platform that originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 2110, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. The mortgage loans that Basis Real Estate Capital will be selling to the depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 35th commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010, 2011, 2012, 2013, 2014, 2015 and 2016, Basis contributed approximately $2,019,766,418 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures.

If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, Basis Investment has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis Real Estate Capital is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. All mortgage loans to be originated by Basis or Basis Real Estate Capital require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis or Basis Real Estate Capital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves and/or guarantees, Basis’ or Basis Real Estate Capital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis or Basis Real Estate Capital, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date. The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether:

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of the Basis Mortgage Loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 to this prospectus and the related footnotes.

Escrow Requirements. Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Basis Mortgage Loans were originated with any material exceptions to Basis Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview. Basis Real Estate Capital, in its capacity as the sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects. The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties. The Basis Deal Team determined the nature, extent and timing of the review and the level of assistance provided by any third parties. Basis Real Estate Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process. Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus regarding the Basis Mortgage Loans. These procedures included:

●	comparing the information in the Basis Data Tape against various source documents provided by Basis;

●	comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Basis Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus.

Legal Review. Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis Real Estate Capital, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis Real Estate Capital’s standard form loan documents. In addition, origination counsel for each Basis Mortgage Loan reviewed Basis Real Estate Capital’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, the Basis Deal Team confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus is accurate in all material respects. Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 12, 2016. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including July 1, 2013 to and including June 30, 2017, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Basis Real Estate Capital nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Basis Real Estate Capital or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2017-C39 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2017, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $224 billion, of which approximately 262 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $169 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $2 trillion in assets and approximately 273,000 employees as of March 31, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.

Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $414 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2017, Wells Fargo Bank was acting as custodian of more than 223,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services Group of Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”).

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing

Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the PSA. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, is the holder of one of the First Stamford Place Companion Loans, the University Center Chicago Companion Loan and the Hilton Garden Inn Chicago/North Loop Companion Loan and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (i) the trustee, the certificate administrator and the custodian under the DBJPM 2017-C6 PSA, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio Whole Loan, (ii) the master servicer, the certificate administrator and the custodian under the JPMCC 2017-JP7 PSA, which governs the servicing and administration of the First Stamford Place Whole Loan, (iii) the certificate administrator and the custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (iv) the servicer, the certificate administrator and the custodian under the 245 Park Avenue Trust 2017-245P TSA, which governs the servicing and administration of the 245 Park Avenue Whole Loan, (v) the trustee, the certificate administrator and the custodian under the MSC 2017-H1 PSA, which governs the servicing and administration of the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, (vi) the master servicer, the certificate administrator and the custodian under the CSAIL 2017-C8 PSA, which governs the servicing and administration of the Marble Hall Gardens Whole Loan and (vii) the trustee, the certificate administrator and the custodian under the CSMC 2017-MOON TSA, which governs the servicing and administration of the Two Independence Square Whole Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Argentic and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Argentic and Basis Real Estate Capital, respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Barclays Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic, a sponsor, an originator, and a mortgage loan seller, or certain affiliates of Argentic, Wells Fargo Bank acts as primary servicer, from time to time, with respect to certain mortgage loans owned by Argentic or such affiliates of Argentic (subject, in some cases, to the repurchase facility described above in this paragraph) including prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans. There are currently no servicing advances made by Wells Fargo Bank in regards to any Argentic Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a sponsor, an originator, and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject, in some cases, to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the trust fund, some or all of the Basis Mortgage Loans. There are currently no servicing advances made by Wells Fargo Bank in regards to any Basis Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and NREC, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer, from time to time, with respect to certain mortgage loans owned by NREC, including, prior to their inclusion in the trust fund, some or all of the NREC Mortgage Loans. There are currently no servicing advances made by Wells Fargo Bank in regards to any NREC Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 6/30/2017
By Approximate Number:	33,605	32,716	31,128	29,623
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.4	$503.3	$506.8	$505.1

Within this portfolio, as of June 30, 2017, are approximately 20,426 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $380.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and

Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of June 30, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.5 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
YTD June 30, 2017	$372,321,846,653	$694,505,361	0.19%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer of commercial loans in the UK. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code (“UCC”) searches and filings; and

●	Insurance Tracking and Compliance.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 153 as of June 30, 2017. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion.

●	153 domestic commercial mortgage backed securitization pools as of June 30, 2017 with a then current face value in excess of $71.7 billion.

As of June 30, 2017, LNR Partners has resolved approximately $70.1 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans through December 31, 2016 and $3.3 billion of U.S. commercial and multifamily mortgage loans through June 30, 2017.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of June 30, 2017, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,105 assets across the United States and various international properties with a then current face value of approximately $71.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch. LNR Partners is also currently the special servicer under the MSC 2017-H1 PSA which currently governs the servicing of the Yeshiva University Whole Loan and the iStar Leased Fee Portfolio Whole Loan.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction there are no specific relationships that are material involving or relating to this securitization transaction or the Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

Neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt LNR Partners will be entitled to special servicing fees and certain other fees described in this prospectus with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under this sub-heading “The Special Servicer” has been provided by LNR Partners.

The Operating Advisor and Asset Representations Reviewer

Trimont Real Estate Advisors, LLC, a Georgia limited liability company (“Trimont”), will act as operating advisor and asset representations reviewer under the Pooling and Servicing Agreement.

The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Waco, Texas, Hoevelaken, The Netherlands, and London, England.

Trimont is a provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Above Average), and by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2). Kroll Bond Rating Agency reviewed Trimont in June 2017 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a primary servicer and special servicer.

Trimont has been named operating advisor or trust advisor on over 50 securitizations with an aggregate original principal loan balance exceeding $49 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been named as asset representations reviewer on over five securitizations.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. There have been no material changes in the past three years to the policies or procedures in the function that Trimont will perform under the subject securitization for assets of the same type included in the subject securitization. Additionally, Trimont’s disaster recovery plan is reviewed annually.

As of June 30, 2017, Trimont was special servicing approximately 590 loans and REO Properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $400 million. Trimont has been named special servicer on over 50 securitizations with an aggregate original principal loan balance of over $40 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been servicing commercial and multifamily real estate loans since 1988.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders.

Trimont is not an affiliate of the depositor, any mortgage loan seller, any sponsor, the issuing entity, any master servicer, any special servicer, the trustee, the directing certificateholder, any originator (within the meaning of Item 1110 of Regulation AB) or the certificate administrator with respect to the subject transaction.

The information set forth above in this section “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Trimont.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. Argentic will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement through the purchase by its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules and referred to herein as the “Retaining Party”), which is expected to be B-Piece Holdings Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability, of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an aggregate initial Certificate Balance of approximately $116,908,836, representing approximately 5.05% (the “Horizontal Risk Retention Percentage”) of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The Horizontal Risk Retention Percentage, as noted in the preceding paragraph, will equal at least 5.0% of the aggregate fair value of all the certificates (other than the Class R certificates) as of the Closing Date.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §___.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Horizontal Risk Retention Certificates

General

The Retaining Party is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Value of the Horizontal Risk Retention Certificates (in $ and %)(1)	Expected Purchase Price(2)
Class E-RR	$37,610,000(3)	$19,077,480(4) / 1.54% - 1.69%	50.7245%
Class F-RR	$25,489,000	$12,929,165 / 1.08% - 1.13%	50.7245%
Class G-RR	$11,328,000	$5,746,070 / 0.48% - 0.50%	50.7245%
Class H-RR	$42,481,836	$21,548,694 / 1.80% - 1.88%	50.7245%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the certificates) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates (other than the Class E-RR certificates) is not subject to a range and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Calculation of Fair Value”. The fair value of the other Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Calculation of Fair Value” below.

(2)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Retaining Party is approximately $59,301,410, excluding accrued interest.

(3)	The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class E-RR certificates are expected to have an initial Certificate Balance that falls within a range of $34,665,000 and $39,933,000.

(4)	The Class E-RR certificates are expected to have an estimated fair value that falls within a range of $17,583,644 and $20,255,810.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Party based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “Risk Retention Special Notices” tab.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A and Class X-B certificates), in each case as set forth under “Description of the Certificates—Available Funds—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Available Funds—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Holder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-B certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices may tighten in the direction of the low estimate provided.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.467%	1.582%	1.762%
3YR	1.529%	1.692%	1.922%
4YR	1.589%	1.783%	2.040%
5YR	1.659%	1.869%	2.142%
6YR	1.723%	1.951%	2.226%
7YR	1.795%	2.030%	2.303%
8YR	1.852%	2.096%	2.366%
9YR	1.906%	2.153%	2.419%
10YR	1.957%	2.207%	2.470%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.25%	0.31%	0.40%
Class A-2	0.40%	0.48%	0.55%
Class A-3	0.84%	0.88%	0.95%
Class A-SB	0.69%	0.72%	0.82%
Class A-4	0.84%	0.88%	0.95%
Class A-5	0.86%	0.90%	0.97%
Class A-S	1.08%	1.15%	1.25%
Class B	1.25%	1.40%	1.65%
Class C	1.55%	1.70%	2.15%
Class D	2.25%	2.55%	3.00%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.773%	1.991%	2.306%
Class A-2	2.052%	2.340%	2.682%
Class A-3	2.628%	2.902%	3.245%
Class A-SB	2.495%	2.762%	3.134%
Class A-4	2.783%	3.072%	3.406%
Class A-5	2.809%	3.099%	3.432%
Class A-S	3.032%	3.351%	3.715%
Class B	3.203%	3.603%	4.116%
Class C	3.506%	3.906%	4.619%
Class D	4.206%	4.756%	5.469%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical

Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.30. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-3	100%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B(1)	103%
Class C(1)	100%
Class D(1)	100%

(1)	The Target Price may not be realized for the Class B, Class C and Class D Certificates if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the
Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.791%	2.010%	2.327%
Class A-2	2.710%	3.002%	3.349%
Class A-3	2.629%	2.902%	3.243%
Class A-SB	2.957%	3.227%	3.604%
Class A-4	2.897%	3.186%	3.519%
Class A-5	3.155%	3.448%	3.784%
Class A-S	3.379%	3.701%	4.067%
Class B	3.551%	3.954%	4.502%(1)
Class C	3.496%	3.892%	4.502%(1)
Class D	4.189%	4.502%(1)	4.502%(1)

(1)	Expected to accrue interest at the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.829%	2.067%	2.341%
10YR	2.004%	2.252%	2.515%

Based on the treasury yield curve, the sponsors will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates based on the sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	0.95%	1.10%	1.40%
Class X-B	0.95%	1.10%	1.40%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.874%	3.268%	3.836%
Class X-B	2.934%	3.331%	3.896%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Retaining Party based on a targeted discount yield of 13.71520% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an “Assumed Certificate Coupon” equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Retaining Party.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Fair Value

The sponsor determined that the Class V Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class V Certificates.

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates (other than the Class V Certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount.

The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$27,815,748	$27,815,537	$27,815,991
Class A-2	$83,126,402	$83,123,927	$83,127,179
Class A-3	$4,388,786	$4,388,846	$4,388,847
Class A-SB	$46,133,195	$46,132,102	$46,131,767
Class A-4	$308,042,444	$308,042,836	$308,036,961
Class A-5	$340,177,376	$340,185,935	$340,165,659
Class A-S	$109,383,241	$109,383,937	$109,388,267
Class X-A	$45,969,283	$66,941,473	$85,400,132
Class X-B	$2,984,157	$10,225,927	$16,869,284
Class B	$52,271,280	$52,506,634	$52,506,617
Class C	$46,044,965	$46,725,674	$46,725,757
Class D(1)	$20,257,315	$18,551,693	$16,708,163
Class E-RR(2)	$17,583,644	$19,077,480	$20,255,810
Class F-RR	$12,929,165	$12,929,165	$12,929,165
Class G-RR	$5,746,070	$5,746,070	$5,746,070
Class H-RR	$21,548,694	$21,548,694	$21,548,694
Class V	$0	$0	$0

(1)	The approximate initial Certificate Balance of the Class D Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $16,709,000 and $21,977,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates).

(2)	The approximate initial Certificate Balance of the Class E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E-RR certificates is expected to fall within a range of $34,665,000 and $39,933,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates).

The estimated range of fair value for all the Certificates is approximately $1,144,401,766 to $1,197,744,364.

Hedging, Transfer and Financing Restrictions

The Retaining Party will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C39 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A and Class X-B certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-B certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by B-Piece Holdings Cayman Limited.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$27,816,000
A-2	$80,706,000
A-3	$4,389,000
A-SB	$44,790,000
A-4	$305,000,000
A-5	$330,283,000
A-S	$106,203,000
X-A	$792,984,000
X-B	$222,942,000	(1)
B	$50,978,000
C	$46,729,000
Non-Offered Certificates
D	$19,032,000	(1)
E-RR	$37,610,000	(1)
F-RR	$25,489,000
G-RR	$11,328,000
H-RR	$42,481,836
V	NAP
R	NAP

(1)	The initial Certificate Balance of each of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention”. The initial Class D Certificate Balance is expected to fall within a range of $16,709,000 and $21,977,000, and the initial Class E-RR Certificate Balance is expected to fall within a range of $34,665,000 and $39,933,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D certificates would affect the initial notional amount of the Class X-B certificates.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $792,984,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B, Class C and Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $222,942,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the right to receive the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)        if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)        all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)        with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)        the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)         prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)        to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)        on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to       %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B, Class C and Class D certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)        the Principal Shortfall for that Distribution Date,

(b)        the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)        the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)         the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)        all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)         the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee

payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class V Certificates, any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	July 2022
Class A-2	July 2022
Class A-3	July 2024
Class A-SB	December 2026
Class A-4	June 2027
Class A-5	July 2027
Class A-S	July 2027
Class X-A	NAP
Class X-B	NAP
Class B	August 2027
Class C	August 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)         the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)        the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion

Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Available Funds—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates, the Class F-RR certificates, the Class G-RR certificates and the Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date. The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Available Funds—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)        a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)        a CREFC® operating statement analysis report;

(7)        a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)      a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under

“Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	Any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer directing the Certificate Administrator to post to the “Special Notices” tab.

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator shall, in addition to posting the applicable notices on the “risk retention special notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “risk retention special notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded

Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing

Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage

Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class E-RR, Class F-RR, Class G-RR and H-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR, Class G-RR and Class H-RR certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2017-C39

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)         the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)        the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)      the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      all related environmental reports; and

(xiv)      all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of organizational documents of the related mortgagor and any guarantor;

(t)	a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)	a copy of any closure letter (environmental); and

(w)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or in the case of Basis Real Estate Capital, Basis) will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or, in the case of Basis Real Estate Capital, Basis) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or, in the case of Basis Real Estate Capital, Basis) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer or the special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase,

(2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)        comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)        have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)        not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)        have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)        prohibit defeasance within two years of the Closing Date;

(p)        not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)        have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)         be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations

Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Basis Real Estate Capital, Basis) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of Basis Real Estate Capital, Basis) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, in the case of Basis Real Estate Capital, Basis) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling And Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Available Funds—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution

Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”, which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)         to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)        to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)        to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)        to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)        to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)        to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)         to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)        to recoup any amounts deposited in the Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)      to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Principal Balance of such Specially Serviced Loan.

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (ii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

proceeds (exclusive of default interest).

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

	the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $1,500 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,500 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

and for the year of the occurrence of the Asset Review

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties		circumstances, from collections on any Serviced Companion Loan)

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) the master servicer shall be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related Special Servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (ii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00250% per annum with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan (ii) 0.00125% per annum with respect to the 245 Park Avenue Mortgage Loan, (iii) 0.00125% per annum with respect to the Del Amo Fashion Center Mortgage Loan, (iv) 0.00125% per annum with respect to the Two Independence Square Mortgage Loan, (v) 0.00250% per annum with respect to the Yeshiva University Portfolio Mortgage Loan, (vi) 0.00250% per annum with respect to the iStar Leased Fee Portfolio Mortgage Loan, (vii) 0.00250% per annum with respect to the First Stamford Place Mortgage Loan and (viii) 0.00250% per annum with respect to the Marble Hall Gardens Mortgage Loan. With respect to the Servicing Shift Mortgage Loans, the master servicer (prior to the related

Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to a Mortgage Loan or an REO Property, will be an amount payable from, and calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)          (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)         the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)        the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)        with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)         the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)        if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)         100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)         100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)        100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)        100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)         50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision; and

(vi)        late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) the special servicer shall be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any percentage interest of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any percentage interest of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced

Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00600% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of, with respect to each Mortgage Loan, 0.00115% per annum (the “Operating Advisor Fee Rate”)and the Stated Principal Balance of each such Mortgage Loan or any successor REO Loan, which Operating Advisor Fee will, in each case, be calculated in the same manner as interest is calculated on the related Mortgage Loan or REO Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00020% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $1,500 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,500 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)         120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)         the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)         30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)         30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)         60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)         90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)         immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh to the class B Certificates, eighth to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan (solely with respect to the Specially Serviced Loans), the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on

-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, after completion, the master servicer will deliver notice thereof to the special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan, the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive notice of such items. With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing

Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required for earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan and other than with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer, as a condition to its effectiveness; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xiii) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the Master Servicer, the Master Servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters). In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)         extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)         provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing

Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xii) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 (and each Mortgaged Property shall be inspected on or prior to December 31, 2019) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2018 and the calendar year ending on December 31, 2018. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)         the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)         the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)         the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)         a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)         the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)         the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)         the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)         the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)        such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)        there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all Major Decisions and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, in the case of (i) the Lakeside Shopping Center is currently Morgan Stanley Bank, National Association, (ii) the Long Island Prime Portfolio – Uniondale Whole Loan is currently Goldman Sachs Mortgage Company and (iii) the University Center Chicago Whole Loan and the Hilton Garden Inn Chicago/North Loop Whole

Loan is currently Wells Fargo Bank. On and after the related Servicing Shift Securitization Date, there will be no Loan Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans) is expected to be B-Piece Income USA LLC or an affiliate thereof.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within

10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan.

Each of the following is a “Major Decision”:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decision;

(iii)        following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)        any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)         any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)        any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents (ii) related to condemnations with respect to a non-Specially Serviced Loan or (iii) a release of a non-material, non-income producing parcel as described under clause (ii) of the definition of “Master Servicer Decision”;

(vii)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer or incurrence of debt as described under clause (xii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)       any consent to a property management company change with respect to a Mortgage Loan for which the proposed replacement property manager is a Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)        any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)         other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)       other than in the case of any Non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)      any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)        determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvi)       other than in the case of any non-Specially Serviced Loan, and other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreements in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)      other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)     other than in the case of any non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way; and

(xix)      any determination of Acceptable Insurance Default.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing

Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan or the holder of the majority of the Controlling Class, none the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E-RR certificates, and the Class E-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E-RR certificates, the successor certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)        may act solely in the interests of the holders of the Controlling Class;

(c)        does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)        may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)        will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)        promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)        promptly reviewing each Final Asset Status Report; and

(c)        reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means the final iteration of the related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)        the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)        the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)        the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)        the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)          after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)        if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder or any Certificateholder. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans and/or REO Property that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, then the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)          that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)         that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)        that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)        that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)         that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status

Report) that the special servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)        any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)        any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)        any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)        the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)         the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 84 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007 (excluding 13 of such 84 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and June 30, 2017, was 28.6%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 1.9%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 14.0% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 1.4%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)          a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)         a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)        a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)        copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)         a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is

completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of Basis Real Estate Capital, Basis), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)         any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)        any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)         the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)        the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum“ means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting

Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan“), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer“) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer“ is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence and during the continuation of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event“ under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)       either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities“ means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request“), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder“ is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer“ will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party“ is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request“ and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request“), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure“), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved“ means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice (as defined below), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice“) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action“). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice“) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date“) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case)(each of clauses (i) and (ii), a “Requesting Certificateholder“), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation“) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice“).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or and any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2017-C39 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2017-C39 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 245 Park Avenue Mortgage Loan

The 245 Park Avenue Whole Loan, which includes the 245 Park Avenue Mortgage Loan and any related REO Property, is serviced and administered under the 245 Park Avenue Trust 2017-245P TSA. Accordingly, the 245 Park Avenue Trust 2017-245P Master Servicer (or, if it fails to do so, the trustee under the 245 Park Avenue Trust 2017-245P TSA) will generally make property protection advances, unless it is determined in accordance with the 245 Park Avenue Trust 2017-245P TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Master Servicer will generally also remit collections on the 245 Park Avenue Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 245 Park Avenue Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 245 Park Avenue Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 245 Park Avenue Mortgage Loan, subject to any non-recoverability determination. The 245 Park Avenue Trust 2017-245P TSA and the PSA are both expected to address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the 245 Park Avenue Trust 2017-245P TSA are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the 245 Park Avenue Trust 2017-245P TSA and the PSA are expected to differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 245 Park Avenue Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the 245 Park Avenue Trust 2017-245P Master Servicer, the 245 Park Avenue Trust 2017-245P Special Servicer or the trustee or the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA or (b) make Servicing Advances with respect to the 245 Park Avenue Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 245 Park Avenue Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer.

●	The 245 Park Avenue Trust 2017-245P Master Servicer will earn a primary servicing fee with respect to the 245 Park Avenue Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the 245 Park Avenue Trust 2017-245P TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 245 Park Avenue Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that (i) the special servicing fee is not subject to a $3,500 minimum fee and (ii) the liquidation fee and the workout fee payable under the 245 Park Avenue Trust 2017-245P TSA each have a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

●	The 245 Park Avenue Trust 2017-245P TSA and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 245 Park Avenue Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the 245 Park Avenue Trust 2017-245P Master Servicer determines that a property protection advance it made with respect to the 245 Park Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 245 Park Avenue Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 245 Park Avenue Whole Loan. In the event that collections received after the final liquidation of the 245 Park Avenue Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the 245 Park Avenue Trust 2017-245P Master Servicer determines that the monthly debt service advances on the 245 Park Avenue Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 245 Park Avenue Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 245 Park Avenue Mortgage Loan or the 245 Park Avenue Pari Passu Companion Loans: first such advances on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 245 Park Avenue Subordinate Companion Loans will be reimbursed.

●	The 245 Park Avenue Trust 2017-245P Master Servicer is generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 245 Park Avenue Mortgage Loan, and the 245 Park Avenue Trust 2017-245P Special Servicer is generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the 245 Park Avenue Trust 2017-245P Special Servicer (subject to the rights of the 245 Park Avenue Trust 2017-245P Directing Certificateholder) will generally be required for all major decisions with respect to the 245 Park Avenue Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the 245 Park Avenue Trust 2017-245P TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The trustee under the 245 Park Avenue Trust 2017-245P TSA is the mortgagee of record with respect to the 245 Park Avenue Whole Loan.

●	The custodian under the 245 Park Avenue Trust 2017-245P TSA is generally responsible for holding the loan documents with respect to the 245 Park Avenue Whole Loan (other than the original promissory note for the 245 Park Avenue Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 245 Park Avenue Whole Loan, related loan documents will be released to the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer.

●	The 245 Park Avenue Trust 2017-245P Master Servicer (if the 245 Park Avenue Whole Loan is not subject to special servicing) or the 245 Park Avenue Trust 2017-245P Special Servicer (if the 245 Park Avenue Whole Loan is subject to servicing) (subject to, if and when applicable, the consent/consultation rights of the 245 Park Avenue Trust 2017-245P Directing Certificateholder and the 245 Park Avenue Trust 2017-245P Operating Advisor), are able to agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the 245 Park Avenue Trust 2017-245P TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the 245 Park Avenue Trust 2017-245P Master Servicer nor the 245 Park Avenue Trust 2017-245P Special Servicer may extend the maturity date of the 245 Park Avenue Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	The 245 Park Avenue Trust 2017-245P Special Servicer is required to take actions with respect to the 245 Park Avenue Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer are each permitted to resign from their respective obligations and duties imposed on them pursuant to the 245 Park Avenue Trust 2017-245P TSA upon a determination that such duties are no longer permissible under applicable law or to the extent the 245 Park Avenue Trust 2017-245P Special Servicer becomes a borrower affiliate.

●	The servicing transfer events of the 245 Park Avenue Trust 2017-245P TSA that would cause the 245 Park Avenue Whole Loan to become specially serviced are similar, but not identical, to those of the PSA.

●	Each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer are liable in accordance with the 245 Park Avenue Trust 2017-245P TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the 245 Park Avenue Trust 2017-245P TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the 245 Park Avenue Trust 2017-245P TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 245 Park Avenue Trust 2017-245P TSA.

The 245 Park Avenue Trust 2017-245P Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan” in this prospectus.

The 245 Park Avenue Trust 2017-245P TSA provides that each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Whole Loan, the 245 Park Avenue Intercreditor Agreement, the related Mortgaged Property or certificates issued under the 245 Park Avenue Trust 2017-245P TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the 245 Park Avenue Trust 2017-245P TSA). The 245 Park Avenue Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee, operating advisor or depositor under the 245 Park Avenue Trust 2017-245P TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 245 Park

Avenue Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the 245 Park Avenue Whole Loan).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan”.

Servicing of the Two Independence Square Mortgage Loan

The Two Independence Square Mortgage Loan will be serviced pursuant to the CSMC 2017-MOON TSA. The servicing terms of the CSMC 2017-MOON TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Two Independence Square Servicer earns a servicing fee with respect to the Two Independence Square Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Two Independence Square Whole Loan becoming a specially serviced loan under the CSMC 2017-MOON TSA, the Two Independence Square Special Servicer will earn a special servicing fee payable monthly with respect to the Two Independence Square Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Two Independence Square Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Two Independence Square Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Two Independence Square Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Two Independence Square Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Two Independence Square Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The CSMC 2017-MOON TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to CSMC 2017-MOON TSA.

Prospective investors are encouraged to review the full provisions of the CSMC 2017-MOON TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in this prospectus.

Servicing of the Yeshiva University Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Mortgage Loan

The Yeshiva University Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Mortgage Loan will be serviced pursuant to the MSC 2017-H1 PSA. The servicing terms of the MSC 2017-H1 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The master servicer under the MSC 2017-H1 PSA earns a servicing fee with respect to the Yeshiva University Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon either of the Yeshiva University Portfolio Whole Loan or the iStar Leased Fee Portfolio Whole Loan becoming a specially serviced loan under the MSC 2017-H1, the special servicer under the MSC 2017-H1 PSA will earn a special servicing fee payable monthly with respect to the related Mortgage Loan accruing at a rate equal to the greater of (i) 0.25% or (ii) a rate per annum that would result in a special servicing fee equal to $3,500 for the related month, until such time as such Whole Loan is no longer specially serviced.

●	The special servicer under the MSC 2017-H1 PSA will be entitled to a workout fee that (subject to a $1,000,000 maximum in the aggregate) is generally equal to 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of either the Yeshiva University Portfolio Whole Loan or the iStar Leased Fee Portfolio Whole Loan. The workout fee under the MSC 2017-H1 PSA is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, but subject to the $1,000,000 cap.

●	The special servicer under the MSC 2017-H1 PSA will be entitled to a liquidation fee generally equal to the lesser of (i) 1.0% of net liquidation proceeds received in connection with the liquidation of the Yeshiva University Portfolio Whole Loan, the iStar Leased Fee Portfolio Whole Loan or the related Mortgaged Properties and (ii) $1,000,000. The liquidation fee under the MSC 2017-H1 PSA is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, but subject to the $1,000,000 cap.

Prospective investors are encouraged to review the full provisions of the MSC 2017-H1 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Starwood Capital Group Hotel Portfolio Mortgage Loan

The Starwood Capital Group Hotel Portfolio Mortgage Loan will be serviced pursuant to the DBJPM 2017-C6 PSA. The servicing terms of the DBJPM 2017-C6 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Starwood Capital Group Hotel Portfolio Servicer earns a servicing fee with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Starwood Capital Group Hotel Portfolio Whole Loan becoming a specially serviced loan under the DBJPM 2017-C6, the Starwood Capital Group Hotel Portfolio Special Servicer will earn a special servicing fee payable monthly with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan accruing at a rate equal to 0.2500% per annum, until such time as the Starwood Capital Group Hotel Portfolio Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Starwood Capital Group Hotel Portfolio Special Servicer will be entitled to a workout fee equal to the lesser of (1) 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Starwood Capital Group Hotel Portfolio Whole Loan and (2) $1,000,000. The workout fee is subject to a minimum fee equal to $25,000.

●	The Starwood Capital Group Hotel Portfolio Special Servicer will be entitled to a liquidation fee equal to the lesser of (1) 1.0% of net liquidation proceeds received in connection with the liquidation of the Starwood Capital Group Hotel Portfolio Whole Loan or the related Mortgaged Property and (2) $1,000,000. The liquidation fee is subject to a minimum fee equal to $25,000.

Prospective investors are encouraged to review the full provisions of the DBJPM 2017-C6 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Del Amo Fashion Center Mortgage Loan

The Del Amo Fashion Center Mortgage Loan will be serviced pursuant to the DAFC 2017-AMO TSA. The servicing terms of the DAFC 2017-AMO TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Del Amo Fashion Center Servicer earns a servicing fee with respect to the Del Amo Fashion Center Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Del Amo Fashion Center Whole Loan becoming a specially serviced loan under the DAFC 2017-AMO TSA, the Del Amo Fashion Center Special Servicer will earn a special servicing fee payable monthly with respect to the Del Amo Fashion Center Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Del Amo Fashion Center Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Del Amo

Fashion Center Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The DAFC 2017-AMO TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DAFC 2017-AMO TSA.

●	The DAFC 2017-AMO TSA does not require the Del Amo Fashion Center Servicer to make the equivalent of compensating interest payments in respect of the Del Amo Fashion Center Whole Loan.

Prospective investors are encouraged to review the full provisions of the DAFC 2017-AMO TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in this prospectus.

Servicing of the First Stamford Place Mortgage Loan

The First Stamford Place Mortgage Loan will be serviced pursuant to the JPMCC 2017-JP7 PSA. The servicing terms of the JPMCC 2017-JP7 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The master servicer under the JPMCC 2017-JP7 PSA earns a servicing fee with respect to the First Stamford Place Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the First Stamford Place Whole Loan becoming a specially serviced loan under the JPMCC 2017-JP7, the special servicer under the JPMCC 2017-JP7 PSA will earn a special servicing fee payable monthly with respect to the First Stamford Place Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the First Stamford Place Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The special servicer under the JPMCC 2017-JP7 PSA will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the First Stamford Place Whole Loan. The workout fee is subject to a cap of $1,000,000 and a minimum fee of $25,000.

●	The special servicer under the JPMCC 2017-JP7 PSA will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the First Stamford Place Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a cap of $1,000,000 and a minimum fee of $25,000.

Prospective investors are encouraged to review the full provisions of the JPMCC 2017-JP7 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Marble Hall Gardens Mortgage Loan

The Marble Hall Gardens Mortgage Loan will be serviced pursuant to the CSAIL 2017-C8 PSA. The servicing terms of the CSAIL 2017-C8 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Marble Hall Gardens Servicer earns a servicing fee with respect to the Marble Hall Gardens Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Marble Hall Gardens Whole Loan becoming a specially serviced loan under the CSAIL 2017-C8, the Marble Hall Gardens Special Servicer will earn a special servicing fee payable monthly with respect to the Marble Hall Gardens Mortgage Loan accruing at a rate equal to 0.250% per annum, until such time as the Marble Hall Gardens Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Marble Hall Gardens Special Servicer will be entitled to a workout fee equal to a rate equal to the lesser of (a) 1.0% of each collection (other than penalty charges and excess interest) of interest and principal (other than any amount for which a liquidation fee would be paid), including (i) periodic payments, (ii) balloon payments, (iii) principal prepayments and (iv) payments (other than those included in clause (i) or (ii) above) at maturity or on the anticipated repayment date, received on the Marble Hall Gardens Whole Loan for so long as it remains a corrected loan and (b) such lower rate as would result in a workout fee of $1,000,000 assuming the Marble Hall Gardens Whole Loan remains outstanding and pays in accordance with its terms through maturity (or, if the rate in clause (a) above would result in a workout fee that would be less than $25,000, then the workout fee rate will be a rate equal to such higher rate as would result in a workout fee equal to $25,000 assuming the Marble Hall Gardens Whole Loan remains outstanding and pays in accordance with its terms through maturity).

●	The Marble Hall Gardens Special Servicer will be entitled to a liquidation fee equal to a rate equal to the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 1.0%; provided, however, that if the rate in clause (b) above would result in a liquidation fee that would be less than $25,000 in circumstances where a liquidation fee is to be paid, then such rate as would yield a liquidation fee equal to $25,000.

Prospective investors are encouraged to review the full provisions of the CSAIL 2017-C8 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any market minimum special servicing fees and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario“.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding

Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies“ mean Kroll Bond Rating Agency, Inc. (“KBRA“), Fitch Ratings, Inc. (“Fitch“) and Moody’s Investors Service, Inc. (“Moody’s“).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance“) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act“) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report“) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB“ means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (excluding the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as 211 Mount Airy Road-NJ, Yeshiva University Portfolio and iStar Leased Fee Portfolio). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage

Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating

Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

New Jersey

New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC“). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code“) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA“), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act“) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act“) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V“) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA“), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act“), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and

officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements“). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act“) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank is a sponsor, an originator, a mortgage loan seller and the holder of one of the First Stamford Place Companion Loans, the Hilton Garden Inn Chicago/North Loop Companion Loan and the University Center Chicago Companion Loan, is also the master servicer, the certificate administrator and the custodian under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the trustee, certificate administrator and custodian under the DBJPM 2017-C6 PSA, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio Whole Loan, (ii) the master servicer, certificate administrator and custodian under the JPMCC 2017-JP7 PSA, which governs the servicing and administration of the First Stamford Place Whole Loan, (iii) the certificate administrator and custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (iv) the servicer, certificate administrator and custodian under the 245 Park Avenue Trust 2017-245P TSA, which governs the servicing and administration of the 245 Park Avenue Whole Loan, (v) the trustee, certificate administrator and the custodian under the MSC 2017-H1 PSA, which governs the servicing and administration of the Yeshiva University Portfolio Whole Loan and the iStar Leased Fee Portfolio Whole Loan, (vi) the master servicer, certificate administrator and custodian under the CSAIL 2017-C8 PSA, which governs the servicing and administration of the Marble Hall Gardens Whole Loan and (vii) the trustee, the certificate administrator and the custodian under the CSMC 2017-MOON TSA, which governs the servicing and administration of the Two Independence Square Whole Loan.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of Argentic and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Argentic and Basis Real Estate Capital, respectively, or in any such case by its respective affiliates.

In the case of the repurchase facility provided to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The dollar amount of the Argentic Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $107,368,172. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital, Wells Fargo Bank has agreed to purchase mortgage loans from Basis Real Estate Capital on a revolving basis. The dollar amount of the Basis Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $74,246,771. Proceeds received by Basis Real Estate Capital in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Basis Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Additionally Basis Real Estate Capital, or a wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that Basis Real Estate Capital will transfer to the depositor in connection with this securitization transaction. Those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Argentic and Basis Real Estate Capital, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans , the Argentic Mortgage Loans and the Basis Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Argentic, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic or such affiliates of Argentic (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital, including prior to their inclusion in the trust fund, some or all of the Basis Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and NREC, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer, from time to time, with respect to certain mortgage loans owned by NREC, including, prior to their inclusion in the trust fund, some or all of the NREC Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

LNR Partners (a special servicer) or an affiliate of LNR Partners assisted B-Piece Holdings Cayman Limited or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. LNR Partners is also currently the special servicer under the MSC 2017-H1 PSA which currently governs the servicing of the Yeshiva University Whole Loan and the iStar Leased Fee Portfolio Whole Loan.

Argentic Real Estate Finance LLC, a sponsor, a mortgage loan seller and an originator is affiliated with (i) B-Piece Holdings Cayman Limited, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates (and may purchase certain other classes of certificates and (ii) B-Piece Income USA LLC, which is expected to be appointed as the initial directing certificateholder.

Barclays, a sponsor, an originator, and a mortgage loan seller is the current holder of a portion of the Del Amo Fashion Center Companion Loans, 245 Park Avenue Companion Loans, Starwood Capital Group Hotel Portfolio Companion Loans, 225 & 233 Park Avenue South Companion Loans, iStar Leased Fee Portfolio Companion Loans, Lakeside Shopping Center Companion Loans, an affiliate of Barclays Capital Inc., and one of the underwriters.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the JPMCC 2017-JP7 pooling and servicing agreement, which governs the servicing of the First Stamford Place Whole Loan, (ii) the DAFC 2017-AMO TSA, which governs the servicing of the Del Amo Fashion Center Whole Loan, (iii) 245 Park Avenue Trust 2017-245P TSA, which governs the servicing of the 245 Park Avenue Whole Loan and (iv) the CSAIL 2017-C8 PSA, which governs the servicing of the Marble Hall Gardens Whole Loan.

Trimont Real Estate Advisors, LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the MSC 2017-H1 PSA, which governs the servicing of the iStar Leased Fee Portfolio Whole Loan and the Yeshiva University Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a

Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 792,984,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$ 222,942,000	Class A-S, Class B, Class C and Class D certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 792,984,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$ 222,942,000	Class A-S, Class B, Class C and Class D certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate“ or “CPR“ model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY“ model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP“ model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions“), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2017; and

●	the Offered Certificates are settled with investors on August 22, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance of the Class A-1 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	88%	88%	88%	88%	88%
August 2019	72%	72%	72%	72%	72%
August 2020	52%	52%	52%	52%	52%
August 2021	25%	25%	25%	25%	25%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.90	2.89	2.89	2.89	2.89

Percent of the Initial Certificate Balance of the Class A-2 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.89	4.87	4.85	4.65

Percent of the Initial Certificate Balance of the Class A-3 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.90	6.89	6.87	6.85	6.65

Percent of the Initial Certificate Balance of the Class A-SB Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	99%	99%	99%	99%	99%
August 2023	77%	77%	77%	77%	77%
August 2024	54%	54%	54%	54%	54%
August 2025	31%	31%	31%	31%	31%
August 2026	6%	6%	6%	6%	6%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.18	7.18	7.18	7.18	7.18

Percent of the Initial Certificate Balance of the Class A-4 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.72	9.69	9.64	9.59	9.39

Percent of the Initial Certificate Balance of the Class A-5 Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.83	9.82	9.80	9.61

Percent of the Initial Certificate Balance of the Class A-S Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.88	9.65

Percent of the Initial Certificate Balance of the Class B Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.90	9.90	9.90	9.65

Percent of the Initial Certificate Balance of the Class C Certificates at the Respective CPPs Set Forth Below:
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.94	9.90	9.70

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-5 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates
Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates
Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)

	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Income Tax Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the portions of the issuing entity consisting of the entitlements to Excess Interest and collections thereof in the Excess Interest Distribution Account, will be (i) classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations and (ii) the Class V Certificates will represent undivided beneficial interests in the Excess Interest under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Income Tax Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, six (6) of the Mortgaged Properties securing six (6) Mortgage Loans representing 6.8% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID

Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant

Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Income Tax Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representatives ” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a partnership representative’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each

(other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, redemption, receipt of principal on or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter		Class A-1		Class A-2		Class A-3		Class A-SB
Wells Fargo Securities, LLC	$		$		$		$
Barclays Capital Inc.	$		$		$		$
Citigroup Global Markets, Inc..	$		$		$		$
Natixis Securities Americas LLC	$		$		$		$
Total	$		$		$		$

Underwriter		Class A-4		Class A-5		Class A-S		Class X-A
Wells Fargo Securities, LLC	$		$		$		$
Barclays Capital Inc.	$		$		$		$
Citigroup Global Markets, Inc.	$		$		$		$
Natixis Securities Americas LLC	$		$		$		$
Total	$		$		$		$

Underwriter		Class X-B		Class B		Class C
Wells Fargo Securities, LLC	$		$		$
Barclays Capital Inc.	$		$		$
Citigroup Global Markets, Inc.	$		$		$
Natixis Securities Americas LLC	$		$		$
Total	$		$		$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2017, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, a mortgage loan seller, the holder of one of the First Stamford Companion Loans, the University Center Chicago Companion Loan and the Hilton Garden Inn Chicago/North Loop Companion Loan, the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, which is a sponsor and mortgage loan seller and the current holder of two 225 & 233 Park Avenue South Companion Loans, a Lakeside Shopping Center Companion Loan, two Starwood Capital Group Hotel Portfolio Companion Loans, a Long Island Prime Portfolio – Uniondale Companion Loan, a 245 Park Avenue Companion Loan, three Del Amo Fashion Center Companion Loans and an iStar Leased Fee Portfolio Companion Loan.. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, which is a sponsor and mortgage loan seller and the current holder of a 245 Park Avenue Companion Loan and a Two Independence Square Companion Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner and affiliates of Natixis Securities Americas LLC, which is one of the underwriters for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Mortgage Loans;

(2)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(3)       the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans;

(4)       the payment by Argentic or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Argentic or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Argentic or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Argentic in connection with the sale of those Mortgage Loans to the depositor by Argentic; and

(5)       the payment by Basis Real Estate Capital or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Basis Real Estate Capital or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Basis Real Estate Capital in connection with the sale of those Mortgage Loans to the depositor by Basis Real Estate Capital.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC, Barclays Capital Inc. and Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-206677-17)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1)       none of the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor or the asset representations reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2)       the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3)       the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4)       none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5)       the Plan Fiduciary has been informed: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Offered Certificates as described in this prospectus.

The above representations in this paragraph are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates; it is a condition to their issuance that the Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates; and it is a condition to their issuance that the Class X-B certificates receive investment grade credit ratings from one (1) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in September 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three (3) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of two NRSROs hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by those NRSROs for the classes of Offered Certificates. If the depositor had selected those NRSROs to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSRO hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

INDEX OF DEFINED TERMS

1
17g-5 Information Provider	366
1986 Act	543
1996 Act	521
2
2015 Budget Act	552
245 Park Avenue Companion Loans	242
245 Park Avenue Controlling Noteholder	245
245 Park Avenue Intercreditor Agreement	242
245 Park Avenue Lead Securitization Companion Loans	242
245 Park Avenue Mortgage Loan	241
245 Park Avenue Noteholders	242
245 Park Avenue Pari Passu Companion Loans	241
245 Park Avenue Subordinate Companion Loans	241
245 Park Avenue Trust 2017-245P Certificate Administrator	242
245 Park Avenue Trust 2017-245P Depositor	242
245 Park Avenue Trust 2017-245P Master Servicer	242
245 Park Avenue Trust 2017-245P Operating Advisor	243
245 Park Avenue Trust 2017-245P Special Servicer	242
245 Park Avenue Trust 2017-245P Trustee	242
245 Park Avenue Trust 2017-245P TSA	226, 242
3
30/360 Basis	404
4
401(c) Regulations	564
A
A Notes	253
AB Modified Loan	418
Accelerated Mezzanine Loan Lender	358
Acceptable Insurance Default	421
Acting General Counsel’s Letter	142
Actual/360 Basis	207
Actual/360 Loans	392
ADA	523
Additional Exclusions	421
Administrative Cost Rate	341
ADR	150
Advances	387
Advisers Act	563
Affiliate	18
Affirmative Asset Review Vote	461
Annual Debt Service	150
Anticipated Repayment Date	207
Appraisal Institute	263
Appraisal Reduction Amount	413
Appraisal Reduction Event	413
Appraised Value	151
Appraised-Out Class	419
ARD Loan	207
Argentic	278
Argentic Data Tape	285
Argentic Mortgage Loans	278
Argentic Review Team	285
Assessment of Compliance	500
Asset Representations Reviewer Asset Review Fee	412
Asset Representations Reviewer Fee	411
Asset Representations Reviewer Fee Rate	411
Asset Representations Reviewer Termination Event	465
Asset Representations Reviewer Upfront Fee	411
Asset Review	462
Asset Review Notice	461
Asset Review Quorum	461
Asset Review Report	463
Asset Review Report Summary	463
Asset Review Standard	462
Asset Review Trigger	459
Asset Review Vote Election	460
Asset Status Report	433
Assumed Certificate Coupon	325, 328
Assumed Final Distribution Date	350
Assumed Scheduled Payment	343
Attestation Report	501
Available Funds	334
B
B Notes	253
Balloon Balance	151
Balloon or ARD LTV Ratio	155
Balloon or ARD Payment	156

Banking Act	142
Bankruptcy Code	514
Barclays	271
Barclays Data Tape	273
Barclays Mortgage Loans	272
Barclays Review Team	273
Barclays’ Qualification Criteria	274
Base Interest Fraction	348
Basis	296
Basis Data Tape	302
Basis Deal Team	302
Basis Investment	296
Basis Mortgage Loans	296
Basis Real Estate Capital	296
Beds	162
Borrower Party	358
Borrower Party Affiliate	358
Breach Notice	378
BRRD	124, 143
C
C Notes	253
C(WUMP)O	20
Cash Flow Analysis	151
CERCLA	520
Certificate Administrator/Trustee Fee	410
Certificate Administrator/Trustee Fee Rate	410
Certificate Balance	332
Certificate Owners	368
Certificateholder	359
Certificateholder Quorum	468
Certificateholder Repurchase Request	479
Certifying Certificateholder	371
Class A Certificates	330
Class A-SB Planned Principal Balance	343
Class X Certificates	330
Clearstream	367
Clearstream Participants	369
Closing Date	150, 260
CMBS	59
Code	541
Collateral Deficiency Amount	418
Collection Account	391
Collection Period	335
Communication Request	371
Companion A Notes	253
Companion B Notes	253
Companion Distribution Account	392
Companion Holder	226
Companion Holders	226
Companion Loan Rating Agency	226
Companion Loans	147
Compensating Interest Payment	351
Constant Prepayment Rate	532
Constraining Level	325
Consultation Termination Event	447
Control Eligible Certificates	443
Control Note	226
Control Termination Event	447
Controlling Class	442
Controlling Class Certificateholder	442
Controlling Holder	226
Corrected Loan	433
Council Text	123
CPP	532
CPR	532
CPY	532
CRE Loans	268
Credit Risk Retention Rules	320
CREFC®	355
CREFC® Intellectual Property Royalty License Fee	412
CREFC® Intellectual Property Royalty License Fee Rate	412
CREFC® Reports	355
Cross-Over Date	339
CSAIL 2017-C8 PSA	226
CSMC 2017-MOON Certificate Administrator	248
CSMC 2017-MOON Control Eligible Certificates	251
CSMC 2017-MOON Depositor	248
CSMC 2017-MOON Operating Advisor	248
CSMC 2017-MOON Servicer	248
CSMC 2017-MOON Special Servicer	248
CSMC 2017-MOON Trustee	248
CSMC 2017-MOON TSA	226, 248
Cumulative Appraisal Reduction Amount	417
Cure/Contest Period	463
Custodian	307
Cut-off Date	147
Cut-off Date Balance	153
Cut-off Date Loan-to-Value Ratio	154
Cut-off Date LTV Ratio	154
D
D Notes	253
D or @%(#)	157
D or YM(#)	157
D(#)	157
DAFC 2017-AMO TSA	226
DBJPM 2017-C6 PSA	226

Debt Service Coverage Ratio	154
Declaration	196
Defaulted Loan	439
Defeasance	15
Defeasance Deposit	212
Defeasance Loans	211
Defeasance Lock-Out Period	211
Defeasance Option	211
Definitive Certificate	367
Del Amo Fashion Center Companion Loans	253
Del Amo Fashion Center Directing Certificateholder	257
Del Amo Fashion Center Intercreditor Agreement	253
Del Amo Fashion Center Mortgage Loan	252
Del Amo Fashion Center Noteholders	253
Del Amo Fashion Center Pari Passu Companion Loans	253
Del Amo Fashion Center Servicer	254
Del Amo Fashion Center Special Servicer	254
Del Amo Fashion Center Subordinate Companion Loans	253
Del Amo Fashion Center Trustee	254
Del Amo Fashion Center Whole Loan	253
Delinquent Loan	460
Demand Entities	269
Depositories	367
Determination Date	333
Dexia	270
Diligence File	375
Directing Certificateholder	442
Disclosable Special Servicer Fees	410
Discount Rate	349
Discount Yield	324
Dispute Resolution Consultation	482
Dispute Resolution Cut-off Date	482
Distribution Accounts	392
Distribution Date	333
Distribution Date Statement	355
District Court	308
Dodd-Frank Act	124
DOL	560
DSCR	154
DTC	367
DTC Participants	368
DTC Rules	369
Due Date	206, 335
E
E Notes	253
EDGAR	559
Effective Gross Income	152
Eligible Asset Representations Reviewer	464
Eligible Operating Advisor	454
Enforcing Party	479
Enforcing Servicer	479
Environmental Condition	19
ESA	179, 19
Escrow/Reserve Mitigating Circumstances	277
EU Risk Retention and Due Diligence Requirements	123
Euroclear	367
Euroclear Operator	370
Euroclear Participants	369
Excess Interest	333
Excess Interest Distribution Account	393
Excess Modification Fee Amount	406
Excess Modification Fees	403
Excess Prepayment Interest Shortfall	352
Exchange Act	259, 269
Excluded Controlling Class Holder	357
Excluded Controlling Class Loan	358
Excluded Information	358
Excluded Loan	359
Excluded Plan	562
Excluded Special Servicer	469
Excluded Special Servicer Loan	469
Exemption	561
Exemption Rating Agency	561
F
FATCA	553
FDIA	141
FDIC	141
Federal Court Complaint	308
FIEL	22
Final Asset Status Report	451
Final Dispute Resolution Election Notice	482
Financial Promotion Order	19
FINRA	558
FIRREA	144
Fitch	311, 499
FPO Persons	19
FSMA	19
G
GAAP	320

Gain-on-Sale Entitlement Amount	335
Gain-on-Sale Remittance Amount	335
Gain-on-Sale Reserve Account	393
Garn Act	522
GLA	155
Government Securities	209
Grantor Trust	333
Ground Lease	16
Ground Lease and Related Documents	16
GRTR of @% or YM or D(#)	157
GRTR of @% or YM(#)	157
H
High Net Worth Companies	19
Hilton Garden Inn Chicago/North Loop PSA	226
Horizontal Risk Retention Certificates	320, 330
Horizontal Risk Retention Percentage	320
I
Income Tax Regulations	541
Indirect Participants	368
Initial Delivery Date	433
Initial Pool Balance	147
Initial Rate	207
Initial Requesting Certificateholder	479
In-Place Cash Management	155
Insolvency Act	142
Insurance and Condemnation Proceeds	391
Insurance Rating Requirements	9
Intercreditor Agreement	226
Interest Accrual Amount	341
Interest Accrual Period	342
Interest Distribution Amount	341
Interest Reserve Account	392
Interest Shortfall	341
Interested Person	440
Interest-Only Certificates	322
Interest-Only Expected Price	328
Interpolated Yield	323, 327
Investor Certification	359
IORPs	123
J
JPMCC 2017-JP7 PSA	226
K
KBRA	499
L
L(#)	157
Lakeside Shopping Center PSA	226
Liquidation Fee	406
Liquidation Fee Rate	407
Liquidation Proceeds	391
LNR Partners	315
Loan #58	270
Loan Per Unit	155
Loan Specific Directing Certificateholder	442
Lock-out Period	209
Long Island Prime Portfolio –Uniondale PSA	226
Loss of Value Payment	379
Lower-Tier Regular Interests	541
Lower-Tier REMIC	333, 541
LTV Ratio	153
LTV Ratio at Maturity or Anticipated Repayment Date	155
LTV Ratio at Maturity or ARD	155
M
MAI	381
Major Decision	443
MAS	21
Master Servicer Decision	424
Material Defect	377
Maturity Date Balloon or ARD Payment	156
MLPA	373
Modification Fees	404
Moody’s	312, 499
Morningstar	311
Mortgage	148
Mortgage File	373
Mortgage Loans	147
Mortgage Note	148
Mortgage Pool	147
Mortgage Rate	341
Mortgaged Property	148
Mortgagee	20
Mortgagor	20
MSC 2017-H1 PSA	227
N
Natixis	287
Net Mortgage Rate	340
Net Operating Income	156
NFA	558
NI 33-105	23
NOI Date	156
Non-Control Note	227
Non-Controlling Holder	227

Nonrecoverable Advance	388
Non-Serviced Certificate Administrator	227
Non-Serviced Companion Loan	227
non-serviced companion loans	48
Non-Serviced Directing Certificateholder	227
Non-Serviced Master Servicer	228
non-serviced mortgage loan	48
Non-Serviced Mortgage Loan	228
Non-Serviced Pari Passu Whole Loan	228
Non-Serviced PSA	228
Non-Serviced Special Servicer	228
Non-Serviced Subordinate Companion Loan	228
Non-Serviced Trustee	229
non-serviced whole loan	48
Non-Serviced Whole Loan	229
Non-U.S. Person	553
Notional Amount	332
NRA	156
NREC	287
NREC Data Tape	289
NREC Deal Team	288
NREC Mortgage Loans	288
NRSRO	357
NRSRO Certification	360
NXS2 Special Servicer	270
O
O(#)	157
OCC	260
Occupancy As Of Date	156
Occupancy Rate	156
Offered Certificates	330
OID Regulations	544
OLA	142
Operating Advisor Consulting Fee	410
Operating Advisor Expenses	411
Operating Advisor Fee	410
Operating Advisor Fee Rate	410
Operating Advisor Standard	453
Operating Advisor Termination Event	456
Other Master Servicer	229
Other PSA	229
P
P&I Advance	387
P&I Advance Date	386
Par Purchase Price	439
Pari Passu Companion Loans	147
Pari Passu Mortgage Loan	229
Participants	367
Parties in Interest	560
partnership representatives	552
Pass-Through Rate	339
Patriot Act	524
PCIS Persons	19
Percentage Interest	333
Periodic Payments	334
Permitted Encumbrances	6
Permitted Investments	334, 393
Permitted Special Servicer/Affiliate Fees	410
PIPs	183
PL	264
Plan Fiduciary	563
Plans	559
PML	264, 9
PRC	20
Pre-2019 Securitizations	123
Preliminary Dispute Resolution Election Notice	482
Prepayment Assumption	546
Prepayment Interest Excess	351
Prepayment Interest Shortfall	351
Prepayment Premium	349
Prepayment Provisions	156
Prime Rate	391
Principal Balance Certificates	330
Principal Distribution Amount	342
Principal Shortfall	343
Privileged Information	455
Privileged Information Exception	456
Privileged Person	357
Professional Investors	20, 21
Prohibited Prepayment	351
Promotion of Collective Investment Schemes Exemptions Order	19
Proposed Course of Action	481
Proposed Course of Action Notice	481
Prospectus	20
PSA	330
PSA Party Repurchase Request	480
PTCE	564
Purchase Price	379
Q
Qualification Criteria	268
Qualified Replacement Special Servicer	469
Qualified Substitute Mortgage Loan	380
Qualifying CRE Loan Percentage	320
R
RAC No-Response Scenario	498

Rated Final Distribution Date	350
Rating Agencies	499
Rating Agency Confirmation	499
REA	70
Realized Loss	353
REC	180
Record Date	333
Registration Statement	559
Regular Certificates	330
Regular Interestholder	544
Regular Interests	541
Regulation AB	501
Reimbursement Rate	391
Related Proceeds	390
Release Date	212
Relevant Institutions	143
Relevant Investors	123
Relevant Member State	17
Relevant Persons	19
Relief Act	524
Remaining Term to Maturity or ARD	158
REMIC	541
REMIC Prohibition Period	210
REO Account	393
REO Loan	345
REO Property	432
Repurchase Request	480
Requesting Certificateholder	482
Requesting Holders	419
Requesting Investor	371
Requesting Party	498
Required Credit Risk Retention Percentage	321
Requirements	524
Residual Certificates	330
Resolution Authorities	143
Resolution Authority	124
Resolution Failure	480
Resolved	480
Restricted Group	561
Restricted Party	456
Retaining Sponsor	320
Review Materials	461
Revised Rate	207
RevPAR	158
RMBS	308
ROFO	195
Rooms	162
Rule 15Ga-1	269
Rule 15Ga-1 Reporting Period	268
Rule 17g-5	360
S
S&P	311
Scheduled Certificate Interest Payments	326
Scheduled Certificate Principal
Payments	322
Scheduled Principal Distribution Amount	342
Schwab ROFO	196
SEC	259
Securities Act	500
Securitisation Regulation	123
Securitization Accounts	330, 393
SEL	264
Senior Certificates	330
Serviced Companion Loan	229
serviced companion loans	48
serviced mortgage loan	48
Serviced Mortgage Loan	229
Serviced Pari Passu Companion Loan	229
Serviced Pari Passu Companion Loan Securities	473
Serviced Pari Passu Mortgage Loan	229
Serviced Pari Passu Whole Loan	229
serviced whole loan	48
Serviced Whole Loan	230
Servicer Termination Event	471
Servicing Advances	387
Servicing Fee	402
Servicing Fee Rate	402
servicing shift master servicer	47
servicing shift mortgage loan	47
Servicing Shift Mortgage Loan	230
servicing shift pooling and servicing agreement	47
Servicing Shift PSA	230
servicing shift securitization date	47
Servicing Shift Securitization Date	230
servicing shift special servicer	47
servicing shift whole loan	47
Servicing Shift Whole Loan	230
Servicing Standard	385
SF	158
SFA	21
SFO	20
Similar Law	560
Single-Purpose Entity	15
SIPC	558
SMMEA	565
Special Servicing Fee	405
Special Servicing Fee Rate	405
Specially Serviced Loans	430
Sq. Ft.	158

Square Feet	158
SRB	144
SSM	144
Standard Qualifications	5
Startup Day	542
State Court Complaint	308
Stated Principal Balance	344
Structured Product	20
Structuring Assumptions	532
STWD	315
Subordinate Certificates	330
Subordinate Companion Loan	230
Subordinate Companion Loans	147
Subsequent Asset Status Report	433
Sub-Servicing Agreement	386
Swap-Priced Expected Price	326
Swap-Priced Principal Balance Certificates	322
T
T-12	158
Target Price	325
Term to Maturity	158
Terms and Conditions	370
Tests	462
Title Exception	5
Title Policy	6
Title V	523
TMPs	552
Total Operating Expenses	152
Transaction Parties	563
Trimont	319
TRIPRA	89, 14
Trust	305
Trust A Note	253
Trust B Note	253
Trust REMICs	541
TTM	158
Two Independence Square A Notes	247
Two Independence Square Companion Loans	247
Two Independence Square Controlling Noteholder	251
Two Independence Square Directing Certificateholder	251
Two Independence Square Intercreditor Agreement	248
Two Independence Square Lead Securitization Companion Loans	247
Two Independence Square Mortgage Loan	247
Two Independence Square Noteholders	248
Two Independence Square Pari Passu Companion Loans	247
Two Independence Square Subordinate Companion Loan	247
Two Independence Square Whole Loan	247
U
U.S. Bank	270
U.S. Person	553
U/W DSCR	154
U/W Expenses	158
U/W NCF	158
U/W NCF Debt Yield	160
U/W NCF DSCR	154
U/W NOI	161
U/W NOI Debt Yield	161
U/W NOI DSCR	161
U/W Revenues	161
UCC	312, 509
UCITS	123
UK Bank	142
Underwriter Entities	111
Underwriting Agreement	555
Underwritten Debt Service Coverage Ratio	154
Underwritten Expenses	158
Underwritten NCF	158
Underwritten NCF Debt Yield	160
Underwritten Net Cash Flow	158
Underwritten Net Cash Flow Debt Service Coverage Ratio	154
Underwritten Net Operating Income	161
Underwritten Net Operating Income Debt Service Coverage Ratio	161
Underwritten NOI	161
Underwritten NOI Debt Yield	161
Underwritten Revenues	161
Unincorporated Associations	19
Unincorporated Associations, Etc	19
Units	162
University Center Chicago PSA	230
Unscheduled Principal Distribution Amount	343
Unsolicited Information	462
Upper-Tier REMIC	333, 541
V
Volcker Rule	124
Voting Rights	366

W
WAC Rate	340
Wachovia Bank	260
Weighted Average Mortgage Rate	162
weighted averages	162
Wells Fargo Bank	260
Wells Fargo Bank Data Tape	267
Wells Fargo Bank Deal Team	266
Wells Fargo Bank Mortgage Loans	263
Whole Loan	147
Withheld Amounts	392
Workout Fee	405
Workout Fee Rate	405
Workout-Delayed Reimbursement Amount	391
WTNA	305
Y
Yield Maintenance Charge	349
Yield-Priced Expected Price	328
Yield-Priced Principal Balance Certificates	322
YM(#)	157
Z
Zoning Regulations	12

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 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller (1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units (2)
1	225 & 233 Park Avenue South	Barclays		225 & 233 Park Avenue South	New York	NY	10003	Office	CBD	1909	2017	675,756
2	211 Mount Airy Road	WFB		211 Mount Airy Road	Basking Ridge	NJ	07920	Office	Suburban	1975	2017	306,194
3	Lakeside Shopping Center	WFB		3301 Veterans Memorial Boulevard	Metairie	LA	70002	Retail	Super Regional Mall	1960	2008	1,211,349
4	Long Island Prime Portfolio - Uniondale	Barclays		Various	Uniondale	NY	11553	Office	Suburban	Various		1,750,761
4.01	RXR Plaza	Barclays		625 RXR Plaza	Uniondale	NY	11553	Office	Suburban	1985		1,085,298
4.02	Omni	Barclays		333 Earle Ovington Boulevard	Uniondale	NY	11553	Office	Suburban	1990		665,463
5	Columbia Park Shopping Center	AREF		3129-3131 John F. Kennedy Boulevard	North Bergen	NJ	07047	Retail	Anchored	1999		345,703
6	245 Park Avenue	Natixis		245 Park Avenue	New York	NY	10167	Office	CBD	1965	2006	1,723,993
7	Two Independence Square	Natixis		300 E Street Southwest	Washington	DC	20024	Office	CBD	1992	2014	605,897
8	Yeshiva University Portfolio	AREF		Various	New York	NY	Various	Office	CBD	Various	Various	696,371
8.01	2495 Amsterdam Avenue	AREF		2495 Amsterdam Avenue	New York	NY	10033	Office	CBD	1969		295,694
8.02	215 Lexington Avenue	AREF		215 Lexington Avenue	New York	NY	10016	Office	CBD	1962	2006	111,270
8.03	2520 Amsterdam Avenue	AREF		2520 Amsterdam Avenue	New York	NY	10033	Office	CBD	1967	2016	163,321
8.04	245 Lexington Avenue	AREF		245 Lexington Avenue	New York	NY	10016	Office	CBD	1969		87,927
8.05	253 Lexington Avenue	AREF		253 Lexington Avenue	New York	NY	10016	Office	CBD	1911		38,159
9	Lincolnshire Commons	WFB		900, 910, 920, 930, 940, 950, 960, 970 Milwaukee Avenue; 225 Aptakisic Road	Lincolnshire	IL	60069	Mixed Use	Office/Retail	2005	2016	133,024
10	Starwood Capital Group Hotel Portfolio	Barclays		Various	Various	Various	Various	Hospitality	Various	Various	Various	6,366
10.01	Larkspur Landing Sunnyvale	Barclays		748 North Mathilda Avenue	Sunnyvale	CA	94085	Hospitality	Extended Stay	2000		126
10.02	Larkspur Landing Milpitas	Barclays		40 Ranch Drive	Milpitas	CA	95035	Hospitality	Extended Stay	1998		124
10.03	Larkspur Landing Campbell	Barclays		550 West Hamilton Avenue	Campbell	CA	95008	Hospitality	Extended Stay	2000		117
10.04	Larkspur Landing San Francisco	Barclays		690 Gateway Boulevard	South San Francisco	CA	94080	Hospitality	Extended Stay	1999		111
10.05	Larkspur Landing Pleasanton	Barclays		5535 Johnson Drive	Pleasanton	CA	94588	Hospitality	Extended Stay	1997		124
10.06	Larkspur Landing Bellevue	Barclays		15805 Southeast 37th Street	Bellevue	WA	98006	Hospitality	Extended Stay	1998		126
10.07	Larkspur Landing Sacramento	Barclays		555 Howe Avenue	Sacramento	CA	95825	Hospitality	Extended Stay	1998		124
10.08	Hampton Inn Ann Arbor North	Barclays		2300 Green Road	Ann Arbor	MI	48105	Hospitality	Limited Service	1988	2015	129
10.09	Larkspur Landing Hillsboro	Barclays		3133 Northeast Shute Road	Hillsboro	OR	97124	Hospitality	Extended Stay	1997		124
10.10	Larkspur Landing Renton	Barclays		1701 East Valley Road	Renton	WA	98057	Hospitality	Extended Stay	1998		127
10.11	Holiday Inn Arlington Northeast Rangers Ballpark	Barclays		1311 Wet ‘n Wild Way	Arlington	TX	76011	Hospitality	Full Service	2008	2013	147
10.12	Residence Inn Toledo Maumee	Barclays		1370 Arrowhead Drive	Maumee	OH	43537	Hospitality	Extended Stay	2008	2016	108
10.13	Residence Inn Williamsburg	Barclays		1648 Richmond Road	Williamsburg	VA	23185	Hospitality	Extended Stay	1999	2012	108
10.14	Hampton Inn Suites Waco South	Barclays		2501 Marketplace Drive	Waco	TX	76711	Hospitality	Limited Service	2008	2013	123
10.15	Holiday Inn Louisville Airport Fair Expo	Barclays		447 Farmington Avenue	Louisville	KY	40209	Hospitality	Full Service	2008		106
10.16	Courtyard Tyler	Barclays		7424 South Broadway Avenue	Tyler	TX	75703	Hospitality	Limited Service	2010	2016	121
10.17	Hilton Garden Inn Edison Raritan Center	Barclays		50 Raritan Center Parkway	Edison	NJ	08837	Hospitality	Limited Service	2002	2014	132
10.18	Hilton Garden Inn St Paul Oakdale	Barclays		420 Inwood Avenue North	Oakdale	MN	55128	Hospitality	Limited Service	2005	2013	116
10.19	Residence Inn Grand Rapids West	Barclays		3451 Rivertown Point Court Southwest	Grandville	MI	49418	Hospitality	Extended Stay	2000	2017	90
10.20	Peoria, AZ Residence Inn	Barclays		8435 West Paradise Lane	Peoria	AZ	85382	Hospitality	Extended Stay	1998	2013	90
10.21	Hampton Inn Suites Bloomington Normal	Barclays		320 South Towanda Avenue	Normal	IL	61761	Hospitality	Limited Service	2007	2015	128
10.22	Courtyard Chico	Barclays		2481 Carmichael Drive	Chico	CA	95928	Hospitality	Limited Service	2005	2015	90
10.23	Hampton Inn Suites South Bend	Barclays		52709 Indiana State Road 933	South Bend	IN	46637	Hospitality	Limited Service	1997	2014	117
10.24	Hampton Inn Suites Kokomo	Barclays		2920 South Reed Road	Kokomo	IN	46902	Hospitality	Limited Service	1997	2013	105
10.25	Courtyard Wichita Falls	Barclays		3800 Tarry Street	Wichita Falls	TX	76308	Hospitality	Limited Service	2009	2017	93
10.26	Hampton Inn Morehead	Barclays		4035 Arendell Street	Morehead City	NC	28557	Hospitality	Limited Service	1991	2017	118
10.27	Residence Inn Chico	Barclays		2485 Carmichael Drive	Chico	CA	95928	Hospitality	Extended Stay	2005	2014	78
10.28	Courtyard Lufkin	Barclays		2130 South First Street	Lufkin	TX	75901	Hospitality	Limited Service	2009	2017	101
10.29	Hampton Inn Carlisle	Barclays		1164 Harrisburg Pike	Carlisle	PA	17013	Hospitality	Limited Service	1997	2014	97
10.30	Springhill Suites Williamsburg	Barclays		1644 Richmond Road	Williamsburg	VA	23185	Hospitality	Limited Service	2002	2012	120
10.31	Fairfield Inn Bloomington	Barclays		120 South Fairfield Drive	Bloomington	IN	47404	Hospitality	Limited Service	1995	2015	105
10.32	Waco Residence Inn	Barclays		501 South University Parks Drive	Waco	TX	76706	Hospitality	Extended Stay	1997	2012	78
10.33	Holiday Inn Express Fishers	Barclays		9791 North by Northeast Boulevard	Fishers	IN	46037	Hospitality	Limited Service	2000	2012	115
10.34	Larkspur Landing Folsom	Barclays		121 Iron Point Road	Folsom	CA	95630	Hospitality	Extended Stay	2000		84
10.35	Springhill Suites Chicago Naperville Warrenville	Barclays		4305 Weaver Parkway	Warrenville	IL	60555	Hospitality	Limited Service	1997	2013	128
10.36	Holiday Inn Express & Suites Paris	Barclays		3025 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009		84
10.37	Toledo Homewood Suites	Barclays		1410 Arrowhead Road	Maumee	OH	43537	Hospitality	Extended Stay	1997	2014	78
10.38	Grand Rapids Homewood Suites	Barclays		3920 Stahl Drive Southeast	Grand Rapids	MI	49546	Hospitality	Extended Stay	1997	2013	78
10.39	Fairfield Inn Laurel	Barclays		13700 Baltimore Avenue	Laurel	MD	20707	Hospitality	Limited Service	1988	2013	109
10.40	Cheyenne Fairfield Inn and Suites	Barclays		1415 Stillwater Avenue	Cheyenne	WY	82009	Hospitality	Limited Service	1994	2013	60
10.41	Courtyard Akron Stow	Barclays		4047 Bridgewater Parkway	Stow	OH	44224	Hospitality	Limited Service	2005	2014	101
10.42	Towneplace Suites Bloomington	Barclays		105 South Franklin Road	Bloomington	IN	47404	Hospitality	Extended Stay	2000	2013	83
10.43	Larkspur Landing Roseville	Barclays		1931 Taylor Road	Roseville	CA	95661	Hospitality	Extended Stay	1999		90
10.44	Hampton Inn Danville	Barclays		97 Old Valley School Road	Danville	PA	17821	Hospitality	Limited Service	1998	2013	71
10.45	Holiday Inn Norwich	Barclays		10 Laura Boulevard	Norwich	CT	06360	Hospitality	Full Service	1975	2013	135
10.46	Hampton Inn Suites Longview North	Barclays		3044 North Eastman Road	Longview	TX	75605	Hospitality	Limited Service	2008	2013	91
10.47	Springhill Suites Peoria Westlake	Barclays		2701 West Lake Avenue	Peoria	IL	61615	Hospitality	Limited Service	2000	2013	124
10.48	Hampton Inn Suites Buda	Barclays		1201 Cabelas Drive	Buda	TX	78610	Hospitality	Limited Service	2008		74
10.49	Shawnee Hampton Inn	Barclays		4851 North Kickapoo	Shawnee	OK	74804	Hospitality	Limited Service	1996	2013	63
10.50	Racine Fairfield Inn	Barclays		6421 Washington Avenue	Racine	WI	53406	Hospitality	Limited Service	1991	2016	62
10.51	Hampton Inn Selinsgrove Shamokin Dam	Barclays		3 Stetler Avenue	Shamokin Dam	PA	17876	Hospitality	Limited Service	1996	2013	75
10.52	Holiday Inn Express & Suites Terrell	Barclays		300 Tanger Drive	Terrell	TX	75160	Hospitality	Limited Service	2007	2013	68
10.53	Westchase Homewood Suites	Barclays		2424 Rogerdale Road	Houston	TX	77042	Hospitality	Extended Stay	1998	2016	96
10.54	Holiday Inn Express & Suites Tyler South	Barclays		2421 East Southeast Loop 323	Tyler	TX	75701	Hospitality	Limited Service	2000	2015	88
10.55	Holiday Inn Express & Suites Huntsville	Barclays		148 Interstate 45 South	Huntsville	TX	77340	Hospitality	Limited Service	2008	2013	87
10.56	Hampton Inn Sweetwater	Barclays		302 Southeast Georgia Avenue	Sweetwater	TX	79556	Hospitality	Limited Service	2009		72
10.57	Comfort Suites Buda Austin South	Barclays		15295 South Interstate 35 Building 800	Buda	TX	78610	Hospitality	Limited Service	2009		72
10.58	Fairfield Inn & Suites Weatherford	Barclays		175 Alford Drive	Weatherford	TX	76086	Hospitality	Limited Service	2009	2016	86
10.59	Holiday Inn Express & Suites Altus	Barclays		2812 East Broadway Street	Altus	OK	73521	Hospitality	Limited Service	2008	2013	68
10.60	Comfort Inn & Suites Paris	Barclays		3035 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009		56
10.61	Hampton Inn Suites Decatur	Barclays		110 US-287	Decatur	TX	76234	Hospitality	Limited Service	2008	2013	74
10.62	Holiday Inn Express & Suites Texarkana East	Barclays		5210 Crossroads Parkway	Texarkana	AR	71854	Hospitality	Limited Service	2009		88
10.63	Mankato Fairfield Inn	Barclays		141 Apache Place	Mankato	MN	56001	Hospitality	Limited Service	1997	2016	61
10.64	Candlewood Suites Texarkana	Barclays		2901 South Cowhorn Creek Loop	Texarkana	TX	75503	Hospitality	Extended Stay	2009	2014	80
10.65	Country Inn & Suites Houston Intercontinental Airport East	Barclays		20611 Highway 59	Humble	TX	77338	Hospitality	Limited Service	2001	2017	62
11	Hilltop Plaza	Barclays		6814 Race Track Road	Bowie	MD	20715	Retail	Anchored	1970	2011	181,529
12	University Center Chicago	WFB		525 South State Street	Chicago	IL	60605	Multifamily	Student Housing	2004		1,732
13	Del Amo Fashion Center	Barclays		3525 West Carson Street	Torrance	CA	90503	Retail	Super Regional Mall	1961	2017	1,769,525
14	Cleveland East Office Portfolio	AREF		Various	Various	OH	Various	Office	Suburban	Various		499,454
14.01	Landerbrook Corporate Center	AREF		5900, 5910, 5920 Landerbrook Drive	Mayfield Heights	OH	44124	Office	Suburban	1997		336,349
14.02	Metropolitan Plaza	AREF		22901 Millcreek Boulevard	Highland Hills	OH	44122	Office	Suburban	2000		163,105
15	Crowne Plaza Dallas	WFB		1015 Elm Street	Dallas	TX	75202	Hospitality	Full Service	1969	2016	292
16	First Stamford Place	WFB		100, 200 & 300 First Stamford Place	Stamford	CT	06902	Office	CBD	1986	2015	810,475
17	181 Second Avenue	Natixis		181 Second Avenue	San Mateo	CA	94401	Office	CBD	1968	2007	69,142
18	iStar Leased Fee Portfolio	Barclays		Various	Various	Various	Various	Other	Leased Fee	Various	Various	Various

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller (1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units (2)
18.01	Hilton Salt Lake	Barclays		255 South West Temple	Salt Lake City	UT	84101	Other	Leased Fee	1983	2012	499
18.02	DoubleTree Seattle Airport	Barclays		18740 International Boulevard	Seattle	WA	98188	Other	Leased Fee	1969	2011	850
18.03	DoubleTree Mission Valley	Barclays		7450 Hazard Center Drive	San Diego	CA	92108	Other	Leased Fee	1991	2012	300
18.04	One Ally Center	Barclays		500 Woodward Avenue	Detroit	MI	48226	Other	Leased Fee	1992		957,355
18.05	DoubleTree Sonoma	Barclays		1 Doubletree Drive	Rohnert Park	CA	94928	Other	Leased Fee	1987	2016	245
18.06	DoubleTree Durango	Barclays		501 Camino Del Rio	Durango	CO	81301	Other	Leased Fee	1986	2009	159
18.07	Northside Forsyth Hospital Medical Center	Barclays		4150 Deputy Bill Cantrell Memorial Road	Cumming	GA	30040	Other	Leased Fee	2017		92,573
18.08	NASA/JPSS Headquarters	Barclays		7700 and 7720 Hubble Drive	Lanham	MD	20706	Other	Leased Fee	1994		120,000
18.09	Dallas Market Center: Sheraton Suites	Barclays		2101 North Stemmons Freeway	Dallas	TX	75207	Other	Leased Fee	1989	2017	251
18.10	Dallas Market Center: Marriott Courtyard	Barclays		2150 Market Center Boulevard	Dallas	TX	75207	Other	Leased Fee	1989	2015	184
18.11	The Buckler Apartments	Barclays		401 West Michigan Street	Milwaukee	WI	53203	Other	Leased Fee	1977	2016	207
18.12	Lock-Up Self Storage Facility	Barclays		221 American Boulevard West	Bloomington	MN	55420	Other	Leased Fee	2008		104,000
19	Crowne Plaza JFK	AREF		138-10 135th Avenue	Jamaica	NY	11436	Hospitality	Full Service	1959	2014	330
20	Jackson Crossing	AREF		21 South Hope Chapel Road	Jackson	NJ	08527	Retail	Unanchored	2006		81,629
21	York Shopping Center	Barclays		2801 East Market Street	York	PA	17402	Retail	Anchored	1969	1999	377,101
22	River City Plaza	Basis		904-948 West Shawnee Street	Muskogee	OK	74401	Retail	Anchored	2006		141,383
23	Super 8 Resort Portfolio	AREF		Various	Various	Various	Various	Hospitality	Limited Service	Various		252
23.01	Super 8 Jackson Hole	AREF		750 South Highway 89	Jackson	WY	83001	Hospitality	Limited Service	1983		95
23.02	Super 8 Cody	AREF		730 Yellowstone Avenue	Cody	WY	82414	Hospitality	Limited Service	1982		64
23.03	Super 8 Coeur d’Alene	AREF		505 West Appleway Avenue	Coeur D’ Alene	ID	83814	Hospitality	Limited Service	1983		93
24	Village Shopping Center	Basis		902 West Kimberly Road	Davenport	IA	52806	Retail	Anchored	1953	2016	236,585
25	Melville Plaza	AREF		610 Broad Hollow Road	Melville	NY	11747	Retail	Anchored	1977		54,824
26	Hilton Garden Inn Chicago/North Loop	WFB		66 East Wacker Place	Chicago	IL	60601	Hospitality	Select Service	2015		191
27	Hampton Inn & Suites Nashville Airport	Barclays		583 Donelson Pike	Nashville	TN	37214	Hospitality	Limited Service	1995	2016	111
28	White Flint - ExtraSpace Self Storage	Basis		4950 Nicholson Court	Kensington	MD	20895	Self Storage	Self Storage	1988	2003	90,678
29	SoNo Square	Natixis		85 Water Street & 22 Elizabeth Street	Norwalk	CT	06854	Mixed Use	Retail/Office	1940	2013	94,212
30	Village at Peachtree Corners	Barclays		5270 Peachtree Parkway	Norcross	GA	30092	Retail	Anchored	1987	2010	88,835
31	Sable Pointe Apartments	AREF		102 Hartford Run	Buford	GA	30518	Multifamily	Garden	1988	2016	258
32	Marquis on Memorial	AREF		14681 South 82nd East Avenue	Bixby	OK	74008	Multifamily	Garden	2009		132
33	Hampton Inn - Oregon, OH	WFB		2931 Navarre Avenue	Oregon	OH	43616	Hospitality	Limited Service	2015		95
34	Marble Hall Gardens	Natixis		4300 Marble Hall Road	Baltimore	MD	21218	Multifamily	Garden	1947	2014	390
35	Lotte Plaza	WFB		8801 and 8815 Baltimore National Pike	Ellicott City	MD	21043	Retail	Anchored	1965	2001	78,846
36	The Refinery	Basis		701 South Peters Street	New Orleans	LA	70130	Mixed Use	Multifamily/Retail	1800	2016	29
37	Millersville - ExtraSpace Self Storage	Basis		8374 Veterans Highway	Millersville	MD	21108	Self Storage	Self Storage	2002		81,375
38	Bennett Street Design District	AREF		22-65 Bennett Street; 2100-2110 Peachtree Road; 2101 Tula Street	Atlanta	GA	30309	Retail	Unanchored	1940	2004	79,400
39	Cactus Plaza	Natixis		10410-10450 South Decatur Boulevard	Las Vegas	NV	89141	Retail	Shadow Anchored	2013		33,560
40	Hampton Inn & Suites – Minooka	AREF		621 Bob Blair Road	Minooka	IL	60447	Hospitality	Limited Service	2015		83
41	Daphne Hotel Portfolio	Natixis		Various	Daphne	AL	Various	Hospitality	Limited Service	Various	Various	142
41.01	Comfort Suites Daphne	Natixis		29450 North Main Street	Daphne	AL	36526	Hospitality	Limited Service	1998	2014	77
41.02	Best Western Plus Daphne	Natixis		8931 Sawwood Street	Daphne	AL	36527	Hospitality	Limited Service	2008	2011	65
42	Campbell Station - TN	WFB		4911, 4913, 4915, 4917, 4927 Main Street	Spring Hill	TN	37174	Retail	Anchored	2016		52,505
43	Fairfield Inn & Suites - Toledo	WFB		5685 Benore Road	Toledo	OH	43612	Hospitality	Limited Service	2007	2015	84
44	Hampton Inn & Suites – Albuquerque	AREF		6150 Iliff Road Northwest	Albuquerque	NM	87121	Hospitality	Limited Service	2006	2013	88
45	Holiday Inn Express – Huntsville	WFB		2600 Old Fairway Road	Huntsville	AL	35806	Hospitality	Limited Service	2014		109
46	500 South Gravers Road	Barclays		500 South Gravers Road	Plymouth Meeting	PA	19462	Office	Suburban	1955	2004	70,310
47	Palm Ridge Shopping Center	AREF		4370 Palm Avenue	San Diego	CA	92154	Retail	Unanchored	1975	1999	23,094
48	Sam Houston Technology Center	AREF		3993 West Sam Houston Parkway North	Houston	TX	77043	Office	Suburban	2006		57,315
49	Camp Creek Pointe	WFB		3515 Camp Creek Parkway	East Point	GA	30344	Retail	Unanchored	2007		18,660
50	Sandpointe Apartments	WFB		655 Hilltop Drive	Redding	CA	96003	Multifamily	Garden	1981		157
51	The Preserve at Tumbling Creek	AREF		2745 Campus Pointe Circle	Gainesville	GA	30504	Multifamily	Student Housing	2006		243
52	Salem Center	WFB		439-461 Lancaster Drive Northeast	Salem	OR	97301	Retail	Anchored	1987		54,308
53	CVS - Williston	Basis		2466 St. George Road	Williston	VT	05495	Retail	Single Tenant	2012		14,201
54	Fairfield Inn & Suites - Huntsville	AREF		1385 Enterprise Way	Huntsville	AL	35806	Hospitality	Limited Service	1999	2014	79
55	Walgreens - Clearwater	WFB		703 Court Street	Clearwater	FL	33756	Retail	Single Tenant	2016		16,510
56	Shops on Texas	Basis		2001 Texas Avenue South	College Station	TX	77840	Retail	Unanchored	2005		15,847
57	Landover - ExtraSpace Self Storage	Basis		8603 and 8622 Old Ardmore Road	Landover	MD	20785	Self Storage	Self Storage	1981	1990	37,969
58	Baytown Self Storage	Barclays		4500 Decker Drive	Baytown	TX	77520	Self Storage	Self Storage	1999		71,900
59	Baton Rouge Retail	AREF		Various	Baton Rouge	LA	Various	Retail	Various	2007		8,262
59.01	6556 Siegen Lane	AREF		6556 Siegen Lane	Baton Rouge	LA	70809	Retail	Shadow Anchored	2007		5,916
59.02	9827 Bluebonnet Boulevard	AREF		9827 Bluebonnet Boulevard	Baton Rouge	LA	70810	Retail	Single Tenant	2007		2,346
60	Days Inn Iselin	Natixis		893 US Highway 1 South	Iselin	NJ	08830	Hospitality	Limited Service	1965	2014	75
61	Okemos Plaza	Basis		1941 West Grand River Avenue	Okemos	MI	48864	Retail	Shadow Anchored	1971	2006	19,306
62	Fedex - Akron	AREF		25 West Firestone Boulevard	Akron	OH	44301	Industrial	Flex	1991		38,780
63	AllState Self Storage	AREF		7048 North 43rd Avenue	Glendale	AZ	85301	Self Storage	Self Storage	1977	2014	52,327
64	National Self Storage – ELP 9	WFB		10560 North Loop Drive	Socorro	TX	79927	Self Storage	Self Storage	2002		71,955

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Unit of Measure (2)	Cut-off Date Balance Per Unit/SF (6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date
1	225 & 233 Park Avenue South	Sq. Ft.	348	70,000,000	70,000,000	6.2%	70,000,000	N	5/31/2017	7/6/2017	6/6/2027		6/6/2027
2	211 Mount Airy Road	Sq. Ft.	212	65,000,000	65,000,000	5.7%	65,000,000	Y	6/30/2017	8/11/2017	7/11/2027		7/11/2027	1/11/2033
3	Lakeside Shopping Center	Sq. Ft.	144	58,000,000	58,000,000	5.1%	58,000,000	N	7/28/2017	9/1/2017	8/1/2027		8/1/2027
4	Long Island Prime Portfolio - Uniondale	Sq. Ft.	113	50,000,000	50,000,000	4.4%	50,000,000	N	6/6/2017	7/6/2017	6/6/2027		6/6/2027
4.01	RXR Plaza	Sq. Ft.		29,767,618	29,767,618	2.6%
4.02	Omni	Sq. Ft.		20,232,382	20,232,382	1.8%
5	Columbia Park Shopping Center	Sq. Ft.	181	50,000,000	50,000,000	4.4%	50,000,000	N	5/10/2017	7/6/2017	6/6/2027		6/6/2027
6	245 Park Avenue	Sq. Ft.	626	45,000,000	45,000,000	4.0%	45,000,000	N	5/5/2017	7/1/2017	6/1/2027		6/1/2027
7	Two Independence Square	Sq. Ft.	271	45,000,000	45,000,000	4.0%	45,000,000	N	7/5/2017	8/6/2017	7/6/2022		7/6/2022
8	Yeshiva University Portfolio	Sq. Ft.	201	45,000,000	45,000,000	4.0%	40,164,997	Y	4/21/2017	6/6/2017	5/6/2021	6/6/2021	5/6/2027	5/6/2032
8.01	2495 Amsterdam Avenue	Sq. Ft.		17,110,894	17,110,894	1.5%
8.02	215 Lexington Avenue	Sq. Ft.		9,452,935	9,452,935	0.8%
8.03	2520 Amsterdam Avenue	Sq. Ft.		9,093,468	9,093,468	0.8%
8.04	245 Lexington Avenue	Sq. Ft.		6,919,951	6,919,951	0.6%
8.05	253 Lexington Avenue	Sq. Ft.		2,422,752	2,422,752	0.2%
9	Lincolnshire Commons	Sq. Ft.	327	43,500,000	43,500,000	3.8%	39,780,729	N	7/18/2017	9/11/2017	8/11/2022	9/11/2022	8/11/2027
10	Starwood Capital Group Hotel Portfolio	Rooms	90,680	40,000,000	40,000,000	3.5%	40,000,000	N	5/24/2017	7/1/2017	6/1/2027		6/1/2027
10.01	Larkspur Landing Sunnyvale	Rooms		2,360,633	2,360,633	0.2%
10.02	Larkspur Landing Milpitas	Rooms		1,989,094	1,989,094	0.2%
10.03	Larkspur Landing Campbell	Rooms		1,748,953	1,748,953	0.2%
10.04	Larkspur Landing San Francisco	Rooms		1,440,847	1,440,847	0.1%
10.05	Larkspur Landing Pleasanton	Rooms		1,409,130	1,409,130	0.1%
10.06	Larkspur Landing Bellevue	Rooms		1,255,077	1,255,077	0.1%
10.07	Larkspur Landing Sacramento	Rooms		937,910	937,910	0.1%
10.08	Hampton Inn Ann Arbor North	Rooms		915,255	915,255	0.1%
10.09	Larkspur Landing Hillsboro	Rooms		915,255	915,255	0.1%
10.10	Larkspur Landing Renton	Rooms		906,193	906,193	0.1%
10.11	Holiday Inn Arlington Northeast Rangers Ballpark	Rooms		869,945	869,945	0.1%
10.12	Residence Inn Toledo Maumee	Rooms		860,883	860,883	0.1%
10.13	Residence Inn Williamsburg	Rooms		824,636	824,636	0.1%
10.14	Hampton Inn Suites Waco South	Rooms		761,202	761,202	0.1%
10.15	Holiday Inn Louisville Airport Fair Expo	Rooms		747,609	747,609	0.1%
10.16	Courtyard Tyler	Rooms		734,016	734,016	0.1%
10.17	Hilton Garden Inn Edison Raritan Center	Rooms		734,016	734,016	0.1%
10.18	Hilton Garden Inn St Paul Oakdale	Rooms		724,954	724,954	0.1%
10.19	Residence Inn Grand Rapids West	Rooms		715,893	715,893	0.1%
10.20	Peoria, AZ Residence Inn	Rooms		711,362	711,362	0.1%
10.21	Hampton Inn Suites Bloomington Normal	Rooms		706,831	706,831	0.1%
10.22	Courtyard Chico	Rooms		693,238	693,238	0.1%
10.23	Hampton Inn Suites South Bend	Rooms		670,583	670,583	0.1%
10.24	Hampton Inn Suites Kokomo	Rooms		670,583	670,583	0.1%
10.25	Courtyard Wichita Falls	Rooms		638,866	638,866	0.1%
10.26	Hampton Inn Morehead	Rooms		620,742	620,742	0.1%
10.27	Residence Inn Chico	Rooms		602,618	602,618	0.1%
10.28	Courtyard Lufkin	Rooms		575,433	575,433	0.1%
10.29	Hampton Inn Carlisle	Rooms		570,902	570,902	0.1%
10.30	Springhill Suites Williamsburg	Rooms		570,902	570,902	0.1%
10.31	Fairfield Inn Bloomington	Rooms		566,371	566,371	0.0%
10.32	Waco Residence Inn	Rooms		552,778	552,778	0.0%
10.33	Holiday Inn Express Fishers	Rooms		516,530	516,530	0.0%
10.34	Larkspur Landing Folsom	Rooms		502,937	502,937	0.0%
10.35	Springhill Suites Chicago Naperville Warrenville	Rooms		475,751	475,751	0.0%
10.36	Holiday Inn Express & Suites Paris	Rooms		471,220	471,220	0.0%
10.37	Toledo Homewood Suites	Rooms		471,220	471,220	0.0%
10.38	Grand Rapids Homewood Suites	Rooms		457,627	457,627	0.0%
10.39	Fairfield Inn Laurel	Rooms		425,911	425,911	0.0%
10.40	Cheyenne Fairfield Inn and Suites	Rooms		425,911	425,911	0.0%
10.41	Courtyard Akron Stow	Rooms		416,849	416,849	0.0%
10.42	Towneplace Suites Bloomington	Rooms		394,194	394,194	0.0%
10.43	Larkspur Landing Roseville	Rooms		394,194	394,194	0.0%
10.44	Hampton Inn Danville	Rooms		389,663	389,663	0.0%
10.45	Holiday Inn Norwich	Rooms		385,132	385,132	0.0%
10.46	Hampton Inn Suites Longview North	Rooms		380,601	380,601	0.0%
10.47	Springhill Suites Peoria Westlake	Rooms		380,601	380,601	0.0%
10.48	Hampton Inn Suites Buda	Rooms		376,070	376,070	0.0%
10.49	Shawnee Hampton Inn	Rooms		376,070	376,070	0.0%
10.50	Racine Fairfield Inn	Rooms		367,008	367,008	0.0%
10.51	Hampton Inn Selinsgrove Shamokin Dam	Rooms		357,946	357,946	0.0%
10.52	Holiday Inn Express & Suites Terrell	Rooms		339,822	339,822	0.0%
10.53	Westchase Homewood Suites	Rooms		328,912	328,912	0.0%
10.54	Holiday Inn Express & Suites Tyler South	Rooms		326,229	326,229	0.0%
10.55	Holiday Inn Express & Suites Huntsville	Rooms		312,637	312,637	0.0%
10.56	Hampton Inn Sweetwater	Rooms		285,451	285,451	0.0%
10.57	Comfort Suites Buda Austin South	Rooms		240,141	240,141	0.0%
10.58	Fairfield Inn & Suites Weatherford	Rooms		226,548	226,548	0.0%
10.59	Holiday Inn Express & Suites Altus	Rooms		183,578	183,578	0.0%
10.60	Comfort Inn & Suites Paris	Rooms		163,115	163,115	0.0%
10.61	Hampton Inn Suites Decatur	Rooms		156,090	156,090	0.0%
10.62	Holiday Inn Express & Suites Texarkana East	Rooms		144,545	144,545	0.0%
10.63	Mankato Fairfield Inn	Rooms		129,531	129,531	0.0%
10.64	Candlewood Suites Texarkana	Rooms		100,147	100,147	0.0%
10.65	Country Inn & Suites Houston Intercontinental Airport East	Rooms		95,109	95,109	0.0%
11	Hilltop Plaza	Sq. Ft.	218	39,600,000	39,600,000	3.5%	34,495,955	N	7/5/2017	8/6/2017	7/6/2020	8/6/2020	7/6/2027
12	University Center Chicago	Beds	69,630	35,000,000	35,000,000	3.1%	35,000,000	N	7/20/2017	9/11/2017	8/11/2027		8/11/2027
13	Del Amo Fashion Center	Sq. Ft.	260	30,000,000	30,000,000	2.6%	30,000,000	N	5/12/2017	7/1/2017	6/1/2027		6/1/2027
14	Cleveland East Office Portfolio	Sq. Ft.	84	30,000,000	30,000,000	2.6%	28,255,991	N	6/27/2017	8/6/2017	7/6/2018	8/6/2018	7/6/2022
14.01	Landerbrook Corporate Center	Sq. Ft.		21,000,000	21,000,000	1.9%
14.02	Metropolitan Plaza	Sq. Ft.		9,000,000	9,000,000	0.8%
15	Crowne Plaza Dallas	Rooms	92,466	27,000,000	27,000,000	2.4%	23,719,586	N	6/19/2017	8/4/2017	7/4/2020	8/4/2020	7/4/2027
16	First Stamford Place	Sq. Ft.	202	24,200,000	24,200,000	2.1%	24,200,000	N	6/5/2017	8/1/2017	7/1/2027		7/1/2027
17	181 Second Avenue	Sq. Ft.	327	22,600,000	22,600,000	2.0%	22,600,000	N	6/9/2017	8/5/2017	7/5/2027		7/5/2027
18	iStar Leased Fee Portfolio	Various	NAP	20,600,000	20,600,000	1.8%	20,600,000	Y	3/30/2017	5/5/2017	4/5/2027		4/6/2027	4/6/2028

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Unit of Measure (2)	Cut-off Date Balance Per Unit/SF (6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date
18.01	Hilton Salt Lake	Rooms		5,019,503	5,019,503	0.4%
18.02	DoubleTree Seattle Airport	Rooms		3,629,956	3,629,956	0.3%
18.03	DoubleTree Mission Valley	Rooms		3,456,081	3,456,081	0.3%
18.04	One Ally Center	Sq. Ft.		2,900,426	2,900,426	0.3%
18.05	DoubleTree Sonoma	Rooms		1,751,454	1,751,454	0.2%
18.06	DoubleTree Durango	Rooms		1,506,795	1,506,795	0.1%
18.07	Northside Forsyth Hospital Medical Center	Sq. Ft.		687,604	687,604	0.1%
18.08	NASA/JPSS Headquarters	Sq. Ft.		470,987	470,987	0.0%
18.09	Dallas Market Center: Sheraton Suites	Rooms		376,699	376,699	0.0%
18.10	Dallas Market Center: Marriott Courtyard	Rooms		339,038	339,038	0.0%
18.11	The Buckler Apartments	Units		329,691	329,691	0.0%
18.12	Lock-Up Self Storage Facility	Sq. Ft.		131,767	131,767	0.0%
19	Crowne Plaza JFK	Rooms	122,727	20,250,000	20,250,000	1.8%	17,356,272	N	4/21/2017	6/6/2017	5/6/2019	6/6/2019	5/6/2027
20	Jackson Crossing	Sq. Ft.	242	19,750,000	19,750,000	1.7%	16,981,369	N	6/30/2017	8/6/2017	7/6/2019	8/6/2019	7/6/2027
21	York Shopping Center	Sq. Ft.	45	17,100,000	17,100,000	1.5%	15,698,540	N	7/12/2017	9/6/2017	8/6/2022	9/6/2022	8/6/2027
22	River City Plaza	Sq. Ft.	106	15,000,000	14,965,102	1.3%	12,283,213	N	05/08/2017	07/01/2017		7/1/2017	06/01/2027
23	Super 8 Resort Portfolio	Rooms	57,269	14,500,000	14,431,851	1.3%	10,881,546	N	5/5/2017	6/6/2017		6/6/2017	5/6/2027
23.01	Super 8 Jackson Hole	Rooms		8,665,805	8,625,076	0.8%
23.02	Super 8 Cody	Rooms		3,216,092	3,200,976	0.3%
23.03	Super 8 Coeur d’Alene	Rooms		2,618,103	2,605,798	0.2%
24	Village Shopping Center	Sq. Ft.	61	14,500,000	14,372,326	1.3%	12,031,361	N	12/01/2016	01/01/2017		1/1/2017	12/01/2026
25	Melville Plaza	Sq. Ft.	255	14,000,000	14,000,000	1.2%	11,823,422	N	7/7/2017	9/6/2017	2/6/2019	3/6/2019	8/6/2027
26	Hilton Garden Inn Chicago/North Loop	Rooms	177,589	14,000,000	13,966,888	1.2%	11,433,915	N	6/7/2017	7/11/2017		7/11/2017	6/11/2027
27	Hampton Inn & Suites Nashville Airport	Rooms	116,126	12,890,000	12,890,000	1.1%	10,527,892	N	7/7/2017	9/6/2017		9/6/2017	8/6/2027
28	White Flint - ExtraSpace Self Storage	Sq. Ft.	128	11,650,000	11,650,000	1.0%	10,732,972	N	03/10/2017	05/01/2017	4/1/2022	5/1/2022	04/01/2027
29	SoNo Square	Sq. Ft.	122	11,500,000	11,500,000	1.0%	10,136,465	N	7/10/2017	9/5/2017	8/5/2020	9/5/2020	8/5/2027
30	Village at Peachtree Corners	Sq. Ft.	119	10,600,000	10,585,384	0.9%	8,223,661	N	7/6/2017	8/6/2017		8/6/2017	7/6/2027
31	Sable Pointe Apartments	Units	40,310	10,400,000	10,400,000	0.9%	8,684,960	N	6/1/2017	7/6/2017	6/6/2018	7/6/2018	6/6/2027
32	Marquis on Memorial	Units	76,705	10,125,000	10,125,000	0.9%	8,689,702	N	6/28/2017	8/6/2017	7/6/2019	8/6/2019	7/6/2027
33	Hampton Inn - Oregon, OH	Rooms	105,263	10,000,000	10,000,000	0.9%	8,393,399	N	5/12/2017	7/11/2017	6/11/2018	7/11/2018	6/11/2027
34	Marble Hall Gardens	Units	55,004	10,000,000	9,977,447	0.9%	8,229,220	N	5/17/2017	7/5/2017		7/5/2017	6/5/2027
35	Lotte Plaza	Sq. Ft.	126	10,000,000	9,972,515	0.9%	7,957,621	N	6/8/2017	7/11/2017		7/11/2017	6/11/2027
36	The Refinery	Units	343,230	10,000,000	9,953,660	0.9%	8,199,770	N	03/29/2017	05/01/2017		5/1/2017	04/01/2027
37	Millersville - ExtraSpace Self Storage	Sq. Ft.	112	9,100,000	9,100,000	0.8%	7,870,546	N	03/10/2017	05/01/2017	4/1/2019	5/1/2019	04/01/2027
38	Bennett Street Design District	Sq. Ft.	113	9,000,000	8,977,376	0.8%	7,276,092	N	5/10/2017	7/6/2017		7/6/2017	6/6/2027
39	Cactus Plaza	Sq. Ft.	263	8,825,000	8,825,000	0.8%	8,047,309	N	7/18/2017	9/5/2017	8/5/2022	9/5/2022	8/5/2027
40	Hampton Inn & Suites – Minooka	Rooms	105,270	8,750,000	8,737,406	0.8%	6,630,133	N	7/6/2017	8/6/2017		8/6/2017	7/6/2027
41	Daphne Hotel Portfolio	Rooms	61,444	8,725,000	8,725,000	0.8%	7,343,922	N	7/18/2017	9/5/2017		9/5/2017	8/5/2027
41.01	Comfort Suites Daphne	Rooms		4,827,278	4,827,278	0.4%
41.02	Best Western Plus Daphne	Rooms		3,897,722	3,897,722	0.3%
42	Campbell Station - TN	Sq. Ft.	158	8,275,000	8,275,000	0.7%	7,588,285	N	7/11/2017	8/11/2017	7/11/2022	8/11/2022	7/11/2027
43	Fairfield Inn & Suites - Toledo	Rooms	90,833	7,630,000	7,630,000	0.7%	6,404,164	N	5/30/2017	7/11/2017	6/11/2018	7/11/2018	6/11/2027
44	Hampton Inn & Suites – Albuquerque	Rooms	85,638	7,560,000	7,536,121	0.7%	5,679,009	N	5/8/2017	7/6/2017		7/6/2017	6/6/2027
45	Holiday Inn Express – Huntsville	Rooms	66,895	7,300,000	7,291,551	0.6%	6,694,131	N	7/7/2017	8/11/2017		8/11/2017	7/11/2022
46	500 South Gravers Road	Sq. Ft.	103	7,237,500	7,229,349	0.6%	5,901,387	N	6/30/2017	8/6/2017		8/6/2017	7/6/2027
47	Palm Ridge Shopping Center	Sq. Ft.	303	7,000,000	7,000,000	0.6%	6,101,547	N	1/31/2017	3/5/2017	2/5/2019	3/5/2019	2/5/2027
48	Sam Houston Technology Center	Sq. Ft.	113	6,500,000	6,492,296	0.6%	5,259,742	N	6/9/2017	8/6/2017		8/6/2017	7/6/2027
49	Camp Creek Pointe	Sq. Ft.	347	6,475,000	6,467,973	0.6%	5,307,825	N	7/7/2017	8/11/2017		8/11/2017	7/11/2027
50	Sandpointe Apartments	Units	39,172	6,150,000	6,150,000	0.5%	5,295,933	N	6/30/2017	8/11/2017	7/11/2020	8/11/2020	7/11/2027
51	The Preserve at Tumbling Creek	Beds	20,879	5,080,000	5,073,538	0.4%	4,389,817	N	6/15/2017	8/6/2017		8/6/2017	7/6/2024
52	Salem Center	Sq. Ft.	88	4,785,000	4,785,000	0.4%	4,095,853	N	7/3/2017	8/11/2017	7/11/2019	8/11/2019	7/11/2027
53	CVS - Williston	Sq. Ft.	304	4,320,000	4,320,000	0.4%	3,941,090	N	06/21/2017	08/01/2017	7/1/2022	8/1/2022	07/01/2027
54	Fairfield Inn & Suites - Huntsville	Rooms	50,252	4,000,000	3,969,947	0.4%	3,218,657	N	1/9/2017	3/5/2017		3/5/2017	2/5/2027
55	Walgreens - Clearwater	Sq. Ft.	236	3,900,000	3,900,000	0.3%	3,900,000	N	6/30/2017	8/11/2017	7/11/2027		7/11/2027
56	Shops on Texas	Sq. Ft.	233	3,700,000	3,700,000	0.3%	3,253,998	N	07/12/2017	09/01/2017	8/1/2020	9/1/2020	08/01/2027
57	Landover - ExtraSpace Self Storage	Sq. Ft.	90	3,400,000	3,400,000	0.3%	3,139,482	N	03/10/2017	05/01/2017	4/1/2022	5/1/2022	04/01/2027
58	Baytown Self Storage	Sq. Ft.	47	3,350,000	3,350,000	0.3%	2,792,493	N	6/8/2017	7/6/2017	6/6/2018	7/6/2018	6/6/2027
59	Baton Rouge Retail	Sq. Ft.	401	3,325,000	3,309,365	0.3%	2,100,450	N	5/9/2017	7/6/2017		7/6/2017	6/6/2027
59.01	6556 Siegen Lane	Sq. Ft.		2,380,864	2,369,669	0.2%
59.02	9827 Bluebonnet Boulevard	Sq. Ft.		944,136	939,696	0.1%
60	Days Inn Iselin	Rooms	37,748	2,850,000	2,831,105	0.2%	2,216,913	N	2/28/2017	4/5/2017		4/5/2017	3/5/2027
61	Okemos Plaza	Sq. Ft.	144	2,806,000	2,785,683	0.2%	2,354,248	N	12/13/2016	02/01/2017		2/1/2017	01/01/2027
62	Fedex - Akron	Sq. Ft.	62	2,400,000	2,385,098	0.2%	2,018,302	N	1/12/2017	3/5/2017		3/5/2017	2/5/2027
63	AllState Self Storage	Sq. Ft.	44	2,300,000	2,300,000	0.2%	2,072,777	N	12/27/2016	2/5/2017	1/5/2020	2/5/2020	1/5/2027
64	National Self Storage – ELP 9	Sq. Ft.	26	1,900,000	1,897,855	0.2%	1,548,722	N	6/30/2017	8/11/2017		8/11/2017	7/11/2027

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)
1	225 & 233 Park Avenue South	3.65140%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	3.63855%	Actual/360	215,956.64	Interest-only, Balloon	Actual/360	120	118
2	211 Mount Airy Road	4.07000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.05715%	Actual/360	223,520.25	Interest-only, ARD	Actual/360	120	119
3	Lakeside Shopping Center	3.77000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	3.75830%	Actual/360	184,747.45	Interest-only, Balloon	Actual/360	120	120
4	Long Island Prime Portfolio - Uniondale	4.45000%	0.00000%	0.00600%	0.01000%	0.00050%	0.00020%	4.43330%	Actual/360	187,991.90	Interest-only, Balloon	Actual/360	120	118
4.01	RXR Plaza
4.02	Omni
5	Columbia Park Shopping Center	4.80200%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.78915%	Actual/360	202,862.27	Interest-only, Balloon	Actual/360	120	118
6	245 Park Avenue	3.66940%	0.00000%	0.00600%	0.00375%	0.00050%	0.00020%	3.65895%	Actual/360	139,513.65	Interest-only, Balloon	Actual/360	120	118
7	Two Independence Square	3.23000%	0.00000%	0.00600%	0.00375%	0.00050%	0.00020%	3.21955%	Actual/360	122,807.29	Interest-only, Balloon	Actual/360	60	59
8	Yeshiva University Portfolio	4.32400%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	4.31230%	Actual/360	223,326.77	Interest-only, Amortizing ARD	Actual/360	120	117
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons	4.46000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.44715%	Actual/360	219,375.45	Interest-only, Amortizing Balloon	Actual/360	120	120
10	Starwood Capital Group Hotel Portfolio	4.48600%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	4.47430%	Actual/360	151,610.19	Interest-only, Balloon	Actual/360	120	118
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza	4.29500%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.28215%	Actual/360	195,852.84	Interest-only, Amortizing Balloon	Actual/360	120	119
12	University Center Chicago	3.92000%	0.00000%	0.00600%	0.01500%	0.00050%	0.00020%	3.89830%	Actual/360	115,921.30	Interest-only, Balloon	Actual/360	120	120
13	Del Amo Fashion Center	3.65750%	0.00000%	0.00600%	0.00375%	0.00050%	0.00020%	3.64705%	Actual/360	92,707.47	Interest-only, Balloon	Actual/360	120	118
14	Cleveland East Office Portfolio	5.21700%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.20415%	Actual/360	165,048.46	Interest-only, Amortizing Balloon	Actual/360	60	59
14.01	Landerbrook Corporate Center
14.02	Metropolitan Plaza
15	Crowne Plaza Dallas	4.66000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.64715%	Actual/360	139,383.81	Interest-only, Amortizing Balloon	Actual/360	120	119
16	First Stamford Place	4.08780%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	4.07610%	Actual/360	83,582.26	Interest-only, Balloon	Actual/360	120	119
17	181 Second Avenue	3.60000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	3.58715%	Actual/360	68,741.67	Interest-only, Balloon	Actual/360	120	119
18	iStar Leased Fee Portfolio	3.79500%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	3.78330%	Actual/360	66,052.33	Interest-only, ARD	Actual/360	120	116

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK	5.52300%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.51015%	Actual/360	118,539.96	Interest-only, Amortizing Balloon	Actual/360	120	117
20	Jackson Crossing	4.75000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.73715%	Actual/360	103,025.35	Interest-only, Amortizing Balloon	Actual/360	120	119
21	York Shopping Center	4.70300%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.69015%	Actual/360	88,717.90	Interest-only, Amortizing Balloon	Actual/360	120	120
22	River City Plaza	4.88000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.86715%	Actual/360	79,426.76	Amortizing Balloon		120	118
23	Super 8 Resort Portfolio	5.10000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.08715%	Actual/360	85,612.51	Amortizing Balloon		120	117
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center	5.29000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.27715%	Actual/360	80,429.15	Amortizing Balloon		120	112
25	Melville Plaza	4.57200%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.55915%	Actual/360	71,536.13	Interest-only, Amortizing Balloon	Actual/360	120	120
26	Hilton Garden Inn Chicago/North Loop	4.80000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	4.78830%	Actual/360	73,453.15	Amortizing Balloon		120	118
27	Hampton Inn & Suites Nashville Airport	4.80200%	0.00115%	0.00600%	0.03250%	0.00050%	0.00020%	4.76165%	Actual/360	67,644.95	Amortizing Balloon		120	120
28	White Flint - ExtraSpace Self Storage	4.93000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.91715%	Actual/360	62,042.27	Interest-only, Amortizing Balloon	Actual/360	120	116
29	SoNo Square	4.81000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.79715%	Actual/360	60,406.05	Interest-only, Amortizing Balloon	Actual/360	120	120
30	Village at Peachtree Corners	4.80000%	0.00115%	0.00600%	0.04500%	0.00050%	0.00020%	4.74715%	Actual/360	58,428.95	Amortizing Balloon		120	119
31	Sable Pointe Apartments	4.63000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.61715%	Actual/360	53,501.64	Interest-only, Amortizing Balloon	Actual/360	120	118
32	Marquis on Memorial	4.68000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.66715%	Actual/360	52,390.43	Interest-only, Amortizing Balloon	Actual/360	120	119
33	Hampton Inn - Oregon, OH	4.80000%	0.00115%	0.00600%	0.05250%	0.00050%	0.00020%	4.73965%	Actual/360	52,466.54	Interest-only, Amortizing Balloon	Actual/360	120	118
34	Marble Hall Gardens	5.03000%	0.00000%	0.00600%	0.00500%	0.00050%	0.00020%	5.01830%	Actual/360	53,865.66	Amortizing Balloon		120	118
35	Lotte Plaza	4.05000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.03715%	Actual/360	48,030.24	Amortizing Balloon		120	118
36	The Refinery	4.92000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.90715%	Actual/360	53,194.30	Amortizing Balloon		120	116
37	Millersville - ExtraSpace Self Storage	4.98000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.96715%	Actual/360	48,739.60	Interest-only, Amortizing Balloon	Actual/360	120	116
38	Bennett Street Design District	4.50000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.48715%	Actual/360	45,601.68	Amortizing Balloon		120	118
39	Cactus Plaza	4.28400%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.27115%	Actual/360	43,589.53	Interest-only, Amortizing Balloon	Actual/360	120	120
40	Hampton Inn & Suites – Minooka	5.37000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.35715%	Actual/360	53,055.47	Amortizing Balloon		120	119
41	Daphne Hotel Portfolio	5.75000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.73715%	Actual/360	50,916.73	Amortizing Balloon		120	120
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN	4.63000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.61715%	Actual/360	42,569.81	Interest-only, Amortizing Balloon	Actual/360	120	119
43	Fairfield Inn & Suites - Toledo	4.80000%	0.00115%	0.00600%	0.05250%	0.00050%	0.00020%	4.73965%	Actual/360	40,031.97	Interest-only, Amortizing Balloon	Actual/360	120	118
44	Hampton Inn & Suites – Albuquerque	5.13000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.11715%	Actual/360	44,769.50	Amortizing Balloon		120	118
45	Holiday Inn Express – Huntsville	4.63000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.61715%	Actual/360	37,554.03	Amortizing Balloon		60	59
46	500 South Gravers Road	4.75000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.73715%	Actual/360	37,754.23	Amortizing Balloon		120	119
47	Palm Ridge Shopping Center	5.30000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.28715%	Actual/360	38,871.33	Interest-only, Amortizing Balloon	Actual/360	120	114
48	Sam Houston Technology Center	4.52500%	0.00115%	0.00600%	0.04500%	0.00050%	0.00020%	4.47215%	Actual/360	33,031.17	Amortizing Balloon		120	119
49	Camp Creek Pointe	4.91000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.89715%	Actual/360	34,403.92	Amortizing Balloon		120	119
50	Sandpointe Apartments	3.82000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	3.80715%	Actual/360	28,726.44	Interest-only, Amortizing Balloon	Actual/360	120	119
51	The Preserve at Tumbling Creek	5.01700%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.00415%	Actual/360	28,408.52	Amortizing Balloon		84	83
52	Salem Center	4.58000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.56715%	Actual/360	24,472.87	Interest-only, Amortizing Balloon	Actual/360	120	119
53	CVS - Williston	4.31000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.29715%	Actual/360	21,403.82	Interest-only, Amortizing Balloon	Actual/360	120	119
54	Fairfield Inn & Suites - Huntsville	5.89000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.87715%	Actual/360	24,685.43	Amortizing Balloon		120	114
55	Walgreens - Clearwater	4.39000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.37715%	Actual/360	14,465.66	Interest-only, Balloon	Actual/360	120	119
56	Shops on Texas	4.71000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.69715%	Actual/360	19,211.84	Interest-only, Amortizing Balloon	Actual/360	120	120
57	Landover - ExtraSpace Self Storage	5.08000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.06715%	Actual/360	18,418.53	Interest-only, Amortizing Balloon	Actual/360	120	116
58	Baytown Self Storage	4.57000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	4.55715%	Actual/360	17,113.58	Interest-only, Amortizing Balloon	Actual/360	120	118
59	Baton Rouge Retail	5.06000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.04715%	Actual/360	22,053.89	Amortizing Balloon		120	118
59.01	6556 Siegen Lane
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin	6.13000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	6.11715%	Actual/360	18,589.73	Amortizing Balloon		120	115
61	Okemos Plaza	5.65000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.63715%	Actual/360	16,197.24	Amortizing Balloon		120	113
62	Fedex - Akron	5.73000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.71715%	Actual/360	13,975.27	Amortizing Balloon		120	114
63	AllState Self Storage	5.86000%	0.00115%	0.00600%	0.00500%	0.00050%	0.00020%	5.84715%	Actual/360	13,583.33	Interest-only, Amortizing Balloon	Actual/360	120	113
64	National Self Storage – ELP 9	4.74000%	0.00115%	0.00600%	0.08250%	0.00050%	0.00020%	4.64965%	Actual/360	9,899.85	Amortizing Balloon		120	119

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days) (3)	Appraised Value ($) (4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
1	225 & 233 Park Avenue South	120	118	0	0	2	L(26),D(89),O(5)	0	0	750,000,000	4/1/2017
2	211 Mount Airy Road	120	119	0	0	1	L(25),D(91),O(4)	0	0	96,700,000	7/1/2017
3	Lakeside Shopping Center	120	120	0	0	0	L(24),D(91),O(5)	5	5	365,000,000	6/7/2017
4	Long Island Prime Portfolio - Uniondale	120	118	0	0	2	L(26),D(87),O(7)	0	0	320,000,000	3/24/2017
4.01	RXR Plaza									189,000,000	3/24/2017
4.02	Omni									131,000,000	3/24/2017
5	Columbia Park Shopping Center	120	118	0	0	2	L(26),D(91),O(3)	0	0	103,900,000	4/3/2017
6	245 Park Avenue	120	118	0	0	2	L(26),D(90),O(4)	0	0	2,210,000,000	4/1/2017
7	Two Independence Square	60	59	0	0	1	L(25),D(31),O(4)	0	0	375,000,000	1/5/2017
8	Yeshiva University Portfolio	48	45	360	360	3	L(27),D(92),O(1)	0	0	346,000,000	2/6/2017
8.01	2495 Amsterdam Avenue									108,000,000	2/6/2017
8.02	215 Lexington Avenue									78,700,000	2/6/2017
8.03	2520 Amsterdam Avenue									60,000,000	2/6/2017
8.04	245 Lexington Avenue									56,300,000	2/6/2017
8.05	253 Lexington Avenue									43,000,000	2/6/2017
9	Lincolnshire Commons	60	60	360	360	0	L(24),D(92),O(4)	0	0	58,300,000	6/2/2017
10	Starwood Capital Group Hotel Portfolio	120	118	0	0	2	L(12),GRTR 1% or YM(105),O(3)	0	0	956,000,000	4/23/2017
10.01	Larkspur Landing Sunnyvale									52,100,000	4/23/2017
10.02	Larkspur Landing Milpitas									43,900,000	4/23/2017
10.03	Larkspur Landing Campbell									38,600,000	4/23/2017
10.04	Larkspur Landing San Francisco									31,800,000	4/23/2017
10.05	Larkspur Landing Pleasanton									31,100,000	4/23/2017
10.06	Larkspur Landing Bellevue									27,700,000	4/23/2017
10.07	Larkspur Landing Sacramento									20,700,000	4/23/2017
10.08	Hampton Inn Ann Arbor North									20,200,000	4/23/2017
10.09	Larkspur Landing Hillsboro									20,200,000	4/23/2017
10.10	Larkspur Landing Renton									20,000,000	4/23/2017
10.11	Holiday Inn Arlington Northeast Rangers Ballpark									19,200,000	4/23/2017
10.12	Residence Inn Toledo Maumee									19,000,000	4/23/2017
10.13	Residence Inn Williamsburg									18,200,000	4/23/2017
10.14	Hampton Inn Suites Waco South									16,800,000	4/23/2017
10.15	Holiday Inn Louisville Airport Fair Expo									16,500,000	4/23/2017
10.16	Courtyard Tyler									16,200,000	4/23/2017
10.17	Hilton Garden Inn Edison Raritan Center									16,200,000	4/23/2017
10.18	Hilton Garden Inn St Paul Oakdale									16,000,000	4/23/2017
10.19	Residence Inn Grand Rapids West									15,800,000	4/23/2017
10.20	Peoria, AZ Residence Inn									15,700,000	4/23/2017
10.21	Hampton Inn Suites Bloomington Normal									15,600,000	4/23/2017
10.22	Courtyard Chico									15,300,000	4/23/2017
10.23	Hampton Inn Suites South Bend									14,800,000	4/23/2017
10.24	Hampton Inn Suites Kokomo									14,800,000	4/23/2017
10.25	Courtyard Wichita Falls									14,100,000	4/23/2017
10.26	Hampton Inn Morehead									13,700,000	4/23/2017
10.27	Residence Inn Chico									13,300,000	4/23/2017
10.28	Courtyard Lufkin									12,700,000	4/23/2017
10.29	Hampton Inn Carlisle									12,600,000	4/23/2017
10.30	Springhill Suites Williamsburg									12,600,000	4/23/2017
10.31	Fairfield Inn Bloomington									12,500,000	4/23/2017
10.32	Waco Residence Inn									12,200,000	4/23/2017
10.33	Holiday Inn Express Fishers									11,400,000	4/23/2017
10.34	Larkspur Landing Folsom									11,100,000	4/23/2017
10.35	Springhill Suites Chicago Naperville Warrenville									10,500,000	4/23/2017
10.36	Holiday Inn Express & Suites Paris									10,400,000	4/23/2017
10.37	Toledo Homewood Suites									10,400,000	4/23/2017
10.38	Grand Rapids Homewood Suites									10,100,000	4/23/2017
10.39	Fairfield Inn Laurel									9,400,000	4/23/2017
10.40	Cheyenne Fairfield Inn and Suites									9,400,000	4/23/2017
10.41	Courtyard Akron Stow									9,200,000	4/23/2017
10.42	Towneplace Suites Bloomington									8,700,000	4/23/2017
10.43	Larkspur Landing Roseville									8,700,000	4/23/2017
10.44	Hampton Inn Danville									8,600,000	4/23/2017
10.45	Holiday Inn Norwich									8,500,000	4/23/2017
10.46	Hampton Inn Suites Longview North									8,400,000	4/23/2017
10.47	Springhill Suites Peoria Westlake									8,400,000	4/23/2017
10.48	Hampton Inn Suites Buda									8,300,000	4/23/2017
10.49	Shawnee Hampton Inn									8,300,000	4/23/2017
10.50	Racine Fairfield Inn									8,100,000	4/23/2017
10.51	Hampton Inn Selinsgrove Shamokin Dam									7,900,000	4/23/2017
10.52	Holiday Inn Express & Suites Terrell									7,500,000	4/23/2017
10.53	Westchase Homewood Suites									9,800,000	4/23/2017
10.54	Holiday Inn Express & Suites Tyler South									7,200,000	4/23/2017
10.55	Holiday Inn Express & Suites Huntsville									6,900,000	4/23/2017
10.56	Hampton Inn Sweetwater									6,300,000	4/23/2017
10.57	Comfort Suites Buda Austin South									5,300,000	4/23/2017
10.58	Fairfield Inn & Suites Weatherford									5,000,000	4/23/2017
10.59	Holiday Inn Express & Suites Altus									4,600,000	4/23/2017
10.60	Comfort Inn & Suites Paris									3,600,000	4/23/2017
10.61	Hampton Inn Suites Decatur									3,600,000	4/23/2017
10.62	Holiday Inn Express & Suites Texarkana East									4,100,000	4/23/2017
10.63	Mankato Fairfield Inn									3,600,000	4/23/2017
10.64	Candlewood Suites Texarkana									2,600,000	4/23/2017
10.65	Country Inn & Suites Houston Intercontinental Airport East									3,200,000	4/23/2017
11	Hilltop Plaza	36	35	360	360	1	L(25),D(91),O(4)	0	0	52,800,000	5/1/2017
12	University Center Chicago	120	120	0	0	0	L(24),D(89),O(7)	0	0	203,400,000	6/1/2017
13	Del Amo Fashion Center	120	118	0	0	2	L(26),D(87),O(7)	0	0	1,155,000,000	4/23/2017
14	Cleveland East Office Portfolio	12	11	360	360	1	L(25),D(31),O(4)	0	0	60,000,000	2/21/2017
14.01	Landerbrook Corporate Center									42,000,000	2/21/2017
14.02	Metropolitan Plaza									18,000,000	2/21/2017
15	Crowne Plaza Dallas	36	35	360	360	1	L(25),D(91),O(4)	7	0	45,100,000	3/21/2017
16	First Stamford Place	120	119	0	0	1	L(25),D(91),O(4)	0	0	285,000,000	5/3/2017
17	181 Second Avenue	120	119	0	0	1	L(25),GRTR 1% or YM(88),O(7)	0	0	42,100,000	5/22/2017
18	iStar Leased Fee Portfolio	120	116	0	0	4	L(28),GRTR 1% or YM or D(87),O(5)	0	0	346,160,000	Various

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days) (3)	Appraised Value ($) (4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
18.01	Hilton Salt Lake									79,900,000	2/20/2017
18.02	DoubleTree Seattle Airport									75,700,000	2/27/2017
18.03	DoubleTree Mission Valley									55,000,000	2/16/2017
18.04	One Ally Center									46,140,000	2/23/2017
18.05	DoubleTree Sonoma									27,700,000	2/15/2017
18.06	DoubleTree Durango									24,400,000	2/17/2017
18.07	Northside Forsyth Hospital Medical Center									11,000,000	2/22/2017
18.08	NASA/JPSS Headquarters									7,550,000	2/15/2017
18.09	Dallas Market Center: Sheraton Suites									6,000,000	2/20/2017
18.10	Dallas Market Center: Marriott Courtyard									5,400,000	2/20/2017
18.11	The Buckler Apartments									5,300,000	2/17/2017
18.12	Lock-Up Self Storage Facility									2,070,000	2/21/2017
19	Crowne Plaza JFK	24	21	336	336	3	L(27),D(89),O(4)	0	0	62,000,000	3/1/2017
20	Jackson Crossing	24	23	360	360	1	L(25),D(91),O(4)	0	0	26,400,000	4/14/2017
21	York Shopping Center	60	60	360	360	0	L(23),GRTR 1% or YM(93),O(4)	0	0	26,000,000	5/31/2017
22	River City Plaza	0	0	360	358	2	L(26),D(91),O(3)	7	5	20,400,000	02/17/2017
23	Super 8 Resort Portfolio	0	0	300	297	3	L(27),D(90),O(3)	0	0	23,300,000	Various
23.01	Super 8 Jackson Hole									13,800,000	3/16/2017
23.02	Super 8 Cody									5,000,000	3/15/2017
23.03	Super 8 Coeur d’Alene									4,500,000	3/15/2017
24	Village Shopping Center	0	0	360	352	8	L(32),D(85),O(3)	5	5	21,500,000	10/04/2016
25	Melville Plaza	18	18	360	360	0	L(24),D(92),O(4)	0	0	20,900,000	5/29/2017
26	Hilton Garden Inn Chicago/North Loop	0	0	360	358	2	L(26),D(90),O(4)	0	5	59,300,000	4/21/2017
27	Hampton Inn & Suites Nashville Airport	0	0	360	360	0	L(24),D(92),O(4)	0	0	20,900,000	5/31/2017
28	White Flint - ExtraSpace Self Storage	60	56	360	360	4	L(28),D(89),O(3)	7	7	18,500,000	02/15/2017
29	SoNo Square	36	36	360	360	0	L(24),D(92),O(4)	0	0	15,900,000	4/25/2017
30	Village at Peachtree Corners	0	0	324	323	1	L(25),D(91),O(4)	0	0	18,650,000	4/21/2017
31	Sable Pointe Apartments	12	10	360	360	2	L(26),D(90),O(4)	0	0	14,600,000	4/21/2017
32	Marquis on Memorial	24	23	360	360	1	L(25),D(91),O(4)	0	0	13,500,000	4/13/2017
33	Hampton Inn - Oregon, OH	12	10	360	360	2	L(26),GRTR 1% or YM(90),O(4)	0	0	14,300,000	3/26/2017
34	Marble Hall Gardens	0	0	360	358	2	L(26),D(91),O(3)	0	0	31,400,000	3/6/2017
35	Lotte Plaza	0	0	360	358	2	L(26),D(90),O(4)	0	0	21,600,000	3/17/2017
36	The Refinery	0	0	360	356	4	L(28),D(89),O(3)	5	5	14,500,000	06/06/2017
37	Millersville - ExtraSpace Self Storage	24	20	360	360	4	L(28),D(89),O(3)	7	7	14,000,000	02/15/2017
38	Bennett Street Design District	0	0	360	358	2	L(26),D(90),O(4)	0	0	18,500,000	4/5/2017
39	Cactus Plaza	60	60	360	360	0	L(24),GRTR 1% or YM or D(92),O(4)	0	0	13,150,000	5/1/2017
40	Hampton Inn & Suites – Minooka	0	0	300	299	1	L(25),D(93),O(2)	0	0	13,500,000	5/16/2017
41	Daphne Hotel Portfolio	0	0	360	360	0	L(24),D(93),O(3)	0	0	13,610,000	5/15/2017
41.01	Comfort Suites Daphne									7,530,000	5/15/2017
41.02	Best Western Plus Daphne									6,080,000	5/15/2017
42	Campbell Station - TN	60	59	360	360	1	L(25),D(91),O(4)	0	0	12,500,000	6/6/2017
43	Fairfield Inn & Suites - Toledo	12	10	360	360	2	L(26),GRTR 1% or YM(90),O(4)	0	0	10,900,000	3/26/2017
44	Hampton Inn & Suites – Albuquerque	0	0	300	298	2	L(26),D(90),O(4)	0	0	10,800,000	3/10/2017
45	Holiday Inn Express – Huntsville	0	0	360	359	1	L(25),D(31),O(4)	0	0	12,100,000	5/18/2017
46	500 South Gravers Road	0	0	360	359	1	L(25),D(91),O(4)	0	0	9,850,000	5/2/2017
47	Palm Ridge Shopping Center	24	18	360	360	6	L(30),D(86),O(4)	0	0	10,300,000	11/29/2016
48	Sam Houston Technology Center	0	0	360	359	1	L(25),D(92),O(3)	0	5	9,500,000	4/21/2017
49	Camp Creek Pointe	0	0	360	359	1	L(25),D(91),O(4)	0	0	9,000,000	4/13/2017
50	Sandpointe Apartments	36	35	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	0	12,620,000	5/9/2017
51	The Preserve at Tumbling Creek	0	0	330	329	1	L(25),D(55),O(4)	0	0	7,900,000	4/25/2017
52	Salem Center	24	23	360	360	1	L(25),D(91),O(4)	0	0	6,900,000	4/19/2017
53	CVS - Williston	60	59	360	360	1	L(25),D(93),O(2)	5	5	6,900,000	04/28/2017
54	Fairfield Inn & Suites - Huntsville	0	0	324	318	6	L(30),GRTR 1% or YM(86),O(4)	0	0	6,100,000	11/29/2017
55	Walgreens - Clearwater	120	119	0	0	1	L(25),D(91),O(4)	0	0	8,410,000	5/17/2017
56	Shops on Texas	36	36	360	360	0	L(24),D(93),O(3)	5	5	5,150,000	06/07/2017
57	Landover - ExtraSpace Self Storage	60	56	360	360	4	L(28),D(89),O(3)	7	7	5,900,000	02/15/2017
58	Baytown Self Storage	12	10	360	360	2	L(26),D(90),O(4)	0	0	5,300,000	5/5/2017
59	Baton Rouge Retail	0	0	240	238	2	L(26),D(90),O(4)	0	0	5,880,000	3/14/2017
59.01	6556 Siegen Lane									4,210,000	3/14/2017
59.02	9827 Bluebonnet Boulevard									1,670,000	3/14/2017
60	Days Inn Iselin	0	0	300	295	5	L(29),D(88),O(3)	0	0	5,400,000	1/1/2017
61	Okemos Plaza	0	0	360	353	7	L(31),D(86),O(3)	5	5	3,900,000	10/20/2016
62	Fedex - Akron	0	0	360	354	6	L(30),D(86),O(4)	0	0	3,870,000	10/21/2016
63	AllState Self Storage	36	29	360	360	7	L(31),D(85),O(4)	0	0	3,520,000	11/29/2016
64	National Self Storage – ELP 9	0	0	360	359	1	L(25),D(91),O(4)	0	0	3,000,000	5/9/2017

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (5)(6)	U/W NCF DSCR (x) (5)(6)	Cut-off Date LTV Ratio (4)(5)(6)	LTV Ratio at Maturity or ARD (4)(5)(6)	Cut-off Date U/W NOI Debt Yield (5)(6)	Cut-off Date U/W NCF Debt Yield (5)(6)	U/W Revenues ($) (7)(9)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)
1	225 & 233 Park Avenue South					3.39	3.27	31.3%	31.3%	12.6%	12.1%	48,106,942	18,601,103	29,505,839	74,333
2	211 Mount Airy Road					2.22	2.20	67.2%	67.2%	9.2%	9.1%	8,290,203	2,326,564	5,963,638	61,239
3	Lakeside Shopping Center					2.96	2.74	47.9%	47.9%	11.3%	10.5%	32,713,717	12,933,343	19,780,375	242,270
4	Long Island Prime Portfolio - Uniondale					2.79	2.49	61.9%	61.9%	12.6%	11.2%	53,504,787	28,574,757	24,930,030	437,690
4.01	RXR Plaza											33,417,914	18,538,955	14,878,959	271,325
4.02	Omni											20,086,873	10,035,802	10,051,071	166,366
5	Columbia Park Shopping Center					1.73	1.63	60.3%	60.3%	8.4%	7.9%	8,241,386	2,949,849	5,291,537	69,141
6	245 Park Avenue					2.87	2.73	48.9%	48.9%	10.7%	10.1%	177,756,680	62,448,738	115,307,942	551,678
7	Two Independence Square					3.83	3.80	43.7%	43.7%	12.5%	12.5%	31,593,604	11,035,326	20,558,277	121,179
8	Yeshiva University Portfolio					2.16	1.97	40.5%	36.1%	12.9%	11.7%	18,026,336	0	18,026,336	232,828
8.01	2495 Amsterdam Avenue											6,932,640	0	6,932,640	73,960
8.02	215 Lexington Avenue											3,656,369	0	3,656,369	9,919
8.03	2520 Amsterdam Avenue											3,692,217	0	3,692,217	39,994
8.04	245 Lexington Avenue											2,748,419	0	2,748,419	66,117
8.05	253 Lexington Avenue											996,691	0	996,691	42,838
9	Lincolnshire Commons					1.44	1.37	74.6%	68.2%	8.7%	8.3%	4,715,610	921,885	3,793,726	27,985
10	Starwood Capital Group Hotel Portfolio					3.05	2.72	60.4%	60.4%	13.9%	12.4%	213,600,210	133,537,987	80,062,224	8,732,831
10.01	Larkspur Landing Sunnyvale											7,774,225	3,291,296	4,482,930	310,969
10.02	Larkspur Landing Milpitas											6,764,028	2,931,310	3,832,718	270,561
10.03	Larkspur Landing Campbell											6,059,570	2,617,761	3,441,809	242,383
10.04	Larkspur Landing San Francisco											5,697,514	3,043,028	2,654,485	227,901
10.05	Larkspur Landing Pleasanton											5,193,352	2,547,257	2,646,096	207,734
10.06	Larkspur Landing Bellevue											4,692,425	2,331,202	2,361,223	187,697
10.07	Larkspur Landing Sacramento											4,214,257	2,228,775	1,985,482	168,570
10.08	Hampton Inn Ann Arbor North											4,826,301	2,797,123	2,029,178	193,052
10.09	Larkspur Landing Hillsboro											3,941,272	2,074,859	1,866,414	157,651
10.10	Larkspur Landing Renton											4,423,020	2,551,967	1,871,053	176,921
10.11	Holiday Inn Arlington Northeast Rangers Ballpark											5,568,856	3,808,855	1,760,001	222,754
10.12	Residence Inn Toledo Maumee											4,066,425	2,394,233	1,672,192	203,321
10.13	Residence Inn Williamsburg											3,955,706	2,438,734	1,516,972	158,228
10.14	Hampton Inn Suites Waco South											4,293,844	2,707,299	1,586,545	171,754
10.15	Holiday Inn Louisville Airport Fair Expo											4,185,314	2,629,134	1,556,179	167,413
10.16	Courtyard Tyler											3,341,364	1,954,349	1,387,014	133,655
10.17	Hilton Garden Inn Edison Raritan Center											5,848,958	4,297,603	1,551,356	233,958
10.18	Hilton Garden Inn St Paul Oakdale											4,891,094	3,005,604	1,885,490	195,644
10.19	Residence Inn Grand Rapids West											3,115,120	1,853,237	1,261,883	155,756
10.20	Peoria, AZ Residence Inn											3,248,248	1,960,291	1,287,957	129,930
10.21	Hampton Inn Suites Bloomington Normal											3,738,690	2,192,200	1,546,490	149,548
10.22	Courtyard Chico											3,850,184	2,256,991	1,593,193	154,007
10.23	Hampton Inn Suites South Bend											3,810,167	2,425,550	1,384,616	152,407
10.24	Hampton Inn Suites Kokomo											3,680,915	2,278,112	1,402,802	147,237
10.25	Courtyard Wichita Falls											3,121,444	1,900,976	1,220,468	124,858
10.26	Hampton Inn Morehead											3,154,358	1,934,119	1,220,240	126,174
10.27	Residence Inn Chico											3,273,835	1,934,702	1,339,133	130,953
10.28	Courtyard Lufkin											2,752,597	1,904,207	848,389	110,104
10.29	Hampton Inn Carlisle											3,439,196	2,184,723	1,254,473	137,568
10.30	Springhill Suites Williamsburg											3,361,902	2,351,318	1,010,584	134,476
10.31	Fairfield Inn Bloomington											3,018,966	1,596,788	1,422,178	150,948
10.32	Waco Residence Inn											3,136,682	2,098,980	1,037,702	125,467
10.33	Holiday Inn Express Fishers											3,176,451	2,097,965	1,078,486	127,058
10.34	Larkspur Landing Folsom											2,902,483	1,927,519	974,964	116,099
10.35	Springhill Suites Chicago Naperville Warrenville											3,321,573	2,487,672	833,901	166,079
10.36	Holiday Inn Express & Suites Paris											2,343,673	1,451,447	892,227	93,747
10.37	Toledo Homewood Suites											2,929,714	1,868,320	1,061,394	117,189
10.38	Grand Rapids Homewood Suites											3,009,146	2,149,208	859,938	120,366
10.39	Fairfield Inn Laurel											3,127,939	2,345,351	782,588	125,118
10.40	Cheyenne Fairfield Inn and Suites											1,961,942	1,129,873	832,069	78,478
10.41	Courtyard Akron Stow											3,168,035	2,155,198	1,012,837	126,721
10.42	Towneplace Suites Bloomington											2,441,633	1,469,446	972,187	122,082
10.43	Larkspur Landing Roseville											2,851,065	1,950,874	900,191	114,043
10.44	Hampton Inn Danville											2,591,371	1,759,107	832,264	103,655
10.45	Holiday Inn Norwich											4,801,904	3,857,696	944,209	192,076
10.46	Hampton Inn Suites Longview North											2,322,688	1,579,337	743,351	92,908
10.47	Springhill Suites Peoria Westlake											2,918,586	2,302,611	615,975	145,929
10.48	Hampton Inn Suites Buda											2,627,746	1,669,033	958,713	105,110
10.49	Shawnee Hampton Inn											1,892,474	1,198,000	694,474	75,699
10.50	Racine Fairfield Inn											1,812,261	1,135,948	676,314	72,490
10.51	Hampton Inn Selinsgrove Shamokin Dam											2,433,055	1,648,454	784,601	97,322
10.52	Holiday Inn Express & Suites Terrell											2,149,392	1,457,931	691,461	85,976
10.53	Westchase Homewood Suites											2,958,058	2,459,994	498,064	118,322
10.54	Holiday Inn Express & Suites Tyler South											2,128,673	1,443,645	685,027	85,147
10.55	Holiday Inn Express & Suites Huntsville											2,360,887	1,577,065	783,822	94,435
10.56	Hampton Inn Sweetwater											1,585,686	1,121,890	463,796	63,427
10.57	Comfort Suites Buda Austin South											2,082,208	1,457,351	624,857	83,288
10.58	Fairfield Inn & Suites Weatherford											1,659,116	1,281,033	378,083	66,365
10.59	Holiday Inn Express & Suites Altus											1,417,147	1,148,513	268,634	56,686
10.60	Comfort Inn & Suites Paris											1,157,262	859,912	297,350	46,290
10.61	Hampton Inn Suites Decatur											1,550,317	1,308,093	242,224	62,013
10.62	Holiday Inn Express & Suites Texarkana East											1,638,961	1,406,520	232,441	65,558
10.63	Mankato Fairfield Inn											1,236,472	1,037,465	199,007	49,459
10.64	Candlewood Suites Texarkana											1,239,140	1,073,951	165,190	49,566
10.65	Country Inn & Suites Houston Intercontinental Airport East											1,363,324	1,198,984	164,340	54,533
11	Hilltop Plaza					1.44	1.39	75.0%	65.3%	8.6%	8.2%	4,522,110	1,132,553	3,389,556	27,544
12	University Center Chicago					2.74	2.69	59.3%	59.3%	10.9%	10.7%	23,284,431	10,155,231	13,129,200	182,017
13	Del Amo Fashion Center					3.48	3.34	39.8%	39.8%	12.9%	12.4%	81,259,520	21,915,628	59,343,892	223,460
14	Cleveland East Office Portfolio					1.75	1.55	70.0%	65.9%	11.6%	10.2%	9,717,961	4,851,848	4,866,113	74,918
14.01	Landerbrook Corporate Center											6,175,693	2,721,064	3,454,629	50,452
14.02	Metropolitan Plaza											3,542,268	2,130,783	1,411,484	24,466
15	Crowne Plaza Dallas					2.34	2.03	59.9%	52.6%	14.5%	12.6%	13,158,749	9,242,238	3,916,511	526,350
16	First Stamford Place					3.05	2.71	57.5%	57.5%	12.7%	11.2%	34,742,601	13,991,349	20,751,252	186,409
17	181 Second Avenue					3.14	3.04	53.7%	53.7%	11.5%	11.1%	3,635,327	1,042,037	2,593,289	14,520
18	iStar Leased Fee Portfolio					2.12	2.12	65.6%	65.6%	8.2%	8.2%	NAV	NAV	18,511,396	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (5)(6)	U/W NCF DSCR (x) (5)(6)	Cut-off Date LTV Ratio (4)(5)(6)	LTV Ratio at Maturity or ARD (4)(5)(6)	Cut-off Date U/W NOI Debt Yield (5)(6)	Cut-off Date U/W NCF Debt Yield (5)(6)	U/W Revenues ($) (7)(9)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)
18.01	Hilton Salt Lake											NAV	NAV	3,300,706	0
18.02	DoubleTree Seattle Airport											NAV	NAV	5,374,280	0
18.03	DoubleTree Mission Valley											NAV	NAV	1,776,034	0
18.04	One Ally Center											NAV	NAV	3,353,970	0
18.05	DoubleTree Sonoma											NAV	NAV	1,157,870	0
18.06	DoubleTree Durango											NAV	NAV	1,155,514	0
18.07	Northside Forsyth Hospital Medical Center											NAV	NAV	654,595	0
18.08	NASA/JPSS Headquarters											NAV	NAV	472,292	0
18.09	Dallas Market Center: Sheraton Suites											NAV	NAV	524,334	0
18.10	Dallas Market Center: Marriott Courtyard											NAV	NAV	297,000	0
18.11	The Buckler Apartments											NAV	NAV	312,186	0
18.12	Lock-Up Self Storage Facility											NAV	NAV	132,615	0
19	Crowne Plaza JFK					1.90	1.63	65.3%	56.0%	13.4%	11.4%	19,612,334	14,202,671	5,409,663	784,493
20	Jackson Crossing					1.42	1.33	74.8%	64.3%	8.9%	8.3%	2,395,433	634,874	1,760,559	12,244
21	York Shopping Center					1.71	1.46	65.8%	60.4%	10.6%	9.1%	2,787,253	966,934	1,820,319	78,966
22	River City Plaza					1.47	1.32	73.4%	60.2%	9.4%	8.4%	1,752,318	347,178	1,405,140	21,207
23	Super 8 Resort Portfolio					2.05	1.78	61.9%	46.7%	14.6%	12.6%	5,645,390	3,538,331	2,107,058	282,269
23.01	Super 8 Jackson Hole											2,934,600	1,667,704	1,266,897	146,730
23.02	Super 8 Cody											1,512,661	1,046,055	466,606	75,633
23.03	Super 8 Coeur d’Alene											1,198,128	824,573	373,555	59,906
24	Village Shopping Center					1.48	1.28	66.8%	56.0%	9.9%	8.6%	2,241,777	813,091	1,428,685	37,357
25	Melville Plaza					1.52	1.50	67.0%	56.6%	9.3%	9.2%	1,635,888	328,640	1,307,248	8,269
26	Hilton Garden Inn Chicago/North Loop					1.77	1.59	57.2%	46.8%	11.2%	10.0%	10,094,353	6,295,885	3,798,468	403,774
27	Hampton Inn & Suites Nashville Airport					2.10	1.88	61.7%	50.4%	13.2%	11.8%	4,449,675	2,744,483	1,705,192	177,987
28	White Flint - ExtraSpace Self Storage					1.40	1.38	63.0%	58.0%	8.9%	8.8%	1,565,357	526,331	1,039,026	13,612
29	SoNo Square					1.58	1.42	72.3%	63.8%	10.0%	9.0%	1,606,710	460,221	1,146,489	19,785
30	Village at Peachtree Corners					1.57	1.51	56.8%	44.1%	10.4%	10.0%	1,481,351	380,933	1,100,418	13,325
31	Sable Pointe Apartments					1.67	1.52	71.2%	59.5%	10.3%	9.4%	2,130,221	1,055,510	1,074,711	95,976
32	Marquis on Memorial					1.32	1.26	75.0%	64.4%	8.2%	7.8%	1,456,223	629,085	827,137	36,828
33	Hampton Inn - Oregon, OH					2.04	1.86	69.9%	58.7%	12.9%	11.7%	2,948,721	1,661,803	1,286,918	117,949
34	Marble Hall Gardens					1.82	1.74	68.3%	56.3%	11.8%	11.3%	4,627,269	2,093,671	2,533,597	111,150
35	Lotte Plaza					2.87	2.77	46.2%	36.8%	16.6%	16.0%	1,963,157	309,886	1,653,271	15,769
36	The Refinery					1.28	1.26	68.6%	56.6%	8.2%	8.1%	1,065,718	251,279	814,439	8,424
37	Millersville - ExtraSpace Self Storage					1.32	1.30	65.0%	56.2%	8.5%	8.3%	1,195,143	424,200	770,944	12,205
38	Bennett Street Design District					2.33	2.12	48.5%	39.3%	14.2%	12.9%	1,867,827	593,163	1,274,664	15,880
39	Cactus Plaza					1.57	1.50	67.1%	61.2%	9.3%	8.9%	1,029,875	206,758	823,117	3,374
40	Hampton Inn & Suites – Minooka					1.77	1.59	64.7%	49.1%	12.9%	11.6%	2,785,849	1,659,627	1,126,222	111,434
41	Daphne Hotel Portfolio					1.94	1.75	64.1%	54.0%	13.6%	12.3%	2,833,869	1,650,473	1,183,395	113,355
41.01	Comfort Suites Daphne											1,582,088	937,219	644,869	63,284
41.02	Best Western Plus Daphne											1,251,781	713,254	538,527	50,071
42	Campbell Station - TN					1.37	1.28	66.2%	60.7%	8.5%	7.9%	884,801	184,934	699,867	7,876
43	Fairfield Inn & Suites - Toledo					2.02	1.82	70.0%	58.8%	12.7%	11.5%	2,379,489	1,407,924	971,565	95,180
44	Hampton Inn & Suites – Albuquerque					1.76	1.56	69.8%	52.6%	12.6%	11.2%	2,683,087	1,735,063	948,024	107,323
45	Holiday Inn Express – Huntsville					2.25	2.01	60.3%	55.3%	13.9%	12.4%	2,766,715	1,750,600	1,016,115	110,669
46	500 South Gravers Road					1.90	1.64	73.4%	59.9%	11.9%	10.3%	1,429,780	569,485	860,296	24,609
47	Palm Ridge Shopping Center					1.47	1.41	68.0%	59.2%	9.8%	9.4%	1,017,419	333,829	683,591	3,464
48	Sam Houston Technology Center					1.68	1.44	68.3%	55.4%	10.3%	8.8%	1,157,942	491,150	666,791	23,500
49	Camp Creek Pointe					1.40	1.39	71.9%	59.0%	9.0%	8.8%	776,297	196,459	579,838	3,732
50	Sandpointe Apartments					2.41	2.27	48.7%	42.0%	13.5%	12.7%	1,542,978	712,011	830,966	49,455
51	The Preserve at Tumbling Creek					1.77	1.69	64.2%	55.6%	11.9%	11.4%	1,229,667	626,302	603,365	26,163
52	Salem Center					1.67	1.55	69.3%	59.4%	10.2%	9.5%	643,368	153,369	489,999	10,862
53	CVS - Williston					1.41	1.41	62.6%	57.1%	8.4%	8.4%	446,085	83,956	362,129	0
54	Fairfield Inn & Suites - Huntsville					1.74	1.51	65.1%	52.8%	13.0%	11.3%	1,724,684	1,208,040	516,644	68,987
55	Walgreens - Clearwater					2.26	2.25	46.4%	46.4%	10.0%	10.0%	395,723	3,957	391,766	1,651
56	Shops on Texas					1.48	1.37	71.8%	63.2%	9.2%	8.5%	463,727	123,225	340,502	2,377
57	Landover - ExtraSpace Self Storage					1.43	1.40	57.6%	53.2%	9.3%	9.1%	610,247	295,250	314,997	5,695
58	Baytown Self Storage					1.59	1.55	63.2%	52.7%	9.7%	9.5%	697,315	371,430	325,885	7,230
59	Baton Rouge Retail					1.44	1.38	56.3%	35.7%	11.5%	11.1%	451,757	71,709	380,048	3,966
59.01	6556 Siegen Lane											338,562	63,291	275,271	3,614
59.02	9827 Bluebonnet Boulevard											113,195	8,418	104,777	352
60	Days Inn Iselin					1.99	1.73	52.4%	41.1%	15.7%	13.7%	1,418,712	975,001	443,711	56,748
61	Okemos Plaza					1.38	1.30	71.4%	60.4%	9.6%	9.0%	414,230	146,128	268,103	2,896
62	Fedex - Akron					1.37	1.25	61.6%	52.2%	9.6%	8.8%	236,253	7,088	229,165	3,878
63	AllState Self Storage					1.53	1.48	65.3%	58.9%	10.8%	10.5%	488,498	239,500	248,998	7,849
64	National Self Storage – ELP 9					1.53	1.44	63.3%	51.6%	9.6%	9.0%	371,053	189,393	181,660	10,793

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (2)(7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period (8)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR
1	225 & 233 Park Avenue South	991,923	28,439,583	97.9%	5/24/2017			TTM 3/31/2017	35,043,673	19,795,518	15,248,156	0	15,248,156
2	211 Mount Airy Road	0	5,902,400	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
3	Lakeside Shopping Center	1,230,800	18,307,305	97.5%	6/1/2017			TTM 3/31/2017	32,502,956	13,680,575	18,822,381	0	18,822,381
4	Long Island Prime Portfolio - Uniondale	2,270,323	22,222,017	85.5%	4/20/2017			TTM 3/31/2017	46,127,315	27,950,084	18,177,231	0	18,177,231
4.01	RXR Plaza	1,398,458	13,209,177	84.9%	4/20/2017			TTM 3/31/2017	27,698,519	18,214,012	9,484,507	0	9,484,507
4.02	Omni	871,865	9,012,841	86.5%	4/20/2017			TTM 3/31/2017	18,428,797	9,736,073	8,692,724	0	8,692,724
5	Columbia Park Shopping Center	259,277	4,963,119	94.8%	7/1/2017			TTM 3/31/2017	7,775,707	2,753,833	5,021,875	0	5,021,875
6	245 Park Avenue	5,191,362	109,564,903	91.1%	2/28/2017			TTM 3/31/2017	168,887,445	61,210,770	107,676,675	0	107,676,675
7	Two Independence Square	18,397	20,418,701	100.0%	7/31/2017			TTM 3/31/2017	30,603,916	9,414,326	21,189,590	0	21,189,590
8	Yeshiva University Portfolio	1,392,742	16,400,766	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
8.01	2495 Amsterdam Avenue	591,388	6,267,292	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
8.02	215 Lexington Avenue	222,540	3,423,910	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
8.03	2520 Amsterdam Avenue	326,642	3,325,581	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
8.04	245 Lexington Avenue	175,854	2,506,448	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
8.05	253 Lexington Avenue	76,318	877,535	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
9	Lincolnshire Commons	167,209	3,598,532	91.1%	7/12/2017			TTM 4/30/2017	3,668,870	919,031	2,749,839	0	2,749,839
10	Starwood Capital Group Hotel Portfolio	0	71,329,392	74.6%	3/31/2017	119	89	TTM 3/31/2017	212,650,616	131,381,993	81,268,623	8,693,699	72,574,924	119
10.01	Larkspur Landing Sunnyvale	0	4,171,961	83.8%	3/31/2017	200	167	TTM 3/31/2017	7,774,225	2,871,627	4,902,599	310,969	4,591,630	200
10.02	Larkspur Landing Milpitas	0	3,562,157	85.7%	3/31/2017	173	148	TTM 3/31/2017	6,764,028	2,664,437	4,099,591	270,561	3,829,030	173
10.03	Larkspur Landing Campbell	0	3,199,426	84.3%	3/31/2017	166	140	TTM 3/31/2017	6,059,570	2,515,114	3,544,456	242,383	3,302,074	166
10.04	Larkspur Landing San Francisco	0	2,426,585	84.9%	3/31/2017	164	140	TTM 3/31/2017	5,697,514	3,015,128	2,682,386	227,901	2,454,486	164
10.05	Larkspur Landing Pleasanton	0	2,438,362	82.9%	3/31/2017	137	114	TTM 3/31/2017	5,193,352	2,521,540	2,671,812	207,734	2,464,078	137
10.06	Larkspur Landing Bellevue	0	2,173,526	78.8%	3/31/2017	128	101	TTM 3/31/2017	4,692,425	2,307,876	2,384,549	187,697	2,196,852	128
10.07	Larkspur Landing Sacramento	0	1,816,912	83.0%	3/31/2017	111	92	TTM 3/31/2017	4,214,257	2,208,014	2,006,244	168,570	1,837,673	111
10.08	Hampton Inn Ann Arbor North	0	1,836,126	73.9%	3/31/2017	137	101	TTM 3/31/2017	4,826,301	2,738,457	2,087,843	193,052	1,894,791	137
10.09	Larkspur Landing Hillsboro	0	1,708,763	74.1%	3/31/2017	116	86	TTM 3/31/2017	3,941,272	2,055,158	1,886,114	157,651	1,728,463	116
10.10	Larkspur Landing Renton	0	1,694,132	80.3%	3/31/2017	117	94	TTM 3/31/2017	4,423,020	2,530,182	1,892,838	176,921	1,715,917	117
10.11	Holiday Inn Arlington Northeast Rangers Ballpark	0	1,537,247	78.3%	3/31/2017	115	90	TTM 3/31/2017	5,568,856	3,780,287	1,788,569	222,754	1,565,815	115
10.12	Residence Inn Toledo Maumee	0	1,468,871	81.7%	3/31/2017	124	101	TTM 3/31/2017	4,066,425	2,373,963	1,692,462	203,321	1,489,141	124
10.13	Residence Inn Williamsburg	0	1,358,744	73.0%	3/31/2017	134	98	TTM 3/31/2017	3,955,706	2,419,030	1,536,676	158,228	1,378,448	134
10.14	Hampton Inn Suites Waco South	0	1,414,791	77.7%	3/31/2017	121	94	TTM 3/31/2017	4,293,844	2,685,829	1,608,015	171,754	1,436,261	121
10.15	Holiday Inn Louisville Airport Fair Expo	0	1,388,767	72.9%	3/31/2017	136	99	TTM 3/31/2017	4,185,314	2,608,205	1,577,109	166,778	1,410,331	136
10.16	Courtyard Tyler	0	1,253,360	58.8%	3/31/2017	107	63	TTM 3/31/2017	3,341,364	1,937,578	1,403,786	133,655	1,270,131	107
10.17	Hilton Garden Inn Edison Raritan Center	0	1,317,397	78.1%	3/31/2017	126	99	TTM 3/31/2017	5,848,958	4,267,536	1,581,423	233,958	1,347,464	126
10.18	Hilton Garden Inn St Paul Oakdale	0	1,689,847	80.0%	3/31/2017	134	107	TTM 3/31/2017	4,891,094	2,981,182	1,909,912	195,644	1,714,268	134
10.19	Residence Inn Grand Rapids West	0	1,106,127	72.6%	3/31/2017	129	94	TTM 3/31/2017	3,115,120	1,837,807	1,277,313	155,756	1,121,557	129
10.20	Peoria, AZ Residence Inn	0	1,158,027	80.8%	3/31/2017	121	98	TTM 3/31/2017	3,248,248	1,944,049	1,304,198	129,930	1,174,268	121
10.21	Hampton Inn Suites Bloomington Normal	0	1,396,943	70.8%	3/31/2017	112	79	TTM 3/31/2017	3,738,690	2,173,520	1,565,170	149,548	1,415,623	112
10.22	Courtyard Chico	0	1,439,185	84.6%	3/31/2017	130	110	TTM 3/31/2017	3,850,184	2,255,777	1,594,407	154,007	1,440,399	130
10.23	Hampton Inn Suites South Bend	0	1,232,210	69.9%	3/31/2017	126	88	TTM 3/31/2017	3,810,167	2,407,885	1,402,281	152,407	1,249,874	126
10.24	Hampton Inn Suites Kokomo	0	1,255,566	77.9%	3/31/2017	122	95	TTM 3/31/2017	3,680,915	2,259,704	1,421,210	147,237	1,273,974	122
10.25	Courtyard Wichita Falls	0	1,095,610	77.4%	3/31/2017	110	85	TTM 3/31/2017	3,121,444	1,885,172	1,236,272	124,858	1,111,414	110
10.26	Hampton Inn Morehead	0	1,094,065	66.6%	3/31/2017	108	72	TTM 3/31/2017	3,154,358	1,918,294	1,236,065	126,174	1,109,890	108
10.27	Residence Inn Chico	0	1,208,180	88.0%	3/31/2017	129	114	TTM 3/31/2017	3,273,835	1,939,036	1,334,799	130,953	1,203,846	129
10.28	Courtyard Lufkin	0	738,285	64.9%	3/31/2017	105	68	TTM 3/31/2017	2,752,597	1,890,154	862,442	110,104	752,338	105
10.29	Hampton Inn Carlisle	0	1,116,905	76.1%	3/31/2017	127	96	TTM 3/31/2017	3,439,196	2,167,567	1,271,628	137,568	1,134,061	127
10.30	Springhill Suites Williamsburg	0	876,108	71.7%	3/31/2017	106	76	TTM 3/31/2017	3,361,902	2,334,582	1,027,319	134,476	892,843	106
10.31	Fairfield Inn Bloomington	0	1,271,230	87.1%	3/31/2017	90	78	TTM 3/31/2017	3,018,966	1,560,262	1,458,704	150,948	1,307,756	90
10.32	Waco Residence Inn	0	912,234	82.0%	3/31/2017	133	109	TTM 3/31/2017	3,136,682	2,083,296	1,053,385	125,467	927,918	133
10.33	Holiday Inn Express Fishers	0	951,428	67.1%	3/31/2017	111	75	TTM 3/31/2017	3,176,451	2,082,079	1,094,372	127,058	967,314	111
10.34	Larkspur Landing Folsom	0	858,864	86.4%	3/31/2017	108	93	TTM 3/31/2017	2,902,483	1,913,175	989,308	116,099	873,208	108
10.35	Springhill Suites Chicago Naperville Warrenville	0	667,822	67.1%	3/31/2017	103	69	TTM 3/31/2017	3,321,573	2,447,769	873,804	166,079	707,725	103
10.36	Holiday Inn Express & Suites Paris	0	798,480	72.6%	3/31/2017	104	76	TTM 3/31/2017	2,343,673	1,439,747	903,926	93,747	810,179	104
10.37	Toledo Homewood Suites	0	944,205	82.2%	3/31/2017	123	101	TTM 3/31/2017	2,929,714	1,853,671	1,076,042	117,189	958,854	123
10.38	Grand Rapids Homewood Suites	0	739,572	84.1%	3/31/2017	125	105	TTM 3/31/2017	3,009,146	2,134,162	874,984	120,366	754,618	125
10.39	Fairfield Inn Laurel	0	657,471	79.9%	3/31/2017	97	78	TTM 3/31/2017	3,127,939	2,329,748	798,192	125,118	673,074	97
10.40	Cheyenne Fairfield Inn and Suites	0	753,591	74.6%	3/31/2017	119	89	TTM 3/31/2017	1,961,942	1,120,064	841,879	78,478	763,401	119
10.41	Courtyard Akron Stow	0	886,115	65.9%	3/31/2017	118	78	TTM 3/31/2017	3,168,035	2,139,241	1,028,793	126,207	902,586	118
10.42	Towneplace Suites Bloomington	0	850,105	89.1%	3/31/2017	90	80	TTM 3/31/2017	2,441,633	1,457,251	984,382	122,082	862,300	90
10.43	Larkspur Landing Roseville	0	786,149	79.5%	3/31/2017	106	85	TTM 3/31/2017	2,851,065	1,936,930	914,135	114,043	800,092	106
10.44	Hampton Inn Danville	0	728,609	80.0%	3/31/2017	124	99	TTM 3/31/2017	2,591,371	1,746,161	845,210	103,655	741,555	124
10.45	Holiday Inn Norwich	0	752,132	56.7%	3/31/2017	131	74	TTM 3/31/2017	4,801,904	3,831,142	970,763	192,076	778,687	131
10.46	Hampton Inn Suites Longview North	0	650,443	63.8%	3/31/2017	107	68	TTM 3/31/2017	2,322,688	1,567,732	754,956	92,908	662,049	107
10.47	Springhill Suites Peoria Westlake	0	470,046	63.3%	3/31/2017	100	63	TTM 3/31/2017	2,918,586	2,275,817	642,768	145,929	496,839	100
10.48	Hampton Inn Suites Buda	0	853,603	74.5%	3/31/2017	129	96	TTM 3/31/2017	2,627,746	1,655,917	971,829	105,110	866,719	129
10.49	Shawnee Hampton Inn	0	618,775	77.6%	3/31/2017	106	82	TTM 3/31/2017	1,892,474	1,188,538	703,936	75,699	628,237	106
10.50	Racine Fairfield Inn	0	603,823	68.6%	3/31/2017	116	79	TTM 3/31/2017	1,812,261	1,126,886	685,375	72,490	612,885	116
10.51	Hampton Inn Selinsgrove Shamokin Dam	0	687,279	75.6%	3/31/2017	117	89	TTM 3/31/2017	2,433,055	1,636,332	796,723	97,322	699,401	117
10.52	Holiday Inn Express & Suites Terrell	0	605,485	84.0%	3/31/2017	102	86	TTM 3/31/2017	2,149,392	1,447,295	702,096	85,976	616,121	102
10.53	Westchase Homewood Suites	0	379,742	63.4%	3/31/2017	131	83	TTM 3/31/2017	2,958,058	2,445,196	512,862	118,322	394,540	131
10.54	Holiday Inn Express & Suites Tyler South	0	599,880	65.9%	3/31/2017	98	65	TTM 3/31/2017	2,128,673	1,433,018	695,654	85,147	610,507	98
10.55	Holiday Inn Express & Suites Huntsville	0	689,387	65.5%	3/31/2017	112	73	TTM 3/31/2017	2,360,887	1,565,291	795,596	94,435	701,160	112
10.56	Hampton Inn Sweetwater	0	400,369	62.9%	3/31/2017	95	60	TTM 3/31/2017	1,585,686	1,113,974	471,712	63,427	408,284	95
10.57	Comfort Suites Buda Austin South	0	541,569	76.8%	3/31/2017	98	75	TTM 3/31/2017	2,082,208	1,446,864	635,344	83,288	552,056	98
10.58	Fairfield Inn & Suites Weatherford	0	311,718	63.4%	3/31/2017	82	52	TTM 3/31/2017	1,659,116	1,272,735	386,381	66,365	320,016	82
10.59	Holiday Inn Express & Suites Altus	0	211,948	67.4%	3/31/2017	84	56	TTM 3/31/2017	1,417,147	1,141,477	275,670	56,686	218,984	84
10.60	Comfort Inn & Suites Paris	0	251,060	67.4%	3/31/2017	84	56	TTM 3/31/2017	1,157,262	854,150	303,112	46,290	256,821	84
10.61	Hampton Inn Suites Decatur	0	180,212	64.6%	3/31/2017	88	57	TTM 3/31/2017	1,550,317	1,300,353	249,964	62,013	187,952	88
10.62	Holiday Inn Express & Suites Texarkana East	0	166,883	66.5%	3/31/2017	76	50	TTM 3/31/2017	1,638,961	1,398,374	240,588	65,558	175,029	76
10.63	Mankato Fairfield Inn	0	149,548	58.0%	3/31/2017	94	54	TTM 3/31/2017	1,236,472	1,031,283	205,190	49,459	155,731	94
10.64	Candlewood Suites Texarkana	0	115,624	75.0%	3/31/2017	55	41	TTM 3/31/2017	1,239,140	1,067,770	171,371	49,566	121,805	55
10.65	Country Inn & Suites Houston Intercontinental Airport East	0	109,807	54.1%	3/31/2017	84	59	TTM 3/31/2017	413,730	843,600	-429,870	16,549	-446,419	88
11	Hilltop Plaza	98,104	3,263,908	94.8%	6/19/2017			TTM 5/31/2017	4,743,579	1,041,191	3,702,388	0	3,702,388
12	University Center Chicago	57,149	12,890,034	89.8%	7/17/2017			TTM 3/31/2017	22,817,750	8,553,765	14,263,985	0	14,263,985
13	Del Amo Fashion Center	2,154,999	56,965,434	85.2%	5/15/2017			TTM 3/31/2017	77,175,155	23,956,448	53,218,707	0	53,218,707
14	Cleveland East Office Portfolio	499,454	4,291,741	90.0%	5/22/2017			TTM 4/30/2017	8,942,130	4,780,644	4,161,486	0	4,161,486
14.01	Landerbrook Corporate Center	336,349	3,067,827	85.3%	5/22/2017			TTM 4/30/2017	5,408,021	2,671,061	2,736,960	0	2,736,960
14.02	Metropolitan Plaza	163,105	1,223,914	99.8%	5/22/2017			TTM 4/30/2017	3,534,109	2,109,583	1,424,526	0	1,424,526
15	Crowne Plaza Dallas	0	3,390,161	78.8%	4/30/2017	114	90	TTM 4/30/2017	13,158,749	9,192,001	3,966,748	0	3,966,748	114
16	First Stamford Place	2,118,282	18,446,561	91.0%	4/1/2017			TTM 3/31/2017	34,549,458	14,107,046	20,442,412	0	20,442,412
17	181 Second Avenue	69,143	2,509,626	91.2%	5/23/2017			TTM 4/30/2017	3,194,265	998,549	2,195,716	0	2,195,716
18	iStar Leased Fee Portfolio	0	18,511,396	NAP	NAP	Various	Various	NAV	NAV	NAV	NAV	NAV	NAV	Various

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (2)(7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period (8)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR
18.01	Hilton Salt Lake	0	3,300,706	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	DoubleTree Seattle Airport	0	5,374,280	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.03	DoubleTree Mission Valley	0	1,776,034	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.04	One Ally Center	0	3,353,970	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV
18.05	DoubleTree Sonoma	0	1,157,870	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.06	DoubleTree Durango	0	1,155,514	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.07	Northside Forsyth Hospital Medical Center	0	654,595	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV
18.08	NASA/JPSS Headquarters	0	472,292	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV
18.09	Dallas Market Center: Sheraton Suites	0	524,334	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.10	Dallas Market Center: Marriott Courtyard	0	297,000	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.11	The Buckler Apartments	0	312,186	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV
18.12	Lock-Up Self Storage Facility	0	132,615	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV
19	Crowne Plaza JFK	0	4,625,170	90.6%	2/28/2017	154	140	TTM 2/28/2017	19,619,989	13,956,975	5,663,014	0	5,663,014	154
20	Jackson Crossing	102,521	1,645,794	93.6%	5/24/2017			TTM 5/31/2017	2,335,832	524,619	1,811,213	0	1,811,213
21	York Shopping Center	189,364	1,551,989	100.0%	6/22/2017			TTM 5/31/2017	2,882,885	868,380	2,014,505	0	2,014,505
22	River City Plaza	122,032	1,261,901	97.6%	4/13/2017			TTM 03/31/2017	1,765,038	348,575	1,416,463	0	1,416,463
23	Super 8 Resort Portfolio	0	1,824,789	56.1%	2/28/2017	106	60	TTM 2/28/2017	5,645,288	3,333,100	2,312,188	0	2,312,188	106
23.01	Super 8 Jackson Hole	0	1,120,167	74.2%	2/28/2017	111	82	TTM 2/28/2017	2,934,610	1,552,750	1,381,860	0	1,381,860	111
23.02	Super 8 Cody	0	390,973	47.3%	2/28/2017	133	63	TTM 2/28/2017	1,512,586	999,744	512,842	0	512,842	133
23.03	Super 8 Coeur d’Alene	0	313,649	43.6%	2/28/2017	79	34	TTM 2/28/2017	1,198,092	780,606	417,486	0	417,486	79
24	Village Shopping Center	152,375	1,238,954	83.6%	5/31/2017			Actual 2016	1,891,352	638,782	1,252,570	0	1,252,570
25	Melville Plaza	15,124	1,283,856	100.0%	7/1/2017			TTM 4/30/2017	1,745,116	354,164	1,390,952	0	1,390,952
26	Hilton Garden Inn Chicago/North Loop	0	3,394,694	77.1%	4/30/2017	178	137	TTM 4/30/2017	10,094,353	6,286,380	3,807,973	0	3,807,973	178
27	Hampton Inn & Suites Nashville Airport	0	1,527,205	71.6%	5/31/2017	151	108	TTM 5/31/2017	4,449,675	2,699,430	1,750,245	0	1,750,245	151
28	White Flint - ExtraSpace Self Storage	0	1,025,414	89.2%	5/31/2017			TTM 02/28/2017	1,565,358	442,939	1,122,419	0	1,122,419
29	SoNo Square	94,212	1,032,493	99.0%	4/1/2017			TTM 3/31/2017	1,523,066	419,790	1,103,276	0	1,103,276
30	Village at Peachtree Corners	30,637	1,056,456	84.5%	4/1/2017			TTM 4/30/2017	1,418,151	408,084	1,010,067	0	1,010,067
31	Sable Pointe Apartments	0	978,735	95.3%	5/18/2017			TTM 4/30/2017	1,960,031	1,031,435	928,596	0	928,596
32	Marquis on Memorial	0	790,309	97.0%	5/23/2017			TTM 4/30/2017	1,487,905	643,422	844,483	0	844,483
33	Hampton Inn - Oregon, OH	0	1,168,969	76.3%	5/31/2017	112	83	TTM 5/31/2017	3,033,084	1,628,480	1,404,603	0	1,404,603	112
34	Marble Hall Gardens	4,370	2,418,077	96.2%	5/17/2017			TTM 3/31/2017	4,686,781	2,042,512	2,644,269	0	2,644,269
35	Lotte Plaza	39,423	1,598,078	100.0%	4/27/2017			TTM 3/31/2017	2,268,181	332,389	1,935,792	0	1,935,792
36	The Refinery	3,912	802,104	100.0%	3/15/2017			NAV	NAV	NAV	NAV	NAV	NAV
37	Millersville - ExtraSpace Self Storage	0	758,739	94.6%	5/31/2017			TTM 02/28/2017	1,195,147	372,680	822,468	0	822,468
38	Bennett Street Design District	99,250	1,159,534	92.3%	5/1/2017			TTM 2/28/2017	1,513,447	581,748	931,699	0	931,699
39	Cactus Plaza	33,740	786,003	89.9%	5/9/2017			TTM 3/31/2017	964,003	213,787	750,216	0	750,216
40	Hampton Inn & Suites – Minooka	0	1,014,788	73.1%	5/31/2017	119	87	TTM 5/31/2017	2,785,762	1,576,372	1,209,390	0	1,209,390	119
41	Daphne Hotel Portfolio	0	1,070,040	63.3%	4/30/2017	86	55	TTM 4/30/2017	2,833,869	1,543,200	1,290,669	0	1,290,669	86
41.01	Comfort Suites Daphne	0	581,585	62.9%	4/30/2017	89	56	TTM 4/30/2017	1,582,088	867,858	714,230	0	714,230	89
41.02	Best Western Plus Daphne	0	488,455	63.8%	4/30/2017	83	52	TTM 4/30/2017	1,251,781	675,342	576,439	0	576,439	83
42	Campbell Station - TN	36,810	655,181	100.0%	7/6/2017			Annualized 8 5/31/2017	740,091	215,595	524,496	0	524,496
43	Fairfield Inn & Suites - Toledo	0	876,385	81.3%	5/31/2017	94	76	TTM 5/31/2017	2,449,412	1,418,281	1,031,131	0	1,031,131	99
44	Hampton Inn & Suites – Albuquerque	0	840,700	84.0%	2/28/2017	98	82	TTM 2/28/2017	2,683,087	1,760,155	922,932	107,323	815,609	98
45	Holiday Inn Express – Huntsville	0	905,446	67.9%	5/31/2017	102	69	TTM 5/31/2017	2,809,145	1,799,608	1,009,537	0	1,009,537	103
46	500 South Gravers Road	93,523	742,164	84.0%	5/25/2017			TTM 3/30/2017	1,601,587	523,044	1,078,543	0	1,078,543
47	Palm Ridge Shopping Center	23,094	657,033	100.0%	6/30/2017			Actual 2016	1,016,323	284,331	731,992	0	731,992
48	Sam Houston Technology Center	71,645	571,647	85.9%	4/1/2017			TTM 3/31/2017	1,271,521	482,557	788,964	0	788,964
49	Camp Creek Pointe	3,995	572,111	100.0%	6/1/2017			TTM 5/31/2017	841,731	214,974	626,757	0	626,757
50	Sandpointe Apartments	0	781,511	97.5%	5/9/2017			TTM 6/30/2017	1,573,273	710,349	862,923	0	862,923
51	The Preserve at Tumbling Creek	0	577,202	95.1%	4/21/2017			TTM 3/31/2017	1,190,037	595,439	594,598	47,925	546,674
52	Salem Center	24,539	454,598	100.0%	5/3/2017			Annualized 6 6/30/2017	691,860	193,414	498,446	0	498,446
53	CVS - Williston	0	362,129	100.0%	8/01/2017			NAV	NAV	NAV	NAV	NAV	NAV
54	Fairfield Inn & Suites - Huntsville	0	447,657	66.3%	10/31/2016	89	59	TTM 10/31/2016	1,727,444	1,168,035	559,409	69,098	490,311	89
55	Walgreens - Clearwater	0	390,115	100.0%	8/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
56	Shops on Texas	21,824	316,301	100.0%	6/23/2017			Actual 2016	429,432	121,724	307,708	0	307,708
57	Landover - ExtraSpace Self Storage	0	309,302	93.6%	5/31/2017			TTM 02/28/2017	610,247	270,599	339,648	0	339,648
58	Baytown Self Storage	0	318,655	88.4%	5/19/2017			TTM 4/30/2017	697,315	342,090	355,225	0	355,225
59	Baton Rouge Retail	9,666	366,416	100.0%	Various			TTM 3/31/2017	433,090	59,323	373,767	0	373,767
59.01	6556 Siegen Lane	6,922	264,736	100.0%	5/1/2017			TTM 3/31/2017	317,106	52,141	264,965	0	264,965
59.02	9827 Bluebonnet Boulevard	2,745	101,680	100.0%	8/1/2017			TTM 3/31/2017	115,984	7,182	108,802	0	108,802
60	Days Inn Iselin	0	386,963	73.8%	12/31/2016	70	52	Actual 2016	1,422,577	915,080	507,497	0	507,497	70
61	Okemos Plaza	13,441	251,767	100.0%	10/31/2016			Actual 2016	431,234	110,892	320,342	0	320,342
62	Fedex - Akron	15,512	209,775	100.0%	8/1/2017			Actual 2016	240,436	2,464	237,972	0	237,972
63	AllState Self Storage	0	241,149	90.1%	6/30/2017			Annualized 11 11/30/2016	435,123	214,354	220,769	0	220,769
64	National Self Storage – ELP 9	0	170,867	84.4%	4/30/2017			TTM 5/31/2017	371,053	187,662	183,391	0	183,391

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel RevPAR	Second Most Recent Period (8)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period (8)	Third Most Recent Revenues ($)
1	225 & 233 Park Avenue South		Actual 2016	35,494,619	19,250,259	16,244,360	0	16,244,360			Actual 2015	41,882,063
2	211 Mount Airy Road		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
3	Lakeside Shopping Center		Actual 2016	32,614,789	13,589,313	19,025,476	0	19,025,476			Actual 2015	32,405,920
4	Long Island Prime Portfolio - Uniondale		Actual 2016	47,163,821	27,889,640	19,274,181	0	19,274,181			Actual 2015	50,807,283
4.01	RXR Plaza		Actual 2016	28,505,418	18,240,463	10,264,955	0	10,264,955			Actual 2015	30,163,297
4.02	Omni		Actual 2016	18,658,403	9,649,177	9,009,226	0	9,009,226			Actual 2015	20,643,986
5	Columbia Park Shopping Center		Actual 2016	7,703,268	2,824,452	4,878,816	0	4,878,816			Actual 2015	7,459,800
6	245 Park Avenue		Actual 2016	167,638,950	60,922,988	106,715,962	0	106,715,962			Actual 2015	160,661,056
7	Two Independence Square		Actual 2016	30,401,458	9,461,907	20,939,551	0	20,939,551			Actual 2015	30,273,236
8	Yeshiva University Portfolio		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8.01	2495 Amsterdam Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8.02	215 Lexington Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8.03	2520 Amsterdam Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8.04	245 Lexington Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8.05	253 Lexington Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
9	Lincolnshire Commons		Actual 2016	3,050,382	887,632	2,162,750	0	2,162,750			Actual 2015	4,214,363
10	Starwood Capital Group Hotel Portfolio	89	Actual 2016	214,236,030	131,010,137	83,225,892	8,756,495	74,469,398	119	89	Actual 2015	210,181,276
10.01	Larkspur Landing Sunnyvale	167	Actual 2016	7,817,367	2,883,537	4,933,830	312,695	4,621,136	198	168	Actual 2015	7,402,221
10.02	Larkspur Landing Milpitas	148	Actual 2016	6,748,863	2,649,268	4,099,595	269,955	3,829,640	172	148	Actual 2015	6,284,848
10.03	Larkspur Landing Campbell	140	Actual 2016	6,251,271	2,587,620	3,663,651	250,051	3,413,600	167	145	Actual 2015	5,892,933
10.04	Larkspur Landing San Francisco	140	Actual 2016	5,905,601	2,925,917	2,979,685	236,224	2,743,461	167	144	Actual 2015	5,806,373
10.05	Larkspur Landing Pleasanton	114	Actual 2016	5,319,602	2,551,761	2,767,841	212,784	2,555,057	138	116	Actual 2015	4,880,674
10.06	Larkspur Landing Bellevue	101	Actual 2016	4,726,484	2,312,314	2,414,170	189,059	2,225,110	130	102	Actual 2015	4,615,653
10.07	Larkspur Landing Sacramento	92	Actual 2016	4,200,451	2,201,153	1,999,298	168,018	1,831,280	111	91	Actual 2015	4,176,563
10.08	Hampton Inn Ann Arbor North	101	Actual 2016	4,956,425	2,798,152	2,158,273	198,257	1,960,016	136	103	Actual 2015	4,678,954
10.09	Larkspur Landing Hillsboro	86	Actual 2016	4,016,848	2,029,273	1,987,576	160,674	1,826,902	115	87	Actual 2015	3,915,128
10.10	Larkspur Landing Renton	94	Actual 2016	4,349,218	2,485,494	1,863,723	173,969	1,689,754	116	92	Actual 2015	4,324,596
10.11	Holiday Inn Arlington Northeast Rangers Ballpark	90	Actual 2016	5,505,741	3,764,358	1,741,383	220,230	1,521,153	117	89	Actual 2015	5,424,474
10.12	Residence Inn Toledo Maumee	101	Actual 2016	3,998,051	2,369,947	1,628,104	199,903	1,428,201	123	99	Actual 2015	3,874,115
10.13	Residence Inn Williamsburg	98	Actual 2016	4,098,296	2,481,946	1,616,351	163,932	1,452,419	135	101	Actual 2015	3,685,293
10.14	Hampton Inn Suites Waco South	94	Actual 2016	4,293,352	2,661,189	1,632,164	171,734	1,460,429	119	94	Actual 2015	4,247,264
10.15	Holiday Inn Louisville Airport Fair Expo	99	Actual 2016	4,308,290	2,638,604	1,669,685	172,332	1,497,354	137	102	Actual 2015	4,124,662
10.16	Courtyard Tyler	63	Actual 2016	3,429,564	1,952,446	1,477,118	137,183	1,339,935	108	65	Actual 2015	3,919,126
10.17	Hilton Garden Inn Edison Raritan Center	99	Actual 2016	5,761,789	4,223,546	1,538,244	230,472	1,307,772	128	97	Actual 2015	5,493,273
10.18	Hilton Garden Inn St Paul Oakdale	107	Actual 2016	4,983,720	2,993,120	1,990,600	199,349	1,791,252	135	109	Actual 2015	4,711,861
10.19	Residence Inn Grand Rapids West	94	Actual 2016	3,310,952	1,852,714	1,458,239	165,548	1,292,691	128	100	Actual 2015	3,062,200
10.20	Peoria, AZ Residence Inn	98	Actual 2016	3,292,301	1,922,040	1,370,261	131,692	1,238,569	121	98	Actual 2015	3,187,787
10.21	Hampton Inn Suites Bloomington Normal	79	Actual 2016	3,759,689	2,190,385	1,569,304	150,388	1,418,917	112	79	Actual 2015	4,022,171
10.22	Courtyard Chico	110	Actual 2016	3,812,434	2,228,761	1,583,673	152,497	1,431,176	127	108	Actual 2015	3,178,650
10.23	Hampton Inn Suites South Bend	88	Actual 2016	3,779,982	2,384,057	1,395,925	151,199	1,244,725	126	87	Actual 2015	3,424,014
10.24	Hampton Inn Suites Kokomo	95	Actual 2016	3,744,550	2,281,313	1,463,236	149,782	1,313,454	122	96	Actual 2015	3,524,349
10.25	Courtyard Wichita Falls	85	Actual 2016	3,055,163	1,845,332	1,209,831	122,207	1,087,624	111	82	Actual 2015	2,944,157
10.26	Hampton Inn Morehead	72	Actual 2016	3,140,885	1,903,562	1,237,323	125,635	1,111,688	110	72	Actual 2015	2,908,105
10.27	Residence Inn Chico	114	Actual 2016	3,230,070	1,874,651	1,355,419	129,203	1,226,216	129	112	Actual 2015	3,017,201
10.28	Courtyard Lufkin	68	Actual 2016	2,938,698	1,947,900	990,797	117,548	873,250	106	72	Actual 2015	3,391,091
10.29	Hampton Inn Carlisle	96	Actual 2016	3,524,239	2,222,178	1,302,061	140,970	1,161,091	127	98	Actual 2015	3,477,412
10.30	Springhill Suites Williamsburg	76	Actual 2016	3,440,078	2,325,087	1,114,991	137,603	977,388	108	77	Actual 2015	3,204,858
10.31	Fairfield Inn Bloomington	78	Actual 2016	2,956,451	1,547,816	1,408,635	147,823	1,260,812	91	77	Actual 2015	2,237,500
10.32	Waco Residence Inn	109	Actual 2016	3,115,712	2,004,788	1,110,924	124,628	986,296	130	108	Actual 2015	2,926,457
10.33	Holiday Inn Express Fishers	75	Actual 2016	3,132,794	2,059,645	1,073,149	125,312	947,837	112	74	Actual 2015	2,880,638
10.34	Larkspur Landing Folsom	93	Actual 2016	2,893,984	1,906,370	987,614	115,759	871,854	109	93	Actual 2015	2,842,366
10.35	Springhill Suites Chicago Naperville Warrenville	69	Actual 2016	3,229,904	2,406,308	823,596	161,495	662,101	102	67	Actual 2015	3,334,536
10.36	Holiday Inn Express & Suites Paris	76	Actual 2016	2,339,461	1,421,821	917,639	93,578	824,061	104	75	Actual 2015	2,256,662
10.37	Toledo Homewood Suites	101	Actual 2016	2,879,994	1,884,358	995,636	115,200	880,436	121	99	Actual 2015	2,585,574
10.38	Grand Rapids Homewood Suites	105	Actual 2016	3,082,919	2,082,919	1,000,000	123,317	876,683	123	107	Actual 2015	3,044,043
10.39	Fairfield Inn Laurel	78	Actual 2016	3,060,436	2,307,996	752,440	122,417	630,022	97	76	Actual 2015	2,980,035
10.40	Cheyenne Fairfield Inn and Suites	89	Actual 2016	2,069,004	1,150,552	918,452	82,760	835,692	121	93	Actual 2015	2,184,113
10.41	Courtyard Akron Stow	78	Actual 2016	3,339,430	2,176,862	1,162,568	133,577	1,028,990	119	82	Actual 2015	3,378,668
10.42	Towneplace Suites Bloomington	80	Actual 2016	2,355,692	1,397,666	958,026	117,785	840,241	90	77	Actual 2015	1,990,897
10.43	Larkspur Landing Roseville	85	Actual 2016	2,791,909	1,916,526	875,383	111,676	763,707	105	82	Actual 2015	2,792,081
10.44	Hampton Inn Danville	99	Actual 2016	2,521,595	1,699,299	822,297	100,864	721,433	124	96	Actual 2015	2,301,578
10.45	Holiday Inn Norwich	74	Actual 2016	4,825,972	3,841,316	984,656	193,039	791,617	131	75	Actual 2015	4,347,308
10.46	Hampton Inn Suites Longview North	68	Actual 2016	2,373,357	1,599,432	773,925	94,934	678,991	110	69	Actual 2015	3,058,158
10.47	Springhill Suites Peoria Westlake	63	Actual 2016	2,854,364	2,241,897	612,467	142,718	469,749	102	62	Actual 2015	3,126,977
10.48	Hampton Inn Suites Buda	96	Actual 2016	2,680,752	1,673,589	1,007,162	107,230	899,932	131	98	Actual 2015	2,802,930
10.49	Shawnee Hampton Inn	82	Actual 2016	1,890,630	1,179,047	711,582	75,625	635,957	106	82	Actual 2015	1,834,041
10.50	Racine Fairfield Inn	79	Actual 2016	1,800,048	1,131,876	668,172	72,002	596,170	115	78	Actual 2015	1,757,437
10.51	Hampton Inn Selinsgrove Shamokin Dam	89	Actual 2016	2,342,011	1,597,998	744,013	93,680	650,333	116	85	Actual 2015	2,166,585
10.52	Holiday Inn Express & Suites Terrell	86	Actual 2016	2,116,706	1,409,632	707,074	84,668	622,406	103	84	Actual 2015	2,004,889
10.53	Westchase Homewood Suites	83	Actual 2016	3,210,256	2,539,999	670,257	128,410	541,847	132	90	Actual 2015	4,364,744
10.54	Holiday Inn Express & Suites Tyler South	65	Actual 2016	2,077,217	1,417,416	659,801	83,089	576,713	100	63	Actual 2015	2,201,486
10.55	Holiday Inn Express & Suites Huntsville	73	Actual 2016	2,407,786	1,577,861	829,925	96,311	733,614	115	75	Actual 2015	3,196,798
10.56	Hampton Inn Sweetwater	60	Actual 2016	1,725,603	1,156,237	569,366	69,024	500,342	96	65	Actual 2015	2,002,056
10.57	Comfort Suites Buda Austin South	75	Actual 2016	2,074,254	1,436,582	637,672	82,970	554,702	99	75	Actual 2015	2,032,396
10.58	Fairfield Inn & Suites Weatherford	52	Actual 2016	1,543,315	1,214,836	328,479	61,733	266,746	82	48	Actual 2015	1,465,030
10.59	Holiday Inn Express & Suites Altus	56	Actual 2016	1,422,396	1,125,216	297,180	56,896	240,285	83	57	Actual 2015	1,322,219
10.60	Comfort Inn & Suites Paris	56	Actual 2016	1,161,068	837,815	323,253	46,443	276,810	83	56	Actual 2015	1,058,458
10.61	Hampton Inn Suites Decatur	57	Actual 2016	1,547,032	1,268,842	278,191	61,881	216,309	89	57	Actual 2015	1,669,635
10.62	Holiday Inn Express & Suites Texarkana East	50	Actual 2016	1,621,549	1,375,953	245,596	64,862	180,734	75	50	Actual 2015	1,496,353
10.63	Mankato Fairfield Inn	54	Actual 2016	1,222,539	994,407	228,133	48,902	179,231	92	53	Actual 2015	1,247,365
10.64	Candlewood Suites Texarkana	41	Actual 2016	1,270,187	1,053,956	216,231	50,807	165,424	54	42	Actual 2015	1,127,933
10.65	Country Inn & Suites Houston Intercontinental Airport East	47	Actual 2016	599,729	885,679	-285,950	23,989	-309,940	92	65	Actual 2015	1,363,324
11	Hilltop Plaza		Actual 2016	4,691,035	1,130,620	3,560,415	0	3,560,415			Actual 2015	4,593,036
12	University Center Chicago		Actual 2016	22,929,770	8,477,589	14,452,181	0	14,452,181			Actual 2015	23,196,781
13	Del Amo Fashion Center		Actual 2016	75,673,675	24,572,583	51,101,092	0	51,101,092			Actual 2015	51,645,131
14	Cleveland East Office Portfolio		Actual 2016	8,821,455	4,564,755	4,256,701	0	4,256,701			Actual 2015	7,332,501
14.01	Landerbrook Corporate Center		Actual 2016	5,327,343	2,614,493	2,712,850	0	2,712,850			Actual 2015	4,336,154
14.02	Metropolitan Plaza		Actual 2016	3,494,113	1,950,262	1,543,851	0	1,543,851			Actual 2015	2,996,347
15	Crowne Plaza Dallas	90	Actual 2016	12,930,498	9,322,538	3,607,960	0	3,607,960	114	90	Actual 2015	13,386,614
16	First Stamford Place		Actual 2016	35,445,624	14,004,567	21,441,057	0	21,441,057			Actual 2015	33,529,688
17	181 Second Avenue		Actual 2016	3,124,063	951,266	2,172,796	0	2,172,796			Actual 2015	2,939,251
18	iStar Leased Fee Portfolio	Various	NAV	NAV	NAV	NAV	NAV	NAV	Various	Various	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel RevPAR	Second Most Recent Period (8)	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period (8)	Third Most Recent Revenues ($)
18.01	Hilton Salt Lake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	DoubleTree Seattle Airport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.03	DoubleTree Mission Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.04	One Ally Center		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
18.05	DoubleTree Sonoma	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.06	DoubleTree Durango	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.07	Northside Forsyth Hospital Medical Center		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
18.08	NASA/JPSS Headquarters		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
18.09	Dallas Market Center: Sheraton Suites	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.10	Dallas Market Center: Marriott Courtyard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.11	The Buckler Apartments		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
18.12	Lock-Up Self Storage Facility		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
19	Crowne Plaza JFK	140	Actual 2016	19,410,384	14,009,008	5,401,377	0	5,401,377	153	138	Actual 2015	18,521,391
20	Jackson Crossing		Actual 2016	2,407,967	665,024	1,742,943	0	1,742,943			Actual 2015	2,379,485
21	York Shopping Center		Actual 2016	2,818,084	906,274	1,911,810	0	1,911,810			Actual 2015	2,845,453
22	River City Plaza		Actual 2016	1,724,202	350,854	1,373,348	0	1,373,348			Actual 2015	1,803,340
23	Super 8 Resort Portfolio	60	Actual 2016	5,589,544	3,307,492	2,282,052	0	2,282,052	105	59	Actual 2015	5,253,921
23.01	Super 8 Jackson Hole	82	Actual 2016	2,896,009	1,517,124	1,378,885	0	1,378,885	108	81	Actual 2015	2,588,222
23.02	Super 8 Cody	63	Actual 2016	1,498,909	996,001	502,908	0	502,908	132	62	Actual 2015	1,431,854
23.03	Super 8 Coeur d’Alene	34	Actual 2016	1,194,626	794,367	400,259	0	400,259	79	34	Actual 2015	1,233,845
24	Village Shopping Center		Actual 2015	1,880,904	703,143	1,177,761	0	1,177,761			Actual 2014	1,343,567
25	Melville Plaza		Actual 2016	1,725,019	353,255	1,371,764	0	1,371,764			Actual 2015	1,479,403
26	Hilton Garden Inn Chicago/North Loop	137	Actual 2016	9,892,663	6,290,671	3,601,992	0	3,601,992	180	136	NAV	NAV
27	Hampton Inn & Suites Nashville Airport	108	Actual 2016	3,731,511	2,461,304	1,270,207	0	1,270,207	150	91	Actual 2015	5,085,509
28	White Flint - ExtraSpace Self Storage		Actual 2016	1,559,345	447,741	1,111,604	0	1,111,604			Actual 2015	1,509,542
29	SoNo Square		Actual 2016	1,503,614	432,136	1,071,478	0	1,071,478			Actual 2015	1,503,347
30	Village at Peachtree Corners		Actual 2016	1,327,890	390,875	937,015	0	937,015			Actual 2015	1,104,433
31	Sable Pointe Apartments		Actual 2016	1,820,749	1,026,193	794,556	0	794,556			TTM 7/31/2015	1,562,949
32	Marquis on Memorial		Actual 2016	1,486,531	685,756	800,775	0	800,775			Actual 2015	1,348,314
33	Hampton Inn - Oregon, OH	86	Actual 2016	2,914,665	1,466,895	1,447,770	0	1,447,770	111	82	NAV	NAV
34	Marble Hall Gardens		Actual 2016	4,619,957	1,975,886	2,644,071	0	2,644,071			Actual 2015	4,413,905
35	Lotte Plaza		Actual 2016	2,147,579	335,099	1,812,480	0	1,812,480			Actual 2015	2,110,119
36	The Refinery		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
37	Millersville - ExtraSpace Self Storage		Actual 2016	1,177,714	371,907	805,807	0	805,807			Actual 2015	1,068,496
38	Bennett Street Design District		Actual 2016	1,475,975	575,818	900,157	0	900,157			Actual 2015	1,344,643
39	Cactus Plaza		Actual 2016	967,461	214,433	753,028	0	753,028			Actual 2015	647,332
40	Hampton Inn & Suites – Minooka	87	Actual 2016	2,483,164	1,500,871	982,293	0	982,293	118	78	NAV	NAV
41	Daphne Hotel Portfolio	55	Actual 2016	2,781,957	1,505,751	1,276,206	0	1,276,206	85	54	Actual 2015	2,638,161
41.01	Comfort Suites Daphne	56	Actual 2016	1,579,383	878,985	700,398	0	700,398	89	56	Actual 2015	1,478,822
41.02	Best Western Plus Daphne	52	Actual 2016	1,202,574	626,766	575,808	0	575,808	81	51	Actual 2015	1,159,339
42	Campbell Station - TN		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
43	Fairfield Inn & Suites - Toledo	80	Actual 2016	2,457,247	1,414,263	1,042,984	0	1,042,984	94	78	Actual 2015	2,268,422
44	Hampton Inn & Suites – Albuquerque	82	Actual 2016	2,692,161	1,767,151	925,010	107,686	817,324	98	82	Actual 2015	2,737,859
45	Holiday Inn Express – Huntsville	70	Actual 2016	2,766,715	1,746,924	1,019,791	0	1,019,791	102	69	Actual 2015	2,369,665
46	500 South Gravers Road		Actual 2016	1,657,578	572,629	1,084,949	0	1,084,949			Actual 2015	1,441,286
47	Palm Ridge Shopping Center		Actual 2015	1,099,634	295,969	803,665	0	803,665			Actual 2014	1,079,258
48	Sam Houston Technology Center		Actual 2016	1,251,561	497,989	753,572	0	753,572			Actual 2015	1,090,255
49	Camp Creek Pointe		Actual 2016	822,771	220,177	602,593	0	602,593			Actual 2015	752,993
50	Sandpointe Apartments		Actual 2016	1,548,572	717,037	831,534	0	831,534			Actual 2015	1,476,960
51	The Preserve at Tumbling Creek		Actual 2016	1,121,928	623,630	498,297	49,251	449,046			NAV	NAV
52	Salem Center		Actual 2016	523,899	110,940	412,959	0	412,959			Actual 2015	504,568
53	CVS - Williston		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
54	Fairfield Inn & Suites - Huntsville	59	Actual 2015	1,657,007	1,122,026	534,981	66,280	468,701	87	57	Actual 2014	1,499,411
55	Walgreens - Clearwater		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
56	Shops on Texas		Actual 2014	438,058	134,987	303,071	0	303,071			NAV	NAV
57	Landover - ExtraSpace Self Storage		Actual 2016	602,030	273,493	328,537	0	328,537			Actual 2015	552,811
58	Baytown Self Storage		Actual 2016	689,473	339,833	349,640	0	349,640			Actual 2015	652,247
59	Baton Rouge Retail		Actual 2016	436,036	56,962	379,074	0	379,074			Actual 2015	440,539
59.01	6556 Siegen Lane		Actual 2016	319,886	49,783	270,104	0	270,104			Actual 2015	328,012
59.02	9827 Bluebonnet Boulevard		Actual 2016	116,149	7,179	108,970	0	108,970			Actual 2015	112,528
60	Days Inn Iselin	52	Actual 2015	1,403,870	968,606	435,264	0	435,264	61	51	Actual 2014	1,211,362
61	Okemos Plaza		Actual 2015	447,338	131,819	315,519	0	315,519			NAV	NAV
62	Fedex - Akron		Acutal 2015	220,400	4,141	216,258	0	216,258			Actual 2014	260,472
63	AllState Self Storage		Actual 2015	394,606	203,911	190,695	0	190,695			Actual 2014	366,391
64	National Self Storage – ELP 9		Actual 2016	351,215	150,152	201,063	0	201,063			Actual 2015	374,553

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (7)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	225 & 233 Park Avenue South	19,132,092	22,749,971	0	22,749,971			N	Facebook	266,460	39.4%	10/31/2027
2	211 Mount Airy Road	NAV	NAV	NAV	NAV			N	Daiichi Sankyo, Inc.	306,194	100.0%	1/31/2033
3	Lakeside Shopping Center	13,228,233	19,177,687	0	19,177,687			N	Dillards	291,700	24.1%	12/31/2019
4	Long Island Prime Portfolio - Uniondale	29,207,431	21,599,852	0	21,599,852			N	Various	Various	Various	Various
4.01	RXR Plaza	18,412,394	11,750,903	0	11,750,903			N	OpenLink Financial LLC	96,325	8.9%	12/31/2025
4.02	Omni	10,795,038	9,848,949	0	9,848,949			N	Healthplex Inc.	77,464	11.6%	3/31/2022
5	Columbia Park Shopping Center	2,941,317	4,518,482	0	4,518,482			N	Empire 12 Cineplex	70,000	20.2%	4/30/2029
6	245 Park Avenue	57,993,351	102,667,705	0	102,667,705			N	Société Générale	562,347	32.6%	10/31/2032
7	Two Independence Square	9,696,826	20,576,410	0	20,576,410			N	NASA	597,253	98.6%	8/3/2028
8	Yeshiva University Portfolio	NAV	NAV	NAV	NAV			N	Yeshiva University	696,371	100.0%	4/30/2037
8.01	2495 Amsterdam Avenue	NAV	NAV	NAV	NAV			N	Yeshiva University	295,694	100.0%	4/30/2037
8.02	215 Lexington Avenue	NAV	NAV	NAV	NAV			N	Yeshiva University	111,270	100.0%	4/30/2037
8.03	2520 Amsterdam Avenue	NAV	NAV	NAV	NAV			N	Yeshiva University	163,321	100.0%	4/30/2037
8.04	245 Lexington Avenue	NAV	NAV	NAV	NAV			N	Yeshiva University	87,927	100.0%	4/30/2037
8.05	253 Lexington Avenue	NAV	NAV	NAV	NAV			N	Yeshiva University	38,159	100.0%	4/30/2037
9	Lincolnshire Commons	913,860	3,300,503	0	3,300,503			N	Northshore University HealthSystem, IL	34,848	26.2%	9/30/2031
10	Starwood Capital Group Hotel Portfolio	127,591,123	82,590,153	8,583,513	74,006,640	117	87	N
10.01	Larkspur Landing Sunnyvale	2,747,753	4,654,468	296,089	4,358,379	180	159	N
10.02	Larkspur Landing Milpitas	2,514,300	3,770,548	251,394	3,519,154	157	138	N
10.03	Larkspur Landing Campbell	2,378,409	3,514,524	235,717	3,278,807	155	137	N
10.04	Larkspur Landing San Francisco	2,810,816	2,995,558	232,255	2,763,303	159	143	N
10.05	Larkspur Landing Pleasanton	2,372,092	2,508,582	195,227	2,313,355	125	107	N
10.06	Larkspur Landing Bellevue	2,355,292	2,260,361	184,626	2,075,735	122	100	N
10.07	Larkspur Landing Sacramento	2,151,269	2,025,295	167,063	1,858,232	111	91	N
10.08	Hampton Inn Ann Arbor North	2,587,074	2,091,879	187,158	1,904,721	130	98	N
10.09	Larkspur Landing Hillsboro	1,870,518	2,044,610	156,605	1,888,005	110	85	N
10.10	Larkspur Landing Renton	2,397,904	1,926,692	172,984	1,753,708	114	92	N
10.11	Holiday Inn Arlington Northeast Rangers Ballpark	3,782,113	1,642,361	216,979	1,425,382	115	87	N
10.12	Residence Inn Toledo Maumee	2,385,465	1,488,651	193,706	1,294,945	120	96	N
10.13	Residence Inn Williamsburg	2,250,970	1,434,323	147,412	1,286,911	127	91	N
10.14	Hampton Inn Suites Waco South	2,584,709	1,662,555	169,891	1,492,665	116	92	N
10.15	Holiday Inn Louisville Airport Fair Expo	2,494,315	1,630,347	164,986	1,465,361	126	98	N
10.16	Courtyard Tyler	2,063,389	1,855,736	156,765	1,698,971	119	77	N
10.17	Hilton Garden Inn Edison Raritan Center	4,219,650	1,273,624	219,731	1,053,893	122	93	N
10.18	Hilton Garden Inn St Paul Oakdale	2,919,955	1,791,907	188,474	1,603,432	128	103	N
10.19	Residence Inn Grand Rapids West	1,769,939	1,292,261	153,110	1,139,151	122	92	N
10.20	Peoria, AZ Residence Inn	1,884,958	1,302,829	127,511	1,175,318	113	96	N
10.21	Hampton Inn Suites Bloomington Normal	2,297,239	1,724,931	160,887	1,564,044	116	85	N
10.22	Courtyard Chico	1,960,096	1,218,554	127,146	1,091,408	122	92	N
10.23	Hampton Inn Suites South Bend	2,192,947	1,231,066	136,961	1,094,106	125	80	N
10.24	Hampton Inn Suites Kokomo	2,216,867	1,307,482	140,974	1,166,508	117	91	N
10.25	Courtyard Wichita Falls	1,831,305	1,112,852	117,766	995,086	109	79	N
10.26	Hampton Inn Morehead	1,778,565	1,129,540	116,324	1,013,216	111	68	N
10.27	Residence Inn Chico	1,775,051	1,242,150	120,688	1,121,462	121	105	N
10.28	Courtyard Lufkin	2,043,961	1,347,129	135,644	1,211,486	111	83	N
10.29	Hampton Inn Carlisle	2,119,272	1,358,140	139,096	1,219,043	125	97	N
10.30	Springhill Suites Williamsburg	2,176,411	1,028,446	128,194	900,252	104	72	N
10.31	Fairfield Inn Bloomington	1,541,274	696,227	111,875	584,352	94	58	N
10.32	Waco Residence Inn	1,924,264	1,002,193	117,058	885,135	119	101	N
10.33	Holiday Inn Express Fishers	1,820,094	1,060,544	115,226	945,318	109	67	N
10.34	Larkspur Landing Folsom	1,800,822	1,041,544	113,695	927,850	108	92	N
10.35	Springhill Suites Chicago Naperville Warrenville	2,448,695	885,840	166,727	719,114	101	70	N
10.36	Holiday Inn Express & Suites Paris	1,366,196	890,466	90,266	800,200	105	73	N
10.37	Toledo Homewood Suites	1,776,990	808,584	103,423	705,161	112	90	N
10.38	Grand Rapids Homewood Suites	2,020,091	1,023,952	121,762	902,190	120	106	N
10.39	Fairfield Inn Laurel	2,200,084	779,951	119,201	660,749	98	74	N
10.40	Cheyenne Fairfield Inn and Suites	1,186,663	997,451	87,365	910,086	123	99	N
10.41	Courtyard Akron Stow	2,032,822	1,345,847	135,147	1,210,700	117	85	N
10.42	Towneplace Suites Bloomington	1,278,946	711,951	99,545	612,406	90	65	N
10.43	Larkspur Landing Roseville	1,875,555	916,526	111,683	804,842	103	83	N
10.44	Hampton Inn Danville	1,596,568	705,009	92,063	612,946	122	88	N
10.45	Holiday Inn Norwich	3,567,286	780,022	173,892	606,130	123	66	N
10.46	Hampton Inn Suites Longview North	1,744,990	1,313,168	122,326	1,190,842	122	90	N
10.47	Springhill Suites Peoria Westlake	2,335,684	791,292	156,349	634,944	106	68	N
10.48	Hampton Inn Suites Buda	1,693,104	1,109,826	112,117	997,709	126	102	N
10.49	Shawnee Hampton Inn	1,189,348	644,692	73,362	571,331	105	79	N
10.50	Racine Fairfield Inn	1,089,693	667,743	70,297	597,446	105	76	N
10.51	Hampton Inn Selinsgrove Shamokin Dam	1,424,703	741,881	86,663	655,218	114	79	N
10.52	Holiday Inn Express & Suites Terrell	1,331,720	673,170	80,196	592,974	98	80	N
10.53	Westchase Homewood Suites	2,879,354	1,485,391	174,590	1,310,801	150	123	N
10.54	Holiday Inn Express & Suites Tyler South	1,454,109	747,377	88,059	659,318	108	67	N
10.55	Holiday Inn Express & Suites Huntsville	1,732,411	1,464,387	127,872	1,336,515	129	99	N
10.56	Hampton Inn Sweetwater	1,321,638	680,418	80,082	600,336	101	75	N
10.57	Comfort Suites Buda Austin South	1,420,251	612,145	81,296	530,849	96	74	N
10.58	Fairfield Inn & Suites Weatherford	1,118,625	346,406	58,601	287,804	78	46	N
10.59	Holiday Inn Express & Suites Altus	1,070,758	251,461	52,889	198,572	79	53	N
10.60	Comfort Inn & Suites Paris	770,256	288,202	42,338	245,864	82	52	N
10.61	Hampton Inn Suites Decatur	1,274,496	395,139	66,785	328,354	89	61	N
10.62	Holiday Inn Express & Suites Texarkana East	1,287,565	208,788	59,854	148,934	72	46	N
10.63	Mankato Fairfield Inn	971,872	275,494	49,895	225,599	84	53	N
10.64	Candlewood Suites Texarkana	919,430	208,504	45,117	163,387	58	38	N
10.65	Country Inn & Suites Houston Intercontinental Airport East	1,192,163	171,162	54,533	116,629	84	59	N
11	Hilltop Plaza	1,062,677	3,530,359	0	3,530,359			N	Planet Fitness	19,895	11.0%	12/31/2018
12	University Center Chicago	8,434,366	14,762,415	0	14,762,415			N
13	Del Amo Fashion Center	16,605,695	35,039,436	0	35,039,436			Y	J.C. Penney	163,346	9.2%	12/31/2018
14	Cleveland East Office Portfolio	4,455,714	2,876,786	0	2,876,786			Various	Various	Various	Various	Various
14.01	Landerbrook Corporate Center	2,362,367	1,973,787	0	1,973,787			Y	Progressive Insurance	114,448	34.0%	1/31/2023
14.02	Metropolitan Plaza	2,093,347	903,000	0	903,000			N	Victoria Fire & Casualty Co.	86,183	52.8%	9/30/2020
15	Crowne Plaza Dallas	9,864,277	3,522,337	0	3,522,337	112	89	N
16	First Stamford Place	14,178,960	19,350,728	0	19,350,728			N	Legg Mason & Co., LLC	137,584	17.0%	9/1/2024
17	181 Second Avenue	923,028	2,016,223	0	2,016,223			N	Coldwell Banker	11,200	16.2%	1/31/2021
18	iStar Leased Fee Portfolio	NAV	NAV	NAV	NAV	Various	Various	Various

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (7)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
18.01	Hilton Salt Lake	NAV	NAV	NAV	NAV	NAV	NAV	Y
18.02	DoubleTree Seattle Airport	NAV	NAV	NAV	NAV	NAV	NAV	Y
18.03	DoubleTree Mission Valley	NAV	NAV	NAV	NAV	NAV	NAV	Y
18.04	One Ally Center	NAV	NAV	NAV	NAV			N
18.05	DoubleTree Sonoma	NAV	NAV	NAV	NAV	NAV	NAV	Y
18.06	DoubleTree Durango	NAV	NAV	NAV	NAV	NAV	NAV	Y
18.07	Northside Forsyth Hospital Medical Center	NAV	NAV	NAV	NAV			N
18.08	NASA/JPSS Headquarters	NAV	NAV	NAV	NAV			N
18.09	Dallas Market Center: Sheraton Suites	NAV	NAV	NAV	NAV	NAV	NAV	N
18.10	Dallas Market Center: Marriott Courtyard	NAV	NAV	NAV	NAV	NAV	NAV	N
18.11	The Buckler Apartments	NAV	NAV	NAV	NAV			N
18.12	Lock-Up Self Storage Facility	NAV	NAV	NAV	NAV			N
19	Crowne Plaza JFK	14,638,492	3,882,899	0	3,882,899	150	132	N
20	Jackson Crossing	685,208	1,694,277	0	1,694,277			Y	Jackson Crossing Fitness	13,835	16.9%	1/31/2022
21	York Shopping Center	1,003,193	1,842,260	0	1,842,260			N	Walmart	240,573	63.8%	1/31/2026
22	River City Plaza	330,345	1,472,995	0	1,472,995			N	Ross Dress for Less	30,187	21.4%	1/31/2023
23	Super 8 Resort Portfolio	3,210,145	2,043,776	0	2,043,776	91	56	N
23.01	Super 8 Jackson Hole	1,417,209	1,171,013	0	1,171,013	90	73	N
23.02	Super 8 Cody	975,214	456,640	0	456,640	122	59	N
23.03	Super 8 Coeur d’Alene	817,722	416,123	0	416,123	71	35	N
24	Village Shopping Center	525,961	817,606	0	817,606			N	Jo-Ann Fabrics	25,200	10.7%	3/31/2023
25	Melville Plaza	387,264	1,092,139	0	1,092,139			N	Fortunoff Backyard Store	19,393	35.4%	12/31/2026
26	Hilton Garden Inn Chicago/North Loop	NAV	NAV	NAV	NAV	NAV	NAV	N
27	Hampton Inn & Suites Nashville Airport	2,950,179	2,135,330	0	2,135,330	145	116	N
28	White Flint - ExtraSpace Self Storage	539,183	970,359	0	970,359			N
29	SoNo Square	427,055	1,076,292	0	1,076,292			N	Lillian August Designs Inc.	24,872	26.4%	12/31/2020
30	Village at Peachtree Corners	347,885	756,548	0	756,548			N	Earth Fare, Inc.	23,500	26.5%	1/31/2035
31	Sable Pointe Apartments	809,429	753,520	0	753,520			N
32	Marquis on Memorial	452,318	895,996	0	895,996			N
33	Hampton Inn - Oregon, OH	NAV	NAV	NAV	NAV	NAV	NAV	N
34	Marble Hall Gardens	1,687,015	2,726,890	0	2,726,890			Y
35	Lotte Plaza	314,062	1,796,057	0	1,796,057			N	Sungwon, Inc. Lotte	37,309	47.3%	1/31/2020
36	The Refinery	NAV	NAV	NAV	NAV			N
37	Millersville - ExtraSpace Self Storage	375,273	693,224	0	693,224			N
38	Bennett Street Design District	609,324	735,319	0	735,319			N	Newsom Co. Interiors Mkt	9,720	12.2%	7/31/2021
39	Cactus Plaza	160,911	486,420	0	486,420			N	The Dog House	5,750	17.1%	8/31/2024
40	Hampton Inn & Suites – Minooka	NAV	NAV	NAV	NAV	NAV	NAV	N
41	Daphne Hotel Portfolio	1,542,663	1,095,498	0	1,095,498	84	51	N
41.01	Comfort Suites Daphne	885,613	593,209	0	593,209	87	53	N
41.02	Best Western Plus Daphne	657,050	502,289	0	502,289	81	49	N
42	Campbell Station - TN	NAV	NAV	NAV	NAV			N	Marshalls	22,135	42.2%	11/30/2025
43	Fairfield Inn & Suites - Toledo	1,409,360	859,062	0	859,062	94	72	N
44	Hampton Inn & Suites – Albuquerque	1,793,002	944,857	109,514	835,343	96	82	Y
45	Holiday Inn Express – Huntsville	1,559,969	809,696	0	809,696	97	59	N
46	500 South Gravers Road	607,386	833,900	0	833,900			N	IKEA	30,093	42.8%	10/31/2021
47	Palm Ridge Shopping Center	303,682	775,576	0	775,576			N	Golden House Chinese Restaurant	2,400	10.4%	10/31/2024
48	Sam Houston Technology Center	481,647	608,608	0	608,608			N	Flowserve US Inc.	26,550	46.3%	5/31/2026
49	Camp Creek Pointe	180,006	572,987	0	572,987			N	Ultimate Sports Bar	5,320	28.5%	1/31/2027
50	Sandpointe Apartments	825,699	651,261	0	651,261			N
51	The Preserve at Tumbling Creek	NAV	NAV	NAV	NAV			N
52	Salem Center	137,869	366,699	0	366,699			N	24 Hour Fitness	23,028	42.4%	4/30/2018
53	CVS - Williston	NAV	NAV	NAV	NAV			N	Vermont CVS Pharmacy, L.L.C.	14,201	100.0%	1/31/2041
54	Fairfield Inn & Suites - Huntsville	1,063,751	435,660	59,976	375,684	81	52	N
55	Walgreens - Clearwater	NAV	NAV	NAV	NAV			N	Walgreens	16,510	100.0%	10/31/2091
56	Shops on Texas	NAV	NAV	NAV	NAV			N	Mattress Firm	4,500	28.4%	9/30/2021
57	Landover - ExtraSpace Self Storage	262,091	290,720	0	290,720			N
58	Baytown Self Storage	343,229	309,018	0	309,018			N
59	Baton Rouge Retail	64,863	375,677	0	375,677			N	Various	Various	Various	Various
59.01	6556 Siegen Lane	59,640	268,372	0	268,372			N	JPMorgan Chase	4,246	71.8%	3/31/2022
59.02	9827 Bluebonnet Boulevard	5,223	107,304	0	107,304			N	Burger King	2,346	100.0%	8/31/2027
60	Days Inn Iselin	912,626	298,736	0	298,736	59	44	N
61	Okemos Plaza	NAV	NAV	NAV	NAV			N	Dollar Tree Stores, Inc	12,200	63.2%	2/29/2024
62	Fedex - Akron	2,352	258,120	0	258,120			N	FedEx	38,780	100.0%	6/30/2026
63	AllState Self Storage	271,361	95,030	0	95,030			N
64	National Self Storage – ELP 9	152,280	222,273	0	222,273			N

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name (7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name (7)(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (7)(9)(10)
1	225 & 233 Park Avenue South	Buzzfeed	194,123	28.7%	5/31/2026	STV	133,200	19.7%	5/31/2024	T. Rowe Price
2	211 Mount Airy Road
3	Lakeside Shopping Center	Macy’s	229,520	18.9%	1/31/2029	JC Penney	203,410	16.8%	11/30/2022	Dick’s Sporting Goods
4	Long Island Prime Portfolio - Uniondale	Various	Various	Various	Various	Various	Various	Various	Various	Various
4.01	RXR Plaza	Flushing Bank	90,877	8.4%	12/31/2026	Rivkin Radler LLC	84,736	7.8%	6/30/2023	Ruskin Moscou Faltischek P.C.
4.02	Omni	Congdon Flaherty O’Callaghan	67,109	10.1%	12/31/2018	Long Island Power Authority	50,897	7.6%	4/30/2025	Forchelli Curto Deegan
5	Columbia Park Shopping Center	ShopRite	66,000	19.1%	9/30/2024	Big Lots	32,569	9.4%	1/31/2025	Shoppers World
6	245 Park Avenue	JPMorgan Chase Bank, N.A.	225,438	13.1%	10/31/2022	Major League Baseball	220,565	12.8%	10/31/2022	Angelo, Gordon & Co., L.P.
7	Two Independence Square	Grand Deli & Café	7,292	1.2%	7/31/2027	Independence Lobby Shop	718	0.1%	5/31/2023	Cleaner of Cleaners
8	Yeshiva University Portfolio
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons	DSW	14,404	10.8%	1/31/2023	Cheesecake Factory	10,231	7.7%	1/31/2026	OSI/Fleming’s LLC
10	Starwood Capital Group Hotel Portfolio
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza	Aldi	17,051	9.4%	12/31/2019	Dollar Tree	10,468	5.8%	01/31/2020	MOM’s Organic Market
12	University Center Chicago
13	Del Amo Fashion Center	Nordstrom	138,000	7.8%	2/28/2031	Dick’s Sporting Goods	83,210	4.7%	4/30/2027	AMC Theatres
14	Cleveland East Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various
14.01	Landerbrook Corporate Center	Park Place Technologies, LLC	51,356	15.3%	11/30/2022	ONX USA LLC	23,464	7.0%	3/31/2019	CareSource Management Grp.
14.02	Metropolitan Plaza	COVERMYMEDS LLC	20,896	12.8%	1/31/2026	Sedlak Management Consultants	12,300	7.5%	3/31/2019	Olympic Steel, Inc.
15	Crowne Plaza Dallas
16	First Stamford Place	Odyssey Reinsurance Company	101,619	12.5%	9/1/2022	Partner Reinsurance Company of The U.S.	56,690	7.0%	1/1/2029	Elizabeth Arden, Inc.
17	181 Second Avenue	GoAnimate	9,355	13.5%	9/30/2021	Magnetic Media Online, Inc.	5,289	7.6%	11/30/2021	Palo Alto Medical Foundation
18	iStar Leased Fee Portfolio

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name (7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name (7)(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (7)(9)(10)
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK
20	Jackson Crossing	Prima Jackson, LLC	8,911	10.9%	10/31/2029	Jacques Catering	7,017	8.6%	8/31/2020	21 South Bar & Grille
21	York Shopping Center	Burlington Coat Factory	61,931	16.4%	1/31/2022	Party City	10,247	2.7%	9/30/2018	Chuck E. Cheese’s
22	River City Plaza	Best Buy	25,160	17.8%	1/31/2021	Petco	15,174	10.7%	1/31/2023	Dollar Tree
23	Super 8 Resort Portfolio
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center	Ross Dress for Less	25,000	10.6%	1/31/2028	Planet Fitness	20,000	8.5%	12/31/2021	Furnish 123
25	Melville Plaza	Party City	13,000	23.7%	9/30/2018	Mr. Vac & Mrs. Sew	4,375	8.0%	2/28/2021	Sherwin Williams
26	Hilton Garden Inn Chicago/North Loop
27	Hampton Inn & Suites Nashville Airport
28	White Flint - ExtraSpace Self Storage
29	SoNo Square	Barteca Restaurants LLC	22,297	23.7%	10/31/2020	The 1777 Company, LLC	10,800	11.5%	12/31/2021	West Marine Products, Inc.
30	Village at Peachtree Corners	Tuesday Morning	20,184	22.7%	1/31/2027	Dental Care Alliance	5,000	5.6%	2/14/2024	Massage Envy Spa
31	Sable Pointe Apartments
32	Marquis on Memorial
33	Hampton Inn - Oregon, OH
34	Marble Hall Gardens
35	Lotte Plaza	Viet Pearl, LLC.	6,000	7.6%	3/31/2019	Merchants Tire	6,000	7.6%	3/31/2020	Golden Bar & Grill
36	The Refinery
37	Millersville - ExtraSpace Self Storage
38	Bennett Street Design District	Sovereign Entertainm’t	8,000	10.1%	2/28/2022	Overton Rugs I&II	6,000	7.6%	5/31/2018	45 Bennet St. LLC
39	Cactus Plaza	Kidz, Kidz, Kidz Daycare	4,000	11.9%	5/31/2024	Welch Dentistry, LLC	3,000	8.9%	3/31/2020	James Kim dba Smart Cleaners
40	Hampton Inn & Suites – Minooka
41	Daphne Hotel Portfolio
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN	Petco	12,463	23.7%	1/31/2026	Dollar Tree	10,007	19.1%	1/31/2027	Tire Discounters
43	Fairfield Inn & Suites - Toledo
44	Hampton Inn & Suites – Albuquerque
45	Holiday Inn Express – Huntsville
46	500 South Gravers Road	Presidio	16,568	23.6%	4/30/2020	Summit Foods	12,432	17.7%	4/30/2024
47	Palm Ridge Shopping Center	Teresita’s Fruteria, Inc.	2,100	9.1%	5/31/2018	Tapioca Express	1,765	7.6%	6/30/2022	Alejandro Medina dba Vishions Smoke Shop
48	Sam Houston Technology Center	Phoenix Contact Holdings Inc.	15,017	26.2%	9/19/2019	Ameritech Staffing	7,682	13.4%	7/31/2019
49	Camp Creek Pointe	Summit Urgent Care, LLC	3,240	17.4%	7/1/2020	Dentistry at Camp Creek	2,406	12.9%	8/31/2019	FedEx / Kinko’s
50	Sandpointe Apartments
51	The Preserve at Tumbling Creek
52	Salem Center	St Vincent dePaul	15,780	29.1%	11/4/2026	Video Only	15,500	28.5%	4/16/2022
53	CVS - Williston
54	Fairfield Inn & Suites - Huntsville
55	Walgreens - Clearwater
56	Shops on Texas	Rosie Pho	2,000	12.6%	9/27/2021	Cash Max	1,850	11.7%	11/01/2019	Batteries Plus
57	Landover - ExtraSpace Self Storage
58	Baytown Self Storage
59	Baton Rouge Retail	Various	Various	Various	Various
59.01	6556 Siegen Lane	J & R Smoothies LLC	1,670	28.2%	2/28/2022
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin
61	Okemos Plaza	Southwind Restaurant (Qdoba)	3,134	16.2%	12/20/2020	Noodles & Company	2,572	13.3%	6/30/2019	Meridian Wireless (Sprint)
62	Fedex - Akron
63	AllState Self Storage
64	National Self Storage – ELP 9

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name (7)(9)(10)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
1	225 & 233 Park Avenue South	13,450	2.0%	3/31/2028	WB Wood	13,397	2.0%	12/31/2022	4/12/2017	4/13/2017
2	211 Mount Airy Road								6/1/2017	5/30/2017
3	Lakeside Shopping Center	36,667	3.0%	1/31/2021	Zara	34,722	2.9%	4/30/2028	6/12/2017	6/13/2017
4	Long Island Prime Portfolio - Uniondale	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
4.01	RXR Plaza	63,530	5.9%	12/31/2026	MBSC Securities Corporation	63,119	5.8%	9/30/2021	4/7/2017	4/7/2017	5/15/2017
4.02	Omni	44,785	6.7%	7/31/2020	Arbor Commercial Mortgage LLC	36,488	5.5%	2/28/2027	4/10/2017	4/10/2017
5	Columbia Park Shopping Center	26,260	7.6%	11/30/2019	Old Navy	25,301	7.3%	1/31/2020	4/3/2017	4/25/2017
6	245 Park Avenue	113,405	6.6%	5/31/2026	Rabobank Nederland	109,657	6.4%	9/30/2026	4/20/2017	4/19/2017
7	Two Independence Square	634	0.1%	3/31/2026					1/5/2017	1/5/2017		1/5/2017
8	Yeshiva University Portfolio								2/7/2017	2/7/2017
8.01	2495 Amsterdam Avenue								2/7/2017	2/7/2017
8.02	215 Lexington Avenue								2/7/2017	2/7/2017
8.03	2520 Amsterdam Avenue								2/7/2017	2/7/2017
8.04	245 Lexington Avenue								2/7/2017	2/7/2017
8.05	253 Lexington Avenue								2/7/2017	2/7/2017
9	Lincolnshire Commons	8,005	6.0%	12/31/2020	Kona Sushi, Inc.	6,850	5.1%	1/31/2022	6/8/2017	6/7/2017
10	Starwood Capital Group Hotel Portfolio								Various	Various		Various
10.01	Larkspur Landing Sunnyvale								4/28/2017	4/26/2017		4/26/2017
10.02	Larkspur Landing Milpitas								4/28/2017	4/19/2017		4/19/2017
10.03	Larkspur Landing Campbell								4/28/2017	4/19/2017		4/28/2017
10.04	Larkspur Landing San Francisco								4/28/2017	4/26/2017		4/21/2017
10.05	Larkspur Landing Pleasanton								4/28/2017	4/27/2017		4/27/2017
10.06	Larkspur Landing Bellevue								4/28/2017	4/21/2017		4/20/2017
10.07	Larkspur Landing Sacramento								4/28/2017	4/21/2017		4/20/2017
10.08	Hampton Inn Ann Arbor North								4/28/2017	4/14/2017
10.09	Larkspur Landing Hillsboro								4/28/2017	4/19/2017		4/24/2017
10.10	Larkspur Landing Renton								4/28/2017	4/26/2017		4/20/2017
10.11	Holiday Inn Arlington Northeast Rangers Ballpark								4/7/2017	4/4/2017
10.12	Residence Inn Toledo Maumee								4/28/2017	4/20/2017
10.13	Residence Inn Williamsburg								4/24/2017	4/28/2017
10.14	Hampton Inn Suites Waco South								4/7/2017	4/5/2017
10.15	Holiday Inn Louisville Airport Fair Expo								4/28/2017	4/25/2017
10.16	Courtyard Tyler								4/7/2017	3/29/2017
10.17	Hilton Garden Inn Edison Raritan Center								4/28/2017	4/20/2017
10.18	Hilton Garden Inn St Paul Oakdale								4/28/2017	4/18/2017
10.19	Residence Inn Grand Rapids West								4/28/2017	4/19/2017
10.20	Peoria, AZ Residence Inn								4/7/2017	4/8/2017
10.21	Hampton Inn Suites Bloomington Normal								4/28/2017	4/28/2017
10.22	Courtyard Chico								4/28/2017	4/21/2017		4/21/2017
10.23	Hampton Inn Suites South Bend								4/28/2017	4/21/2017
10.24	Hampton Inn Suites Kokomo								4/28/2017	4/17/2017
10.25	Courtyard Wichita Falls								4/7/2017	4/2/2017
10.26	Hampton Inn Morehead								4/28/2017	4/19/2017
10.27	Residence Inn Chico								4/28/2017	4/19/2017		4/21/2017
10.28	Courtyard Lufkin								4/7/2017	4/3/2017
10.29	Hampton Inn Carlisle								4/28/2017	4/25/2017
10.30	Springhill Suites Williamsburg								4/25/2017	4/21/2017
10.31	Fairfield Inn Bloomington								4/28/2017	4/20/2017
10.32	Waco Residence Inn								4/7/2017	4/11/2017
10.33	Holiday Inn Express Fishers								4/28/2017	4/26/2017
10.34	Larkspur Landing Folsom								4/28/2017	4/28/2017		4/27/2017
10.35	Springhill Suites Chicago Naperville Warrenville								4/28/2017	4/27/2017
10.36	Holiday Inn Express & Suites Paris								4/7/2017	4/7/2017
10.37	Toledo Homewood Suites								4/7/2017	4/3/2017
10.38	Grand Rapids Homewood Suites								4/7/2017	4/4/2017
10.39	Fairfield Inn Laurel								4/28/2017	4/19/2017
10.40	Cheyenne Fairfield Inn and Suites								4/7/2017	4/7/2017
10.41	Courtyard Akron Stow								4/28/2017	4/15/2017
10.42	Towneplace Suites Bloomington								4/28/2017	4/25/2017
10.43	Larkspur Landing Roseville								4/25/2017	4/28/2017		4/27/2017
10.44	Hampton Inn Danville								4/28/2017	4/20/2017
10.45	Holiday Inn Norwich								4/28/2017	4/21/2017
10.46	Hampton Inn Suites Longview North								4/7/2017	4/3/2017
10.47	Springhill Suites Peoria Westlake								4/28/2017	4/28/2017
10.48	Hampton Inn Suites Buda								4/7/2017	4/5/2017
10.49	Shawnee Hampton Inn								4/7/2017	4/10/2017
10.50	Racine Fairfield Inn								4/7/2017	3/31/2017
10.51	Hampton Inn Selinsgrove Shamokin Dam								4/25/2017	4/21/2017
10.52	Holiday Inn Express & Suites Terrell								4/7/2017	4/7/2017
10.53	Westchase Homewood Suites								4/10/2017	4/10/2017
10.54	Holiday Inn Express & Suites Tyler South								4/7/2017	4/4/2017
10.55	Holiday Inn Express & Suites Huntsville								4/7/2017	4/7/2017
10.56	Hampton Inn Sweetwater								4/7/2017	4/7/2017
10.57	Comfort Suites Buda Austin South								4/7/2017	3/30/2017
10.58	Fairfield Inn & Suites Weatherford								4/7/2017	4/6/2017
10.59	Holiday Inn Express & Suites Altus								4/7/2017	4/5/2017
10.60	Comfort Inn & Suites Paris								4/7/2017	4/7/2017
10.61	Hampton Inn Suites Decatur								4/7/2017	4/5/2017
10.62	Holiday Inn Express & Suites Texarkana East								4/7/2017	4/3/2017
10.63	Mankato Fairfield Inn								4/7/2017	4/7/2017
10.64	Candlewood Suites Texarkana								4/7/2017	4/4/2017
10.65	Country Inn & Suites Houston Intercontinental Airport East								4/7/2017	4/7/2017
11	Hilltop Plaza	9,873	5.4%	09/30/2019	Advance Auto Parts	9,776	5.4%	6/30/2020	4/28/2017	4/28/2017	4/26/2017
12	University Center Chicago								6/7/2017	5/2/2017
13	Del Amo Fashion Center	76,800	4.3%	9/30/2021	Burlington Coat Factory	60,000	3.4%	1/31/2025	4/20/2017	4/17/2017		4/14/2017
14	Cleveland East Office Portfolio	Various	Various	Various	Various	Various	Various	Various	2/6/2017	2/7/2017
14.01	Landerbrook Corporate Center	20,383	6.1%	1/31/2023	ABA Insurance	18,650	5.5%	4/30/2021	2/6/2017	2/7/2017
14.02	Metropolitan Plaza	8,401	5.2%	8/31/2022	NDI Medical, Inc.	7,101	4.4%	3/31/2018	2/6/2017	2/7/2017
15	Crowne Plaza Dallas								3/17/2017	3/17/2017
16	First Stamford Place	39,775	4.9%	10/1/2021	Ernst & Young U.S. LLP	35,661	4.4%	5/1/2020	5/19/2017	5/19/2017
17	181 Second Avenue	4,433	6.4%	5/31/2018	Xelay Acumen, Inc.	4,375	6.3%	3/31/2022	5/23/2017	5/23/2017		5/23/2017
18	iStar Leased Fee Portfolio								Various	Various		Various

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name (7)(9)(10)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
18.01	Hilton Salt Lake								2/22/2017	2/23/2017		2/22/2017
18.02	DoubleTree Seattle Airport								2/23/2017	2/23/2017		2/23/2017
18.03	DoubleTree Mission Valley								2/22/2017	2/22/2017		2/22/2017
18.04	One Ally Center								2/22/2017	2/22/2017
18.05	DoubleTree Sonoma								2/22/2017	2/28/2017		2/22/2017
18.06	DoubleTree Durango								2/22/2017	2/22/2017
18.07	Northside Forsyth Hospital Medical Center								2/23/2017	2/23/2017
18.08	NASA/JPSS Headquarters								2/23/2017	2/21/2017
18.09	Dallas Market Center: Sheraton Suites								2/22/2017	1/23/2017
18.10	Dallas Market Center: Marriott Courtyard								2/23/2017	2/21/2017
18.11	The Buckler Apartments								2/22/2017	2/23/2017
18.12	Lock-Up Self Storage Facility								2/21/2017	2/23/2017
19	Crowne Plaza JFK								2/7/2017	2/7/2017
20	Jackson Crossing	4,997	6.1%	6/30/2022	Surfs Up Jackson Corp	3,806	4.7%	11/30/2026	4/17/2017	4/27/2017
21	York Shopping Center	10,031	2.7%	12/31/2022	Dollar Tree	9,000	2.4%	10/31/2020	6/30/2017	7/2/2017
22	River City Plaza	10,000	7.1%	6/30/2021	Rue 21, Inc.	7,200	5.1%	7/31/2024	4/07/2017	4/7/2017
23	Super 8 Resort Portfolio								Various	Various
23.01	Super 8 Jackson Hole								3/24/2017	3/24/2017
23.02	Super 8 Cody								3/24/2017	3/23/2017
23.03	Super 8 Coeur d’Alene								3/20/2017	3/20/2017
24	Village Shopping Center	18,200	7.7%	2/28/2022	Iowa Workforce Development	15,125	6.4%	7/31/2018	10/14/2016	10/14/2016
25	Melville Plaza	4,290	7.8%	12/31/2025	Allstate Insurance	3,122	5.7%	3/31/2019	6/6/2017	6/9/2017
26	Hilton Garden Inn Chicago/North Loop								12/23/2016	4/20/2017
27	Hampton Inn & Suites Nashville Airport								6/7/2017	6/7/2017
28	White Flint - ExtraSpace Self Storage								2/23/2017	2/23/2017
29	SoNo Square	9,663	10.3%	4/30/2028	Sono Baking Company, LLC	4,278	4.5%	4/30/2025	5/8/2017	5/8/2017
30	Village at Peachtree Corners	4,100	4.6%	5/31/2026	Sushi Samba	3,250	3.7%	10/31/2020	5/31/2017	4/26/2017
31	Sable Pointe Apartments								5/2/2017	5/2/2017
32	Marquis on Memorial								4/18/2017	4/18/2017
33	Hampton Inn - Oregon, OH								3/24/2017	3/24/2017
34	Marble Hall Gardens								2/8/2017	3/15/2017
35	Lotte Plaza	4,440	5.6%	5/31/2022	Tian c/o Hanaro Ellicott	3,300	4.2%	6/30/2018	6/7/2017	4/7/2017	5/24/2017
36	The Refinery								1/16/2017	1/13/2017
37	Millersville - ExtraSpace Self Storage								2/22/2017	2/23/2017
38	Bennett Street Design District	5,010	6.3%	11/30/2022	The Loft/Level V	4,800	6.0%	5/31/2018	4/10/2017	4/10/2017	4/7/2017
39	Cactus Plaza	2,500	7.4%	10/31/2023	Dairy Queen (Thai Tran)	2,000	6.0%	5/31/2025	5/8/2017	5/8/2017
40	Hampton Inn & Suites – Minooka								5/23/2017	5/23/2017
41	Daphne Hotel Portfolio								Various	3/2/2017
41.01	Comfort Suites Daphne								3/21/2017	3/2/2017
41.02	Best Western Plus Daphne								6/8/2017	3/2/2017
42	Campbell Station - TN	7,900	15.0%	5/31/2037					6/21/2017	6/21/2017
43	Fairfield Inn & Suites - Toledo								3/24/2017	3/24/2017
44	Hampton Inn & Suites – Albuquerque								3/10/2017	3/17/2017
45	Holiday Inn Express – Huntsville								5/19/2017	5/19/2017
46	500 South Gravers Road								6/8/2017	4/26/2017
47	Palm Ridge Shopping Center	1,229	5.3%	4/30/2021	Hector Avila dba Saturn Cleaners	1,200	5.2%	1/31/2019	11/29/2016	11/29/2016		11/29/2016
48	Sam Houston Technology Center								4/28/2017	4/28/2017
49	Camp Creek Pointe	1,856	9.9%	11/1/2027	National Orthodontics of Camp	1,818	9.7%	8/31/2019	4/18/2017	4/18/2017
50	Sandpointe Apartments								5/24/2017	5/24/2017		5/24/2017
51	The Preserve at Tumbling Creek								5/3/2017	5/2/2017
52	Salem Center								4/27/2017	4/28/2017		4/27/2017
53	CVS - Williston								5/05/2017	05/02/2017
54	Fairfield Inn & Suites - Huntsville								12/2/2016	12/2/2016
55	Walgreens - Clearwater								5/31/2017	5/31/2017
56	Shops on Texas	1,600	10.1%	4/30/2019	VIP Nails	1,500	9.5%	7/12/2018	6/12/2017	6/12/2017
57	Landover - ExtraSpace Self Storage								2/23/2017	02/24/2017
58	Baytown Self Storage								5/4/2017	5/4/2017
59	Baton Rouge Retail								3/30/2017	3/30/2017
59.01	6556 Siegen Lane								3/30/2017	3/30/2017
59.02	9827 Bluebonnet Boulevard								3/30/2017	3/30/2017
60	Days Inn Iselin								1/10/2017	12/7/2016
61	Okemos Plaza	1,400	7.3%	11/30/2019					10/25/2016	10/25/2016
62	Fedex - Akron								10/31/2016	10/31/2016
63	AllState Self Storage								12/1/2016	12/1/2016
64	National Self Storage – ELP 9								5/18/2017

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)
1	225 & 233 Park Avenue South		N	Y	Refinance	0	0	Springing			0
2	211 Mount Airy Road		N	Y	Acquisition	0	15,264	75,374	Cash		0
3	Lakeside Shopping Center		N	Y	Refinance	0	0	Springing			0
4	Long Island Prime Portfolio - Uniondale		N	Y	Refinance	$55,603/month through and including June 6, 2019 (subject to a cap of $1,334,472 less any amounts disbursed or completed)	2,049,623	906,920	Cash		0
4.01	RXR Plaza		N	Y
4.02	Omni		N	Y
5	Columbia Park Shopping Center		N	Y	Refinance	39,086	434,093	144,698	Cash		62,164
6	245 Park Avenue		N	Y	Acquisition	0	0	3,878,518	Cash		227,000
7	Two Independence Square	5.0%	N	Y	Acquisition	0	0	Springing			0
8	Yeshiva University Portfolio		N	Y	Refinance	275,625	0	Springing			0
8.01	2495 Amsterdam Avenue		N	Y
8.02	215 Lexington Avenue		N	Y
8.03	2520 Amsterdam Avenue		N	Y
8.04	245 Lexington Avenue		N	Y
8.05	253 Lexington Avenue		N	Y
9	Lincolnshire Commons		N	Y	Acquisition	0	152,381	41,025; Springing	Cash		0
10	Starwood Capital Group Hotel Portfolio	Various	N	Y	Refinance	0	0	Springing			0
10.01	Larkspur Landing Sunnyvale	5.0%	N	Y
10.02	Larkspur Landing Milpitas	13.0%	N	Y
10.03	Larkspur Landing Campbell	5.0%	N	Y
10.04	Larkspur Landing San Francisco	7.0%	N	Y
10.05	Larkspur Landing Pleasanton	13.0%	N	Y
10.06	Larkspur Landing Bellevue	7.0%	N	Y
10.07	Larkspur Landing Sacramento	2.0%	N	Y
10.08	Hampton Inn Ann Arbor North		N	Y
10.09	Larkspur Landing Hillsboro	3.0%	N	Y
10.10	Larkspur Landing Renton	5.0%	N	Y
10.11	Holiday Inn Arlington Northeast Rangers Ballpark		N	Y
10.12	Residence Inn Toledo Maumee		N	Y
10.13	Residence Inn Williamsburg		N	Y
10.14	Hampton Inn Suites Waco South		N	Y
10.15	Holiday Inn Louisville Airport Fair Expo		N	Y
10.16	Courtyard Tyler		N	Y
10.17	Hilton Garden Inn Edison Raritan Center		N	Y
10.18	Hilton Garden Inn St Paul Oakdale		N	Y
10.19	Residence Inn Grand Rapids West		N	Y
10.20	Peoria, AZ Residence Inn		N	Y
10.21	Hampton Inn Suites Bloomington Normal		N	Y
10.22	Courtyard Chico	5.0%	N	Y
10.23	Hampton Inn Suites South Bend		N	Y
10.24	Hampton Inn Suites Kokomo		N	Y
10.25	Courtyard Wichita Falls		N	Y
10.26	Hampton Inn Morehead		N	Y
10.27	Residence Inn Chico	5.0%	N	Y
10.28	Courtyard Lufkin		N	Y
10.29	Hampton Inn Carlisle		N	Y
10.30	Springhill Suites Williamsburg		N	Y
10.31	Fairfield Inn Bloomington		N	Y
10.32	Waco Residence Inn		N	Y
10.33	Holiday Inn Express Fishers		N	Y
10.34	Larkspur Landing Folsom	5.0%	N	Y
10.35	Springhill Suites Chicago Naperville Warrenville		N	Y
10.36	Holiday Inn Express & Suites Paris		N	Y
10.37	Toledo Homewood Suites		N	Y
10.38	Grand Rapids Homewood Suites		N	Y
10.39	Fairfield Inn Laurel		N	Y
10.40	Cheyenne Fairfield Inn and Suites		N	Y
10.41	Courtyard Akron Stow		N	Y
10.42	Towneplace Suites Bloomington		N	Y
10.43	Larkspur Landing Roseville	5.0%	N	Y
10.44	Hampton Inn Danville		N	Y
10.45	Holiday Inn Norwich		N	Y
10.46	Hampton Inn Suites Longview North		N	Y
10.47	Springhill Suites Peoria Westlake		N	Y
10.48	Hampton Inn Suites Buda		N	Y
10.49	Shawnee Hampton Inn		N	Y
10.50	Racine Fairfield Inn		N	Y
10.51	Hampton Inn Selinsgrove Shamokin Dam		N	Y
10.52	Holiday Inn Express & Suites Terrell		N	Y
10.53	Westchase Homewood Suites		N	Y
10.54	Holiday Inn Express & Suites Tyler South		N	Y
10.55	Holiday Inn Express & Suites Huntsville		N	Y
10.56	Hampton Inn Sweetwater		N	Y
10.57	Comfort Suites Buda Austin South		N	Y
10.58	Fairfield Inn & Suites Weatherford		N	Y
10.59	Holiday Inn Express & Suites Altus		N	Y
10.60	Comfort Inn & Suites Paris		N	Y
10.61	Hampton Inn Suites Decatur		N	Y
10.62	Holiday Inn Express & Suites Texarkana East		N	Y
10.63	Mankato Fairfield Inn		N	Y
10.64	Candlewood Suites Texarkana		N	Y
10.65	Country Inn & Suites Houston Intercontinental Airport East		N	Y
11	Hilltop Plaza		N	Y	Acquisition	0	0	51,665	Cash		0
12	University Center Chicago		N	Y	Acquisition	0	0	118,585	Cash		96,969
13	Del Amo Fashion Center	12.0%	N	Y	Refinance	0	0	Springing			0
14	Cleveland East Office Portfolio		N	Y	Acquisition	196,507	124,065	124,065	Cash		69,859
14.01	Landerbrook Corporate Center		N	Y
14.02	Metropolitan Plaza		N	Y
15	Crowne Plaza Dallas		N	Y	Refinance	122,000	355,894	50,842	Cash		80,232
16	First Stamford Place		N	Y	Refinance	0	2,486,098	0	Cash		0
17	181 Second Avenue	16.0%	N	Y	Refinance	0	37,337	Springing	Cash		12,573
18	iStar Leased Fee Portfolio	Various	N	Y	Recapitalization	0	0	Springing			0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)
18.01	Hilton Salt Lake	10.0%	N	Y
18.02	DoubleTree Seattle Airport	12.0%	N	Y
18.03	DoubleTree Mission Valley	8.0%	N	Y
18.04	One Ally Center		N	Y
18.05	DoubleTree Sonoma	6.0%	N	Y
18.06	DoubleTree Durango		N	Y
18.07	Northside Forsyth Hospital Medical Center		N	Y
18.08	NASA/JPSS Headquarters		N	Y
18.09	Dallas Market Center: Sheraton Suites		N	Y
18.10	Dallas Market Center: Marriott Courtyard		N	Y
18.11	The Buckler Apartments		N	Y
18.12	Lock-Up Self Storage Facility		N	Y
19	Crowne Plaza JFK		N	Y	Acquisition	0	729,073	138,871	Cash		22,736
20	Jackson Crossing		N	Y	Refinance	15,500	89,316	22,329	Cash		22,674
21	York Shopping Center		N	Y	Refinance	0	0	Springing			0
22	River City Plaza		N	Y	Refinance	0	22,370	7,457	Cash		14,692
23	Super 8 Resort Portfolio		N	Y	Refinance	30,125	4,830	4,830	Cash		53,354
23.01	Super 8 Jackson Hole		N	Y
23.02	Super 8 Cody		N	Y
23.03	Super 8 Coeur d’Alene		N	Y
24	Village Shopping Center		N	Y	Refinance	128,250	0	24,886	Cash		39,893
25	Melville Plaza		N	Y	Refinance	3,438	79,011	15,802	Cash		5,326
26	Hilton Garden Inn Chicago/North Loop		N	Y	Acquisition	0	118,556	44,449	Cash		0
27	Hampton Inn & Suites Nashville Airport		N	Y	Refinance	0	111,898	15,985	Cash		47,383
28	White Flint - ExtraSpace Self Storage		N	Y	Refinance	3,814	83,160	10,395	Cash		12,493
29	SoNo Square		N	Y	Refinance	5,313	23,496	11,748	Cash		10,178
30	Village at Peachtree Corners		N	Y	Refinance	131,045	88,564	11,071	Cash		0
31	Sable Pointe Apartments		N	Y	Acquisition	92,125	84,313	9,368	Cash		33,581
32	Marquis on Memorial		N	Y	Acquisition	3,125	67,851	13,570	Cash		9,840
33	Hampton Inn - Oregon, OH		N	Y	Refinance	0	30,530	10,634	Cash		7,489
34	Marble Hall Gardens		N	Y	Acquisition	57,500	524,479	52,804	Cash		12,228
35	Lotte Plaza		N	Y	Refinance	0	0	Springing			0
36	The Refinery		N	Y	Refinance	0	11,361	2,840	Cash		50,253
37	Millersville - ExtraSpace Self Storage		N	Y	Refinance	0	32,573	6,515	Cash		8,053
38	Bennett Street Design District		N	Y	Refinance	7,125	71,097	7,900	Cash		36,020
39	Cactus Plaza		N	Y	Refinance	0	16,491	4,275	Cash		4,517
40	Hampton Inn & Suites – Minooka		N	Y	Refinance	0	49,871	8,312	Cash		3,641
41	Daphne Hotel Portfolio		N	Y	Refinance	1,500	61,447	5,586	Cash		45,815
41.01	Comfort Suites Daphne		N	Y
41.02	Best Western Plus Daphne		N	Y
42	Campbell Station - TN		N	Y	Acquisition/Refinance	0	42,186	7,031; Springing	Cash		0
43	Fairfield Inn & Suites - Toledo		N	Y	Refinance	0	2,417	842	Cash		6,442
44	Hampton Inn & Suites – Albuquerque		N	Y	Refinance	22,750	11,189	5,594	Cash		5,852
45	Holiday Inn Express – Huntsville		N	Y	Refinance	0	62,807	6,281	Cash		2,000
46	500 South Gravers Road		N	Y	Acquisition	51,531	6,188	9,331	Cash		2,434
47	Palm Ridge Shopping Center	8.0%	N	Y	Acquisition	61,541	9,296	2,324	Cash		634
48	Sam Houston Technology Center		N	Y	Refinance	0	144,791	20,684	Cash		3,344
49	Camp Creek Pointe		N	Y	Refinance	0	50,100	5,010	Cash		6,750
50	Sandpointe Apartments	5.0%	N	Y	Refinance	0	0	Springing			0
51	The Preserve at Tumbling Creek		N	Y	Acquisition	0	44,972	4,997	Cash		18,507
52	Salem Center	11.0%	N	Y	Acquisition	0	45,648	5,072	Cash		0
53	CVS - Williston		N	Y	Acquisition	0	0	0			778
54	Fairfield Inn & Suites - Huntsville		N	Y	Acquisition	0	19,681	3,936	Cash		2,411
55	Walgreens - Clearwater		N	N	Refinance	0	0	Springing			0
56	Shops on Texas		N	Y	Acquisition	65,980	47,767	5,971	Cash		2,020
57	Landover - ExtraSpace Self Storage		N	Y	Refinance	8,304	38,525	4,816	Cash		4,527
58	Baytown Self Storage		N	Y	Refinance	0	102,731	11,415	Cash		6,301
59	Baton Rouge Retail		N	Y	Refinance	0	17,306	2,472	Cash		1,787
59.01	6556 Siegen Lane		N	Y
59.02	9827 Bluebonnet Boulevard		N	Y
60	Days Inn Iselin		N	Y	Refinance	121,000	17,458	9,778	Cash		6,432
61	Okemos Plaza		N	Y	Acquisition	7,500	5,538	5,538	Cash		1,549
62	Fedex - Akron		N	Y	Refinance	26,875	0	Springing			0
63	AllState Self Storage		N	Y	Acquisition	29,500	0	2,917	Cash		670
64	National Self Storage – ELP 9		N	Y	Refinance	0	47,096	6,728	Cash		2,943

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($) (12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	225 & 233 Park Avenue South	Springing			0	Springing	0
2	211 Mount Airy Road	Springing			0	5,103	0	Cash
3	Lakeside Shopping Center	Springing			0	Springing	0
4	Long Island Prime Portfolio - Uniondale	Springing			0	33,207	0	Cash
4.01	RXR Plaza
4.02	Omni
5	Columbia Park Shopping Center	8,881	Cash		0	5,762	350,000	Cash
6	245 Park Avenue	113,500	Cash		47,738	47,738	0	Cash
7	Two Independence Square	Springing			2,500,000	250,000	4,000,000	Cash
8	Yeshiva University Portfolio	Springing			0	19,402	0	Cash
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons	Springing			0	2,332; Springing	100,000	Cash
10	Starwood Capital Group Hotel Portfolio	Springing			0	Amount equal to greater of: (i) 1/12 th of four 4% of the projected annual gross income from operations of the property (ii) amount required by Franchisor.	0	Cash
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza	Springing			537,000	2,295	100,000	Cash
12	University Center Chicago	16,162	Cash		1,385,081	14,700	0	Cash
13	Del Amo Fashion Center	Springing			0	Springing	0
14	Cleveland East Office Portfolio	5,822	Cash		0	6,243	0	Cash
14.01	Landerbrook Corporate Center
14.02	Metropolitan Plaza
15	Crowne Plaza Dallas	26,744	Cash		0	43,863	0	Cash
16	First Stamford Place	Springing			0	15,458	556,493	Cash
17	181 Second Avenue	Springing	Cash		0	Springing	0
18	iStar Leased Fee Portfolio	Springing			0	0	0

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($) (12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK	15,157	Cash		0	65,374	0	Cash
20	Jackson Crossing	3,239	Cash		0	1,020	61,538	Cash
21	York Shopping Center	Springing			0	Springing	0
22	River City Plaza	4,897	Cash		0	1,767	0	Cash
23	Super 8 Resort Portfolio	8,892	Cash		0	1/12th of 5.0% of the annual operating income	0	Cash
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center	4,433	Cash		0	3,109	0	Cash
25	Melville Plaza	1,775	Cash		0	689	0	Cash
26	Hilton Garden Inn Chicago/North Loop	Springing			0	33,648	0	Cash
27	Hampton Inn & Suites Nashville Airport	3,159	Cash		0	Springing	0
28	White Flint - ExtraSpace Self Storage	1,041	Cash		0	1,135	0	Cash
29	SoNo Square	3,393	Cash		0	1,649	0	Cash
30	Village at Peachtree Corners	Springing			0	1,110	0	Cash
31	Sable Pointe Apartments	2,583	Cash		0	3,892	0	Cash
32	Marquis on Memorial	4,920	Cash		0	3,069	110,484	Cash
33	Hampton Inn - Oregon, OH	1,249	Cash		0	9,716	0	Cash
34	Marble Hall Gardens	12,228	Cash		0	9,263	0	Cash
35	Lotte Plaza	Springing			0	Springing	0
36	The Refinery	3,866	Cash		0	702	0	Cash
37	Millersville - ExtraSpace Self Storage	671	Cash		0	1,018	0	Cash
38	Bennett Street Design District	5,146	Cash		78,963	1,323	47,640	Cash
39	Cactus Plaza	1,129	Cash		0	281	0	Cash
40	Hampton Inn & Suites – Minooka	Springing	Cash		0	8,910	0	Cash
41	Daphne Hotel Portfolio	7,969	Cash		0	4.0% of the prior month’s gross Rents	0	Cash
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN	Springing			0	656; Springing	15,752	Cash
43	Fairfield Inn & Suites - Toledo	1,288	Cash		0	7,932	0	Cash
44	Hampton Inn & Suites – Albuquerque	2,926	Cash		0	8,944	0	Cash
45	Holiday Inn Express – Huntsville	Springing	Cash		0	9,222	0	Cash
46	500 South Gravers Road	1,217	Cash		98,469	2,051	0	Cash
47	Palm Ridge Shopping Center	634	Cash		0	289	0	Cash
48	Sam Houston Technology Center	1,115	Cash		0	1,958	0	Cash
49	Camp Creek Pointe	675	Cash		0	311	0	Cash
50	Sandpointe Apartments	Springing			0	Springing	0
51	The Preserve at Tumbling Creek	1,604	Cash		0	2,181	0	Cash
52	Salem Center	Springing			0	905	21,725	Cash
53	CVS - Williston	0	Cash		0	0	0
54	Fairfield Inn & Suites - Huntsville	2,411	Cash		0	5,523	0	Cash
55	Walgreens - Clearwater	Springing			0	Springing	0
56	Shops on Texas	1,010	Cash		0	198	0	Cash
57	Landover - ExtraSpace Self Storage	377	Cash		0	475	0	Cash
58	Baytown Self Storage	3,151	Cash		603	603	0	Cash
59	Baton Rouge Retail	357	Cash		0	330	0	Cash
59.01	6556 Siegen Lane
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin	3,216	Cash		0	6.0% of gross rent for the immediately preceding calendar month	0	Cash
61	Okemos Plaza	774	Cash		0	241	0	Cash
62	Fedex - Akron	Springing			0	323	0	Cash
63	AllState Self Storage	335	Cash		0	429	0	Cash
64	National Self Storage – ELP 9	327	Cash		0	899	0	Cash

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($) (13)	Monthly TI/LC Reserve ($) (13)	TI/LC Reserve Cap ($) (13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC
1	225 & 233 Park Avenue South	8,106,455	Springing	0	Cash		0	0
2	211 Mount Airy Road	0	0	0			0	0
3	Lakeside Shopping Center	0	Springing	0			0	0
4	Long Island Prime Portfolio - Uniondale	3,350,000	199,244	0	Cash		0	0
4.01	RXR Plaza
4.02	Omni
5	Columbia Park Shopping Center	0	21,606	1,200,000	Cash		0	0
6	245 Park Avenue	0	Springing	0			0	0
7	Two Independence Square	0	Springing	0			0	0
8	Yeshiva University Portfolio	0	0	0			0	0
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons	0	13,857	500,000	Cash		0	0
10	Starwood Capital Group Hotel Portfolio	0	0	0			0	0
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza	1,173,154	15,302	550,887	Cash		0	0
12	University Center Chicago	0	0	0			0	0
13	Del Amo Fashion Center	0	Springing	0			0	0
14	Cleveland East Office Portfolio	882,525	41,621	2,500,000	Cash		0	0
14.01	Landerbrook Corporate Center
14.02	Metropolitan Plaza
15	Crowne Plaza Dallas	0	0	0			0	0
16	First Stamford Place	0	168,848	0	Cash		0	0
17	181 Second Avenue	59,493	Springing	0	Cash		0	0
18	iStar Leased Fee Portfolio	0	0	0			0	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($) (13)	Monthly TI/LC Reserve ($) (13)	TI/LC Reserve Cap ($) (13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK	0	0	0			0	0
20	Jackson Crossing	0	8,543; Springing	325,000	Cash		0	0
21	York Shopping Center	0	Springing	0			0	0
22	River City Plaza	0	10,169	700,000	Cash		0	0
23	Super 8 Resort Portfolio	0	0	0			0	0
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center	300,000	12,942	$500,000, reduced to $300,000 if occupancy is at or excesss of 92%	Cash		0	0
25	Melville Plaza	400,000	4,594	400,000	Cash		0	0
26	Hilton Garden Inn Chicago/North Loop	0	0	0			0	0
27	Hampton Inn & Suites Nashville Airport	0	0	0			0	0
28	White Flint - ExtraSpace Self Storage	0	0	0			0	0
29	SoNo Square	0	7,851	0	Cash		0	0
30	Village at Peachtree Corners	500,000	20,833	1,000,000	Cash		0	0
31	Sable Pointe Apartments	0	0	0			0	0
32	Marquis on Memorial	0	0	0			0	0
33	Hampton Inn - Oregon, OH	0	0	0			0	0
34	Marble Hall Gardens	0	364	0	Cash		0	0
35	Lotte Plaza	0	Springing	0			0	0
36	The Refinery	0	326	0	Cash		0	0
37	Millersville - ExtraSpace Self Storage	0	0	0			0	0
38	Bennett Street Design District	100,000	8,271	100,000	Cash		0	0
39	Cactus Plaza	0	2,812; Springing	101,220	Cash		0	0
40	Hampton Inn & Suites – Minooka	0	0	0			0	0
41	Daphne Hotel Portfolio	0	0	0			0	0
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN	0	3,138	0	Cash		0	0
43	Fairfield Inn & Suites - Toledo	0	0	0			0	0
44	Hampton Inn & Suites – Albuquerque	0	0	0			0	0
45	Holiday Inn Express – Huntsville	0	0	0			0	0
46	500 South Gravers Road	0	7,324	351,550	Cash		0	0
47	Palm Ridge Shopping Center	0	1,925	75,000	Cash		0	0
48	Sam Houston Technology Center	210,000	5,970	375,000	Cash		0	0
49	Camp Creek Pointe	100,000	2,815	150,000	Cash		0	0
50	Sandpointe Apartments	0	0	0			0	0
51	The Preserve at Tumbling Creek	0	0	0			0	0
52	Salem Center	0	0	0			0	0
53	CVS - Williston	0	0	0			0	0
54	Fairfield Inn & Suites - Huntsville	0	0	0	Cash		0	0
55	Walgreens - Clearwater	0	Springing	0			0	0
56	Shops on Texas	0	1,815; Springing	85,000	Cash		0	0
57	Landover - ExtraSpace Self Storage	0	0	0			0	0
58	Baytown Self Storage	0	0	0			0	0
59	Baton Rouge Retail	0	0	0			0	0
59.01	6556 Siegen Lane
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin	0	0	0			0	0
61	Okemos Plaza	0	1,250	60,000	Cash		0	0
62	Fedex - Akron	0	1,293	0	Cash		0	0
63	AllState Self Storage	0	0	0			0	0
64	National Self Storage – ELP 9	0	0	0			0	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($) (4)(7)	Other Escrow I (Monthly) ($) (12)	Other Escrow I Cap ($)
1	225 & 233 Park Avenue South		TI/LC/Tenant Concessions Reserve (14,864,252); Remaining Base Costs & Fees Reserve (11,529,288)	26,393,540	0	0
2	211 Mount Airy Road		Tenant Specific TILC Reserve	2,243,437	0	0
3	Lakeside Shopping Center		Ground Rent Reserve	0	Springing	0
4	Long Island Prime Portfolio - Uniondale		Unfunded Obligations	11,598,911	0	0
4.01	RXR Plaza
4.02	Omni
5	Columbia Park Shopping Center			0	0	0
6	245 Park Avenue		Outstanding Rollover Reserve	10,298,441	0	0
7	Two Independence Square		Garage Replacements Reserve	871,097	Springing	0
8	Yeshiva University Portfolio			0	0	0
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons		Rent Concession Reserve	330,677	0	0
10	Starwood Capital Group Hotel Portfolio		Capital Work Reserve (5,883,991); Larkspur Capital Work Reserve (6,385,000)	12,268,991	Springing	0
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza		Dunkin Donuts Reserve Funds	650,000	0	0
12	University Center Chicago		Seasonality Reserve	0	430,018	0
13	Del Amo Fashion Center		Tenant Specific TILC Reserve	7,242,346	0	0
14	Cleveland East Office Portfolio			0	0	0
14.01	Landerbrook Corporate Center
14.02	Metropolitan Plaza
15	Crowne Plaza Dallas		PIP Reserve	4,765,255	Springing	0
16	First Stamford Place		Rent Concession Reserve	4,138,229	0	0
17	181 Second Avenue			0	0	0
18	iStar Leased Fee Portfolio		Ground Rent Funds	0	Springing	0

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($) (4)(7)	Other Escrow I (Monthly) ($) (12)	Other Escrow I Cap ($)
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK		PIP Reserve	281,000	0	0
20	Jackson Crossing			0	0	0
21	York Shopping Center			0	0	0
22	River City Plaza		Cross Wireless Reserve	3,196	0	0
23	Super 8 Resort Portfolio		PIP Reserve	358,676	0	0
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center		Ross Dress for Less Lease Reserve	1,226,576	0	0
25	Melville Plaza			0	0	0
26	Hilton Garden Inn Chicago/North Loop		Seasonality Reserve	0	Springing	0
27	Hampton Inn & Suites Nashville Airport		PIP Reserve	119,900	0	0
28	White Flint - ExtraSpace Self Storage			0	0	0
29	SoNo Square			0	0	0
30	Village at Peachtree Corners		PT Solutions Rollover Reserve Fund	29,845	0	0
31	Sable Pointe Apartments		Specified Capital Reserve Payment	0	4,107	0
32	Marquis on Memorial			0	0	0
33	Hampton Inn - Oregon, OH			0	0	0
34	Marble Hall Gardens		Morgan State Renovation Reserve	1,000,000	0	0
35	Lotte Plaza			0	0	0
36	The Refinery		Restoration Tax Abatement Reserve	770,000	0	0
37	Millersville - ExtraSpace Self Storage			0	0	0
38	Bennett Street Design District			0	0	0
39	Cactus Plaza		Papa John’s Reserve	52,555	0	0
40	Hampton Inn & Suites – Minooka		Seasonality Reserve	39,000	Springing	0
41	Daphne Hotel Portfolio		Seasonal Reserve	108,000	Monthly deposit of $36,000 on each payment date occurring during the period between June and August	0
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN			0	0	0
43	Fairfield Inn & Suites - Toledo			0	0	0
44	Hampton Inn & Suites – Albuquerque		PIP Reserve	0	Springing	0
45	Holiday Inn Express – Huntsville			0	0	0
46	500 South Gravers Road		Rent Abatement Reserve Fund	43,512	0	0
47	Palm Ridge Shopping Center			0	0	0
48	Sam Houston Technology Center		Free Rent Reserve	57,260	0	0
49	Camp Creek Pointe			0	0	0
50	Sandpointe Apartments			0	0	0
51	The Preserve at Tumbling Creek		Condominium Charges	0	21,465	0
52	Salem Center		Springing Major Tenant Reserve	0	Springing	0
53	CVS - Williston			0	0	0
54	Fairfield Inn & Suites - Huntsville		PIP Reserve	878,900	0	0
55	Walgreens - Clearwater			0	0	0
56	Shops on Texas		Anchor Tenant Rollover Reserve	50,000	Springing	100,000
57	Landover - ExtraSpace Self Storage			0	0	0
58	Baytown Self Storage			0	0	0
59	Baton Rouge Retail			0	0	0
59.01	6556 Siegen Lane
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin		Seasonal Reserve	0	Monthly: $5,000 on each payment date occurring in January and October; $10,000 on each payment date occurring in May; $20,000 on each payment date occurring in July and August	0
61	Okemos Plaza			0	0	0
62	Fedex - Akron			0	0	0
63	AllState Self Storage			0	0	0
64	National Self Storage – ELP 9			0	0	0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($) (7)	Other Escrow II (Monthly) ($)
1	225 & 233 Park Avenue South	Cash		Buzzfeed Rollover Reserve Account	0	Springing
2	211 Mount Airy Road	Cash		Rent Concession Reserve	8,514,457	0
3	Lakeside Shopping Center			Tenant Specific TILC / Rent Concession Reserve	Tenant Specific TILC ($7,606,095) / Rent Concession ($1,214,427) Reserve	0
4	Long Island Prime Portfolio - Uniondale	Cash		Ground Rent	110,240	0
4.01	RXR Plaza
4.02	Omni
5	Columbia Park Shopping Center				0	0
6	245 Park Avenue	Cash		MIO Partners Free Rent Reserve	1,133,167	0
7	Two Independence Square	Cash			0	0
8	Yeshiva University Portfolio				0	0
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons	Cash		Tenant Specific TILC Reserve	1,412,951	0
10	Starwood Capital Group Hotel Portfolio	Cash		Ground Rent Reserve Funds	0	Springing
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza	Cash		Free Rent Reserve Funds	10,718	0
12	University Center Chicago	Cash		Tenant Specific TILC Reserve	485,951	0
13	Del Amo Fashion Center	Guaranty		Gap Rent Reserve	828,894	0
14	Cleveland East Office Portfolio				0	0
14.01	Landerbrook Corporate Center
14.02	Metropolitan Plaza
15	Crowne Plaza Dallas	Cash		Seasonality Reserve	184,597	Springing
16	First Stamford Place	Cash		Tenant Specific TILC Reserve	5,248,949	0
17	181 Second Avenue				0	0
18	iStar Leased Fee Portfolio				0	0

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($) (7)	Other Escrow II (Monthly) ($)
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK	Cash			0	0
20	Jackson Crossing				0	0
21	York Shopping Center				0	0
22	River City Plaza	Cash		Mattress King Reserve; Ocean Dental Reserve	0	Matress King Reserve ($6,077); Ocean Dental Reserve ($10,199)
23	Super 8 Resort Portfolio	Cash		Seasonality Reserve	339,000	$339,000 monthly payments in June, July and August
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center	Cash		Shoe Carnival Lease Reserve ($42,790); Smokin Joe’s Lease Reserve ($9,000)	51,790	0
25	Melville Plaza				0	0
26	Hilton Garden Inn Chicago/North Loop				0	0
27	Hampton Inn & Suites Nashville Airport	Cash			0	0
28	White Flint - ExtraSpace Self Storage				0	0
29	SoNo Square				0	0
30	Village at Peachtree Corners	Cash			0	0
31	Sable Pointe Apartments	Cash			0	0
32	Marquis on Memorial				0	0
33	Hampton Inn - Oregon, OH				0	0
34	Marble Hall Gardens	Cash			0	0
35	Lotte Plaza				0	0
36	The Refinery	Cash			0	0
37	Millersville - ExtraSpace Self Storage				0	0
38	Bennett Street Design District				0	0
39	Cactus Plaza	Cash		Free Rent Reserve	24,518	0
40	Hampton Inn & Suites – Minooka	Cash		PIP Reserve	0	Springing
41	Daphne Hotel Portfolio	Cash		PIP Reserve	460,688	0
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN				0	0
43	Fairfield Inn & Suites - Toledo				0	0
44	Hampton Inn & Suites – Albuquerque				0	0
45	Holiday Inn Express – Huntsville				0	0
46	500 South Gravers Road	Cash			0	0
47	Palm Ridge Shopping Center				0	0
48	Sam Houston Technology Center	Cash			0	0
49	Camp Creek Pointe				0	0
50	Sandpointe Apartments				0	0
51	The Preserve at Tumbling Creek	Cash			0	0
52	Salem Center			24 Hour Fitness TILC Reserve	100,000	0
53	CVS - Williston				0	0
54	Fairfield Inn & Suites - Huntsville	Cash			0	0
55	Walgreens - Clearwater				0	0
56	Shops on Texas	Cash			0	0
57	Landover - ExtraSpace Self Storage				0	0
58	Baytown Self Storage				0	0
59	Baton Rouge Retail				0	0
59.01	6556 Siegen Lane
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin	Cash			0	0
61	Okemos Plaza				0	0
62	Fedex - Akron				0	0
63	AllState Self Storage				0	0
64	National Self Storage – ELP 9				0	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback (5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	225 & 233 Park Avenue South	0				Fee
2	211 Mount Airy Road	0	Cash			Fee
3	Lakeside Shopping Center	0	Cash			Fee and Leasehold	Ground Lease 1: 2/28/2056; Ground Lease 2: 8/31/2056	Ground Lease 1: $38,910; Ground Lease 2: $28,800
4	Long Island Prime Portfolio - Uniondale	0	Cash			Leasehold	Various	$1,506,760
4.01	RXR Plaza					Leasehold	4/30/2083	$819,250
4.02	Omni					Leasehold	1/31/2088	$687,510
5	Columbia Park Shopping Center	0				Fee
6	245 Park Avenue	0	Cash			Fee
7	Two Independence Square	0				Fee
8	Yeshiva University Portfolio	0				Fee
8.01	2495 Amsterdam Avenue					Fee
8.02	215 Lexington Avenue					Fee
8.03	2520 Amsterdam Avenue					Fee
8.04	245 Lexington Avenue					Fee
8.05	253 Lexington Avenue					Fee
9	Lincolnshire Commons	0	Cash			Fee
10	Starwood Capital Group Hotel Portfolio	0				Various	Various	Various
10.01	Larkspur Landing Sunnyvale					Fee
10.02	Larkspur Landing Milpitas					Fee
10.03	Larkspur Landing Campbell					Fee
10.04	Larkspur Landing San Francisco					Fee
10.05	Larkspur Landing Pleasanton					Fee
10.06	Larkspur Landing Bellevue					Fee
10.07	Larkspur Landing Sacramento					Fee
10.08	Hampton Inn Ann Arbor North					Fee
10.09	Larkspur Landing Hillsboro					Fee
10.10	Larkspur Landing Renton					Fee
10.11	Holiday Inn Arlington Northeast Rangers Ballpark					Fee
10.12	Residence Inn Toledo Maumee					Fee
10.13	Residence Inn Williamsburg					Fee
10.14	Hampton Inn Suites Waco South					Fee
10.15	Holiday Inn Louisville Airport Fair Expo					Fee
10.16	Courtyard Tyler					Fee
10.17	Hilton Garden Inn Edison Raritan Center					Leasehold	9/30/2076	$275,517
10.18	Hilton Garden Inn St Paul Oakdale					Fee
10.19	Residence Inn Grand Rapids West					Fee
10.20	Peoria, AZ Residence Inn					Fee
10.21	Hampton Inn Suites Bloomington Normal					Fee
10.22	Courtyard Chico					Fee
10.23	Hampton Inn Suites South Bend					Fee
10.24	Hampton Inn Suites Kokomo					Fee
10.25	Courtyard Wichita Falls					Fee
10.26	Hampton Inn Morehead					Fee
10.27	Residence Inn Chico					Fee
10.28	Courtyard Lufkin					Fee
10.29	Hampton Inn Carlisle					Fee
10.30	Springhill Suites Williamsburg					Fee
10.31	Fairfield Inn Bloomington					Fee
10.32	Waco Residence Inn					Fee
10.33	Holiday Inn Express Fishers					Fee
10.34	Larkspur Landing Folsom					Fee
10.35	Springhill Suites Chicago Naperville Warrenville					Fee
10.36	Holiday Inn Express & Suites Paris					Fee
10.37	Toledo Homewood Suites					Fee
10.38	Grand Rapids Homewood Suites					Fee
10.39	Fairfield Inn Laurel					Fee
10.40	Cheyenne Fairfield Inn and Suites					Fee
10.41	Courtyard Akron Stow					Fee
10.42	Towneplace Suites Bloomington					Fee
10.43	Larkspur Landing Roseville					Fee
10.44	Hampton Inn Danville					Fee
10.45	Holiday Inn Norwich					Fee
10.46	Hampton Inn Suites Longview North					Fee
10.47	Springhill Suites Peoria Westlake					Fee
10.48	Hampton Inn Suites Buda					Fee
10.49	Shawnee Hampton Inn					Fee
10.50	Racine Fairfield Inn					Fee
10.51	Hampton Inn Selinsgrove Shamokin Dam					Fee
10.52	Holiday Inn Express & Suites Terrell					Fee
10.53	Westchase Homewood Suites					Fee
10.54	Holiday Inn Express & Suites Tyler South					Fee
10.55	Holiday Inn Express & Suites Huntsville					Fee
10.56	Hampton Inn Sweetwater					Fee
10.57	Comfort Suites Buda Austin South					Fee
10.58	Fairfield Inn & Suites Weatherford					Fee
10.59	Holiday Inn Express & Suites Altus					Fee
10.60	Comfort Inn & Suites Paris					Fee
10.61	Hampton Inn Suites Decatur					Fee
10.62	Holiday Inn Express & Suites Texarkana East					Fee
10.63	Mankato Fairfield Inn					Fee
10.64	Candlewood Suites Texarkana					Fee
10.65	Country Inn & Suites Houston Intercontinental Airport East					Fee
11	Hilltop Plaza	0	Cash			Fee
12	University Center Chicago	0	Cash			Fee
13	Del Amo Fashion Center	0	Guaranty			Fee
14	Cleveland East Office Portfolio	0			2,890,500	Fee
14.01	Landerbrook Corporate Center				2,890,500	Fee
14.02	Metropolitan Plaza				2,890,500	Fee
15	Crowne Plaza Dallas	184,597	Cash			Fee
16	First Stamford Place	0	Cash			Fee
17	181 Second Avenue	0				Fee
18	iStar Leased Fee Portfolio	0				Various	Various	Various

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback (5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
18.01	Hilton Salt Lake					Fee
18.02	DoubleTree Seattle Airport					Fee and Leasehold	1/31/2044	$391,132
18.03	DoubleTree Mission Valley					Fee
18.04	One Ally Center					Fee
18.05	DoubleTree Sonoma					Fee
18.06	DoubleTree Durango					Fee
18.07	Northside Forsyth Hospital Medical Center					Fee
18.08	NASA/JPSS Headquarters					Fee
18.09	Dallas Market Center: Sheraton Suites					Fee
18.10	Dallas Market Center: Marriott Courtyard					Fee
18.11	The Buckler Apartments					Fee
18.12	Lock-Up Self Storage Facility					Fee
19	Crowne Plaza JFK	0				Fee
20	Jackson Crossing	0				Fee
21	York Shopping Center	0				Fee
22	River City Plaza	0	Cash			Fee
23	Super 8 Resort Portfolio	1,017,000	Cash			Fee
23.01	Super 8 Jackson Hole					Fee
23.02	Super 8 Cody					Fee
23.03	Super 8 Coeur d’Alene					Fee
24	Village Shopping Center	0	Cash			Fee
25	Melville Plaza	0				Fee
26	Hilton Garden Inn Chicago/North Loop	0				Fee
27	Hampton Inn & Suites Nashville Airport	0				Fee
28	White Flint - ExtraSpace Self Storage	0				Fee
29	SoNo Square	0				Fee
30	Village at Peachtree Corners	0				Fee
31	Sable Pointe Apartments	0				Fee
32	Marquis on Memorial	0				Fee
33	Hampton Inn - Oregon, OH	0				Fee
34	Marble Hall Gardens	0				Fee
35	Lotte Plaza	0				Fee
36	The Refinery	0				Fee
37	Millersville - ExtraSpace Self Storage	0				Fee
38	Bennett Street Design District	0				Fee
39	Cactus Plaza	0	Cash			Fee
40	Hampton Inn & Suites – Minooka	0				Fee
41	Daphne Hotel Portfolio	0	Cash			Fee
41.01	Comfort Suites Daphne					Fee
41.02	Best Western Plus Daphne					Fee
42	Campbell Station - TN	0				Fee
43	Fairfield Inn & Suites - Toledo	0				Fee
44	Hampton Inn & Suites – Albuquerque	0				Fee
45	Holiday Inn Express – Huntsville	0				Fee
46	500 South Gravers Road	0				Fee
47	Palm Ridge Shopping Center	0				Fee
48	Sam Houston Technology Center	0				Fee
49	Camp Creek Pointe	0				Fee
50	Sandpointe Apartments	0				Fee
51	The Preserve at Tumbling Creek	0				Fee
52	Salem Center	0	Cash			Fee
53	CVS - Williston	0				Fee
54	Fairfield Inn & Suites - Huntsville	0				Fee
55	Walgreens - Clearwater	0				Fee
56	Shops on Texas	0				Fee
57	Landover - ExtraSpace Self Storage	0				Fee
58	Baytown Self Storage	0				Fee
59	Baton Rouge Retail	0				Fee
59.01	6556 Siegen Lane					Fee
59.02	9827 Bluebonnet Boulevard					Fee
60	Days Inn Iselin	0				Fee
61	Okemos Plaza	0				Fee
62	Fedex - Akron	0				Fee
63	AllState Self Storage	0				Fee
64	National Self Storage – ELP 9	0				Fee

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	225 & 233 Park Avenue South		Hard/Springing Cash Management
2	211 Mount Airy Road		Hard/Upfront Cash Management
3	Lakeside Shopping Center	Ground Lease 1: Rent payment based on 6% of value of the land, reassessed every 10 years; Ground Lease 2: Rent payment based on 10% of value of the land, reassessed every 10 years	Hard/Springing Cash Management
4	Long Island Prime Portfolio - Uniondale		Hard/Springing Cash Management
4.01	RXR Plaza
4.02	Omni
5	Columbia Park Shopping Center		Hard/Upfront Cash Management
6	245 Park Avenue		Hard/Springing Cash Management	1,200,000,000	3,720,364	120,000,000	120,000,000	2.58
7	Two Independence Square		Hard/Upfront Cash Management	225,700,000	615,947	61,700,000	61,700,000	2.78
8	Yeshiva University Portfolio		Hard/Upfront Cash Management
8.01	2495 Amsterdam Avenue
8.02	215 Lexington Avenue
8.03	2520 Amsterdam Avenue
8.04	245 Lexington Avenue
8.05	253 Lexington Avenue
9	Lincolnshire Commons		Springing
10	Starwood Capital Group Hotel Portfolio	Various	Soft/Springing Cash Management
10.01	Larkspur Landing Sunnyvale
10.02	Larkspur Landing Milpitas
10.03	Larkspur Landing Campbell
10.04	Larkspur Landing San Francisco
10.05	Larkspur Landing Pleasanton
10.06	Larkspur Landing Bellevue
10.07	Larkspur Landing Sacramento
10.08	Hampton Inn Ann Arbor North
10.09	Larkspur Landing Hillsboro
10.10	Larkspur Landing Renton
10.11	Holiday Inn Arlington Northeast Rangers Ballpark
10.12	Residence Inn Toledo Maumee
10.13	Residence Inn Williamsburg
10.14	Hampton Inn Suites Waco South
10.15	Holiday Inn Louisville Airport Fair Expo
10.16	Courtyard Tyler
10.17	Hilton Garden Inn Edison Raritan Center	Fixed escalations every 5 years
10.18	Hilton Garden Inn St Paul Oakdale
10.19	Residence Inn Grand Rapids West
10.20	Peoria, AZ Residence Inn
10.21	Hampton Inn Suites Bloomington Normal
10.22	Courtyard Chico
10.23	Hampton Inn Suites South Bend
10.24	Hampton Inn Suites Kokomo
10.25	Courtyard Wichita Falls
10.26	Hampton Inn Morehead
10.27	Residence Inn Chico
10.28	Courtyard Lufkin
10.29	Hampton Inn Carlisle
10.30	Springhill Suites Williamsburg
10.31	Fairfield Inn Bloomington
10.32	Waco Residence Inn
10.33	Holiday Inn Express Fishers
10.34	Larkspur Landing Folsom
10.35	Springhill Suites Chicago Naperville Warrenville
10.36	Holiday Inn Express & Suites Paris
10.37	Toledo Homewood Suites
10.38	Grand Rapids Homewood Suites
10.39	Fairfield Inn Laurel
10.40	Cheyenne Fairfield Inn and Suites
10.41	Courtyard Akron Stow
10.42	Towneplace Suites Bloomington
10.43	Larkspur Landing Roseville
10.44	Hampton Inn Danville
10.45	Holiday Inn Norwich
10.46	Hampton Inn Suites Longview North
10.47	Springhill Suites Peoria Westlake
10.48	Hampton Inn Suites Buda
10.49	Shawnee Hampton Inn
10.50	Racine Fairfield Inn
10.51	Hampton Inn Selinsgrove Shamokin Dam
10.52	Holiday Inn Express & Suites Terrell
10.53	Westchase Homewood Suites
10.54	Holiday Inn Express & Suites Tyler South
10.55	Holiday Inn Express & Suites Huntsville
10.56	Hampton Inn Sweetwater
10.57	Comfort Suites Buda Austin South
10.58	Fairfield Inn & Suites Weatherford
10.59	Holiday Inn Express & Suites Altus
10.60	Comfort Inn & Suites Paris
10.61	Hampton Inn Suites Decatur
10.62	Holiday Inn Express & Suites Texarkana East
10.63	Mankato Fairfield Inn
10.64	Candlewood Suites Texarkana
10.65	Country Inn & Suites Houston Intercontinental Airport East
11	Hilltop Plaza		Hard/Springing Cash Management
12	University Center Chicago		Hard/Upfront Cash Management
13	Del Amo Fashion Center		Hard/Springing Cash Management	585,000,000	1,807,796	125,700,000	125,700,000	2.74
14	Cleveland East Office Portfolio		Hard/Springing Cash Management
14.01	Landerbrook Corporate Center
14.02	Metropolitan Plaza
15	Crowne Plaza Dallas		Hard/Springing Cash Management
16	First Stamford Place		Hard/Springing Cash Management
17	181 Second Avenue		Hard/Springing Cash Management
18	iStar Leased Fee Portfolio	Various	Hard/Springing Cash Management

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
18.01	Hilton Salt Lake
18.02	DoubleTree Seattle Airport	Increased by CPI every 5 years
18.03	DoubleTree Mission Valley
18.04	One Ally Center
18.05	DoubleTree Sonoma
18.06	DoubleTree Durango
18.07	Northside Forsyth Hospital Medical Center
18.08	NASA/JPSS Headquarters
18.09	Dallas Market Center: Sheraton Suites
18.10	Dallas Market Center: Marriott Courtyard
18.11	The Buckler Apartments
18.12	Lock-Up Self Storage Facility
19	Crowne Plaza JFK		Hard/Springing Cash Management
20	Jackson Crossing		Springing
21	York Shopping Center		Springing
22	River City Plaza		Hard/Upfront Cash Management
23	Super 8 Resort Portfolio		Hard/Springing Cash Management
23.01	Super 8 Jackson Hole
23.02	Super 8 Cody
23.03	Super 8 Coeur d’Alene
24	Village Shopping Center		Hard/Springing Cash Management
25	Melville Plaza		Springing
26	Hilton Garden Inn Chicago/North Loop		Hard/Springing Cash Management
27	Hampton Inn & Suites Nashville Airport		Springing
28	White Flint - ExtraSpace Self Storage		None
29	SoNo Square		Hard/Springing Cash Management
30	Village at Peachtree Corners		Hard/Springing Cash Management
31	Sable Pointe Apartments		Springing
32	Marquis on Memorial		Springing
33	Hampton Inn - Oregon, OH		Springing
34	Marble Hall Gardens		Soft/Springing Cash Management
35	Lotte Plaza		None
36	The Refinery		Springing
37	Millersville - ExtraSpace Self Storage		None
38	Bennett Street Design District		Springing
39	Cactus Plaza		Springing
40	Hampton Inn & Suites – Minooka		Springing
41	Daphne Hotel Portfolio		Hard/Springing Cash Management
41.01	Comfort Suites Daphne
41.02	Best Western Plus Daphne
42	Campbell Station - TN		Springing
43	Fairfield Inn & Suites - Toledo		Springing
44	Hampton Inn & Suites – Albuquerque		Springing
45	Holiday Inn Express – Huntsville		Springing
46	500 South Gravers Road		Hard/Springing Cash Management
47	Palm Ridge Shopping Center		Springing
48	Sam Houston Technology Center		Hard/Springing Cash Management
49	Camp Creek Pointe		None
50	Sandpointe Apartments		None
51	The Preserve at Tumbling Creek		Springing
52	Salem Center		Springing
53	CVS - Williston		Hard/Springing Cash Management
54	Fairfield Inn & Suites - Huntsville		Springing
55	Walgreens - Clearwater		Springing
56	Shops on Texas		Hard/Springing Cash Management
57	Landover - ExtraSpace Self Storage		None
58	Baytown Self Storage		Springing
59	Baton Rouge Retail		Hard/Springing Cash Management
59.01	6556 Siegen Lane
59.02	9827 Bluebonnet Boulevard
60	Days Inn Iselin		Hard/Springing Cash Management
61	Okemos Plaza		Hard/Springing Cash Management
62	Fedex - Akron		Springing
63	AllState Self Storage		Springing
64	National Self Storage – ELP 9		None

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor (11)	Affiliated Sponsors	Mortgage Loan Number
1	225 & 233 Park Avenue South					195,000,000	Orda Management Corporation		1
2	211 Mount Airy Road						HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; HGGP Capital XI, LLC		2
3	Lakeside Shopping Center						Jeffrey J. Feil		3
4	Long Island Prime Portfolio - Uniondale					45,970,000	RXR Realty LLC		4
4.01	RXR Plaza					26,900,000			4.01
4.02	Omni					19,070,000			4.02
5	Columbia Park Shopping Center					7,958,333	Forest City Realty Trust, Inc.		5
6	245 Park Avenue	2.45	54.3%	9.6%	9.1%	568,000,000	HNA Group		6
7	Two Independence Square	2.76	60.2%	9.1%	9.0%				7
8	Yeshiva University Portfolio						Yeshiva University		8
8.01	2495 Amsterdam Avenue								8.01
8.02	215 Lexington Avenue								8.02
8.03	2520 Amsterdam Avenue								8.03
8.04	245 Lexington Avenue								8.04
8.05	253 Lexington Avenue								8.05
9	Lincolnshire Commons						Andrew Hochberg, Marc Blum		9
10	Starwood Capital Group Hotel Portfolio						Starwood Capital Group Global, L.P.		10
10.01	Larkspur Landing Sunnyvale								10.01
10.02	Larkspur Landing Milpitas								10.02
10.03	Larkspur Landing Campbell								10.03
10.04	Larkspur Landing San Francisco								10.04
10.05	Larkspur Landing Pleasanton								10.05
10.06	Larkspur Landing Bellevue								10.06
10.07	Larkspur Landing Sacramento								10.07
10.08	Hampton Inn Ann Arbor North								10.08
10.09	Larkspur Landing Hillsboro								10.09
10.10	Larkspur Landing Renton								10.10
10.11	Holiday Inn Arlington Northeast Rangers Ballpark								10.11
10.12	Residence Inn Toledo Maumee								10.12
10.13	Residence Inn Williamsburg								10.13
10.14	Hampton Inn Suites Waco South								10.14
10.15	Holiday Inn Louisville Airport Fair Expo								10.15
10.16	Courtyard Tyler								10.16
10.17	Hilton Garden Inn Edison Raritan Center								10.17
10.18	Hilton Garden Inn St Paul Oakdale								10.18
10.19	Residence Inn Grand Rapids West								10.19
10.20	Peoria, AZ Residence Inn								10.20
10.21	Hampton Inn Suites Bloomington Normal								10.21
10.22	Courtyard Chico								10.22
10.23	Hampton Inn Suites South Bend								10.23
10.24	Hampton Inn Suites Kokomo								10.24
10.25	Courtyard Wichita Falls								10.25
10.26	Hampton Inn Morehead								10.26
10.27	Residence Inn Chico								10.27
10.28	Courtyard Lufkin								10.28
10.29	Hampton Inn Carlisle								10.29
10.30	Springhill Suites Williamsburg								10.30
10.31	Fairfield Inn Bloomington								10.31
10.32	Waco Residence Inn								10.32
10.33	Holiday Inn Express Fishers								10.33
10.34	Larkspur Landing Folsom								10.34
10.35	Springhill Suites Chicago Naperville Warrenville								10.35
10.36	Holiday Inn Express & Suites Paris								10.36
10.37	Toledo Homewood Suites								10.37
10.38	Grand Rapids Homewood Suites								10.38
10.39	Fairfield Inn Laurel								10.39
10.40	Cheyenne Fairfield Inn and Suites								10.40
10.41	Courtyard Akron Stow								10.41
10.42	Towneplace Suites Bloomington								10.42
10.43	Larkspur Landing Roseville								10.43
10.44	Hampton Inn Danville								10.44
10.45	Holiday Inn Norwich								10.45
10.46	Hampton Inn Suites Longview North								10.46
10.47	Springhill Suites Peoria Westlake								10.47
10.48	Hampton Inn Suites Buda								10.48
10.49	Shawnee Hampton Inn								10.49
10.50	Racine Fairfield Inn								10.50
10.51	Hampton Inn Selinsgrove Shamokin Dam								10.51
10.52	Holiday Inn Express & Suites Terrell								10.52
10.53	Westchase Homewood Suites								10.53
10.54	Holiday Inn Express & Suites Tyler South								10.54
10.55	Holiday Inn Express & Suites Huntsville								10.55
10.56	Hampton Inn Sweetwater								10.56
10.57	Comfort Suites Buda Austin South								10.57
10.58	Fairfield Inn & Suites Weatherford								10.58
10.59	Holiday Inn Express & Suites Altus								10.59
10.60	Comfort Inn & Suites Paris								10.60
10.61	Hampton Inn Suites Decatur								10.61
10.62	Holiday Inn Express & Suites Texarkana East								10.62
10.63	Mankato Fairfield Inn								10.63
10.64	Candlewood Suites Texarkana								10.64
10.65	Country Inn & Suites Houston Intercontinental Airport East								10.65
11	Hilltop Plaza						Gary D. Rappaport		11
12	University Center Chicago						UCC Chicago Acquisition Partner LLC; Blue Vista Capital Management, LLC		12
13	Del Amo Fashion Center	2.63	50.6%	10.1%	9.7%		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		13
14	Cleveland East Office Portfolio						Shelbourne Global Solutions, LLC		14
14.01	Landerbrook Corporate Center								14.01
14.02	Metropolitan Plaza								14.02
15	Crowne Plaza Dallas						Terry D. Tognazzini		15
16	First Stamford Place					16,000,000	Empire State Realty OP, L.P.		16
17	181 Second Avenue						Downtown Properties Holdings, LLC		17
18	iStar Leased Fee Portfolio						iStar Inc.		18

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor (11)	Affiliated Sponsors	Mortgage Loan Number
18.01	Hilton Salt Lake								18.01
18.02	DoubleTree Seattle Airport								18.02
18.03	DoubleTree Mission Valley								18.03
18.04	One Ally Center								18.04
18.05	DoubleTree Sonoma								18.05
18.06	DoubleTree Durango								18.06
18.07	Northside Forsyth Hospital Medical Center								18.07
18.08	NASA/JPSS Headquarters								18.08
18.09	Dallas Market Center: Sheraton Suites								18.09
18.10	Dallas Market Center: Marriott Courtyard								18.10
18.11	The Buckler Apartments								18.11
18.12	Lock-Up Self Storage Facility								18.12
19	Crowne Plaza JFK					4,300,000	Allen Gross		19
20	Jackson Crossing						Vito F. Cardinale; Nicholas Ponzio; Frank J. Mozino		20
21	York Shopping Center						E. Stanley Kroenke		21
22	River City Plaza						Vector Securities Corporation		22
23	Super 8 Resort Portfolio						Frank Cuiffo; Ronald Steward		23
23.01	Super 8 Jackson Hole								23.01
23.02	Super 8 Cody								23.02
23.03	Super 8 Coeur d’Alene								23.03
24	Village Shopping Center						David H. Lee		24
25	Melville Plaza						Michael B. Willner		25
26	Hilton Garden Inn Chicago/North Loop						United Capital Corp.		26
27	Hampton Inn & Suites Nashville Airport						Pratapkumar B. Patel; Yogendrakumar H. Patel; Jayshree Patel; Rashmi Patel; Urvashi H. Patel		27
28	White Flint - ExtraSpace Self Storage						Larry S. Goldberg, Laurie L. Goldberg, Yale L. Goldberg	Y - Group 1	28
29	SoNo Square						David A. Waldman		29
30	Village at Peachtree Corners						Starpoint Properties, LLC		30
31	Sable Pointe Apartments						Arman Soltani; Ali Soltani		31
32	Marquis on Memorial						Josef C. Loeffler		32
33	Hampton Inn - Oregon, OH						Jabbar Yousif; Saad Roumaya; Francis Shallal	Y - Group 2	33
34	Marble Hall Gardens						Harmonia Hopkins LLC; Harmonia Capital USA, Inc.; Tong Gao		34
35	Lotte Plaza						Richard J. Demmitt; Victor J. Lancelotta; Lancelotta Investment Partnership LLLP		35
36	The Refinery						Christian M. Cancienne		36
37	Millersville - ExtraSpace Self Storage						Michael D. Goldberg, Yale L. Goldberg	Y - Group 1	37
38	Bennett Street Design District						Jack D. Brown, Steven H. Fuller JR., Gregg Loomis, Truette T. Stubbs		38
39	Cactus Plaza						Andrew J. Sobel		39
40	Hampton Inn & Suites – Minooka						Bruce Kinseth; Leslie Kinseth; Gary Kinseth; Linda Skinner		40
41	Daphne Hotel Portfolio						Anil Patel; Raman Patel; Rajendra Desai		41
41.01	Comfort Suites Daphne								41.01
41.02	Best Western Plus Daphne								41.02
42	Campbell Station - TN						John E. Young		42
43	Fairfield Inn & Suites - Toledo						Jabbar Yousif; Saad Roumaya	Y - Group 2	43
44	Hampton Inn & Suites – Albuquerque						Anthony Jon Sherman		44
45	Holiday Inn Express – Huntsville						Kemmons Wilson Companies, LLC; Thomas G. Bartlett; William A. Owings; Douglas L. Owings		45
46	500 South Gravers Road						Moses Y. Samet		46
47	Palm Ridge Shopping Center						Sabri Salim		47
48	Sam Houston Technology Center						Ellen Kwiatkowski		48
49	Camp Creek Pointe						Mark Rafeh; John Proia; Daniel Harrington		49
50	Sandpointe Apartments						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts		50.00
51	The Preserve at Tumbling Creek						Paul Martorana		51
52	Salem Center						Rudy Nodar		52
53	CVS - Williston						Stephen R. Colen, Helen S. Colen		53
54	Fairfield Inn & Suites - Huntsville						Shreyas Patel		54
55	Walgreens - Clearwater						Steven Frank		55
56	Shops on Texas						Richard A. Papapietro, Jr.		56
57	Landover - ExtraSpace Self Storage						Larry S. Goldberg, Laurie L. Goldberg, Yale L. Goldberg	Y - Group 1	57
58	Baytown Self Storage						Archie Tracy		58
59	Baton Rouge Retail						Perri & Ben Goldenhersh		59
59.01	6556 Siegen Lane								59.01
59.02	9827 Bluebonnet Boulevard								59.02
60	Days Inn Iselin						Anisha Jasani; Barkat Jasani		60
61	Okemos Plaza						Dana Linkner		61
62	Fedex - Akron						NAV		62
63	AllState Self Storage						NAV		63
64	National Self Storage – ELP 9						Richard D. Holdridge; Sue Holdridge		64

A-1-36

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “Barclays” denotes Barclays Bank PLC, “AREF” denotes Argentic Real Estate Finance LLC, “Natixis” denotes Natixis Real Estate Capital LLC and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #3 (Lakeside Shopping Center), the second largest tenant (229,520 square feet), representing 18.9% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #6 (245 Park Avenue), the Number of Units is based on 1,723,993 contractual square feet for the mortgaged property. In accordance with current Real Estate Board of New York standards, the remeasured net rentable square feet for the mortgaged property is 1,779,515 remeasured square feet consisting of 1,720,136 remeasured square feet of office space, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 1,779,515 remeasured square feet is the basis for future leasing at the mortgaged property.

For mortgage loan #11 (Hilltop Plaza), the Number of Units include 22,451 square feet, representing 12.2% of net rentable square feet, leased to three tenants that lease the collateral pad sites and the improvements built on the pad sites are owned by the tenants.

For mortgage loan #13 (Del Amo Fashion Center), the second largest tenant (138,000 square feet), representing 7.8% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #20 (Jackson Crossing), the Number of Units and Occupancy Rate excludes 20,850 square feet associated with three tenants who lease the collateral pad sites and own their own improvements. The Occupancy Rate including these three tenants is 94.9%.

For mortgage loan #21 (York Shopping Center), the Number of Units does not include 99,956 square feet of space that is occupied by the tenant, Bon Ton, who utilizes the space as office space. The office space is intended to be separated from the property on a future date, most likely through a condominium form of property ownership. This space is therefore not included in the overall square footage for the property and has been underwritten as vacant.

For mortgage loan #29 (SoNo Square), the Number of Units include 58,293 square feet of retail space, and 35,919 square feet of office space.

For mortgage loan #36 (The Refinery), the Number of Units does not include the mortgaged property’s three commercial units (7,824 square feet).

(3)	For mortgage loan #4 (Long Island Prime Portfolio – Uniondale), the Grace Period Late (Days) is five days once per calendar year for late payments, excluding the maturity date payment.

For mortgage loan #21 (York Shopping Center), the Grace Period Late (Days) is five days once per calendar year for late payments, excluding maturity date payment.

(4)	For mortgage loan #1 (225 & 233 Park Avenue South), the Appraised Value represents the as-is value assuming that the remaining contractual obligations of $32,435,604 have been escrowed for upfront and that the largest tenant has signed a letter of intent to expand on the 6th and 7th floors. The remaining contractual obligations have been reserved for and the largest tenant has signed a lease amendment to expand on the 6th and 7th floors.

A-1-37

For mortgage loan #2 (211 Mount Airy Road), the Appraised Value assumes an escrow account was established for outstanding tenant improvements, leasing commissions and free rent. Reserves totalling $10,757,894 were taken at closing, representing the outstanding tenant improvements, leasing commissions and free rent.

For mortgage loan #10 (Starwood Capital Group Hotel Portfolio), the Appraised Value reflects a portfolio premium attributed to the aggregate value of the Starwood Capital Group Hotel Portfolio as a whole. The sum of the Appraised Value of each of the mortgaged properties individually is $889,200,000. The Cut-off Date LTV and LTV Ratio at Maturity or ARD based on the $889,200,000 mortgaged properties Appraised Value is 64.9%. In addition, the Appraised Value for the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn and Racine Fairfield Inn mortgaged properties are “As Renovated”, which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date. A $5,883,991 escrow for, among other things, the outstanding capital improvements to the aforementioned nine mortgaged properties, was deposited at origination. The sum of the as is appraised values of the mortgaged properties individually is $884,700,000. The Cut-off Date LTV and LTV Ratio at Maturity or ARD based on the $884,700,000 as is appraised value is 65.3%, based on the Starwood Capital Group Hotel Portfolio Whole Loan.

For mortgage loan #15 (Crowne Plaza Dallas), the Appraised Value assumes the performance improvement plan, schedule to be completed, has been completed. A $4,765,255 reserve was taken at closing, representing the outstanding performance improvement plan. The appraised value assuming the performance improvement plan has not been completed is $38,900,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $38,900,000 appraised value are 69.4% and 61.0%, respectively.

For mortgage loan #19 (Crowne Plaza JFK), the Appraised Value assumes the performance improvement plan (“PIP”), which is expected to be completed by October 2017, has been completed. A $281,000 reserve (125% of the estimated PIP cost) was taken at origination.

For mortgage loan #23 (Super 8 Resort Portfolio), the Appraised Values for the Super 8 Cody mortgaged property and the Super 8 Coeur d’Alene mortgaged property assume the respective performance improvement plans (“PIP”), which are expected to be completed by February 2018, have been completed. A $358,676 reserve (125% of the combined estimated PIP cost for both mortgaged properties) was taken at origination.

For mortgage loan #41 (Daphne Hotel Portfolio), the Appraised Value assumes the anticipated completion of the currently ongoing work associated with a property improvement plan (“PIP”). At origination, the borrower deposited $460,688 into a PIP reserve account to comply with current Best Western brand standards (with respect to the Best Western Plus Daphne property) and to comply with a franchisor-mandated PIP (with respect to the Comfort Suites Daphne). The PIP work with respect to the Best Western Plus Daphne property is expected to be completed by November 30, 2019. The PIP work with respect to the Comfort Suites Daphne property is expected to be completed by April 30, 2021.

For mortgage loan #54 (Fairfield Inn & Suites – Huntsville), the Appraised Value assumes the performance improvement plan (“PIP”), which is scheduled to be completed in the first quarter of 2018, has been completed. An $878,900 reserve (110% of the estimated PIP costs) was taken at origination. The appraised value assuming the PIP has not been completed is $5,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $5,000,000 appraised value are 79.4% and 64.4%, respectively.

A-1-38

(5)	For mortgage loan #14 (Cleveland East Office Portfolio), All LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $42,000,000. Provided there has been no event of default, the Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum net cash flow debt yield of 11.0% based on the full loan amount; (ii) the execution of a new lease for the entirety of the suite 100 space (18,050 square feet) or suite 150 space (4,484 square feet) at the Landerbrook Corporate Center mortgaged property for an initial term of at least five years with a minimum base rent of $23.50 per square foot (exclusive of any adjustments for free rent, if any); (iii) all leasing expenses have been paid in full; and (iv) the tenant under such lease has commenced paying full unabated rent. In the event that the borrower has only satisfied conditions (ii) through (iv) above with respect to one of the two spaces, the amount released will be based on the pro rata portion attributable to such space. If the Holdback has not been released by April 6, 2022, the lender may apply the unreleased proceeds to pay down the loan. Assuming the full Holdback balance is applied to the full loan amount of $42,000,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W Cut-off Date NOI Debt Yield and U/W Cut-off Date NCF Debt Yield are 65.2%, 61.1%, 1.88x, 1.66x, 12.4% and 11.0%, respectively.

(6)	For mortgage loan #1 (225 & 233 Park Avenue South), the mortgage loan represents Note A-1, one of four pari passu notes, which have a combined Cut-off Date Balance of $235,000,000. Notes A-2, A-3, and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “225 & 233 Park Avenue South Whole Loan”). Note A-1 represents the controlling interest in the 225 & 233 Park Avenue South Whole Loan.

For mortgage loan #3 (Lakeside Shopping Center), the mortgage loan represents Note A-2 of three pari passu notes, which have a combined Cut-off Date Balance of $175,000,000. Notes A-1 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “Lakeside Shopping Center Whole Loan”). Note A-2 represents a non-controlling interest in the Lakeside Shopping Center Whole Loan.

For mortgage loan #4 (Long Island Prime Portfolio - Uniondale), the mortgage loan represents Note A-2-1, one of four pari passu notes, which have a combined Cut-off Date Balance of $197,950,000. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-2-1 and A-2-2 in the aggregate (the “Long Island Prime Portfolio - Uniondale Whole Loan”). Notes A-2-1 represents the non-controlling interest in the Long Island Prime Portfolio - Uniondale Whole Loan.

For mortgage loan #5 (Columbia Park Shopping Center), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $62,700,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Columbia Park Shopping Center Whole Loan”). Note A-1 represents a controlling interest in the Columbia Park Shopping Center Whole Loan.

For mortgage loan #6 (245 Park Avenue), the mortgage loan is evidenced by Note A-2-B-3-A, one of twenty-one senior pari passu notes, which have a combined Cut-Off Date Balance of $1,080,000,000. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2 , A-2-B-3-B, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-1 and A-2-E-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF figures presented are based on Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2 , A-2-B-3-A, A-2-B-3-B, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-1 and A-2-E-2 in the aggregate (the “245 Park Avenue Senior Whole Loan”). Notes A-2-B-3-A represents a non-controlling interest in the 245 Park Avenue Senior Whole Loan.

A-1-39

For mortgage loan #7 (Two Independence Square), the mortgage loan is evidenced by Note A-3-A, one of four senior pari passu notes, which have a combined Cut-Off Date Balance of $164,000,000. Notes A-1, A-2, and A-3-B will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF figures presented are based on Note A-1, Note A-2, Note A-3-A, and Note A-3-B in the aggregate (the “Two Independence Square Senior Loan”). Note A-3-A represents a non-controlling interest in the Two Independence Square Senior Loan.

For mortgage loan #8 (Yeshiva University Portfolio), the mortgage loan represents Note A-2 of four pari passu notes, which have a combined Cut-off Date Balance of $140,000,000. Notes A-1, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Yeshiva University Portfolio Whole Loan”). Note A-2 represents a non-controlling interest in the Yeshiva University Whole Loan.

For mortgage loan #10 (Starwood Capital Group Hotel Portfolio), the mortgage loan represents Note A-6-1, one of 21 pari passu notes, which have a combined Cut-off Date Balance of $577,270,000. The other pari passu notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on the pari passu notes in the aggregate (the “Starwood Capital Group Hotel Portfolio Whole Loan”). Note A-6-1 represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Whole Loan.

For mortgage loan #12 (University Center Chicago), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $120,600,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “University Center Chicago Whole Loan”). Note A-2 represents a non-controlling interest in the University Center Chicago Whole Loan.

For mortgage loan #13 (Del Amo Fashion Center), the mortgage loan represents Notes A-2-2-A and B-2-2-A, two of 34 pari passu notes, which have a combined Cut-off Date Balance of $459,300,000. The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “Del Amo Fashion Center Senior Loan”). Notes A-2-2-A and B-2-2-A represent non-controlling interests in the Del Amo Fashion Center Senior Loan.

For mortgage loan #14 (Cleveland East Office Portfolio), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $42,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Cleveland East Office Portfolio Whole Loan”). Note A-1 represents a controlling interest in the Cleveland East Office Portfolio Whole Loan.

For mortgage loan #16 (First Stamford Place), the mortgage loan represents Note A-2-B of five pari passu notes, which have a combined Cut-off Date Balance of $164,000,000. Notes A-1-A, A-1-B, A-1-C and A-2-A are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1-A, A-1-B, A-1-C, A-2-A and A-2-B in the aggregate (the “First Stamford Place Whole Loan”). Note A-2-B represents a non-controlling interest in the First Stamford Place Whole Loan.

For mortgage loan #18 (iStar Leased Fee Portfolio), the mortgage loan represents Note A-1-3-1, one of six pari passu notes, which have a combined Cut-off Date Balance of $227,000,000. Notes A-1-1, A-1-2, A-1-3-2, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-1-3-1, A-1-3-2, A-2 and A-3 in the aggregate (the “iStar Leased Fee Portfolio Whole Loan”). Note A-1-3-1 represents a non-controlling interest in the iStar Leased Fee Portfolio Whole Loan.

A-1-40

For mortgage loan #19 (Crowne Plaza JFK), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $40,500,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Crowne Plaza JFK Whole Loan”). Note A-2 represents a controlling interest in the Crowne Plaza JFK Whole Loan.

For mortgage loan #26 (Hilton Garden Inn Chicago/North Loop), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $33,919,586. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Hilton Garden Inn Chicago/North Loop Whole Loan”). Note A-2 represents a non-controlling interest in the Hilton Garden Inn Chicago/North Loop Whole Loan.

For mortgage loan #34 (Marble Hall Gardens), the mortgage loan is evidenced by Notes A-2, one of two pari passu notes, which have a combined Cut-Off Date Balance of $21,451,512. Note A-1 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and Note A-2 in the aggregate (the “Marble Hall Gardens Whole Loan”). Notes A-2 represents a non-controlling interest in the Marble Hall Gardens Whole Loan.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (225 & 233 Park Avenue South), the largest tenant (266,460 square feet), representing 39.4% of net rentable square feet, recently expanded to the 6th and 7th floors (67,011 square feet) and the 8th floor (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. The free rent for the 6th and 7th floor spaces expires in December 2018 and the free rent for the 8th floor space expires in May 2018. The second largest tenant (194,123 square feet), representing 28.7% of the net rentable square feet, is receiving 16 months of free rent through September 2018. The fourth largest tenant (10,961 square feet), representing 1.6% of the net rentable square feet is receiving 10 months of free rent through March 2018. All free rent amounts were deposited into escrow by the borrower on the origination date.

For mortgage loan #2 (211 Mount Airy Road), the sole tenant (306,194 square feet), representing 100.0% of net rentable square feet, has rent abatements on a portion of its space through February 2021. An $8,514,457 reserve was taken at closing, representing outstanding rent abatements.

For mortgage loan #3 (Lakeside Shopping Center), the fifth largest tenant (34,722 square feet), representing 2.9% of net rentable square feet, has abated rent through May 2018. A reserve was taken at closing representing the outstanding rent abatement.

For mortgage loan #4 (Long Island Prime Portfolio – Uniondale), the largest tenant (96,325 square feet), representing 5.5% of net rentable square feet, has an rent abatement period from January 2021 to March 2021 and January 2025 to February 2025 for a total rent abatement amount of $1,538,196. The second largest tenant (90,877 square feet), representing 5.2% of net rentable square feet, has a 50% rent abatement period from January 2017 to December 2018 for a total rent abatement amount of $1,580,230. The third largest tenant (84,736 square feet), representing 4.8% of net rentable square feet, has an approximately $6,000/month rent abatement period from March 2021 to June 2023, for a total rent abatement amount of $168,857. The fifth largest tenant (67,109 square feet), representing 3.8% of net rentable square feet, has a rent abatement period December 2018, for a total rent abatement amount of $90,956. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

A-1-41

For mortgage loan #6 (245 Park Avenue), the largest tenant (562,347 contractual square feet), representing 32.6% of net rentable square feet, subleases 72,850 contractual square feet to two subtenants. The second largest tenant (225,438 contractual square feet), representing 13.1% of contractual net rentable square feet subleases 189,686 square feet to four subtenants. The Number of Units for the second largest tenant does not include the 562,347 square feet subleased to Societe Generale. The third largest tenant (220,565 contractual square feet), representing 12.8% of net rentable square feet, subleases 72,750 square feet to three subtenants. The third largest tenant also announced plans to vacate its space at the mortgaged property upon lease expiration, October 31, 2022 and executed a lease at another location with an intended move-in date in 2019. U/W Revenues include the third largest tenant.

For mortgage loan #14 (Cleveland East Office Portfolio), the largest tenant at the Metropolitan Plaza mortgaged property (86,183 square feet), representing 17.3% of the entire portfolio , is not utilizing approximately 10,200 square feet of its space.

For mortgage loan #16 (First Stamford Place), the largest tenant (137,584 square feet), representing 17.0% of net rentable square feet, subleases 47,015 square feet, expiring September 30, 2024. In addition, the largest tenant subleases 10,884 square feet for an annual base rent of $261,216 ($24.00 per square foot, expiring September 29, 2024). The second largest tenant (101,619 square feet), representing 12.5% of net rentable square feet, subleases 3,259 square feet for an annual base rent of $97,770 ($30.00 per square foot, expiring May 31, 2018). The third largest tenant (56,690 square feet), representing 7.0% of net rentable square feet, has free rent through January 2019. A reserve was taken at closing representing the outstanding free rent.

For mortgage loan #17 (181 Second Avenue), the largest tenant (11,200 square feet), representing 16.2% of net rentable square feet, subleases 878 square feet of their space to Cornerstone Title Company with sublease rent of 7.84% of current lease rent payment and sublease expiration date of January 31, 2021. The second largest tenant (9,355 contractual square feet), representing 13.5% of net rentable square feet, subleases approximately 1,031 sf of their space to Armory Inc. commencing May 2017 with a one-year term and MTM thereafter. The subtenant’s rent is $5,000 per month plus $400 per month for utilities. Additionally, the subtenant is allotted 5 parking spaces at $55 per month.

For mortgage loan #46 (500 South Gravers Road), the third largest tenant (12,432 square feet), representing 17.7% of the net rentable square feet, has a rent abatement from April 2019 through May 2019. A $43,512 reserve was established at origination, representing the outstanding rent abatement.

For mortgage loan #48 (Sam Houston Technology Center), the largest tenant (26,550 square feet), representing 46.3% of the net rentable square feet, has a rent abatement in December 2017. A $57,260 reserve was established at origination, representing the outstanding rent abatement.

(8)	For mortgage loan #8 (Yeshiva University Portfolio), the mortgaged properties are leased to Yeshiva University pursuant to a twenty-year triple-net unitary lease that was executed at origination. As such, historical financial information for the mortgaged properties is not available.

(9)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (225 & 233 Park Avenue South), the largest tenant (266,460 square feet), representing 39.4% of net rentable square feet, has the one-time right to terminate its lease effective March 31, 2024 by providing the landlord with written notice on or before September 30, 2022 and a termination payment of $32,991,937.

A-1-42

For mortgage loan #2 (211 Mount Airy Road), the sole tenant (306,194 square feet), representing 100.0% of net rentable square feet, may terminate its lease as of January 31, 2029 upon providing 12 months’ written notice and payment of a termination fee equal to $34,178,013.

For mortgage loan #3 (Lakeside Shopping Center), the second largest tenant (229,520 square feet), representing 18.9% of net rentable square feet, may terminate its lease on or after October 21, 2018, upon providing 180 days’ written notice and payment of a termination fee equal to the lesser of the remaining annual fixed rent payable and 24 months of base rent payable subsequent to the termination date. The third largest tenant (203,410 square feet), representing 16.8% of net rentable square feet, may terminate its lease at any time upon providing 180 days’ written notice and payment of a termination fee equal to the lesser of the remaining annual fixed rent payable and 24 months of base rent payable subsequent to the termination date.

For mortgage loan #4 (Long Island Prime Portfolio – Uniondale), the third largest tenant at the Omni mortgaged property (50,897 square feet), representing 2.9% of the entire portfolio, may reduce the size of the demised premises by 20% by providing the landlord nine months’ notice and a reduction fee equal to six months’ rent, any additional charges payable over the six-month period and unamortized lease costs.

For mortgage loan #6 (245 Park Avenue), the largest tenant (562,347 square feet), representing 32.6% of the net rentable square feet, may terminate its lease on October 31, 2022, with written notice on or before May 1, 2021. The terminable space is limited to the highest full floor or the two highest full floors, as long as both floors are contiguous, pursuant to the lease.

For mortgage loan #13 (Del Amo Fashion Center), the fifth largest tenant (60,000 square feet), representing 3.4% of net rentable square feet, may terminate its lease at any time upon providing at least 270 days’ written notice.

For mortgage loan #14 (Cleveland East Office Portfolio), the largest tenant at the Landerbrook Corporate Center mortgaged property (114,448 square feet), representing 22.9% of the entire portfolio, may terminate its lease on 38,486 square feet on January 31, 2021 or January 31, 2022 with nine months’ written notice and payment of a termination fee equal to three months’ base rent and unamortized tenant improvements and leasing commissions (prorated for the 38,486 square feet only). The largest tenant at the Metropolitan Plaza mortgaged property (86,183 square feet), representing 17.3% of the entire portfolio, may terminate its lease on 1,791 square feet at any time upon providing 30 days’ written notice. The second largest tenant at the Landerbrook Corporate Center mortgaged property (51,356 square feet), representing 10.3% of the entire portfolio, may terminate its lease upon providing written notice, provided the tenant leases a minimum of 52,000 square feet within the Landerbrook Corporate Center mortgaged property. The third largest tenant may also reduce its space by 6,155 square feet prior to November 31, 2019 upon proving written notice, provided the tenant leases a minimum of 6,155 square feet within the Landerbrook Corporate Center mortgaged property. The fourth largest tenant at the Landerbrook Corporate Center mortgaged property (20,383 square feet), representing 4.1% of the entire portfolio, may terminate its lease on January 31, 2020 with nine months’ written notice and payment of a termination fee equal to $426,665. The fifth largest tenant at the Landerbrook Corporate Center mortgaged property (18,650 square feet), representing 3.7% of the entire portfolio, may terminate its lease with 270 days’ written notice and payment of a termination fee equal to $166,417.

For mortgage loan #16 (First Stamford Place), the third largest tenant (56,690 square feet), representing 7.0% of net rentable square feet, may terminate its lease as of February 1, 2027 upon providing 12 months’ written notice and payment of a termination fee equal to $2,302,219.

A-1-43

For mortgage loan #17 (181 Second Avenue), the largest tenant (11,200 square feet), representing 16.2% of the net rentable square feet, may terminate its lease anytime after February 2019 with no less than six months written notice and payment of a termination fee equal to unamortized tenant improvement allowance of $117,150.

For the mortgaged loan #21 (York Shopping Center), the second largest tenant (61,931 square feet), representing 16.4% of net rentable square feet, may terminate its lease at any time, if sales do not exceed $400 per square foot in any lease year, by providing the landlord 12 months’ written notice.

For the mortgaged loan #24 (Village at Peachtree Corners), the second largest tenant (20,184 square feet), representing 22.7% of net rentable square feet, may terminate its lease at any time, upon providing the landlord with written notice, effective January 1, 2022 through March 31, 2022, if tenant’s gross sales for the preceding 12-month period did not exceed $1,500,000.

For mortgage loan #38 (Bennett Street Design District), the third largest tenant (6,000 square feet), representing 7.6% of net rentable square feet, may terminate its lease upon providing 60 days’ written notice.

For mortgage loan #48 (Sam Houston Technology Center), the largest tenant (26,550 square feet), representing 46.3% of net rentable square feet, may terminate its lease on April 30, 2021 with four months’ written notice and payment of a termination fee equal to the sum of (i) unamortized tenant improvements and leasing commissions and (ii) $189,633.

For mortgage loan #55 (Walgreens – Clearwater), the sole tenant (16,510 square feet), representing 100.0% of net rentable square feet, may terminate its lease as of October 31, 2036 and every five years thereafter, upon providing six months’ written notice.

(10)	For mortgage loan #4 (Long Island Prime Portfolio – Uniondale), the largest tenant at the RXR Plaza mortgaged property (96,325 square feet), representing 5.5% of the net rentable square feet of the portfolio, has 360 square feet of storage space that expires on December 31, 2018. The third largest tenant at the Omni mortgaged property (50,897 square feet), representing 2.9% of the net rentable square feet of the portfolio, has 800 square feet of storage space that expires on December 31, 2017. The fourth largest tenant at the Omni mortgaged property (44,785 square feet), representing 2.6% of the net rentable square feet of the portfolio, has 409 square feet of storage space that expires on May 31, 2020. The fifth largest tenant at the Omni mortgaged property (36,488 square feet), representing 2.1% of the net rentable square feet of the portfolio, has 1,750 square feet of storage space that expires on January 1, 2019 and 406 square feet of storage space that expires on August 1, 2020.

For mortgage loan #14 (Cleveland East Office Portfolio), the second largest tenant at the Landerbrook Corporate Center mortgaged property (51,356 square feet), representing 10.3% of the entire portfolio, has multiple leases that expire as follows: 4,156 square feet expiring December 31, 2017 and 47,200 square feet expiring November 30, 2022.

(11)	For mortgage loan #8 (Yeshiva University Portfolio), the sole tenant (696,371 square feet), representing 100.0% of net rentable square feet, is the sponsor, non-recourse carve-out guarantor and sole member of the borrower.

(12)	For mortgage loan #4 (Long Island Prime Portfolio – Uniondale), the Monthly Replacement Reserve will be equal to (x)(i) $33,207, plus (ii) the amount of any accumulated capital expenditure shortfall, minus (y) the product of (a) the square footage of each property released from the lien of the mortgage, and (b) $0.020833333

A-1-44

For mortgage loan #10 (Starwood Capital Group Hotel Portfolio), on each payment date commencing on the payment date occurring in July 2017, the Monthly Replacement Reserve will be equal to 1/12th of the greater of (i) 4% of the gross income from operations for the calendar month which is two months prior to the applicable payment date and (ii) the amount of the deposit required under the Franchise Agreement for the applicable individual property.

For mortgage loans #15 (Crowne Plaza Dallas), #33 (Hampton Inn – Oregon, OH), #43 (Fairfield Inn & Suites – Toledo) and #45 (Holiday Inn Express – Huntsville), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #26 (Hilton Garden Inn Chicago/North Loop), the Monthly Replacement Reserve will be adjusted to 4% of underwritten revenue for the prior month.

For mortgage loan #27 (Hampton Inn & Suites Nashville Airport), on each payment date commencing on the payment date occurring in September 2018, the Monthly Replacement Reserve will be equal to the greater of (i) 1/12th of 4% of the gross income of the property for the previous 12-month period on the anniversary of the last day of the calendar month in which the closing date occurs or (ii) the amount of the deposit required under the Franchise Agreement.

For mortgage loan #41 (Daphne Hotel Portfolio), the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the mortgaged property and will be an amount of 4.0% of the prior month’s gross rent. The borrower will also be required to deposit $36,000 into the Seasonal Reserve on each payment date occurring during the period between June and August, inclusive.

For mortgage loan #60 (Days Inn Iselin), the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the mortgaged property and will be in the amount of 6.0% of gross rent for the immediately preceding calendar month. The borrower will also be required to deposit $5,000 on each payment date occurring in January and October, $10,000 on each payment date occurring in May and $20,000 on each payment date occurring in July and August into the Seasonal Reserve.

For mortgage loan #63 (AllState Self Storage), on December 27, 2019, the borrower is required to make a cash deposit or post a letter of credit in connection with a roof replacement equal to the difference between $100,000 and the balance in the Replacement Reserve.

(13)	For mortgage loan #4 (Long Island Prime Portfolio – Uniondale), the Monthly TI/LC Reserve will be equal to (x)(i) $199,244, plus (ii) the amount of any accumulated tenant improvements and leasing commissions shortfall, minus (y) the product of (a) the square footage of each property released from the lien of the mortgage, and (b) $0.125

For mortgage loan #6 (245 Park Avenue), the borrower will be required to deposit $446,775 into the Monthly TI/LC Reserve beginning on the payment date in May 2025. The borrower is permitted to deliver a letter of credit in accordance with the mortgage loan documents in lieu of any cash reserve.

For mortgage loan #12 (University Center Chicago), the Other Escrow I (Monthly) will adjust for each academic year, as defined in the loan agreement.

For mortgage loan #14 (Cleveland East Office Portfolio), the TI/LC Reserve (Initial) is excluded from the TI/LC Reserve Cap of $2,500,000.

For mortgage loan #20 (Jackson Crossing), the TI/LC Reserve is subject to a minimum balance of $200,000 once the TI/LC Reserve Cap of $325,000 is reached.

A-1-45

For mortgage loan #30 (Village at Peachtree Corners), beginning on the payment date in August 2017, the Monthly TI/LC Reserve will be equal to $20,833 through and including August 6, 2019. The monthly TI/LC Reserve will equal $7,043 thereafter, subject to a cap of $1,000,000.

For mortgage loan #46 (500 South Gravers Road), provided that an IKEA Trigger Event and/or a Presidio Trigger Event (as defined in the loan agreement) has not occurred and is continuing, the Rollover Reserve Fund shall contain no more than $351,550. However, upon the occurrence of a Presidio Trigger Event, the obligation to fund the Rollover Reserve Fund shall be reinstated, and the Rollover Reserve Fund shall contain no less than $350,000. Upon the occurrence of an IKEA Trigger Event, the obligation to fund the Rollover Reserve Fund shall be reinstated, and the Rollover Reserve Fund shall contain no less than $800,000. Upon the occurrence of both a Presidio and an IKEA Trigger Event, the Rollover Reserve Fund shall contain no less than $1,150,000.

For mortgage loan #48 (Sam Houston Technology Center), the TI/LC Reserve (Initial) is excluded from the TI/LC Reserve Cap of $375,000.

A-1-46

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Wells Fargo Bank, National Association	17	$333,036,782	29.4%	4.223%	118	360	2.18	x	11.0%	10.3%	61.1%	57.5%
Barclays Bank PLC	11	301,354,734	26.6	4.175	118	356	2.47		11.8	10.9	54.7	51.7
Argentic Real Estate Finance LLC	19	269,737,998	23.8	4.876	111	346	1.63		11.1	10.1	61.5	54.1
Natixis Real Estate Capital LLC	8	154,458,553	13.6	3.902	101	355	2.78		11.5	11.1	53.0	50.5
Basis Real Estate Capital II, LLC	9	74,246,771	6.6	4.981	116	357	1.32		9.1	8.5	67.3	57.7
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	17	$410,521,645	36.2%	4.015%	107	360	2.63	x	11.7%	11.0%	51.9%	50.7%
CBD	10	251,800,000	22.2	3.737	107	360	2.96		12.2	11.6	42.8	42.0
Suburban	7	158,721,645	14.0	4.456	107	360	2.11		10.9	10.0	66.4	64.5
Retail	23	340,690,724	30.1	4.432	119	355	1.90		10.2	9.6	60.4	54.7
Anchored	10	183,655,327	16.2	4.656	118	356	1.54		9.5	8.9	65.6	58.5
Super Regional Mall	2	88,000,000	7.8	3.732	119	0	2.94		11.8	11.1	45.1	45.1
Unanchored	5	45,895,348	4.1	4.804	118	359	1.51		10.1	9.5	68.0	57.8
Shadow Anchored	3	13,980,352	1.2	4.688	118	338	1.44		9.7	9.3	66.1	56.7
Single Tenant	3	9,159,696	0.8	4.421	119	338	1.76		9.4	9.4	55.1	50.3
Hospitality	81	185,259,868	16.4	4.936	116	341	1.98		13.5	11.9	62.5	54.0
Limited Service	53	102,159,801	9.0	5.008	114	333	1.94		13.5	12.0	63.8	53.6
Full Service	5	49,252,687	4.3	5.008	118	350	1.89		14.0	12.1	62.1	54.3
Extended Stay	22	19,880,493	1.8	4.486	118	0	2.72		13.9	12.4	60.4	60.4
Select Service	1	13,966,888	1.2	4.800	118	358	1.59		11.2	10.0	57.2	46.8
Multifamily	6	76,725,986	6.8	4.325	117	356	2.12		10.9	10.4	63.6	58.0
Student Housing	2	40,073,538	3.5	4.059	115	329	2.56		11.0	10.8	59.9	58.8
Garden	4	36,652,447	3.2	4.617	118	359	1.63		10.7	10.0	67.7	57.0
Mixed Use	3	64,953,660	5.7	4.592	119	359	1.36		8.9	8.4	73.3	65.6
Office/Retail	1	43,500,000	3.8	4.460	120	360	1.37		8.7	8.3	74.6	68.2
Retail/Office	1	11,500,000	1.0	4.810	120	360	1.42		10.0	9.0	72.3	63.8
Multifamily/Retail	1	9,953,660	0.9	4.920	116	356	1.26		8.2	8.1	68.6	56.6
Self Storage	6	31,697,855	2.8	4.979	116	360	1.39		9.1	8.9	63.2	56.1
Self Storage	6	31,697,855	2.8	4.979	116	360	1.39		9.1	8.9	63.2	56.1
Other	12	20,600,000	1.8	3.795	116	0	2.12		8.2	8.2	65.6	65.6
Leased Fee	12	20,600,000	1.8	3.795	116	0	2.12		8.2	8.2	65.6	65.6
Industrial	1	2,385,098	0.2	5.730	114	354	1.25		9.6	8.8	61.6	52.2
Flex	1	2,385,098	0.2	5.730	114	354	1.25		9.6	8.8	61.6	52.2
Total/Weighted Average:	149	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	11	$244,250,000	21.6%	4.150%	118	354	2.53	x	12.2%	11.2%	47.4%	45.2%
New Jersey	5	138,315,121	12.2	4.476	119	352	1.86		9.0	8.7	65.5	63.7
Illinois	7	102,767,477	9.1	4.400	120	352	1.89		10.2	9.7	66.0	60.5
Maryland	8	84,596,860	7.5	4.544	118	360	1.59		10.0	9.6	67.3	58.4
California	16	83,037,088	7.3	3.921	118	360	2.85		12.2	11.6	51.2	50.0
Northern	13	42,581,007	3.8	3.891	119	360	2.80		12.3	11.6	55.4	54.4
Southern	3	40,456,081	3.6	3.953	117	360	2.90		12.0	11.5	46.9	45.4
Louisiana	4	71,263,025	6.3	3.991	119	327	2.47		10.9	10.2	51.2	48.5
Ohio	8	51,764,050	4.6	5.074	84	360	1.68		12.0	10.7	69.3	62.6
Texas	27	51,090,221	4.5	4.604	119	360	1.96		12.9	11.4	62.3	55.1
District of Columbia	1	45,000,000	4.0	3.230	59	0	3.80		12.5	12.5	43.7	43.7
Georgia	6	42,191,875	3.7	4.721	114	346	1.66		11.1	10.4	61.9	50.9
Connecticut	3	36,085,132	3.2	4.322	119	360	2.30		11.9	10.5	62.2	59.5
Oklahoma	4	25,649,751	2.3	4.792	118	359	1.33		9.0	8.3	73.7	61.9
Pennsylvania	5	25,647,860	2.3	4.705	120	360	1.58		11.1	9.6	67.7	60.3
Tennessee	2	21,165,000	1.9	4.735	120	360	1.65		11.4	10.3	63.5	54.4
Alabama	4	19,986,497	1.8	5.369	97	351	1.80		13.6	12.1	62.9	54.2
Iowa	1	14,372,326	1.3	5.290	112	352	1.28		9.9	8.6	66.8	56.0
Wyoming	3	12,251,963	1.1	5.079	117	297	1.81		14.6	12.6	61.8	47.2
Nevada	1	8,825,000	0.8	4.284	120	360	1.50		9.3	8.9	67.1	61.2
Michigan	5	7,774,883	0.7	4.645	115	353	1.99		10.2	9.6	66.3	62.3
New Mexico	1	7,536,121	0.7	5.130	118	298	1.56		12.6	11.2	69.8	52.6
Washington	3	5,791,226	0.5	4.053	117	0	2.34		10.3	9.8	63.7	63.7
Oregon	2	5,700,255	0.5	4.565	119	360	1.74		10.8	10.0	67.9	59.6
Utah	1	5,019,503	0.4	3.795	116	0	2.12		8.2	8.2	65.6	65.6
Vermont	1	4,320,000	0.4	4.310	119	360	1.41		8.4	8.4	62.6	57.1
Florida	1	3,900,000	0.3	4.390	119	0	2.25		10.0	10.0	46.4	46.4
Arizona	2	3,011,362	0.3	5.535	114	360	1.77		11.5	10.9	64.1	59.3
Indiana	5	2,818,260	0.2	4.486	118	0	2.72		13.9	12.4	60.4	60.4
Idaho	1	2,605,798	0.2	5.100	117	297	1.78		14.6	12.6	61.9	46.7
Colorado	1	1,506,795	0.1	3.795	116	0	2.12		8.2	8.2	65.6	65.6
Virginia	2	1,395,537	0.1	4.486	118	0	2.72		13.9	12.4	60.4	60.4
Minnesota	3	986,252	0.1	4.394	118	0	2.64		13.1	11.8	61.1	61.1
Kentucky	1	747,609	0.1	4.486	118	0	2.72		13.9	12.4	60.4	60.4
Wisconsin	2	696,699	0.1	4.159	117	0	2.44		11.2	10.4	62.9	62.9
North Carolina	1	620,742	0.1	4.486	118	0	2.72		13.9	12.4	60.4	60.4
Arkansas	1	144,545	0.0	4.486	118	0	2.72		13.9	12.4	60.4	60.4
Total/Weighted Average:	149	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,897,855 - 2,000,000	1	$1,897,855	0.2%	4.740%	119	359	1.44	x	9.6%	9.0%	63.3%	51.6%
2,000,001 - 3,000,000	4	10,301,886	0.9	5.847	114	339	1.45		11.5	10.6	62.5	52.9
3,000,001 - 4,000,000	6	21,629,312	1.9	4.959	117	328	1.59		10.5	9.9	60.1	50.9
4,000,001 - 5,000,000	2	9,105,000	0.8	4.452	119	360	1.48		9.3	9.0	66.1	58.3
5,000,001 - 6,000,000	1	5,073,538	0.4	5.017	83	329	1.69		11.9	11.4	64.2	55.6
6,000,001 - 7,000,000	4	26,110,269	2.3	4.662	118	360	1.62		10.6	9.9	64.5	54.2
7,000,001 - 8,000,000	4	29,687,021	2.6	4.830	104	344	1.76		12.8	11.4	68.4	56.6
8,000,001 - 9,000,000	5	43,539,782	3.8	4.906	119	347	1.65		11.7	10.8	62.0	52.7
9,000,001 - 10,000,000	5	49,003,622	4.3	4.752	117	358	1.79		11.7	11.1	63.6	52.9
10,000,001 - 15,000,000	11	138,886,551	12.3	4.858	118	349	1.50		10.6	9.7	65.9	54.9
15,000,001 - 20,000,000	2	36,850,000	3.3	4.728	119	360	1.39		9.7	8.7	70.6	62.5
20,000,001 - 30,000,000	7	174,650,000	15.4	4.365	108	354	2.36		12.2	11.1	58.3	55.4
30,000,001 - 50,000,000	9	393,100,000	34.7	4.193	112	360	2.30		11.0	10.3	58.0	55.8
50,000,001 - 70,000,000	3	193,000,000	17.0	3.828	119	0	2.75		11.1	10.6	48.4	48.4
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.25 - 1.30	7	$56,996,767	5.0%	5.008%	116	357	1.28	x	8.8%	8.2%	68.2%	58.4%
1.31 - 1.40	9	146,342,441	12.9	4.589	119	357	1.37		8.9	8.4	72.7	63.6
1.41 - 1.50	9	73,435,152	6.5	4.700	119	360	1.46		9.9	9.1	67.4	59.3
1.51 - 1.75	16	197,417,186	17.4	5.056	108	343	1.61		11.0	10.0	64.4	56.9
1.76 - 2.00	5	89,951,851	7.9	4.610	118	350	1.90		13.2	11.8	52.7	44.3
2.01 - 2.25	6	132,768,926	11.7	4.217	115	359	2.14		10.7	10.1	63.2	60.8
2.26 - 2.50	2	56,150,000	5.0	4.381	118	360	2.47		12.7	11.4	60.5	59.7
2.51 - 2.75	5	202,200,000	17.8	3.953	119	0	2.72		11.8	10.9	53.7	53.7
2.76 - 3.00	1	9,972,515	0.9	4.050	118	358	2.77		16.6	16.0	46.2	36.8
3.01 - 3.80	4	167,600,000	14.8	3.532	102	0	3.39		12.5	12.1	39.2	39.2
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

A-2-3

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.2 - 9.0	12	$233,341,633	20.6%	4.560%	118	360	1.48	x	8.5%	8.2%	69.0%	63.1%
9.1 - 10.0	14	157,081,064	13.9	4.541	118	358	1.75		9.4	9.0	67.4	61.9
10.1 - 11.0	8	131,662,681	11.6	4.151	119	352	2.23		10.6	10.0	58.2	54.5
11.1 - 12.0	8	150,156,588	13.3	4.331	106	351	2.26		11.5	10.6	57.4	53.4
12.1 - 13.0	11	302,073,474	26.7	4.040	109	346	2.79		12.7	11.8	47.2	44.8
13.1 - 14.0	6	95,306,551	8.4	4.833	114	351	2.20		13.6	12.1	61.2	55.9
14.1 - 15.0	3	50,409,226	4.4	4.757	118	342	1.97		14.5	12.7	58.4	48.5
15.1 - 16.0	1	2,831,105	0.2	6.130	115	295	1.73		15.7	13.7	52.4	41.1
16.1 - 16.6	1	9,972,515	0.9	4.050	118	358	2.77		16.6	16.0	46.2	36.8
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Underwritten NCF Debt Yields	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
(%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.8 - 8.0	3	$68,400,000	6.0%	4.763%	118	360	1.53	x	8.4%	7.9%	63.2%	61.0%
8.1 - 9.0	18	231,864,993	20.5	4.596	118	359	1.43		8.9	8.4	70.9	62.6
9.1 - 10.0	11	153,487,273	13.5	4.454	119	355	1.82		9.8	9.3	64.9	59.7
10.1 - 11.0	6	177,529,349	15.7	4.086	109	360	2.47		11.1	10.4	55.4	54.1
11.1 - 12.0	14	231,173,825	20.4	4.573	117	343	2.16		12.6	11.4	58.0	52.5
12.1 - 13.0	10	257,575,777	22.7	4.027	106	347	2.92		13.3	12.4	46.6	44.1
13.1 - 15.0	1	2,831,105	0.2	6.130	115	295	1.73		15.7	13.7	52.4	41.1
15.1 - 16.0	1	9,972,515	0.9	4.050	118	358	2.77		16.6	16.0	46.2	36.8
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
31.3 - 35.0	1	$70,000,000	6.2%	3.651%	118	0	3.27	x	12.6%	12.1%	31.3%	31.3%
35.1 - 40.0	1	30,000,000	2.6	3.658	118	0	3.34		12.9	12.4	39.8	39.8
40.1 - 45.0	2	90,000,000	7.9	3.777	88	360	2.89		12.7	12.1	42.1	39.9
45.1 - 50.0	6	131,999,890	11.7	3.827	119	358	2.66		11.8	11.0	48.1	46.5
50.1 - 55.0	2	25,431,105	2.2	3.882	119	295	2.89		12.0	11.4	53.6	52.3
55.1 - 60.0	7	117,461,638	10.4	4.374	119	346	2.23		12.1	11.1	58.5	53.7
60.1 - 65.0	15	229,852,298	20.3	4.756	115	342	2.01		11.6	10.6	61.7	57.7
65.1 - 70.0	19	268,066,797	23.7	4.683	111	353	1.73		10.3	9.6	67.5	61.4
70.1 - 75.0	11	170,023,107	15.0	4.594	119	360	1.38		9.1	8.5	74.0	64.4
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

A-2-4

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
31.3 - 35.0	1	$70,000,000	6.2%	3.651%	118	0	3.27	x	12.6%	12.1%	31.3%	31.3%
35.1 - 40.0	5	97,259,256	8.6	4.132	118	353	2.47		13.4	12.4	42.1	37.6
40.1 - 45.0	4	64,566,489	5.7	3.671	77	331	3.19		12.4	12.2	46.7	43.5
45.1 - 50.0	6	144,036,145	12.7	4.086	119	320	2.45		11.5	10.6	51.5	48.0
50.1 - 55.0	10	93,754,021	8.3	4.656	119	351	2.10		12.7	11.5	60.2	52.7
55.1 - 60.0	21	227,493,140	20.1	4.697	115	355	1.84		11.0	10.2	65.0	57.6
60.1 - 65.0	12	237,025,785	20.9	4.646	118	359	1.89		10.6	9.6	65.1	61.4
65.1 - 68.2	5	198,700,000	17.5	4.345	110	360	1.75		9.2	8.8	70.6	66.7
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.230 - 3.500	1	$45,000,000	4.0%	3.230%	59	0	3.80	x	12.5%	12.5%	43.7%	43.7%
3.501 - 3.750	4	167,600,000	14.8	3.650	118	0	3.11		12.0	11.5	40.6	40.6
3.751 - 4.000	4	119,750,000	10.6	3.821	119	360	2.59		10.8	10.3	54.3	54.0
4.001 - 4.250	3	99,172,515	8.8	4.072	119	358	2.38		10.8	10.3	62.7	61.8
4.251 - 4.500	9	244,122,376	21.5	4.402	118	360	1.98		11.3	10.4	61.6	57.4
4.501 - 4.750	14	141,396,051	12.5	4.661	116	360	1.57		10.8	9.7	67.5	58.5
4.751 - 5.000	12	168,709,008	14.9	4.839	118	356	1.55		9.8	9.1	64.3	56.8
5.001 - 5.250	7	73,728,323	6.5	5.133	91	333	1.62		12.2	11.0	66.6	56.8
5.251 - 5.500	3	30,109,732	2.7	5.316	114	338	1.40		10.7	9.7	66.5	54.7
5.501 - 5.750	4	34,145,781	3.0	5.606	117	345	1.61		12.9	11.3	65.2	55.6
5.751 - 6.000	2	6,269,947	0.6	5.879	114	333	1.50		12.2	11.0	65.2	55.0
6.001 - 6.130	1	2,831,105	0.2	6.130	115	295	1.73		15.7	13.7	52.4	41.1
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Original Terms to Maturity or ARD	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	3	$82,291,551	7.3%	4.078%	59	360	2.82	x	12.3%	11.7%	54.8%	52.8%
84	1	5,073,538	0.4	5.017	83	329	1.69		11.9	11.4	64.2	55.6
120	60	1,045,469,748	92.3	4.392	118	353	2.10		11.1	10.3	59.1	54.3
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

A-2-5

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Remaining Terms to Maturity	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
59 - 60	3	$82,291,551	7.3%	4.078%	59	360	2.82	x	12.3%	11.7%	54.8%	52.8%
61 - 84	1	5,073,538	0.4	5.017	83	329	1.69		11.9	11.4	64.2	55.6
85 - 120	60	1,045,469,748	92.3	4.392	118	353	2.10		11.1	10.3	59.1	54.3
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Original Amortization Terms	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	14	$559,300,000	49.4%	3.958%	114	0	2.72	x	11.3%	10.7%	52.6%	52.6%
181 - 240	1	3,309,365	0.3	5.060	118	238	1.38		11.5	11.1	56.3	35.7
241 - 300	4	33,536,483	3.0	5.264	118	298	1.68		13.8	12.1	63.6	48.2
301 - 360	45	536,688,988	47.4	4.743	114	357	1.59		10.9	10.0	64.9	56.4
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Remaining Amortization	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	14	$559,300,000	49.4%	3.958%	114	0	2.72	x	11.3%	10.7%	52.6%	52.6%
238 - 240	1	3,309,365	0.3	5.060	118	238	1.38		11.5	11.1	56.3	35.7
241 - 300	4	33,536,483	3.0	5.264	118	298	1.68		13.8	12.1	63.6	48.2
301 - 360	45	536,688,988	47.4	4.743	114	357	1.59		10.9	10.0	64.9	56.4
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-6

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Balloon	12	$473,700,000	41.8%	3.950%	113	0	2.82	x	11.7%	11.0%	50.1%	50.1%
Interest-only, Amortizing Balloon	25	333,710,000	29.5	4.721	113	359	1.52		10.3	9.5	69.0	61.1
Amortizing Balloon	24	194,824,836	17.2	4.972	114	342	1.65		11.9	10.8	63.2	51.3
Interest-only, ARD	2	85,600,000	7.6	4.004	118	0	2.18		9.0	8.9	66.8	66.8
Interest-only, Amortizing ARD	1	45,000,000	4.0	4.324	117	360	1.97		12.9	11.7	40.5	36.1
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	41	$694,976,984	61.3%	4.419%	118	351	2.20	x	11.8%	10.8%	55.6%	50.9%
Acquisition	21	408,982,852	36.1	4.315	107	356	2.09		10.4	9.9	63.7	59.1
Recapitalization	1	20,600,000	1.8	3.795	116	0	2.12		8.2	8.2	65.6	65.6
Acquisition/Refinance	1	8,275,000	0.7	4.630	119	360	1.28		8.5	7.9	66.2	60.7
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	25	$541,499,248	47.8%	4.279%	115	348	2.33	x	11.7%	10.7%	55.6%	51.7%
Hard/Upfront Cash Management	6	254,965,102	22.5	4.137	108	360	2.35		10.5	10.1	56.3	54.7
Springing	24	237,754,696	21.0	4.738	116	354	1.54		10.4	9.6	68.1	58.9
Soft/Springing Cash Management	2	49,977,447	4.4	4.595	118	358	2.52		13.5	12.2	62.0	59.6
None	7	48,638,343	4.3	4.619	117	359	1.77		11.1	10.7	58.9	50.8
Total/Weighted Average:	64	$1,132,834,836	100.0%	4.372%	114	353	2.15	x	11.2%	10.4%	58.8%	54.2%

A-2-7

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	46	$644,134,898	56.9%	49	$733,607,224	64.8%	15	$422,482,613	37.3%
Insurance Escrow	43	$524,814,951	46.3%	39	$481,865,995	42.5%	24	$646,648,842	57.1%
Replacement Reserve	7	$184,156,725	16.3%	53	$877,302,322	77.4%	11	$282,387,515	24.9%
TI/LC Reserve(1)	11	$273,095,355	33.4%	23	$394,564,247	48.2%	12	$333,847,515	40.8%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-8

Wells Fargo Commercial Mortgage Trust 2017-C39

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	Aug	Aug	Aug	Aug	Aug	Aug	Aug	Aug	Aug	Aug	Aug
Prepayment Restriction	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Locked Out	100.00%	96.46%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	87.87	87.84	87.80	86.80	86.76	86.67	86.62	86.58	0.00
Yield Maintenance	0.00	3.54	12.13	12.16	12.20	13.20	13.24	13.33	13.38	13.42	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,132.83	$1,129.63	$1,125.19	$1,119.52	$1,112.04	$1,023.65	$1,013.98	$999.51	$988.98	$977.94	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.72%	99.32%	98.82%	98.16%	90.36%	89.51%	88.23%	87.30%	86.33%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

225 & 233 PARK AVENUE SOUTH

A-3-3

225 & 233 PARK AVENUE SOUTH

225-233 PARK AVENUE SOUTH

225
233
19
Facebook 21,063 SF 10/2027
18
Facebook 27,677 SF 10/2027
17
Facebook 27,766 SF 10/2027
16
Buzzfeed 27,766 SF 5/2026
15
Buzzfeed 27,653 SF 5/2026
14
Buzzfeed 27,044 SF 5/2026
13
Buzzfeed 2,288 SF 5/2026
Buzzfeed 27,044 SF 5/2026
12
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
11
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
10
Facebook 13,418 SF 10/2027
Facebook 27,073 SF 10/2027
9
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
8
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
7
Facebook 13,053 SF 10/2027
Facebook 26,979 SF 10/2027
6
STV 13,053 SF 5/2024
Facebook 26,979 SF 10/2027
5
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
4
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
3
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
2
T. Rowe Price 13,450 SF 3/2028
CUNY 3,790 SF 6/2021
Vacant 5,926 SF
WB Wood 13,397 SF 12/2022
1
233 PAS Restaurant Co. 9,528 SF 4/2032
Vacant 568 SF
Ainsworth 6,540 SF 10/2022
Buzzfeed 1,800 SF 5/2026
Flushing Savings Bank 7,208 SF 10/2026
Florian Cafe 6,953 SF 6/2029
Basement
233 PAS Restaurant Co. 1,433 SF 4/2032
Ainsworth 5,200 SF 10/2022
Vacant 7,980 SF
Facebook 1,658 SF 10/2027
Vacant
2021 – 2022
2023 – 2024
2025 – 2026
2027+

A-3-4

225 & 233 PARK AVENUE SOUTH

225 & 233 Park Avenue South
225 & 233 Park Avenue South
New York, NY 10003
MANHATTAN
Midtown
East Side
Garment District
Kips Bay
Gramercy Park
Flatiron District
Chelsea
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Madison Square Park
Bryant Park
Union Square
Washington Square
Tompkins Square Park
Times Square
Grand Central Terminal
Port Authority Bus Terminal
New York Public Library
Herald Square
Empire State Building
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
LONG ISLAND RAILROAD
Fashion Institute of Technology
The Museum at FIT
Baruch College
School of Visual Arts
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
NYU School of Dentistry
Beth Israel Medical Center
Cabrini Medical Center
New York Eye & Ear Infirmary
Cooper Union
New York University
Tisch School of the Arts
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Metropolitan Life Building
Flatiron Building
Con Edison Building
FDR Drive
Broadway
Park Ave. South
Lexington Ave.
Park Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
8th Ave.
3rd Ave.
2nd Ave.
1st Ave.
4th Ave.
Greenwich Ave.
W. 42nd St.
W. 34th St.
W. 23rd St.
W. 14th St.
E. 34th St.
E. 23rd St.
E. 20th St.
E. 14th St.
QUEENS
BROOKLYN
JERSEY CITY
NEW JERSEY
Hoboken
Union City
Weehawken
North Bergen
Astoria
Long Island City
Williamsburg
Brooklyn Heights
Park Slope
Central Park
Upper West Side
Upper East Side
Hudson River
East River
SoHo
Tribeca
Chinatown
Financial District

A-3-5

No. 1 – 225 & 233 Park Avenue South

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$70,000,000			Location:	New York, NY
% of Initial Pool Balance:	6.2%			Size:	675,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$347.76
Borrower Name:	225 Fourth LLC			Year Built/Renovated:	1909/2017
Borrower Sponsor:	Orda Management Corporation			Title Vesting:	Fee
Mortgage Rate:	3.6514%			Property Manager:	Self-Managed
Note Date:	May 31, 2017			4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	95.8% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(5):	49.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5)(6):	97.9% (5/24/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(7):	$21,053,461 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(7):	$22,749,971 (12/31/2015)
Call Protection(2):	L(26),D(89),O(5)			2nd Most Recent NOI (As of)(7):	$16,244,360 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(7):	$15,248,156 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine; Future Mezzanine
				U/W Revenues:	$48,106,942
				U/W Expenses:	$18,601,103
				U/W NOI(7):	$29,505,839
Escrows and Reserves(4):				U/W NCF:	$28,439,583
				U/W NOI DSCR(1):	3.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	3.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(8):	$750,000,000
TI/LC Reserve	$8,106,455	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Remaining Capital Expenditures	$11,529,288	$0	NAP	Cut-off Date LTV Ratio(1)(8):	31.3%
Free Rent Reserve	$14,864,252	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	31.3%
Buzzfeed Rollover Reserve	$0	Springing	$13,000,000

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan (as defined below). The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 225 & 233 Park Avenue South Total Debt (as defined below), including the 225 & 233 Park Avenue South Mezzanine Loan (as defined below), are 57.3%, 1.59x and 6.9%, respectively.

(2)	The lockout period will be at least 26 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the 225 & 233 Park Avenue South Mortgage Loan is permitted at any time after the earlier to occur of (i) May 31, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Historical Occupancy” section.

(6)	Current Occupancy includes the Facebook Expansion Space (as defined below) and Facebook’s 8th floor space (40,397 square feet), which have lease commencement dates of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

(7)	See “Cash Flow Analysis” section.

(8)	See “Appraisal” section. The As-Is Appraised Value reflects the “As-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below) which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The “As-is” appraised value is $720,000,000, which results in a Cut-off Date LTV Ratio and an LTV at Maturity or ARD for the 225 & 233 Park Avenue South Whole Loan and 225 & 233 Park Avenue South Total Debt of 32.6% and 59.7%, respectively.

The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Mortgage Loan”) is part of a whole loan (the “225 & 233 Park Avenue South Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest in two, contiguous office buildings located on Park Avenue South between East 18th and East 19th streets in Manhattan, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Whole Loan was originated on May 31, 2017 by Barclays Bank PLC. The 225 & 233 Park Avenue South Whole Loan had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.6514% per annum. The 225 & 233 Park Avenue South Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-

A-3-6

225 & 233 PARK AVENUE SOUTH

off Date and requires payments of interest-only through the term of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Whole Loan matures on June 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents the controlling interest in the 225 & 233 Park Avenue South Whole Loan. The non-controlling Note A-4, which had an original principal balance of $45,000,000, was contributed to the WFCM 2017-C38 Trust. The non-controlling Notes A-2 and A-3, which have an aggregate original principal balance of $120,000,000, are currently held by Barclays Bank PLC and are expected to be contributed to a future securitization trust or trusts. Each of the mortgage loans evidenced by Note A-2, A-3 and A-4 are referred to herein as the “225 & 233 Park Avenue South Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2017-C39	Yes
A-2	$60,000,000	Barclays Bank PLC	No
A-3	$60,000,000	Barclays Bank PLC	No
A-4	$45,000,000	WFCM 2017-C38	No
Total	$235,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before February 6, 2027, the borrower has the right to defease the 225 & 233 Park Avenue South Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) May 31, 2020. The 225 & 233 Park Avenue South Whole Loan is prepayable without penalty on or after February 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Loan	195,000,000	45.3	Return of equity	159,383,488	37.1
			Reserves	34,499,995	8.0
			Closing costs	9,746,461	2.3

Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 square feet, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 square feet built in 1910. 233 Park Avenue South is a 13-story Class A office building built in 1909 with 172,652 square feet. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances, one on Park Avenue South and one on East 18th Street. The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities. As of May 24, 2017, the 225 & 233 Park Avenue South Property was 97.9% leased to 10 tenants.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey (the “Port Authority”) and STV. Once the Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance into its respective space. The build-out includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor, an increase of 67,011 square feet. The tenant is currently engaged in the build-out of the expansion space and is expected to take occupancy in July 2018. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users.

The second largest tenant, Buzzfeed, leases 28.7% of net rentable area through May 2026 (see “Escrows” below). Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, who has its

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headquarters at 225 & 233 Park Avenue South, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance into its space. Buzzfeed has its own separate building entrance on East 18th street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South Property). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The third largest tenant is STV, a firm offering engineering, architectural, planning, environmental and construction management services. STV leases 19.7% of net rentable area through May 2024, has been a tenant at the 225 & 233 Park Avenue South Property since 1983 and recently expanded into a portion of the fourth floor totaling 13,053 square feet.

The following table presents certain information relating to the tenancy at the 225 & 233 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Facebook(2)(3)	NR/NR/NR	266,460	39.4%	$79.36	$21,146,899	45.1%	10/31/2027(4)(5)
Buzzfeed(6)(7)	NR/NR/NR	194,123	28.7%	$76.28	$14,808,325	31.6%	5/31/2026
STV	NR/NR/NR	133,200	19.7%	$45.33	$6,037,948	12.9%	5/31/2024(8)
233 PAS Restaurant Co.(9)	NR/NR/NR	10,961	1.6%	$100.36	$1,100,000	2.3%	4/30/2032(10)
T. Rowe Price(11)	NR/NR/NR	13,450	2.0%	$78.00	$1,049,100	2.2%	3/31/2028(12)
Total Major Tenants		618,194	91.5%	$71.41	$44,142,272	94.2%

Non-Major Tenants		43,088	6.4%	$63.64	$2,742,314	5.8%

Occupied Collateral Total		661,282	97.9%	$70.90	$46,884,586	100.0%

Vacant Space		14,474	2.1%

Collateral Total		675,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 square feet (the “Facebook Expansion Space”).

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of net rentable area), 12 months of free rent through May 2018 for the 8th floor, totaling 40,397 square feet (6.0% of net rentable area) and five months of free rent through October 2017 for the 18th and 19th floors, totaling 48,740 square feet (7.2% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(4)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 building (26,921 square feet) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 square feet (0.3% of the net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(8)	STV has one, ten-year lease renewal option. The renewal may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 square feet (1.4% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(10)	233 PAS Restaurant Co. has one, five-year lease renewal option.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 square feet (2.0% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(12)	T. Rowe Price has one, five-year lease renewal option.

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The following table presents certain information relating to the lease rollover schedule at the 225 & 233 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	3,790	0.6%	3,790	0.6%	$287,547	0.6%	$75.87
2022	2	25,137	3.7%	28,927	4.3%	$1,353,139	2.9%	$53.83
2023	0	0	0.0%	28,927	4.3%	$0	0.0%	$0.00
2024	1	133,200	19.7%	162,127	24.0%	$6,037,948	12.9%	$45.33
2025	0	0	0.0%	162,127	24.0%	$0	0.0%	$0.00
2026	2	201,331	29.8%	363,458	53.8%	$15,309,953	32.7%	$76.04
2027	1	266,460	39.4%	629,918	93.2%	$21,146,899	45.1%	$79.36
Thereafter	3	31,364	4.6%	661,282	97.9%	$2,749,100	5.9%	$87.65
Vacant	0	14,474	2.1%	675,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	675,756	100.0%			$46,884,586	100.0%	$70.90

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 225 & 233 Park Avenue South Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	5/24/2017(3)(4)
100.0%	95.8%	49.2%	96.6%	97.9%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	95.0%	$67.66
Grossed Up Vacant Space	0	0	0	0	977,863	2.0	1.45
Rent Steps	0	0	0	0	445,767	0.9	0.66
Total Reimbursables	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	4.3	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.5	0.36
Less Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.8)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	48,106,942	100.0%	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	38.7%	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	61.3%	$43.66
TI/LC	0	0	0	0	991,923	2.1	1.47
Capital Expenditures	0	0	0	0	74,333	0.2	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	59.1%	$42.09

NOI DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.39x
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x
NOI DY(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DY(6)	9.0%	9.7%	6.9%	6.5%	12.1%

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority of New York and New Jersey vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority of New York and New Jersey previously occupied 305,426 square feet and at rental rates between $56 and $62 per square foot on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority of New York and New Jersey. Additionally, two tenants, Buzzfeed and Facebook, totaling 186,368 square feet (27.6% of the net rentable area) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to U/W is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) totaling 198,791 square feet (29.4% of net rentable area) concluding their rent abatement period and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook who is reimbursed $2.70 per square foot for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous items.

(6)	Debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan.

Appraisal. As of the appraisal valuation date of April 1, 2017 the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000, which equates to an “as-is” Cut-off Date LTV of 32.6% and 59.7% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017, which equates to an “as-is assuming holdbacks” Cut-off Date LTV Ratio of 31.3% and 57.3% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The “as-is assuming holdbacks” value presumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date.

Environmental Matters. According to a Phase I environmental site assessment dated April 13, 2017, there was no evidence of any recognized environmental conditions at the 225 & 233 Park Avenue South Property.

Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is also considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million square feet of office inventory, direct weighted average Class A asking rents of $84.23 per square foot and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per square foot, with multiple spaces in the market exceeding $90.00 per square foot.

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The following table presents certain information relating to comparable leases to the 225 & 233 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
412 West 13th Street New York, NY	1900/2001	8	3 – 6	80,330	1.5 miles	Bumble & Bumble	Feb 2017 / 15 Yrs	41,210	$93.00	Gross
853 Broadway New York, NY	1929	21	21	126,000	0.3 miles	21st Century Fox / True XMedia	Jan 2017 / 10 Yrs	5,864	$110.00	Gross
413 West 14th Street New York, NY	2017	5	3, 4, PH	110,358	1.4 miles	Argo Group	Feb 2017 / 15 Yrs	45,495	$92.00	Gross
430 West 15th Street New York, NY	1950/2016	7	2 – 7	98,087	1.4 miles	Live Nation Entertainment, Inc.	Jan 2017 / 15 Yrs	76,915	$98.66	Gross
315 Park Avenue South New York, NY	1928/2007	20	11 – 12	276,000	0.3 miles	BDG Media	Nov 2016 / 10 Yrs	34,100	$85.00	Gross
330 Hudson Street New York, NY	2013	13	Pt. 9 - 10	394,315	2.0 miles	Deloitte Digital	Nov 2016 / 12 Yrs	37,356	$80.00	Gross
250 Hudson Street New York, NY	1928	14	8	30,000	2.3 miles	Lieff Cabraser Heimann & Bernstein	Sept 2016 / 10 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928/2007	20	19 – 20	276,000	0.3 miles	Winton Capital	July 2016 / 10 Yrs	34,844	$100.00	Gross
200 Park Avenue South New York, NY	1908	17	6 – 7	225,000	0.05 miles	Elizabeth Arden	Mar 2016 / 10 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	15	14	911,213	0.5 miles	Facebook	Feb. 2016 / 12 Yrs	79,998	$105.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 225 & 233 Park Avenue South Whole Loan is 225 Fourth LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver and Orda Management Corporation are the guarantors of certain nonrecourse carveouts under the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Whole Loan are limited to (i) transfers by the borrower of ownership of all or any material portion of the real property comprising part of the 225 & 233 Park Avenue South Property, (ii) a sale, assignment, pledge or other encumbrance by the borrower of the rents and (iii) bankruptcy related carveouts.

The Borrower Sponsor. The borrower sponsor is Orda Management Corporation (“ORDA”). ORDA is a New York-based family-owned business organized in New York in 1952 as a company and incorporated in 1956. ORDA predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. ORDA has also gained a reputation for developing and renovating historic buildings. ORDA, in conjunction with the Related Companies, has developed the Armory, The Sierra, the Tate and the Westport.

Escrows. The loan documents provide for upfront reserves in the amount of $14,864,252 for free rent, $11,529,288 for remaining base building costs and fees and $8,106,455 for outstanding tenant improvements and leasing commissions.

The loan documents do not require monthly reserve deposits for real estate taxes, replacement reserves and TI/LCs so long as no Trigger Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) the borrower provides the lender with evidence that the 225 & 233 Park Avenue South Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums, $11,176 (approximately $0.20 per square foot annually) for replacement reserves and $55,878 (approximately $1.00 per square foot annually) for TI/LCs.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from

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the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

A “Trigger Period” means the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Whole Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed lease, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Whole Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leasing the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants being in physical occupancy of their space, (3) such tenants being open for business and the landlord’s leasing obligations for such replacement lease(s) having been paid and (4) the applicable replacement tenant(s) paying full, unabated rent equaling or exceeding the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equaling or exceeding the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an event of default under the 225 & 233 Park Avenue South Mezzanine Loan exists and expire upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt), as calculated in the loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The 225 & 233 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 225 & 233 Park Avenue South Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt, unless a Trigger Period has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

Property Management. The 225 & 233 Park Avenue South Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than the period 90 days prior to a securitization of a note or the period 90 days after a securitization of a note) the right to transfer the 225 & 233 Park Avenue South Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents, (iv) the payment of an assumption fee of $136,628 for the first such assumption of the 225 & 233 Park Avenue South Whole Loan and $273,256 for each subsequent assumption of the 225 & 233 Park Avenue South Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C39 certificates and similar confirmations from each rating agency rating any securities backed by any of the 225 & 233 Park Avenue South Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Whole Loan, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Mezzanine Loan is coterminous with the 225 & 233 Park Avenue South Whole Loan and accrues interest at a fixed per annum rate equal to 4.6700%. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield on the 225 & 233 Park Avenue South Total Debt is 57.3%, 1.59x and 6.9%, respectively. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Mezzanine Loan. The 225 & 233 Park Avenue South Mezzanine Loan may be split into a senior mezzanine loan and one or more junior mezzanine loans. Barclays Bank PLC currently holds the 225 & 233 Park Avenue South Mezzanine Loan and expects to sell the 225 & 233 Park Avenue South Mezzanine Loan to one or more third-party investors.

Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (a) prior written notice of not less than 45 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is at least coterminous with the 225 & 233 Park Avenue South Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (f) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to or greater than 1.67x, (g) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade,

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withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 225 & 233 Park Avenue South Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 225 & 233 Park Avenue South Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 225 & 233 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

A-3-13

211 MOUNT AIRY ROAD

A-3-14

211 MOUNT AIRY ROAD

211 Mount Airy Road
211 Mount Airy Road
Basking Ridge, NJ 07920
Morristown
Mendham
Mendham Rd
Corey Ln
Mountain Ave
Morristown Natl. Historical Park
Mendham Golf Course
Spring Brook Country Club
Wick Farm and Garden
Jockey Hollow Visitors Center
Washington's Headquarters Museum
Honeywell
Morristown Memorial Hospital
New Vernon
Glen Alpin Rd
Blue Mill Rd
Loantaka Park
Morris County
Roxiticus Golf Club
Lees Hill Rd
Verizon
Bernardsville
Somerset Hills Country Club
Basking Ridge
Great Swamp National Wildlife Refuge
Lord Stirling Park
Maple Ave
Mount Airy Rd
NJ Transit
Far Hills
Hamilton Farm Golf Club
Lyons
Lyons Rd
Meyersville Rd
River Rd
Gillette
Millington
Gladstone Line
Stirling
Berkeley Heights
Lamington
Lamington Rd
Bernards
VA New Jersey Health Care - Lyons Campus
Valley Rd
Passaic River County Park
Newark Intl. Airport 17 miles
New Jersey National Golf Club
Fiddlers Elbow Country Club
Mountainview Rd
Mt. Horeb Rd
Mt. Bethel
Watchung
Twin Brooks Country Club
Burnt Mills Rd
Somerset Airport
Branchburg Township
Country Club Rd
Washington Valley Rd
Somerset County
Mountain Blvd
North Plainfield
Fox Hollow Golf Club
Raritan Valley Community College
Warrenbrook Golf Course
Plainfield
Easton Tpke
Meadow Rd
Green Knoll Golf Course
Bridgewater
Foothill Rd
Newmans Ln
King George Rd
Garretson Rd
Solberg-Hunterdon Airport
North Branch
Bridgewater Commons
Washington Valley Park
Dunellen
North Branch Park
Bridgewater Towne Center
Raritan
Somerville
Middlesex
Bound Brook Rd
Raritan Valley Line
William St
Old York Rd
Somerset Med. Ctr.
Union Ave
Main St
Bound Brook
Middlesex County
Washington Ave
Duke Island Park
Manville
Piscataway
Weston Canal Rd
Elizabeth Ave
Campain Rd
Central Jersey Regional Airport
Triangle Rd
Hillsborough Promenade
Royce Brook Golf Club
Colonial Park
Cedar Grove Ln
Somerset
Easton Ave
River Rd
Morris Ave
Rutgers University
High Point Solutions Stadium
New York
Penn
New Jersey
Port Jervis
Monroe
Peekskill
Vernon Twp.
Ringwood
Franklin
Newton
Kinnelon
Ramsey
White Plains
Paramus
Wayne
Paterson
Yonkers
Fort Lee
East Stroudsburg
Hopatcong
Dover
Morristown
Passaic
Mendham
Washington
Newark
New York City
Easton
Phillipsburg
Basking Ridge
Elizabeth
Jersey City
Plainfield
Bridgewater Twp.
Edison
Flemington
New Brunswick
East Brunswick
Old Bridge
Atlantic Ocean
Lambertville
Princeton
Plainsboro
Long Branch
Doylestown
Eatontown
Lansdale
Trenton
Freehold

A-3-15

No. 2 – 211 Mount Airy Road

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$65,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$65,000,000			Location:	Basking Ridge, NJ
% of Initial Pool Balance:	5.7%			Size:	306,194 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$212.28
Borrower:	RW 211 Mount Airy, LLC; 211 Mount Airy Associates, LLC			Year Built/Renovated:	1975/2017
Borrower Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate(2):	4.070%			Property Manager:	Self-managed
Note Date:	June 30, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date(2):	July 11, 2027			3rd Most Recent Occupancy(4):	NAV
Maturity Date(2):	January 11, 2033			2nd Most Recent Occupancy(4):	NAV
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt:	None			Most Recent NOI(4):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$8,290,203
				U/W Expenses:	$2,326,564
				U/W NOI:	$5,963,638
				U/W NCF:	$5,902,400
Escrows and Reserves(3):				U/W NOI DSCR:	2.22x
				U/W NCF DSCR:	2.20x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$15,264	$75,374	NAP	U/W NCF Debt Yield:	9.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$96,700,000
Replacement Reserves	$0	$5,103	NAP	As-Is Appraisal Valuation Date:	July 1, 2017
Tenant Specific TI/LC Reserve	$2,243,437	$0	NAP	Cut-off Date LTV Ratio:	67.2%
Rent Concession Reserve	$8,514,457	$0	NAP	LTV Ratio at Maturity or ARD:	67.2%

(1)	See “The Borrower Sponsor” section.

(2)	See “The Mortgage Loan” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” and “Cash Flow Analysis” sections.

The Mortgage Loan. The mortgage loan (the “211 Mount Airy Road Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a suburban office building located in Basking Ridge, New Jersey (the “211 Mount Airy Road Property”). The 211 Mount Airy Road Mortgage Loan was originated on June 30, 2017 by Wells Fargo Bank, National Association. The 211 Mount Airy Road Mortgage Loan had an original principal balance of $65,000,000, has an outstanding principal balance of $65,000,000 as of the Cut-off Date and accrues interest at an interest rate of 4.070% per annum. The 211 Mount Airy Road Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is July 11, 2027 and the final maturity date is January 11, 2033. In the event the 211 Mount Airy Road Mortgage Loan is not paid off in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the greater of (i) the Mortgage Rate plus 5.000% per annum, and (ii) the sum of (A) the most recent issue 10-year offer side swap rate or Treasury Rate, whichever is greater and (B) 6.800% per annum. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the 211 Mount Airy Road Mortgage Loan. See “Description of the Mortgage Pool—ARD Loans” in the Preliminary Prospectus.

Following the lockout period, the borrower has the right to defease the 211 Mount Airy Road Mortgage Loan in whole, but not in part, on any date before April 11, 2027. In addition, the 211 Mount Airy Road Mortgage Loan is prepayable without penalty on or after April 11, 2027.

A-3-16

211 MOUNT AIRY ROAD

Sources and Uses

Sources			Uses
Original loan amount	$65,000,000	64.5%	Purchase price	$98,500,000	97.7%
Sponsor’s new cash contribution	35,806,546	35.5	Reserves	10,773,158	10.7
			Closing costs	2,401,997	2.4
			Acquisition credits(1)	(10,868,609)	(10.8)
Total Sources	$100,806,546	100.0%	Total Uses	$100,806,546	100.0%

(1)	The seller provided the borrower sponsor acquisition credits for outstanding free rent ($8,514,457), outstanding tenant improvement allowance ($2,243,437) and pro rata expense credits ($110,715).

The Property. The 211 Mount Airy Road Property consists of the fee interest in a three-story, class A office building totaling approximately 306,194 square feet and located in Basking Ridge, New Jersey. The 211 Mount Airy Road Property was constructed in 1975 and fully renovated from 2013 to 2017 for a total cost of $11.5 million ($38 per square foot). The 211 Mount Airy Road Property consists of one building segregated into three separate pods on a 52.0-acres site. The 211 Mount Airy Road Property features a modern glass façade that provides natural light and panoramic views, along with amenities such as high-tech conference and training facilities; a 127-seat auditorium; a 100-seat, full-service café with patio seating; and a state-of-the-art fitness center with locker rooms. The 211 Mount Airy Road Property contains 1,288 surface parking spaces, equating to a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. As of August 1, 2017, the 211 Mount Airy Road Property was 100.0% occupied.

The 211 Mount Airy Road Property is 100.0% leased by Daiichi Sankyo, Inc. (“DSI”), the United States subsidiary of Daiichi Sankyo Company, Limited (“DSCL”). The 211 Mount Airy Road Property serves as DSI’s North American headquarters location and represents the consolidation of two prior DSI office locations in Parsippany and Edison, New Jersey. DSI signed a 16-year lease at the 211 Mount Airy Road Property in April 2016 with a lease expiration date of January 31, 2033, with one, 10-year extension option. In conjunction with the DSI lease, the tenant invested approximately $23.0 million ($75 per square foot) into improvement of their space. In addition, DSI’s lease is backed by a $25.0 million letter of credit issued by Bank of America, N.A., which will remain in-place throughout the lease term.

DSCL is rated A1 by Moody’s and is listed on the Tokyo Stock Exchange (4568) and has American Depositary Receipt shares listed on the Nasdaq Stock Exchange (DSNKY). DSCL is a Japan-based researcher, developer, manufacturer, producer and seller of pharmaceuticals. DSCL employs approximately 15,000 people in more than 20 countries. DSCL is the second-largest pharmaceutical company in Japan and had fiscal year 2016 total revenues of approximately ¥955.1 billion (or $8.6 billion, as of June 1, 2017), resulting in a net profit of ¥47.5 billion (or $427.0 million, as of June 1, 2017).

The following table presents certain information relating to the tenancy at the 211 Mount Airy Road Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
DSI	NR/A1/NR(2)	306,194	100.0%	$28.50	$8,726,529	100.0%	1/31/2033(3)(4)
Total Major Tenant		306,194	100.0%	$28.50	$8,726,529	100.0%

Vacant Space		0	0.0%

Collateral Total		306,194	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF represent DSI’s average rent over the term of the 211 Mount Airy Road Mortgage Loan. DSI is currently in a rent abatement period through February 2021. All future rent credits or abatements under the DSI lease were reserved at the origination of the 211 Mount Airy Road Mortgage Loan (see “Escrows” section below).

(2)	The Credit Rating shown represents DSI’s parent company, DSCL, which does not guarantee the lease, however, DSI’s lease is backed by a $25,000,000 letter of credit, issued by Bank of America, N.A., which will remain in place through DSI’s lease term.

(3)	DSI has one, ten-year lease extension options.

(4)	DSI has a one-time option on January 31, 2029 to terminate its lease with 12 months’ written notice and payment of a termination fee in an amount equal to $34,178,013.

A-3-17

211 MOUNT AIRY ROAD

The following table presents certain information relating to the lease rollover schedule at the 211 Mount Airy Road Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	306,194	100.0%	306,194	100.0%	$8,726,529	100.0%	$28.50
Vacant	0	0	0.0%	306,194	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	306,194	100.0%			$8,726,529	100.0%	$28.50

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 211 Mount Airy Road Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(2)	8/1/2017(2)
NAV	NAV	NAV	100.0%	100.0%

(1)	The 211 Mount Airy Road Mortgage Loan represents acquisition financing. As such, historical information prior to the signing of the DSI lease in April 2016 is not available

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 211 Mount Airy Road Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$8,726,529	105.3%	$28.50
Grossed Up Vacant	0	0.0	0.00
Total Reimbursables	0	0.0	0.00
Less Vacancy & Credit	(436,326)(3)	(5.3)	(1.43)
Effective Gross Income	$8,290,203	100.0%	$27.08

Total Operating Expenses	$2,326,564	28.1%	$7.60

Net Operating Income	$5,963,638	71.9%	$19.48
TI/LC	0	0.0	0.00
Capital Expenditures	61,239	0.7	0.20
Net Cash Flow	$5,902,400	71.2%	$19.28

NOI DSCR	2.22x
NCF DSCR	2.20x
NOI DY	9.2%
NCF DY	9.1%

(1)	The 211 Mount Airy Road Mortgage Loan represents acquisition financing. As such, historical information prior to the signing of the DSI lease in April 2016 is not available.

(2)	U/W Base Rent and U/W Base Rent per SF represent DSI’s average rent over the term of the 211 Mount Airy Road Mortgage Loan. DSI is currently in a rent abatement period through February 2021. All future rent credits or abatements under the DSI lease were reserved at the origination of the 211 Mount Airy Road Mortgage Loan (see “Escrows” section below).

(3)	The underwritten economic vacancy is 5.0%. The 211 Mount Airy Road Property was 100.0% physically occupied as of August 1, 2017.

A-3-18

211 MOUNT AIRY ROAD

Appraisal. As of the appraisal valuation date of July 1, 2017, the 211 Mount Airy Road Property had an “as-is” appraised value of $96,700,000. The appraiser also concluded to a dark value of $69,400,000, as of June 5, 2017.

Environmental Matters. According to the Phase I environmental site assessment dated May 30, 2017, there are no recognized environmental conditions at the 211 Mount Airy Road Property.

Market Overview and Competition. The 211 Mount Airy Road Property is located in Basking Ridge, New Jersey, approximately 7.2 miles from the Interstate 78/Interstate 287 interchange and 39.0 miles west of Manhattan. In close proximity to the 211 Mount Airy Road Property are several large corporate offices along the Interstate 78 corridor including Johnson & Johnson, Sanofi-Aventis, GlaxoSmithKline, Pfizer, Actavis, Celegen and Valeant Pharmaceuticals. The most notable office lease and location in the area is Verizon, who executed a 20-year sale-leaseback at its Basking Ridge headquarters location for approximately 1.4 million square feet. The June 2015 transaction totaled approximately $650.3 million ($464 per square foot). The 211 Mount Airy Road Property benefits from its affluent location in Somerset County. According to a third party report, the estimated 2017 population within a five- and ten-mile radius of the 211 Mount Airy Road Property was 59,121, and 363,102, respectively. The estimated 2017 average household income within the same radii was $156,944 and $136,926, respectively.

According to a third party market research report, the 211 Mount Airy Road Property is located in the Route 78 East office submarket of Northern New Jersey. As of the second quarter of 2017, the Route 78 East office submarket comprised 378 buildings totaling 18.8 million square feet with a reported vacancy rate of 9.1%. For the same period, the Route 78 East class A office submarket comprised 62 buildings totaling 11.7 million square feet with a reported vacancy rate of 9.7%. The appraiser concluded to a market rent of $26.00 per square foot, modified gross, with $0.50 per square foot annual rent increase, which is in-line with DSI’s current rental rate (as of August 1, 2017) of $26.00 per square foot, modified gross.

The following table presents certain information relating to comparable office leases for the 211 Mount Airy Road Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Class	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Park Place 200 Park Avenue Florham Park, NJ	1976/2001	3	165,000	A	12.6 miles	Confidential	November 2016 / 11.0 Yrs	52,787	$29.50	MG
Somerset Corporate Center I 100 Somerset Corporate Boulevard Bridgewater, NJ	1997/NAP	8	240,000	A	10.0 miles	Confidential	September 2016 / 10.0 Yrs	115,158	$28.50	MG
Arbor Circle North 7 Sylvan Way Parsippany, NJ	1986/NAP	4	145,983	A	16.3 miles	Confidential	April 2016 / 12.0 Yrs	50,000	$30.00	MG
Somerset Corporate Center II 200 Somerset Corporate Boulevard Bridgewater, NJ	1998/NAP	8	250,000	A	10.1 miles	Confidential	February 2016 / 12.0 Yrs	115,634	$28.50	MG
The Crossings at Jefferson Park 115 South Jefferson Road - Building 200 Whippany, NJ	2001/NAP	4	150,558	A	12.8 miles	Confidential	July 2016 / 10.0 Yrs	59,651	$24.65	MG
The Offices at Fox Hill 169 Lackawanna Avenue Parsippany, NJ	2001/NAP	3	256,000	A	19.7 miles	Confidential	May 2016 / 11.0 Yrs	59,848	$25.00	MG

(1)	Information obtained from the appraisal.

The Borrower. The borrower comprises two tenants-in-common (RW 211 Mount Airy, LLC and 211 Mount Airy Associates, LLC), both of which are Delaware limited liability companies structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 211 Mount Airy Road Mortgage Loan. HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; and HGGP Capital XI, LLC are the guarantors of certain nonrecourse carveouts under the 211 Mount Airy Road Mortgage Loan.

The Borrower Sponsor. The sponsors are HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; and HGGP Capital XI, LLC, entities ultimately controlled by Harbor Group International, LLC (“HGI”). Founded in 1990, HGI is a privately-held global real estate management and investment services firm. HGI currently owns in excess of 5.1 million square feet of commercial properties and in excess of 25,000 apartment units, with a portfolio valued at approximately $4.7 billion. HGI, or an affiliate, has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings or deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

A-3-19

211 MOUNT AIRY ROAD

Escrows. The 211 Mount Airy Road Mortgage Loan documents provide for an upfront escrow at closing in the amount of $15,264 for real estate taxes, $2,243,437 for all existing tenant improvements and leasing commissions (“TI/LCs”) obligations and $8,514,457 for all future rent credits or abatements under the DSI lease. Until February 2018, DSI has fully abated rent; for February 2018, DSI will pay an effective annual base rent of $0.36 per square foot; from March 2018 to July 2018, DSI will pay an effective annual base rent of $21.16 per square foot; for August 2018, DSI will pay an effective annual base rent of $22.66 per square foot; from September 2018 to January 2019, DSI will pay an effective annual base rent of $23.37 per square foot; from February 2019 to January 2020, DSI will pay an effective annual base rent of $23.81 per square foot; from February 2020 to January 2021, DSI will pay an effective annual base rent of $24.25 per square foot; and for February 2021, DSI will pay an effective annual base rent of $26.82 per square foot. Beginning March 2021, DSI will pay fully unabated rent.

The 211 Mount Airy Road Mortgage Loan documents require monthly escrows of $75,374 for real estate taxes and $5,103 for replacement reserves. The 211 Mount Airy Road Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default; (ii) insurance requirements are being satisfied by a blanket policy acceptable to the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The 211 Mount Airy Road Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the date that the DSI lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or DSI gives notice of its intent to commence any of the foregoing, (iii) the date that DSI discontinues its business (i.e. “goes dark”) at 20% or more of the 211 Mount Airy Road Property or DSI gives notice of its intent to commence the foregoing; (iv) a monetary or material non-monetary default under the DSI lease that continues beyond any applicable notice and cure period; (v) DSI or DSCL becoming involved, as a debtor, in a bankruptcy proceeding or other insolvency proceeding; (vi) a decline in the credit rating of DSCL to “Baa3” or lower by Moody’s or the equivalent by any rating agency; or (vii) the 211 Mount Airy Road Mortgage Loan not being paid off in full on or before the ARD.

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clauses (ii) and (iii), upon the entirety of the DSI’s space (or applicable portion thereof) being leased pursuant to one or more lender qualified leases and sufficient funds having been accumulated to cover all anticipated qualified leasing expenses, free rent periods, and/or rent abatement periods; with respect to clause (iv), upon the date on which the subject default has been cured, and no other monetary or material non-monetary default under the DSI lease having occurred for a period of three consecutive months following such cure; with respect to clause (v), upon the date which the applicable DSI bankruptcy proceeding or other insolvency proceeding has terminated and the DSI lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; and with respect to clause (vi), upon the date the credit rating of DSCL has been restored to above “Baa3” by Moody’s or the equivalent by the relevant rating agencies. No cure of a Cash Trap Event Period with regard to clause (vii) is permitted.

Property Management. The 211 Mount Airy Road Property is managed by an affiliate of the borrower.

Assumption. The borrower has a three-time right to transfer the 211 Mount Airy Road Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 211 Mount Airy Road Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 211 Mount Airy Road Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

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A-3-22

LAKESIDE SHOPPING CENTER

A-3-23

LAKESIDE SHOPPING CENTER

VETERANS MEMORIAL BOULEVARD
SECOND FLOOR
PARKING DECK
macy's
FOREVER 21
J.CREW
EXPRESS
BRAVO
SUCRÉ
PACSUN
HOLLISTER
AÉROPOSTALE
Disney store
BLINK
VANS
SEPHORA
COACH
ZARA
GAP
RESTORATION HARDWARE
LANE BRYANT
chico's
FOOD COURT
Madewell
ATHLETA
PANDORA
zumiez
Free People
jcpenney
The Cheesecake Factory
VICTORIA'S SECRET
Lids
AVEDA
Microsoft
ALDO
GameStop
lululemon athletica
Abercrombie & Fitch
Brookstone
ANN TAYLOR
CHAMPS
AMERICAN EAGLE
Justice
LEE MICHAELS
MIMI KIDS
RED LOBSTER
Dillard's
NORTH CAUSEWAY BOULEVARD
SEVERN AVENUE
WHITNEY BANK
Fleming's
DICK'S SPORTING GOODS
LOFT
Anchor
Major
In-Line
Food Court
Vacant
17TH STREET
N

A-3-24

LAKESIDE SHOPPING CENTER

Lake Pontchartrain
Pontchartrain Causeway
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Woodmere
Lake Cataouatche
Linear Park
Folse Dr
Esplanade Ave
Louis Armstrong New Orleans Intl. Airport 4 miles
Clearview Pkwy
East Jefferson General Hospital
Cleary Ave
Lakeway Center
The Place Plaza
Veterans Memorial Blvd
Clearview Mall
Lafreniere Park
10
Tulane Lakeside Hospital
W. Napoleon Ave
Transcontinental Dr
METAIRIE
JEFFERSON PARISH
W. Metairie Ave
61
New Orleans Saints Headquarters
NO Zephyrs Baseball Stadium
Louisiana Tech. Coll.- Jefferson
Airline Dr
Earhart Expwy
LA 3139
Citrus Blvd
Elmwood Shopping Center
Central Ave
Jefferson
Jefferson Hwy
90
Ochsner Medical Center
River Ridge
Elmwood
ELMWOOD INDUSTRIAL PARK
Hickory Ave
Jefferson Hwy
Riverside Rd
HUEY P. LONG BRIDGE
Colonial Club Dr
LA 48
Harahan
Colonial Golf and Country Club
Mississippi River
River Rd
Bridge City
Bridge City Ave
LA 18
River Rd
Waggaman
Westwego
Causeway Blvd
Bonnabel Blvd
Live Oak St
Esplanade Ave
Veterans Blvd
Metairie Rd
Metairie Country Club
Lake Ave
Breakwater Park
New Canal Lighthouse
West End
Canal Blvd
Lakeview
New Orleans Country Club
Lakeshore Dr
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
Gentilly
Filmore Ave
Mirabeau Ave
North Course at City Park
ORLEANS PARISH
LaBorde Lookout
City Park
Dillard University
610
Ted Gormley Stadium
New Orleans Museum of Art
Delgado Community College
Fairgrounds Racetrack
Esplanade Ave
Broad Ave
STREETCAR
Orleans Ave
Canal St
Tulane Ave
Treme-Lafitte
Tulane-Gravier
LSU/VA Complex
Medical Center of Louisiana
Carrollton Ave
Claiborne Ave
NEW ORLEANS
French Market
FRENCH QUARTER
Champion Square
Audubon Aquarium
Mercedes- Benz Superdome
Riverwalk Marketplace
CBD
Smoothie King Ctr.
New Orleans E. N. Morial Conv. Ctr.
Willow St
Yulman Stadium
Nashville Ave
Broadmoor
Leake Ave
Tulane University
Claiborne Ave
Central City
Ochsner Baptist Medical Ctr.
Loyola University
Freret St
Lower Garden District
Audubon Park Golf Course
St. Charles Ave
Napoleon Ave
Audubon
Garden District
Audubon Zoo
Magazine St
Children's Hospital New Orleans
Tchoupitoulas St
West Riverside
Mississippi River
Gretna
Harvey

A-3-25

No. 3 – Lakeside Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$58,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$58,000,000			Location:	Metairie, LA
% of Initial Pool Balance:	5.1%			Size:	1,211,349 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$144.47
Borrower Name:	Causeway LLC			Year Built/Renovated:	1960/2008
Borrower Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee/Leasehold
Mortgage Rate:	3.770%			Property Manager:	Self-managed
Note Date:	July 28, 2017			4th Most Recent Occupancy (As of):	98.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.1% (12/31/2014)
Maturity Date:	August 1, 2027			2nd Most Recent Occupancy (As of):	98.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	98.9% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	97.5% (6/1/2017)
Seasoning:	0 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$19,748,210 (12/31/2014)
Call Protection(2):	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$19,177,687 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$19,025,476 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,822,381 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$32,713,717
				U/W Expenses:	$12,933,343
				U/W NOI:	$19,780,375
Escrows and Reserves(3):				U/W NCF:	$18,307,305
				U/W NOI DSCR(1):	2.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.74x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	$1,00,000	As-Is Appraised Value:	$365,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 7, 2017
Rent Concession Reserve	$1,214,427	$0	NAP	Cut-off Date LTV Ratio(1):	47.9%
Tenant Specific TI/LC Reserve	$7,606,095	$0	NAP	LTV Ratio at Maturity or ARD(1):	47.9%
Ground Rent Reserve	$0	Springing	NAP
Lease Termination Reserve	$0	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Lakeside Shopping Center Whole Loan (as defined below).
(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of September 1, 2017. Defeasance of the Lakeside Shopping Center Whole Loan is permitted at any time after the earlier to occur of (i) July 28, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized
(3)	See “Escrows” section.
(4)	As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants.

The Mortgage Loan. The mortgage loan (the “Lakeside Shopping Center Mortgage Loan”) is part of a whole loan (the “Lakeside Shopping Center Whole Loan”) that is evidenced by 3 pari passu promissory notes in the aggregate original principal amount of $175,000,000, which are secured by a first priority fee and leasehold mortgage encumbering a 1,211,349 square foot regional mall in Metairie, Louisiana (the “Lakeside Shopping Center Property”). Promissory Note A-2 (contributed by Wells Fargo Bank, National Association), in the aggregate principal amount of $58,000,000, represents the Lakeside Shopping Center Mortgage Loan and will be included in the WFCM 2017-C39 securitization trust.

The Lakeside Shopping Center Whole Loan was co-originated on July 28, 2017 by Morgan Stanley Bank, National Association, Wells Fargo Bank, National Association and Barclays Bank PLC. The Lakeside Shopping Center Whole Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.770% per annum. The Lakeside Shopping Center Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the term of the Lakeside Shopping Center Whole Loan. The Lakeside Shopping Center Whole Loan matures on August 1, 2027.

A-3-26

LAKESIDE SHOPPING CENTER

The remaining Notes A-1 and A-3 from the Lakeside Shopping Center Whole Loan, which had an aggregate original principal balance of $117,000,000, are expected to be contributed to future securitization trusts. The following table presents a summary of the promissory notes comprising the Lakeside Shopping Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$59,000,000	Morgan Stanley Bank, N.A	Yes
A-2	$58,000,000	WCM 2017-C39	No
A-3	$58,000,000	Barclays Bank PLC	No
Total	$175,000,000

Following the lockout period, the borrower has the right to defease the Lakeside Shopping Center Whole Loan in whole, but not in part, on any date before April 1, 2027. In addition, the Lakeside Shopping Center Whole Loan is prepayable without penalty on or after April 1, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 28, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$175,000,000	100.0%	Loan Payoff(1):	$95,495,796	54.6%
			Closing Costs:	635,826	0.4
			Upfront reserves:	8,820,522	5.0
			Return of Equity:	70,047,856	40.0
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

(1)	The Lakeside Shopping Center Property was previously securitized in the BACM 2007-4 transaction.

The Property. The Lakeside Shopping Center Property consists of a one- to three-story, 1,211,349 square foot regional mall located at the northwestern corner of the intersection of Veterans Boulevard and Causeway Boulevard in Metairie, Louisiana, approximately 7.8 miles northwest of the New Orleans central business district. The Lakeside Shopping Center Property is anchored by J.C. Penney, Macy’s and Dillard’s, which collectively account for 10.9% of the underwritten base rent. Aside from the anchor tenants, the Lakeside Shopping Center Property includes a diverse rent roll of national tenants, including Zara, Victoria’s Secret, Forever 21, Dick’s Sporting Goods, Champs, Apple and Express and restaurants such as Cheesecake Factory, Red Lobster, Flemings Prime Steakhouse and P.F. Chang’s China Bistro. The Lakeside Shopping Center Property provides a variety of first-to-market tenants, including 42 tenants that are the respective company’s exclusive location in New Orleans and 16 tenants that are the respective company’s exclusive location in Louisiana. The Lakeside Shopping Center Property contains 2,029 surface parking spaces and 3 multi-level parking decks providing an additional 3,203 parking spaces, for a total of 5,232 parking spaces (approximately 4.4 spaces per 1,000 square feet).

Since 2005, the borrower sponsor has invested approximately $86.7 million ($72 per square foot) in repairs and capital improvements to the Lakeside Shopping Center Property. In addition, the borrower sponsor is currently undertaking an approximately $10.0 million capital improvement program which is scheduled for completion in 2018 and is anticipated to renovate all common areas and corridors, as well as complete the construction and build-out of the Zara space (scheduled lease commencement of May 2018).

For the trailing 12-month period ending April 30, 2017, the Lakeside Shopping Center Property reported in-line sales of $187.0 million, which equates to $795 PSF and an occupancy cost of 9.9%, including Apple. Excluding Apple, the comparable in-line sales for the same trailing 12-month period equated to $651 per square foot with an occupancy cost of 12.0%. Since 2012, comparable in-line sales per square foot have increased from $706 per square foot to $795 per square foot, representing a 12.6% increase. In-line sales per square foot includes food court tenants. As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants. The leased percentage includes the Zara and four other tenants, which account for a combined 4.8% of net rentable area and are all anticipated to take occupancy by June 2018. Since 2007, the Lakeside Shopping Center Property has averaged 97.7% occupancy, never dropping below 95.2%.

A-3-27

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the tenancy at the Lakeside Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
J.C. Penney	B+/B1/B+	203,410	16.8%	$6.49	$1,320,131	5.6%	$116	8.5%	11/30/2022(4)
Macy’s(5)	BBB/Baa3/BBB-	229,520	18.9%	$2.83	$649,542	2.8%	$168	2.1%	1/31/2029(6)
Dillard’s	BBB-/Baa3/BBB-	291,700	24.1%	$1.71	$499,974	2.1%	$199	2.4%	12/31/2019(7)
Dillard’s Mens	BBB-/Baa3/BBB-	18,958	1.6%	$5.00	$94,790	0.4%	N/A	N/A	12/31/2019(8)
Total Anchor Tenants		743,588	61.4%	$3.45	$2,564,436	10.9%

Major Tenants
Zara(9)	NR/NR/NR	34,722	2.9%	$29.08	$1,009,716	4.3%	N/A	N/A	4/30/2028(10)
Victoria’s Secret	BB+/Ba1/BB+	13,459	1.1%	$55.00	$740,245	3.2%	$742	10.3%	11/30/2025
Forever 21	NR/NR/NR	15,094	1.2%	$48.00	$724,512	3.1%	$417	16.6%	1/31/2018
Dick’s Sporting Goods	NR/NR/NR	36,667	3.0%	$14.50	$531,672	2.3%	$252	8.6%	1/31/2021(11)
Champs	NR/Ba1/BB+	4,500	0.4%	$110.00	$495,000	2.1%	$1,191	11.2%	1/31/2024
Apple	NR/Aa1/AA+	5,260	0.4%	$88.72	$466,667	2.0%	$7,096	1.3%	1/31/2019
Express	NR/NR/NR	8,464	0.7%	$55.00	$465,520	2.0%	$596	9.2%	7/31/2027
Total Major Tenants		118,166	9.8%	$37.52	$4,433,331	18.9%

Non-Major Tenants(12)		319,596	26.4%	$51.40	$16,427,195	70.1%

Occupied Collateral Total		1,181,350	97.5%	$19.83	$23,424,962	100.0%

Vacant Space		29,999	2.5%

Collateral Total		1,211,349	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 30, 2018.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending April 30, 2017, except for J.C. Penney, which represents 2016 data.
(4)	J.C. Penny has three, five-year lease extension options.
(5)	Macy’s is subject to a ground lease and owns its improvements.
(6)	Macy’s has five, five-year lease extension options.
(7)	Dillard’s has one, 10-year lease extension options.
(8)	Dillard’s Mens has one, 10-year lease extension options.
(9)	Zara is currently constructing and building out approximately 15,000 square feet of second floor space, which is in addition to its approximately 19,722 square feet of ground level space. Zara has an executed a 10-year lease with an expected May 2018 commencement date for its entire 34,722 square foot space.
(10)	Zara has one, five-year lease extension option.
(11)	Dick’s Sporting Goods has four, five-year lease extension option.
(12)	Non-Major Tenants includes Flemings Prime Steakhouse (0.6% of NRA and 0.8% of underwritten rent) with a signed lease but a future rent commencement date (November 2017).

The following table presents a summary of historical comparable in-line sales per square foot and occupancy cost at the Lakeside Shopping Center Property:

Comparable In-Line Sales (PSF)(1)(2)

	2014	2015	2016	4/31/2017 TTM
In-Line Sales PSF	$740	$784	$799	$795
In-Line Sales PSF (excluding Apple)	$608	$648	$657	$651
Occupancy Cost	10.6%	10.0%	9.8%	9.9%
Occupancy Cost (excluding Apple)	12.8%	12.0%	11.9%	12.0%

(1)	Information as provided by the borrower sponsor.
(2)	Comparable In-Line Sales (PSF) includes food court tenants.

A-3-28

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the historical anchor sales at the Lakeside Shopping Center Property:

Anchor Sales Summary(1)

Tenant Name	2014	2015	2016	4/31/2017 TTM	Sales PSF
J.C. Penney	$20,123,607	$24,937,466	$23,676,934	NAV	$116(2)
Macy’s	$46,918,633	$43,337,465	$39,222,133	$38,523,848	$168
Dillard’s	$64,544,357	$62,962,609	$57,212,818	$57,919,534	$199

(1)	Information as provided by the borrower sponsor.

(2)	J.C. Penney’s Sales PSF represents 2016 data.

The following table presents certain information relating to the lease rollover schedule at the Lakeside Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	6	10,905	0.9%	10,905	0.9%	$24,002	0.1%	$2.20
2017	2	2,322	0.2%	13,227	1.1%	$549,668	2.3%	$236.72
2018	26	52,024	4.3%	65,251	5.4%	$2,442,261	10.4%	$46.94
2019	15	358,007	29.6%	423,258	34.9%	$3,195,857	13.6%	$8.93
2020	14	30,050	2.5%	453,308	37.4%	$1,729,215	7.4%	$57.54
2021	11	63,990	5.3%	517,298	42.7%	$2,088,586	8.9%	$32.64
2022	12	235,698	19.5%	752,996	62.2%	$3,021,892	12.9%	$12.82
2023	11	24,888	2.1%	777,884	64.2%	$1,747,188	7.5%	$70.20
2024	7	30,568	2.5%	808,452	66.7%	$1,613,418	6.9%	$52.78
2025	13	53,657	4.4%	862,109	71.2%	$2,613,729	11.2%	$48.71
2026	4	7,183	0.6%	869,292	71.8%	$603,132	2.6%	$83.97
2027	5	25,274	2.1%	894,566	73.8%	$1,267,383	5.4%	$50.15
Thereafter	6	286,784	23.7%	1,181,350	97.5%	$2,528,633	10.8%	$8.82
Vacant	0	29,999	2.5%	1,211,349	100.0%	$0	0.0%	$0.00
Total/Weighted Average	132(4)	1,211,349	100.0%			$23,424,962	100.0%	$19.83

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MiMi’s Kids Boutique, Starbucks and Maggie G operate under two leases each.

The following table presents historical occupancy percentages at the Lakeside Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/1/2017(2)(3)
98.3%	97.1%	98.2%	98.9%	97.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants.

A-3-29

LAKESIDE SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lakeside Shopping Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$22,511,952	$22,224,455	$22,643,543	$22,644,279	$23,424,962(1)(2)	71.6%	$19.34
Total Reimbursables	7,819,042	7,732,795	7,909,595	7,853,546	7,415,542	22.7	6.12
Percentage Rent Income(3)	1,904,324	1,892,475	1,601,600	1,558,077	1,462,657	4.5	1.21
Other Income(4)	413,733	556,196	460,051	447,054	410,556	1.3	0.34
Less Vacancy & Credit Loss	0	0	0	0	0(2)	0.0	0.00
Effective Gross Income	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	100.0%	$27.01

Total Operating Expenses	$12,900,841	$13,228,233	$13,589,313	$13,680,575	$12,933,343	39.5%	$10.68

Net Operating Income	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$19,780,375	60.5%	$16.33
Capital Expenditures	0	0	0	0	242,270	0.7	0.20
TI/LC	0	0	0	0	1,230,800	3.8	1.02
Net Cash Flow	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$18,307,305	56.0%	$15.11

NOI DSCR(5)	2.95x	2.87x	2.84x	2.81x	2.96x
NCF DSCR(5)	2.95x	2.87x	2.84x	2.81x	2.74x
NOI DY(5)	11.3%	11.0%	10.9%	10.8%	11.3%
NCF DY(5)	11.3%	11.0%	10.9%	10.8%	10.5%

(1)	U/W Base Rent includes contractual rent steps through July 30, 2018.

(2)	The Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants as of June 1, 2017. All outstanding rent concessions and gap rent have been reserved at origination of the Lakeside Shopping Center Whole Loan. The underwritten economic vacancy is included in the U/W Base Rent.

(3)	Percentage Rent Income represents overage rent in addition to base rent for gross tenant sales above a threshold. U/W Percentage Rent Income is based on the trailing 12-month period ending April 30, 2017.

(4)	Other income includes income from rubbish removal, advertising, storage and other miscellaneous income.

(5)	Debt service coverage ratios and debt yields are based on the Lakeside Shopping Center Whole Loan.

Appraisal. As of the appraisal valuation date of June 7, 2017, the Lakeside Shopping Center Property had an “as-is” appraised value of $365,000,000.

Environmental Matters. Based on the Phase I environmental site assessment and other information, certain elevated environmental matters related to prior automotive service uses at the Lakeside Shopping Center Property were identified. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limits of liability and $5,000,000 per claim (with a $2,000,000 sublimit being set-aside for the Lakeside Shopping Center Property) with a term expiring June 18, 2022 and a $25,000 deductible. In addition, the loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional 5-year term in 2022, and for an additional 3 year term in 2027. The lender and its successors will be an additional named insured to the environmental insurance policy. The loan documents further provide that the borrower and guarantor are personally liable for losses related to such environmental matters. See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

Market Overview and Competition. The Lakeside Shopping Center Property is located in Metairie, Jefferson Parish, Louisiana, along North Causeway Boulevard, between Interstate 10 (0.4 miles south) and the Lake Pontchartrain Causeway (0.7 miles north). The Lake Pontchartrain Causeway is a 23.8-mile-long bridge spanning the entirety of Lake Pontchartrain – connecting northeast Louisiana to Metairie and New Orleans. According to a third party report, the estimated 2016 population within a three-, five- and seven-mile radius of the Lakeside Shopping Center Property was 120,280, 269,800 and 484,994, respectively, and average household income within the same radii was $83,024, $78,656 and $74,785, respectively. The area surrounding the Lakeside Shopping Center Property is mainly comprised of commercial uses with larger residential concentrations further from North Causeway Boulevard, West Esplanade Avenue and Veterans Memorial Boulevard. The Lakeside Shopping Center Property benefits from its large draw as a super-regional mall located in close proximity to the heavily-trafficked Interstate 10 and Lake Pontchartrain Causeway and 7.8 miles northwest of New Orleans, as well as a high daytime population in the immediate area. Within a one-mile radius of the Lakeside Shopping Center Property there are 223 office properties, comprising approximately 5.4 million square feet, with a total occupancy of 92.1% and a five-year average total occupancy of 93.1%.

The Lakeside Shopping Center Property is located in the Causeway Corridor submarket of the New Orleans/Metairie/Kenner retail market, which as of the second quarter of 2017 contained 146 buildings comprising approximately 2.4 million square feet with a vacancy rate of 2.4%. As of the same period, the Mall subsector of the New Orleans/Metairie/Kenner retail market contained 10 centers comprising approximately 5.8 million square feet with a vacancy rate of 4.7%. Since 2009, the Mall subsector of the New Orleans/Metairie/Kenner retail market has maintained and average year-end occupancy of 94.5%, never falling below 91.7%.

A-3-30

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to comparable properties to the Lakeside Shopping Center Property:

Competitive Set(1)

	Lakeside Shopping Center (Subject)	Clearview Mall	The Esplanade	The Shops at Canal Place	Oakwood Center
Location	Metairie, LA	Metairie, LA	Kenner, LA	New Orleans, LA	Gretna, LA
Distance from Subject	--	1.6 miles	5.5 miles	6.7 miles	9.2 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Specialty Center	Super-Regional Mall
Year Built/Renovated	1960/2002	1966/2002	1984/2011	1982/2006	1966/2007
Anchors	Dillard’s, Macy’s, JC Penney, Dick’s Sporting Goods	Target, Sears, AMC Theatres, Bed Bath & Beyond	Dillard’s, Target, The Grand Theatre Image	Saks Fifth Avenue	Dillard’s, JC Penney, Dick’s Sporting Goods, Shoe Depot/Encore
Total GLA	1,211,349 SF	700,000 SF	965,858 SF	269,376 SF	907,145 SF
Sales PSF	$795	$285	$235	$625	$400
Total Occupancy	97.5%	90.0%	89.0%	98.0%	98.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is Causeway LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lakeside Shopping Center Whole Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Lakeside Shopping Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. The Feil organization’s New Orleans market real estate holdings include approximately 1.7 million square feet of retail, 2.9 million square feet of space, 700,000 square feet of industrial space and 942 multifamily units. Mr. Feil is involved in two ongoing litigations: (i) a civil rights case that is currently open in the State of New York Supreme Court, and (ii) as borrower sponsor, an uncontested foreclosure. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $7,606,095 for all outstanding tenant improvement and leasing commission (“TI/LC”) costs relating to Zara ($3,000,000), Charles Schwab ($2,000,000), Whitney Bank ($1,035,325), Free People ($475,000), Express ($423,200), Flemings Prime Steakhouse ($390,320), J. Jill ($247,250) and Regis Corporation ($35,000); and $1,214,427 for all outstanding rent credits, concessions and abatements relating to Zara ($841,430), Charles Schwab ($325,000), and Flemings Prime Steakhouse ($47,997).

During a Trigger Period (as defined below), the borrower is required to deposit monthly escrows for real estate taxes and insurance premiums (unless the Lakeside Shopping Center Property is insured under an acceptable blanket insurance policy), monthly escrows of $20,193 for replacement reserves (capped at $1,000,000), a monthly amount equal to $0.10 per square foot for leases at the Lakeside Shopping Center Property covering less than 20,000 square feet for tenant improvement and leasing commissions, monthly escrows totaling $5,643 for ground rent (see “Ground Lease” section below), and any lease termination fee incurred by the termination of a tenant’s lease, which will be used for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Lakeside Shopping Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay their rents directly into such lockbox account. The Lakeside Shopping Center Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of Trigger Period (as defined below), all funds are required to be distributed to the borrower. During a Trigger Period, all rents are required to be swept to a lender-controlled cash management account and excess cash flow shall be held by the lender.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield being less than 8.0% for two consecutive calendar quarters. A Trigger Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt yield being at least 8.0% for two consecutive calendar quarters. However, with respect to clause (ii), the failure to maintain a debt yield of at least 8.0% for two consecutive calendar quarters shall not result in the occurrence of a Trigger Period hereunder if within 10 business days after the borrowers sponsor’s receipt of written notice of the failure to satisfy the debt yield requirement, the borrower sponsor delivers a letter of credit in an amount which, if applied as a partial prepayment of the Lakeside Shopping Center Whole Loan, would cause the debt yield to be greater than or equal to 8.0%.

Property Management. The Lakeside Shopping Center Property is managed by an affiliate of the borrower.

A-3-31

LAKESIDE SHOPPING CENTER

Assumption. The borrower has the right to transfer the Lakeside Shopping Center Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRS and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates and similar confirmations from each rating agency rating any securities backed by the Lakeside Shopping Center Whole Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Lakeside Shopping Center Property is subject to two separate long-term ground leases encompassing a total of 24,560 square feet with a current aggregate annual ground rent payment of $67,710, subject to re-adjustments every 10 years based on the appraised value of the two ground lease premises. Both ground leases have expirations in 2056. One of the ground leases totaling 5,760 square feet is subject to re-appraisal after August 31, 2017, which may result in rent escalation.

Terrorism Insurance. The Lakeside Shopping Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower to provide coverage for terrorism in an amount equal to the full replacement cost of the Lakeside Shopping Center Property, subject to a cap equal to one and a half times the premium for the casualty and business interruption insurance coverage on a stand-alone basis, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Lakeside Shopping Center Property during the loan term. At the time of loan closing, the Lakeside Shopping Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

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A-3-33

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

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LONG ISLAND PRIME PORTFOLIO - UNIONDALE

A-3-35

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

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LONG ISLAND PRIME PORTFOLIO - UNIONDALE

Long Island Prime Portfolio - Uniondale
1 RXR Plaza Uniondale, NY
2 Omni Uniondale, NY
Port Washington
Flower Hill
Roslyn Harbor
Roslyn
Munsey Park
Manhasset
East Hills
Old Westbury
New York Institute of Technology
Long Island University- C.W. Post Campus
North Hills
Albertson
Roslyn Heights
Searingtown
Manhasset Hills
N.Y. City 19 miles
Northern State Pkwy
Long Island Expwy
Jericho
Broadway Mall
New Cassel
Westbury
Hicksville
Mineola
North New Hyde Park
New Hyde Park
Winthrop Univ. Hospital
Old Country Rd.
Westbury Shopping Center
The Source
NASSAU COUNTY
Levittown
Garden City
Nassau Co. Court House
Roosevelt Field
Nassau Community College
Eisenhower Park
Nassau Univ. Medical Center
Nassau Veterans Mem. Coliseum
Hofstra University
Adelphi University
Floral Park
Elmont
East Meadow
Meadowbrook State Pkwy
Wantagh State Pkwy
Franklin Square
West Hempstead
Hempstead
Uniondale
Nassau Co. District Court
Southern State Pkwy
North Merrick
North Bellmore
Mercy Medical Center
Molloy College
South Hempstead
Roosevelt
Malverne
Lakeview
Hempstead Lake
JFK Intl. Airport 9 miles
Rockville Centre
Baldwin
Valley Stream
Lynbrook
Oceanside
South Nassau Comm. Hospital
Freeport
Merrick
Bellmore
Wantagh
Long Island Sound
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
BRONX
YONKERS
LONG ISLAND
Atlantic Ocean

A-3-37

No. 4 – Long Island Prime Portfolio - Uniondale

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
				Specific Property Type:	Suburban
Original Principal Balance(1):	$50,000,000			Location:	Uniondale, NY
Cut-off Date Balance(1):	$50,000,000			Size:	1,750,761 SF
% of Initial Pool Balance:	4.4%			Cut-off Date Balance Per SF(1):	$113.07
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrower Names:	333 Earle Ovington Boulevard SPE LLC;			Title Vesting:	Leasehold
	Rexcorp Plaza SPE LLC			Property Manager:	Self-managed
Borrower Sponsor:	RXR Realty LLC			4th Most Recent Occupancy (As of)(4):	83.7% (12/31/2013)
Mortgage Rate:	4.450%			3rd Most Recent Occupancy (As of)(4):	86.9% (12/31/2014)
Note Date:	June 6, 2017			2nd Most Recent Occupancy (As of)(4):	89.1% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	86.9% (12/31/2016)
Maturity Date:	June 6, 2027			Current Occupancy (As of):	85.5% (4/20/2017)
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$19,225,204 (12/31/2014)
Call Protection(2):	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$21,599,852 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$19,274,181 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$18,177,231 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu, Mezzanine
				U/W Revenues:	$53,504,787
				U/W Expenses:	$28,574,757
Escrows and Reserves(3):				U/W NOI(5):	$24,930,030
				U/W NCF(5):	$22,222,017
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.79x
Taxes	$2,049,623	$906,920	NAP	U/W NCF DSCR(1):	2.49x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Replacement Reserves	$0	$33,207	NAP	U/W NCF Debt Yield(1):	11.2%
Deferred Maintenance	$0	$55,603	$1,334,472	As-Is Appraised Value:	$320,000,000
TI/LC Reserve	$3,350,000	$199,244	NAP	As-Is Appraisal Valuation Date:	March 24, 2017
Unfunded Obligations Reserve	$11,598,911	$0	NAP	Cut-off Date LTV Ratio(1):	61.9%
Ground Rent Reserve	$110,240	$0	NAP	LTV Ratio at Maturity or ARD(1):	61.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio - Uniondale Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $45,970,000. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Long Island Prime Portfolio - Uniondale Whole Loan and the Long Island Prime Portfolio - Uniondale Mezzanine Loan (as defined below) were $139.32, 1.66x, 10.2%, 76.2% and 76.2%, respectively.

(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of July 6, 2017. Defeasance of the Long Island Prime Portfolio - Uniondale Whole Loan is permitted at any time after the earlier to occur of (i) June 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Long Island Prime Portfolio - Uniondale Mortgage Loan”) is part of a whole loan (the “Long Island Prime Portfolio - Uniondale Whole Loan”) that is evidenced by four pari passu notes (Note A-1-1, Note A-1-2, Note A-2-1 and Note A-2-2) secured by a first mortgage encumbering the leasehold interest in two Class A office buildings located in Uniondale, New York on Long Island (the “Long Island Prime Portfolio - Uniondale Properties”). The Long Island Prime Portfolio - Uniondale Whole Loan was originated on June 6, 2017 by Barclays Bank PLC and Goldman Sachs Mortgage Company. The Long Island Prime Portfolio - Uniondale Whole Loan had an original principal balance of $197,950,000, has an outstanding principal balance as of the Cut-off Date of $197,950,000 and accrues interest at an interest rate of 4.450% per annum. The Long Island Prime Portfolio - Uniondale Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the Long Island Prime Portfolio - Uniondale Whole Loan. The Long Island Prime Portfolio - Uniondale Whole Loan matures on June 6, 2027.

A-3-38

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The Long Island Prime Portfolio - Uniondale Mortgage Loan is evidenced by the non-controlling Note A-2-1, which had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2017-C39 Trust. The controlling Note A-1-1, had an aggregate original principal balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $85,000,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to the GSMS 2017-GS7 securitization trust. The non-controlling Note A-1-2, had an aggregate original principal balance of $33,770,000, has an outstanding principal balance as of the Cut-off Date of $33,770,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization trust or trusts. The non-controlling Note A-2-2, had an aggregate original principal balance of $29,180,000, has an outstanding principal balance as of the Cut-off Date of $29,180,000, is currently held by Barclays Bank PLC and is expected to be contributed to a future securitization trust or trusts (Note A-1-1, Note A-1-2 and Note A-2-2 collectively, the “Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$85,000,000	GSMS 2017-GS7 (expected)	Yes
A-1-2	$33,770,000	Goldman Sachs Mortgage Company	No
A-2-1	$50,000,000	WFCM 2017-C39	No
A-2-2	$29,180,000	Barclays Bank PLC	No
Total	$197,950,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Long Island Prime Portfolio - Uniondale Whole Loan in whole or in part (see “Partial Release” section). The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 6, 2020. In addition, the Long Island Prime Portfolio - Uniondale Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$197,950,000	63.9%	Loan payoff(2)	$279,997,156	90.3%
Mezzanine Loan(1)	45,970,000	14.8	Reserves	17,108,774	5.5
Preferred Equity(1)	40,525,135	13.1	Closing costs	12,868,362	4.2
Borrower Sponsor’s new cash contribution(2)	25,529,157	8.2

Total Sources	$309,974,292	100.0%	Total Uses	$309,974,292	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Preferred Equity” sections.

(2)

Loan payoff represents (i) a loan collateralized by the RXR Plaza property previously securitized in the GSMS 2007-GG10 trust and (ii) a loan collateralized by the Omni property previously securitized in the GCCFC 2007-GG9 trust. Prior to loan origination, the previous financing for the RXR Plaza property resulted in a loss to the related trust in connection with a previous loan modification and a maturity default and the previous financing for the Omni property resulted in a loss to the trust due to a maturity default. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Long Island Prime Portfolio - Uniondale Properties consist of two Class A office properties (the RXR Plaza and the Omni) located in Uniondale, New York, on Long Island, approximately 20.0 miles east of Manhattan. Constructed in 1985 and 1990, the Long Island Prime Portfolio - Uniondale Properties total 1,750,761 square feet. The RXR Plaza property features amenities including 24-hour/7-day access, a winter garden public space within a 60-foot atrium, a four-story parking facility connected via a protected pedestrian walkway, a cafe, retail amenities (including a U.S. postal office, sundry shop, dry cleaner, jewelry store and day care center), an outdoor ice skating facility and a full service fitness center. The Omni property features amenities including 24-hour/7-day access, retail amenities (including a travel agency and dry cleaners), a lobby which features a fully accredited art gallery, an executive dining room, a 150 seat teleconferencing theatre, a private VIP boardroom and a full service fitness center with an indoor pool.

The Long Island Prime Portfolio - Uniondale Properties are located adjacent to the Meadowbrook State Parkway and Route 24 in Uniondale, New York which is in Nassau County, Long Island. The Meadowbrook Parkway offers access to Interstate 495 (also known as the Long Island Expressway), which connects Manhattan to Nassau and Suffolk counties in Long Island. The Long Island Prime Portfolio - Uniondale Properties are accessible by the Long Island Rail Road from the Garden City station, using the Hempstead branch, which directly connects to Penn Station in Manhattan. Notable attractions in the immediate vicinity of the Long Island Prime Portfolio - Uniondale Properties include the Nassau Coliseum, Hofstra University, Nassau County Community, the Long Island Children’s Museum, the Cradle of Aviation Museum and the Firefighter’s Museum.

The Long Island Prime Portfolio - Uniondale Properties are leased to 77 unique tenants across a diverse spectrum of industries, including the legal, insurance, financial services, telecommunications and healthcare industries. No single tenant represents more than 5.5% of net rentable area or 7.7% of annual in-place underwritten base rent of the Long Island Prime Portfolio - Uniondale Properties. The largest tenants at the Long Island Prime Portfolio - Uniondale Properties include OpenLink Financial LLC at the RXR Plaza property (6.8% of U/W base rent), Flushing Bank at the RXR Plaza property (4.4% of U/W base rent) and Rivkin Radler LLP at the RXR Plaza property (7.7% of U/W base rent). As of April 20, 2017, the Long Island Prime Portfolio - Uniondale Properties were 85.5% occupied by 77 tenants.

A-3-39

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The following table presents certain information relating to the Long Island Prime Portfolio - Uniondale Properties:

Property Name	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
RXR Plaza	$117,850,000	59.5%	84.9%	1985/NAP	1,085,298	$189,000,000	62.4%
Omni	$80,100,000	40.5%	86.5%	1990/NAP	665,463	$131,000,000	61.1%
Total/Weighted Average	$197,950,000	100.0%	85.5%		1,750,761	$320,000,000	61.9%

The following table presents certain information relating to the tenancies at the Long Island Prime Portfolio - Uniondale Properties:

Major Tenants

Tenant Name - Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
OpenLink Financial LLC(3) RXR Plaza	NR/NR/NR	96,325	5.5%	$33.85	$3,261,014	6.8%	12/31/2025(4)
Flushing Bank(5) RXR Plaza	NR/NR/NR	90,877	5.2%	$23.52	$2,137,313	4.4%	12/31/2026(6)
Rivkin Radler LLP(7) RXR Plaza	NR/NR/NR	84,736	4.8%	$43.72	$3,704,882	7.7%	6/30/2023
Healthplex Inc. Omni	NR/NR/NR	77,464	4.4%	$33.51	$2,595,654	5.4%	3/31/2022(8)
Congdon Flaherty O’Callaghan(9) Omni	NR/NR/NR	67,109	3.8%	$36.93	$2,478,380	5.1%	12/31/2018(10)
Total Major Tenants		416,511	23.8%	$34.04	$14,177,242	29.4%

Non-Major Tenants		1,080,501	61.7%	$31.51	$34,041,895	70.6%

Occupied Collateral Total		1,497,012	85.5%	$32.21	$48,219,138	100.0%

Vacant Space		253,749	14.5%

Collateral Total		1,750,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes rent steps through July 2018 totaling, $1,734,163.
(3)	OpenLink Financial LLC has a rent abatement period from January 2021 to March 2021 and January 2025 to February 2025. Such free rent amount was deposited into escrow by the borrower on the origination date. See “Escrows” section below.
(4)	OpenLink Financial LLC has 360 square feet of storage space that expires December 31, 2018. OpenLink Financial has two, five-year renewal options.
(5)	Flushing Bank has an approximately 50% rent abatement period through December 2018. Such free rent amount was deposited into escrow by the borrower on the origination date. See “Escrows” section below.
(6)	Flushing Bank has one, five year renewal option.
(7)	Rivkin Radler LLP has an approximately $6,000/month rent abatement period from March 2021 through June 2023. Such free rent amount was deposited into escrow by the borrower on the origination date.
(8)	Healthplex Inc. has one, five year renewal option.
(9)	Congdon Flaherty O’Callachan has a rent abatement period for the month of December 2018. Such free rent amount was deposited into escrow by the borrower on the origination date.
(10)	Congdon Flaherty O’Callaghan has one, five year renewal option. Congdon Flaherty O’Callaghan has the right to terminate 2,540 of storage space with 60-days’ notice.

A-3-40

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The following table presents certain information relating to the lease rollover schedule at the Long Island Prime Portfolio - Uniondale Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	4	17,451	1.0%	17,451	1.0%	$277,961	0.6%	$15.93
2017	1	14,926	0.9%	32,377	1.8%	500,571	1.0%	$33.54
2018	13	145,447	8.3%	177,824	10.2%	5,140,709	10.7%	$35.34
2019	7	58,075	3.3%	235,899	13.5%	2,044,981	4.2%	$35.21
2020	9	148,798	8.5%	384,697	22.0%	5,220,301	10.8%	$35.08
2021	9	144,856	8.3%	529,553	30.2%	4,394,539	9.1%	$30.34
2022	11	222,585	12.7%	752,138	43.0%	6,482,810	13.4%	$29.13
2023	5	121,012	6.9%	873,150	49.9%	4,891,942	10.1%	$40.43
2024	3	35,319	2.0%	908,469	51.9%	1,333,549	2.8%	$37.76
2025	7	243,788	13.9%	1,152,257	65.8%	8,398,031	17.4%	$34.45
2026	4	203,361	11.6%	1,355,618	77.4%	5,424,878	11.3%	$26.68
2027	4	121972	7.0%	1,477,590	84.4%	4,108,865	8.5%	$33.69
Thereafter	0	19,422	1.1%	1,497,012	85.5%	0	0.0%	$0.00
Vacant	0	253,749	14.5%	1,750,761	100.0%	0	0.0%	$0.00
Total/Weighted Average	77	1,750,761	100.0%			$48,219,138	100.0%	$32.21

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	No. of Leases Expiring does not include miscellaneous administrative space (auditorium, tenant storage spaces, cafeteria, fitness and conference space) and tenants which have no attributable base rent.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Long Island Prime Portfolio - Uniondale Properties:

Historical Occupancy(1)

2013(2)	2014(2)	2015(2)	2016(2)	4/20/2017(3)
83.7%	86.9%	89.1%	86.9%	85.5%

(1)	Approximately 87,587 square feet (5.0% of net rentable area) is below grade office space with no windows, which was formerly occupied by Citibank and has been vacant since 2010. Excluding this space, the Long Island Prime Portfolio – Uniondale properties are 90.5% occupied as of April 20, 2017.

(2)	Information obtained from the borrower and represents the average occupancy for the year stated.

(3)	Information obtained from the underwritten rent roll.

A-3-41

LONG ISLAND PRIME PORTFOLIO - UNIONDALE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Long Island Prime Portfolio - Uniondale Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W(1)(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$43,715,452	$44,823,950	$41,924,024	$40,623,924	$48,234,239	90.1%	$27.55
Grossed Up Vacant Space	0	0	0	0	8,352,081	15.6	4.77
Total Reimbursables	5,690,588	5,552,157	4,611,207	4,635,643	4,643,884	8.7	2.65
Other Income	788,748	655,823	683,299	702,082	626,664	1.2	0.36
Less Vacancy & Credit Loss	(100,821)	(224,646)	(54,708)	165,667	(8,352,081)(3)	(15.6)	(4.77)
Effective Gross Income	$50,093,967	$50,807,283	$47,163,821	$46,127,315	$53,504,787	100.0%	$30.56

Total Operating Expenses	$30,868,763	$29,207,431	$27,889,640	$27,950,084	$28,574,757	53.4%	$16.32

Net Operating Income	$19,225,204	$21,599,852	$19,274,181	$18,177,231	$24,930,030	46.6%	$14.24
TI/LC	0	0	0	0	2,270,323	4.2	1.30
Capital Expenditures	0	0	0	0	437,690	0.8	0.25
Net Cash Flow	$19,225,204	$21,599,852	$19,274,181	$18,177,231	$22,222,017	41.5%	$12.69

NOI DSCR(4)	2.15x	2.42x	2.16x	2.04x	2.79x
NCF DSCR(4)	2.15x	2.42x	2.16x	2.04x	2.49x
NOI DY(4)	9.7%	10.9%	9.7%	9.2%	12.6%
NCF DY(4)	9.7%	10.9%	9.7%	9.2%	11.2%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from TTM 3/31/2017 to U/W was a result of (i) approximately 230,059 square feet (13.1% of net rentable area) having signed a new or renewal lease since 3/31/2016 at an average base rent of $32.48 per square foot, (ii) rent steps through July 2018 totaling $1,734,163, (iii) approximately $2,462,416 of free rent which was not included in the TTM 3/31/2017 period and was included in U/W (all outstanding free rent has been reserved) and (iv) the present value of investment grade tenant rent steps discounted at 7.0% totaling $15,101.
(2)	A third party sub-leases a portion of the land (approximately 22.5% of the acreage) from the borrower. Both the $183,886 ground lease expense and the $183,886 third party sub-lease rent were excluded from the underwriting. See “Ground Lease” section.
(3)	The underwritten economic vacancy is 13.5%. The Long Island Prime Portfolio - Uniondale Properties were 85.5% physically occupied as of April 20, 2017.
(4)	The debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio – Uniondale Whole Loan.

Appraisal. As of the appraisal valuation date of March 24, 2017, the Long Island Prime Portfolio - Uniondale Properties had an aggregate “as-is” appraised value of $320,000,000.

Environmental Matters. According to the Phase I environmental site assessment for the RXR Plaza property dated April 7, 2017, the currently existing and previously removed underground storage tanks (“USTs”) was considered a recognized environmental condition. According to the Phase II environmental site assessment for the RXR Plaza property dated May 15, 2017, the RXR Plaza property has not been significantly impacted by the USTs and no further action or investigation was recommended. According to the Phase I environmental site assessments dated April 10, 2017, there are no recognized environmental conditions at the Omni property. The borrower has provided the lender with an environmental insurance policy in lieu of an environmental recourse carveout. See “Description of the Mortgage Pool – Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Market Overview and Competition. The Long Island Prime Portfolio - Uniondale Properties are located in Uniondale, New York which is in Nassau County, Long Island. According to the appraisal, leasing activity in the Nassau-Suffolk region for the fourth quarter of 2016 totaled 625,000 square feet, up 17.0% from its five-year quarterly average. As of the fourth quarter of 2016, the Long Island Class A office market reported a total inventory of 104 office buildings, totaling approximately 19.0 million square feet, with a 8.2% vacancy rate and average asking rents of $30.62 per square foot. The Long Island Prime Portfolio - Uniondale Properties are situated in the Central Nassau submarket, which reported a total inventory of 26 office buildings, totaling approximately 5.4 million square feet, with a 8.7% vacancy rate and average asking rents of $32.02 per square foot. As of 2016, the estimated population within a one-, three- and five- mile radius of the RXR Plaza property was 18,384, 213,749 and 535,317, respectively. The 2016 estimated average household income within the same radii of the RXR Plaza property was $96,873, $105,523 and $119,402, respectively. As of 2016, the estimated population within a one-, three- and five- mile radius of the Omni property was 11,689, 203,784 and 528,108, respectively. The 2016 estimated average household income within the same radii of the Omni property was $98,822, $104,164 and $121,415, respectively. The unemployment rate in Nassau County has steadily declined over the past five years to 3.6% as of December 2016.

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LONG ISLAND PRIME PORTFOLIO - UNIONDALE

The following table presents certain information relating to comparable office leases for the Long Island Prime Portfolio - Uniondale Properties:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
900 Stewart Avenue Garden City, NY	1986/NAP	235,431	<3.0 miles	Quickfund	8.5 Yrs	5,330	$33.70	Modified Gross
				Signature Bank	11.0 Yrs	8,600	$34.93	Modified Gross
400 Garden City Plaza Garden City, NY	1989/2001	176,073	<4.0 miles	Scully, Scott Murpy & Presser	7.3 Yrs	21,840	$30.53	Modified Gross
				Morritt Hock & Hamroff	8.8 Yrs	31,471	$30.86	Modified Gross
100 Quentin-Roosevelt Boulevard Garden City, NY	1990/NAP	200,000	<3.0 miles	Beacon Health Partners	10.9 Yrs	17,188	$31.19	Modified Gross
				Vincent Russo	9.8 Yrs	9,213	$30.19	Modified Gross
330 Old Country Road Mineola, NY	1989/NAP	107,071	<5.0 miles	Liberty Mutual	5.5 Yrs	13,846	$31.69	Modified Gross
825 East Gate Boulevard Garden City, NY	1985/NAP	81,396	<4.0 miles	Richard Allen Marketing	7.3 Yrs	1,643	$28.38	Modified Gross
				Auerbach Grayson Global Express	7.0 Yrs	1,881	$30.65	Modified Gross
1225 Franklin Avenue Garden City, NY	1980/NAP	198,066	<5.0 miles	Israeloff, Trattner & Co.	12.0 Yrs	15,000	$33.11	Modified Gross
90 Merrick Avenue East Meadow, NY	1985/NAP	249,659	<1.5 miles	HIBU	5.0 Yrs	7,130	$30.19	Modified Gross
1055 Franklin Avenue Garden City, NY	1970/2004	60,000	<5.0 miles	UBS Financial	10.0 Yrs	10,982	$37.26	Modified Gross
50 Charles Lindbergh Boulevard Uniondale, NY	1984/NAP	232,443	<2.0 miles	Gewurz & Zaccaria	5.4 Yrs	2,398	$28.01	Modified Gross
				Struass Law Firm	5.4 Yrs	1,391	$28.01	Modified Gross

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are 333 Earle Ovington Boulevard SPE LLC and Rexcorp Plaza SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Long Island Prime Portfolio - Uniondale Whole Loan. RXR Properties Holdings LLC is the guarantor of certain nonrecourse carveouts under the Long Island Prime Portfolio - Uniondale Whole Loan.

The Borrower Sponsor. The borrower sponsor is RXR Realty LLC (“RXR”), a New York-based, vertically integrated real estate owner/operator and investment management firm. RXR manages 81 commercial real estate properties and investments with an aggregate gross asset value of approximately $15.4 billion as of March 31, 2017, comprised of approximately 23.0 million square feet of commercial operating properties and approximately 3,200 multi-family and for sale units under active development in the New York Metropolitan area. Affiliates of RXR have previously negotiated three discounted loan payoffs, including RXR Plaza. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Long Island Prime Portfolio - Uniondale Whole Loan documents provide for upfront escrows at origination in the amount of $2,049,623 for real estate taxes, $3,350,000 for general tenant improvements and leasing commissions (“TI/LCs”), $110,240 for ground rent and $11,598,911 for unfunded obligations reserves comprised of (i) $8,396,722 for free rent related to 21 tenants at the Long Island Prime Portfolio – Uniondale Properties, (ii) $676,988 for TI/LCs related to 13 tenants at the Long Island Prime Portfolio – Uniondale Properties and (iii) $2,525,200 for a Ruskin Incentive Payment, in which free rent periods can be converted, at the landlord’s option, into obligations by Ruskin to pay fixed monthly rents in exchange for certain payments to Ruskin set forth in their lease.

The Long Island Prime Portfolio - Uniondale Whole Loan documents provide for ongoing monthly escrows for taxes ($906,920 as of the origination date), $33,207 for replacement reserves (to be reduced by approximately $0.02 per square foot for each property released pursuant to the “Partial Release” section below) and $199,244 for TI/LCs (to be reduced by $0.125 per square foot for each property released pursuant to the “Partial Release” section below). Additionally, the Long Island Prime Portfolio - Uniondale Whole Loan documents provide for ongoing monthly escrows for deferred maintenance through and including June 6, 2019 in an amount equal to $55,603 (subject to a cap of $1,334,472 less (a) the amount disbursed from the escrow account pursuant to the Long Island Prime Portfolio – Uniondale Whole Loan documents and (b) the aggregate amount with respect to each item set forth in the Long Island Prime Portfolio - Uniondale Whole Loan documents that the lender has received reasonably satisfactory evidence that the work related to such item has been completed and no amounts have been disbursed with respect to such item). The Long Island Prime Portfolio - Uniondale Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Long Island Prime Portfolio - Uniondale Properties is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Long Island Prime Portfolio - Uniondale Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay all rents directly into such lockbox account. In the

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LONG ISLAND PRIME PORTFOLIO - UNIONDALE

absence of a Trigger Period (as defined below) or event of default, the funds in the lockbox account will be remitted to the borrower’s operating account. During a Trigger Period or event of default, any transfers to the borrower’s operating account are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled cash management account. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the Long Island Prime Portfolio – Uniondale Whole Loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower’s operating account.

A “Trigger Period” will commence upon any of the following: (i) the net operating income of the Long Island Prime Portfolio - Uniondale Properties falling below $21,178,075 (as calculated in the Long Island Prime Portfolio - Uniondale Whole Loan documents and tested quarterly), (ii) the failure of the borrower to deliver required financial reports to the lender or (iii) the occurrence and continuance of an event of default under the Long Island Prime Portfolio – Uniondale Mezzanine Loan (as defined below). A Trigger Period will be cured, with regard to clause (i), upon the conclusion of the second of two consecutive quarters thereafter during each of which the net operating income of the Long Island Prime Portfolio - Uniondale Properties is equal to or greater than $21,178,075; with regard to clause (ii), upon the borrower delivering such financial reports to the lender indicating that, in fact, no Trigger Period is ongoing; and with regard to clause (iii), upon the waiver by mezzanine lender of such event of default under the Long Island Prime Portfolio – Uniondale Mezzanine Loan (as defined below).

Property Management. The Long Island Prime Portfolio - Uniondale Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Long Island Prime Portfolio - Uniondale Properties from and after June 6, 2018 provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee is controlled be a qualified transferee as provided in the Long Island Prime Portfolio - Uniondale Whole Loan documents (including total assets in excess of $650.0 million, shareholder’s equity in excess of $250.0 million); and (iii) the lender has received confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to release either of the Long Island Prime Portfolio - Uniondale Properties with partial defeasance of 115% of the released property’s allocated loan balance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) after giving effect to such defeasance, the debt yield (with respect to the Long Island Prime Portfolio - Uniondale Whole Loan and the Long Island Prime Portfolio - Uniondale Mezzanine Loan) with respect to the remaining Long Island Prime Portfolio - Uniondale Properties being no less than the greater of (a) 10.21% and (b) the debt yield immediately prior to the release; (iii) the lender has received confirmation that the defeasance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan with respect to the ratings of such securities; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. CBRE Venture Debt REIT, LLC, a related entity of CBRE Global Investors (the “Long Island Prime Portfolio - Uniondale Mezzanine Lender”) funded a $45,970,000 mezzanine loan (the “Long Island Prime Portfolio - Uniondale Mezzanine Loan”) to RXR Uniondale Mezz LLC, a Delaware limited liability company owning 100.0% of each borrower under the Long Island Prime Portfolio - Uniondale Whole Loan (collectively, the “Long Island Prime Portfolio - Uniondale Mezzanine Borrower”). The Long Island Prime Portfolio - Uniondale Mezzanine Loan is secured by a pledge of the Long Island Prime Portfolio - Uniondale Mezzanine Borrower’s interest in the borrowers under the Long Island Prime Portfolio - Uniondale Whole Loan. The Long Island Prime Portfolio - Uniondale Mezzanine Loan accrues interest at a rate of 9.575% per annum and requires interest-only payments through the maturity date of June 6, 2027. The rights of the Long Island Prime Portfolio - Uniondale Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Preferred Equity. CNI RXR Prime Investor, LLC, a related entity of Colony NorthStar, Inc., had made a preferred equity investment in RXR LI Prime Property Venture LP in an amount equal to $85,000,000, of which $40,525,135 is attributable to the 100.0% preferred interest in the Long Island Prime Portfolio - Uniondale Mezzanine Borrower. Pursuant to the limited partnership agreement of RXR LI Prime Property Venture LP, the preferred equity interest is payable only from excess cash after the payment of amounts due under the Long Island Prime Portfolio - Uniondale Whole Loan and the Long Island Prime Portfolio - Uniondale Mezzanine Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity” in the Preliminary Prospectus.

Permitted Future Industrial Development Agency (“IDA”) Lease. The borrower is permitted to convey its current leasehold interest in either of the Long Island Prime Portfolio – Uniondale Properties (but not its reversionary interest) to the Industrial Development Agency (“IDA”), subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the future IDA lease is satisfactory to lender; (iii) the leasehold interest in the applicable property is subject to the Long Island Prime Portfolio - Uniondale Whole Loan; (iv) no material adverse effect as determined under the Long Island Prime Portfolio - Uniondale Whole Loan documents; and (v) the lender has received confirmation that the conveyance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loan with respect to the ratings of such securities. The conveyance is to be by virtue of an assignment of the leasehold interest in the applicable ground lease to the IDA and the sublease of such ground lease from the IDA to the applicable borrower for the purpose of facilitating the granting of economic benefits to the borrower.

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LONG ISLAND PRIME PORTFOLIO - UNIONDALE

Ground Lease. The Long Island Prime Portfolio – Uniondale Properties are subject to ground leases with the County of Nassau. The ground lease at the RXR Plaza property expires in April 2083 and the borrower is currently obligated to pay ground rent at the rate of $68,271 per month, of which $15,324 is reimbursed by a third party who is sub-leasing a portion of the land (approximately 22.5% of the acreage). The ground lease at the Omni property expires in January 2088 and the borrower is currently obligated to pay ground rent at the rate of $57,293 per month. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The Long Island Prime Portfolio - Uniondale Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Long Island Prime Portfolio - Uniondale Properties. The Long Island Prime Portfolio - Uniondale Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA or a similar statute is no longer in effect, borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the property and business/rental interruption coverage.

Windstorm Insurance. The Long Island Prime Portfolio - Uniondale Whole Loan documents require windstorm insurance covering the full replacement cost of the Long Island Prime Portfolio - Uniondale Properties during the loan term. At origination, the Long Island Prime Portfolio - Uniondale Properties had windstorm insurance coverage.

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COLUMBIA PARK SHOPPING CENTER

OLD NAVY

BIG LOTS!

STAPLES
OLD NAVY

Sprint

Empire Cinemas
Party City
MODELL'S
carter's
PETLAND
Party City

A-3-47

COLUMBIA PARK SHOPPING CENTER

EMPIRE CINEMAS
LOWER LEVEL
LA FITNESS
VACANT
EMPIRE CINEMAS
SHOPPERS WORLD
BIG LOTS!
PETLAND DISCOUNTS
ShopRite
CASA DE BUFFET
VACANT
SHOP 123
DOLLAR POWER
COLUMBIA PARK LIQUOR
The UPS Store
OLD NAVY
Party City
THE DISCOUNT PARTY SUPER STORE
VACANT
GAP FACTORY
MODELL'S
Gotta Go To Mo's
The footMate System
carter's
OshKosh B'gosh
GameStop
power to the players
495
31ST STREET
Pizza Hut
Sprint
JOHN F. KENNEDY BOULEVARD
N
Anchor
Major
In-Line
Vacant

A-3-48

COLUMBIA PARK SHOPPING CENTER

Columbia Park Shopping Center
3129-3131 John F. Kennedy Boulevard
North Bergen, NJ 07047
Meadowlands Racetrack
MetLife Stadium
Meadowlands Arena
MEADOWLANDS SPORTS COMPLEX
New Jersey Turnpike
Geo. Wash. Bridge 7 miles
BERGEN COUNTY
Hackensack River
Swan Plaza Shopping Center
Meadowlands Hospital
Secaucus
The Mall at Mill Creek
Walmart
Sam's Club
Meadowlands Expo Center
Harmon Meadow
Home Depot
Best Buy
Paterson Plank Rd.
North Bergen
West New York
Guttenberg
Home Depot
Target
West Side Ave.
Tonnelle Avenue
Bergenline Avenue
Port Imperial
HBLR
NEW JERSEY
NEW YORK
Hudson River
Henry Hudson Parkway
Upper West Side
Weehawken
Lincoln Tunnel
Union City
Lincoln Harbor
The Shops at Lincoln Harbor
LINCOLN HARBOR FERRY
Port Authority-West 30th Street Midtown Heliport
Jacob Javits Convention Center
HUDSON YARDS
Midtown West
Midtown
TIMES SQUARE
Chelsea
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Madison Square Garden
PENN STATION
HERALD SQUARE
HIGH LINE
Washington Park
JERSEY CITY
Hoboken
Stevens Institute of Technology
Hoboken Univ. Medical Center
Sinatra Park Amphitheater
Downtown Hoboken
HOBOKEN TERMINAL
Newport Plaza
NEWPORT CENTRE
HOLLAND TUNNEL
PATH
MANHATTAN
West Village
Greenwich Village
New York University
Newark Intl. Airport 8 miles
JOURNAL SQUARE
St. Peter's University
SECAUCUS JUNCTION
NJ TRANSIT
Clifton
Passaic
Rutherford
Nutley
Belleville
Kearny
NEWARK
JERSEY CITY
Elizabeth
Bayonne
STATEN ISLAND
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
Atlantic Ocean

A-3-49

No. 5 – Columbia Park Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:		Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):		$50,000,000		Specific Property Type:	Anchored
Cut-off Date Balance(1):		$50,000,000		Location:	North Bergen, NJ
% of Initial Pool Balance:		4.4%		Size:	345,703 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$181.37
Borrower:		Columbia Park Retail Owner, LLC; Columbia Park Development Owner, LLC		Year Built/Renovated:	1999/NAP
Borrower Sponsor:		Forest City Realty Trust, Inc.		Title Vesting:	Fee
Mortgage Rate:		4.802%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	85.0% (12/31/2013)
Note Date:		May 10, 2017		3rd Most Recent Occupancy (As of):	85.5% (12/31/2014)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	88.9% (12/31/2015)
Maturity Date:		June 6, 2027		Most Recent Occupancy (As of):	91.7% (12/31/2016)
IO Period:		120 months		Current Occupancy (As of):	94.8% (7/1/2017)
Loan Term (Original):		120 months
Seasoning:		2 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP		4th Most Recent NOI (As of):	$4,270,727 (12/31/2014)
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of):	$4,518,482 (12/31/2015)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$4,878,816 (12/31/2016)
Call Protection(2):		L(26),D(91),O(3)		Most Recent NOI (As of):	$5,021,875 (TTM 3/31/2017)
Lockbox Type:		Hard/Upfront Cash Management
Additional Debt(1):		Yes		U/W Revenues:	$8,241,386
Additional Debt Type(1):		Pari Passu; Mezzanine		U/W Expenses:	$2,949,849
				U/W NOI:	$5,291,537
Escrows and Reserves(3):				U/W NCF:	$4,963,119
				U/W NOI DSCR(1):	1.73x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.63x
Taxes	$434,093	$144,698	NAP	U/W NOI Debt Yield(1):	8.4%
Insurance	$62,164	$8,881	NAP	U/W NCF Debt Yield(1):	7.9%
Deferred Maintenance	$39,086	$0	NAP	As-Is Appraised Value:	$103,900,000
Replacement Reserves	$0	$5,762	$350,000	As-Is Appraisal Valuation Date:	April 3, 2017
TI/LC Reserve	$0	$21,606	$1,200,000	Cut-off Date LTV Ratio(1):	60.3%
Environmental Reserve	$175,000	$0	NAP	LTV Ratio at Maturity or ARD (1):	60.3%

(1)	See “The Mortgage Loan” section. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Columbia Park Shopping Center Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” sections. As of the Cut-off Date, the Cut-off Balance per SF, UW NCF DSCR, UW NCF Debt Yield, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Columbia Park Shopping Center Whole Loan and the mezzanine indebtedness were $204.39, 1.21x, 7.0%, 68.0%, and 65.6%, respectively.

(2)	The lockout period will be at least 26 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the Columbia Park Shopping Center Whole Loan is permitted at any time after the earlier to occur of (i) March 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized

(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Columbia Park Shopping Center Mortgage Loan”) is part of a whole loan (the “Columbia Park Shopping Center Whole Loan”) that is evidenced by two pari passu promissory notes (A-1 and A-2) secured by a first mortgage encumbering the fee interest in a grocery anchored retail property located in North Bergen, New Jersey (the “Columbia Park Shopping Center Property”). The Columbia Park Shopping Center Whole Loan was originated on May 10, 2017 by Argentic Real Estate Finance LLC. The Columbia Park Shopping Center Whole Loan had an original principal balance of $62,700,000, has an outstanding principal balance as of the Cut-off Date of $62,700,000 and accrues interest at an interest rate of 4.802% per annum. The Columbia Park Shopping Center Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Columbia Park Shopping Center Whole Loan. The Columbia Park Shopping Center Whole Loan matures on June 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the controlling interest in the Columbia Park Shopping Center Whole Loan. The non-controlling Note A-2, which had an original principal balance of $12,700,000, is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Whole Loans” In the Preliminary Prospectus.

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COLUMBIA PARK SHOPPING CENTER

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	WFCM 2017-C39	Yes
A-2	12,700,000	Argentic Real Estate Finance LLC	No
Total Sources	$62,700,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Columbia Park Shopping Center Whole Loan in whole or in part (see “Partial Release” section), on any payment date before April 6, 2027. In addition, the Columbia Park Shopping Center Whole Loan is prepayable without penalty on or after April 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$62,700,000	85.3%	Loan payoff(1)	$71,519,983	97.3%
Mezzanine loan	8,000,000	10.9	Closing costs	1,241,772	1.7
Sponsor’s new cash contribution	2,772,099	3.8	Reserves	710,343	1.0
Total Sources	$73,472,099	100.0%	Total Uses	$73,472,099	100.0%

(1)	The Columbia Park Shopping Center Property was previously securitized in the CGCMT 2007-C6 transaction.

The Property. The Columbia Park Shopping Center Property is a 345,703 square foot grocery anchored retail center located in North Bergen, New Jersey. The Columbia Park Shopping Center Property is located approximately one mile from Interstate 95 and the Lincoln Tunnel, which provides access to Midtown Manhattan, and seven miles north of Jersey City and the Holland Tunnel, which provides access to Downtown Manhattan. The Columbia Park Shopping Center Property is located along John F. Kennedy Boulevard and 31st Street, which functions as a State Route 495 on-ramp. These two major roadways have a combined average daily vehicle count of approximately 216,679. The Columbia Park Shopping Center Property contains 1,371 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area.

Developed in 1999 by the borrower sponsor, the Columbia Park Shopping Center Property consists of four one- and two-story buildings situated on a 16.1-acre site. The Columbia Park Shopping Center Property is anchored by a freestanding 66,000 square foot (19.1% of the net rentable area) ShopRite, on an initial lease term of 25 years that commenced in 1999 with two ten-year lease renewal options remaining. As of March 30, 2017, ShopRite reported sales at the Columbia Park Shopping Center Property of $796 per square feet and an occupancy cost of 3.7%. Wakefern Food Corp., the merchandising and distribution arm for ShopRite, is the largest retailer-owned cooperative in the United States and the largest employer in New Jersey. The cooperative is comprised of 50 members who individually own and operate supermarkets under the ShopRite banner. There are over 270 ShopRite locations in New Jersey, New York, Pennsylvania, Connecticut, Delaware and Maryland. The Columbia Park Shopping Center Property also features two inline retail buildings with Old Navy and Big Lots as the junior anchors as well as a 12-screen, 70,000 square feet movie theater (Empire 12 Cineplex). Approximately 11 new and renewal leases totaling 107,533 square feet (31.1% of the net rentable area) have been executed since 2015. As of July 1, 2017, the Columbia Park Shopping Center Property was 94.8% occupied by 21 tenants.

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COLUMBIA PARK SHOPPING CENTER

The following table presents certain information relating to the tenancies at the Columbia Park Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
ShopRite	NR/NR/NR	66,000	19.1%	$22.96	$1,515,360	23.4%	$796	3.7%	9/30/2024(4)
Total Anchor Tenant		66,000	19.1%	$22.96	$1,515,360	23.4%

Major Tenants
Old Navy	NR/NR/NR	25,301	7.3%	$28.00	$708,428	10.9%	$271	13.7%	1/31/2020(5)
Empire 12 Cineplex	NR/NR/NR	70,000	20.2%	$8.57	$600,000	9.3%	$153,673(6)	32.5%	4/30/2029
Shoppers World	NR/NR/NR	26,260	7.6%	$20.00	$525,200	8.1%	$150	13.4%	11/30/2019
Big Lots	NR/NR/BBB	32,569	9.4%	$15.76(7)	$513,445(7)	7.9%	NAV	NAV	1/31/2025(8)(9)
Total Major Tenants		154,130	44.6%	$15.23	$2,347,073	36.2%

Non-Major Tenants		107,596	31.1%	$24.38	2,623,385	40.4%

Occupied Total		327,726	94.8%	$19.79	$6,485,818	100.0%

Vacant Space		17,977	5.2%

Collateral Total		345,703	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2017 totaling $16,103.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending in March 30, 2017 for ShopRite and December 31, 2016 for Old Navy, Empire 12 Cineplex and Shoppers World.

(4)	ShopRite has two, 10-year renewal options remaining.

(5)	Old Navy has two, 5-year renewal options remaining.

(6)	Empire 12 Cineplex has 12 screens at the Columbia Park Shopping Center Property. The number shown represents sales per screen.

(7)	Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s average rent over the remaining lease term. The tenant’s current in-place annual base rent is $482,347 or $14.81 per square foot.

(8)	Big Lots has three, 5-year renewal options remaining.

(9)	Big Lots has the right to terminate its lease in the event that a closeout store is operated at the Columbia Park Shopping Center Property and the borrower fails to cure within 60 days upon Big Lots providing written notice. Big Lots has executed a waiver that allows The GAP (Factory Store) (2.6% of the net rentable area) to operate at the Columbia Park Shopping Center Property.

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The following table presents certain information relating to the lease rollover schedule at the Columbia Park Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	5	41,424	12.0%	41,424	12.0%	$1,018,370	15.7%	$24.58
2020	2	28,501	8.2%	69,925	20.2%	$770,304	11.9%	$27.03
2021	2	26,050	7.5%	95,975	27.8%	$465,401	7.2%	$17.87
2022	4	21,523	6.2%	117,498	34.0%	$661,861	10.2%	$30.75
2023	0	0	0.0%	117,498	34.0%	$0	0.0%	$0.00
2024	1	66,000	19.1%	183,498	53.1%	$1,515,360	23.4%	$22.96
2025	4	48,358	14.0%	231,856	67.1%	$854,344	13.2%	$17.67
2026	2	25,870	7.5%	257,726	74.6%	$600,179	9.3%	$23.20
2027	0	0	0.0%	257,726	74.6%	$0	0.0%	$0.00
Thereafter	1	70,000	20.2%	327,726	94.8%	$600,000	9.3%	$8.57
Vacant	0	17,977	5.2%	345,703	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	345,703	100.0%			$6,485,818	100.0%	$19.79

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Columbia Park Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/1/2017(1)
85.0%	85.5%	88.9%	91.7%	94.8%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Columbia Park Shopping Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,067,012	$5,796,954	$6,201,987	$6,321,235	$6,485,818(1)	78.7%	$18.76
Grossed Up Vacant Space	0	0	0	0	589,041	7.1	1.70
Percentage Rent	0	12,295	54,646	54,646	28,816	0.3	0.08
Total Reimbursables	1,523,717	1,593,516	1,600,684	1,591,512	1,726,753	21.0	4.99
Rent Abatements	(356,066)	(17,208)	(154,049)	(191,686)	0	0.0	0.00
Other Income	6,750	78,788	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(4,545)	0	0	(589,041)(2)	(7.1)	(1.70)
Effective Gross Income	$7,241,414	$7,459,800	$7,703,268	$7,775,707	$8,241,386	100.0%	$23.84

Total Operating Expenses	$2,970,687	$2,941,317	$2,824,452	$2,753,833	$2,949,849	35.8%	$8.53

Net Operating Income	$4,270,727	$4,518,482	$4,878,816	$5,021,875	$5,291,537	64.2%	$15.31
TI/LC	0	0	0	0	259,277	3.1	0.75
Capital Expenditures	0	0	0	0	69,141	0.8	0.20
Net Cash Flow	$4,270,727	$4,518,482	$4,878,816	$5,021,875	$4,963,119	60.2%	$14.36

NOI DSCR(3)	1.40x	1.48x	1.60x	1.65x	1.73x
NCF DSCR(3)	1.40x	1.48x	1.60x	1.65x	1.63x
NOI DY(3)	6.8%	7.2%	7.8%	8.0%	8.4%
NCF DY(3)	6.8%	7.2%	7.8%	8.0%	7.9%

(1)	U/W Base Rent includes contractual rent steps through December 2017 totalling $16,103 and the straight-line rent though the lease term of the Big Lots, an investment-grade tenant.

(2)	The underwritten economic vacancy is 6.7%. The Columbia Park Shopping Center Property was 94.8% physically occupied as of July 1, 2017.

(3)	The debt service coverage ratios and debt yields are based on the Columbia Park Shopping Center Whole Loan.

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COLUMBIA PARK SHOPPING CENTER

Appraisal. As of the appraisal valuation date of April 3, 2017, the Columbia Park Shopping Center Property had an “as-is” appraised value of $103,900,000.

Environmental Matters. According to a Phase I environmental assessment dated April 25, 2017, there was no evidence of any recognized environmental conditions at the Columbia Park Shopping Center Property; however, the report indicated that the borrower is obligated to comply with certain requirements related to use of institutional and engineering controls mandated by the New Jersey Department of Environmental Protection. The borrower has been out of compliance with such filing requirements since 1999. A reserve in the amount of $175,000 was collected at origination of the Columbia Park Shopping Center Whole Loan to pay for and monitor such filings and the compliance process. There is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with the borrower’s failure to satisfy the requirements and such failure will constitute an event of default under the loan agreement. Additionally, the borrower purchased a $3.0 million environmental insurance policy with a 10-year term and 3-year tail and the lender is named as an additional insured on the borrower’s existing $5,000,000 environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition.  The Columbia Park Shopping Center Property is located in North Bergen, New Jersey, within the New York-Northern New Jersey-Long Island metropolitan statistical area. The Columbia Park Shopping Center Property is situated within a mile east of U.S. Route 9, within a mile east of State Route 3 and within two miles east of Interstate 95. The Columbia Park Shopping Center Property is located within an Urban Enterprise Zone, which provides incentives for businesses including consumer sales tax discounts and exemptions, corporate tax credits and various other corporate subsidies.

According to the appraisal, the 2016 population within a three- and five-mile radius of the Columbia Park Shopping Center Property was 556,717 and 1,823,800, respectively, and the average household income within the same radii was $116,138 and $123,972, respectively. According to the appraisal, the Columbia Park Shopping Center Property is located within the Hudson Waterfront retail submarket of the Northern New Jersey market. As of the first quarter of 2017, the retail submarket contained inventory totaling approximately 31.9 million square feet with an overall vacancy rate of 2.2% and an average rental rate of $30.65 per square foot.

The following table presents certain information relating to comparable retail properties for the Columbia Park Shopping Center Property:

Competitive Set(1)

Property	Year Built / Renovated	Total NRA (SF)	Occupancy	Distance to Subject	Property Type
Harmon Meadow	1940/NAV	465,596	99.0%	1.4 miles	Power Center
Kennedy Commons	1994/NAV	62,121	93.4%	1.5 miles	Community Center
Tonnelle Plaza	1990/NAV	347,752	97.0%	2.6 miles	Community Center
Tonelle Commons	2009/NAV	410,015	100.0%	3.0 miles	Power Center
Edgewater Commons	1996/NAV	434,795	100.0%	4.8 miles	Power Center
Hudson Commons	1985/NAV	236,024	100.0%	7.3 miles	Power Center

(1)    Information obtained from the appraisal.

The Borrower. The borrowers are Columbia Park Retail Owner, LLC and Columbia Park Development Owner, LLC, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Columbia Park Shopping Center Whole Loan. The borrowers are owned by Columbia Park Retail Mezzanine, LLC and Columbia Park Development Mezzanine, LLC, each a wholly-owned subsidiary of FC/TREECO Columbia Park, LLC and FC/TREECO Columbia Park Development, LLC. Forest City Realty Trust, Inc. is the guarantor of certain nonrecourse carveouts under the Columbia Park Shopping Center Whole Loan.

The Borrower Sponsor. The borrower sponsor, Forest City Realty Trust, Inc. (“Forest City”) (NYSE: FCE.A) is an operator, developer and manager of office, apartment and retail real estate and land throughout the United States. As of March 31, 2017, Forest City had approximately $8.2 billion of consolidated assets in 20 states and the District of Columbia. As of December 31, 2016, Forest City had ownership interest in 115 apartment complexes with over 31,000 units, 32 retail properties with gross leasable area of approximately 11.1 million square feet and 36 office buildings with 9.8 million square feet.

In August 2016, Forest City announced the disposition of the majority of its retail portfolio through the sale of 11 regional malls and 12 New York area shopping center assets, including the Columbia Park Shopping Center Property, to their existing partners, QIC and Madison International Realty. Madison NYC Core Retail Partners, LP, a subsidiary of Madison International Realty, currently owns a 36.9% non-controlling interest in the Columbia Park Shopping Center Property.

After the sale of the Columbia Park Shopping Center Property is completed, the lender will grant a free transfer of the remaining equity interest in the Columbia Park Shopping Center Property to a Madison International Realty-controlled entity, provided that certain conditions are satisfied including (i) no event of default has occurred or is continuing and (ii) such entity is a qualified transferee (i.e. an entity that has passed certain checks regarding Patriot Act offenses, felony convictions, bankruptcy and material judgements and litigations) and the lender has verified that such entity complies with the lender’s then applicable KYC procedures) and (iii) the replacement guarantors and indemnitors are satisfactory to the lender.

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COLUMBIA PARK SHOPPING CENTER

Since 2002, Madison International Realty has raised over $4.4 billion in capital commitments from more than 150 institutional investors around the world and has invested in more than 185 million square feet of commercial real estate.

The borrower sponsor was involved in one foreclosure and seven discounted payoffs. See “Description of the Mortgaged Pool-Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $434,093 for real estate taxes; $62,164 for insurance premiums; $39,086 for deferred maintenance and $175,000 for an environmental reserve described in the “Environmental Matters” section above. The loan documents also provide for ongoing monthly deposits of $144,698 for real estate taxes; $8,881 for insurance; $5,762 for replacement reserves (capped at $350,000) and $21,606 for tenant improvements and leasing commission (capped at $1,200,000).

Lockbox and Cash Management.  The Columbia Park Shopping Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. The Columbia Park Shopping Center Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account will be swept to a lender controlled cash management account. Prior to the occurrence of a Cash Trap Period and/or a Lease Sweep Period (each as defined below), all excess funds are required to be distributed to the borrowers. During the continuance of a Lease Sweep Period, all excess funds are swept into a lender-controlled account for tenant improvement and leasing commission expense. During a Cash Trap Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) an event of default; or (ii) the combined debt service coverage ratio being less than 1.05x at the end of any calendar quarter. A Cash Trap Period will end, with respect to clause (i), upon the cure of such event of default and no other event of default having occurred or continuing; and, with respect to clause (ii), upon the combined debt service coverage ratio being equal to or greater than 1.10x for two consecutive quarters.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any lease (inclusive of renewal terms) at the Columbia Park Shopping Center Property that represents at least 50,000 square feet or by Shoppers World Stores Inc. (each, a “Major Lease”); (ii) the date under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (if such renewal has not been so exercised); (iii) the date any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) the date any tenant under a Major Lease goes dark, discontinues its business or gives notice of its intent to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default under any Major Lease by the applicable tenant; or (vi) an insolvency proceeding with respect to a tenant under a Major Lease.

A Lease Sweep Period will end, (a) upon collecting $50 per square foot for the applicable space demised by the Major Lease, or (b) with respect to clauses (i), (ii), (iii) or (iv) above, on the date that (x) a tenant under a Major Lease exercises its renewal or extension option on a lease acceptable to the lender with respect to all of its space and the lender determines that funds accumulated in the special rollover reserve subaccount are sufficient to cover leasing expenses and rent abatement periods in connection with such extension or (y) the Major Lease space is fully leased to one or more replacement tenants acceptable to the lender and the lender determining that funds accumulated in the special rollover reserve subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; with respect to clause (v) above, the applicable default has been cured, and no default by any other tenant under a Major Lease has occurred for a period of six consecutive months following such cure; or with respect to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Property Management. The Columbia Park Shopping Center Property is managed by an affiliate of the borrower sponsor.

Assumption. The borrower has the right to transfer the Columbia Park Shopping Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred or is continuing; (ii) the identity, experience, financial condition and creditworthiness of the transferee and the replacement guarantors and indemnitors are satisfactory to the lender; (iii) the proposed property manager and proposed management agreement are satisfactory to the lender and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2017-C39 Certificates.

Partial Release. Following the lockout period, the borrower may obtain the release of the Empire 12 Cineplex parcel (the “Empire Release Parcel”) in connection with either a bona fide third-party sale of the Empire Release Parcel or a conveyance of the Empire Release Parcel to an affiliate of the borrower for purposes of redevelopment as a multi-family property, provided certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of a portion of the principal in an amount equal to the greater of (x) $8,864,100 and (y) 88.7% of the net sales proceeds; (iii) the combined net cash flow debt yield of the remaining Columbia Park Shopping Center Property following the release is no less than the greater of (x) 7.02% and (y) the combined net cash flow debt yield of the Columbia Park Shopping Center Property immediately prior to the release; (iv) the combined loan-to-value ratio of the remaining Columbia Park Shopping Center Property following the release is no more than the lesser of (x) 68.0% and (y) the loan-to-value ratio of the Columbia Park Shopping Center Property immediately prior to the release; (v) the combined debt service coverage ratio of the remaining Columbia Park Shopping Center Property following the release is no less than the greater of (x) 1.21x and (y) the combined debt service coverage ratio of the Columbia Park Shopping Center Property immediately prior to the release; (vi) receipt of a confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates; and (vii) the lender receives a legal opinion that the release satisfies REMIC requirements.

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COLUMBIA PARK SHOPPING CENTER

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Argentic Real Estate Investment LLC, a Delaware limited liability company (the “Argentic Mezzanine lender”) originated a $8,000,000 mezzanine loan (the “Columbia Park Shopping Center Mezzanine Loan”) to Columbia Park Retail Mezzanine, LLC and Columbia Park Development Mezzanine, LLC, each a Delaware limited liability company (collectively, the “Columbia Park Mezzanine Borrower”). The Columbia Park Shopping Center Mezzanine Borrower is owned by FC/TREECO Columbia Park, LLC and FC/TREECO Columbia Park Development, LLC, which are managed by Forest City Commercial Holdings, LLC. The Columbia Park Mezzanine Loan had an initial term of 120 months and has a remaining term as of the cut-off date of 118 months. The Columbia Park Shopping Center Mezzanine Loan accrues interest at a rate of 10.000% per annum and amortizes based on a scheduled payment equal to $20,833.34 per month.

Ground Lease. None.

Terrorism Insurance. The Columbia Park Shopping Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Columbia Park Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

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245 PARK AVENUE

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245 PARK AVENUE

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245 PARK AVENUE

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
East River
Roosevelt Island
CENTRAL PARK
East Green
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
5TH AVE/ 59TH ST
Temple Emanu-El
Hunter College
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
57TH ST
The Peninsula New York
St. Regis New York
Museum of Modern Art
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
245 Park
51ST ST/ LEXINGTON
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
ROCKEFELLER CENTER
Exxon Building
GE Building
1 Rockefeller Plaza
Saks Fifth Avenue
ITT-American Building
Palmolive Building
ROCKEFELLER CTR
News Corp. Building
JPMorgan Chase Tower
565 Fifth Ave.
485 Lexington
747 Third Avenue
Japan Society
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
UNITED NATIONS
Condé Nast Bldg (4 Times Sq.)
SUNY College of Optometry
505 Fifth Ave.
GRAND CENTRAL TERMINAL
Chrysler Building
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
TIMES SQUARE
BRYANT PARK
Bryant Park
5TH AVE
New York Public Library
Lefcourt Manhattan Bldg.
HSBC Tower
260 Madison Ave.
450 Fifth Ave.
425 Fifth Ave.
The Setai Fifth Ave.
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
180 Madison Ave.
LONG ISLAND RAILROAD
Manhattan Mall
325 Fifth Ave.
33RD ST/ LEXINGTON
Tower 111
Textile Building
NYU Medical Center
FDR Drive
FERRY TO LONG ISLAND CITY
Queens Midtown Tunnel
495
Broadway
METRO NORTH
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5th Ave.
6th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

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No. 6 – 245 Park Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.0%			Size(5):	1,779,515 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1)(5):	$606.91
Borrower Names:	245 Park Avenue Property LLC			Year Built/Renovated:	1965/2006
Borrower Sponsor:	HNA Group			Title Vesting:	Fee
Mortgage Rate:	3.6694%			Property Manager:	Brookfield Properties Management LLC
Note Date:	May 5, 2017			4th Most Recent Occupancy (As of)(6):	93.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	93.6% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of)(6):	93.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	95.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6)(7):	91.2% (2/28/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(8):	$98,558,306 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(8):	$102,667,705 (12/31/2015)
Call Protection(2):	L(26),D(90),O(4)			2nd Most Recent NOI (As of)(8):	$106,715,962 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$107,676,675 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Subordinate Secured; Mezzanine
				U/W Revenues:	$177,756,680
				U/W Expenses:	$62,448,738
				U/W NOI(8):	$115,307,942
Escrows and Reserves(4):				U/W NCF:	$109,564,903
				U/W NOI DSCR(1):	2.87x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	$3,878,518	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$227,000	$113,500	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserves	$47,738	$47,738	NAP	As-Is Appraised Value:	$2,210,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Outstanding TI/LC Reserve	$10,298,441	$0	NAP	Cut-off Date LTV Ratio(1):	48.9%
MIO Partners Free Rent Reserve	$1,133,167	$0	NAP	LTV Ratio at Maturity or ARD(1):	48.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 245 Park Avenue Whole Loan, including the 245 Park Avenue Subordinate Companion Notes, are 54.3%, 2.45x and 9.6%, respectively.

(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Size and Cut-off Date Balance Per SF represent the remeasured net rentable area of 1,779,515 in accordance with current Real Estate Board of New York (“REBNY”) standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 square feet as leased.

(6)	See “Historical Occupancy” section.

(7)	Occupancy is calculated based on the remeasured net rentable area of 1,779,515 square feet.

(8)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) evidenced by 21 senior pari passu notes (the “245 Park Avenue Senior Notes”) and five subordinate notes (the “245 Park Avenue Subordinate Companion Notes”), secured by the fee interest in a 44-story office building located on Park Avenue between 46th and 47th streets in Manhattan, New York (the “245 Park Avenue Property”). On May 5, 2017, the 245 Park Avenue Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Deutsche Bank AG, New York Branch and Société Générale. The 245 Park Avenue Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 3.6694% per annum. The 245 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the 245 Park Avenue Whole Loan. The 245 Park Avenue Whole Loan matures on June 1, 2027.

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Note A-2-B-3-A, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the 245 Park Avenue Whole Loan. Five pari passu notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E) and five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $500,000,000 were contributed to the 245 Park Avenue 2017-245P Trust. Note A-1-A represents the controlling interest in the 245 Park Avenue Whole Loan. The non-controlling Note A-2-A-1, which had an original principal balance of $98,000,000, was contributed to the JPMCC 2017-JP6 Trust. The non-controlling Notes A-2-A-2 and A-2-C-1-A, which had an aggregate original principal balance of $93,750,000, were expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-2-A-3, which had an original principal balance of $75,000,000, was contributed to the JPMCC 2017-JP7 Trust. The non-controlling Note A-2-B-1, which had an original principal balance of $80,000,000, was contributed to the CSAIL 2017-C8 Trust. The non-controlling Note A-2-E-1, which had an original principal balance of $55,000,000 was contributed to the WFCM 2017-C38 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $253,250,000, are expected to be contributed to future securitization trusts. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3-B, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-1, A-2-E-2, B-1, B-2, B-3, B-4 and B-5 collectively constitute the “245 Park Avenue Companion Loans”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced AB Whole Loans—245 Park Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

245 Park Avenue Whole Loan ($1,200,000,000)
245 Park Avenue Pari Passu Companion Notes ($1,080,000,000)
Companion A Notes	Companion A Note	Companion A Note	Companion A Notes	Companion A Note	Companion A Note	Companion A Note	Companion A Notes
245 Park Avenue 2017-245P	WFCM 2017-C39	JPMCC 2017-JP6	DBJPM 2017-C6	CSAIL 2017-C8	JPMCC 2017-JP7	WFCM 2017-C38	Future Conduit Securitizations

$380,000,000	$45,000,000	$98,000,000	$93,750,000	$80,000,000	$75,000,000	$55,000,000	$253,250,000
Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	Note A-2-B-3-A	Note A-2-A-1	Notes A-2-A-2, A-2-C-1-A	Note A-2-B-1	Note A-2-A-3	Note A-2-E-1	Notes A-2-A-4, A-2-B-2, A-2-B-3-B, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-2

245 Park Avenue Subordinate Companion Notes ($120,000,000)
Subordinate Companion B Notes
245 Park Avenue 2017-245P
$120,000,000
Notes B-1, B-2, B-3, B-4, B-5

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	52.4%	Purchase price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Closing costs	70,356,233	3.1
Mezzanine Loan B	221,000,000	9.6	Reserves	11,706,346	0.5
Mezzanine Loan C	110,500,000	4.8
Sponsor cash equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

The Property. The 245 Park Avenue Property is a 44-story, 1,779,515 square foot, Class A office building located on Park Avenue in Manhattan, New York, between 46th and 47th Streets. The 44 stories comprise 42 office floors, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 245 Park Avenue Property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal and within half a mile of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Terminal and other amenities. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured net rentable area. From 2007 to 2016, the 245 Park Avenue Property has demonstrated an average occupancy of 95.0%.

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As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue Property serves as the U.S. headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2 and A by Moody’s and S&P, respectively). The 245 Park Avenue Property also features other investment grade and institutional tenants including JPMorgan Chase Bank, National Association (“JPMorgan Chase”) (13.4% of remeasured net rentable area, rated Aa3, A+ and AA- by Moody’s, S&P and Fitch, respectively), Major League Baseball (“MLB”) (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2, A+, AA- by Moody’s, S&P and Fitch, respectively).

The 245 Park Avenue Property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its U.S. headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase for 562,347 contractual square feet through October 31, 2022. Furthermore, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013. As of December 31, 2016, Société Générale had offices in 66 countries, employed approximately 145,700 people and served approximately 31 million customers. The second largest tenant, JPMorgan Chase, leases 13.4% of the remeasured net rentable area through October 2022. The JPMorgan Chase space does not include the space subleased to Société Générale because Société Générale has executed a direct lease for such space, which commences November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The third largest tenant is MLB, who is headquartered at the 245 Park Avenue Property and leases 12.6% of the remeasured net rentable area through October 2022. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022.

The following table presents certain information relating to the tenancy at the 245 Park Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Société Générale(4)	NR/A2/A	593,344	33.3%	$61.50	$34,584,340	27.4%	10/31/2032(5)
JPMorgan Chase(4)(6)	AA-/Aa3/A+	237,781	13.4%	$52.42	$11,817,255	9.4%	10/31/2022
MLB(7)	NR/NR/NR	224,477	12.6%	$124.75	$27,515,096	21.8%	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$81.00	$9,185,805	7.3%	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$138.00	$15,132,666	12.0%	9/30/2026
Total Major Tenants		1,281,672	72.0%	$79.77	$98,235,162	77.9%

Non-Major Tenants		341,270	19.2%	$82.51	$27,942,337	22.1%

Occupied Collateral Total		1,622,942	91.2%	$80.36	$126,177,500	100.0%

Vacant Space		156,573	8.8%

Collateral Total		1,779,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on remeasured net rentable square feet of 1,779,515.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase’s direct lease.

(5)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(6)	The JPMorgan Chase space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease, which begins November 1, 2022. Of the 225,438 contractual square feet of the JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022 to the following tenants: Houlihan Lokey Inc. (90,556 contractual square feet), The Nemec Agency (49,133 contractual square feet), Pierpont Capital Holdings LLC (34,058 contractual square feet) and JLL (15,939 contractual square feet). The JPMorgan Chase space includes 17,813 contractual square feet of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase in the table above are based on its direct lease. JPMorgan Chase may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(7)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. The terms shown for MLB in the table above are based on its direct lease.

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The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF(3)	Cumulative % of Total NRSF(3)	Annual U/W Base Rent(3)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	13,352	0.8%	13,352	0.8%	$1,282,100	1.0%	$96.02
2019	0	0	0.0%	13,352	0.8%	$0	0.0%	$0.00
2020	1	22,502	1.3%	35,854	2.1%	$1,597,404	1.3%	$70.99
2021	1	38,382	2.2%	74,236	4.3%	$3,224,088	2.6%	$84.00
2022(4)	6	505,781	29.3%	580,017	33.6%	$45,017,995	35.7%	$89.01
2023	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2024	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2025	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2026	6	376,592	21.8%	956,609	55.5%	$36,765,311	29.1%	$97.63
2027	1	10,538	0.6%	967,147	56.1%	$937,882	0.7%	$89.00
Thereafter(5)	2	602,931	35.0%	1,570,078	91.1%	$37,352,719	29.6%	$61.95
Vacant	0	153,915	8.9%	1,723,993	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	1,723,993	100.0%			$126,177,500	100.0%	$80.36(6)

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022, for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Thereafter includes 2,661 square feet of building office space.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 245 Park Avenue Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(2)	2/28/2017(2)(3)(4)
93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2016 to February 28, 2017 is a result of the 245 Park Avenue Property being remeasured in accordance with current REBNY standards.

(3)	Information obtained from the underwritten rent roll.

(4)	Occupancy as of February 28, 2017 includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners, which have executed leases but have not yet taken occupancy.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 245 Park Avenue Property:

Cash Flow Analysis

	2014(1)	2015(1)(2)	2016(2)	TTM 3/31/2017(3)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF(4)
Base Rent	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	71.0%	$73.19
Grossed Up Vacant Space	0	0	0	0	16,425,575	9.2	9.53
Rent Steps	0	0	0	0	10,341,838	5.8	6.00
Total Reimbursables(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.0	23.73
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.2	0.18
Less Vacancy & Credit Loss	0	0	0	0	(16,425,575)	(9.2)	(9.53)
Effective Gross Income	$150,892,259	$160,661,056	$167,638,950	$168,887,445	$177,756,680	100.0%	$103.11

Total Operating Expenses	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	35.1%	$36.22

Net Operating Income	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	64.9%	$66.88
TI/LC	0	0	0	0	5,191,362	2.9	3.01
Capital Expenditures	0	0	0	0	551,678	0.3	0.32
Net Cash Flow	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$109,564,903	61.6%	$63.55

NOI DSCR(7)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(7)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI DY(7)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF DY(7)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	The increase in Net Operating Income from 2014 to 2015 is primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(2)	The increase in Net Operating Income from 2015 to 2016 is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Case base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(4)	U/W $ per SF is based on the 1,723,993 contractual square feet.

(5)	Total Reimbursables are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase lease. Upon the commencement of the Société Générale’s direct modified gross lease in October 2022, the tenant will reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes.

Appraisal. As of the appraisal valuation date of April 1, 2017, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 19, 2017 there was no evidence of any recognized environmental conditions at the 245 Park Avenue Property.

Market Overview and Competition. The 245 Park Avenue Property is located in the Park Avenue submarket of the Plaza District in Midtown Manhattan and adjacent to Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

As of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in-place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraiser’s concluded weighted average in-place market rent of $95.30 per square foot.

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The following table presents certain information relating to comparable leases to the 245 Park Avenue Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
277 Park Avenue New York, NY	1964/2001	50	50th	1,529,945	0.1 miles	Visa	April 2016 / 10 Yrs	24,618	$116.00	Gross

280 Park Avenue New York, NY	1962/1968	35/43	40th	1,283,145	0.1 miles	Orix USA Corporation	March 2017 / 10 Yrs	20,123	$110.00	Gross
520 Madison Avenue New York, NY	1982	43	36 - 37	849,600	0.5 miles	CIC Union Europeene International et Cie	January 2017 / 15 Yrs	46,822	$127.00	Gross
1177 Avenue of the Americas New York, NY	1992	50	22 - 30	960,050	0.5 miles	Kramer Levin Naftalis & Frankel LLP	March 2017 / 15 Yrs	219,000	$80.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	27th	1,283,145	0.1 miles	Wells Fargo	February 2017 / 10 Yrs	49,316	$110.00	Gross
237 Park Avenue New York, NY	1981	21	19 – 20	1,142,196	0.1 miles	Permanent Mission of Canada to the UN	September 2016 / 15 Yrs	77,873	$79.00	Gross
599 Lexington Avenue New York, NY	1986	47	17 – 18	955,274	0.3 miles	Vroom	February 2017 / 11 Yrs	31,337	$85.00	Gross
90 Park Avenue New York, NY	1964	41	12 – 15	785,000	0.5 miles	Alston & Bird	May 2016 / 10 Yrs	122,000	$80.00	Gross
75 Rockefeller Plaza New York, NY	1947/2016	32	GL, 2-5	635,917	0.5 miles	Merrill Lynch Wealth Management	June 2016 / 15 Yrs	124,063	$82.50	Gross
399 Park Avenue New York, NY	1961	39	12, 23-24	1,250,000	0.4 miles	Morgan Stanley	July 2016 / 15 Yrs	110,025	$108.50	Gross
1285 Avenue of the Americas New York, NY	1960	42	GL, 2-5, 8, 19, 37-39	1,473,950	0.7 miles	UBS	May 2016 / 15 Yrs	891,000	$79.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The Borrower Sponsor. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA has a real estate group that focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, had 34 real estate investments in over 40 cities. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for replacement reserves. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,878,518 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $113,500 per month) and $47,738 for replacement reserves.

Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit with the lender any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

In lieu of depositing reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

A-3-67

245 PARK AVENUE

Lockbox and Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the 245 Park Avenue Property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (ii) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (iii) the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falling below 1.15x at the end of any quarter, based on the trailing three-month period or (iv) MLB not renewing all or substantially all of its premises at least 12 months before its lease expiration date or MLB vacating or abandoning all or substantially all of its premises (provided that any sweep in the case of (iv), the cash swept will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event will end, with respect to clause (i), upon the acceptance of a cure by the applicable lender of the related event of default; with respect to clause (ii), if the borrower replaces such manager within 60 days of such action in accordance with the loan documents; with respect to (iii), upon either (I) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (II) the borrower effecting a “DSCR Cure” (as defined below); and with respect to clause (iv), upon the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by the bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (i) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (ii) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (i) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leaseable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppels certificate or (ii) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is required to be deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan documents, the sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Assumption. The borrower has, at any time (other than the period 60 days prior to and 60 days after the securitization of the 245 Park Avenue Whole Loan, provided that the aforementioned is not applicable from and after July 1, 2020) the right to transfer the 245 Park Avenue Property or more than 49.0% of the aggregate interests in the borrower, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with 30 days’ prior written notice; (iii) the proposed transferee qualifies as a qualified transferee under the loan documents; (iv) the payment of a 0.50% assumption fee of the outstanding principal balance of the 245 Park Avenue Whole Loan at the time of such transfer; and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C39 certificates and similar confirmations from each rating agency rating any securities backed by any of the 245 Park Avenue Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 245 Park Avenue Subordinate Companion Notes had an aggregate original balance of $120,000,000, have a cut-off date balance of $120,000,000 and are coterminous with the 245 Park Avenue Senior Notes. The 245 Park Avenue Subordinate Companion Notes require interest-only payments through maturity. The 245 Park Avenue Subordinate Companion Notes were contributed to the 245 Park Avenue 2017-245P Trust, pursuant to which the 245 Park Avenue Whole Loan is serviced and administered.

A-3-68

245 PARK AVENUE

The $568,000,000 mezzanine debt consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A has a 5.0000% coupon, the mezzanine loan B has a 5.7000% coupon and the mezzanine Loan C has a 6.8500% coupon. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Senior Notes, 245 Park Avenue Subordinate Companion Notes and the mezzanine loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

Ground Lease. None.

Terrorism Insurance. The 245 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, that the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the casualty and business interruption policies insuring the 245 Park Avenue Property.

A-3-69

TWO INDEPENDENCE SQUARE

NASA Headquarters
Space Operations Center

NASA

TWO INDEPENDENCE SQUARE
National Aeronautics and
Space Administration

A-3-70

TWO INDEPENDENCE SQUARE

WASHINGTON D.C.
Two Independence Square
300 E Street Southwest
Washington, DC 20024
NASA
THE NATIONAL MALL
Downtown Washington DC 1 mile
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
Dept. of Justice
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Superior Court of DC
DC Dept. of Motor Vehicles
Labor Department
Embassy of Canada
US District Court
Federal Trade Commission
Pennsylvania Ave NW
Louisiana Ave NW
Taft Memorial
Union Station Plaza
Delaware Ave NE
Russell Building
Constitution Ave NW
Museum of American History
Museum of Natural History
National Gallery
East Gallery
Ulysses S. Grant Memorial
Capitol Reflecting Pool
U.S. Capitol
First St SE
METRO YELLOW, GREEN LINES
BLUE, ORANGE, SILVER LINES
Smithsonian
SMITHSONIAN
Freer Sackler Gallery
Natl. Museum of African Art
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
Independence Ave SW
Agriculture Department
US Dept. of Energy
Federal Aviation Admin.
U. S. Department of Education
US Dept of Health & Human Services
Rayburn House Office Bldg.
Longworth House Office Bldg.
New Jersey Ave SE
C St SW
C St SW
Hancock Park
AMTRAK
Holiday Inn
4th St SW
3rd St SW
Food and Drug Administration
The Spirit of Justice Park
METRO BLUE, ORANGE, SILVER LINES
Bureau of Engraving
12th St SW
Aerospace Center
Dept. of Homeland Security
L'ENFANT PLAZA
FEDERAL CENTER SW
Ford House Office Building
Capitol Hill
US Postal Service Hdqtrs.
Federal Communications Commission
Dept. of Housing and Urban Dev.
E St SW
ITC Building
E St SE
Southwest Frwy
Southeast Frwy
Ronald Reagan Washington Natl. Airport 2 miles
Benjamin Banneker Park
G St SW
Jefferson Recreation Center
Town Square Towers
Blind Whino SW Arts Club
Randall Recreation Center
Randall Jr. High School
S. Capitol St
FRANCIS CASE MEMORIAL BRIDGE
METRO YELLOW LINE
Jefferson Jr. High School
Maine Ave SW
7th St SW
6th St SW
I St SW
I St SE
Southwest Duck Pond
Southwest Washington
Washington Channel
Delaware Ave SW
Lansburgh Park
K St SW
L St SW
Half St SE
1st St SE
Wash. DC Office - Planning
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
East Potomac Park Golf Course
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Navy Yard
King Greenleaf Recreation Center
N St SW
N St SE
Canal St SW
Half St SW
Nationals Park
O St SW
P St SW
Diamond Teague Park
Q St SW
Potomac Ave SW
2nd St SW
R St SW
Capitol St SW
FREDERICK DOUGLAS MEM. BRIDGE
Fort McNair
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Chevy Chase
Takoma Park
Bethesda
Seabrook
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Seat Pleasant
Largo
Merrifield
ARLINGTON
Suitland
Forestville
Upper Marlboro
Annandale
Hillcrest Heights
ALEXANDRIA
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Groveton
Clinton
Franconia
Mount Vernon

A-3-71

No. 7 – Two Independence Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	Washington, DC
% of Initial Pool Balance:	4.0%			Size:	605,897 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$270.67
Borrower Name:	Two Independence Hana OW, LLC			Year Built/Renovated:	1992/2014
Borrower Sponsor(2):	NAP			Title Vesting:	Fee
Mortgage Rate:	3.230%			Property Manager:	OW Management Services, Inc.
Note Date:	July 5, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	July 6, 2022			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (7/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$20,670,983 (12/31/2014)
Call Protection(3):	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$20,576,410 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$20,939,551 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$21,189,590 (TTM 3/31/2017)
Additional Debt Type(1)(4):	Pari Passu; Subordinate Secured
				U/W Revenues:	$31,593,604
				U/W Expenses:	$11,035,326
				U/W NOI:	$20,558,277
				U/W NCF:	$20,418,701
				U/W NOI DSCR(1):	3.83x
Escrows and Reserves(5):				U/W NCF DSCR(1):	3.80x
				U/W NOI Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$375,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 5, 2017
GSA Replacements Reserves	$2,500,000	$250,000	$4,000,000	Cut-off Date LTV Ratio(1):	43.7%
Replacement Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	43.7%
TI/LC Reserve	$0	Springing	NAP
Garage Replacements Reserve	$871,097	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Two Independence Square Senior Loans (as defined below) only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the Two Independence Square Whole Loan, including the Two Independence Square Subordinate Companion Loan (as defined below), are 60.2%, 2.76x and 9.1%, respectively.

(2)	See “The Sponsor” section.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of August 6, 2017. Defeasance of the Two Independence Square Whole Loan is permitted at any time after two years after the closing date of the securitization that includes the last note to be securitized.

(4)	See “Subordinate and Mezzanine Indebtedness” section.

(5)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Two Independence Square Mortgage Loan”) is a part of a whole loan (the “Two Independence Square Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3-A and A-3-B, collectively the “Two Independence Square Senior Loans”) and one subordinate note (Note B or the “Two Independence Square Subordinate Companion Loan”), secured by a first mortgage encumbering the nine-story, Class A office building totaling 605,897 square feet located in Washington, District of Columbia (DC), just south of the National Mall and the Capitol Building (the “Two Independence Square Property”). The Two Independence Square Whole Loan was originated on July 5, 2017 by Column Financial, Inc. Note A-3-A and Note A-3-B were purchased by Natixis Real Estate Capital LLC on July 14, 2017. The Two Independence Square Whole Loan had an original principal balance of $225,700,000, has an outstanding principal balance as of the Cut-off Date of $225,700,000 and accrues interest at an interest rate of 3.230% per annum. The Two Independence Square Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of interest-only through the term of the Two Independence Square Whole Loan.

A-3-72

TWO INDEPENDENCE SQUARE

The Two Independence Square Mortgage Loan is evidenced by the non-controlling Note A-3-A, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $45,000,000 and has an outstanding principal balance of $45,000,000 as of the Cut-off Date. The controlling Note A-1 and the Two Independence Square Subordinate Companion Loan, which had an aggregate original principal balance of $125,700,000, were contributed to the CSMC 2017-MOON Trust. The remaining non-controlling Notes A-2 and A-3-B, which had an aggregate original principal balance of $55,000,000, are expected to be contributed to one or more future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in the Preliminary Prospectus.

Two Independence Square Whole Loan ($225,700,000)
Two Independence Square Senior Loans ($164,000,000)
Senior A Note	Senior A Note	Senior A Notes
CSMC 2017-MOON	WFCM 2017-C39	Future Conduit Securitizations
$64,000,000	$45,000,000	$55,000,000
Note A-1	Note A-3-A	Notes A-2, A-3-B

Two Independence Square Subordinate Companion Loan ($61,700,000)
Subordinate Companion B Note
CSMC 2017-MOON
$61,700,000
Note B

Following the defeasance lockout period, on any date before April 6, 2022, the borrower has the right to defease the Two Independence Square Whole Loan in whole, but not in part. The defeasance lockout period will expire two years after the closing date of the securitization that includes the last Two Independence Square Senior Loans note to be securitized. The Two Independence Square Whole Loan is prepayable without penalty on or after April 6, 2022.

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$225,700,000	60.3%	Purchase Price	$354,701,303	94.8%
Sponsor equity	148,576,402	39.7	Closing Costs	16,204,002	4.3
			Reserves	3,371,097	0.9
Total Sources	$374,276,402	100.0%	Total Uses	$374,276,402	100.0%

The Property. The Two Independence Square Property is a 605,897-square foot, nine-story, Class A office building located on a 2.3-acre site on the southeast corner of E Street SW and 4th Street SW in Washington, DC. The Two Independence Square Property is the headquarters for the National Aeronautics and Space Administration (“NASA”). The Two Independence Square Property is LEED Gold Certified and Level IV secured and contains an underground parking garage permitted for 796 spaces (1.3 spaces per 1,000 square feet of net rentable area), which is leased to NASA and operated by a third party garage operator. Major required security features include among others: vehicle barriers and gates at parking entrances, bollards/posts and rails on perimeter with decorative walls and fencing; screening equipment, visitor processing with ID badges, access control systems, reinforced door and window glass to resist explosive blasts; magnetometers and X-ray machines at building entrances, armed security guards, with ballistic protective barriers around central or other security stations.

Amenities in the NASA space include an auditorium for 200+ people with 14 levels of stadium seating and a 20 foot ceiling, which is located on the first floor adjacent to the main lobby, a daycare center for approximately 100 children with related outdoor space, a fitness facility of 4,500 square feet with separate male/female locker rooms, showers, saunas, and towel service, and two ninth floor rooftop terraces with seating, planters and views of the Washington Monument and U.S. Capitol.

As of July 31, 2017, the Two Independence Square Property is 100.0% occupied. NASA has been a tenant at the Independence Square Property since it was built in 1992. In 2013, the United States Government Services Administration (“GSA”) (Fitch/Moody’s/S&P: AAA/Aaa/AA+), on behalf of NASA, renewed its lease for 15 years through August 2028. As part of the renewal, the seller has invested approximately $86.3 million ($142 per square foot) to date to renovate the building, including $45.4 million ($76 per square foot) expended on tenant improvements in the NASA space. NASA occupies 597,253 square feet or 98.6% of the net rentable area, and the balance of 8,644 square feet is leased to three ground floor retail tenants, including the Grand Deli & Café (7,292 square feet), Independence Lobby Shop (718 square feet), and Cleaner of Cleaners (634 square feet).

A-3-73

TWO INDEPENDENCE SQUARE

The following table presents certain information relating to the tenancy at the Two Independence Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NASA(2)	AAA/Aaa/AA+	597,253	98.6%	$44.87	$26,797,263	99.1%	8/3/2028(2)
Grand Deli & Café	NR/NR/NR	7,292	1.2%	$26.75	$195,068	0.7%	7/31/2027
Independence Lobby Shop	NR/NR/NR	718	0.1%	$44.35	$31,843	0.1%	5/31/2023
Cleaner of Cleaners	NR/NR/NR	634	0.1%	$35.11	$22,260	0.1%	3/31/2026
Occupied Collateral Total		605,897	100.0%	$44.64	$27,046,434	100.0%

Vacant Space		0	0.0%

Collateral Total		605,897	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	NASA can go dark in a portion or all of its space without terminating its lease. Upon NASA going dark, the GSA receives annual rent reductions of: $1.00 per square foot for less than one full floor, with a minimum of one-half floor; $2.00 per square foot for a full floor or more; and $3.00 per square foot for the entire premises, with proper notice. There is no adjustment for vacating less than one-half floor.

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2023	1	718	0.1%	718	0.1%	$31,843	0.1%	$44.35
2024	0	0	0.0%	718	0.1%	$0	0.0%	0.00
2025	0	0	0.0%	718	0.1%	$0	0.0%	0.00
2026	1	634	0.1%	1,352	0.2%	$22,260	0.1%	$35.11
2027	1	7,292	1.2%	8,644	1.4%	$195,068	0.7%	$26.75
Thereafter	1	597,253	98.6%	605,897	100.0%	$26,797,263	99.1%	$44.87
Vacant	0	0	0.0%	605,897	100.0%	$0	0.0%	0.00
Total/Weighted Average	4	605,897	100.0%			$ 27,046,434	100.0%	$44.64

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Two Independence Square Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/31/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-74

TWO INDEPENDENCE SQUARE

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Two Independence Square Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$26,646,134	$27,002,748	$26,990,943	$27,001,926	$27,046,434	85.6%	$44.64
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Rent Steps	0	0	0	0	0	0.0	0.00
Total Reimbursables(1)	1,143,975	605,679	561,455	675,196	1,592,642	5.0	2.63
Other Income(2)	2,527,602	2,664,809	2,849,061	2,926,794	2,954,528	9.4	4.88
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0.00
Effective Gross Income	$30,317,711	$30,273,236	$30,401,458	$30,603,916	$31,593,604	100.0%	$52.14

Total Operating Expenses	$9,646,728	$9,696,826	$9,461,907	$9,414,326	$11,035,326	34.9%	$18.21

Net Operating Income	$20,670,983	$20,576,410	$20,939,551	$21,189,590	$20,558,277	65.1%	$33.93
Capital Expenditures	0	0	0	0	121,179	0.4	0.20
TI/LC	0	0	0	0	18,397	0.1	0.03
Net Cash Flow	$20,670,983	$20,576,410	$20,939,551	$21,189,590	$20,418,701	64.6%	$33.70

NOI DSCR(3)	3.85x	3.83x	3.90x	3.95x	3.83x
NCF DSCR(3)	3.85x	3.83x	3.90x	3.95x	3.80x
NOI DY(3)	12.6%	12.5%	12.8%	12.9%	12.5%
NCF DY(3)	12.6%	12.5%	12.8%	12.9%	12.5%

(1)	Total Reimbursables are based on contractual lease recoveries. 2016 and TTM ending 3/31/2017 included a prior year reimbursement of $628,781.

(2)	Other Income consists of parking income and other miscellaneous items.

(3)	Debt service coverage ratios and debt yields are based on the Two Independence Square Senior Loans.

Appraisal. As of the appraisal valuation date of January 5, 2017, the Two Independence Square Property had an “as-is” appraised value of $375,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 5, 2017, there was no evidence of any recognized environmental conditions at the Two Independence Square Property.

Market Overview and Competition. The Two Independence Square Property is located in the Southwest submarket of downtown Washington, DC, a business district predominantly occupied by branches of the federal government and many of the Smithsonian Museums. In addition to leasing the majority of the office space in this submarket, the federal government owns over 5.0 million square feet of property in this submarket. The Two Independence Square Property is within a few blocks of the United States Capitol, the District’s most recognizable landmark. The Two Independence Square Property is situated just east of the heavily trafficked entrance to Interstates 395 and 695, has excellent visibility and access, and is one block southwest of the Federal Center SW MetroRail station.

According to the appraiser, the Southwest submarket is undergoing significant new mixed-use development and gentrification. Major projects include The Wharf, a $2.3 billion landmark waterfront development to contain 3.2 million square feet and located one-mile south, the $300 million, 20,000 seat, DC United pro soccer team Stadium at Buzzard Point expected to open in 2018, and the $400.0 million Museum of the Bible re-development to open in 2017. The L’Enfant Plaza complex is located 0.6 miles west and contains four office towers above the “La Promenade” shopping mall, the 370-key Loews L’Enfant Plaza Hotel and L’Enfant MetroRail station, all totaling 1.2 million SF. The retail promenade is undergoing a $60.0 million renovation, and the International Spy Museum with 600,000 annual visitors are expected to move to the Plaza in 2018, at an estimated cost of $100.0 million.

Per the appraisal, as of year-end 2016, the Southwest office submarket contained 11,853,498 square feet of inventory, with an 11.1% vacancy rate, unchanged from year-end 2015, and had an average asking rent of $47.81 per square foot. The year-end 2016 Class A vacancy was 11.0%, a 10bps decline from year-end 2015, with an average asking rent of $50.87 per square foot, a 5.1% increase over $48.38 per square foot for yearend 2015. The appraisal concluded a market rent of $48.00 per square foot for office space at the Two Independence Square Property, which is 7.0% higher than the underwritten rent for NASA.

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TWO INDEPENDENCE SQUARE

The following table presents certain information relating to comparable office leases to the Two Independence Square Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date/Term	Base Rent PSF	Lease Structure	TI’s PSF	Annual Escal.
Patriots Plaza II 375 E Street SW, Washington, DC	2009	321,499	GSA – FBI GSA – DOL	45,034 58,143	Jul-16/5.0 Yrs Feb-15/5.0 Yrs	$48.25 $47.50	Base Year Stop Base Year Stop	$25.00 $10.00	CPI CPI
One Patriots Plaza 395 E Street SW, Washington, DC	2005	280,001	GSA – FBI	49,804	Mar-16/8.0 Yrs	$46.50	Full Service	$28.38	$2.00 PSF in Yr 6
Capitol View 425 3rd Street SW, Washington, DC	2007	249,334	GSA – HUD	76,200	Sep-14/10.0 Yrs	$44.05	Full Service	$30.00	Flat
Aerospace Center 370 L’Enfant Promenade SW, Washington, DC	1987	400,215	GSA Bureau of Prisons	114,000	Feb-16/15.0 Yrs	$45.00	Full Service	$71.09	Flat
Three & Four Constitution Square 175 N Street NE, Washington, DC	2014	839,000	GSA – DOJ	839,000	Oct-15/15.0 Yrs	$49.00	Full Service	$150.97	Flat GSA

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Two Independence Hana OW, LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Independence Square Whole Loan.

The Sponsor. The borrower, Two Independence Hana OW, LLC, is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. There is no separate nonrecourse carve-out guarantor. Two Independence Hana OW, LLC is newly formed, indirectly owned by Two Independence Hana, LLC (the “REIT”), a public U.S. REIT and a Delaware LLC, and indirectly owned by two Korean Investment Trusts (one public and one private), which are both managed by Hana Asset Management Co., Ltd., a wholly owned subsidiary of Hana Financial Group Inc. (“Hana”) (KRX:086790), with year-end 2016 revenues of $7.7 billion, total assets of $288.2 billion, total equity of $19.4 billion, and a market cap of $12.7 billion as of July 20, 2017. Hana Asset Management Co., Ltd. will be the REIT’s asset manager in Korea, and Ocean West Capital Partners will serve as the REIT’s U.S. asset and property manager. Ocean West Capital Partners is an experienced real estate investment and management firm with a history of operating Class A assets. Since inception in 2009, Ocean West Capital Partners has acquired and operated investments valued at over $550.0 million, and its principals have completed over $50.0 billion of real estate transactions.

Escrows. The loan documents provide for upfront reserves in the amount of $2,500,000 for painting, floor covering replacements, mechanical repairs and replacements required to be made to the Two Independence Square Property pursuant to the GSA lease (the “GSA Replacements Reserve”) and $871,097 for repairs and improvements to the parking garage at Two Independence Square Property (the “Garage Replacements Reserve”). Ongoing monthly escrows for real estate taxes, insurance premiums, tenant improvements and leasing commissions and replacement are not required prior to a Cash Sweep Period (as defined below). Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to escrow on each payment date: (i) one-twelfth of the taxes that lender estimates will be payable during the next twelve months; (ii) one-twelfth of the insurance premiums that lender estimates will be payable during the next twelve months; (iii) $75,737 (approximately $1.50 per square foot annually) for tenant improvements and leasing commissions; and (iv) one-twelfth of $151,474 for the replacement reserve. The loan documents also provide for ongoing monthly deposits of $250,000 for the GSA Replacements Reserve until a cap of $4,000,000 is met.

Lockbox and Cash Management. The Two Independence Square Whole Loan is structured with a hard lockbox and in-place cash management. Tenants have been directed to remit all payments due under their leases directly into such lockbox account. The borrower will, and will cause the manager to, deposit all amounts received constituting rents into the lockbox account within one business day after receipt. All funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence of a Cash Sweep Period, all excess cash flow will be swept to the lender-controlled account.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Two Independence Square Whole Loan documents; (ii) the occurrence of any bankruptcy action of the borrower or the manager; (iii) the debt yield being less than 7.5% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by the lender; or (iv) the occurrence of a GSA Trigger Event (as defined below). A Cash Sweep Period will end, with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the manager with a qualified manager under a replacement management agreement following such bankruptcy action; with respect to clause (iii), if (a) no event of default is continuing and (b) the debt yield is at least 7.5% for the two consecutive calendar quarters immediately preceding the date of

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TWO INDEPENDENCE SQUARE

determination based upon the trailing 12-month period immediately preceding such date of determination; and with respect to clause (iv), upon the occurrence of a GSA Cure (as defined below).

A “GSA Trigger Event” will commence if (a) GSA ceases operation and/or “goes dark” with respect to more than 50.0% of its space or (b) GSA vacates, abandons or ceases to occupy more than 50.0% of its space.

A “GSA Cure” will occur if (a) GSA has recommenced operations within 45 days of going dark or (b) the borrower replaces GSA with a new tenant or tenants acceptable to the lender pursuant to a new lease acceptable to the lender such that GSA and the replacement tenant(s) collectively occupy more than 50.0% of the GSA space.

Property Management. The Two Independence Square Property is managed by OW Management Services, Inc.

Assumption. The borrower has a one-time right to transfer the Two Independence Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s standards, taking into consideration the transferee’s identity, experience, financial condition and creditworthiness; and (iii) the lender has received confirmation from each rating agency rating the WFCM 2017-C39 Certificates and each rating agency rating any securities backed by any of the Two Independence Square Whole Loan that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Certificates and any such other securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Two Independence Square Subordinate Companion Loan had an aggregate original principal balance of $61,700,000, has an outstanding balance as of the cut-off date of $61,700,000 and is coterminous with the Two Independence Square Senior Loans. The Two Independence Square Subordinate Companion Loan requires interest-only payments through maturity. The Two Independence Square Subordinate Companion Loan was contributed to the CSMC 2017-MOON Trust, pursuant to which the Two Independence Square Whole Loan is serviced and administered. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy, business interruption, commercial general liability and umbrella, and excess liability policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Two Independence Square Property and 18 months of business interruption insurance together with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

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YESHIVA UNIVERSITY PORTFOLIO

215 Lexington Avenue

2520 Amsterdam Avenue

245 Lexington Avenue

253 Lexington Avenue

2495 Amsterdam Avenue

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YESHIVA UNIVERSITY PORTFOLIO

Fort Tyron Park
Harlem River Park
Hudson Heights
Yeshiva University
Morris Heights
Cross Bronx Expwy.
Claremont Park
Grand Concourse
W. 181st St.
W. 179th St.
W. 178th St.
Wash. Br.
MANHATTAN
BRONX
Highbridge
Highbridge Park
Harlem River
Hudson River
George Washington Bridge
Fort Washington Park
New York Presbyterian Hosp.
W. 168th St.
Amsterdam Ave.
Broadway
Harlem River Drive
Major Deegan Expwy.
Sedgwick Ave.
University Ave.
Jerome Ave.
Mullaly Park
Henry Hudson Parkway
E. Tremont Ave.
E. 169th St.
W. 170th St.
Webster Ave.
Morris Ave.
Melrose Ave.

BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND

Yeshiva University Portfolio

1	215 Lexington Avenue	New York, NY
2	245 Lexington Avenue	New York, NY
3	253 Lexington Avenue	New York, NY
4	2495 Amsterdam Avenue	New York, NY
5	2520 Amsterdam Avenue	New York, NY

TIMES SQUARE
4 Times Square
W. 42nd St.
Grand Central Terminal
Chrysler Building
E. 42nd St.
UNITED NATIONS
Bryant Park
New York Public Library
Daily News
East Side
Midtown
Murray Hill
Garment District
QUEENS-MIDTOWN TUNNEL
FDR Drive
Broadway
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
W. 34th St.
Empire State Building
E. 34th St.
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
One Penn Plaza
Manhattan Mall
Kips Bay
NYU Medical Center
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Textile Building
Lexington Avenue Campus, Touro College
NYU School of Medicine
Bellevue Hospital Center
Lexington Ave.
Madison Ave.
Park Ave.
5th Ave.
6th Ave.
7th Ave.
3rd Ave.
2nd Ave.
1st Ave.

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No. 8 Yeshiva University Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.0%			Size:	696,371 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$201.04
Borrower Name:	Y Properties Holdings, LLC			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Yeshiva University			Title Vesting:	Fee
Mortgage Rate:	4.324%			Property Manager:	Self-managed
Note Date:	April 21, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	May 6, 2027			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	May 6, 2032			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	48 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2017)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	NAV
Call Protection:	L(27),D(92),O(1)			3rd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(3):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	NAV
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$18,026,336
				U/W Expenses:	$0
				U/W NOI:	$18,026,336
				U/W NCF:	$16,400,766
				U/W NOI DSCR(1):	2.16x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.97x
				U/W NOI Debt Yield(1):	12.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$346,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 6, 2017
Replacement Reserves	$0	$19,402	NAP	Cut-off Date LTV Ratio(1):	40.5%
Deferred Maintenance	$275,625	$0	NAP	LTV Ratio at Maturity or ARD(1):	36.1%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Yeshiva University Portfolio Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

(4)	The appraisal also concluded a hypothetical “go-dark” value of $189,100,000 as of February 6, 2017, which equates to a 74.0% loan-to-dark-value ratio. With respect to the Yeshiva University Portfolio Property located at 253 Lexington Avenue, the “as is” Appraised Value included in the Appraised Value above represents the land value less demolition costs.

The Mortgage Loan. The mortgage loan (the “Yeshiva University Portfolio Mortgage Loan”) is part of a whole loan (the “Yeshiva University Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering the fee interest in five central business district office buildings totaling 696,371 square feet, located in New York, New York (collectively, the “Yeshiva University Portfolio Properties” and each individually, a “Yeshiva University Portfolio Property”). The Yeshiva University Portfolio Whole Loan was originated on April 21, 2017 by Argentic Real Estate Finance LLC and Citi Real Estate Funding Inc. The Yeshiva University Portfolio Whole Loan had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at a rate of 4.324% per annum (the “Initial Interest Rate”). The Yeshiva University Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The anticipated repayment date (“ARD”) is May 6, 2027 and the final maturity date is May 6, 2032. In the event that the Yeshiva University Portfolio Whole Loan is not repaid in full on or prior to the ARD, the Yeshiva University Portfolio Whole Loan will accrue interest at a per annum rate equal to the greater of (i) 4.0% above the interpolated U.S. treasury rate and (ii) 8.324% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Yeshiva University Portfolio Properties after the payment of reserves

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YESHIVA UNIVERSITY PORTFOLIO

and interest calculated at the Initial Interest Rate will be applied (i) first to repay the principal balance of the Yeshiva University Portfolio Whole Loan until paid in full and (ii) second to the payment of accrued interest.

The Yeshiva University Portfolio Mortgage Loan, evidenced by the non-controlling Note A-2, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $45,000,000 and has an outstanding principal balance as of the Cut-Off Date of $45,000,000. The controlling Note A-1, which had an original principal balance of $45,000,000, and the non-controlling Note A-3, which had an original principal balance of $15,000,000, were contributed to the MSC 2017-H1 Trust. The non-controlling Note A-4, which was purchased by Cantor Commercial Real Estate Lending, L.P. after origination, had an original principal balance of $35,000,000 and was contributed to the CFCRE 2017-C8 Trust. See “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Whole Loans-Yeshiva University Portfolio Whole Loan” in the Preliminary Prospectus.

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,000,000	MSC 2017-H1	Yes
A-2	$45,000,000	WFCM 2017-C39	No
A-3	$15,000,000	MSC 2017-H1	No
A-4	$35,000,000	CFCRE 2017-C8	No
Total	$140,000,000

Following the lockout period, the borrower has the right to defease the Yeshiva University Portfolio Whole Loan in whole or in part (see “Partial Release” section) on any date before May 6, 2027. In addition, the Yeshiva University Portfolio Mortgage Loan is prepayable without penalty on or after May 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$140,000,000	100.0%	Loan payoff	$136,146,875	97.2%
			Closing costs	2,623,001	1.9
			Return of equity	954,499	0.7
			Reserves	275,625	0.2
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

The Properties. The Yeshiva University Portfolio Properties consist of five central business district office buildings totaling 696,371 square feet, all of which are located in New York, New York. The Yeshiva University Portfolio Properties are 100.0% occupied as of August 1, 2017 by Yeshiva University and are used for classroom, laboratory, library, administrative, faculty office, gymnasium and cafeteria space.

At origination of the Yeshiva University Portfolio Whole Loan, Yeshiva University transferred the Yeshiva University Portfolio Properties to the borrower and executed a twenty-year, triple-net unitary lease (the “Yeshiva University Lease”) that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Prior to origination of the Yeshiva University Portfolio Whole Loan, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. Per the terms of the Yeshiva University Lease, base rent is $27.42 per square foot, increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter.

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YESHIVA UNIVERSITY PORTFOLIO

The following table presents certain information relating to the Yeshiva University Portfolio Properties:

Property Name	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value(1)	Allocated Cut-off Date LTV(1)
2495 Amsterdam Avenue(2)	$53,233,892	38.0%	100.0%	1969/NAP	295,694	$108,000,000	49.3%
215 Lexington Avenue(2)	$29,409,130	21.0%	100.0%	1962/2006	111,270	$78,700,000	37.4%
2520 Amsterdam Avenue(2)(3)	$28,290,790	20.2%	100.0%	1967/2016	163,321	$60,000,000	47.2%
245 Lexington Avenue	$21,528,737	15.4%	100.0%	1969/NAP	87,927	$56,300,000	38.2%
253 Lexington Avenue(2)	$7,537,451	5.4%	100.0%	1911/NAP	38,159	$43,000,000(4)	17.5%
Total/Weighted Average	$140,000,000	100.0%	100.0%		696,371	$346,000,000	40.5%

(1)	The appraiser assigned a hypothetical “go-dark” value of $189,100,000. The Cut-off Date LTV Ratio based on the hypothetical “go-dark” value is approximately 74.0%.

(2)	Each of the 2495 Amsterdam Avenue property, the 2520 Amsterdam Avenue property and the 253 Lexington property is currently operating without a valid or permanent certificate of occupancy. In addition, it is unclear whether the use of the 215 Lexington Avenue Property as a classroom is in compliance with the related certificate of occupancy on file. Pursuant to the loan documents, within 180 days of origination of the Yeshiva University Portfolio Whole Loan (the “C/O Cure Period”), the borrower is required to (i) cause a valid temporary or permanent certificate of occupancy to be issued for each of the 253 Lexington, 2495 Amsterdam and 2520 Amsterdam properties and, to the extent any floors at the 215 Lexington property are used for classrooms, obtain an updated valid temporary or permanent certificate of occupancy permitting such classroom use on such floors and deliver copies of such new temporary or permanent certificates of occupancy to the lender, (ii) cause a “Letter of No Objection” to be issued by the New York City Department of Buildings with respect to occupancy or (iii) deliver to the lender a memorandum with respect to the applicable property from a code consultant or land use counsel (in either case as reasonably acceptable to the lender), setting forth such person’s determination that such property complies with all applicable legal requirements without the need to obtain any new or different certificate of occupancy. If, notwithstanding the borrower’s good faith and commercially reasonable diligent compliance with the obligations detailed above, the borrower is not able to complete such obligations within the C/O Cure Period, the C/O Cure Period will be extended for such time as is necessary for the borrower, with the exercise of commercially reasonable diligence, to complete such obligations.

(3)	The borrower is party to a certain revocable consent agreement with the New York City Department of Transportation and the Department of Information, Technology and Telecommunications (collectively, the “NYC Departments”) dated April 21, 2009 (the “Revocable Consent Agreement”), which provides the 2520 Amsterdam Avenue property with access to certain utility services. The Revocable Consent Agreement is revocable at any time by the NYC Departments. The loan documents require the borrower, prior to the expiration of the Revocable Consent Agreement, to (i) petition for a renewal of such Revocable Consent Agreement or (ii) take such steps in the ordinary course of business to provide the necessary utilities for the operation of the 2520 Amsterdam Avenue property and ensure that such utility services are not interrupted due to the expiration of the Revocable Consent Agreement. The related title policy provides affirmative coverage over the Revocable Consent Agreement.

(4)	The appraiser concluded an “as-is” Appraised Value, which represents the land value less demolition costs.

2495 Amsterdam Avenue Property (42.5% of portfolio NRA)

Built in 1969, the 2495 Amsterdam Avenue Property is a 295,694 square foot, 18-story office building located on Amsterdam Avenue at West 184th Street in the Washington Heights area of northern Manhattan. Also known as Belfer Hall, the 2495 Amsterdam Avenue Property is a building located in the Wilf Campus, which is home to the men’s campus of Yeshiva University, Yeshiva College and the Sy Syms School of Business (men’s division). The building includes classrooms, labs, common areas, the office of the Yeshiva University president, and administrative and faculty offices.

215 Lexington Avenue Property (16.0% of portfolio NRA)

Built in 1962 and renovated in 2006, the 215 Lexington Avenue Property is an 111,270 square foot, 8-story commercial condominium unit situated within a 21-story office building that contains one additional condominium unit that is not collateral for the Yeshiva University Portfolio Whole Loan. The condominium association board is controlled by the sponsor with a 63.3% interest in the condominium association. The 215 Lexington Avenue Property is located on the southeast corner of East 33rd Street and Lexington Avenue in midtown Manhattan. The 215 Lexington Avenue Property is located in the Israel Henry Beren Campus of Yeshiva University, which is home to the Stern College for Women and Sy Syms School of Business (women’s division). The building includes classrooms, offices, common areas and a cafeteria.

2520 Amsterdam Avenue Property (23.5% of portfolio NRA)

Built in 1967 and most recently renovated in 2016, the 2520 Amsterdam Avenue Property is a 163,321 square foot, 6-story office building located on Amsterdam Avenue between West 185th and 186th Streets in the Washington Heights area of northern Manhattan. The building is utilized as the Mendel Gottesman Library on floors 1-5.

245 Lexington Avenue Property (12.6% of portfolio NRA)

Built in 1969, the 245 Lexington Avenue Property is an 87,927 square foot, 12-story school building located on Lexington Avenue between East 34th and 35th Streets in midtown Manhattan. The building is utilized as classroom and office space, and also contains a cafeteria, library and gymnasium. The 245 Lexington Avenue Property is interconnected with the 253 Lexington Avenue Property by way of walkways located on the second, third and fifth floors as well as the basement.

253 Lexington Avenue Property (5.5% of portfolio NRA)

Built in 1911, the 253 Lexington Avenue Property is a 38,159 square foot, 5-story school building located on the southeast corner of East 35th Street and Lexington Avenue in midtown Manhattan. The building has classroom and lab space, as well as an auditorium and office space. The 253 Lexington Avenue Property is interconnected with the 245 Lexington Avenue Property by way of walkways located on the second, third and fourth floors as well as the basement.

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YESHIVA UNIVERSITY PORTFOLIO

The following table presents certain information relating to the tenancies at the Yeshiva University Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Yeshiva University	NR/B3/NR	696,371	100.0%	$27.42	$19,094,070	100.0%	4/30/2037
Total Major Tenant		696,371	100.0%	$27.42	$19,094,070	100.0%

Vacant Space		0	0.0%

Collateral Total		696,371	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Yeshiva University Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.0
Thereafter	1	696,371	100.0%	696,371	100.0%	$19,094,070	100.0%	$27.42
Vacant	0	0	0.%	696,371	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	696,371	100.0%			$19,094,070	100.0%	$27.42

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Yeshiva University Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	8/1/2017(2)
100%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

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YESHIVA UNIVERSITY PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Yeshiva University Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$19,094,070	105.9%	$27.42
Grossed Up Vacant Space	0.00	0.0	0.00
Total Reimbursables	0.00	0.0	0.00
Less Vacancy & Credit Loss	(1,067,734)(2)	(5.9)	(1.53)
Effective Gross Income	$18,026,336	100.0%	$25.89

Total Operating Expenses(3)(4)	$0.00	0.0%	$0.00

Net Operating Income	$18,026,336	100.0%	$25.89
TI/LC	1,392,742	7.7	2.00
Capital Expenditures	232,828	1.3	0.33
Net Cash Flow	$16,400,766	91.0%	$23.55

NOI DSCR(5)	2.16x
NCF DSCR(5)	1.97x
NOI DY(5)	12.9%
NCF DY(5)	11.7%

(1)	Historical financial information is not available as the Yeshiva University Lease was executed at origination of the Yeshiva University Portfolio Whole Loan. Prior to the Yeshiva University Lease, the Yeshiva University Portfolio Properties were owned and occupied by Yeshiva University. The Yeshiva University lease is a twenty-year, triple-net unitary lease that expires in April 2037, covering all of the Yeshiva University Portfolio Properties. Per the terms of the Yeshiva University Lease, base rent is $27.42 per square foot, increases by 5.0% effective May 1, 2027 and increases by an additional 5.0% every five years thereafter. The Yeshiva University Lease is structured with no renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(2)	The underwritten economic vacancy is 5.6%, which represents a 6.0% vacancy on the Amsterdam Avenue Properties and a 5.0% vacancy on the Lexington Avenue Properties. The Yeshiva University Portfolio Properties were 100.0% physically occupied as of August 1, 2017 by Yeshiva University.

(3)	The Yeshiva University Portfolio Properties are leased to Yeshiva University pursuant to a triple-net lease; the single tenant, Yeshiva University, is responsible for the payment of property expenses.

(4)	Prior to the conveyance of the Yeshiva University Portfolio Properties to the borrower, the Yeshiva University Portfolio Properties were afforded a tax exemption pursuant to Section 420-a of the NYS Real Property Law. The borrower has filed the necessary paperwork to maintain the tax exemption. However, there is no assurance that a tax exemption will be granted. In the event that all real estate taxes are no longer abated, the cumulative amount of real estate taxes for the Yeshiva University Portfolio Properties would be approximately $3,872,443.

(5)	The debt service coverage ratios and debt yields are based on the Yeshiva University Portfolio Whole Loan.

Appraisal. As of the appraisal valuation date of February 6, 2017, the Yeshiva University Portfolio Properties had an aggregate “as-is” appraised value of $346,000,000. In addition, the appraisal for Yeshiva University Portfolio Properties concluded a hypothetical “go-dark” appraised value of $189,100,000 as of February 6, 2017.

Environmental Matters. According to the Phase I environmental assessments dated February 7, 2017, there was no evidence of any recognized environmental conditions at the Yeshiva University Portfolio Properties.

Market Overview and Competition.  The Yeshiva University Portfolio Properties are comprised of five office properties located in New York, New York.

The Amsterdam Avenue Properties

The Amsterdam Avenue properties consist of the 2495 Amsterdam Avenue property and the 2520 Amsterdam Avenue property (together, the “Amsterdam Avenue Properties”). The Amsterdam Avenue Properties are located in the Washington Heights neighborhood of northern Manhattan. Washington Heights is bounded to the south by 155th Street and to the north by Fairview Avenue and extends from the Harlem River on the east to the Hudson River on the west. The Amsterdam Avenue Properties are located within the main campus of Yeshiva University, which is comprised of the area between Audubon Avenue and Laurel Hill Terrace between 181st and 187th Streets. In addition to school buildings, there are various apartment buildings owned by Yeshiva University in the immediate area. This has brought additional residents into the area, many of whom are affiliated with Yeshiva University. Primary access is provided by all major avenues, including Broadway, Henry Hudson Parkway and the Harlem River Drive as well as public transportation via the 1/A subway lines and M101/M3 bus service.

According to the appraisal, the Amsterdam Avenue Properties are located in the Northern Manhattan/Harlem office submarket of the Manhattan office market. Within the Northern Manhattan/Harlem office submarket, there is approximately 6.7 million square feet of inventory, with a reported vacancy of 5.2% and an average asking rent of $35.04 per square foot. According to the appraisal, the

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YESHIVA UNIVERSITY PORTFOLIO

2016 population and median household income within the 10033 zip code were 57,011 and $36,820, respectively. The appraiser concluded gross market rents for the 2520 Amsterdam Avenue property and 2495 Amsterdam property of $38.00 per square foot and $40.00 per square foot, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Amsterdam Avenue Properties:

Competitive Set(1)

Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
313 West 125th Street New York, NY	1910/2011	27,105	100.0%	3.1 miles	College of New Rochelle	April 2016	21,684	$45.00	Modified Gross
2090 Adam Clayton Powell Jr. Blvd New York, NY	1913/NAP	163,440	NAV	3.3 miles	Legal Aid Society; Center for Alternative Sentencing & Employment	July 2016 June 2014	20,881 13,871	$38.50 $29.33	Modified Gross
145 East 125th Street New York, NY	1900/2006	35,970	100.0%	3.9 miles	Salvation Army	February 2015	30,000	$31.00	Modified Gross
4 West 125th Street New York, NY	1910/2004	44,495	100.0%	3.7 miles	Children’s Aid Society	December 2014	25,300	$39.00	Modified Gross
88 Pine Street New York, NY	1973/NAP	624,000	97.0%	11.3 miles	Cornell University (Expansion)	May 2016	21,750	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	446,501	79.7%	11.3 miles	John V. Lindsay Wildcat Academy	June2016	23,050	$50.00	Modified Gross

(1)	Information obtained from the appraisal.

The Lexington Avenue Properties

The Lexington Avenue properties consist of the 215 Lexington Avenue property, the 245 Lexington Avenue property and the 253 Lexington Avenue property (together, the “Lexington Avenue Properties”). According to the appraisal, the Lexington Avenue Properties are located in the northern area of the Park Avenue South submarket of Manhattan and the immediate area surrounding the Lexington Avenue Properties is primarily a mixture of commercial and residential development. The Lexington Avenue Properties have direct access to the 6/B/D/F/M/N/Q/R subway lines. Additionally, Penn Station and Grand Central Terminal are located nearby, providing access to commuters from New Jersey, Long Island, Westchester and Putnam Counties and Western Connecticut. As of the fourth quarter of 2016, the Park Avenue South/Madison Square office submarket had a reported vacancy of 6.2% and an average asking rent of $66.33 PSF. According to the appraisal, the 2016 population and median household income within the 10016 zip code were 57,766 and $99,589, respectively. The appraiser concluded gross market rents for the 215 Lexington Property, 245 Lexington Property and 253 Lexington Property of $55.00 PSF, $50.00 PSF and $46.00 PSF, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lexington Avenue Properties:

Competitive Set(1)

Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
180 Madison Avenue New York, NY	1927/NAP	280,863	88.7%	0.2 miles	New York University	December 2016	99,132	$60.00	Modified Gross
31-35 West 27th Street New York, NY	1910/NAP	137,358	100.0%	0.7 miles	Stella Adler Conservator	June 2016	23,156	$58.30	Modified Gross
900 Broadway New York, NY	1887/2008	98,146	96.7%	0.9 miles	Tutor Associates, Inc.	November 2015	4,500	$53.00	Modified Gross
1250 Broadway New York, NY	1968/NAP	770,000	96.0%	0.5 miles	Prometric Technology Center	June 2015	11,628	$64.77	Modified Gross
22 West 21st Street New York, NY	1907/NAP	125,100	86.4%	1.0 miles	Journee	April 2015	5,170	$50.00	Modified Gross
180 Maiden Lane New York, NY	1984/NAP	1,192,893	45.2%	3.2 miles	MicroTek Business Education	September 2016	20,396	$58.32	Modified Gross
88 Pine Street New York, NY	1973/NAP	624,000	97.0%	3.2 miles	Cornell University (Expansion)	May 2016	21,750	$50.00	Modified Gross
17 Battery Place South New York, NY	1903/1998	446,501	79.7%	3.5 miles	John V. Lindsay Wildcat Academy	June 2016	23,050	$50.00	Modified Gross

(1)	Information obtained from the appraisal.

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YESHIVA UNIVERSITY PORTFOLIO

The Borrower. The borrower is Y Properties Holdings, LLC, a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yeshiva University Portfolio Whole Loan. Yeshiva University, the sole tenant at the Yeshiva University Portfolio Properties, is the guarantor of certain nonrecourse carveouts under the Yeshiva University Portfolio Whole Loan. Yeshiva University is the sole member of the borrower.

The Borrower Sponsor. Yeshiva University is a private Jewish university founded in 1886 with approximately 3,000 undergraduate and 3,500 graduate students across four campuses. Yeshiva University is divided into three undergraduate colleges: Yeshiva College, the Stern College for Women and the SY Syms School of Business. In addition to its undergraduate programs, the school includes the Albert Einstein College of Medicine (a joint entity between Montefiore Medical Center and Yeshiva University), the Benjamin N. Cardozo School of Law and the Wurzweiler School of Social Work. Yeshiva University has experienced recent operating deficits and student enrollment declined 7.5% between 2012 and 2017. In 2017, Yeshiva University reported long-term investments with a market value of greater than $550 million.

Escrows. The Yeshiva University Portfolio Whole Loan documents provide for upfront escrows in the amount of $275,625 for immediate repairs. The Yeshiva University Portfolio Whole Loan documents do not require ongoing monthly escrows for real estate taxes provided a tax exemption is in effect for the Yeshiva University Portfolio Properties. The Yeshiva University Portfolio Whole Loan documents do not require monthly ongoing escrows for insurance premiums as long (x) (i) Yeshiva University pays the insurance premiums directly, (ii) the borrower furnishes evidence of the renewal of any expiring policy, (iii) the Yeshiva University Lease is in full force and effect, (iv) no default under the Yeshiva University Lease has occurred or is continuing, and (iv) no Cash Trap Period (as defined below) has occurred or is continuing and (y) the balance of the insurance account is equal to one-half of the annual insurance premiums. Pursuant to the Yeshiva University Lease, Yeshiva University, as tenant thereunder, is required to deposit $19,402 ($0.33 per square foot annually) into a replacement reserve account that is held by the lender but is subject to the tenant’s rights under the Yeshiva University Lease.

Lockbox and Cash Management. The Yeshiva University Portfolio Whole Loan requires a lender-controlled hard lockbox, which is already in place, and requires that the borrower directs the tenant to pay rent directly into such lockbox account. The Yeshiva University Portfolio Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept to a lender-controlled cash management account. Prior to the occurrence of a Cash Trap Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) an event of default by Yeshiva University under the Yeshiva University Lease; (iii) an insolvency proceeding with respect to Yeshiva University; (iv) a default by Yeshiva University under the Yeshiva University Lease of any obligation thereunder to a third party that is for an amount equal to or greater than $15,000,000; (v) Yeshiva University going dark in more than 25% of the space demised under the Yeshiva University Lease; or (vi) the ARD.

A Cash Trap Period will end, with respect to clause (i), (ii) and (iv), upon the cure of such event of default; with respect to clause (iii), if the applicable insolvency proceeding has terminated and the Yeshiva University Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clause (v), on the date that Yeshiva University resumes its normal business operations in at least 75% of the demised space.

In the event that a Cash Trap Period is triggered by clauses (iv) and/or (v) above, the cash flow sweep is subject to a monthly cap of $600,000 and an aggregate cap of $18,000,000.

Property Management. The Yeshiva University Properties are self-managed.

Assumption. Not permitted.

Right of First Refusal. Each of the two condominium unit owners (one of which is the borrower) of the 215 Lexington Avenue Property has a right of first offer to purchase the other condominium unit, provided that, among other conditions, the unit owner that intends to sell (the “selling unit”) provides the other condominium unit owner (the “purchasing unit”) with written notice of the selling unit’s intent to sell, along with a copy of the proposed contract of sale. The purchasing unit then has 10 business days to notify the selling unit if it intends to accept such offer. The right of first refusal does not apply in connection with (i) a sale to an affiliate of the unit owner, (ii) a foreclosure or deed-in-lieu of foreclosure or (iii) the transfer of the unit to a permitted mortgagee or its designee as further described under the related condominium association documents.

Partial Release. On any payment date following the lockout period, the borrower is permitted to partially release any of the Amsterdam Avenue Properties in connection with a refinancing or a bona fide third-party sale, with partial defeasance of 125% of the released property’s allocated loan amount, subject to certain conditions including (i) no event of default has occurred or is continuing; (ii) after giving effect to such defeasance, the net operating income debt yield with respect to the remaining Yeshiva University Portfolio Properties being no less than the greater of (a) 10.96% and (b) the net operating income debt yield immediately preceding such release; and (iii) the REMIC loan-to-value ratio of the remaining Yeshiva University Portfolio Properties is no greater than 125%.

Upon release of the 2495 Amsterdam Avenue Property, the rent due to the borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $7,375,149 ($24.94 per square foot) per year.

Upon release of the 2520 Amsterdam Avenue Property, the rent due to borrower, as landlord under the Yeshiva University Lease, will be reduced by an amount that is not greater than $3,927,891($24.05 per square foot) per year.

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YESHIVA UNIVERSITY PORTFOLIO

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Yeshiva University Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Yeshiva University Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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LINCOLNSHIRE COMMONS

FIFTH THIRD BANK

NorthShore
University HealthSystem

at&t

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LINCOLNSHIRE COMMONS

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LINCOLNSHIRE COMMONS

Lincolnshire Commons
900, 910, 920, 930, 940, 950, 960, 970 Milwaukee Avenue;
225 Aptakisic Road
Lincolnshire, IL 60069
Libertyville
Mundelein
Lake Bluff
Great Lakes Naval Training Center
Rockland Rd
Countryside Golf Course
White Deer Run Golf Course
Hawthorn Mall
Townline Rd
Vernon Hills
Marketplace at Vernon Mills
Oak Creek Shopping Center
Lake Forest
Lake Forest College
Barat College
Lake Michigan
Conway Farms Golf Club
LAKE COUNTY
Granger Woods Forest Preserve
Gilmer Rd
Lincolnshire
Half Day Rd
The Marriott Theatre
Trinity Intl. University
Renaissance Gardens
Twin Orchard Country Club
Cuba Rd
Aptakisic Rd
Regal Cinemas
Long Grove
Buffalo Grove
Riverwoods
Highland Park
Port Clinton Square
Exmoor Country Club
Deerfield Rd
Deerfield
Deerbrook Shopping Center
Northbrook Court
Ravinia Festival
Buffalo Grove Golf Club
Lake Cook Rd
Wheeling
Dundee Rd
Sportsmans Country Club
Glencoe
Hintz Rd
Chicago Executive Airport
Northbrook
Techny Rd
Northpoint Shopping Mall
Palatine
Palatine Rd
Annex of Arlington
Town & Country Ctr.
Prospect Heights
Willow Rd
Winnetka
Arlington Heights
Randhurst Village
Northfield
Glenview
Wilmette
Kensington Rd
Mt. Prospect Plaza
Oakton Community College
COOK COUNTY
Glen View Club
Old Orchard
Golf Rd
Golf Mill Shopping Center
Morton Grove
Dempster St
Thacker St
Des Plaines
Niles
Skokie
Park Ridge
Allstate Arena
Talcott Rd
Chicago O'Hare Intl. Airport
CHICAGO
Chicago Loop 11 miles
Tri-State Tollway
Edens Expwy
Milwaukee Ave
Skokie Hwy
Hicks Rd
Meacham Rd
Elmhurst Rd
Rand Rd
Harlem Ave
St. Marys Rd
METRA MILW-NORTH LINE
METRA UP-NORTH LINE
NCS LINE
METRA

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No. 9 – Lincolnshire Commons

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance:	$43,500,000			Specific Property Type:	Office/Retail
Cut-off Date Balance:	$43,500,000			Location:	Lincolnshire, IL
% of Initial Pool Balance:	3.8%			Size:	133,024 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$327.01
Borrower:	Lincolnshire Propco, LLC			Year Built/Renovated:	2005/2016
Borrower Sponsors:	Andrew Hochberg; Marc Blum			Title Vesting:	Fee
Mortgage Rate:	4.460%			Property Manager:	Self-managed
Note Date:	July 18, 2017			4th Most Recent Occupancy(2):	NAV
Maturity Date:	August 11, 2027			3rd Most Recent Occupancy (As of):	93.8% (1/1/2015)
IO Period:	60 months			2nd Most Recent Occupancy (As of):	92.2% (1/1/2016)
Loan Term (Original):	120 months			Most Recent Occupancy (As of):	90.5% (1/1/2017)
Seasoning:	0 months			Current Occupancy (As of):	91.1% (7/12/2017)
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			4th Most Recent NOI (As of):	$3,442,170 (Annualized 4 – 12/31/2014)
Lockbox Type:	Springing			3rd Most Recent NOI (As of):	$3,300,503 (12/31/2015)
Additional Debt:	None			2nd Most Recent NOI (As of)(2):	$2,162,750 (12/31/2016)
Additional Debt Type:	NAP			Most Recent NOI (As of)(2):	$2,749,839 (TTM 4/30/2017)

				U/W Revenues:	$4,715,610
				U/W Expenses:	$921,885
				U/W NOI:	$3,793,726
Escrows and Reserves(1):				U/W NCF:	$3,598,532
				U/W NOI DSCR:	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.37x
Taxes	$152,381	$41,025	NAP	U/W NOI Debt Yield:	8.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.3%
Replacement Reserves	$0	$2,332	$100,000	As-Is Appraised Value:	$58,300,000
TI/LC Reserve	$0	$13,857	$500,000	As-Is Appraisal Valuation Date:	June 2, 2017
Rent Concession Reserve	$330,677	$0	NAP	Cut-off Date LTV Ratio:	74.6%
Tenant Specific TI/LC Reserve	$1,412,951	$0	NAP	LTV Ratio at Maturity:	68.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” and “Cash Flow Analysis” sections.

The Mortgage Loan. The mortgage loan (the “Lincolnshire Commons Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use center located in Lincolnshire, Illinois (the “Lincolnshire Commons Property”). The Lincolnshire Commons Mortgage Loan was originated on July 18, 2017 by Wells Fargo Bank, National Association. The Lincolnshire Commons Mortgage Loan had an original principal balance of $43,500,000, has an outstanding principal balance as of the Cut-off Date of $43,500,000 and accrues interest at an interest rate of 4.460% per annum. The Lincolnshire Commons Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The Lincolnshire Commons Mortgage Loan matures on August 11, 2027.

Following the lockout period, the borrower has the right to defease the Lincolnshire Commons Mortgage Loan in whole, but not in part, on any date before May 11, 2027. In addition, the Lincolnshire Commons Mortgage Loan is prepayable without penalty on or after May 11, 2027.

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LINCOLNSHIRE COMMONS

Sources and Uses

Sources			Uses
Original Loan Amount	$43,500,000	73.5%	Purchase Price	$57,800,000	97.7%
Sponsor Equity Contribution	15,657,269	26.5	Upfront Tax Reserve(1)	152,381	0.3
			Closing Costs	1,204,888	2.0
Total Sources	$59,157,269	100.0%	Total Uses	$59,157,269	100.0%

(1)	Upfront reserves collected at the origination of the Lincolnshire Commons Mortgage Loan totalled $1,896,009; however, the seller provided the borrower sponsor credits in the amount of $1,412,951 for outstanding tenant improvement and leasing commission (“TI/LC”) and $330,677 for outstanding rent concessions.

The Property. The Lincolnshire Commons Property is a nine-building, mixed-use open air center totaling 133,024 square feet located in Lincolnshire, Illinois, approximately 32.2 miles north of Chicago. Constructed in 2005 and most recently renovated in 2016, the Lincolnshire Commons Property is situated on a 17.1-acre parcel and contains a 2-story office building totaling 34,848 square feet (26.2% of net rentable area) and eight, one-story retail buildings totaling 98,176 square feet (73.8% of net rentable area). The Lincolnshire Commons Property contains 829 parking spaces, resulting in a parking ratio of 6.2 spaces per 1,000 square feet of rentable area. As of July 12, 2017 the Lincolnshire Commons Property was 91.1% leased to 20 tenants.

The largest tenant at the Lincolnshire Commons Property is NorthShore University HealthSystem, IL (“NSUH”) (rated Aa2 by Moody’s), which represents approximately 26.2% of the net rentable area and 25.4% of the underwritten base rent and is the only office tenant in the center. Headquartered in Evanston, Illinois, NSUH is a healthcare delivery system serving the Chicago region. The NSUH system includes four hospitals, operating as the principal teaching affiliate for the University of Chicago Pritzker School of Medicine, has annual revenues of $1.9 billion, employs approximately 10,000 people and has approximately 2,100 affiliated physicians. NSUH’s office space at the Lincolnshire Commons Property is utilized for various services including orthopedics, hand therapy, immediate care, neurological, and rehab services. NSUH invested approximately $7.0 million ($201 per square foot) into their space.

The second largest tenant at the Lincolnshire Commons Property is DSW, which represents approximately 10.8% of the net rentable area and is currently paying 4.0% of gross sales as a result of a previous anchor (Barnes and Noble) going dark in January 2016. No base rent was underwritten for the DSW space. The third largest tenant at the Lincolnshire Commons Property is Cheesecake Factory, which represents approximately 7.7% of the net rentable area and 11.1% of the underwritten base rent and is an original tenant since 2005. Aside from the aforementioned tenants, no tenant at Lincolnshire Commons Property comprises more than 6.0% of the net rentable area or 8.8% of the underwritten base rent. Approximately 45.1% of the net rentable area at the Lincolnshire Commons Property has been in occupancy for over 10 years, and nine tenants accounting for 49.9% of the net rentable area have signed new or renewal leases since July 2016.

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LINCOLNSHIRE COMMONS

The following table presents certain information relating to the tenancy at the Lincolnshire Commons Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
NSUH(4)	NR/Aa2/NR	34,848	26.2%	$26.89	$936,997	25.4%	NAV	NAV	9/30/2031(5)
Cheesecake Factory	NR/NR/NR	10,231	7.7%	$40.00	$409,240	11.1%	$753	6.2%	1/31/2026
Fifth Third Bank	A/Baa1/BBB+	4,130	3.1%	$78.97	$326,144	8.8%	NAV	NAV	1/31/2021
Kona Sushi, Inc.	NR/NR/NR	6,850	5.1%	$45.00	$308,250	8.4%	$500	10.3%	1/31/2022
Talbots Inc.	NR/B2/B-	6,228	4.7%	$34.00	$211,752	5.7%	$164	24.6%	1/31/2019
Chico’s	NR/NR/NR	4,480	3.4%	$43.00	$192,640	5.2%	$373	11.5%	12/31/2021
OSI/Fleming’s LLC	NR/Ba2/BB	8,005	6.0%	$23.30	$186,506	5.1%	$412	7.2%	12/31/2020
White House|Black Market	NR/NR/NR	3,426	2.6%	$43.00	$147,318	4.0%	$434	9.9%	12/31/2021
Marigold Maison Indian Cuisine	NR/NR/NR	3,472	2.6%	$42.00	$145,824	4.0%	NAV	NAV	3/31/2027
Noodles & Company	NR/NR/NR	2,453	1.8%	$45.00	$110,385	3.0%	$387	13.3%	6/30/2021
Total Major Tenants		84,123	63.2%	$35.37	$2,975,056	80.7%

Total Other Tenants		37,006	27.8%	$19.24(6)	$711,895	19.3%

Occupied Collateral Total		121,129	91.1%	$30.44(6)	$3,686,951	100.0%

Vacant Space		11,895	8.9%

Collateral Total		133,024	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2016.
(4)	NSUH’s Annual U/W Base Rent and Annual U/W Base Rent PSF represent the tenant’s average rent over the term of the Lincolnshire Commons Mortgage Loan. As of July 12, 2017, NSUH’s current rental rate is $24.00 per square foot.
(5)	NSUH has three, five-year lease extension options.

(6)	Includes 14,404 square footage attributed to DSW, which has no attributed underwritten base rent as the tenant is currently paying percentage rent in lieu of base rent (see “Cash Flow Analysis” section). The Other Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excluding this square footage are $31.50 per square foot and $34.55 per square foot, respectively.

The following table presents certain information relating to the lease rollover schedule at the Lincolnshire Commons Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2017	1	2,340	1.8%	2,340	1.8%	$93,600	2.5%	$40.00
2018	0	0	0.0%	2,340	1.8%	$0	0.0%	$0.00
2019	2	10,551	7.9%	12,891	9.7%	$319,827	8.7%	$30.31
2020	2	11,215	8.4%	24,106	18.1%	$227,434	6.2%	$20.28
2021	5	16,221	12.2%	40,327	30.3%	$857,025	23.2%	$52.83
2022	1	6,850	5.1%	47,177	35.5%	$308,250	8.4%	$45.00
2023(3)	1	14,404	10.8%	61,581	46.3%	$0	0.0%	$0.00
2024	2	5,183	3.9%	66,764	50.2%	$205,448	5.6%	$39.64
2025	2	4,335	3.3%	71,099	53.4%	$135,431	3.7%	$31.24
2026	2	11,710	8.8%	82,809	62.3%	$457,115	12.4%	$39.04
2027	1	3,472	2.6%	86,281	64.9%	$145,824	4.0%	$42.00
Thereafter	1	34,848	26.2%	121,129	91.1%	$936,997	25.4%	$26.89
Vacant	0	11,895	8.9%	133,024	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	20	133,024	100.0%			$3,686,951	100.0%	$30.44

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	Includes 14,404 square footage attributed to DSW Shoe Warehouse (“DSW”), which has no attributed underwritten base rent as the tenant is currently paying percentage rent in lieu of base rent (see “Cash Flow Analysis” section).

A-3-94

LINCOLNSHIRE COMMONS

The following table presents historical occupancy percentages at the Lincolnshire Commons Property:

Historical Occupancy

1/1/2015(1)(2)	1/1/2016(2)	1/1/2017(2)	7/12/2017(3)
93.8%	92.2%	90.5%	91.1%

(1)	The Lincolnshire Commons Mortgage Loan represents acquisition financing. As such, historical occupancy prior to January 1, 2015 is not available.

(2)	Information obtained the borrower sponsor.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lincolnshire Commons Property:

Cash Flow Analysis

	Annualized 4 – December 2014(1)	2015	2016(2)	TTM 4/30/2017(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,598,473	$3,350,632	$2,088,385	$2,637,523	$3,686,951	78.2%	$27.72
Grossed Up Vacant Space	0	0	0	0	267,398	5.7	2.01
Percentage Rent(3)	0	0	270,886	229,552	110,000	2.3	0.83
Total Reimbursables	787,695	848,240	678,184	767,078	883,942	18.7	6.64
Other Income	15,366	15,491	12,927	34,717	34,717	0.7	0.26
Less Vacancy & Credit Loss	0	0	0	0	(267,398)(4)	(5.7)	(2.01)
Effective Gross Income	$4,401,534	$4,214,363	$3,050,382	$3,668,870	$4,715,610	100%	$35.45

Total Operating Expenses	$959,364	$913,860	$887,632	$919,031	$ 921,885	19.5%	$6.93

Net Operating Income	$ 3,442,170	$3,300,503	$2,162,750	$2,749,839	$3,793,726	80.5%	$28.52
TI/LC	0	0	0	0	167,209	3.5	1.26
Capital Expenditures	0	0	0	0	27,985	0.6	0.21
Net Cash Flow	$ 3,442,170	$3,300,503	$2,162,750	$2,749,839	$3,598,532	76.3%	$27.05

NOI DSCR	1.31x	1.25x	0.82x	1.04x	1.44x
NCF DSCR	1.31x	1.25x	0.82x	1.04x	1.37x
NOI DY	7.9%	7.6%	5.0%	6.3%	8.7%
NCF DY	7.9%	7.6%	5.0%	6.3%	8.3%

(1)	The Lincolnshire Commons Mortgage Loan represents acquisition financing. As such, a full calendar year’s operating statement for 2014 is not available.

(2)	The decrease in Net Operating Income in 2016 and subsequent increase to U/W is a result of the previous retail anchor (Barnes and Noble) which went dark in January 2016 and triggered several co-tenancy clauses causing some tenants at the Lincolnshire Commons Property to pay percentage rent in lieu of base rent. The sponsor leased the former Barnes and Noble space to NSUH and all co-tenancy clauses have been resolved and the tenants are currently paying full base rent, except for DSW. NSUH’s lease commenced September 2016.

(3)	U/W Percentage Rent represents percentage rent in lieu of base rent for DSW, which has a lease expiration of January 31, 2023 and is currently paying 4.0% of gross sales as a result of a previous anchor (Barnes and Noble) going dark in January 2016. U/W Percentage Rent for DSW is estimated based on the 2016 gross sales and no Base Rent was underwritten for the DSW space.

(4)	The underwritten economic vacancy is 6.8%. As of July 12, 2017, the Lincolnshire Commons Property was 91.1% physically occupied by 20 tenants.

Appraisal. As of the appraisal valuation date of June 2, 2017, the Lincolnshire Commons Property had an “as-is” appraised value of $58,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 7, 2017, there are no recognized environmental conditions at the Lincolnshire Commons Property.

Market Overview and Competition. The Lincolnshire Commons Property is located at the intersection of Milwaukee Avenue and Aptakisic Road in Lincolnshire, Illinois. The Lincolnshire Commons Property benefits from its location with 178,403 daytime employees within a 5-mile radius exposure to over 65,000 vehicles per day passing the intersection of Milwaukee Avenue and Aptakisic Road. Complementary demand drivers, such as the Regal 14 Cinema and IMAX adjacent to the Lincolnshire Commons Property and the presence of 14 Fortune 500 companies within a 10-mile radius provides the Lincolnshire Commons Property help fuel consumer traffic in the immediate area. Additionally, directly across Milwaukee Avenue is a retirement community, which houses over 600 residents and over 350 daytime employees. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Lincolnshire Commons Property was 58,396 and 174,702, respectively, and average household income within the same radii was $144,653 and $132,754, respectively.

According to a third party market research report, the Lincolnshire Commons Property is located within the Central North submarket of the Chicago retail market. As of the second quarter of 2017, the submarket reported a total inventory of 1,209 properties totaling approximately 23.4 million square feet with a 7.5% vacancy rate and year to date net absorption of 18,500 square feet. The appraiser concluded to market rents for the Lincolnshire Commons Property of $20.00 per square foot for the junior anchor space and $30.00 to $40.00 per square foot for inline space depending on the location within the center, all on a triple net basis. The Lincolnshire Commons Property is located within the Central North submarket of the Chicago office market. As of the second quarter of 2017, the class B submarket reported a total inventory of 421 properties totaling approximately 16.9 million square feet with a 8.0% vacancy rate. The appraiser concluded to market rents for the Lincolnshire Commons Property of $24.00 per square foot triple net for the office space.

A-3-95

LINCOLNSHIRE COMMONS

The following table presents certain information relating to comparable properties to the Lincolnshire Commons Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Lincolnshire Commons Lincolnshire, IL	2005/2016	133,024	--	Cheesecake Factory	November 2005 / 20.2 Years	10,231	$40.00	NNN
100 W. Rand Road Mount Prospect, IL	2016/NAP	4,908	7.1 Miles	Potbelly	October 2016 / 10.0 Years	2,308	$40.00	NNN
Westlake Plaza, Wilmette, IL	1963/NAP	42,216	11.4 Miles	Sleepy’s	October 2016 / 10.0 Years	3,518	$37.50	NNN
Panera Bread Skokie, IL	2016/NAP	4,300	14.5 Miles	Panera Bread	October 2016 / 15.0 Years	4,300	$40.00	Absolute Net
SWC Skokie Blvd and Gross Point Road Skokie, IL	2016/NAP	5,200	13.2 Miles	Sleepy’s	April 2016 / 10.0 Years	4,000	$45.00	NNN
955 Rockland Road Lake Bluff, IL	2015/NAP	11,193	7.1 Miles	Sport Clips	November 2015 / 10.0 Years	1,324	$34.00	NNN
Marketplace South Vernon Hills, IL	2010/NAP	8,364	3.4 Miles	Sweet Lorraine Fabulous Mac & Cheese	October 2015 / 5.0 Years	1,864	$39.00	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents certain information relating to comparable properties to the Lincolnshire Commons Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Lincolnshire Commons Lincolnshire, IL	2005/2016	133,024	--	NSUH	September 2016 / 15.0 Years	34,848	$24.00(2)	NNN
Prairie Glen Medical Office Center Glenview, IL	2002/NAP	74,200	8.1 Miles	Pathways Pediatric Therapy Clinic	November 2017 / 5.0 Years	15,321	$26.00	NNN
555 Wilson Lane, Des Plaines, IL	1953/2016	85,000	10.1 Miles	Chicago Behavioral	July 2016 / 20.0 Years	85,000	$22.35	NNN
Corporate 520 Center Deerfield, IL	1986/NAP	186,857	4.8 Miles	Surgical Care Affiliates	June 2016 / 10.8 Years	28,410	$20.50	NNN
1630 Gateway Drive Sycamore, IL	2015/NAP	36,100	42.9 Miles	Hauser-Ross Eye Institute	May 2015 / 20.0 Years	36,100	$26.59	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	NSUH’s Annual U/W Base Rent of $26.89 PSF represents the tenant’s average rent over the term of the Lincolnshire Commons Mortgage Loan. As of July 12, 2017, NSUH’s current rental rate is $24.00 per square foot.

The Borrower. The borrower is Lincolnshire Propco, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lincolnshire Commons Mortgage Loan. Andrew S. Hochberg and Marc J. Blum are the guarantors of certain nonrecourse carveouts under the Lincolnshire Commons Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Andrew S. Hochberg and Marc J. Blum. Mr. Hochberg is the founder and Chief Executive Officer of Next Realty, LLC (“Next”), and Mr. Blum is the president and Chief Operating Officer of Next. Headquartered in Skokie, Illinois, approximately 16.9 miles from the Lincolnshire Commons Property, Next is a privately held, commercial real estate investment firm focused on retail and parking investment opportunities. Next has made over 60 investments nationwide, representing approximately $500.0 million in total asset value and has a current portfolio consisting of approximately 1.0 million square feet of retail space and more than 1,800 parking spaces nationwide.

A-3-96

LINCOLNSHIRE COMMONS

Escrows. The loan documents provide for upfront reserves in the amount of $152,381 for real estate taxes, $330,677 for rent concession reserves related to DSW Shoe Warehouse and $1,412,951 for outstanding TI/LC obligations, of which $1,276,477 is related to NSUH and $136,474 is related to Marigold Madison Indian Cuisine. The loan documents provide for ongoing monthly escrows of $41,025 for real estate taxes, $2,332 for replacement reserves (subject to a $100,000 cap) and $13,857 for general TI/LCs (subject to a $500,000 cap).

The Lincolnshire Commons Mortgage Loan does not require ongoing monthly escrows for insurance premiums so long as (i) no event of default; (ii) insurance requirements are being satisfied by a blanket policy acceptable to the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. Additional ongoing real estate tax escrows related to the NSUH space are not required so long as (i) no event of default has occurred and is continuing; (ii) the NSUH space is a separate tax parcel; (iii) NSUH is obligated to pay and is paying real estate taxes directly; (iv) the NSUH lease is in full force and effect with no defaults thereunder; (v) NSUH is not rated below investment grade by either S&P, Moody’s, Fitch, DBRS, Kroll and Morningstar; and (vi) the borrower provides the lender with timely proof of payments of such NSUH real estate taxes prior to delinquency. Additional ongoing replacement reserve escrows beyond the $100,000 cap are not required as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the borrower is properly maintaining the Lincolnshire Commons Property.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Trap Event Period (as defined below), the Lincolnshire Commons Mortgage Loan documents requires that the borrower establish a lockbox account and the borrowers or property manager is required to deposit all rents into such lockbox account and such funds will be swept to the cash management account. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the Lincolnshire Commons Mortgage Loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter; (iii) the date upon which NSUH files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding (unless, within 15 business days of receipt of notice of the occurrence of any of the aforementioned events described in this subsection (iii), the borrower making the NSUH Trigger Avoidance Deposit (as defined below), in which case, no Cash Trap Event Period shall be deemed to have occurred in connection with such event). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for a calendar quarter; or with respect to clause (iii), upon (A) the occurrence of a NSUH Re-Tenanting Event (as defined below) or (B) the bankruptcy or insolvency proceeding having terminated and NSUH having emerged therefrom in good standing and the NSUH lease having been affirmed on the same terms as the terms of such NSUH lease prior to the occurrence of such bankruptcy or insolvency proceeding.

An “NSUH Trigger Avoidance Deposit” shall mean that the borrower has deposited with the lender an amount equal to 12 months of projected excess cash flow (as determined by the lender in its sole discretion) in the form of cash or an acceptable letter of credit.

An “NSUH Re-Tenanting Event” shall mean that the lender has received satisfactory evidence that the NSUH space (either in its entirety or, if the debt service coverage ratio is then equal to or greater than 1.25x, in part) has been leased to one or more satisfactory replacement tenants that have taken occupancy of the applicable space, are conducting normal business operations in such space and are then paying full, unabated rent pursuant to the terms of a lease reasonably satisfactory to the lender under which all tenant improvement costs and leasing commissions have been paid or are adequately reserved for by the lender, such evidence to include, without limitation, a satisfactory estoppel from each such replacement tenant(s) affirming the foregoing.

Property Management. The Lincolnshire Commons Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Lincolnshire Commons Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and KBRA that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism insurance. The Lincolnshire Commons Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lincolnshire Commons Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

A-3-97

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A-3-98

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

CANADA
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Seattle
Bellevue
Renton
Portland
WA
MT
ND
MN
ME
VT
NH
MA
NY
Boston
Norwich
New York
Boise
ID
OR
SD
WI
MI
Minneapolis
Mankato
Milwaukee
Grand Rapids
Detroit
Chico
Salt Lake City
WY
Cheyenne
Omaha
IA
NE
Chicago
Cleveland
PA
NJ
DE
Philadelphia
Baltimore
MD
San Francisco
Sacramento
NV
Milpitas
Campbell
CA
UT
Denver
UNITED STATES
Peoria
Indianapolis
IN
OH
Pittsburgh
Columbus
Washington, DC
Kansas City
CO
Bloomington
WV
Williamsburg
Las Vegas
KS
MO
St. Louis
Louisville
KY
VA
Norfolk
AZ
Los Angeles
Oklahoma City
Shawnee
Nashville
TN
Charlotte
NC
Morehead City
Albuquerque
Memphis
San Diego
Peoria
Phoenix
NM
OK
AR
Wichita Falls
Paris
Texarkana
Atlanta
SC
Atlantic Ocean
Charleston
Tucson
Sweetwater
Dallas
MS
AL
GA
Pacific Ocean
El Paso
TX
Waco
Tyler
Lufkin
LA
Jacksonville
Austin
MEXICO
Buda
New Orleans
San Antonio
Houston
Tampa
Orlando
FL
Gulf of Mexico
Miami
CUBA
Caribbean Sea

Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St. Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites South Bend	South Bend, IN
24	Hampton Inn Suites Kokomo	Kokomo, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Fairfield Inn Laurel	Laurel, MD
40	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
41	Courtyard Akron Stow	Stow, OH
42	Towneplace Suites Bloomington	Bloomington, IN
43	Larkspur Landing Roseville	Roseville, CA
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

A-3-99

No. 10 – Starwood Capital Group Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Hospitality
				Specific Property Type:	Various – See Table
Original Principal Balance(1):	$40,000,000			Location:	Various – See Table
Cut-off Date Balance(1):	$40,000,000			Size:	6,366 Rooms
% of Initial Pool Balance:	3.5%			Cut-off Date Balance Per Room(1):	$90,680
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrowers(2):	Various			Title Vesting:	Fee / Leasehold
Borrower Sponsor:	Starwood Capital Group, L.P.			Property Manager(4):	Various
Mortgage Rate:	4.4860%			4th Most Recent Occupancy (As of):	72.8% (12/31/2013)
Note Date:	May 24, 2017			3rd Most Recent Occupancy (As of):	73.7% (12/31/2014)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
Maturity Date:	June 1, 2027			Most Recent Occupancy (As of):	74.7% (12/31/2016)
IO Period:	120 months			Current Occupancy (As of):	74.6% (3/31/2017)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP			4th Most Recent NOI (As of):	$76,532,121 (12/31/2014)
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$82,590,153 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$83,225,892 (12/31/2016)
Call Protection:	L(12),GRTR 1% or YM(105),O(3)			Most Recent NOI (As of):	$81,268,623 (TTM 3/31/2017)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$213,600,210
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Expenses:	$133,537,987
				U/W NOI:	$80,062,224
Escrows and Reserves(3):				U/W NCF:	$71,329,392
				U/W NOI DSCR(1):	3.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
FF&E	$0	4.0% of Rev.	NAP	As-Is Appraised Value(5):	$956,000,000
Larkspur Landing Capital Work:	$6,385,000	NAP	NAP	As-Is Appraisal Valuation Date(5):	April 23, 2017
Capital Work:	$5,883,991	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Ground Rent:	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	60.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Escrows” section.

(4)	See “Property Management” section.

(5)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio (as defined below) as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties (as defined below). The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.3%.

The Mortgage Loan. The mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) that is evidenced by 21 pari passu promissory notes secured by first mortgages encumbering the fee and leasehold interests in a hospitality portfolio which is comprised of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “SCG Hotel Portfolio” or “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was originated on May 24, 2017 by Barclays Bank PLC, Bank of America, N.A., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association. The SCG Hotel Portfolio Whole Loan had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.4860% per annum. The SCG Hotel Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan matures on June 1, 2027.

Note A-6-1, which will be contributed to the WFCM 2017-C39 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a non-controlling interest in the SCG Hotel Portfolio Whole Loan. The controlling Note A-1 and the non-controlling Note A-7, which had an aggregate original principal balance of $80,000,000, were contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-2-1 and Note A-16-1, which had an aggregate original principal balance of $60,000,000, were contributed to the JPMCC 2017-JP7 Trust. The non-controlling Note A-3, which had an original principal balance of $72,500,000, was contributed to the BANK 2017-BNK5 Trust. The non-controlling Note A-4, which had an original principal balance of $59,317,500, was contributed to the BANK 2017-BNK6 Trust. The non-controlling Note A-5, which had an original principal balance of $50,000,000, was contributed to the WFCM 2017-C38 Trust. The non-controlling Note

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A-8 and Note A-10, which had an aggregate original principal balance of $40,000,000, are expected to be contributed to the CD 2017-CD5 Trust. The non-controlling Note A-11, Note A-12 and Note A-13-2, which had an aggregate original principal balance of $37,500,000, are expected to be contributed to the UBS 2017-C2 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $137,952,500, are expected to be contributed to future securitization trusts (referred to herein collectively as the “SCG Hotel Portfolio Companion Loans”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1; A-7	$80,000,000	DBJPM 2017-C6	Yes(2)
A-2-1; A-16-1	$60,000,000	JPMCC 2017-JP7	No
A-2-2; A-9; A-14	$46,817,500	JPMorgan Chase Bank, National Association	No
A-3	$72,500,000	BANK 2017-BNK5	No
A-4	$59,317,500	BANK 2017-BNK6	No
A-5	$50,000,000	WFCM 2017-C38	No
A-6-1	$40,000,000	WFCM 2017-C39	No
A-6-2; A-17	$41,817,500	Barclays Bank PLC	No
A-8; A-10	$40,000,000	CD 2017-CD5 (expected)	No
A-11; A-12; A-13-2	$37,500,000	UBS 2017-C2 (expected)	No
A-13-1	$14,317,500	Deutsche Bank AG, New York Branch	No
A-15; A-16-2	$35,000,000	Starwood Mortgage Funding II LLC(3)	No
Total	$577,270,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Only the Note A-1, which had an original principal balance of $40,000,000, represents the controlling interest in the SCG Hotel Portfolio Whole Loan.

(3)	An affiliate of the borrower sponsor.

Following the lockout period, the borrower has the right to prepay the SCG Hotel Portfolio Whole Loan in whole or in part (see “Partial Release” section), on any date before April 1, 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the SCG Hotel Portfolio Whole Loan is prepayable without penalty on or after April 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$577,270,000	100.0%	Loan payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1
			Closing costs	8,975,399	1.6
			Return of equity	130,991,748	22.7
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple and leasehold interests in the SCG Hotel Portfolio, which is comprised of 65 hospitality properties located across 21 states, totaling 6,366 rooms. The SCG Hotel Portfolio Properties offer a range of amenities, spanning the limited service, full service and extended stay hospitality sectors. The hotels range in size from 56 to 147 rooms with an average of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. None of the SCG Hotel Portfolio Properties account for more than 2.3% of total rooms or 5.8% of underwritten net cash flow on an individual basis. Further, the ten largest SCG Hotel Portfolio Properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 SCG Hotel Portfolio Properties are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels) (each as defined below). The SCG Hotel Portfolio Properties range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio Properties and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. On the origination date, the borrowers deposited approximately $5.9 million into escrow for capital expenditures related to brand mandated property improvement plans. Additionally, on the origination date, the borrowers deposited approximately $6.4 million ($5,000 per Larkspur Landing branded room) into escrow for any future capital work or FF&E associated with the 11 Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a granular level, the majority of the SCG Hotel Portfolio Properties have outperformed their respective competitive sets on an individual basis, with 80.1% of the SCG Hotel Portfolio Properties based on room count achieving a RevPAR penetration in excess of 100.0% for the

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trailing 12-month period ending March 31, 2017. Further, dividing the SCG Hotel Portfolio Properties by property sub-type, the SCG Hotel Portfolio has outperformed across the limited service, extended stay and full service hospitality sectors.

The following table presents certain summary information relating to the SCG Hotel Portfolio Properties:

Portfolio Summary

Property	City / State	Rooms	Year Built/ Renovated	Allocated Loan Amount	% of Total ALA	Appraised Value(1)	UW NCF	% of Total UW NCF	TTM Occ.	TTM RevPAR Penet.(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	$28,706,103	5.0%	$43,900,000	$3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	$25,240,446	4.4%	$38,600,000	$3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	$20,793,943	3.6%	$31,800,000	$2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	$20,336,214	3.5%	$31,100,000	$2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	$18,112,963	3.1%	$27,700,000	$2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	$13,535,680	2.3%	$20,700,000	$1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	$13,208,731	2.3%	$20,200,000	$1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	$13,208,731	2.3%	$20,200,000	$1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	$13,077,951	2.3%	$20,000,000	$1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	$12,554,833	2.2%	$19,200,000	$1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	$12,424,054	2.2%	$19,000,000	$1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	$11,900,936	2.1%	$18,200,000	$1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	$10,985,479	1.9%	$16,800,000	$1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	$10,789,310	1.9%	$16,500,000	$1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	$10,593,141	1.8%	$16,200,000	$1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	$10,593,141	1.8%	$16,200,000	$1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St. Paul Oakdale	Oakdale, MN	116	2005 / 2013	$10,462,361	1.8%	$16,000,000	$1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	$10,331,582	1.8%	$15,800,000	$1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	$10,266,192	1.8%	$15,700,000	$1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	$10,200,802	1.8%	$15,600,000	$1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	$10,004,633	1.7%	$15,300,000	$1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	$9,677,684	1.7%	$14,800,000	$1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	$9,677,684	1.7%	$14,800,000	$1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	$9,219,956	1.6%	$14,100,000	$1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	$8,958,397	1.6%	$13,700,000	$1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	$8,696,838	1.5%	$13,300,000	$1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	$8,304,499	1.4%	$12,700,000	$738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	$8,239,109	1.4%	$12,600,000	$1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	$8,239,109	1.4%	$12,600,000	$876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	$8,173,720	1.4%	$12,500,000	$1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	$7,977,550	1.4%	$12,200,000	$912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	$7,454,432	1.3%	$11,400,000	$951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	$7,258,263	1.3%	$11,100,000	$858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	$6,865,924	1.2%	$10,500,000	$667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	$6,800,535	1.2%	$10,400,000	$798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	$6,800,535	1.2%	$10,400,000	$944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	$6,604,365	1.1%	$10,100,000	$739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn & Suites	Cheyenne, WY	60	1994 / 2013	$6,146,637	1.1%	$9,400,000	$753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	$6,146,637	1.1%	$9,400,000	$657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	$6,015,858	1.0%	$9,200,000	$886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	$5,688,909	1.0%	$8,700,000	$786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	$5,688,909	1.0%	$8,700,000	$850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	$5,623,519	1.0%	$8,600,000	$728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	$5,558,129	1.0%	$8,500,000	$752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	$5,492,740	1.0%	$8,400,000	$650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	$5,492,740	1.0%	$8,400,000	$470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	$5,427,350	0.9%	$8,300,000	$853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	$5,427,350	0.9%	$8,300,000	$618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	$5,296,570	0.9%	$8,100,000	$603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	$5,165,791	0.9%	$7,900,000	$687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	$4,904,232	0.8%	$7,500,000	$605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	$4,746,774	0.8%	$9,800,000	$379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	$4,708,062	0.8%	$7,200,000	$599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	$4,511,893	0.8%	$6,900,000	$689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	$4,119,555	0.7%	$6,300,000	$400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	$3,465,657	0.6%	$5,300,000	$541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	$3,269,488	0.6%	$5,000,000	$311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	$2,649,352	0.5%	$4,600,000	$211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	$2,354,031	0.4%	$3,600,000	$251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	$2,252,646	0.4%	$3,600,000	$180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	$2,086,036	0.4%	$4,100,000	$166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	$1,869,354	0.3%	$3,600,000	$149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	$1,445,301	0.3%	$2,600,000	$115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport	Humble, TX	62	2001 / 2017	$1,372,592	0.2%	$3,200,000	$109,807	0.2%	54.1%	86.8%
Total/Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6	123.3%

(1)	Appraised Value reflects the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties, as of April 23, 2017. The aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000, as of April 23, 2017. The appraisal also concluded an “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

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The following table presents a summary of the SCG Hotel Portfolio Properties by property subtype:

Portfolio Sub-Types

Property Sub-Type	Properties	Rooms	% Total Rooms	UW NCF	% Total UW NCF	Appraised Value(1)	Appraised Value Per Room(1)	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total/Weighted	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

The following table presents a summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties:

Portfolio Historical and Budgeted Capital Expenditures(1)

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Information obtained from the borrowers.

The following table presents a summary of the franchise agreement expiration dates of the SCG Hotel Portfolio Properties:

Franchise Expiration Schedule(1)

Year Ending December 31,	No. of Franchise Agreements Expiring	Rooms	% of Total Rooms	Cumulative Rooms Expiring	Cumulative % of Total Rooms Expiring	UW NCF	% of Total UW NCF
2017	0	0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	427	8.4%	$2,892,322	6.2%
2020	0	0	0.0%	427	8.4%	$0	0.0%
2021	1	62	1.2%	489	9.6%	$603,823	1.3%
2022	21	2,025	39.8%	2,514	49.4%	$18,055,211	38.8%
2023	0	0	0.0%	2,514	49.4%	$0	0.0%
2024	0	0	0.0%	2,514	49.4%	$0	0.0%
2025	4	378	7.4%	2,892	56.8%	$4,634,247	10.0%
2026	1	128	2.5%	3,020	59.3%	$1,396,943	3.0%
2027	2	140	2.8%	3,160	62.1%	$1,022,042	2.2%
Thereafter	21	1,929	37.9%	5,089	100.0%	$16,729,941	36.0%
Total	54	5,089	100.0%			$46,492,556	100.0%

(1)	The above Franchise Expiration Schedule is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group, L.P. On the origination date, the borrowers deposited approximately $6.4 million into escrow for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio Properties benefit from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with Marriott or Hilton affiliated flags, providing the SCG Hotel Portfolio with institutional quality brand affiliations across the majority of the SCG Hotel Portfolio Properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with the Larkspur Landing brand, all of which are located in California, Washington and Oregon. Larkspur Landing is an upscale select service and extended stay brand, which has developed guest loyalty since the brand’s inception in 1997. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group, L.P. (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Larkspur Landing property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice by either the licensor or the licensee. Pursuant to the terms of the SCG Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the SCG Hotel Portfolio Whole Loan unless the related borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined therein).

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In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents without the prior written consent of the lender.

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided in the table below:

Portfolio Flags

Brand	Properties	Rooms	% of Total Rooms	Allocated Loan Amount	Allocated Loan Amount Per Room	Appraised Value(1)	Cut-off Date LTV(1)	UW NCF	% of Total UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood Suites	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total/Weighted Average	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV of 65.3%.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the SCG Hotel Portfolio:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	96.5%	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	2.6	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	1.0	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	100.0%	$33,553

Total Departmental Expenses	49,228,191	49,537,243	51,301,086	51,520,462	52,386,303	24.5	8,229
Gross Operating Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	75.5%	$25,324

Total Undistributed Expenses	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	29.1	9,781
Profit Before Fixed Charges	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	46.3%	$15,544

Total Fixed Charges	16,980,221	17,649,712	17,832,901	17,734,359	18,887,712	8.8	2,967

Net Operating Income	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	37.5%	$12,577
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	4.1	1,372
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	33.4%	$11,205

NOI DSCR(2)	2.91x	3.15x	3.17x	3.10x	3.05x
NCF DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI DY(2)	13.3%	14.3%	14.4%	14.1%	13.9%
NCF DY(2)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

(2)	All statistical financial information related to debt service coverage ratios and debt yields is based on the SCG Hotel Portfolio Whole Loan.

Appraisals. As of the appraisal valuation date of April 23, 2017, the SCG Hotel Portfolio Properties had an aggregate “As-is” appraised value of $884,700,000. The appraisal concluded “As-Renovated” values for nine of the SCG Hotel Portfolio Properties which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date of the SCG Hotel Portfolio Whole Loan. On the origination date, the related borrowers deposited $5,883,991 into escrow for, among other things, the outstanding capital improvements to the aforementioned nine SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000. Additionally, the appraisal concluded an “As Portfolio” value of $956,000,000 which reflects an 8.1% premium attributable to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

Environmental Matters. According to Phase I environmental assessments with dates ranging from March 29, 2017 to April 28, 2017 (each an “ESA”), there was no evidence of any recognized environmental conditions at the SCG Hotel Portfolio Properties with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The related borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1,000,000 with a $25,000 deductible and an expiration date of May 24, 2030. The policy includes the lender as a named insured and was paid in full on the origination date. The SCG Hotel Portfolio Whole Loan documents require that any future environmental insurance policy include the same coverages, terms, conditions and endorsements as the lender environmental policy approved on the origination date (and may not be amended in without the prior written consent of the lender).

Market Overview and Competition. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

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The following table presents the geographic concentration of the SCG Hotel Portfolio Properties:

Portfolio Geographic Concentration

State	Properties	Rooms	% of Total Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of Total UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total/Weighted Average	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017 and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports, and is weighted based on total rooms. The minor variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the SCG Hotel Portfolio’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Year	Competitive Set			SCG Hotel Portfolio			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	66.0%	$103.25	$67.56	73.7%	$112.28	$82.80	111.7%	108.7%	122.6%
12/31/2015	66.6%	$108.28	$71.42	74.8%	$116.76	$87.29	112.2%	107.8%	122.2%
12/31/2016	65.9%	$110.28	$71.95	74.7%	$119.48	$89.23	113.4%	108.3%	124.0%
3/31/2017 TTM	65.9%	$110.31	$72.05	74.6%	$119.07	$88.81	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

The Borrowers. The borrowers consist of 92 single purpose Delaware limited liability companies and 36 single purpose Delaware limited partnerships, each structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SCG Hotel Portfolio Whole Loan. SCG Hotel Investors Holdings, L.P. is the guarantor of certain nonrecourse carveouts under the SCG Hotel Portfolio Whole Loan. The liability of the guarantor under the non-recourse carveout provisions for breaches or violations related to bankruptcy or insolvency actions under the SCG Hotel Portfolio Whole Loan documents is capped at 20.0% of the outstanding principal balance of the SCG Hotel Portfolio Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the SCG Hotel Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor of the SCG Hotel Portfolio Whole Loan is Starwood Capital Group, L.P. (“SCG”). SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across major real estate asset classes. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies across offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

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Escrows. The SCG Hotel Portfolio Whole Loan documents provide for upfront escrows in the amount of $6,385,000 into a Larkspur Landing capital work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing properties and $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the SCG Hotel Portfolio Whole Loan documents.

The SCG Hotel Portfolio Whole Loan documents also provide for monthly escrows whereby upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

Additionally, the SCG Hotel Portfolio Whole Loan documents provide that, on a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits into an FF&E reserve equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the SCG Hotel Portfolio Whole Loan, the borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposit).

Lockbox and Cash Management. The SCG Hotel Portfolio Whole Loan requires a soft lockbox and springing cash management. At origination the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable lender-controlled cash management account and then to the applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the SCG Hotel Portfolio Whole Loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents, (iv) the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 1.75x as of the last day of any calendar quarter or (v) any borrower being subject to an involuntary bankruptcy or insolvency action. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

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The following table presents certain information relating to the management companies of the SCG Hotel Portfolio Properties:

Portfolio Management Companies

Management Company	Properties	Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	$12,107,023	17.0%	$137,400,000	$140,061
TMI	9	666	10.5%	$6,259,518	8.8%	$87,600,000	$131,532
Schulte	6	692	10.9%	$5,458,243	7.7%	$69,700,000	$100,723
Pillar	2	168	2.6%	$2,647,365	3.7%	$28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties as a whole. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

Assumption. The borrower has a right to transfer the SCG Hotel Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C39 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the SCG Hotel Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. After June 1, 2018, the borrowers may obtain the release of one or more individual SCG Hotel Portfolio Properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided that the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the Holiday Inn Express & Suites Terrell property upon the occurrence of certain events set forth in the recorded declaration, including, among other things, (i) the Holiday Inn Express & Suites Terrell property is abandoned or permanently closes or (ii) the use of the Holiday Inn Express & Suites Terrell property does not constitute a “permitted use” pursuant to the recorded declaration, for a continuous period of 60 days. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the Holiday Inn Express & Suites Terrell property in compliance with the release provisions described above (except that the applicable borrower may release the Holiday Inn Express & Suites Terrell property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan documents require that any release of the Holiday Inn Express & Suites Terrell property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing under the SCG Hotel Portfolio Whole Loan, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

A-3-108

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease. The SCG Portfolio Whole Loan provides for monthly escrows of ground rent equal to 1/12 of the ground rent that the lender reasonably estimates will be payable on such ground lease upon the occurrence and during the continuance of a Trigger Period. Please see the representation and warranty regarding ground leases and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

Terrorism Insurance. The SCG Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SCG Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The SCG Hotel Portfolio Whole Loan documents require windstorm insurance covering the full replacement cost of the SCG Hotel Portfolio Properties during the loan term. At origination, the SCG Hotel Portfolio Properties had windstorm insurance coverage.

A-3-109

No. 11 – Hilltop Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$39,600,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$39,600,000			Location:	Bowie, MD
% of Initial Pool Balance:	3.5%			Size(6):	181,529 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$218.15
Borrower:	Hilltop Borrower, LLC			Year Built/Renovated:	1970/2011
Borrower Sponsor:	Gary D. Rappaport			Title Vesting:	Fee
Mortgage Rate:	4.295%			Property Manager:	Self-Managed
Note Date:	July 5, 2017			4th Most Recent Occupancy (As of):	97.1% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.2% (12/31/2014)
Maturity Date:	July 6, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	97.4% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(7):	94.8% (6/19/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,303,042 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,530,359 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,560,415 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(8):	$3,702,388 (TTM 5/31/2017)
Additional Debt Type:	NAP

				U/W Revenues:	$4,522,110
				U/W Expenses:	$1,132,553
Escrows and Reserves:				U/W NOI(8):	$3,389,556
				U/W NCF:	$3,263,908
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.44x
Taxes	$0	$51,665	NAP	U/W NCF DSCR:	1.39x
Insurance(1)	$0	Springing	NAP	U/W NOI Debt Yield:	8.6%
Replacement Reserves(2)	$537,000	Springing	$100,000	U/W NCF Debt Yield:	8.2%
TI/LC Reserve(3)	$1,173,154	Springing	$550,887	As-Is Appraised Value:	$52,800,000
Free Rent Reserve(4)	$10,718	$0	NAP	As-Is Appraisal Valuation Date:	May 1, 2017
Dunkin Donuts Reserve(5)	$650,000	$0	NAP	Cut-off Date LTV Ratio:	75.0%
				LTV Ratio at Maturity:	65.3%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Hilltop Plaza Property (as defined below) is insured via an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	Ongoing monthly replacement reserves are not required so long as no event of default has occurred and is continuing and to the extent that the balance of the replacement reserves is at least $100,000. However, if the balance of the replacement reserve is less than $100,000, then the borrower is required to make monthly payments of $2,295.

(3)	Ongoing monthly TI/LC reserves are not required so long as no event of default has occurred and is continuing and to the extent that the balance of the TI/LC reserves is at least $550,887. However, if the balance of the TI/LC reserve is less than $550,887, then the borrower is required to make monthly payments of $15,302. In conjunction with the acquisition, the seller of the Hilltop Plaza Property deposited $300,000 into escrow with the title company, for tenant improvements and leasing commission costs associated with the suite currently occupied by Jump! Zone, which is currently delinquent on rental payments.

(4)	The Initial Free Rent Reserve represents three months of contractual free rent for the CoreLife tenant, pursuant to its lease.

(5)	The Upfront Dunkin Donuts Reserve will be used in connection with the construction of the Dunkin Donuts/Basking Robbins building located on the Hilltop Plaza Property. Any deposits remaining in the Dunkin Donuts Reserve will be disbursed to the borrower (less any amounts owed to the prior owner of the Hilltop Plaza Property) provided the Dunkin Donuts tenant has moved into its space and has commenced paying rent.

(6)	The Total Size of 181,529 SF excludes the Dunkin Donuts/Basking Robbins space of 2,100 SF. As of the origination date, Dunkin Donuts/Baskin Robbins executed a 10-year lease at the Hilltop Plaza Property for 2,100 SF, and is awaiting approval from Prince George’s County in order to commence construction. On the origination date, $650,000 was held back by the lender in connection with the construction of the Dunkin Donuts/Baskin Robbins building.

(7)	Current Occupancy excludes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant. Jazzercise and CoreLife were underwritten as occupied, but will not begin paying rent until August 2017 and November 2017, respectively. All free rent amounts for CoreLife were deposited into escrow on the origination date.

(8)	See “Cash Flow Analysis” section.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 181,529 square foot anchored retail center located in Bowie, Maryland (the “Hilltop Plaza Property”), approximately 18.0 miles northeast of Washington D.C.’s central business district. The Hilltop Plaza Property was built in 1970, renovated in 2011 and is situated on a 16.7-acre site. Major tenants at the Hilltop Plaza Property include Aldi, Walgreens, Planet Fitness, Dollar Tree and Advance Auto Parts. The Hilltop Plaza Property contains 785 surface parking spaces, resulting in a parking ratio of 4.3 spaces per 1,000 square feet of rentable area. As of June 19, 2017, the Hilltop Plaza Property was 94.8% occupied by 37 tenants.

A-3-110

HILLTOP PLAZA

The Hilltop Plaza Property is located within Prince George’s County, east of Washington D.C. and south of Baltimore. According to the appraisal, the 2016 population within a three- and five-mile radius of the Hilltop Plaza Property was 47,684 and 113,646, respectively; and the average household income within the same radii was $126,202 and $132,716, respectively. The Hilltop Plaza Property benefits from its proximity to several transportation arteries, including U.S. Highway 50, Interstate-95/495 (the Capital Beltway), and Route 301. Additionally, the average daily traffic count along the Hilltop Plaza Property is approximately 47,000 vehicles. According to a third party market research report, the Hilltop Plaza Property is located within the Bowie submarket of the Washington, D.C. retail market. As of the first quarter of 2017, the submarket reported a total inventory of approximately 6.2 million square feet with a 5.5% vacancy rate and an average asking rent of $33.59 per square foot. The appraiser concluded to market rents for the Hilltop Plaza Property of $14.00 per square foot for the big box space, $15.00 per square foot for large inline space, $35.00 per square foot for the highly visible retail space, $19.00 per square foot for the less visible retail space, $65.00 per square foot for the bank pad space and $29.00 per square foot for the drug store space, all on a triple net basis.

Sources and Uses

Sources			Uses
Original loan amount	$39,600,000	74.6%	Purchase price(1)	$48,938,105	92.1%
Borrower sponsor’s new cash	13,515,199	25.4	Reserves	2,370,872	4.5
contribution			Closing Costs	1,806,222	3.4

Total Sources	$53,115,199	100.0%	Total Uses	$53,115,199	100.0%

(1)	The Purchase price is net of purchaser and seller credits.

The following table presents certain information relating to the tenancy at the Hilltop Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Walgreens(4)	BBB/Baa2/BBB	11,440	6.3%	$30.75	$351,774	9.1%	NAV	NAV	4/30/2031(5)
Bank of America(4)	A/Baa1/BBB+	6,277	3.5%	$50.76	$318,626	8.3%	NAV	NAV	7/31/2028(6)
SunTrust Bank(4)	A-/Baa1/BBB+	4,734	2.6%	$58.09	$275,000	7.1%	NAV	NAV	8/31/2020(7)
Planet Fitness	NR/NR/NR	19,895	11.0%	$13.80	$274,551	7.1%	NAV	NAV	12/31/2018(8)
Outback Steakhouse	NR/NR/NR	6,398	3.5%	$35.00	$223,930	5.8%	NAV	NAV	10/31/2018(9)
Aldi	NR/NR/NR	17,051	9.4%	$12.10	$206,317	5.4%	NAV	NAV	12/31/2019(10)
Total Major Tenants		65,795	36.2%	$25.08(11)	$1,650,199	42.8%

Non-Major Tenants		106,329	58.6%	$20.74	$2,205,610	57.2%

Occupied Collateral Total		172,124	94.8%	$22.40	$3,855,808	100.0%

Vacant Space(12)		9,405	5.2%

Collateral Total		181,529	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2018 totaling $149,513 and straight-lined rent for Walgreens and Bank of America.

(3)	Sales PSF and Occupancy Costs are not available as none of tenants at the Hilltop Plaza Property are required to report sales.

(4)	Walgreens, Bank of America and SunTrust Bank ground lease their pad sites from the borrower sponsor and own their own improvements.

(5)	Walgreens has five, five-year lease renewal options.

(6)	Bank of America has four, five-year lease renewal options.

(7)	SunTrust Bank has four, five-year lease renewal options.

(8)	Planet Fitness has two, five-year lease renewal options.

(9)	Outback Steakhouse, which is in occupancy and paying rent, has given notice to the borrower sponsor that they will be vacating their suite at the expiration of their lease in October 2018.

(10)	Aldi has four, five-year lease renewal options.

(11)	When excluding Walgreens, Bank of America and SunTrust Bank, who ground lease their pad sites from the borrower sponsor, the Total Major Tenants Annual U/W Base Rent PSF is $16.26.

(12)	Vacant Space includes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant.

A-3-111

HILLTOP PLAZA

The following table presents certain information relating to the lease rollover schedule at the Hilltop Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	4	28,451	15.7%	28,451	15.7%	$544,344	14.1%	$19.13
2019	8	41,373	22.8%	69,824	38.5%	$779,414	20.2%	$18.84
2020	6	29,823	16.4%	99,647	54.9%	$662,569	17.2%	$22.22
2021	3	5,593	3.1%	105,240	58.0%	$181,770	4.7%	$32.50
2022	6	14,228	7.8%	119,468	65.8%	$353,711	9.2%	$24.86
2023	1	2,799	1.5%	122,267	67.4%	$54,760	1.4%	$19.56
2024	1	2,684	1.5%	124,951	68.8%	$64,416	1.7%	$24.00
2025	1	7,812	4.3%	132,763	73.1%	$108,626	2.8%	$13.91
2026	3	12,331	6.8%	145,094	79.9%	$263,266	6.8%	$21.35
2027	1	2,684	1.5%	147,778	81.4%	$58,182	1.5%	$21.68
Thereafter	3	24,346	13.4%	172,124	94.8%	$784,751	20.4%	$32.23
Vacant(4)	0	9,405	5.2%	181,529	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	181,529	100.0%			$3,855,808	100.0%	$22.40

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant Space includes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant.

The following table presents historical occupancy percentages at the Hilltop Plaza Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/19/2017(2)(3)
97.1%	95.2%	100.0%	97.4%	94.8%

(1)	Information obtained a third party market research report.

(2)	Information obtained from the underwritten rent roll.

(3)	Current Occupancy excludes the space occupied by Jump! Zone (5,817 SF). Jump! Zone is currently in occupancy at the Hilltop Plaza Property, but is delinquent on rent payments and has thus been underwritten as vacant. Jazzercise and CoreLife were underwritten as occupied, but will not begin paying rent until August 2017 and November 2017, respectively. All free rent amounts for CoreLife were deposited into escrow on the origination date.

A-3-112

HILLTOP PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilltop Plaza Property:

Cash Flow Analysis

	2014	2015	2016	TTM 5/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,490,497	$3,633,565	$3,585,967	$3,599,390	$3,855,808(2)	85.3%	$21.24
Grossed Up Vacant Space	0	0	0	0	252,195	5.6	1.39
Total Reimbursables	780,384	953,783	1,083,194	1,119,742	999,445	22.1	5.51
Other Income	7,470	5,688	21,874	24,447	7,492(3)	0.2	0.04
Less Vacancy & Credit Loss	0	0	0	0	(592,831)(4)(5)	(13.1)	(3.27)
Effective Gross Income	$4,278,351	$4,593,036	$4,691,035	$4,743,579	$4,522,110	100.0%	$24.91

Total Operating Expenses	$975,309	$1,062,677	$1,130,620	$1,041,191	$1,132,553	25.0%	$6.24

Net Operating Income	$3,303,042	$3,530,359	$3,560,415	$3,702,388	$3,389,556	75.0%	$18.67
TI/LC	0	0	0	0	238,104	5.3	1.31
Capital Expenditures	0	0	0	0	27,544	0.6	0.15
Upfront TI/LC Reserve Credit	0	0	0	0	(140,000)(6)	(3.1)	(0.77)
Net Cash Flow	$3,303,042	$3,530,359	$3,560,415	$3,702,388	$3,263,908	72.2%	$17.98

NOI DSCR	1.41x	1.50x	1.51x	1.58x	1.44x
NCF DSCR	1.41x	1.50x	1.51x	1.58x	1.39x
NOI DY	8.3%	8.9%	9.0%	9.3%	8.6%
NCF DY	8.3%	8.9%	9.0%	9.3%	8.2%

(1)	Historical Base Rent is net of vacancy loss.

(2)	U/W Base Rent includes contractual rent steps through July 2018 totaling $149,513 and straight-lined rent for Walgreens and Bank of America.

(3)	Other Income includes percentage rent from Chesapeake Grille ($1,841), late fees and other miscellaneous income.

(4)	The underwritten economic vacancy is 13.1%. The Hilltop Plaza Property was 94.8% physically occupied as of June 19, 2017.

(5)	Outback Steakhouse (6,398 SF, 3.5% of net rentable area), which is in occupancy and paying rent, has given notice to the borrower sponsor that they will be vacating their suite at the expiration of their lease in October 2018.

(6)	Represents one-tenth of the upfront TI/LC reserve and the Jump! Zone escrow totaling $140,000.

The following table presents certain information relating to comparable properties to the Hilltop Plaza Property:

Comparable Properties(1)

	Hilltop Plaza (Subject)	Towne Centre at Laurel	Magothy Gateway	Village South at Waugh Chapel	Bowie Marketplace	Bowie Plaza
Location	Bowie, MD	Laurel, MD	Severna Park, MD	Crofton, MD	Bowie, MD	Bowie, MD

Distance from Subject	--	11.9 miles	13.8 miles	5.2 miles	0.5 miles	2.5 miles
Year Built/Renovated	1970/2011	2014/NAP	2016/NAP	2012/NAP	2016/NAP	1969/NAP
Anchors	Aldi, Planet Fitness	Harris Teeter, Regal Cinemas, Burlington Coat Factory, Sports Authority, Old Navy, Party City	Harris Teeter	--	Harris Teeter, Petco	Fitness 4 Less, CVS
Total GLA	181,529 SF	387,041 SF	115,102 SF	501,797 SF	133,575 SF	102,903 SF
Total Occupancy	94.8%	92.0%	91.0%	100.0%	92.0%	96.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

A-3-113

No. 12 – University Center Chicago

Loan Information				Property Information
Mortgage Loan Seller:		Well Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance(1):		$35,000,000		Specific Property Type:	Student Housing
Cut-off Date Balance(1):		$35,000,000		Location:	Chicago, IL
% of Initial Pool Balance:		3.1%		Size:	1,732 Beds
Loan Purpose:		Acquisition		Cut-off Date Balance Per Bed(1):	$69,630
Borrower Name:		University Center Property LLC		Year Built/Renovated:	2004/NAP
Sponsors:		UCC Chicago Acquisition Partner LLC; Blue Vista Capital Management, LLC		Title Vesting:	Fee
Mortgage Rate:		3.920%		Property Manager:	Self-managed
Note Date:		July 20, 2017		4th Most Recent Occupancy(As of)(4):	94.4% (12/31/2013)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(4):	92.8% (12/31/2014)
Maturity Date:		August 11, 2027		2nd Most Recent Occupancy (As of) (4):	91.7% (12/31/2015)
IO Period:		120 months		Most Recent Occupancy (As of) (4):	88.7% (12/31/2016)
Loan Term (Original):		120 months		Current Occupancy (As of):	89.8% (7/17/2017)
Seasoning:		0 months
Amortization Term (Original):		NAP		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Balloon		4th Most Recent NOI (As of):	$15,800,231 (12/31/2014)
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$14,762,415 (12/31/2015)
Call Protection:		L(24),D(89),O(7)		2nd Most Recent NOI (As of):	$14,452,181 (12/31/2016)
Lockbox Type:		Hard/Upfront Cash Management		Most Recent NOI (As of):	$14,263,985 (TTM 3/31/2017)
Additional Debt(1):		Yes
Additional Debt Type(1):		Pari Passu		U/W Revenues:	$23,284,431
				U/W Expenses:	$10,155,231
				U/W NOI:	$13,129,200
				U/W NCF:	$12,890,034
Escrows and Reserves:				U/W NOI DSCR(1) :	2.74x
				U/W NCF DSCR(1) :	2.69x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1) :	10.9%
Taxes	$0	$118,585	NAP	U/W NCF Debt Yield(1) :	10.7%
Insurance	$96,969	$16,162	NAP	As-Is Appraised Value:	$203,400,000
Replacement Reserves	$1,385,081	$14,700	NAP	As-Is Appraisal Valuation Date:	June 1, 2017
Tenant Specific TI/LC Reserves(2)	$485,951	$0	NAP	Cut-off Date LTV Ratio(1):	59.3%
Seasonality Reserve(3)	$0	$430,018	NAP	LTV Ratio at Maturity or ARD(1):	59.3%

(1)	The University Center Chicago Whole Loan (as defined below), which had an original principal balance of $120,600,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C39 Trust. The controlling Note A-1 had an original principal balance of $85,600,000 and will be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the University Center Chicago Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Includes existing tenant improvement and leasing commission obligations relating to Blaze Pizza ($185,951) and WiFi installation costs for Columbia College, DePaul University and Roosevelt University ($300,000).

(3)	Required monthly deposits for seasonality are adjustable based on the annual rent of the DePaul University, Columbia College, Roosevelt University and Robert Morris University master leases for the applicable academic year.

(4)	Historical occupancy is based on per bed occupancy for residential units only.

The University Center Chicago mortgage loan is part of a whole loan (the “University Center Chicago Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest of a student housing property located in downtown Chicago, Illinois (the “University Center Chicago Property”). See “Description of the Mortgage Pool—The Whole Loans—The University Center Chicago Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The University Center Chicago Property is located in the South Loop neighborhood of Chicago, along State Street just south of Congress Parkway, and is a class A student housing complex that contains 504 units and 1,732 beds (comprising 95.3% of the underwritten base rent) and 28,085 square feet of retail space that is 87.6% occupied (4.7% of underwritten base rent). Constructed in 2004, the University Center Chicago Property includes amenities such as a 30,000 square feet dining facility, 15,000 square feet of meeting space, on-site fitness center, game room, study room on every floor, laundry facilities, 24-hour security with key card access, student lounge with kitchen on every floor, meeting rooms, bicycle storage, computer center (providing access to printing and IT help) and a 20,000 square feet terrace garden on the 3rd floor. Over the past five years, the seller invested approximately $4.5 million ($2,598 per bed) into the University Center Chicago Property including residential unit renovations, corridor improvements and updates to the meeting rooms and lounges. The borrower sponsor plans to complete an approximately $6.7

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million ($3,868 per bed) capital improvement plan over the next several years which will include updates to the residential units, lobby and leasing office renovations, LED retrofitting and IT upgrades. The University Center Chicago Property is located within three blocks of the Harold Washington Library, DePaul University, Robert Morris University, Roosevelt University, Columbia College, American Academy of Arts, Grant Park and three Chicago Transit Authority (“CTA”) train stations. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the University Center Chicago Property was 52,638, 311,966 and 743,479, respectively; and the 2016 estimated average household income within the same radii was $124,720, $108,624 and $95,730, respectively. The University Center Chicago Property is located in the Loop submarket of the Chicago apartment market, which as of first quarter 2017, contained a total inventory of 18,803 units and vacancy rate of approximately 7.3%.

The University Center Chicago Property is subject to five separate master leases (see “Master Lease Summary” below) with different universities, colleges and academies in the immediate area comprising a total of 1,538 beds. The campuses of all five master tenants are located within three blocks of the University Center Chicago Property. Master leases comprising approximately 83.2% of the master leased beds (or 73.9% of the total beds at the University Center Chicago Property) have lease expirations in 2027.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$85,600,000	Wells Fargo Bank, National Association	Yes
A-2	$35,000,000	WFCM 2017-C39	No
Total	$120,600,000

Sources and Uses

Sources			Uses
Original loan amount	$120,600,000	59.6%	Purchase price(1)	$198,608,753	98.1%
Sponsor’s new cash contribution	81,851,234	40.4	Reserves	1,968,001	1.0
			Closing costs	1,874,480	0.9
Total Sources	$202,451,234	100.0%	Total Uses	$202,451,234	100.0%

(1)	The total Purchase Price of the University Center Chicago Property was $201,000,000 subject to seller prorations totaling $2,391,247.

The following table presents certain information relating to the unit mix of the University Center Chicago Property:

Unit Mix Summary(1)

Unit Type	No. of Beds	No. of Units	% of Total Beds	Average Unit Size (SF)
Studio / 1 Bathroom	32	32	1.8%	500
1 Bedroom / 1 Bathroom	32	32	1.8%	365
2 Bedroom / 1 Bathroom	92	46	5.3%	365
4 Bedroom / 1 Bathroom	936	234	54.0%	730
2 Bedroom / 2 Bathroom	68	17	3.9%	1100
4 Bedroom / 2 Bathroom	572	143	33.0%	1300
Total/Weighted Average	1,732	504	100.0%	833

(1)	Information obtained from the appraisal and underwritten rent roll.

Master Lease Summary

Tenant Name	Contract Rent(2)	No. of Beds	Average Annual Rent per Bed	Average Monthly Rent per Bed	Lease Expiration
Columbia College	$6,695,556	636	$10,528	$877	5/14/2027(1)
DePaul University	$4,872,792	427	$11,412	$951	6/11/2027(1)
Roosevelt University	$2,531,016	217	$11,664	$972	5/12/2027(1)
American Academy of Arts	$64,152	8	$8,019	$668	4/22/2018
Robert Morris University	$2,302,120	250	$9,208	$767	7/13/2019
Total	$16,465,636	1,538	$10,706	$892

(1)	Tenant has one, 10-year renewal option.

(2)	Contract Rents for master leases are for Academic Year 2017/2018.

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University Center Chicago

The following table presents historical occupancy percentages at the University Center Chicago Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	7/17/2017(3)
92.8%	91.7%	88.7%	89.8%

(1)	Information obtained from the borrower.

(2)	Occupancy is based on per bed occupancy for residential units only.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the University Center Chicago Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per Bed
Base Rent	$19,378,465	$18,416,594	$18,253,530	$18,140,770	$18,841,061(1)	80.9%	$10,878
Grossed Up Vacant Space	0	0	0	0	$2,242,666(2)	9.6	1,295
Total Reimbursement	294,736	287,601	277,796	237,426	292,698	1.3	169
Other Income(3)	4,245,340	4,492,586	4,398,444	4,439,554	4,150,671	17.8	2,396
Less Vacancy & Credit Loss	0	0	0	0	(2,242,666)(2)	(9.6)	(1,295)

Effective Gross Income	$23,918,541	$23,196,781	$22,929,770	$22,817,750	$23,284,431	100.0%	$13,444

Total Operating Expenses	$8,118,310	$8,434,366	$8,477,589	$8,553,765	$10,155,231	43.6%	$5,863

Net Operating Income	$15,800,231	$14,762,415	$14,452,181	$14,263,985	$13,129,200	56.4%	$7,580
Capital Expenditures	0	0	0		239,166	1.0	138
Net Cash Flow	$15,800,231	$14,762,415	$14,452,181	$14,263,985	$12,890,034	55.4%	$7,442

NOI DSCR(4)	3.30x	3.08x	3.02x	2.98x	2.74x
NCF DSCR(4)	3.30x	3.08x	3.02x	2.98x	2.69x
NOI DY(4)	13.1%	12.2%	12.0%	11.8%	10.9%
NCF DY(4)	13.1%	12.2%	12.0%	11.8%	10.7%

(1)	U/W Base Rent is comprised of $17,954,176 of residential income (95.3% of U/W Base Rent) and $886,886 of retail income (4.7% of U/W Base Rent).

(2)	The underwritten economic vacancy is 10.6%. The University Center Chicago Property was 89.8% physically occupied as of July 17, 2017.

(3)	Other income includes food services, conference income and other revenues.

(4)	The debt service coverage ratios and debt yields are based on the University Center Chicago Whole Loan.

The following table presents certain information relating to some comparable student housing multifamily properties for the University Center Chicago Property:

Competitive Set(1)

	University Center Chicago (Subject)	777 South State Student Apartments	Buckingham Student Apartments	Dwight Lofts Student Apartments	Tailor Lofts	Automatic Lofts Student Apartments	Infinite Student Apartments	ARC at Old Colony
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance to Subject	--	0.2 miles	0.2 miles	0.3 miles	1.4 miles	1.4 miles	0.3 miles	0.2 miles
Property Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	2004/NAP	1985/NAP	1927/NAP	1911/2008	1920/NAP	1906/NAP	1912/2015	1911/2014
Number of Beds	1732	882	441	771	441	489	404	373
Average Rent (per bed)	$1,139	$1,616	$1,351	$1,025	$1,104	$1,049	$1,215	$1,271
Occupancy	89.8%	94.0%	81.0%	100.0%	98.0%	87.0%	82.0%	85.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

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No. 13 – Del Amo Fashion Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$30,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	2.6%			Size:	1,769,525 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$259.56
Borrower Names:	Del Amo Fashion Center Operating Company, L.L.C.			Year Built/Renovated:	1961/2017
Borrower Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Title Vesting:	Fee
Mortgage Rate:	3.6575%			Property Manager:	Self-managed
Note Date:	May 12, 2017			4th Most Recent Occupancy (As of)(4):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	86.1% (12/31/2015)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of) (4):	91.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of) (4):	85.2% (5/15/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	85.2% (5/15/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$28,984,156 (12/31/2014)
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$35,039,436 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$51,101,092 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$53,218,707 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$81,259,520
				U/W Expenses:	$21,915,628
				U/W NOI(5):	$59,343,892
				U/W NCF(5):	$56,965,434
Escrows and Reserves:				U/W NOI DSCR(1):	3.48x
				U/W NCF DSCR(1):	3.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.9%
Taxes(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value(6):	$1,155,000,000
Replacement Reserves(2)	$0	Springing	$446,400	As-Is Appraisal Valuation Date(6):	April 23, 2017
TI/LC Reserve(2)	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1)(6):	39.8%
Other(3)	$8,071,240	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	39.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Del Amo Fashion Center Senior Loan (as defined below).

(2)	During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrowers are required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrowers will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrowers fail to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges. A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

(3)	No upfront escrows were collected at origination. At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6% and an “as-stabilized” loan-to-value ratio at maturity of 36.6%.

The Mortgage Loan. The mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) that is evidenced by 17 pari passu promissory A-notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, 17 promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo

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Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 square feet of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-2-2-A and B-2-2-A, in the aggregate principal amount of $30,000,000, are from each of the A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the WFCM 2017-C39 securitization trust.

The Del Amo Fashion Center Whole Loan was co-originated on May 12, 2017 by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale. The Del Amo Fashion Center Whole Loan had an original principal balance of $585,000,000, has an outstanding principal balance as of the Cut-off Date of $585,000,000 and accrues interest at an interest rate of 3.6575% per annum. The Del Amo Fashion Center Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan matures on June 1, 2027.

Notes A-2-2-A and B-2-2-A, which will be contributed to the WFCM 2017-C39 Trust, had an aggregate original principal balance of $30,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000 and represent a non-controlling interest in the Del Amo Fashion Center Whole Loan. The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	DAFC 2017-AMO	No
A-2-2-A	$24,547,333	WFCM 2017-C39	No
A-2-2-B	$12,273,667	Barclays Bank PLC	No
A-2-3	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	DAFC 2017-AMO	No
A-3-2	$32,730,000	Société Générale	No
A-3-3(3)	$36,821,250	UBS 2017-C2	No
A-3-4	$12,273,750	Société Générale	No
A-4-1	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	DAFC 2017-AMO	No
B-2-2-A	$5,452,667	WFCM 2017-C39	No
B-2-2-B	$2,726,333	Barclays Bank PLC	No
B-2-3	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	DAFC 2017-AMO	No
B-3-2	$7,270,000	Société Générale	No
B-3-3(3)	$8,178,750	UBS 2017-C2	No
B-3-4	$2,726,250	Société Générale	No
B-4-1	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	BANK 2017-BNK6	No
Subordinate Loan	$125,700,000	DAFC 2017-AMO	No
Total	$585,000,000

(1)	The promissory notes currently held by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale and are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The B-Notes are subordinate to the A-Notes.

(3)	Notes A-3-3 and B-3-3 are expected to be contributed to the UBS 2017-C2 transaction.

Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

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Sources and Uses

Sources			Uses
Original whole loan amount(1)	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	3,288,487	0.6
			Return of Equity:	70,584,168	12.1
Total Sources	$585,000,000	100.0%	Total Uses	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of seventeen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, seventeen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000, and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 square feet of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million square feet Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 square feet).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 square feet of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrowers.

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DEL AMO FASHION CENTER

The following table presents certain information relating to the tenancy at the Del Amo Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$2.80	$457,325	0.9%	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(4)	$0(4)	0.0%(4)	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$39.93	$3,066,624	6.1%	$961,500(6)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$14.67(5)	$3,523,949	7.0%

Major Tenants
LA Fitness	NR/NR/NR	47,137	2.7%	$38.02	$1,792,237	3.6%	N/A	N/A	1/31/2022
Dave & Buster’s(7)	NR/NR/NR	42,336	2.4%	$34.00	$1,439,424	2.9%	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$16.25	$1,352,163	2.7%	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$42.90	$1,076,189	2.1%	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$39.20	$1,050,625	2.1%	$328	12.0%	10/31/2027
Burlington Coat Factory	NR/NR/NR	60,000	3.4%	$14.00	$840,000	1.7%	N/A	N/A	1/31/2025(8)
Marshalls(7)	NR/A2/A+	30,716	1.7%	$24.50	$752,542	1.5%	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$66.19	$741,858	1.5%	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$39.62	$712,799	1.4%	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$35.00	$707,595	1.4%	$377	13.4%	1/31/2018
Total Major Tenants		364,702	20.6%	$28.70	10,465,431	20.8%

Non-Major Tenants(9)		764,810	43.2%	$47.61	$36,415,851	72.2%

Occupied Collateral Total		1,507,658	85.2%	$33.43	$50,405,231	100.0%

Vacant Space		261,867	14.8%

Collateral Total		1,769,525	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2017 for Old Navy and XXI Forever, and 2016 for all other tenants.

(4)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(5)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Nordstrom square footage. Including Nordstrom, the Annual U/W Base Rent PSF is $9.32.

(6)	Sales PSF represents Sales per screen, based on 18 screens.

(7)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(8)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(9)	Non-Major Tenants include eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

As of the trailing-twelve-month period that ended on March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. While the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales per square foot have grown from $441 per square foot to $611 per square foot, representing a 39% increase from 2013 to the trailing twelve month period that ended on March 31, 2017.

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DEL AMO FASHION CENTER

The following table presents a summary of historical comparable in-line sales at the Del Amo Fashion Center Property:

Comparable In-Line Sales Summary(1)

	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the borrower sponsor and only include tenants reporting comparable sales.

The following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary

Tenant Name	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	NAV	NAV	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales (PSF) reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center Property, totaling 423,307 square feet. Sales figures are representative of both stores. The 2014 sales figures represents three Macy’s stores.

(4)	Sears occupies 313,495 square feet, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales figure is approximately $144 per square feet.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen, based on 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM/2017	8	26,342	1.5%	26,342	1.5%	$1,040,552	2.1%	$39.50
2018	11	204,233	11.5%	230,575	13.0%	$2,054,097	4.1%	$10.06
2019	16	45,696	2.6%	276,271	15.6%	$2,051,118	4.1%	$44.89
2020	12	88,993	5.0%	365,264	20.6%	$2,174,566	4.3%	$24.44
2021	10	115,598	6.5%	480,862	27.2%	$4,593,303	9.1%	$39.74
2022	11	67,982	3.8%	548,844	31.0%	$3,243,680	6.4%	$47.71
2023	4	75,763	4.3%	624,607	35.3%	$1,365,309	2.7%	$18.02
2024	17	51,974	2.9%	676,581	38.2%	$3,595,680	7.1%	$69.18
2025	44	176,862	10.0%	853,443	48.2%	$8,913,244	17.7%	$50.40
2026	56	222,472	12.6%	1,075,915	60.8%	$11,548,229	22.9%	$51.91
2027	22	202,821	11.5%	1,278,736	72.3%	$6,772,847	13.4%	$33.39
Thereafter	6	228,922	12.9%	1,507,658	85.2%	$3,052,606	6.1%	$13.33
Vacant	0	261,867	14.8%	1,769,525	100.0%	$0	0.0%	$0.00
Total/Weighted Average	217	1,769,525	100.0%			$50,405,231	100.0%	$33.43

(1)	Information was obtained from the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases that are not yet in occupancy (Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018)), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Del Amo Fashion Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	5/15/2017(2)(3)
93.5%	86.1%	91.5%	85.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)

The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). It also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

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DEL AMO FASHION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Del Amo Fashion Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	63.4%	$29.13
Grossed Up Vacant Space(3)	0	0	0	0	11,430,694	14.1	6.46
Total Reimbursables	12,142,979	15,224,540	25,514,526	26,374,801	25,211,150	31.0	14.25
Specialty Leasing Income(4)	1,960,645	2,348,117	3,373,175	3,266,342	3,366,899	4.1	1.90
Other Income(5)	584,173	964,983	1,396,597	1,359,783	1,135,576	1.4	0.64
Less Vacancy & Credit Loss	(316,274)	(134,368)	(441,700)	(630,344)	(11,430,694)	(-14.1)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	100.0%	$45.92

Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	27.0%	$12.39

Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	73.0%	$33.54
Capital Expenditures	0	0	0	0	223,460	0.3	0.13
TI/LC	0	0	0	0	2,154,999	2.7	1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	70.1%	$32.19

NOI DSCR(6)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(6)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI DY(6)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF DY(6)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	U/W Base Rent includes contractual rent steps through July 1, 2018.

(2)	The increase in U/W Base Rent from TTM 3/31/2017 Base Rent is partially due to the inclusion of ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Grossed up vacant space includes gross-up rent and recoveries.

(4)	Specialty leasing income includes income from temporary rental of available in-line space, kiosks, and carts as well as miscellaneous sources such as special events.

(5)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(6)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

The following table presents certain information relating to comparable properties to the Del Amo Fashion Center Property:

Competitive Set(1)

	Del Amo Fashion Center (Subject)	South Bay Galleria	Promenade on the Peninsula	Manhattan Village	South Bay Pavilion
Location	Torrance, CA	Redondo Beach, CA	Rancho Palos Verdes, CA	Manhattan Beach, CA	Carson, CA
Distance from Subject	--	3.5 miles	5.4 miles	7.5 miles	8.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1961/2017	1984/2014	1981/NAP	1981/NAP	1973/NAP
Anchors	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	Macy’s, Kohl’s, Cinemas	Equinox Fitness, Cinemas	Macy’s, Fry’s Electronics, Ralph’s/CVS	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas
Total GLA	1,769,525 SF	960,200 SF	374,186 SF	620,008 SF	1,016,554 SF
Total Occupancy	85.2%(2)	84.9%	80.6%	99.4%	82.2%

(1)	Information obtained from the appraisal.

(2)

As of May 15, 2017 which includes (i) ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and (ii) three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent. See “Cash Flow Analysis” section.

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No. 14 – Cleveland East Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$30,000,000			Location:	Various – See Table
% of Initial Pool Balance:	2.6%			Size:	499,454 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$84.09
Borrower Name:	Shelbourne Cleveland East, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Shelbourne Global Solutions, LLC			Title Vesting:	Fee
Mortgage Rate:	5.217%			Property Manager:	Self-managed
Note Date:	June 27, 2017			4th Most Recent Occupancy (As of):	77.4% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.5% (12/31/2015)
Maturity Date:	July 6, 2022			2nd Most Recent Occupancy (As of):	90.8% (12/31/2016)
IO Period:	12 months			Most Recent Occupancy (As of):	91.6% (4/30/2017)
Loan Term (Original):	60 months			Current Occupancy (As of):	90.0% (5/22/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4) (As of):	$3,019,578 (12/31/2014)
Call Protection(2):	L(25),D(31),O(4)			3rd Most Recent NOI(4) (As of):	$2,876,786 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(4) (As of):	$4,256,701 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI(4) (As of):	$4,161,486 (TTM 4/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$9,717,961
				U/W Expenses:	$4,851,848
				U/W NOI(4):	$4,866,113
				U/W NCF:	$4,291,741
Escrows and Reserves:				U/W NOI DSCR(1):	1.75x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.55x
Taxes	$124,065	$124,065	NAP	U/W NOI Debt Yield(1)(3):	11.6%
Insurance	$69,859	$5,822	NAP	U/W NCF Debt Yield(1)(3):	10.2%
Replacement Reserves	$0	$6,243	NAP	As-Is Appraised Value:	$60,000,000
General TI/LC Reserve	$882,525	$41,621	$2,500,000	As-Is Appraisal Valuation Dates:	February 21, 2017
Landerbrook I Reserve(3)	$2,890,500	$0	$0	Cut-off Date LTV Ratio(1)(3):	70.0%
Deferred Maintenance	$196,507	$0	NAP	LTV Ratio at Maturity or ARD(1)(3):	65.9%

(1)	All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Cleveland East Office Portfolio Whole Loan (as defined below).

(2)	Following the lockout period, the borrower is permitted to partially release either the three Landerbrook Corporate Center buildings (collectively, the “Landerbrook Corporate Center Property”) or the Metropolitan Plaza Property in connection with a bona fide third party sale, subject to certain conditions, including (i) no event of default has occurred or is continuing; (ii) partial defeasance of the Cleveland East Office Portfolio Whole Loan in the amount equal to the greater of 120% of the released property’s allocated loan balance and 95% of the net sales proceeds; (iii) the debt service coverage ratio with respect to the remaining property will be no less than the greater of 1.55x and the debt service coverage ratio immediately prior to the release; (iv) the loan-to-value ratio with respect to the remaining property will be no greater than the lesser of 70.0% and the loan-to-value ratio immediately prior to the release; and (v) the debt yield with respect to the remaining property will be no less than the greater of 10.22% and the debt yield immediately prior to the release.

(3)	The loan documents provide for an upfront escrow at closing in the amount of $2,890,500 for a reserve related to suite 100 (18,050 square feet) and suite 150 (4,484 square feet) at the Landerbrook Corporate Center I property, which will be released to the borrower upon (i) the debt yield of the Cleveland East Office Portfolio Properties (as defined below) being no less than 11.0%; and (ii) the following leasing conditions being met: (a) the execution of a new lease for the entirety of the suite 100 space or suite 150 space for an initial term of at least five years with a minimum base rent of $23.50 per square foot (exclusive of any adjustments for free rent, if any), (b) all leasing expenses have been paid in full, and (c) the tenant under such lease has commenced paying full unabated rent. In the event that the borrower has only satisfied conditions (a) through (c) above with respect to one of the two spaces, the amount released will be based on the pro rata portion attributable to such space. Any funds not released to the borrower prior to April 6, 2022 may be used by the lender to partially prepay the loan. Assuming the full balance of $2,890,500 is applied to the Cleveland East Portfolio Whole Loan, the U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD are 12.4%, 11.0%, 65.2% and 61.1%, respectively.

(4)	See “Cash Flow Analysis” section.

The Cleveland East Office Portfolio Mortgage loan is part of a whole loan (the “Cleveland East Office Portfolio Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in one class A and one class B suburban office properties located in Mayfield Heights and Highland Hills, Ohio (the “Cleveland East Office Portfolio Properties”). The Cleveland East Office Portfolio Whole Loan was originated on June 27, 2017 by Argentic Real Estate Finance LLC. The Cleveland East Office Portfolio Whole Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 5.217% per annum. The Cleveland East Office Portfolio Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires

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CLEVELAND EAST OFFICE PORTFOLIO

interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Cleveland East Office Portfolio Whole Loan matures on July 6, 2022.

The controlling Note A-1 had an original principal balance of $30,000,000, has an outstanding principal balance of $30,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C39 Trust. The non-controlling Note A-2 had an original principal balance of $12,000,000 and will be contributed to a future trust. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	WFCM 2017-C39	Yes
A-2	12,000,000	Argentic Real Estate Finance LLC	No
Total Sources	$42,000,000

(1)	The lender provides no assurances that any non-securitized pari passu notes will not be split further.

Sources and Uses

Sources			Uses
Original whole loan amount	$42,000,000	69.4%	Purchase Price	$59,505,000	98.3%
Sponsor’s new cash contribution	18,527,011	30.6	Seller credit(1)	(3,773,025)	(6.2)
			Reserves	4,163,456	6.9
			Closing costs	631,580	1.0

Total Sources	$60,527,011	100.0%	Total Uses	$60,527,011	100.0%

(1)	A $3,773,025 credit was provided by the seller that was used to fund the Landerbrook I Reserve ($2,890,500) and a general TI/LC escrow ($882,525). As part of the sale, the seller master leased suite 100 (18,050 square feet) and suite 105 (4,484 square feet) at the Landerbrook Corporate Center I Property for a term of five years and cash collateralized the master lease with $2,890,500. No underwriting credit was given to such master lease.

The Cleveland East Office Portfolio Properties consist of two suburban office properties comprised of four separate buildings totaling 499,454 square feet. As of May 22, 2017, the Cleveland East Office Portfolio Properties were 90.0% leased to 27 tenants across a diverse spectrum of industries, including insurance, technology, financial services, real estate and healthcare.

The following table presents certain information relating to the Cleveland East Office Portfolio Properties:

Property Information

Property Name - Location	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut- off Date LTV
Landerbrook Corporate Center – Mayfield Heights, OH	$29,400,000	70.0%	85.3%	1997/NAP	336,349	$42,000,000	70.0%
Metropolitan Plaza – Highland Hills, OH	$12,600,000	30.0%	99.8%	2000/NAP	163,105	$18,000,000	70.0%
Total/Weighted Average	$42,000,000	100.0%	90.0%		499,454	$60,000,000	70.0%

(1)	Allocated Cut-Off Date Principal Balance based on Cleveland East Office Portfolio Whole Loan.

Landerbrook Corporate Center

Situated on a 20.0-acre site, the Landerbrook Corporate Center Property consists of three separate, three-story buildings (Landerbrook Corporate Center I, II and III) totaling 336,349 square feet (67.3% of net rentable area) located in Mayfield Heights, Ohio, approximately 12.2 miles east of Cleveland. Since 2014, approximately 175,511 square feet (52.2% of property net rentable area) of new or renewal leases have been executed at the Landerbrook Corporate Center Property. As of May 22, 2017, the Landerbrook Corporate Center Property was 85.3% leased to 15 tenants.

The 2016 estimated population within a three- and five-mile radius was 63,753, and 156,202, respectively, while the 2016 estimated average household income within the same radii was $92,895 and $93,129, respectively. According to a third party research report, the Landerbrook Corporate Center Property is located in the Lyndhurst/Landerhaven office submarket of the Cleveland office market, which, as of the third quarter of 2017, contained a total inventory of 2.5 million square feet, reported a vacancy rate of 5.6% and reported an average asking rental rate of $20.12 per square foot.

Metropolitan Plaza

Built in 2000 and situated on a 15.6-acre site, the Metropolitan Plaza Property consists of one, six-story building totaling 163,105 square feet (32.7% of net rentable area) located in Highland Hills, Ohio, approximately 10.7 miles southeast of Cleveland. Since 2014, approximately 42,808 square feet (26.2% of property net rentable area) of new or renewal leases have been executed at the Metropolitan Plaza Property. As of May 22, 2017, the Metropolitan Plaza Property was 99.8% leased to 12 tenants.

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The 2016 estimated population within a three- and five-mile radius was 80,755, and 243,108, respectively, while the 2016 estimated average household income within the same radii was $79,117 and $71,661, respectively. According to a third party research report, the Metropolitan Plaza property is located in the Chagrin Corridor office submarket of the Cleveland office market, which, as of the third quarter of 2017, contained a total inventory of 6.1 million square feet, reported a vacancy rate of 5.9% and reported an average asking rental rate of $20.12 per square foot.

The following table presents certain information relating to the tenancy at the Cleveland East Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Progressive Insurance	A/A2/A	114,448	22.9%	$11.80(3)	$1,350,316(3)	15.7%	1/31/2023(4)(5)
Victoria Fire & Casualty Co.	NR/A1/NR	86,183(6)	17.3%	$20.83	$1,795,515	20.9%	9/30/2020(7)(8)
Park Place Technologies, LLC	NR/NR/NR	51,356	10.3%	$21.91	$1,125,060	13.1%	Various(9)(10)
ONX USA LLC	NR/NR/NR	23,464	4.7%	$22.50	$527,940	6.2%	3/31/2019(11)
COVERMYMEDS LLC	NR/NR/NR	20,896	4.2%	$21.50	$449,264	5.2%	1/31/2026(12)
Total Major Tenants		296,347	59.3%	$17.71	$5,248,095	61.2%

Non-Major Tenants		153,374	30.7%	$21.74	$3,333,757	38.8%

Occupied Collateral Total		449,721	90.0%	$19.08	$8,581,852	100.0%

Vacant Space		49,733(13)	10.0%

Collateral Total		499,454	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2018 totaling $78,522.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent represents the tenant’s average rent over the remaining lease term. The tenant’s current in-place annual base rent is $1,287,540 or $11.25 per square foot.

(4)	Progressive Insurance has two, three-year lease renewal options.

(5)	Progressive Insurance may terminate its lease on 38,486 square feet of its space on January 31, 2021 or January 31, 2022 with nine months’ written notice and payment of a termination fee equal to three months’ base rent and unamortized tenant improvements and leasing commissions (prorated for the 38,486 square feet only).

(6)	Victoria Fire & Casualty Co. is not utilizing approximately 10,200 square feet of its space.

(7)	Victoria Fire & Casualty Co. has one, five-year lease renewal option.

(8)	Victoria Fire & Casualty Co. may terminate its lease on 1,791 square feet of its space at any time upon providing 30 days’ written notice.

(9)	Park Place Technologies, LLC may terminate its lease with written notice, provided the tenant leases a minimum of 52,000 square feet within the Landerbrook Corporate Center Property. The tenant may also reduce its space by 6,155 square feet prior to November 31, 2019 with written notice, provided the tenant leases a minimum of 6,155 square feet within the Landerbrook Corporate Center Property.

(10)	Park Place Technologies, LLC has multiple leases that expire as follows: 4,156 square feet expiring December 31, 2017 and 47,200 square feet expiring November 30, 2022. Park Place Technologies, LLC lease has one, five-year lease renewal option for the 47,200 square feet expiring November 30, 2022.

(11)	ONX USA LLC has two, five-year lease renewal options.

(12)	COVERMYMEDS LLC has one, five-year lease renewal option.

(13)	Vacant space includes 7,750 square feet (1.6% of net rentable area) associated with one tenant that is dark but currently still paying rent. This tenant was underwritten as vacant.

A-3-126

CLEVELAND EAST OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cleveland East Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	5	20,830	4.2%	20,830	4.2%	$466,773	5.4%	$22.41
2018	6	25,443	5.1%	46,273	9.3%	$521,222	6.1%	$20.49
2019	5	40,360	8.1%	86,633	17.3%	$919,909	10.7%	$22.79
2020	4	96,894	19.4%	183,527	36.7%	$2,047,526	23.9%	$21.13
2021	4	37,473	7.5%	221,000	44.2%	$803,477	9.4%	$21.44
2022	4	55,601	11.1%	276,601	55.4%	$1,217,058	14.2%	$21.89
2023	4	141,272	28.3%	417,873	83.7%	$1,938,568	22.6%	$13.72
2024	1	10,952	2.2%	428,825	85.9%	$218,054	2.5%	$19.91
2025	0	0	0.0%	428,825	85.9%	$0	0.0%	$0.00
2026	2	20,896	4.2%	449,721	90.0%	$449,264	5.2%	$21.50
2027	0	0	0.0%	449,721	90.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	449,721	90.0%	$0	0.0%	$0.00
Vacant(4)	0	49,733	10.0%	499,454	100.0%	$0	0.0%	$0.00
Total/Weighted Average(5)	35	499,454	100.0%			$8,581,852	100.0%	$19.08

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration of date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant space includes 7,750 square feet (1.6% of net rentable area) associated with one tenant that is dark but currently still paying rent. This tenant was underwritten as vacant.

(5)	The Cleveland East Office Portfolio Properties are occupied by 27 tenants subject to 35 leases.

The following table presents historical occupancy percentages at the Cleveland East Office Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	4/30/2017(1)	5/22/2017(2)(3)
77.4%	86.5%	90.8%	91.6%	90.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Occupancy does not include 7,750 square feet (1.6% of net rentable area) associated with one tenant that is dark but currently still paying rent and is required to pay rent through the term of their lease (February 29, 2020). This tenant was underwritten as vacant. Occupancy including this tenant is 91.6%.

A-3-127

CLEVELAND EAST OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cleveland East Office Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,762,142	$7,605,396	$8,408,624	$8,551,513	$8,581,852(1)	88.3%	$17.18
Grossed Up Vacant Space	0	0	0	0	1,118,342	11.5	2.24
Total Reimbursables	1,167,559	942,628	1,417,220	1,211,969	1,162,567	12.0	2.33
Other Income	116,002	156,210	147,843	149,229	149,229	1.5	0.30
Rent Abatement	(428,762)	(1,371,734)	(1,149,542)	(967,891)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	(2,690)	(2,690)	(1,294,029)(2)	(13.3)	(2.59)
Effective Gross Income	$7,616,941	$7,332,501	$8,821,455	$8,942,130	$9,717,961	100.0%	$19.46

Total Operating Expenses	$4,597,362	$4,455,714	$4,564,755	$4,780,644	$4,851,848	49.9	$9.71

Net Operating Income	$3,019,578	$2,876,786(3)	$4,256,701(3)	$4,161,486(4)	$4,866,113(4)	50.1%	$9.74

TI/LC	0	0	0	0	499,454	5.1	1.00
Capital Expenditures	0	0	0	0	74,918	0.8	0.15
Net Cash Flow	$3,019,578	$2,876,786	$4,256,701	$4,161,486	$4,291,741	44.2%	$8.59

NOI DSCR(5)	1.09x	1.04x	1.54x	1.50x	1.75x
NCF DSCR(5)	1.09x	1.04x	1.54x	1.50x	1.55x
NOI DY(5)	7.2%	6.8%	10.1%	9.9%	11.6%
NCF DY(5)	7.2%	6.8%	10.1%	9.9%	10.2%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2018 totaling $78,522 and straight-line rent through the lease term of Progressive Insurance, an investment-grade tenant.

(2)	The underwritten economic vacancy is 11.9%. The Cleveland East Office Portfolio Properties were 90.0% physically occupied as of May 22, 2017.

(3)	The increase in Net Operating Income from 2015 to 2016 is primarily due to new and renewal leases totaling 74,143 square feet (14.8% of net rentable area) commencing between October 2015 and June 2016 as well as expiring abated rent periods from new and renewal leases signed in 2014 and 2015.

(4)	The increase in Net Operating Income from TTM 4/30/2017 to U/W is primarily due to abated rent periods associated with 141,819 square feet (28.4% of the net rentable area) of new and renewal leases that have expired.

(5)	The debt service coverage ratios and debt yields are based on the Cleveland East Office Portfolio Whole Loan.

The following table presents certain information relating to comparable retail properties to the Landerbrook Corporate Center Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Paragon Center I Mayfield Heights, OH	1988/NAV	53,676	100.0%	0.7 miles	Confidential	Dec 2016/ 5 Yrs	3,945	$19.95	NNN
Monarch Centre Mayfield Heights, OH	1988/NAV	88,000	80.0%	0.1 miles	Confidential	Sept 2016/ 5 Yrs	5,709	$22.50	MG
Landerbrook Office Park I Mayfield Heights, OH	1991/NAV	90,659	96.0%	0.2 miles	Confidential	Oct 2016/ 5 Yrs	2,448	$21.50	MG
Landerbrook Place Mayfield Heights, OH	1988/NAV	77,580	100.0%	0.1 miles	Confidential	Oct 2016/ 3 Yrs	1,718	$22.95	FSG
Landerbrook Place Mayfield Heights, OH	1988/NAV	77,580	100.0%	0.1 miles	Allied Dermatology	Aug 2016/ 11 Yrs	972	$24.41	MG

(1)	Information obtained from the appraisal.

A-3-128

CLEVELAND EAST OFFICE PORTFOLIO

The following table presents certain information relating to comparable retail properties to the Metropolitan Plaza Property

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Brulant Center Beachwood, OH	1978	96,006	92.2%	1.4 miles	Confidential	Oct 2016/ 5 Yrs	5,600	$20.00	FSG
Signature Square II Beachwood, OH	1989	82,000	90.8%	1.3 miles	Shimadzu	Aug 2016/ 3 Yrs	2,298	$22.50	MG
Executive Commons I Pepper Pike, OH	1971	36,880	89.8%	2.6 miles	Supreme Lending	May 2015/ 5 Yrs	508	$20.50	MG
Enterprise Place Beachwood, OH	1985	132,000	95.7%	1.7 miles	Aligned Health Center	Jan 2017/ 7 Yrs	2,175	$22.50	MG
Pepper Pike Place, Pepper Pike, OH	1980	72,000	97.7%	2.9 miles	Harvey Kotler Inc	Nov 2016/ 3 Yrs	829	$23.00	FSG

(1)	Information obtained from the appraisal.

A-3-129

No. 15 – Crowne Plaza Dallas

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$27,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$27,000,000			Location:	Dallas, TX
% of Initial Pool Balance:	2.4%			Size:	292 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$92,466
Borrower Name:	TOG Hotels Downtown Dallas LLC			Year Built/Renovated:	1969/2016
Sponsor:	Terry D. Tognazzini			Title Vesting:	Fee
Mortgage Rate:	4.660%			Property Manager:	Self-managed
Note Date:	June 19, 2017			4th Most Recent Occupancy (As of):	64.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	71.9% (12/31/2014)
Maturity Date:	July 4, 2027			2nd Most Recent Occupancy (As of):	79.6% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	78.9% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	78.8% (4/30/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,937,402 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,522,337 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,607,960 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$3,966,748 (TTM 4/30/2017)
Additional Debt Type:	NAP			U/W Revenues:	$13,158,749
				U/W Expenses:	$9,242,238
				U/W NOI:	$3,916,511
				U/W NCF:	$3,390,161
Escrows and Reserves:				U/W NOI DSCR:	2.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.03x
Taxes	$355,894	$50,842	NAP	U/W NOI Debt Yield:	14.5%
Insurance	$80,232	$26,744	NAP	U/W NCF Debt Yield:	12.6%
Replacement Reserves	$0	$43,863	NAP	As-If Complete Appraised Value(3):	$45,100,000
Deferred Maintenance	$122,000	$0	NAP	As-If Complete Appraisal Valuation Date(3):	March 21, 2017
PIP Reserve(1)	$4,765,255	Springing	NAP	Cut-off Date LTV Ratio(3):	59.9%
Seasonality Reserve(2)	$184,597	Springing	$184,597	LTV Ratio at Maturity or ARD(3):	52.6%

(1)	An upfront PIP Reserve of $4,765,255 for the Crowne Plaza Dallas Property was collected at closing for the proposed capital improvements required by the franchisor (“PIP Work”). In addition to this initial deposit, should any additional PIP Work be required by the franchisor, the borrower must deposit (within 30 days of receipt of notice from the franchisor) an amount equal to 115% of the estimated costs to complete such additional PIP Work, as reasonably determined by lender.
(2)	The Seasonality Reserve funds may be used for any monthly debt service payments occurring in June, July and August of each year if and only to the extent there is insufficient cash flow from the Crowne Plaza Dallas Property to make the monthly payments required; however, each disbursement can be no greater than $23,075. Any funds drawn down from the Seasonality Reserve will be replenished during the high season of February to June and October to December at a monthly amount equal to the lesser of $23,075 and the amount required for the Seasonality Reserve to be equal to the $184,597 cap. The cap may be adjusted annually by the lender based on the training 12-month operations to an amount that would result in a debt service coverage ratio of 1.25x for any shortfall months. If the monthly Seasonality Reserve is not sufficient to cover debt service shortfalls in any given month, the borrower will be required to deposit the difference.
(3)	The As-If Complete Appraised Value represents the value expected following the completion of renovations at the Crowne Plaza Dallas Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $38,900,000 are 69.4% and 61.0%, respectively.

The Crowne Plaza Dallas mortgage loan is evidenced by a first mortgage encumbering the fee interest in a 292-room full service hotel located in downtown Dallas, Texas (the “Crowne Plaza Dallas Property”). The Crowne Plaza Dallas Property was constructed in 1969, renovated in 2016 and is situated on a 0.7-acre site. The Crowne Plaza Dallas Property consists of 159 standard double full-size guestrooms, 83 standard king guestrooms, 30 two-bedroom suites, 16 double queen guestrooms and 4 king suites. Guestroom amenities include high definition television and complimentary high-speed WiFi. Amenities at the Crowne Plaza Dallas Property include a fitness center, business center, laundry service, valet parking, rooftop swimming pool, and 30,000 square feet of meeting space across 22 rooms, including the Dallas Grand Ballroom at 8,735 square feet accommodating up to 900 people. The Crowne Plaza Dallas Property also features Thrive Restaurant and Bar (“Thrive”) and Illume Nightclub. Thrive, which was recently renovated in September 2016 at approximately $500,000, offers a for-purchase breakfast and lunch buffet daily, as well as dinner offerings and room service. In total, approximately $1.9 million has been spent in capital expenditure upgrades at the Crowne Plaza Dallas Property over the past five years, which included renovations to the fitness center, Ilume Nightclub and Thrive as well as elevator maintenance and modernization of common areas.

The Crowne Plaza Dallas Property comprises a 480-space parking garage, resulting in a parking ratio of 1.6 spaces per guestroom. According to the appraisal, the market segmentation at the Crowne Plaza Dallas Property is 40% commercial, 35% meeting & group

A-3-130

CROWNE PLAZA DALLAS

and 25% leisure. The franchise agreement with Holiday Hospitality Franchising, LLC was recently extended and expires in October 2039. As part of the franchise extension, a property improvement plan (“PIP”) was required. A PIP reserve of approximately $4.8 million was escrowed at closing and is expected to be completed within approximately two years of loan closing.

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff	$18,482,643	68.5%
			Reserves	5,507,978	20.4
			Closing costs	739,801	2.7
			Return of equity	2,269,578	8.4
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Crowne Plaza Dallas			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 4/30/2017	63.5%	$138.65	$88.09	79.1%	$114.42	$90.47	124.5%	82.5%	102.7%
TTM 4/30/2016	63.9%	$135.07	$86.36	77.5%	$115.68	$89.60	121.1%	85.6%	103.7%
TTM 4/30/2015	66.4%	$124.53	$82.69	76.4%	$107.45	$82.10	115.1%	86.3%	99.3%

(1)	Information obtained from a third party hospitality report dated May 17, 2017. The competitive set includes the following hotels: Crowne Plaza Dallas Market Center, Doubletree Dallas Market Center, Autograph Collection the Adolphus, Hotel Indigo Dallas Downtown, Magnolia Dallas Downtown, Aloft Hotel Dallas Downtown.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crowne Plaza Dallas Property:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	71.9%	79.6%	78.9%	78.8%	78.8%
ADR	$108.72	$112.30	$113.98	$113.86	$113.86
RevPAR	$78.20	$89.38	$89.88	$89.68	$89.68

Room Revenue	$8,378,637	$9,450,913	$9,619,518	$9,602,063	$9,602,063	73.0%	$32,884
F&B Revenue	2,757,951	2,428,661	2,083,751	2,373,393	2,373,393	18.0	8,128
Other Revenue	1,498,513	1,507,041	1,227,228	1,183,293	1,183,293	9.0	4,052
Total Revenue	$12,635,101	$13,386,614	$12,930,498	$13,158,749	$13,158,749	100.0%	$45,064

Total Department Expenses	4,461,737	4,524,988	4,123,717	4,025,953	4,025,953	30.6	13,788
Gross Operating Profit	$8,173,364	$8,861,626	$8,806,780	$9,132,796	$9,132,796	69.4%	$31,277

Total Undistributed Expenses	4,423,497	4,432,246	4,295,372	4,286,794	4,286,794	32.6	14,681
Profit Before Fixed Charges	$3,749,867	$4,429,380	$4,511,408	$4,846,002	$4,846,002	36.8%	$16,596

Total Fixed Charges	812,465	907,043	903,449	879,254	929,491	7.1	3,183

Net Operating Income	$2,937,402	$3,522,337	$3,607,960	$3,966,748	$3,916,511	29.8%	$13,413
FF&E	0	0	0	0	526,350	4.0	1,803
Net Cash Flow	$2,937,402	$3,522,337	$3,607,960	$3,966,748	3,390,161	25.8%	11,610

NOI DSCR	1.76x	2.11x	2.16x	2.37x	2.34x
NCF DSCR	1.76x	2.11x	2.16x	2.37x	2.03x
NOI DY	10.9%	13.0%	13.4%	14.7%	14.5%
NCF DY	10.9%	13.0%	13.4%	14.7%	12.6%

A-3-131

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations
Reviewer/Operating Advisor

Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	LNR Partners, Inc.	Trimont Real Estate Advisors, LLC

301 South College St	Three Wells Fargo, MAC D1050-084	1601 Washington Avenue	One Alliance Center
Charlotte, NC 28288-0166	401 S. Tryon Street, 8th Floor	Suite 700	3500 Lenox Road, Suite G1
	Charlotte, NC 28202	Miami Beach, FL 33139	Atlanta, GA 30326

Contact: ream_investorrelations@wellsfargo.com	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: www.lnrpartners.com	Contact: Operatingadvisor@trimontrea.com
Phone Number: (704) 374-6161		Phone Number: (305) 695-5600

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Trimont Real Estate Advisors, LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Trimont Real Estate	0.00
Net Prepayment Interest Shortfall	0.00		Advisors, LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property“ stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2017-C39 Commercial Mortgage Pass-Through Certificates Series 2017-C39	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/15/17
Corporate Trust Services		Record Date:	8/31/17
8480 Stagecoach Circle		Determination Date:	9/11/17
Frederick, MD 21701-4747

Supplemental Reporting

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2017-C39,

Commercial Mortgage Pass-Through Certificates, Series 2017-C39

Operating Advisor: Trimont Real Estate Advisors, LLC

Special Servicer: LNR Partners, LLC

Directing Certificateholder: B-Piece Income USA LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations)

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan.

The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.
3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Intentionally Omitted.

2.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such

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enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.       Intentionally Omitted.

6.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or

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materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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9.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

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13.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

16.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer.

17.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the

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equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

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The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

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21.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale

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after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by the Mortgagor in accordance with the Mortgage Loan Documents.

26.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary

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bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

29.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

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No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common

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stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the

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collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

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(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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37.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.       Intentionally Omitted.

40.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an

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update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.       Intentionally Omitted.

45.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage

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Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Barclays Bank PLC	Argentic Real Estate Finance LLC	Natixis Real Estate Capital LLC	Basis Real Estate Capital II, LLC

First Stamford Place (Loan No.16)	225 and 233 Park Avenue South (Loan No. 1) Long Island Prime Portfolio – Uniondale (Loan No. 4)	Columbia Park Shopping Center (Loan No. 5) Crowne Plaza JFK (Loan No. 19)	245 Park Avenue (Loan No. 6)	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Barclays Bank PLC	Argentic Real Estate Finance LLC	Natixis Real Estate Capital LLC	Basis Real Estate Capital II, LLC

N/A	225 and 233 Park Avenue South (Loan No. 1) Starwood Capital Group Hotel Portfolio (Loan No. 10)	Crowne Plaza JFK (Loan No. 19)	181 Second Avenue (Loan No. 17)	N/A

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS(1)

Wells Fargo Bank, National Association	Barclays Bank PLC	Argentic Real Estate Finance LLC	Natixis Real Estate Capital LLC	Basis Real Estate Capital II, LLC

Hampton Inn – Oregon, OH (Loan No. 33) Fairfield Inn & Suites Toledo (43)	N/A	N/A	N/A	White Flint – ExtraSpace Self Storage (Loan No. 28) Millersville – ExtraSpace Self Storage (Loan No. 37) Landover – ExtraSpace Self Storage (Loan No. 57)

(1) All of the Mortgage Loans identified under the name of a particular mortgage loan seller have affiliated borrowers.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Lincolnshire Commons (Loan No. 9)	Northshore University Health System has Right of First Offer (ROFO) to purchase its leased premises and, if included within the potential sale, the parking lot serving the leased premises, if landlord offers to sell the leased premises separately from the shopping center. The ROFO does not apply to any foreclosure or deed in lieu of foreclosure.
(8) Permitted Liens; Title Insurance	Lotte Plaza (Loan No. 35)	The mortgaged property is subject to use restrictions arising from environmental remediation activities. The Phase I environmental site assessment (ESA) identified a controlled recognized environmental condition (CREC) related to a former onsite dry cleaners that involved documented subsurface vapor and groundwater contamination. The property was enrolled in the Maryland Department of the Environment’s (MDE’s) Voluntary Cleanup Program in 2010. A sub-slab depressurization system was installed at the property and MDE subsequently issued a conditional certificate of completion for all remedial work. The MDE conditions include, among other things, property use restrictions (Tier 2B – restricted commercial and Tier 3B – restricted industrial), no groundwater use beneath the site, semi-annual testing of the existing sub-slab depressurization system, the installation of a sub-slab depressurization system in connection with any new building construction at the property and 5 days’ prior notice to the MDE of any property transfers.
(8) Permitted Liens; Title Insurance	Fairfield Inn & Suites Toledo North (Loan No. 43)	Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	Walgreens – Clearwater (Loan No. 55)	Walgreen Co. (single tenant) has Right of First Refusal (ROFR) to purchase its related property if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however,

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the ROFR does not apply to foreclosure or deed in lieu thereof.
(15) Actions Concerning Mortgage Loan	Lakeside Shopping Center (Loan No. 3)	(i) Feil Family Litigation. The loan guarantor (Jeffrey J. Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and trusts and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. (ii) Housing Discrimination Action. Mr. Feil is one of several named defendants is a housing discrimination action arising out of an affiliate’s operation of a senior housing facility in Hempstead, New York. The plaintiff filed the action with the State of New York Supreme Court following an investigation and “no probable cause” determination by the New York Division of Human Rights on November 30, 2016. The case is open and awaiting court rulings on pending motions by the parties.
(15) Actions Concerning Mortgage Loan	Campbell Station – TN (Loan No. 42)	Guarantor (John E. Young) is named defendant in civil action brought by former business partner alleging breach of fiduciary duty in connection with distribution of settlement proceeds. If adversely adjudicated, the defendant estimates maximum economic exposure at $1,050,000. The action is currently being defended on Mr. Young’s behalf by his D & O liability insurer. A trial date is possible in late 2017. Mr. Young’s stated net worth is in excess of such estimated exposure.
(18) Insurance	Lakeside Shopping Center (Loan No. 3)	(i) Leased Fees. Various pad site tenants (Cheesecake Factory, Fleming’s, Macy’s, Red Lobster and Whitney Bank) are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. (ii) Insurance Syndicate. (ii) Insurance Syndicate. The loan documents requires all carriers to have a financial strength of “A” or better from S&P and “A2” or better by Moody’s to the extent Moody’s rates the insurance companies; provided that required insurance may be provided by an insurance syndicate subject to certain conditions, including: (A) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with minimum S & P claims paying ability rating of “A” and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies; and (B) the remaining 40% (if five or more) or 25% (if four or fewer) shall be provided by carriers with minimum S & P financial strength rating of “BBB” and “Baa2” by Moody’s (or A.M. Best’s “A:VIII” if not Moody’s –rated).

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	First Stamford Place (Loan No. 16)	The Mortgaged Property is security for five senior pari passu loans aggregating $164,000,000. (i) Property Insurance Deductible. Loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible. (ii) Insurance Syndicate for $200 Million Primary Layer. Insurable replacement value at loan origination was $261.6 million. The loan documents requires all carriers in the primary $200 million layer of coverage to have minimum S&P claims paying ability rating of “A” or better and “A:X” or better by Best’s and permits required insurance to be provided by a syndicate subject to certain conditions, including: (A) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with minimum S & P claims paying ability rating of “A” and (B) the remaining 40% (if five or more) or 25% (if four or fewer) shall be provided by carriers with minimum S & P financial strength rating of “BBB”. Surplus Lines Insurance Company (A XV rating by Best’s) permitted provided rating is not withdrawn or downgraded and at renewal the carrier is replaced with a carrier meeting rating requirements. Variation: Insurers in secondary layers of coverage are subject to Lender’s approval, and must be financially sound and authorized to do business in the situs state.
(18) Insurance	Campbell Station – TN (Loan No. 42)	Aldi, Inc. parcel is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Walgreens – Clearwater (Loan No. 55)	Borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant has provided notice of its election to self-insure. During the loan term the tenant has no rent abatement or termination remedies and has the affirmative obligation to rebuild following casualty. In the event of a casualty, the tenant controls the disbursement of available casualty proceeds.
(26) Local Law Compliance	National Self Storage – ELP 9 (Loan No. 64)	The mortgaged property is a self-storage facility consisting of eight buildings that is deemed to be a zoning violation as to front setbacks (46.19 feet existing v. 60 feet required- affects a portion of 3 buildings), rear setback (5 feet existing v. 15 feet required –

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

affects 1 building) and parking (10 spaces existing v. 52 spaces required). Although certificates of occupancy were issued at the time of construction in 2003, the city no longer has documentation pertaining to the approved construction plans, and deems the property to be nonconforming. The loan documents (i) require the borrower to pursue curative zoning measures in the event of an enforcement action or threshold casualty limiting full rebuild; and (ii) provide for springing recourse to the borrower and guarantor for a pay-down of the loan to achieve a 60% LTV and 1.45x DSCR in such event.
(27) Licenses and Permits	211 Mount Airy Road (Loan No. 2)	The property has been issued a temporary certificate of occupancy. The loan documents include a borrower covenant to diligently pursue (or cause the tenant to pursue) issuance of a permanent certificate of occupancy. In addition, a reserve for tenant improvements and leasing commissions was required in the amount of $2,243,437 covering remaining work, among other things. The single tenant (Daiichi Sankyo, Inc.) has submitted its final draw request tenant improvement reimbursements for approximately $2.2 million, which is to be released upon issuance of the final certificate of occupancy. Daiichi Sankyo, Inc. is in occupancy of the leased premises other than parts of the first floor of one of the three buildings comprising the mortgaged property.
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 2,3, 9, 12, 15, 16, 26, 33, 35, 42, 43, 45, 49, 50, 52, 55 and 64)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser violations of the triggering actions or events related to the borrower’s inadvertent failure to provide adequate notice or provide timely or complete information otherwise required by the loan documents.
(28) Recourse Obligations	University Center Chicago (Loan No. 12)	The Mortgaged Property is security for pari passu loans aggregating $120,600,000. The loan documents do not require a recourse carve-out guarantor. Only the SPE borrower (University Center Property LLC) is liable for customary carve-outs. No minimum net worth/liquidity required. The Cut-Off Date LTV Ratio is 59.3%. The loan documents require hard/in-place cash management. A Phase I environmental site assessment was obtained in connection with loan origination that indicates no REC’s, controlled REC’s or historical REC’s requiring action.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 2,3, 9, 12, 15, 16, 26, 33, 35, 42, 43, 45, 49, 50, 52, 55 and 64)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(31) Acts of Terrorism Exclusion	Lakeside Shopping Center (Loan No. 3)	The loan documents provide that if TRIPPA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 150% of the cost of the then-current property and rent loss coverage required by the loan documents.
(33) Single Purpose Entity	Lotte Plaza (Loan No. 35)	The borrower is a recycled SPE that previously owned property other than the mortgaged property. The borrower previously owned retail outparcel used as a restaurant adjacent to the mortgaged property. A Phase I environmental site assessment was obtained with respect to such prior owned property that indicated no recognized environmental conditions. The loan documents provide for personal liability to borrower and guarantors for losses related to prior owned property.
(33) Single Purpose Entity	Walgreens – Clearwater (Loan No. 55)	The borrower is a recycled SPE that previously owned property other than the mortgaged property. The borrower previously owned two other properties located in VA and FL. A Phase I environmental site assessment was obtained with respect to such prior owned properties that indicated no recognized environmental conditions. The loan documents provide for personal liability to borrower and guarantor for losses related to prior owned property.
(43) Environmental Conditions	Lakeside Shopping Center (Loan No. 3)	Based on the Phase I environmental site assessment (ESA) and related loan seller review other information, certain elevated environmental matters were deemed to be recognized environmental conditions identified, as follows: (i) with respect to two Texaco automotive service stations that operated on-site from the 1960’s until the 1980’s, underground storage tank removal and testing data records are unavailable, and subsurface impacts to soil, soil-gas and groundwater are questionable; and (ii) with respect to a former Western Auto facility that operated on-site from 1980 to 1997, correspondence with the Louisiana Department of Environmental Quality concerning site investigation and a closure plan is not definitive. The Phase I ESA consultant provided an opinion of probable cost of $200,000 - $300,000, and a reasonable worst case estimate of $400,000, for estimated remediation if required, including the removal of any UST’s and mitigating related soil or groundwater impacts. For the Western Auto facility, no incremental remediation cost was included because of the site’s proximity to the former Texaco sites. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limits of liability and $5,000,000 per claim (a $2,000,000 sublimit being set-aside for the subject property) from Illinois Union Insurance Company with a term expiring June 18, 2022 (the loan matures August 1, 2027) and having a $25,000 deductible. Illinois Union Insurance Company is rated “AA” by S & P. The lender and its successors will be an additional named insured to the environmental insurance policy. In addition, the loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional 5–year term in 2022, and for an additional 3 year term in 2027. The loan documents further provide that the borrower and guarantor are personally liable for losses

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

related to such environmental matters. The guarantor’s stated net worth is in excess of the loan amount.
(43) Environmental Conditions	National Self Storage – ELP 9 (Loan No. 64)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $2,147,855 group lender environmental collateral protection and liability-type environmental insurance policy with $2,147,855 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of AA-.

D-2-6

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Del Amo Fashion Center (Loan No. 13)	Tenant (Charles Schwab) has a Right of First Offer (“ROFO”) to purchase its premises if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 10)	The developer of the Holiday Inn Express & Suites Terrell Mortgaged Property maintains an option to repurchase the Mortgaged Property in the event that the covenants, conditions and restrictions of that certain declaration and agreement between the developer and the Mortgagor are violated. In the event the developer exercises such repurchase right, the Mortgagor must promptly cause the Mortgaged Property to be released from the lien of the security instrument in accordance with the terms of the Mortgage Loan documents, including, without limitation, payment of the applicable release price and the applicable yield maintenance premium if such release occurs prior to the permitted prepayment date. The Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses incurred in connection with the exercise by the developer of such repurchase right.
(8) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 10)	With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Borrower’s interest in the franchise agreement, an ownership interest in the Borrower or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio (Loan No. 18)	The tenant at the One Ally Center Mortgaged Property has a right of first refusal to purchase the Mortgaged Property at any time during the term of the lease. If the Mortgagor receives a bona fide offer from a third party to purchase the Mortgaged Property which the Mortgagor desires to accept, the Mortgagor will give notice to the tenant describing the terms of the offer and the tenant has 18 days to exercise its purchase right. If exercised, the tenant must purchase the Mortgaged Property on the terms set forth in the third party offer within 60 days after the date of the tenant’s acceptance of the offer. The tenant’s right of first refusal does not apply in connection with a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio (Loan No. 18)	The tenant at the Northside Forsyth Hospital Medical Center Mortgaged Property has a right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer to sell the Mortgaged

D-2-7

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Property to a third party not affiliated with the Mortgagor, the tenant or the guarantor, which the Mortgagor desires to accept. Tenant must exercise such right to purchase within 20 days of receipt of notice of such offer. Tenant’s right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio (Loan No. 18)	If the Mortgagor decides to sell the NASA/JPSS Headquarters Mortgaged Property, the Mortgagor is required to notify the tenant of its intent to sell the Mortgaged Property and the terms of such sale prior to soliciting offers for the sale of such Mortgaged Property. The tenant may accept such offer within 10 days after such notice is given, with purchase of the Mortgaged Property to be completed within 60 days after the tenant accepts such offer. Such right of first offer is not applicable to the grant of any security, any mortgage, any sale of the Mortgaged Property after the foreclosure of any mortgage or deed in lieu of foreclosure of any mortgage.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio (Loan No. 18)	The tenant at the Buckler Apartments Mortgaged Property has a right of first offer and a right of first refusal with respect to the Mortgaged Property. If at any time during the term of the lease, the Mortgagor desires to sell the Mortgaged Property, the Mortgagor must, prior to soliciting offers for the sale of the Mortgaged Property, provide notice to the tenant of its intent to sell and the terms of its offer. Tenant will have 10 business days from receipt of such notice to accept the offer, and 60 calendar days from the date of acceptance to complete the sale of the Mortgaged Property. If the Mortgagor receives an offer for the purchase of 50% or more of the Mortgaged Property which the Mortgagor wishes to accept, the Mortgagor will notify the tenant with the terms of such offer and tenant will have 10 calendar days from the date of notice to accept such offer. Tenant’s right of first offer and right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title Insurance	Hilltop Plaza (Loan No. 11)	The tenant Walgreens has an exclusive right to negotiate a contract of sale with the Mortgagor for the Mortgaged Property subject to the Walgreen’s ground lease in the event the Mortgagor decides to offer the leased premises to a third party as a single asset, separate and apart from the shopping center. The tenant entered into a subordination agreement subordinating the lien of the lease to the lien of the Mortgage.

D-2-8

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens; Title Insurance	500 South Gravers Road (Loan No. 46)	Tenant (IKEA North America Services, LLC) has a Right of First Offer (“ROFO”) to purchase its premises if borrower receives an offer to purchase the premises from a bona fide third party offeror. The ROFO does not apply to foreclosure or deed in lieu thereof.
(18) Insurance	Del Amo Fashion Center (Loan No. 13)

The Mortgage Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

The Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as defined the related Mortgage Loan documents), $17.5 million.

Nordstrom (#2 tenant) parcel is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18) Insurance	225 & 233 Park Avenue South (Loan No. 1)	The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
(18) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 10)

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Mortgage Loan amount for the applicable individual Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

If the Mortgagors elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage and 100% of the primary layer of coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining insurers are required to have a claims paying ability rating of “BBB” or better by S&P. The Mortgagors may maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the

D-2-9

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

syndicate provided that (1) the Mortgagors are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagors are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(18) Insurance	Long Island Prime Portfolio – Uniondale (Loan No. 4)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having (1) a rating of “A” or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is 7.5% of the applicable Mortgaged Property’s allocated loan amount.

(18) Insurance	iStar Leased Fee Portfolio (Loan No. 18)

The Mortgage Loan documents require “all risk” property insurance coverage in an amount equal to the “Full Replacement Cost,” which means the actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation, subject to a loss limit of $150,000,000 per occurrence.

Any insurance policies provided in accordance with the Mortgage Loan documents may not be materially changed (other than to increase the coverage thereby), terminated or cancelled without at least 30 days’ prior written notice to the Mortgagee.

The Mortgage Loan documents permit the Mortgagor to maintain policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Mortgagor has received Mortgagee’s prior written consent thereto and the Mortgagee has received a

D-2-10

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

rating agency confirmation with respect to any such Non-Conforming Policy.
(18) Insurance	iStar Leased Fee Portfolio (Loan No. 18)	The Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Doubletree Seattle Airport, Hilton Salt Lake, Doubletree Mission Valley, Doubletree Durango and Doubletree Sonoma Mortgaged Properties. In the event no leasehold mortgage is in place at such Mortgaged Property and so long as a tenant maintains property insurance coverage that (1) satisfies the requirements under the related leased fee lease with respect to such Mortgaged Property and (2) satisfies the insurance requirements under the Mortgage Loan documents (except that a $500,000 property and terrorism deductible under the master program maintained by Hilton Worldwide Holdings Inc. is permitted under the Mortgage Loan documents), the tenant’s property insurance will serve as the primary insurance and the Mortgagor may, but is not required to, maintain property insurance insuring the improvements at the Mortgaged Property.
(18) Insurance	iStar Leased Fee Portfolio (Loan No. 18)	The Mortgage Loan is secured by the Mortgagor’s leased fee interest in The Buckler Apartments Mortgaged Property. The Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. A “Leased Fee Lease Termination Period” means the period beginning when any leased fee lease either (i) is terminated, cancelled or otherwise ceases to remain in full force and effect as to any portion of the Mortgaged Property, and/or (ii) title to and/or possession of all or any of the leasehold or subleasehold, as applicable, interest created by the leased fee lease (including any improvements owned by the tenant thereunder) has been returned or otherwise acquired by the Mortgagor. Such Leased Fee Lease Termination Period will end upon the Mortgagor’s entrance into, and the commencement of the tenant paying unabated rent under a triple net leased fee lease entered into in accordance with the terms and conditions set forth in the Mortgage Loan documents and for which no free rent, tenant improvements, tenant allowances or leasing commissions are owed by the Mortgagor to such tenant.
(18) Insurance	iStar Leased Fee Portfolio (Loan No. 18)	The Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Northside Forsyth Hospital Medical Center, One Ally Center, Dallas Market Center: Marriott Courtyard, Dallas Market Center: Sheraton Suites, NASA/JPSS Headquarters and Lock-Up Self-Storage Facility Mortgaged Property. The Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased

D-2-11

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. With respect to clause (b) in this paragraph, if the tenant does not maintain the insurance required by the leased fee lease as of the origination date, the Mortgagor will only be required to purchase property insurance coverage at the individual Mortgaged Property in which the Mortgagor has an insurable interest and can purchase such commercial property insurance coverage at commercially reasonable rates.
(18) Insurance	Hilltop Plaza (Loan No. 11)

The Mortgage Loan documents require business interruption or rental loss insurance for a period of not less than 18 months or the date the restoration is completed, whichever first occurs.

The Mortgage Loan documents permit the Mortgagor to maintain policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Mortgagor has received Mortgagee’s prior written consent thereto and the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

(18) Insurance	York Shopping Center (Loan No. 21)	The Mortgagor is not required to obtain all risk, boiler and machinery, flood and earthquake insurance coverages on the portion of the Mortgaged Property occupied by the largest tenant, Wal-Mart, to the extent: (i) the Wal-Mart lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Wal-Mart lease, (iii) the Wal-Mart tenant or the lease guarantor remains fully liable for the obligations and liabilities under the Wal-Mart lease and maintains a rating from S&P of at least “BBB”, (iv) the Wal-Mart tenant is obligated per the terms of the Wal-Mart lease to provide to the Mortgagor all insurance proceeds, self-insurance proceeds and deductible amounts under the Wal-Mart tenant’s policies in the event of a casualty, (v) the Wal-Mart tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Wal-Mart lease, (vi) at all times, the Wal-Mart tenant insurance policies or self-insurance program include coverage for terrorism consistent with the coverage required herein, (vii) the Wal-Mart tenant names the Mortgagee as mortgagee on the policies, and (viii) the Mortgagor has provided to the Mortgagee, evidence satisfactory to the Mortgagee that the Wal-Mart tenant maintains in full force and effect the insurance described in clauses (v) through (viii) above. To the extent any such requirements are not satisfied, the Mortgagor is required to promptly procure and

D-2-12

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

maintain, at its sole cost and expense, either (x) “primary” insurance coverage in the event that the Wal-Mart tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in each case as shall be necessary to bring the insurance for the Mortgaged Property into full compliance with the Mortgage Loan documents. The Mortgagor currently maintains insurance for the Mortgaged Property, including the Wal-Mart leased premises, pursuant to the terms of the Mortgage Loan documents.
(18) Insurance	Hampton Inn & Suites Nashville Airport (Loan No. 27)

The Mortgage Loan documents permit a property insurance deductible of up to $50,000. The in-place property insurance deductible is $5,000.

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original principal balance of the Mortgage Loan rather than 5% of the then outstanding principal balance of the Mortgage Loan.

(28) Recourse	Del Amo Fashion Center (Loan No. 13)	The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The aggregate LTV at origination was 53.2%.
(28) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 10)

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Mortgage Loan documents are capped at 20% of the Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the other Mortgage Loan documents.

The indemnification obligations of the Mortgagors and guarantor under the related environmental indemnity will cease and terminate (a) with respect to the Mortgaged Properties at any time after the second anniversary of repayment in full of the Whole Loan, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any individual Mortgaged Property that is released from the lien of the applicable security instrument in accordance with the terms of the Mortgage Loan documents, at any time after the second anniversary of the effective date of such prepayment, provided that the lender is provided with an updated environmental report of the Mortgaged Properties (or, in the case of a release, the related individual Mortgaged Property) indicating to lender’s reasonable satisfaction that there are no hazardous substances located on, in, above or under such Mortgaged Property(ies) in violation of any applicable environmental laws.

D-2-13

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste results from lender’s failure or refusal to allow the Mortgagor to use net cash flow for such purpose.

(28) Recourse Obligations	Long Island Prime Portfolio – Uniondale (Loan No. 4)

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste is due to the insufficiency of cashflows from the Mortgaged Property to prevent or remediate such waste or the lender not permitting the use of sufficient cash flow from the Mortgaged Property to prevent or remediate such waste.

The Mortgagor provided lender with an environmental insurance policy in lieu of an environmental recourse carveout. In the event the Mortgagor fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

(28) Recourse Obligations	iStar Leased Fee Portfolio (Loan No. 18)	The Mortgage Loan is full recourse to the Mortgagor and the guarantor for voluntary transfers of any material portion of any individual Mortgaged Property in the portfolio or any voluntary act that causes a change (directly or indirectly) in the ownership of any Mortgagor and/or any general partner (if the Mortgagor is a partnership) or member (if the Mortgagor is a limited liability company) to the extent such ownership change required Mortgagee’s consent under the Mortgage Loan documents.
(28) Recourse Obligations	225 & 233 Park Avenue South (Loan No. 1)	The Mortgage Loan is full recourse to a guarantor which is a natural person that has assets other than equity in the related Mortgaged Property that are not de minimis only with respect to (i) a Transfer by the Mortgagor of ownership of all or any material portion of the real property comprising part of the Mortgaged Property, (ii) a sale, assignment, pledge or other encumbrance by Mortgagor of the rents and (iii) bankruptcy related carveouts. All recourses for losses are recourse to another entity guarantor that does not have significant assets other than equity in the related Mortgaged Property.
(28) Recourse Obligations	Hilltop Plaza (Loan No. 11)	The mortgage loan is recourse to the borrower and guarantor for losses due to material physical waste of the mortgaged property, but only to the extent that such waste is not caused by the insufficiency of funds available to the borrower from the mortgaged property to prevent such waste.
(29) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 10)

The Mortgagors are permitted to release individual Mortgaged Properties from the lien of the related security instruments upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes, without limitation, payment of the Release Price (as defined below) and the yield maintenance premium, if applicable.

D-2-14

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

“Release Price” means the following amount: (i) if less than $57,727,000 has been prepaid, then 105% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (ii) if less than $86,590,500 has been prepaid, then 110% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (iii) if less than $115,454,000 has been prepaid, then 115% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released and (iv) (A) after $115,454,000 has been prepaid or (B) notwithstanding anything to the contrary, if such individual Mortgaged Property(ies) being released are to be conveyed to an affiliate of the Mortgagors, their single purpose entity principal(s), any operating lessees or the guarantor, then the “Release Price” means in each case 120% of the allocated Whole Loan amount of each such Mortgaged Property(ies) being released.

If the release of any Mortgaged Property causes the aggregate prepaid original Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” for such Mortgaged Property is required to equal the sum of (x) the portion of the allocated Whole Loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the applicable percentage set forth in such clause and (y) the portion of the allocated Whole Loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage above.

(33) Single-Purpose Entity	225 & 233 Park Avenue South (Loan No. 1); Long Island Prime Portfolio – Uniondale (Loan No. 4); Starwood Capital Group Hotel Portfolio (Loan No. 10); Del Amo Fashion Center (Loan No. 13); iStar Leased Fee Portfolio (Loan No. 18); Hampton Inn & Suites Nashville Airport (Loan No. 27); Baytown Self Storage (Loan No. 58)	The Mortgagor is a recycled single purpose entity that has never owned other property. There are no exceptions to the standard “backward” representations.
(33) Single-Purpose Entity	York Shopping Center (Loan No. 21)

The Mortgagor is a recycled single purpose entity that has never owned other property with the exception of a parcel adjacent to the Mortgaged Property, which was conveyed to Wal-Mart Stores, Inc. in November 2002.  The Mortgage Loan documents provide for recourse to the Mortgagor and the guarantor for any losses incurred in connection with the prior ownership of such other property.

(36) Ground Leases	Del Amo Fashion Center (Loan No. 13)	The Mortgaged Property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears (currently the lessee and sub-ground lessor of the

D-2-15

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

parcel).  The sub-ground lease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal.  The borrower has paid rent for the sub- ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the Mortgagor and Sears. Variations: (A) – (L). A Short Form Lease memorializing the sublease was recorded in 1980, however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

(36) Ground Leases	Starwood Capital Group Hotel Portfolio (Loan No. 10)

With respect to the Hilton Garden Inn Edison Raritan Center Mortgaged Property:

(G) The ground lease is silent, however, under the ground lease estoppel, (i) the cure periods available to lender shall not begin until either the cure period available to the Tenant expires or the date on which lender receives its copy of the default notice, whichever is later, and (ii) the ground lessor agrees not to terminate the ground lease without having first given to lender notice and opportunity to cure defaults.

(L) If the ground lease is rejected or otherwise terminated in connection with a tenant bankruptcy, the lender is entitled to a new ground lease upon satisfaction of customary conditions (i.e., notice, cure defaults), and the new lease will be on the same terms and conditions and priority of the ground lease as of the date of such rejection or termination. As to any other termination of the ground lease, the lender is not entitled to a new lease but is provided notice and cure rights.

(36) Ground Leases	iStar Leased Fee Portfolio (Loan No. 18)

With respect to The Doubletree Seattle Mortgaged Property:

(C) The ground lease on a portion of the Mortgaged Property expires on January 31, 2044, which is less than 20 years from the stated maturity date of the Mortgage Loan.

(36) Ground Leases	Long Island Prime Portfolio – Uniondale (Loan No. 4)

The Mortgagor, as ground lessee, is party to a ground lease for each Mortgaged Property with The County of Nassau, a municipal corporation of the State of New York, as ground lessor.

(G) Terminations are ineffective against Mortgagee if no notice is given to the Mortgagee. With respect to defaults, Lessor is required to give the Mortgagee written notice for any defaults. With respect to defaults due to (i) the failure to pay rent and (ii) the failure to perform any other covenant or condition of the applicable Ground Lease on the part of the lessee, such default will not occur until the expiration of the applicable grace period, which commences from the date lessor gives Mortgagee notice of such default. With respect to a lessee bankruptcy event, such event will not constitute a default so long as the tenant or

D-2-16

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgagee makes all payments of rent required to be paid pursuant to the Ground Lease and otherwise complies with all of the other terms of the Ground Lease.
(43) Environmental Considerations	Del Amo Fashion Center (Loan No. 13)	The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. An environmental indemnity was provided by Simon Property Group, L.P.; however, its liability for all non-recourse carve-out obligations is capped at $117 million. The aggregate loan amount is $585 million ($375.8 million senior loan and $125.7 million subordinate loan).

D-2-17

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	Columbia Park Shopping Center (Loan No. 5)	The Mortgage Loan is evidenced by a $50,000,000 A-1 Note. The Mortgaged Property is also security for the pari passu A-2 Note, which had an original principal balance of $12,700,000.
(2) Whole Loan; Ownership of Mortgage Loans	Yeshiva University Portfolio (Loan No. 8)	The Mortgage Loan is evidenced by a $45,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 Note, A-3 Note and A-4 Note, which had an aggregate original principal balance of $95,000,000.

(2) Whole Loan; Ownership of Mortgage Loans	Cleveland East Office Portfolio (Loan No. 14)	The Mortgage Loan is evidenced by a $30,000,000 A-1 Note. The Mortgaged Property is also security for the pari passu A-2 Note, which had an original principal balance of $12,000,000.
(2) Whole Loan; Ownership of Mortgage Loans	Crowne Plaza JFK (Loan No. 19)	The Mortgage Loan is evidenced by a $20,250,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 Note, which had an original principal balance of $20,250,000.
(8) Permitted Liens; Title Insurance	Yeshiva University Portfolio (Loan No. 8)	The 215 Lexington Avenue Mortgaged Property is an 8-story condominium unit within a 21-story office building that contains an additional condominium unit that is not collateral for the Mortgage Loan. Each of the two condominium owners (one of which is the Mortgagor) has a right of first offer (“ROFO”) to purchase the other condominium unit. Pursuant to the Mortgage Loan documents, the ROFO does not apply in connection with foreclosure or deed-in-lieu of foreclosure. Pursuant to the related condominium association documents, the ROFO does not apply in connection with (i) a sale to an affiliate of the unit owner or (ii) the transfer of the unit to a permitted mortgagee or its designee.

(8) Permitted Liens; Title Insurance	Jackson Crossing (Loan No. 20)

Tenant McDonald’s USA, LLC has a right of first refusal (“ROFR”) to lease or purchase, as applicable, its premises if the Mortgagor receives an offer from a bona fide third party offeror to lease or purchase such premises. The tenant’s ROFR does not apply in the event that the sale of the premises is included as part of the sale of the entire Mortgaged Property.

Tenant Rite Aid of New Jersey, Inc. (“Rite Aid”) has a ROFR to purchase its premises if the Mortgagor receives an offer from a bona fide third party offeror to purchase such premises. Rite Aid’s ROFR does not apply in connection with (i) a foreclosure or deed-in lieu of foreclosure, (ii) any transfer of the leased premises to any governmental or quasi-governmental agency with power of condemnation or (iii) any transfer of the leased premises to any affiliate of the Mortgagor. In the Mortgage Loan documents, the Mortgagor covenanted to obtain within six months of the origination date of the Mortgage Loan (a) an amendment to the related lease whereby Rite Aid agrees that the ROFR does not apply to a transfer of the entire Mortgaged Property or (b) evidence

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reasonably satisfactory to the lender that the Mortgaged Property has been subdivided into at least two separate legal lots, one of which consists solely of Rite Aid’s premises.
(8) Permitted Liens; Title Insurance	Fairfield Inn & Suites - Huntsville (Loan No. 54)	The related franchisor has a ROFR to purchase the Mortgaged Property in the event of (i) a proposed transfer of the Mortgaged Property to a competitor of such franchisor or (ii) a proposed transfer of an ownership interest in the related franchisee or any controlling affiliate of such franchisee to a competitor of the related franchisor.

(9) Junior Liens	Columbia Park Shopping Center (Loan No. 5)	The Mortgaged Property is also security for an $8,000,000 mezzanine loan held by Argentic Real Estate Investment LLC.
(9) Junior Liens	Crowne Plaza JFK (Loan No. 19)	The Mortgaged Property is also security for a $4,300,000 mezzanine loan held by Argentic Real Estate Investment LLC.
(15) Actions Concerning Mortgage Loan	Bennett Street Design District (Loan No. 38)	The Mortgagor is a defendant in pending litigation. The plaintiff, a former tenant at the Mortgaged Property, alleges unlawful eviction and claims that the Mortgagor barred the plaintiff from removing certain furniture, fixtures and equipment (“FF&E”) from the Mortgaged Property. Summary judgment was granted in favor of the Mortgagor, but the related appeals court reversed the judgment with respect to the FF&E claim. The case is currently pending and the value of the FF&E in question is reportedly valued at approximately $100,000.

(18) Insurance	FedEx - Akron (Loan No. 62)	The Mortgage Loan documents permit the Mortgagor to rely upon the insurance of self-insurance maintained by FedEx, the sole tenant the Mortgaged Property, provided such insurance meets the requirements in the Mortgage Loan documents and, among other conditions, (i) no event of default has occurred and is continuing under the related lease and (ii) FedEx maintains a credit rating of at least “BBB-” from S&P.

(18) Insurance	AllState Self Storage (Loan No. 63)	The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of $250,000, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

(19) Access; Utilities; Separate Tax Lots	Yeshiva University Portfolio (Loan No. 8)	The Mortgagor is party to a certain revocable consent agreement with the New York City Department of Transportation and the Department of Information, Technology and Telecommunications (collectively, the

D-2-19

“NYC Departments”) dated April 21, 2009 (the “Revocable Consent Agreement”), which provides the 2520 Amsterdam Avenue property with access to certain utility services. The Revocable Consent Agreement is revocable at any time by the NYC Departments. The Mortgage Loan documents require the Mortgagor, prior to the expiration of the Revocable Consent Agreement, to (i) petition for a renewal of such Revocable Consent Agreement or (ii) take such steps in the ordinary course of business to provide the necessary utilities for the operation of the 2520 Amsterdam Avenue property and ensure that such utility services are not interrupted due to the expiration of the Revocable Consent Agreement. The related title policy provides affirmative coverage over the Revocable Consent Agreement.
(26) Local Law Compliance	Yeshiva University Portfolio (Loan No. 8)

In the Mortgage Loan documents, the Mortgagor acknowledged that there is currently no temporary or permanent certificate of occupancy in effect for the 215 Lexington, 253 Lexington, 2495 Amsterdam and 2520 Amsterdam properties. Pursuant to the Mortgage Loan documents, within 180 days of origination of the Mortgage Loan (the “C/O Cure Period”), the Mortgagor is required to (i) cause a valid temporary or permanent certificate of occupancy to be issued for each of the 253 Lexington, 2495 Amsterdam and 2520 Amsterdam properties and, to the extent any floors at the 215 Lexington property are used for classrooms, obtain an updated valid temporary or permanent certificate of occupancy permitting such classroom use on such floors and deliver copies of such new temporary or permanent certificates of occupancy to the lender, (ii) cause a “Letter of No Objection” to be issued by the New York City Department of Buildings with respect to occupancy or (iii) deliver to the lender a memorandum with respect to the applicable property from a code consultant or land use counsel (in either case as reasonably acceptable to the lender), setting forth such person’s determination that such property complies with all applicable legal requirements without the need to obtain any new or different certificate of occupancy. If, notwithstanding the Mortgagor’s good faith and commercially reasonable diligent compliance with the obligations detailed above, the Mortgagor is not able to complete such obligations within the C/O Cure Period, the C/O Cure Period will be extended for such time as is necessary for the Mortgagor, with the exercise of commercially reasonable diligence, to complete such obligations.

(27) Licenses and Permits	Yeshiva University Portfolio (Loan No. 8)

Pursuant to the Mortgage Loan documents, if any floors at the 215 Lexington property are used for classrooms, the Mortgagor is required to (i) obtain an updated valid temporary or permanent certificate of occupancy permitting such classroom use on such floors and deliver copies of such new temporary or permanent certificate of occupancy to the lender, (ii) cause a “Letter of No Objection” to be issued by the New York City Department of Buildings with respect to occupancy or (iii) deliver to the lender a memorandum with respect to the 215 Lexington property from a code consultant or land use counsel (in either case as reasonably acceptable to the lender), setting forth

D-2-20

such person’s determination that the 215 Lexington complies with all applicable legal requirements without the need to obtain any new or different certificate of occupancy.
(28) Recourse Obligations	Sable Point Apartments (Loan No. 31); Hampton Inn & Suites – Minooka (Loan No. 40)	With respect to clause (b)(v), the Mortgage Loan documents provide that recourse for material physical waste is not applicable to the extent the waste results solely from the failure to provide services or repairs or to take other actions regarding the Mortgaged Property where the Mortgagor lacks available and necessary funds from the Mortgaged Property’s operations to do so.

(32) Due on Sale or Encumbrance	Crowne Plaza JFK (Loan No. 19)

The Mortgage Loan documents permit the Mortgagor, if such Mortgagor repays the mezzanine loan that exists on the Closing Date in accordance with the terms and conditions of the Mortgage Loan documents, to obtain an approved mezzanine loan that, among other requirements, (i) will be in an amount that when added to the Mortgage Loan will result in LTV of no more than 74%, (ii) is secured only by collateral which is not collateral for the Mortgage Loan, (iii) creates no obligations or liabilities on the part of the Mortgagor, (iv) has a term that is coterminous with the term of the Mortgage Loan, (v) will only be provided if the DSCR on the Mortgage Loan and the proposed mezzanine loan is no less than 1.25:1.00, (vi) will be in an amount that when added to then outstanding principal balance of the Mortgage Loan will result in a debt yield of no less than 9.60%, (vii) is otherwise on terms and conditions and subject to documentation acceptable each applicable Rating Agency and reasonably acceptable to and agreed to by the lender and (viii) the lender has received a Rating Comfort Letter from each applicable Rating Agency.

(33) Single-Purpose Entity	Yeshiva University Portfolio (Loan No. 8)

Pursuant to the Mortgage Loan documents, the Mortgagor’s assets may be included in a consolidated financial statement of its affiliates provided that (i) appropriate disclosure is made in the footnotes to such consolidated financial statements to indicate the separateness of the Mortgagor and such affiliates and to indicate the Mortgagor’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other person and (ii) such assets are listed on the Mortgagor’s own separate balance sheet in the Mortgagor’s financial statements.

(43) Environmental Conditions	Columbia Park Shopping Center (Loan No. 5)	The Phase I environmental site assessment obtained at loan origination identified the following: The New Jersey Department of Environmental Protection (“NJDEP”) approved a remedial action workplan for the Mortgaged Property in 1998 which stipulated the use of engineering and institutional controls at the Mortgaged Property to prevent contact with an underlying contaminated fill. NJDEP subsequently moved the Mortgaged Property into a revised program requiring initial and ongoing site inspections and imposing additional reporting requirements. The

D-2-21

Mortgagor is currently not in compliance with such requirements. Pursuant to an environmental side letter, the Mortgagor is required to take specific steps to bring the Mortgaged Property into compliance with such requirements. The Mortgage Loan Documents require the Mortgagor to deposit $175,000 into a repair account specifically allocable to the completion of the required environmental repairs and the payment of fees, costs and expenses associated with monitoring such repairs. The lender is named as an additional insured on the Mortgagor’s $5,000,000 environmental insurance policy. The guarantor fully guarantees the Mortgagor’s payment and performance of the environmental repairs discussed above.

D-2-22

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	245 Park Avenue (Loan No. 6)	There are three mezzanine loans, each held by a third party investor: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine loans were co-originated by JPMorgan Chase Bank, National Association, NREC, Société Générale, Deutsche Bank AG, New York Branch and Barclays. In connection with the mezzanine loans, holders of the 245 Park Avenue Whole Loan and the mezzanine lenders have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(15) Actions Concerning Mortgage Loan	Marble Hall Gardens (Loan No. 34)	The prior owner of the Mortgaged Property is subject to an investigation (and the Mortgaged Property is referenced in such litigation) concerning allegations that the prior owner required tenants at the Mortgaged Property to pay illegal fees, improperly withheld security deposits, earned interest, and overpayments, illegally evicted tenants, misapplied rent payments and failed to maintain apartment complexes in habitable condition.
(18) Insurance	245 Park Avenue (Loan No. 6)	If the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan. The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.
(18) Insurance	Two Independence Square (Loan No. 7)	The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or the equivalent thereof) by S&P and “A2” or better by

D-2-23

Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company.
(26) Local Law Compliance	Marble Hall Gardens (Loan No. 34)	The use of the Mortgaged Property as a multifamily property is a pre-existing legal non-conforming use, as a multifamily use is not a permitted use under the current zoning laws. In the event of a casualty to the Mortgaged Property (and unless reconstruction is required by law), the structure may be rebuilt to its existing use provided that a building permit is obtained and the work is diligently pursued to completion.
(28) Recourse Obligations	All Natixis Mortgage Loans, except for 245 Park Avenue (Loan Nos. 7, 17, 29, 34, 39, 41 and 60)	The Mortgage Loan documents do not contain provisions providing for recourse for losses and damages sustained by reason of the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan or the Mortgagor’s misappropriation of insurance proceeds or condemnation awards or security deposits.
(28) Recourse Obligations	245 Park Avenue (Loan No. 6)	The carve-out for misapplication, misappropriation or conversion of insurance proceeds, condemnation awards or rents during the continuance of an event of default only includes misapplication of such amounts to the extent the misapplication remains uncured. The carve-out for transfers in violation of the Mortgage Loan documents excludes de minimis transfers of personal property in the ordinary course of business.
(28) Recourse Obligations	Two Independence Square (Loan No. 7)	There is no guarantor with respect to the Mortgage Loan.
(28) Recourse Obligations	Cactus Plaza (Loan No. 39)	To the extent waste results from the Mortgagor’s failure to make repairs or replacements or failure to pay operating expenses due to insufficient cash flow and the Mortgagor offers a deed in lieu, then the Mortgagor is only responsible for losses that occur 60 days after delivery of the deed in lieu notice.

D-2-24

Basis Real Estate Capital II, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	CVS - Williston (Loan No. 53)	The sole tenant, CVS, has a right of first refusal to purchase the Mortgaged Property during any renewal terms (if applicable) in the event of a proposed transfer of the Mortgaged Property. The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title Insurance	River City Plaza (Loan No. 22)	The second largest tenant, Best Buy, has a right of first refusal to purchase its leased premises in the event its leased premises are (i) subdivided into a separate parcel and (ii) subject to a proposed sale. In addition, a smaller tenant, Brinker Oklahoma, Inc., has a right of first refusal to purchase its leased premises in the event of a proposed sale of its leased premises or the entire Mortgaged Property. Pursuant to the related subordination, non-disturbance and attornment agreements, each right of first refusal is subordinate to the Mortgage Loan documents. In addition, the Mortgage Loan documents prohibit any such subdivision or transfer of the Mortgaged Property, except in accordance with standard defeasance and due on sale provisions.
(18) Insurance	CVS – Williston (Loan No. 53)

The Mortgage Loan documents permit the Mortgagor to rely upon the insurance or self-insurance (other than for terrorism or flood coverage) maintained by CVS, the sole tenant at the Mortgaged Property, provided such insurance meets the requirements in the Mortgage Loan documents and, among other conditions, (i) no event of default has occurred and is continuing under the related lease and (ii) CVS maintains or the related lease guarantor maintains a credit rating of at least “BBB-“ from S&P (or the equivalent rating by another rating agency satisfactory to the lender).

In addition, the related lease governs the application of insurance proceeds following a property loss. Pursuant to the lease, CVS is required to restore the Mortgaged Property unless the related structure is damaged or destroyed at or in excess of 25% of its replacement cost during the last two years of the then-current term.

(18) Insurance	All Basis Mortgage Loans (Loan Nos. 22, 24, 28, 36, 37, 53, 56, 57 and 61)	The insurance companies are required to have claims paying ability/financial strength rating of “A” (or its equivalent) or better by at least two rating agencies (S&P and Moody’s), or if only one rating agency is rating the securities, then only by such rating agency.
(28) Recourse	CVS-Williston (Loan No. 53)	With respect to clauses (a)(i) and (a)(ii), the Mortgage Loan documents only become full recourse to the Mortgagor and guarantor if (i) the Mortgaged Property or any portion thereof becomes an asset in a voluntary bankruptcy or insolvency proceeding commenced by the Mortgagor, (ii) the Mortgagor commences a voluntary bankruptcy or other insolvency proceeding or (iii) the Mortgagor, guarantor or any agency thereof has acted in concert with, colluded, or conspired with

D-2-25

any party to cause the filing of any involuntary bankruptcy or other involuntary proceeding.
(28) Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 22, 24, 28, 36, 37, 53, 56, 57 and 61)	The Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.
(33) Single-Purpose Entity	Village Shopping Center (Loan No. 24)	The Mortgagor is a recycled SPE that previously owned certain adjacent parcels that were transferred prior to the origination of the Mortgage Loan.
(42) Organization of Mortgagor	White Flint – ExtraSpace Self Storage (Loan No. 28); Millersville – ExtraSpace Self Storage (Loan No. 37); Landover – ExtraSpace Self Storage (Loan No. 57)	The Mortgagors are affiliated entities.

D-2-26

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2017	44,790,000.00
October 2017	44,790,000.00
November 2017	44,790,000.00
December 2017	44,790,000.00
January 2018	44,790,000.00
February 2018	44,790,000.00
March 2018	44,790,000.00
April 2018	44,790,000.00
May 2018	44,790,000.00
June 2018	44,790,000.00
July 2018	44,790,000.00
August 2018	44,790,000.00
September 2018	44,790,000.00
October 2018	44,790,000.00
November 2018	44,790,000.00
December 2018	44,790,000.00
January 2019	44,790,000.00
February 2019	44,790,000.00
March 2019	44,790,000.00
April 2019	44,790,000.00
May 2019	44,790,000.00
June 2019	44,790,000.00
July 2019	44,790,000.00
August 2019	44,790,000.00
September 2019	44,790,000.00
October 2019	44,790,000.00
November 2019	44,790,000.00
December 2019	44,790,000.00
January 2020	44,790,000.00
February 2020	44,790,000.00
March 2020	44,790,000.00
April 2020	44,790,000.00
May 2020	44,790,000.00
June 2020	44,790,000.00
July 2020	44,790,000.00
August 2020	44,790,000.00
September 2020	44,790,000.00
October 2020	44,790,000.00
November 2020	44,790,000.00
December 2020	44,790,000.00
January 2021	44,790,000.00
February 2021	44,790,000.00
March 2021	44,790,000.00
April 2021	44,790,000.00
May 2021	44,790,000.00
June 2021	44,790,000.00
July 2021	44,790,000.00
August 2021	44,790,000.00
September 2021	44,790,000.00
October 2021	44,790,000.00
November 2021	44,790,000.00
December 2021	44,790,000.00
January 2022	44,790,000.00
February 2022	44,790,000.00
March 2022	44,790,000.00
April 2022	44,790,000.00
May 2022	44,790,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
June 2022	44,790,000.00
July 2022	44,789,318.33
August 2022	44,125,673.78
September 2022	43,376,474.93
October 2022	42,557,154.64
November 2022	41,801,517.90
December 2022	40,975,941.65
January 2023	40,213,814.54
February 2023	39,448,559.40
March 2023	38,480,582.97
April 2023	37,708,211.28
May 2023	36,866,372.93
June 2023	36,087,374.39
July 2023	35,239,096.42
August 2023	34,453,416.98
September 2023	33,664,512.08
October 2023	32,806,607.65
November 2023	32,010,941.05
December 2023	31,146,465.97
January 2024	30,343,982.51
February 2024	29,538,204.07
March 2024	28,598,688.70
April 2024	27,785,742.47
May 2024	26,904,475.98
June 2024	26,084,571.93
July 2024	25,195,727.05
August 2024	24,378,252.05
September 2024	23,557,421.76
October 2024	22,669,412.04
November 2024	21,841,566.96
December 2024	20,946,740.65
January 2025	20,111,823.57
February 2025	19,273,479.06
March 2025	18,241,964.07
April 2025	17,395,941.57
May 2025	16,483,451.44
June 2025	15,630,208.66
July 2025	14,710,702.25
August 2025	13,850,180.29
September 2025	12,986,124.95
October 2025	12,056,111.48
November 2025	11,184,688.75
December 2025	10,247,516.04
January 2026	9,368,665.81
February 2026	8,486,206.35
March 2026	7,414,680.75
April 2026	6,524,195.21
May 2026	5,568,498.28
June 2026	4,670,429.68
July 2026	3,707,363.93
August 2026	2,801,650.37
September 2026	1,892,216.42
October 2026	918,106.41
November 2026	934.74
December 2026 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	59
Description of the Mortgage Pool	146
Transaction Parties	255
Credit Risk Retention	315
Description of the Certificates	325
Description of the Mortgage Loan Purchase Agreements	366
Pooling And Servicing Agreement	376
Certain Legal Aspects of Mortgage Loans	499
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	517
Pending Legal Proceedings Involving Transaction Parties	519
Use of Proceeds	520
Yield and Maturity Considerations	520
Material Federal Income Tax Considerations	533
Certain State and Local Tax Considerations	547
Method of Distribution (Underwriter)	547
Incorporation of Certain Information by Reference	550
Where You Can Find More Information	551
Financial Information	551
Certain ERISA Considerations	551
Legal Investment	556
Legal Matters	557
Ratings	557
Index of Defined Terms	560

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$996,894,000
(Approximate)

WELLS FARGO
COMMERCIAL MORTGAGE
SECURITIES, INC.
Depositor

WELLS FARGO
COMMERCIAL MORTGAGE
TRUST 2017-C39
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2017-C39

Class A-1	$27,816,000
Class A-2	$80,706,000
Class A-3	$4,389,000
Class A-SB	$44,790,000
Class A-4	$305,000,000
Class A-5	$330,283,000
Class A-S	$106,203,000
Class X-A	$792,984,000
Class X-B	$222,942,000
Class B	$50,978,000
Class C	$46,729,000

PROSPECTUS

Wells Fargo Securities
Co-Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Manager

Natixis Securities Americas LLC
Co-Manager

August      , 2017